Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-130755

Supplement dated March 14, 2008 to the Prospectus Supplement
(to accompany Prospectus dated March 5, 2008)

$1,975,680,000 (Approximate)
Banc of America Commercial Mortgage Inc.

Depositor

Bank of America, National Association

Sponsor and Master Servicer

Commercial Mortgage Loan Trust 2008-LS1

Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2008-LS1

This is a supplement to the prospectus supplement dated March 5, 2008 and the accompanying prospectus dated March 5, 2008, relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2008-LS1.

The following sentence is hereby added after the tenth sentence of the paragraph entitled ‘‘Certain Relationships and Affiliations’’ on page S-14 of the Prospectus Supplement and such sentence also replaces the first sentence of the last paragraph on page S-111 of the Prospectus Supplement:

Lincoln Road Capital Holdings, LLC, a limited liability company that is owned by affiliates of the Special Servicer and the Sponsor, is expected to acquire an interest in one or more of the Classes of Certificates, to be the initial majority holder of the Controlling Class and to appoint LNR Securities Holdings, LLC, an affiliate of the Special Servicer, as the initial Directing Certificateholder.

Banc of America Securities LLC

Lehman Brothers

Prospectus Supplement (to accompany Prospectus dated March 5, 2008)

$1,975,680,000 (Approximate)
Banc of America Commercial Mortgage Inc.
Depositor
Bank of America, National Association
Sponsor and Master Servicer
Commercial Mortgage Loan Trust 2008-LS1
Issuing Entity
Commercial Mortgage Pass-Through Certificates, Series 2008-LS1

Consider carefully the risk factors beginning on page S-31 in this prospectus supplement and page 14 in the accompanying prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

The certificates will represent interests only in the issuing entity and will not represent interests in or obligations of the depositor, Bank of America, National Association, or any of their affiliates, including Bank of America Corporation.

The Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2008-LS1 will consist of the following classes:

•	senior certificates consisting of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A and Class XW Certificates;

•	junior certificates consisting of the Class A-SM, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates;

•	the Class V Certificates representing the right to receive payments of excess interest received with respect to the mortgage loans with an anticipated repayment date; and

•	the residual certificates consisting of the Class R-I and Class R-II Certificates.
Only the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M and Class A-J Certificates are offered hereby.
Distributions on the offered certificates will occur monthly, commencing in April of 2008, as and to the extent of available funds as described in this prospectus supplement. The mortgage loans constitute the sole source of repayment on the certificates.
The trust’s assets will consist primarily of 238 mortgage loans and other property described in this prospectus supplement and the accompanying prospectus. The mortgage loans are secured by first liens on commercial, multifamily and manufactured housing properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.
The only credit support for any class of offered certificates will be provided by the subordination of the class(es), if any, that have a lower payment priority.

Certain characteristics of the offered certificates include:

Class	Certificate Balance as of Delivery Date(1)	Approximate Initial Pass-Through Rate as of Delivery Date	Anticipated Ratings Moody’s/S&P(2)	Assumed Final Distribution Date(3)	Rated Final Distribution Date(3)
Class A-1(4)	$28,873,000	5.9350%	Aaa/AAA	May 10, 2012	December 10, 2049
Class A-2(4)	$76,020,000	6.2207%(6)	Aaa/AAA	September 10, 2012	December 10, 2049
Class A-3(4)	$75,846,000	6.2207%(6)	Aaa/AAA	March 10, 2017	December 10, 2049
Class A-4A(4)	$134,000,000	6.2207%(6)	Aaa/AAA	June 10, 2017	December 10, 2049
Class A-4B(4)	$806,996,000	6.2207%(6)	Aaa/AAA	September 10, 2017	December 10, 2049
Class A-4BF(4)	$20,000,000	5.5500%	Aaa/AAA	September 10, 2017	December 10, 2049
Class A-1A(4)	$429,430,000	6.2207%(6)	Aaa/AAA	September 10, 2017	December 10, 2049
Class A-SM	$70,350,000	6.2207%(6)	Aaa/AAA	September 10, 2017	December 10, 2049
Class A-M	$234,502,000	6.2207%(6)	Aaa/AAA	October 10, 2017	December 10, 2049
Class A-J	$99,663,000	6.2207%(6)	Aaa/AAA	October 10, 2017	December 10, 2049
(Footnotes to table start on page S-10)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these offered securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

With respect to the offered certificates, Banc of America Securities LLC is acting as lead manager and sole bookrunner. Banc of America Securities LLC and Lehman Brothers Inc. will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about March 18, 2008. Banc of America Commercial Mortgage Inc. expects to receive from this offering approximately 91.31% of the initial principal amount of the offered certificates, plus accrued interest from March 1, 2008 before deducting expenses payable by Banc of America Commercial Mortgage Inc.

Banc of America Securities LLC

Lehman Brothers

March 5, 2008

Commercial Mortgage Pass-Through Certificates, Series 2008-LS1

Geographic Overview of Mortgage Pool

Washington
4 properties
$21,050,000
0.9% of total
Utah
4 properties
$40,632,233
1.7% of total
Kansas
1 property
$8,225,333
0.4% of total
Missouri
2 properties
$34,000,000
1.4% of total
Minnesota
8 properties
$57,573,220
2.5% of total
Wisconsin
7 properties
$23,944,000
1.0% of total
Illinois
17 properties
$254,311,155
10.8% of total
Indiana
5 properties
$24,460,129
1.0% of total
Pennsylvania
6 properties
$55,358,845
2.4% of total
New Hampshire
14 properties
$26,482,667
1.1% of total
Maine
1 property
$3,228,848
0.1% of total
Michigan
7 properties
$44,589,455
1.9% of total
New York
7 properties
$26,468,113
1.1% of total
Massachusetts
8 properties
$53,699,000
2.3% of total
Oregon
4 properties
$19,291,114
0.8% of total
Ohio
8 properties
$86,450,958
3.7% of total
Connecticut
2 properties
$10,085,000
0.4% of total
New Jersey
1 property
$1,200,000
0.1% of total
Nevada
4 properties
$36,525,000
1.6% of total
Maryland
5 properties
$88,230,000
3.8% of total
Delaware
1 property
$29,280,000
1.2% of total
California
33 properties
$253,082,350
10.8% of total
West Virginia
3 properties
$6,126,556
0.3% of total
Virginia
18 properties
$361,416,278
15.4% of total
North Carolina
25 properties
$130,872,732
5.6% of total
Arizona
8 properties
$136,915,000
5.8% of total
Colorado
3 properties
$6,950,000
0.3% of total
Georgia
12 properties
$78,406,165
3.3% of total
South Carolina
8 properties
$29,125,262
1.2% of total
Oklahoma
6 properties
$11,195,000
0.5% of total
Texas
16 properties
$89,868,122
3.8% of total
Arkansas
2 properties
$5,125,000
0.2% of total
Mississippi
4 properties
$40,667,771
1.7% of total
Alabama
1 property
$5,422,820
0.2% of total
Florida
22 properties
$92,751,504
4.0% of total
Louisiana
5 properties
$47,393,603
2.0% of total
Tennessee
10 properties
$90,821,489
3.9% of total
Kentucky
3 properties
$13,800,000
0.6% of total
Self Storage 1.3%
Mixed Use 1.7%
Manufactured Housing 2.4%
Other 0.6%
Industrial 5.2%
Hotel 10.1%
Office 46.0%
Retail 16.2%
Multifamily 16.5%
<1.0% of Initial Pool Balance
1.0% – 5.0% of Initial Pool Balance
5.1% – 10.0% of Initial Pool Balance
>10.0% of Initial Pool Balance

Percentages rounded to one decimal place.

Note regarding pie chart and map on opposite page: numbers may not total to 100% due to rounding.

For more information

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC’s Public Reference Room at the following location:

•	SEC Public Reference Section 100 F Street, N.E. Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

See also the sections captioned ‘‘Available Information’’ and ‘‘Incorporation of Certain Information by Reference’’ appearing at the end of the accompanying prospectus.

The file number of the registration statement to which this prospectus supplement relates is 333-130755.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	S-7
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS	S-7
EUROPEAN ECONOMIC AREA	S-9
UNITED KINGDOM	S-9
NOTICE TO UNITED KINGDOM INVESTORS	S-9
EXECUTIVE SUMMARY	S-10
SUMMARY OF PROSPECTUS SUPPLEMENT	S-13
RISK FACTORS	S-31
Risks Related to the Certificates	S-31
Your Lack of Control Over the Trust Fund Can Create Risk	S-31
Transaction Party Roles and Relationships Create Potential Conflicts of Interest	S-31
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in a Particular Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	S-33
Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield	S-34
The Borrower’s Form of Entity May Cause Special Risks	S-35
Subordination of Certain Classes of Certificates May Result in a Loss to Holders of Those Certificates	S-36
Subordination of Subordinate Certificates Increases Risk of Loss	S-36
Modeling Assumptions Are Unlikely to Match Actual Experience	S-37
Decrement and Sensitivity Tables Are Based Upon Assumptions and Models	S-37
Book-Entry System for Certificates May Decrease Liquidity and Delay Payment	S-38
Risks Related to the Mortgage Loans	S-39
Balloon Loans May Present Greater Risk than Fully Amortizing Loans	S-39
Particular Property Types Present Special Risks	S-40
Other Property Types—Medical Office Properties	S-40
Other Property Types—Educational Facilities	S-41
Additional Financing May Make Recovery Difficult in the Event of Loss	S-41
Risks Relating to Net Cash Flow	S-45
Declining Value of Residential Mortgaged-Backed Securities and other Asset-Backed or Structured Products May Adversely Affect CMBS	S-45
Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability	S-46
The Benefits Provided by Cross-Collateralization May Be Limited	S-49
Mortgage Loans to Related Borrowers and Concentrations of Related Tenants May Result in More Severe Losses on Your Certificates	S-50
The Geographic Concentration of Mortgaged Properties May Adversely Affect Payment on Your Certificates	S-52
Certain State-Specific Considerations—Virginia	S-52
Certain State-Specific Considerations—Illinois	S-53
Certain State-Specific Considerations—California	S-54
Mortgage Loans with Higher Than Average Principal Balances May Create More Risk of Loss	S-55

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a ‘‘when, as and if issued’’ basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date of this securitization. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the ‘‘Automatic Termination’’). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected in this prospectus supplement. The underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned in this prospectus supplement or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed in this prospectus supplement supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the Series 2008-LS1 Certificates and the trust in abbreviated form:

Executive Summary, which begins on page S-10 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

Summary of Prospectus Supplement, which begins on page S-13 of this prospectus supplement and gives a brief introduction of the key features of the Series 2008-LS1 Certificates and a description of the mortgage loans; and

Risk Factors, which begins on page S-31 of this prospectus supplement and describes risks that apply to the offered certificates, which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the accompanying prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption ‘‘Glossary of Principal Definitions’’ beginning on page S-171 of this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined under the caption ‘‘Glossary’’ beginning on page 152 in the accompanying prospectus.

In this prospectus supplement, ‘‘we’’ refers to the depositor, and ‘‘you’’ refers to a prospective investor in the offered certificates.

If and to the extent required by applicable law or regulation, a prospectus supplement and the accompanying prospectus will be used by each underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which that underwriter is a principal. An underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

Until June 17, 2008, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus, when acting as underwriters and with respect to their unsold allotments or subscriptions.

This prospectus supplement and the accompanying prospectus contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings ‘‘Risk Factors’’ and ‘‘Prepayment and Yield Considerations’’ and in the annexes. Forward looking statements are also found in other places throughout this prospectus supplement and the accompanying prospectus, and may be identified by, among other things, accompanying language such as ‘‘expects’’, ‘‘intends’’, ‘‘anticipates’’, ‘‘estimates’’ or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control. These forward looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward looking statement is based.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of certificates to the public’’ in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the ‘‘Relevant Persons’’). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EXECUTIVE SUMMARY

Certificate Characteristics

The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates. Prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this prospectus supplement (other than the Class V, Class R-I and Class R-II Certificates), that have not been registered under the Securities Act of 1933, as amended, and that will be sold to investors in private transactions. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in Annex A to this prospectus supplement, or in the accompanying prospectus. A ‘‘Glossary of Principal Definitions’’ is included at the end of this prospectus supplement. A ‘‘Glossary’’ is included at the end of the accompanying prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the accompanying prospectus. References in this prospectus supplement to ‘‘Loan No.’’ or ‘‘Loan Nos.’’ are references to the loan number or loan numbers set forth on Annex A to this prospectus supplement.

Class	Certificate Balance or Notional Amount(1)		Anticipated Ratings Moody’s/S&P(2)	Approximate Percentage of Initial Pool Balance	Approximate Initial Credit Support		Rate Type	Approximate Initial Pass- Through Rate as of Delivery Date		Weighted Average Life (years)(3)	Principal Window (payments)(3)
Offered Certificates
A-1(4)	$28,873,000		Aaa/AAA	1.231%	33.000	%(5)	Fixed	5.9350%		2.52	1 – 50
A-2(4)	$76,020,000		Aaa/AAA	3.242%	33.000	%(5)	WAC(6)	6.2207	%(6)	4.20	50 – 54
A-3(4)	$75,846,000		Aaa/AAA	3.234%	33.000	%(5)	WAC(6)	6.2207	%(6)	6.86	54 – 108
A-4A(4)	$134,000,000		Aaa/AAA	5.714%	33.000	%(5)	WAC(6)	6.2207	%(6)	9.14	108 – 111
A-4B(4)	$806,996,000		Aaa/AAA	34.413%	33.000	%(5)	WAC(6)	6.2207	%(6)	9.30	111 – 114
A-4BF(4)	$20,000,000		Aaa/AAA	0.853%	33.000	%(5)	Fixed	5.5500%		9.30	111 – 114
A-1A(4)	$429,430,000		Aaa/AAA	18.312%	33.000	%(5)	WAC(6)	6.2207	%(6)	8.62	1 – 114
A-SM	$70,350,000		Aaa/AAA	3.000%	30.000%		WAC(6)	6.2207	%(6)	9.48	114 – 114
A-M	$234,502,000		Aaa/AAA	10.000%	20.000%		WAC(6)	6.2207	%(6)	9.49	114 – 115
A-J	$99,663,000		Aaa/AAA	4.250%	15.750%		WAC(6)	6.2207	%(6)	9.56	115 – 115
Private Certificates – Not Offered Hereby(7)
XW	$2,345,024,732	(8)	Aaa/AAA	N/A	N/A		Variable Rate(8)	0.0733	%(8)	(8)	N/A
B	$32,244,000		Aa1/AA+	1.375%	14.375%		WAC(6)	6.2207	%(6)	9.56	115 – 115
C	$29,312,000		Aa2/AA	1.250%	13.125%		WAC(6)	6.2207	%(6)	9.56	115 – 115
D	$23,450,000		Aa3/AA−	1.000%	12.125%		WAC(6)	6.2207	%(6)	9.56	115 – 115
E	$23,450,000		A1/A+	1.000%	11.125%		WAC(6)	6.2207	%(6)	9.56	115 – 115
F	$26,381,000		A2/A	1.125%	10.000%		WAC(6)	6.2207	%(6)	9.56	115 – 115
G	$23,450,000		A3/A−	1.000%	9.000%		WAC(6)	6.2207	%(6)	9.56	115 – 115
H	$29,312,000		Baa1/BBB+	1.250%	7.750%		WAC(6)	6.2207	%(6)	9.56	115 – 115
J	$29,312,000		Baa2/BBB	1.250%	6.500%		WAC(6)	6.2207	%(6)	9.62	115 – 116
K	$29,312,000		Baa3/BBB−	1.250%	5.250%		WAC(6)	6.2207	%(6)	9.64	116 – 116
L	$8,793,000		Ba1/BB+	0.375%	4.875%		Min (Fixed, WAC)(9)	5.0000	%(9)	9.64	116 – 116
M	$8,793,000		Ba2/BB	0.375%	4.500%		Min (Fixed, WAC)(9)	5.0000	%(9)	9.64	116 – 116
N	$8,793,000		Ba3/BB−	0.375%	4.125%		Min (Fixed, WAC)(9)	5.0000	%(9)	9.64	116 – 116
O	$5,862,000		B1/B+	0.250%	3.875%		Min (Fixed, WAC)(9)	5.0000	%(9)	9.64	116 – 116
P	$8,793,000		B2/B	0.375%	3.500%		Min (Fixed, WAC)(9)	5.0000	%(9)	9.64	116 – 116
Q	$11,725,000		B3/B−	0.500%	3.000%		Min (Fixed, WAC)(9)	5.0000	%(9)	9.64	116 – 116
S	$70,362,732		NR/NR	3.000%	0.000%		Min (Fixed, WAC)(9)	5.0000	%(9)	9.76	116 – 124
(1)	As of the delivery date. Subject to a variance of plus or minus 5.0%.
(2)	Ratings shown are those of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively.
(3)	Based on the maturity assumptions (as defined under ‘‘Yield and Maturity Considerations’’ in this prospectus supplement). As of the delivery date, calculations for the certificates assume no prepayments will be made on the mortgage loans prior to their related maturity dates. The ‘‘rated final distribution date’’ for each class of offered certificates is the distribution date in December 2049. With respect to unrated classes of certificates, the ‘‘rated final distribution date’’ is provided for reference only. See ‘‘RATINGS’’ in this prospectus supplement.
(4)	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 184 mortgage loans, representing approximately 81.7% of the initial pool balance. Loan group 2 will consist of 54 mortgage loans, representing approximately 18.3% of the initial pool balance. Loan group 2 will include approximately 100.0% of the initial pool balance of all the mortgage loans secured by multifamily properties and will include approximately 66.6% of the initial pool balance of all the mortgage loans secured by manufactured housing properties.
So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A and Class XW Certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B and Class A-4BF Certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class XW Certificates will be based upon amounts available relating to all mortgage loans. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B and Class A-4BF

Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 2 until the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B and Class A-4BF Certificates have been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-SM through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF and Class A-1A Certificates pro rata without regard to loan groups.
(5)	Represents the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF and Class A-1A Certificates in the aggregate.
(6)	The Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-1A, Class A-SM, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates will accrue interest at the weighted average net mortgage rate.
(7)	Not offered by this prospectus supplement. The Class V Certificates (representing the right to receive payments of excess interest received with respect to the mortgage loans with an anticipated repayment date) and the Class R-I and Class R-II Certificates (representing the sole class of ‘‘residual interests’’ in REMIC I and REMIC II, respectively) are also not offered by the prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.
(8)	The Class XW Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XW Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XW Certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—PASS-THROUGH RATES’’ in this prospectus supplement.
(9)	The Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will each accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.

The Class V, Class R-I and Class R-II Certificates are not offered by this prospectus supplement and are not represented in the table entitled ‘‘Summary of Prospectus Supplement—Mortgage Pool’’ below.

Below is certain information regarding the mortgage loans and the mortgaged properties in the entire mortgage pool and loan group 1 or loan group 2, as applicable, as of the cut-off date. The balances and other numerical information used to calculate various ratios with respect to the split loan structures and certain other mortgage loans are explained in this prospectus supplement under ‘‘Glossary of Principal Definitions’’. Further information regarding such mortgage loans, the other mortgage loans in the mortgage pool and the related mortgaged properties is described under ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and in Annex A and Annex B to this prospectus supplement.

Summary of Prospectus Supplement—Mortgage Pool

Characteristics	Mortgage Pool (Approximate)	Loan Group 1 (Approximate)	Loan Group 2 (Approximate)
Initial principal balance(1)	$2,345,024,732	$1,915,593,894	$429,430,839
Number of mortgage loans	238	184	54
Number of mortgaged properties	295	230	65
Number of balloon mortgage loans(2)(3)(5)	208	158	50
Number of ARD Loans(4)(5)	6	4	2
Number of full period interest only mortgage loans(4)	30	26	4
Number of partial interest only, balloon loans(3)(5)	146	109	37
Average cut-off date balance	$9,853,045	$10,410,836	$7,952,423
Range of cut-off date balances	$950,000 to $150,000,000	$950,000 to $150,000,000	$964,356 to $32,500,000
Weighted average mortgage rate	6.085%	6.080%	6.104%
Weighted average remaining lockout period(6)	87	88	84
Range of remaining terms to maturity (months)(7)	50 to 124	50 to 124	50 to 116
Weighted average remaining term to maturity (months)(7)	110	111	106
Weighted average underwritten debt service coverage ratio(8)	1.29x	1.31x	1.21x
Weighted average cut-off date loan-to-value ratio(8)	73.1%	73.1%	72.9%

(1)	Subject to a permitted variance of plus or minus 5.0%.
(2)	Excludes mortgage loans (including anticipated repayment date loans) that are interest only until maturity.
(3)	The partial interest only, balloon loans are also included in the balloon loan category.
(4)	Two mortgage loans (Loan Nos. 3290129 and 3291283 representing 2.4% of the initial pool balance and 2.9% of the group 1 balance) are both an ARD Loan and interest only mortgage loan which results in such mortgage loans appearing in each category.
(5)	Four mortgage loans (Loan Nos. 3290806, 3292836, 3290715 and 3290012 representing 2.0% of the initial pool balance (1.0% of the group 1 balance and 6.5% of the group 2 balance)) are both ARD and partial interest only balloon loans which results in such mortgage loans appearing in each category.
(6)	Excludes two mortgage loans (Loan Nos. 3291630 and 3292521 representing 0.4% of the initial pool balance and 0.5% of the group 1 balance) that have no lockout period.
(7)	In the case of the mortgage loans that have an anticipated repayment dates, the maturity is based on the related anticipated repayment dates.
(8)	With respect to certain of the mortgage loans, the debt service coverage ratio and the loan-to-value ratios were calculated taking into account various assumptions regarding the financial performance of the related Mortgaged Property on an ‘‘as-stabilized’’ and/or ’’as-completed’’ basis. For further information see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Performance Escrows and Letters of Credit’’, ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’, ANNEX A to this prospectus supplement, the Footnotes to ANNEX A and ANNEX C to this prospectus supplement.

SUMMARY OF PROSPECTUS SUPPLEMENT

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire prospectus supplement and the accompanying prospectus carefully.

Title of Certificates

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2008-LS1.

Relevant Parties and Dates

Sponsor

Bank of America, National Association

Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America, National Association will be the mortgage loan seller with respect to the mortgage loans discussed below that were originated by LaSalle Bank National Association. Bank of America, National Association is an affiliate of Banc of America Securities LLC, one of the underwriters.

See ‘‘Bank of America, National Association, as Sponsor’’, ‘‘The Mortgage Loan Program’’ and ‘‘The Pooling and Servicing Agreements’’ in the accompanying prospectus for more information about the Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

Originator (other than the Sponsor)

LaSalle Bank National Association

LaSalle Bank National Association, which is not a sponsor, originated 238 underlying mortgage loans, representing 100% of the initial pool balance. See ‘‘Originator (Other Than THE Sponsor)’’ in this prospectus supplement.

Depositor

Banc of America Commercial Mortgage Inc., the Depositor, was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of Incorporation changing its name to ‘‘Banc of America Commercial Mortgage Inc.’’ on August 24, 2000. The Depositor is a wholly owned subsidiary of Bank of America, National Association, the Sponsor. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

The Depositor maintains its principal executive office at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-8509. See ‘‘The Depositor’’ in the accompanying prospectus. Neither the Depositor nor any of its affiliates has insured or guaranteed the offered certificates.

Issuing Entity

The Issuing Entity, Commercial Mortgage Loan Trust 2008-LS1, will be a New York common law trust, formed on the closing date of this securitization pursuant to the pooling and servicing agreement. See ‘‘The Issuing Entity’’ in this prospectus supplement.

Trustee

Wells Fargo Bank, N.A., a national banking association. See ‘‘The Trustee’’ in this prospectus supplement.

Certificate Administrator

LaSalle Bank National Association, a national banking association, will act as the certificate administrator. See ‘‘THE CERTIFICATE ADMINISTRATOR AND REMIC ADMINISTRATOR’’ in this prospectus supplement.

REMIC Administrator

LaSalle Bank National Association. See ‘‘THE CERTIFICATE ADMINISTRATOR AND REMIC ADMINISTRATOR’’ in this prospectus supplement and see ‘‘Certain Federal Income Tax Consequences’’ and ‘‘The Pooling and Servicing Agreements—Events of Default’’ and ‘‘—Rights Upon Event of Default’’ in the accompanying prospectus.

Master Servicer

Bank of America, National Association, a national banking association, will be responsible for the master servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement except with respect to the 600 West Chicago Pari Passu Mortgage Loan (identified as Loan No. 3290269 on ANNEX A to this prospectus supplement), which will be master serviced by Wachovia Bank, National Association pursuant to the terms of the pooling and servicing agreement relating to the Citigroup Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-C6. See ‘‘The Servicers—The Master Servicer’’ in this prospectus supplement.

Special Servicer

LNR Partners, Inc., a Florida corporation, will be responsible for the special servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement except with respect to the 600 West Chicago Pari Passu Mortgage Loan (identified as Loan No. 3290269 on ANNEX A to this prospectus supplement), which will be special serviced by CWCapital Asset Management LLC pursuant to the terms of the pooling and servicing agreement relating to the Citigroup Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-C6. See ‘‘The Servicers—The Special Servicer’’ in this prospectus supplement.

Certain Relationships and Affiliations

Bank of America, National Association (‘‘Bank of America’’) and its affiliates have several roles in this transaction. Bank of America, National Association is the Sponsor and the Master Servicer, and the parent of the Depositor. Bank of America, National Association acquired the mortgage loans and will be selling them to the Depositor. Bank of America, National Association is also an affiliate of Banc of America Securities LLC, a managing underwriter for the offering of the certificates. Bank of America, National Association or its affiliates may also provide financing to the originator of the mortgage loans. In this regard, all of the mortgage loans will have been acquired on or before the closing date of this securitization by Bank of America from LaSalle Bank National Association (‘‘LaSalle’’). Such acquisition is occurring as a result of the acquisition of LaSalle by Bank of America Corporation (‘‘BAC’’). It is anticipated that LaSalle will be merged with and into Bank of America after the end of the third quarter of 2008 as part of the ongoing assimilation of operations following BAC’s acquisition of LaSalle. BAC is also the parent company of Bank of America, the master servicer and a sponsor with respect to the offered certificates, and of Banc of America Securities LLC, an underwriter with respect to the offered certificates. In addition, it is anticipated that a portion of the initial certificate balance of the Class A-4B Certificates will be sold on the closing date of this securitization to Bank of America or an affiliate. In addition, Bank of America, the Depositor and the Issuing Entity and their affiliates may also have other investment banking or commercial banking relationships with borrowers, originators, servicers, trustees, certificate administrators, remic administrator and other transaction parties. These roles and the other potential relationships may give rise to conflicts of interest as further described in this prospectus supplement under ‘‘RISK FACTORS—Risks

Related to the Certificates—Transaction Party Roles and Relationships Create Potential Conflicts of Interest’’. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

Cut-off Date

March 1, 2008.

Record Date

With respect to each class of offered certificates and each distribution date, the last business day of the calendar month immediately preceding the month in which such distribution date occurs.

Delivery Date

On or about March 18, 2008.

Distribution Dates

The 10th day of each month or, if any such 10th day is not a business day, the next succeeding business day. The first distribution date with respect to the offered certificates will occur in April 2008.

Determination Date

The earlier of (i) the 6th day of the month in which the related distribution date occurs, or if such 6th day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

Collection Period

With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs and ends on and includes the determination date in the calendar month in which such distribution date occurs. The first collection period applicable to the offered certificates will begin immediately following the cut-off date and end on the determination date in April 2008.

Transaction Overview

On the closing date of this securitization, the mortgage loan seller will sell the mortgage loans to the depositor, which will in turn deposit them into a common law trust. The trust, which is the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of the cut-off date, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator and the REMIC administrator. The master servicer will service the mortgage loans (other than the 600 West Chicago Pari Passu Mortgage Loan and the specially serviced mortgage loans), in accordance with the pooling and servicing agreement and provide the information to the certificate administrator necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the mortgage loan seller to the depositor to the issuing entity in exchange for the certificates are illustrated below:

On or before the delivery date, the mortgage loan seller will transfer all the mortgage loans, without recourse, to the depositor, or at the direction of the depositor to the trustee for the benefit of holders of the certificates. In connection with such transfer, the mortgage loan seller will make certain representations and warranties regarding the characteristics of its mortgage loans. As described in more detail later in this prospectus supplement, the mortgage loan seller will be obligated to either cure any material breach of any such representation or warranty made by it or repurchase the affected mortgage loan or, in the period and manner described in this prospectus supplement, substitute a qualified substitute mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. See ‘‘Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

The mortgage loan seller will sell the mortgage loans without recourse and has no obligations with respect to the holders of the offered certificates other than pursuant to its representations, warranties and repurchase or substitution obligations. The depositor has made no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or that are otherwise defective. See ‘‘Description of the Mortgage Pool’’ and ‘‘Risk Factors—Risks Related to the Mortgage Loans’’ in this prospectus supplement and ‘‘Description of the Trust Funds’’ and ‘‘Certain Legal Aspects of Mortgage Loans’’ in the accompanying prospectus.

The master servicer and, if circumstances require, the special servicer, will service and administer the mortgage loans (except with respect to the 600 West Chicago Mortgage Loan, the servicing of which is governed by the 600 West Chicago Servicing Agreement) pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator and the REMIC administrator. See ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements’’ in the accompanying prospectus. The compensation to be received by the master servicer (including certain master servicing fees) and the special servicer (including special servicing fees, liquidation fees and workout fees) for their services is described under ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement.

The Mortgage Pool

The pool of mortgage loans will consist primarily of 238 commercial and multifamily mortgage loans. (184 of the mortgage loans are in loan group 1 and 54 of the mortgage loans are in loan group 2). Such mortgage loans will have been acquired on or before the closing date of this securitization by Bank of America from LaSalle with such acquisitions occurring as a result of the acquisition of LaSalle by BAC. The mortgage loans in the entire mortgage pool have an aggregate cut-off date balance of approximately $2,345,024,732, which is referred to as the initial pool balance, subject to a variance of plus or minus 5.0%. The mortgage loans in loan group 1 have an aggregate cut-off date balance of approximately $1,915,593,894, which is referred to as the ‘‘group 1 balance’’. The mortgage loans in loan group 2 have an aggregate cut-off date balance of approximately $429,430,839 which is referred to as the ‘‘group 2 balance’’.

A summary chart of certain aggregate characteristics of the mortgage loans is set forth in the table entitled ‘‘Selected Mortgage Loan Characteristics’’ below. Further information regarding the mortgage loans is contained in this prospectus supplement under ‘‘Description of the Mortgage Pool’’. In addition, Annex A contains information on each mortgage loan in the mortgage pool on an individual basis, and Annex B summarizes aggregate information regarding the mortgage loans in the mortgage pool according to specific characteristics.

Selected Mortgage Loan Characteristics

	Mortgage Pool	Loan Group 1	Loan Group 2
Range of per annum mortgage rates	5.510% to 7.110%	5.510% to 7.110%	5.560% to 7.040%
Weighted average per annum mortgage rate	6.085%	6.080%	6.104%
Range of remaining terms to stated maturity (months)(1)	50 to 124	50 to 124	50 to 116
Weighted average remaining term to stated maturity (months)(1)	110	111	106
Range of remaining amortization terms (months)(2)	173 to 414	173 to 414	291 to 360
Weighted average remaining amortization term (months)(2)	354	353	359
Range of remaining lockout periods (months)(3)	1 to 115	1 to 115	4 to 113
Range of cut-off date loan-to-value ratios(4)	38.6% to 84.5%	38.6% to 84.5%	45.8% to 80.0%
Weighted average cut-off date loan-to-value ratio(4)	73.1%	73.1%	72.9%
Range of maturity date loan-to-value ratios(4)	19.6% to 84.5%	19.6% to 84.5%	40.2% to 77.5%
Weighted average maturity date loan-to-value ratio(4)	68.7%	68.8%	67.9%
Range of underwritten debt service coverage ratios(4)	1.01x to 2.67x	1.01x to 2.67x	1.10x to 1.47x
Weighted average underwritten debt service coverage ratio(4)	1.29x	1.31x	1.21x

(1)	In the case of mortgage loans that have an anticipated repayment date, the maturity is based on such anticipated repayment date.
(2)	Excludes mortgage loans that are interest only until the related maturity date or anticipated repayment date.
(3)	Excludes two mortgage loans (Loan Nos. 3291630 and 3292521 representing 0.4% of the initial pool balance and 0.5% of the group 1 balance) that have no lockout period.
(4)	With respect to certain mortgage loans, the debt service coverage ratios and loan-to-value ratios were calculated taking into account various assumptions regarding the financial performance of the related Mortgaged Property on an ‘‘as-stabilized’’ basis and/or ‘‘as-completed’’ basis. For further information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Performance Escrows and Letters of Credit’’, ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’, ANNEX A to this prospectus supplement, the footnotes to ANNEX A and ANNEX C to this prospectus supplement.

Two hundred nine of the mortgage loans provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such mortgage loans, thereby leaving substantial principal amounts due and payable with corresponding interest payments, on their respective maturity dates, unless prepaid prior thereto.

Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, located in the states with concentrations over 5.0% of the initial pool balance:

Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Virginia	18	$361,416,278	15.4%	18.1%	3.3%
Illinois	17	$254,311,155	10.8%	12.7%	2.7%
California	33	$253,082,360	10.8%	11.6%	7.3%
Arizona	8	$136,915,000	5.8%	4.9%	9.9%
North Carolina	25	$130,872,732	5.6%	3.5%	14.9%

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in ANNEX A to this prospectus supplement.

The remaining mortgaged properties are located throughout 33 other states with no more than 5.0% of the initial pool balance secured by mortgaged properties located in any such other state.

Each mortgage loan is secured by a first mortgage lien on a fee simple and/or leasehold interest in a commercial, multifamily or manufactured housing property. Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, operated for each indicated purpose:

Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Office(2)	64	$1,079,152,201	46.0%	56.3%	0.0%
Multifamily	56	$387,686,304	16.5%	0.0%	90.3%
Retail	95	$380,202,016	16.2%	19.8%	0.0%
Hotel	25	$236,774,936	10.1%	12.4%	0.0%
Industrial	19	$122,906,014	5.2%	6.4%	0.0%
Manufactured Housing	12	$55,144,534	2.4%	1.0%	8.6%
Mixed Use	10	$40,333,529	1.7%	1.8%	1.2%
Self Storage	12	$29,825,198	1.3%	1.6%	0.0%
Other(3)	2	$13,000,000	0.6%	0.7%	0.0%

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in ANNEX A to this prospectus supplement.
(2)	Ten mortgage loans with an aggregate cut-off date balance of $81,543,135 (representing 3.5% of the initial pool balance and 4.3% of the group 1 balance) are secured by mortgaged properties that are medical office buildings. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Other Property Types—Medical Office Properties’’ in this prospectus supplement.
(3)	‘‘Other’’ property consists of land and an educational facility. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Other Property Types—Educational Facility Properties’’ in this prospectus supplement.

For more detailed statistical information regarding the mortgage pool, see ANNEX A to this prospectus supplement.

Certain Mortgage Loan Calculations

All numerical information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of all principal scheduled to be paid on or before the cut-off date and assumes no defaults, delinquencies or prepayments on any mortgage loan on or before the cut-off date. All percentages of the mortgage pool, or of any specified sub-group thereof, referred to in this prospectus supplement without further description are approximate percentages by aggregate cut-off date balance. The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding. See ‘‘Description of the Mortgage Pool—Changes in Mortgage Pool Characteristics’’ in this prospectus supplement. See also the ‘‘Glossary of Principal Definitions’’ in this prospectus supplement and ANNEX A (and its accompanying footnotes) to this prospectus supplement for definitions and other information relating to loan-to-value and debt service coverage ratios and other calculations presented in this prospectus supplement.

When information presented in this prospectus supplement, with respect to the mortgaged properties, is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related loan documents as set forth in ANNEX A to this prospectus supplement.

The cut-off date balance of each mortgage loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received. The cut-off date balances of the mortgage loans (a) in the entire mortgage pool range from $950,000 to $150,000,000, and the average cut-off date balance is $9,853,045; (b) in loan group 1 range from $950,000 to $150,000,000, and the average cut-off date balance is $10,410,836 and in loan group 2 range from $964,356 to $32,500,000, and the average cut-off date balance is $7,952,423.

One mortgage loan (Loan No. 3290269, representing 5.7% of the initial pool balance and 7.0% of the group 1 balance) is part of a whole loan referred to as the 600 West Chicago Pari Passu Whole Loan. The 600 West Chicago Pari Passu Whole Loan is evidenced by a split loan structure comprised of four pari passu notes referred to as the 600 West Chicago Pari Passu Note A-1 (with a cut-off date principal balance of $66,250,000), the 600 West Chicago Pari Passu Note A-2 (with a cut-off date principal balance of $64,750,000), the 600 West Chicago Pari Passu Note A-3 (with a cut-off date principal balance of $67,000,000) and the 600 West Chicago Pari Passu Note A-4 (with a cut-off date principal balance of $67,000,000). Only the 600 West Chicago Pari Passu Note A-3 and the 600 West Chicago Pari Passu Note A-4 are included in the trust fund and are sometimes together referred to as the 600 West Chicago Pari Passu Mortgage Loan. The 600 West Chicago Pari Passu Mortgage Loan principal balance and the related information (including the cut-off date balance) have been calculated based solely upon the outstanding principal balance of the 600 West Chicago Pari Passu Mortgage Loan. Each cut-off date balance per unit, loan-to-value ratio and debt service coverage ratio calculated with respect to the 600 West Chicago Pari Passu Mortgage Loan, except as may be otherwise noted herein, was calculated based upon the outstanding principal balance of the 600 West Chicago Pari Passu Whole Loan. However, the weighting of debt service coverage ratios and loan-to-value ratios, is based solely upon the outstanding principal balance of the 600 West Chicago Pari Passu Mortgage Loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—600 West Chicago Pari Passu Whole Loan’’ in this prospectus supplement and see ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS OR CROSS-COLLATERALIZED SETS OF MORTGAGE LOANS—600 West Chicago’’ in ANNEX C to this prospectus supplement.

One mortgage loan (Loan No. 3290772, representing 1.4% of the initial pool balance and 1.7% of the group 1 balance) is part of a whole loan referred to as the Capitol Square Office Building A/B Whole Loan. The Capitol Square Office Building A/B Whole Loan is evidenced by a split loan structure comprised of a note A, referred to as the Capitol Square Office Building Note A, and a subordinate note B referred to as the Capitol Square Office Building Note B. Only the Capitol Square Office Building Note A is included in the trust fund. The aggregate principal balance as of the cut-off date of the Capitol Square Office Building Note A is $32,600,000 and the aggregate principal balance as of the cut-off date of the Capitol Square Office Building Note B is $1,000,001. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the Capitol Square Office Building

A/B Whole Loan are references only to the Capitol Square Office Building Note A (and exclude the Capitol Square Office Building Note B). See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Capitol Square Office Building A/B Whole Loan’’ in this prospectus supplement.

One mortgage loan (Loan No. 3290434, representing 1.4% of the initial pool balance and 1.7% of the group 1 balance) is part of a whole loan referred to as the AmSouth Center – Shreveport A/B Whole Loan. The AmSouth Center – Shreveport A/B Whole Loan is evidenced by a split loan structure comprised of a note A, referred to as the AmSouth Center – Shreveport Note A, and a subordinate note B referred to as the AmSouth Center – Shreveport Note B. Only the AmSouth Center – Shreveport Note A is included in the trust fund. The aggregate principal balance as of the cut-off date of the AmSouth Center – Shreveport Note A is $32,000,000 and the aggregate principal balance as of the cut-off date of the AmSouth Center – Shreveport Note B is $2,000,000. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the AmSouth Center – Shreveport A/B Whole Loan are references only to the AmSouth Center – Shreveport Note A (and exclude the AmSouth Center – Shreveport Note B). See ‘‘DESCRIPTION OF THE MORTGAGE POOL—AmSouth Center – Shreveport A/B Whole Loan’’ in this prospectus supplement.

One mortgage loan (Loan No. 3290509, representing 0.5% of the initial pool balance and 2.5% of the group 2 balance) is part of a whole loan referred to as the Augusta Woods A/B Whole Loan. The Augusta Woods A/B Whole Loan is evidenced by a split loan structure comprised of a note A, referred to as the Augusta Woods Note A, and a subordinate note B referred to as the Augusta Woods Note B. Only the Augusta Woods Note A is included in the trust fund. The aggregate principal balance as of the cut-off date of the Augusta Woods Note A is $10,700,000 and the aggregate principal balance as of the cut-off date of the Augusta Woods Note B is $445,000. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the Augusta Woods A/B Whole Loan are references only to the Augusta Woods Note A (and exclude the Augusta Woods Note B). See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Augusta Woods A/B Whole Loan’’ in this prospectus supplement.

One mortgage loan (Loan No. 3293511, representing 0.4% of the initial pool balance and 0.5% of the group 1 balance) is part of a whole loan referred to as the Viking Plaza A/B Whole Loan. The Viking Plaza A/B Whole Loan is evidenced by a split loan structure comprised of a note A, referred to as the Viking Plaza Note A, and a subordinate note B referred to as the Viking Plaza Note B. Only the Viking Plaza Note A is included in the trust fund. The aggregate principal balance as of the cut-off date of the Viking Plaza Note A is $10,525,000 and the aggregate principal balance as of the cut-off date of the Viking Plaza Note B is $605,000. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the Viking Plaza A/B Whole Loan are references only to the Viking Plaza Note A (and exclude the Viking Plaza Note B). See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Viking Plaza A/B Whole Loan’’ in this prospectus supplement.

In the case of certain mortgaged properties related to Loan Nos. 3290004, 3292687, 3291366, 3292166, 3291218, 3290202, 3293057, 3290509, 3293263, 3292968, 3292216, 3293008, 3291184, 3293651, 3292034, 3291713, 3293560, 3293628, 3290319, 3293040, 3291911, 3290020, 3292075, 3291739, 3290855, 3292109 and 3292141 which such mortgaged properties collectively represent 9.1% of the initial pool balance (20 mortgaged properties related to 20 mortgage loans representing 7.4% of the group 1 balance and seven mortgaged properties related to seven mortgage loans representing 16.5% of the group 2 balance), the loan-to-value ratio was calculated using an ‘‘as stabilized’’ and/or ‘‘as-completed’’ appraised value. In addition, certain calculations may reflect certain ‘‘as stabilized’’ and/or ‘‘as-completed’’ calculations, including rent payable by a borrower principal under a master lease or removal of non-recurring expenses. For further information see ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ as well as ANNEX A (and its accompanying footnotes) in this prospectus supplement.

In the case of Loan Nos. 3290764, 3292604, 3293263, 3291358, 3292554, 3292018, 3292794, 3291630, 3291580, 3292034, 3291713, 3292943, 3292471, 3292521, 3291978, 3291986, 3293685, 3290731, 3292075, 3293495, 3292463 and 3292141 (collectively representing 5.4% of the initial pool balance, 5.8% of the group

1 balance and 3.9% of the group 2 balance), the related debt service coverage ratio and/or loan-to-value ratio was calculated after netting out the amount of a holdback. For further information, see the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement.

For further information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Performance Escrows and Letters of Credit’’ and ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement.

        Required Repurchases or Substitutions of Mortgage Loans

Under certain circumstances, the mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust fund as a result of a material document defect or a material breach of the representations and warranties given by the mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase and sale agreement. In addition, the mortgage loan seller may be permitted to substitute another mortgage loan for the affected mortgage loan rather than repurchasing it. See ‘‘Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ in this prospectus supplement.

Offered Securities

The Offered Certificates; Certificate Balances and Pass-Through Rates

The offered certificates consist of ten classes of the depositor’s Commercial Mortgage Pass-Through Certificates as part of Series 2008-LS1, namely the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M and Class A-J Certificates. As of the delivery date, the certificates will have the approximate aggregate certificate balance indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5.0%, and will accrue interest at an annual rate referred to as a pass-through rate indicated in the chart on the cover of this prospectus supplement and the accompanying footnotes. Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

Series 2008-LS1 consists of a total of 30 classes of certificates, the following 20 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class XW, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class V, Class R-I and Class R-II Certificates. The pass-through rates applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M, Class A-J, Class XW, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates for each distribution date are set forth on page S-10 of this prospectus supplement. None of the Class V, Class R-I and Class R-II Certificates will have a certificate balance, a notional amount or a pass-through rate.

Denominations.    The Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M and Class A-J Certificates will be offered in minimum denominations of $10,000 initial principal amount.

Certificate Registration.    The offered certificates will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You may hold your offered certificates through: DTC in the United States; or Clearstream Banking, or the Euroclear System in Europe. Transfers within DTC, Clearstream Banking or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates. No person acquiring an interest in the offered certificates will be entitled to receive a certificate in fully registered, certificated form, except under the limited circumstances described in this prospectus supplement and in the accompanying prospectus. See ‘‘Description of the Certificates—Registration and Denominations’’ in this prospectus supplement and ‘‘Description of the Certificates— Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

For purposes of calculating the pass-through rate for any class of certificates and any date of distribution, the applicable effective net mortgage rate for each mortgage loan is an annualized rate equal to the Net Mortgage Rate (as defined in the Glossary of Principal Definitions). See ‘‘Description of the Certificates—Distributions’’ and ‘‘—Pass-Through Rates’’ in this prospectus supplement.

Class XW Certificates

Notional Amount

The Class XW Certificates will not have certificate balances. For purposes of calculating the amount of accrued interest, however, this class will have a notional amount.

The notional amount of the Class XW Certificates will equal the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates outstanding from time to time.

The initial notional amount of the Class XW Certificates will be approximately $2,345,024,732, although it may be as much as 5.0% larger or smaller.

For a more detailed discussion of the notional amounts of the Class XW Certificates, see ‘‘Description of the Certificates—Certificate Balances and Notional Amount’’ in this prospectus supplement.

Pass-Through Rate

The pass-through rate applicable to the Class XW Certificates for the initial distribution date will equal approximately 0.0733% per annum. The pass-through rate for the Class XW Certificates for each distribution date subsequent to the initial distribution date will, in general, equal to the excess, if any, of: (1) the weighted average net mortgage rate over (2) the weighted average of the pass-through rates applicable to the certificate balance of each other class of certificates (other than the Class V, Class R-I and Class R-II Certificates).

For a more detailed discussion of the strip rates and the pass-through rates applicable to the Class XW Certificates, see ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amount’’ in this prospectus supplement.

Distributions

Distribution on the certificates will occur monthly on each distribution date. The servicing and trustee fees (which includes the certificate administrator fees) for the mortgage loans and certain expenses are payable out of collections on the mortgage loans, prior to any distributions to certificateholders. A table setting forth the rates at which the various servicing and trustee fees accrue, as well as other information concerning the administrative expenses of the trust, are set forth in this prospectus supplement under ‘‘Compensation and Expenses’’.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 184 mortgage loans, representing approximately 81.7% of the initial pool balance, and loan group 2 will consist of 54 mortgage loans, representing approximately 18.3% of the initial pool balance. Loan group 2 will include approximately 100.0% of the initial pool balance of the mortgage loans secured by multifamily properties and approximately 66.6% of the initial pool balance of the mortgage loans secured by manufactured housing properties. ANNEX A to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan. The remaining total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums, yield maintenance charges and excess interest, each as described in this prospectus supplement) that are available for distributions of interest on and principal of the certificates on any distribution date is referred to in this prospectus supplement as the available distribution amount for such date. See ‘‘Description of the Certificates—Distributions—The Available Distribution Amount’’ in this prospectus supplement. On each distribution date, the certificate administrator will apply the available distribution amount for such date for the following purposes and in the following order of priority:

A.    Amount and Order of Distributions

First, Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A and Class XW Certificates: To pay interest, concurrently, (a) on the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B and Class A-4BF Certificates, pro rata, from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1, (b) on the Class A-1A Certificates from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2, and (c) on the Class XW Certificates from the available distribution amount, in each case in accordance with their interest entitlements. However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the available distribution amount for all mortgage loans will be allocated among the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A and Class XW Certificates, pro rata, in accordance with their interest entitlements.

Second, Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF and Class A-1A Certificates: To the extent of amounts then required to be distributed as principal, concurrently (A) (i) first, to the Class A-1 Certificates, available principal received from loan group 1 and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates have been made until the principal balance of the Class A-1 Certificates is reduced to zero; (ii) then, to the Class A-2 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1 Certificates, and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 Certificates have been made, until the principal balance of the Class A-2 Certificates is reduced to zero; (iii) then, to the Class A-3 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1 and Class A-2 Certificates, and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 and Class A-2 Certificates have been made, until the principal balance of the Class A-3 Certificates is reduced to zero; (iv) then, to the Class A-4A Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2 and Class A-3 Certificates, and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 and Class A-3 Certificates have been made, until the principal balance of the Class A-4A Certificates is reduced to zero; (v) then, to the Class A-4B and Class A-4BF Certificates, pro rata, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2, Class A-3 and Class A-4A Certificates, and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-4A Certificates have been made, until the principal balances of the Class A-4B and Class A-4BF Certificates are reduced to zero; and (B) to the Class A-1A Certificates, available principal received from loan group 2 and, after the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B and Class A-4BF Certificates have been reduced to zero, available principal received from loan group 1 remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B and Class A-4BF Certificates have been made, until the principal balance of the Class A-1A Certificates is reduced to zero.

Third, Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF and Class A-1A Certificates: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF and Class A-1A Certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

Fourth, Class A-SM: To the Class A-SM Certificates as follows: (a) interest on the Class A-SM Certificates in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on the Class A-SM Certificates until the principal balance of the Class A-SM Certificates is reduced to zero; and (c) to reimburse the Class A-SM Certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth, Class A-M: To the Class A-M Certificates as follows: (a) interest on the Class A-M Certificates in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on the Class A-M Certificates until the principal balance of the Class A-M Certificates is reduced to zero; and (c) to reimburse the Class A-M Certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Sixth, Class A-J Certificates: To the Class A-J Certificates as follows: (a) interest on the Class A-J Certificates in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on the Class A-J Certificates until the principal balance of the Class A-J Certificates is reduced to zero; and (c) to reimburse the Class A-J Certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Finally, Private Certificates: To the Private Certificates (other than the Class XW Certificates) in the amounts and order of priority provided for in the pooling and servicing agreement.

The distributions referred to in priority Second above will be made, pro rata (based on outstanding principal balance), among the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF and Class A-1A Certificates when the certificate balances of all other certificates having certificate balances have been reduced to zero and in any event on the final distribution date as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—The Available Distribution Amount’’ in this prospectus supplement.

B.    Interest and Principal Entitlements

A description of each class’s interest entitlement can be found in ‘‘Description of the Certificates—Distributions—Distributable Certificate Interest’’ in this prospectus supplement. As described therein, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal amount.

The amount of principal required to be distributed to the classes of offered certificates entitled to principal on a particular distribution date also can be found in ‘‘Description of the Certificates—Distributions—Principal Distribution Amount’’ in this prospectus supplement.

C.    Prepayment Premiums

The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to one or more of the classes of certificates is described in ‘‘Description of the Certificates—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement.

Fees and Expenses

Certain fees and expenses are payable from amounts received on the mortgage loans in the trust fund and are generally distributed prior to any amounts being paid to the holders of the offered certificates.

The master servicer is entitled to the master servicing fee which is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan and each specially serviced mortgage loan (and from revenue with respect to each REO mortgage loan). The master servicing fee (which, for the avoidance of doubt, includes any related sub-servicing fees) accrues at the related master servicing fee rate and is computed on the same basis as any related interest payment due on the mortgage loan is computed. As of the cut-off date, the master servicing fee rate applicable to the mortgage loans will range, on loan-by-loan basis, from 0.0300% per annum to 0.1450% per annum and the weighted average master servicing fee rate will be approximately 0.0635% per annum as of the cut-off date.

The special servicer is entitled to the special servicing fee which is payable monthly on each mortgage loan that is a specially serviced mortgage loan and each REO mortgage loan from general collections on the mortgage loans. The special servicing fee accrues at a rate equal to 0.35% per annum (with a minimum of $4,000 per month per specially serviced mortgage loan or REO loan) and is computed on the same basis as any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicer is also entitled to a liquidation fee with respect to each specially serviced mortgage loan that is generally an amount equal to 1.00% of any whole or partial cash payments of liquidation proceeds received in respect thereof; provided, however, in no event will the liquidation fee be payable to the extent a workout fee is payable concerning the related cash payments.

The special servicer also is entitled to a workout fee with respect to each mortgage loan that is no longer a specially serviced mortgage loan that is generally equal to 1.00% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan.

The trustee is entitled to a trustee fee and the certificate administrator is entitled to the certificate administrator fee (which fee is a portion of the trustee fee) which is payable monthly on each mortgage loan and each REO mortgage loan from general collections on the mortgage loans in the trust fund. The trustee fee accrues at a per annum rate equal to 0.00096% on the stated principal balance of such mortgage loan or REO mortgage loan, as the case may be, outstanding immediately following the prior distribution date.

The master servicer, special servicer, trustee and certificate administrator are entitled to certain other additional fees and reimbursement of expenses. All fees and expenses will generally be payable prior to distribution on the certificates.

With respect to the mortgage loans that are serviced under separate pooling and servicing agreements, only certain of the fees and expenses described above are payable on such mortgage loans under the pooling and servicing agreement but generally the service providers under those other pooling and servicing agreements are entitled to payment of similar fees and expenses.

Further information with respect to the fees and expenses payable from distributions to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses, is set forth under ‘‘Compensation and Expenses’’ in this prospectus supplement.

Certain Yield and Prepayment Considerations

The yield on the offered certificates of any class will depend on, among other things, the pass-through rate for those certificates. The yield on any offered certificate that is purchased at a discount or premium will also be affected by the rate and timing of distributions in respect of principal on such certificate, which in turn will be affected by:

•	the rate and timing of principal payments (including principal prepayments) on the mortgage loans; and

•	the extent to which such principal payments are applied on any date of distribution in reduction of the certificate balance of the class to which that certificate belongs.

See ‘‘Description of the Certificates—Distributions—Application of the Available Distribution Amount’’ and ‘‘—Distributions—Principal Distribution Amount’’ in this prospectus supplement.

An investor that purchases an offered certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on that certificate will result in an actual yield that is lower than such investor’s expected yield. An investor that purchases any offered certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on such certificate will result in an actual yield that is lower than such investor’s expected yield. Insofar as an investor’s initial investment in any offered certificate is repaid, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield.

The actual rate of prepayment of principal on the mortgage loans cannot be predicted. The mortgage loans may be involuntarily prepaid at any time. With respect to mortgage loans that permit voluntary prepayments, such mortgage loans generally provide for a lockout period during which voluntary principal prepayments are prohibited, and either: (a) followed by one or more periods during which any voluntary principal prepayment is to be accompanied by a prepayment premium, followed by an open period during which voluntary principal prepayments may be made without an accompanying prepayment premium or (b) only followed by an open period during which voluntary principal prepayments may be made without an accompanying prepayment premium. See ‘‘Description of the Mortgage pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. The investment performance of the offered certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the mortgage loans being higher or lower than anticipated by investors. The actual yield to the holder of an offered certificate may not be equal to the yield anticipated at the time of purchase of the certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the certificate may not be realized. In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the related funds may be applied to reduce the principal balance of such mortgage loans (including yield maintenance if required) if certain release criteria are not satisfied. For a discussion of certain factors affecting prepayment of the mortgage loans, including the effect of prepayment premiums, see ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

The structure of the offered certificates causes the yield of certain classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans and other factors, as follows:

Allocation to the Class A senior certificates, for so long as they are outstanding, of the entire unscheduled principal distribution amount for each date of distribution will generally accelerate the amortization of those certificates relative to the actual amortization of the mortgage loans. Following retirement of the Class A senior certificates, the unscheduled principal distribution amount for each date of distribution will be allocated to the Class A-SM, Class A-M and Class A-J Certificates in that order of priority.

Advances

A.    P&I Advances

The master servicer (or the trustee, if applicable) is required to advance delinquent monthly mortgage loan payments if it determines that such advance will be recoverable. The master servicer or the trustee, if applicable, will not advance balloon payments due at maturity, late payment charges or default interest. Neither the master servicer nor the trustee is required to advance prepayment premiums or yield maintenance charges. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee’s fee (including the portion of the trustees fees payable to the certificate administrator’s fee).

B.    Property Protection Advances

The master servicer (or the trustee, if applicable) also may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain a mortgaged property, to maintain the lien on a mortgaged property or enforce the related loan documents.

C.    Interest on Advances

The master servicer and the trustee, as applicable, will be entitled to interest as described in this prospectus supplement on any of the advances referenced in the two immediately preceding paragraphs, other than for advances referenced under the above Paragraph A in respect of payments not delinquent past applicable grace periods. Interest accrued on any of these outstanding advances may result in reductions in amounts otherwise payable on the certificates.

See ‘‘Description of the Certificates—P&I Advances’’ and ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement and ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus.

Credit Support

A.    General

Credit support for any class of offered certificates is provided by the subordination of the other class(es) of certificates, if any, that have a lower payment priority. The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order; provided that mortgage loan losses will not be allocated to the Class V, Class R-I or Class R-II Certificates. No principal payments or mortgage loan losses will be allocated to the Class XW Certificates. However, the notional amount of the Class XW Certificates (which is used to calculate interest due on the Class XW Certificates) will effectively be reduced by the allocation of principal payments and mortgage loan losses to the other classes of certificates, the principal balances of which correspond to the notional amount of the Class XW Certificates.

Subordination(1)

(1)	The credit support percentage set forth in this chart shows the aggregate initial class balance of the classes of certificates subordinate to a class or classes as a percentage of the initial aggregate principal balance of the mortgage loans.
(2)	The Class A-1A Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B and Class A-4BF Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See ‘‘Description of the Certificates—The Available Distribution Amount’’ in this prospectus supplement.
(3)	The credit support percentage set forth in this chart does not apply to the Class XW Certificates. The Class XW Certificates will be senior only with respect to payments of interest and will not be entitled to receive any payments in respect of principal. The Class XW Certificates are not offered pursuant to this prospectus supplement.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See ‘‘Description of the Certificates—Credit Support; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

B.    Shortfalls in Available Funds

The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

•	shortfalls resulting from additional compensation that the master servicer or special servicer is entitled to receive;

•	shortfalls resulting from interest on advances of principal and interest or property protection expenses made by the master servicer, the special servicer or, the trustee;

•	shortfalls resulting from extraordinary expenses of the trust;

•	shortfalls resulting from a reduction of a mortgage loan’s interest rate or principal amount by a bankruptcy court, as the result of a workout or from other unanticipated or default-related expenses of the trust; and

•	shortfalls due to nonrecoverable advances being reimbursed from principal and/or interest collections.

See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1.0% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). The exercise of this option will terminate the trust and retire the then outstanding certificates. The trust could also be terminated in connection with an exchange of all the then outstanding certificates (other than the Class V, Class R-I and Class R-II Certificates), including the Class XW Certificates (provided, however, the Class A-1 through Class K Certificates are no longer outstanding), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates would have to voluntarily participate in such exchange. See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement and ‘‘Description of the Certificates—Termination’’ in the accompanying prospectus.

Certain Federal Income Tax Consequences

Elections will be made to treat designated portions of the trust (other than excess interest) as two separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs—REMIC I and REMIC II—for federal income tax purposes. In the opinion of counsel, such portions of the trust will qualify for this treatment. The portion of the trust consisting of the excess interest will be treated as a grantor trust for federal income tax purposes and will be beneficially owned by the Class V Certificates. Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, will deliver its opinion generally to the effect that, subject to the assumptions set forth in this prospectus supplement, for federal income tax purposes, each of REMIC I and REMIC II will qualify as a REMIC under Sections 860A through 860G of the Code.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates will constitute ‘‘regular interests’’ in REMIC II.

•	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

•	Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

•	It is anticipated that the Class A-1 Certificates will be issued at a premium and that the Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M and Class A-J Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Certain Federal Income Tax Consequences’’ in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

Subject to important considerations described under ‘‘Certain ERISA Considerations’’ in this prospectus supplement and in the accompanying prospectus, the depositor expects the offered certificates to be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A benefit plan fiduciary considering the purchase of any offered certificates should consult with its counsel to determine whether all required conditions have been satisfied.

See ‘‘Certain ERISA Considerations’’ in this prospectus supplement and in the accompanying prospectus.

Legal Investment

The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. You may be subject to restrictions on investment in the offered certificates, particularly if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities. You should consult your own legal, tax, financial and accounting advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

See ‘‘Legal Investment’’ in this prospectus supplement and in the accompanying prospectus.

Certificate Ratings

It is a requirement for issuance of the offered certificates that they receive ratings no lower than the following ratings from Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.:

	Moody’s	S&P
Class A-1	Aaa	AAA
Class A-2	Aaa	AAA
Class A-3	Aaa	AAA
Class A-4A	Aaa	AAA
Class A-4B	Aaa	AAA
Class A-4BF	Aaa	AAA
Class A-1A	Aaa	AAA
Class A-SM	Aaa	AAA
Class A-M	Aaa	AAA
Class A-J	Aaa	AAA

The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date. A rating does not address the tax attributes of the offered certificates or of the trust; the frequency or likelihood of prepayments (either voluntary or involuntary); the possibility that certificateholders might suffer a lower than anticipated yield; the likelihood of receipt of prepayment premiums or yield maintenance charges; or the collection of excess interest. See ‘‘Ratings’’ in this prospectus supplement.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of offered certificates. See ‘‘Ratings’’ in this prospectus supplement and ‘‘Rating’’ in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

RISK FACTORS

•	The risk factors discussed below and under the heading ‘‘Risk Factors’’ in the accompanying prospectus describe the material risks of an investment in the offered certificates and should be carefully considered by all potential investors.

•	The offered certificates are not suitable investments for all investors and may especially not be suitable for individual investors.

•	The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

•	You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with ownership of such offered certificates.

Risks Related to the Certificates

Your Lack of Control Over the Trust Fund Can Create Risk	You and other certificateholders generally do not have the right to make decisions with respect to the administration of the trust. See ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement. Such decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee, the certificate administrator or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Transaction Party Roles and Relationships Create Potential Conflicts of Interest	The special servicer will have latitude in determining whether to liquidate or modify defaulted mortgage loans. See ‘‘Servicing of the Mortgage Loans—
Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement.

The master servicer, the special servicer, a primary servicer, any sub-servicer or any affiliate thereof may purchase certain of the certificates or hold certain companion loans that are part of a split loan structure but that are not held in the trust fund or hold certain subordinate or mezzanine debt or interests therein related to the mortgage loans. In addition, the holder of certain of the non-offered certificates and the holder(s) of certain companion loans have the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is possible that the master servicer, the special servicer, a primary servicer, any sub-servicer or affiliates thereof may be holders of such non-offered certificates and/or companion mortgage loans. This could cause a conflict between the master servicer’s, the special servicer’s, a primary servicer’s or such sub-servicer’s duties to the trust under the pooling and servicing agreement or, if applicable, the primary servicing or a sub-servicing agreement and its interest as a holder of a certificate or a companion or subordinate mortgage loan or interests therein. In addition, the master servicer and a primary servicer is the seller of mortgage loans and the sponsor. This could cause a conflict between the master servicer’s duty to the trust under the pooling and servicing agreement and its interest as the sponsor in such other capacities. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards, without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the master servicer or the special servicer. See ‘‘Servicing of the Mortgage Loans— General’’ in this prospectus supplement.

Additionally, any of those parties may, especially if it holds the non-offered certificates, or has financial interests in, or other financial dealings with, a borrower or mortgage loan seller under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with the interests of holders of the offered certificates. For instance, if the special servicer or an affiliate holds non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating earlier than necessary to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the non-offered certificates.

Additionally, each of the master servicer, the primary servicers, the sub-servicers and the special servicer currently services or will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer, the primary servicers, the sub-servicers and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer, the primary servicers, the sub-servicers and the special servicer.

In addition, certain of the mortgage loans included in the trust fund may have been refinancings of debt previously held by the mortgage loan seller or an affiliate thereof. The mortgage loan seller, the underwriters or their respective affiliates also may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust fund. The mortgage loan seller and its affiliates have made or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. The mortgage loan seller, an underwriter or their respective affiliates may have other business relationships with the borrowers under the mortgage loans.

The mortgage loan seller, an underwriter or their respective affiliates may hold mezzanine debt related to a borrower that is not held in the trust fund.

In addition, the mortgage loan seller, the underwriters and their respective affiliates may provide financing to the purchasers of certificates, companion loans or mezzanine loans.

The related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the real properties securing the mortgage loans because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	certain of the mortgaged properties are self-managed by the borrowers themselves;

•	the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves also may own other properties, including competing properties.

The Prospective Performance of the
    Commercial and Multifamily
    Mortgage Loans Included in a
    Particular Trust Fund Should Be
    Evaluated Separately from the
    Performance of the Mortgage Loans
in any of our Other Trusts	While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates. As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any mortgage loan seller of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same mortgage loan seller. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield	See generally ‘‘Risk Factors—Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ in the accompanying prospectus.

The terms of 11 mortgage loans (Loan Nos. 3290996, 3292273, 3292042, 3290053, 3292430, 3290087, 3290418, 3293347, 3292208, 3292034 and 3290897 representing 15.1% of the initial pool balance, 10 mortgage loans representing 17.6% of the group 1 balance and one mortgage loan representing 4.2% of the group 2 balance), in connection with a partial release of the related mortgaged property, permit (a) a voluntary partial defeasance or a partial prepayment at any time with the delivery of the defeasance collateral, (b) such a release at any time with the payment of a prepayment premium or yield maintenance charge, as applicable, or (c) such a release at any time without requiring a prepayment premium or yield maintenance charge. See ‘‘Description of the Mortgage Pool— Release or Substitution of Properties’’ and ‘‘—Defeasance’’ in this prospectus supplement.

The Borrower’s Form of Entity May Cause Special Risks	See generally ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks’’ in the accompanying prospectus.

With respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. In this respect, 21 sets containing, in the aggregate, 63 mortgage loans and representing 35.1% of the initial pool balance (19 sets, 52 mortgage loans representing 37.1% of the group 1 balance and 5 sets, 11 mortgage loans representing 26.3% of the group 2 balance) are made to affiliated borrowers. See ‘‘Certain Legal Aspects of Mortgage Loans— Bankruptcy Laws’’ in the accompanying prospectus.

With respect to 32 mortgage loans (Loan Nos. 3292448, 3292174, 3291820, 3290004, 3292661, 3290806, 3291283, 3292828, 3290939, 3291218, 3293073, 3292836, 3292208, 3291721, 3293123, 3292216, 3290012, 3292125, 3292984, 3292810, 3293156, 3293560, 3292539, 3290368, 3293065, 3293099, 3293040, 3292729, 3291911, 3291655, 3290285 and 3293594 representing 14.3% of the initial pool balance (14.4% of the group 1 balance and 13.8% of the group 2 balance), the borrowers own the related mortgaged property as tenants-in-common. The borrowers under additional mortgage loans may be permitted under their related loan documents to convert their ownership structure to a tenancy-in-common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

In the case of three mortgage loans (Loan Nos. 3290129, 3291226 and 3292885 representing 3.4% of the initial pool balance, 2.8% of the group 1 balance and 6.2% of the group 2 balance), the related borrower under each mortgage loan does not own the mortgaged properties that secure the mortgage loan. Instead, those three borrowers (each a limited liability company) are the partners of a general partnership that owns the mortgaged properties that secure those three mortgage loans. The three mortgage loans are not, however, cross-collateralized and separate mortgaged properties (although all owned by the same general partnership) secure the three separate mortgage loans. With respect to these three mortgage loans, certain references to one or both borrowers in this prospectus supplement apply instead to the general partnership that owns the related mortgaged properties.

Subordination of Certain Classes of Certificates May Result in a Loss to Holders of Those Certificates	As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A or Class XW Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation.

Subordination of Subordinate Certificates Increases Risk of Loss	Subordinate certificateholders are more likely to suffer losses as a result of losses or delinquencies on the mortgage loans than are senior certificateholders.

•	The rights of each class of subordinate certificates to receive distributions of interest and principal are subordinate to the rights of the senior certificates and each class of subordinate certificates with a lower sequential designation. For example, the Class S Certificates will not receive principal or interest on a distribution date until the Class Q Certificates have received the amounts to which they are entitled on that distribution date.

•	Losses that are realized on the mortgage loans will be allocated first to the Class S Certificates, then to the Class Q Certificates and so on, in reverse sequential order, until the outstanding class balances of those classes have been reduced to zero.

Modeling Assumptions Are Unlikely To Match Actual Experience	The ‘‘Assumed Final Maturity Date’’ and the tables set forth under ‘‘Yield and Maturity Considerations’’ in this prospectus supplement are based on the maturity assumptions described in such section under ‘‘—Weighted Average Lives’’.

Decrement and Sensitivity Tables Are Based Upon Assumptions and Models	There will likely be discrepancies between the characteristics of the actual mortgage loans and the characteristics of the assumed mortgage loans used in preparing the decrement tables and the sensitivity tables. Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the decrement tables (and the weighted average lives of the offered certificates) and the yields to maturity set forth in the yield tables. In addition, to the extent that the mortgage loans that actually are included in the mortgage pool have characteristics that differ from those assumed in preparing the decrement tables and the sensitivity tables, the class balance of a class of offered certificates could be reduced to zero earlier or later than indicated by the decrement tables and the yield to maturity may be higher or lower than indicated in the sensitivity tables. It is impossible to predict with certainty the rate at which the mortgage loans will actually be repaid or that the mortgage loans will otherwise perform consistently with such assumptions.

The models used in this prospectus supplement for prepayments and defaults also do not purport to be a historical description of prepayment or default experience or a prediction of the anticipated rate of prepayment or default of any pool of mortgage loans, including the mortgage loans contained in the trust. It is highly unlikely that the mortgage loans of a loan group will prepay or liquidate at any of the rates specified or that losses will be incurred according to one particular pattern. The assumed percentages of CPR and the loss severity percentages shown are for illustrative purposes only. For a description of CPR, see ‘‘Yield and Maturity Considerations’’ in this prospectus supplement. The actual rates of prepayment and liquidation and loss severity experience of the mortgage loans of a loan group may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, the weighted average lives of the offered certificates may differ from the weighted average lives shown in the tables.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

See ‘‘Risk Factors—Prepayment Models Are Illustrative Only and Do Not Predict Weighted Average Life and Maturity’’ in the accompanying prospectus.

Book-Entry System for Certificates May Decrease Liquidity and Delay Payment	The offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates generally can be effected only through DTC and its participating organizations:

•	the liquidity of book-entry certificates in secondary trading markets that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

•	your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to the lack of a physical instrument representing the certificates;

•	your access to information regarding the certificates may be limited since conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

•	you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the certificate administrator to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See ‘‘Description of the Certificates—Registration and Denominations’’ in this prospectus supplement.

Risks Related to the Mortgage Loans

Balloon Loans May Present Greater Risk than Fully Amortizing Loans	The mortgage loans have the amortization characteristics set forth in the following table:

Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Partial Interest Only, Balloon Loans(1)	142	$1,179,620,086	50.3%	47.3%	63.8%
Interest Only Loans	28	727,021,000	31.0	34.3	16.4
Balloon Loans	62	334,833,646	14.3	14.5	13.3
Interest Only, ARD Loans	2	56,000,000	2.4	2.9	0.0
Partial Interest Only ARD Loans	4	47,550,000	2.0	1.0	6.5
Total	238	$2,345,024,732	100.0%	100.0%	100.0%

(1)	Interest only for the first three to 102 months of its respective term.

Two hundred eight of the mortgage loans, excluding those mortgage loans that are interest only until the maturity date or anticipated repayment date, representing 66.6% of the initial pool balance (158 mortgage loans representing 62.8% of the group 1 balance and 50 mortgage loans representing 83.6% of the group 2 balance), will have substantial payments (i.e., balloon payments) due during the period from May 1, 2012 through July 1, 2018, unless the mortgage loan is previously prepaid. Thirty of the mortgage loans, representing 33.4% of the initial pool balance (26 mortgage loans representing 37.2% of the group 1 balance and four mortgage loans representing 16.4% of the group 2 balance), will provide for payments of interest only until the maturity date or anticipated repayment date.

Mortgage loans with balloon payments or substantial scheduled principal balances involve a greater risk to the mortgagee than fully amortizing loans, because the borrower’s ability to repay a mortgage loan on its maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property at a price sufficient to permit repayment. In addition, fully amortizing mortgage loans which accrue interest on an ‘‘actual/360’’ basis but have fixed monthly payments, may, in fact, have a small balloon payment due at maturity. Circumstances that will affect the ability of a borrower to accomplish either of these goals at the time of attempted sale or refinancing include:

•	the prevailing mortgage rates;

•	the fair market value of the property;

•	the borrower’s equity in the property;

•	the financial condition of the borrower;

•	the operating history of the property and occupancy levels of the property;

•	reduction in applicable government assistance/rent subsidy programs;

•	tax laws;

•	prevailing general and regional economic conditions; and

•	the availability of, and competition for, credit for multifamily or commercial properties, as the case may be.

We cannot assure you that each borrower will have the ability to repay the remaining principal balance on the pertinent date. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ and ‘‘—Additional Mortgage Loan Information’’ in this prospectus supplement and ‘‘Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Increased Risk of Default Associated with Balloon Payments’’ in the accompanying prospectus.

The availability of funds in the mortgage and credit markets fluctuates over time. None of the sponsor, the parties to the pooling and servicing agreement, or any third party is obligated to refinance any mortgage loan.

Particular Property Types Present Special Risks	The table entitled ‘‘Property Type’’ in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement summarizes the various property types that secure the mortgage loans. See generally ‘‘Risk Factors—Particular Property Types Present Special Risks’’ in the accompanying prospectus.

Other Property Types—Medical Office Properties	Included in the office properties referenced in the table entitled ‘‘Property Type’’ in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement are medical office properties securing 10 mortgage loans, Loan Nos. 3291747, 3292166, 3292265, 3293073, 3291127, 3292190, 3292984, 3290855, 3290566 and 3290400 representing 3.5% of the initial pool balance and 4.3% of the group 1 balance. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties. See ‘‘RISK FACTORS—Particular Property Types Present Special Risks’’ in the accompanying prospectus.

Other Property Types—Educational Facilities	Included in the ‘‘Other Properties’’ category in the table entitled ‘‘Property Type’’ in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement is an educational facility securing one mortgage loan, Loan No. 3292836, representing 0.5% of the initial pool balance (0.6% of the group 1 balance) as of the cut-off date.

The performance of educational facilities depends upon a number of unique factors, some of which include:

•	the reputation, quality and philosophy of such facility’s faculty and staff;

•	demand for the educational programs offered by such facility;

•	employment and social conditions in the facility’s geographic region;

•	demographic changes (e.g., population decreases or changes in average age or income) which may affect demand;

•	the physical attributes of the educational facility (e.g., its age, appearance and the presence or absence of amenities);

•	the administration’s ability to control enrollment growth and attrition; and

•	competition in such facility’s marketplace from other educational or vocational outlets.

Additionally, an educational facility presents additional risks to those of less specialized properties. Educational facilities often require unique site design and adaptability which may affect the value of the facility and may require unique construction not easily convertible into other uses, decreasing the likelihood of reletting.

Additional Financing May Make Recovery Difficult in the Event of Loss	The terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

Although the mortgage loans generally either prohibit the related borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related mortgage loan otherwise defaults. In addition, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated unsecured loans or loans secured by property other than the mortgaged property), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may jeopardize the borrower’s ability to make any balloon payment due at the maturity date or anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property, which may in turn adversely affect the value of the mortgaged property.

Certain information about additional debt that has been or may be incurred is as set forth in the following table:

Type of Additional Debt(1)(2)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Existing
Secured(3)	5	9.4%	10.9%	2.5%
Unsecured(4)	3	1.4%	1.3%	2.0%
Future(5)
Secured	8	6.5%	5.3%	12.1%
Unsecured(4)	17	15.1%	14.5%	17.8%

(1)	One mortgage loan, Loan No. 3290509 has existing additional debt and allows future debt which results in such mortgage loan appearing in both the ‘‘Existing’’ and ‘‘Future’’ categories.

(2)	Existing and future categories include mezzanine debt.

(3)	Includes one mortgage loan that has pari passu debt.

(4)	Excludes unsecured trade payables.

(5)	Three mortgage loans, Loan Nos. 3292273, 3292174 and 3292737 allow for future secured or unsecured debt, which results in such mortgage loans appearing in both the ‘‘Future Secured’’ and ‘‘Future Unsecured’’ categories.

Certain information about the split mortgage loans is set forth in the following table:

Loan Name	Loan Number	% of Initial Pool Balance	Loan Group	% of Group Balance	Principal Balance as of the Cut-off Date	Pari Passu Note Balance as of the Cut-off Date	Subordinate Note Balance as of the Cut-off Date
600 West Chicago	3290269	5.7%	1	7.0%	$134,000,000	$131,000,000	—
Capitol Square Office Building	3290772	1.4%	1	1.7%	$32,600,000	—	$1,000,001	(1)
AmSouth Center – Shreveport	3290434	1.4%	1	1.7%	$32,000,000	—	$2,000,000	(1)
Augusta Woods	3290509	0.5%	2	2.5%	$10,700,000	—	$445,000	(1)
Viking Plaza	3293511	0.4%	1	0.5%	$10,525,000	—	$605,000	(1)

(1)	The related subordinate note allows for negative amortization of interest.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—600 West Chicago Pari Passu Whole Loan’’, ‘‘—Capitol Square Office Building A/B Whole Loan’’, ‘‘—AmSouth Center – Shreveport A/B Whole Loan’’, ‘‘—Augusta Woods A/B Whole Loan’’ and ‘‘—Viking Plaza A/B Whole Loan’’, in this prospectus supplement for a description of the split loan structures.

Although the 600 West Chicago Pari Passu Mortgage Loan does not include the related pari passu note(s), the related borrowers are still obligated to make interest and principal payments on the entire amount of such mortgage loans. For further information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information—Additional Financing’’ in this prospectus supplement.

Additionally, although the Capitol Square Office Building A/B Mortgage Loan, the AmSouth Center – Shreveport A/B Mortgage Loan, the Augusta Woods A/B Mortgage Loan and the Viking Plaza A/B Whole Loan, do not include the related subordinate note(s), the related borrowers are still obligated to make interest and principal payments on the entire amount of such mortgage loans. For further information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information—Additional Financing’’ in this prospectus supplement.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE

LOANS—Subordinate Financing’’ in the accompanying prospectus.

Additionally, although the mortgage loans generally restrict the pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgages generally permit, subject to certain limitations, the pledging of less than a controlling portion of the limited partnership or non-managing membership equity interest in a borrower. Moreover, in general, any borrower that does not meet special purpose entity criteria may not be restricted in any way from incurring unsecured subordinate debt or mezzanine debt. Certain information about mezzanine debt that has been or may be incurred is as set forth in the following table:

Type of Mezzanine Debt	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Future	17	15.1%	14.5%	17.8%
Existing	2	1.2%	1.0%	2.0%

With respect to each mortgage loan that allows future mezzanine debt, such mortgage loan provides that the equity owners of the borrower have the right to incur mezzanine debt under specified circumstances set forth in the related loan documents. With respect to each mortgage loan that has existing mezzanine debt, the mortgagee and the related mezzanine lender have entered into a mezzanine intercreditor agreement which sets forth the rights of the parties. Pursuant to each mezzanine intercreditor agreement, the related mezzanine lender among other things (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any enforcement action with respect to the mezzanine loan without written confirmation from the rating agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the current ratings of the certificates and (y) has subordinated the mezzanine loan documents to the related loan documents and has the option to purchase the related mortgage loan if such mortgage loan becomes defaulted or to cure the default.

The debt service requirements of mezzanine debt reduce cash flow available to the borrower that could otherwise be used to make capital improvements, as a result of which the value of the property may be adversely affected. We make no representation as to whether any other subordinate financing encumbers any mortgaged property, any borrower has incurred material unsecured debt other than trade payables in the ordinary course of business, or any third party holds debt secured by a pledge of an equity interest in a borrower.

Risks Relating to Net Cash Flow	There can be no assurance that estimates of net cash flow with respect to any mortgaged property as of the cut-off date or any other date accurately represent such mortgaged property’s future net cash flows. In this context, ‘‘net cash flow’’ means cash flow attributable to a particular mortgaged property as adjusted based on assumptions used by the mortgage loan seller.

Estimates of net cash flow with respect to any particular mortgaged property require the application of assumptions and subjective judgments related to future events, conditions and circumstances, including future income and expense levels regarding variables such as the satisfaction of co-tenancy provision, full occupation of vacant space and successful re-letting at market rates of space subject to expiring leases. Variations between actual and assumed results relating to such estimates may cause a mortgaged property’s actual net cash flow to differ, sometimes substantially, from estimated net cash flow. In addition, each originator of commercial mortgage loans has its own underwriting criteria and no assurance can be given that assumptions and adjustments applied by one originator would be made by other lenders.

Additionally, such net cash flow estimates are not necessarily determined in accordance with generally accepted accounting principles and are therefore not a substitute for net income determined on that basis as a measure of the results of a mortgaged property’s operations. Nor are they a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of such mortgaged property’s liquidity.

Declining Value of Residential Mortgage Backed Securities and other Asset Backed or Structured Products May Adversely Affect CMBS	Recent increases in default and foreclosure rates in the residential real estate market has adversely impacted the market for asset backed securities and structured products collateralized by residential mortgages. This downturn in the residential mortgage backed securities market and markets for similarly collateralized asset backed securities and structured products may also affect the commercial mortgage backed securities market. For example, increasing defaults and foreclosures in the residential real estate market may depress the overall economy and lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate. Similarly, a lack of credit liquidity coupled with higher mortgage rates may decrease demand for, and consequently the market value of, commercial properties, which could in turn potentially prevent commercial mortgage borrowers from refinancing their mortgages, and increase the likelihood of default. Such economic conditions may also adversely affect the amount of liquidation proceeds the trust would realize in the event of a foreclosure. Moreover, even if the offered certificates are performing as anticipated, the value of the offered certificates in the secondary market may nevertheless fall as a result of a deterioration in general market conditions for commercial mortgage backed or other asset backed securities or structured products. Further, should trading activity associated with commercial mortgage backed securities indices (‘‘CMBX’’) drive spreads on such indices wider than the spreads on commercial mortgage backed securities generally, a further decrease in the value of such commercial mortgage backed securities, including the offered certificates, would likely also result.

Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability	The trust could become liable for a material adverse environmental condition at an underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

In addition, problems associated with mold may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and/or remediation expenses, each of which could adversely affect collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

All of the mortgaged properties were subject to environmental site assessments in connection with origination, including Phase I site assessments or updates of previously performed Phase I site assessments, had a transaction screen performed in lieu of a Phase I site assessment or were required to have environmental insurance in lieu of an environmental site assessment. In some cases, Phase II site assessments may have been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

The environmental investigations described above, as of the date of the report relating to the environmental investigation, did not reveal any material violation of applicable environmental laws with respect to any known circumstances or conditions concerning the related mortgaged property, or, if the environmental investigation report revealed any such circumstances or conditions with respect to the related mortgaged property, then:

•	the circumstances or conditions were subsequently remediated in all material respects; or

•	generally, with certain exceptions, one or more of the following was the case:

1.	a party not related to the related mortgagor with financial resources reasonably adequate to cure the subject violation in all material respects was identified as a responsible party for such circumstance or condition;

2.	the related mortgagor was required to provide additional security adequate to cure the subject violation in all material respects and to obtain and, for the period contemplated by the related loan documents, maintain an operations and maintenance plan;

3.	the related mortgagor provided a ‘‘no further action’’ letter or other evidence that would be acceptable to the related mortgage loan seller and that would be acceptable to a reasonably prudent lender that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition;

4.	such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related mortgagor is required to do;

5.	the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related mortgage loan and (b) $200,000;

6.	an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation;

7.	the related mortgagor or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority;

8.	the related mortgaged property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible,

against certain losses arising from such circumstances or conditions; or

9.	a responsible party with financial resources reasonably adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related mortgagor to cover the costs of any required investigation, testing, monitoring or remediation.

In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged property securing a mortgage loan that we intend to include in the trust fund because a responsible party with respect to that condition had already been identified. We cannot assure you, however, that such a responsible party will be financially able to address the subject condition or compelled to do so.

Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

We cannot assure you that:

•	the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action; or

•	an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

The pooling and servicing agreement to be dated as of the cut-off date, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator and the REMIC administrator, requires that the master servicer obtain an environmental site assessment of a mortgaged property securing a defaulted mortgage loan prior to acquiring title thereto or assuming its operation. Such prohibition effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘The Pooling and Servicing Agreements— Realization Upon Defaulted Mortgage Loans’’, ‘‘Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying prospectus.

The Benefits Provided by Cross-Collateralization May Be Limited	As described under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement, the mortgage pool includes five sets of cross-collateralized mortgage loans set forth in the following table:

Loan Number of Cross-Collateralized Loans	Number of Mortgage Loans	%of Initial Pool Balance	%of Group 1 Balance	%of Group 2 Balance
3292042 and 3292430	2	2.5%	3.1%	0.0%
3291838, 3291879, 3291846, 3291861 and 3291853	5	1.1%	1.3%	0.0%
3291416 and 3291531	2	0.5%	0.6%	0.0%
3290616 and 3291333	2	0.4%	0.0%	2.2%
3290319 and 3290103	2	0.3%	0.4%	0.0%

Cross-collateralization arrangements may be terminated with respect to some mortgage loans under the terms of the related loan documents. Cross-collateralization arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such set of cross-collateralized mortgage loans (or any such mortgage loan with multiple notes and/or mortgaged properties) to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower’s representative.

A lien granted by such a borrower entity could be avoided if a court were to determine that:

•	such borrower was insolvent when granting the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and

•	such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

Mortgage Loans to Related Borrowers and Concentrations of Related Tenants May Result in More Severe Losses on Your Certificates	Certain sets of borrowers under the mortgage loans are affiliated or under common control with one another. However, no group of affiliated borrowers are obligors on mortgage loans representing more than 5.1% of the initial pool balance 5.2% of the group 1 balance and 4.6% of the group 2 balance. In addition, tenants in certain mortgaged properties also may be tenants in other mortgaged properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. There are also several cases in which a particular entity is a tenant at multiple mortgaged properties, and although it may not be a significant tenant (as described in Annex A to this prospectus supplement) at any such mortgaged property, it may be significant to the successful performance of such mortgaged properties.

In such circumstances, any adverse circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related mortgage loans or mortgaged properties could arise in connection with the other related mortgage loans or mortgaged properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at one or more other mortgaged properties to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty. It could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the accompanying prospectus.

Additionally, certain tenants may be owned by affiliates of the related borrower or otherwise related to or affiliated with the borrower. The interests of the borrower acting as a tenant may conflict with the borrower’s interests under the related loan documents and may be adverse to the interests of the certificateholders. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. In some cases, this affiliated tenant is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a ‘‘stabilized’’ level but may not provide additional economic support for the mortgage loan. There can be no assurance the space ‘‘leased’’ by this borrower affiliate will eventually be occupied by third party tenants. The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related mortgage loan. Such master lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the master lease is terminated and the affiliate tenant evicted from the mortgaged property or master leased premises (which may not be possible if the master lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that a master lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliated master tenant. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

In addition, a number of the borrowers under the mortgage loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

The Geographic Concentration of Mortgaged Properties May Adversely Affect Payment on Your Certificates	A concentration of mortgaged properties in a particular state, jurisdiction or region increases the exposure of the mortgage pool to any adverse economic developments that may occur in such state, jurisdiction or region, conditions in the real estate market where the mortgaged properties securing the related mortgage loans are located, changes in governmental rules and fiscal polices, acts of nature, including floods, tornadoes, wild fires and earthquakes (which may result in uninsured losses and which may adversely affect a mortgaged property directly or indirectly by disrupting travel patterns and/or the area’s economy), and other factors that are beyond the control of the borrowers.

The geographic concentration of the mortgaged properties in states with concentrations over 5.0% of the initial pool balance as of the cut-off date is as set forth in the following table:

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance(1)	% of Group 1 Balance(1)	% of Group 2 Balance(1)
Virginia	18	$361,416,278	15.4%	18.1%	3.3%
Illinois	17	254,311,155	10.8%	12.7%	2.7%
California	33	253,082,360	10.8%	11.6%	7.3%
Arizona	8	136,915,000	5.8%	4.9%	9.9%
North Carolina	25	130,872,732	5.6%	3.5%	14.9%

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in ANNEX A to this prospectus supplement.

The remaining mortgaged properties are located throughout 33 other states with no more than 5.0% of the initial pool balance secured by mortgaged properties located in any such state.

Certain State-Specific Considerations—Virginia	Eighteen of the mortgaged properties, securing mortgage loans, representing 15.4% of the initial pool balance (16 mortgaged properties, securing mortgage loans representing 18.1% of the group 1 balance and two mortgaged properties, securing mortgage loans representing 3.3% of the group 2 balance), are located in Virginia. Foreclosure of the lien of a deed of trust in Virginia typically and most efficiently is accomplished by a non-judicial trustee’s sale under a power of sale provision in the deed of trust. Judicial foreclosure also can be, but seldom is, used. In a non-judicial foreclosure, written notice to the borrower and other lienholders of record and newspaper advertisement of the trustee’s sale, containing certain information, must be given for the time period prescribed in the deed of trust, but subject to statutory minimums. After such notice, the trustee may sell the real estate at public auction. Although rarely used in Virginia, in a judicial foreclosure, after notice to all interested parties, a full hearing and judgment in favor of the lienholder, the court orders a foreclosure sale to be conducted by a court-appointed commissioner in chancery or other officer. In either type of foreclosure sale, upon consummation of the foreclosure, the borrower has no right to redeem the property. A deficiency judgment for a recourse loan may be obtained. Further, under Virginia law, under certain circumstances and for certain time periods, a lienholder may petition the court for the appointment of a receiver to collect, protect and disburse the real property’s rents and revenues, and otherwise to maintain and preserve the real property, pursuant to the court’s instructions. The decision to appoint a receiver is solely within the court’s discretion, regardless of what the deed of trust provides.

Certain State-Specific Considerations—Illinois	Seventeen of the mortgaged properties, securing mortgage loans, representing 10.8% of the initial pool balance (15 mortgaged properties, securing mortgage loans representing 12.7% of the group 1 balance and two mortgaged properties, securing mortgage loans representing 2.7% of the group 2 balance), are located in Illinois. Mortgage loans in Illinois are generally secured by mortgages on real property. Foreclosure of a mortgage is accomplished only by judicial proceedings; there is no private power of sale under Illinois law. The common law remedy of strict foreclosure is still available in Illinois, as are statutory procedures for consent foreclosure and deed in lieu of foreclosure. Foreclosure is regulated by statute and is subject to the court’s equitable powers. Generally, a mortgagee may obtain, where applicable, and seek to recover, a deficiency judgment in the context of judicial foreclosure, but deficiency judgments are waived in the context of consent foreclosure or deed in lieu of foreclosure (except, with respect to deed in lieu of foreclosure, to the extent that the mortgagor(s) and guarantor(s) agree in a contemporaneous writing not to be relieved of their obligations with respect to the mortgage loan). A mortgagor has a statutory right of redemption which, as to mortgagors of non-residential real property, may be waived. A mortgagor also has a statutory right of reinstatement which may be exercised repeatedly unless the court has made an express finding that the mortgagor has exercised its right to reinstate, in which case such relief cannot again be made available to the mortgagor for a period of five years. The right of reinstatement allows a mortgagor, whose loan has been accelerated due to a default, to cure said default (by paying the principal amount due, including costs, expenses, attorneys’ fees and other fees, but excluding the portion of principal which would not have been due in the absence of acceleration) within ninety days from the date the court obtains jurisdiction over the mortgagor. The reinstatement right cannot be waived by the mortgagor. Illinois statutes also provide priority to certain tax liens over the lien of previously recorded mortgages. Further, under Illinois case law, in order to enforce an assignment of rents, a mortgagee is required to (a) take actual possession of the mortgaged property, (b) take constructive possession of the mortgaged property by obtaining court authorization to collect rents from tenants or (c) move for the appointment of, and obtain an affirmative ruling appointing, a receiver for the mortgaged property.

Certain State-Specific Considerations—California	Thirty-three of the mortgaged properties, securing mortgage loans, representing 10.8% of the initial pool balance (29 mortgaged properties, securing mortgage loans representing 11.6% of the group 1 balance and four mortgaged properties, securing mortgage loans representing 7.3% of the group 2 balance), are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale or by a court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California’s ‘‘one action rule’’ requires the mortgagee to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. See ‘‘Risk Factors—Risks Related to the Mortgage Loans— One-Action Rules May Limit Remedies’’ in this prospectus supplement. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the mortgagee is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a mortgagee whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Mortgage Loans with Higher Than Average Principal Balances May Create More Risk of Loss	Concentrations in a pool of mortgage loans with larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed. In this regard:

•	With respect to 65 mortgage loans, representing 69.3% of the initial pool balance (49 mortgage loans representing 70.6% of the group 1 balance and 16 mortgage loans representing 63.8% of the group 2 balance), the cut-off date balances are higher than the average cut-off date balance;

•	the largest single mortgage loan, by cut-off date balance, represents approximately 6.4% of the initial pool balance and 7.8% of the group 1 balance, and the largest set of cross-collateralized mortgage loans represent in the aggregate approximately 2.5% of the initial pool balance and 3.1% of the group 1 balance; and

•	the ten largest mortgage loans (counting a crossed pool as an individual mortgage loan for this purpose) have cut-off date balances that represent in the aggregate 29.0% of the initial pool balance (ten mortgage loans representing 35.5% of the group 1 balance).

Increased Concentrations Resulting from Principal Payments on the Mortgage Loans May Expose Your Certificates to Risk	As payments in respect of principal (including payments in the form of voluntary principal prepayments, liquidation proceeds (as described in this prospectus supplement) and the repurchase prices for any mortgage loans repurchased due to breaches of representations or warranties) are received with respect to the mortgage loans, the remaining mortgage loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the certificates (other than the Class XW, Class V, Class R-I and Class R-II Certificates) is generally payable in sequential order, classes that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations.

Prepayment Premiums and Yield Maintenance Charges Present Special Risks	One hundred ninety-five mortgage loans, representing 78.2% of the initial pool balance (154 mortgage loans representing 78.9% of the group 1 balance and 41 mortgage loans representing 75.1% of the group 2 balance) as of the cut-off date, generally prohibit any voluntary prepayment of principal prior to the final two to 37 scheduled monthly payments, which includes any payment that is due upon the stated maturity date or anticipated repayment date, as applicable, of the related mortgage loan; however, these mortgage loans generally permit defeasance.

Thirty-six mortgage loans, representing 18.4% of the initial pool balance (24 mortgage loans representing 18.7% of the group 1 balance and 12 mortgage loans representing 17.4% of the group 2 balance): (a) have an initial lockout period; (b) are then subject, after expiration of the initial lockout period, to a period where the borrower has an option to prepay the mortgage loans subject to the greater of a yield maintenance charge or a 1% prepayment premium; and (c) become thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to maturity.

Two mortgage loans, representing 0.4% of the initial pool balance (0.5% of the group 1 balance): (a) have no lockout period, but are subject to a period where the borrower has an option to prepay the mortgage loan subject to the greater of a yield maintenance charge or a 1% prepayment premium; and (b) thereafter becomes prepayable without an accompanying prepayment premium or yield maintenance charge, prior to maturity.

One mortgage loan representing 1.4% of the initial pool balance (7.6% of the group 2 balance): (a) has an initial lockout period; (b) is then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to prepay the mortgage loan subject to a yield maintenance charge; (c) is then subject to a period where the related borrower has an option to prepay the mortgage loan subject to a yield maintenance charge or defeasance; and (d) thereafter becomes prepayable without an accompanying yield maintenance charge or prepayment premium, prior to its maturity.

Two mortgage loans representing 1.1% of the initial pool balance (1.4% of the group 1 balance): (a) have an initial lockout period; (b) are then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to prepay the mortgage loan subject to either prepayment (subject to the greater of a yield maintenance charge or a 1% prepayment premium) or defeasance; and (c) thereafter becomes prepayable without an accompanying yield maintenance charge or prepayment premium, prior to maturity.

One mortgage loan representing 0.4% of the initial pool balance (0.5% of the group 1 balance): (a) has an initial lockout period; (b) is then subject, after expiration of the initial lockout period, to a period where the borrower has an option to prepay the mortgage loan subject to the greater of a yield maintenance charge or a 1% prepayment premium; (c) is then subject to a period where the related borrower has an option to prepay the mortgage loan subject to a 5% prepayment premium; (d) is then subject to a period where the related borrower has an option to prepay the mortgage loan subject to a 4% prepayment premium; (e) is then subject to a period where the related borrower has an option to prepay the mortgage loan subject to a 3% prepayment premium; (f) is then subject to a period where the related borrower has an option to prepay the mortgage loan subject to a 2% prepayment premium; (g) is then subject to a period where the related borrower has an option to prepay the mortgage loan subject to a 1% prepayment premium; and (h) thereafter becomes prepayable without an accompanying yield maintenance charge or prepayment premium, prior to maturity.

One mortgage loan representing 0.1% of the initial pool balance (0.1% of the group 1 balance): (a) has an initial lockout period; (b) is then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to defease the mortgage loan; (c) is then subject to a period where the related borrower has an option to prepay the mortgage loan subject either to a 1% prepayment premium or defeasance; (d) is then subject to a period where the related borrower has an option to defease the mortgage loan; and (e) thereafter becomes prepayable without an accompanying yield maintenance charge or prepayment premium, prior to maturity.

See ‘‘Description of the Mortgage Pool— Certain Terms and Conditions of the Mortgage Loans— Prepayment Provisions’’ in this prospectus supplement.

Any prepayment premiums or yield maintenance charges actually collected on the remaining mortgage loans, which generally permit voluntary prepayments during particular periods and, depending on the period, require the payment of a prepayment premium or yield maintenance charge with such prepayment, will be distributed among the respective classes of certificates in the amounts and in accordance with the priorities described in this prospectus supplement under ‘‘Description of the Certificates—Distributions—Distributions of

Prepayment Premiums’’ in this prospectus supplement. The depositor, however, makes no representation as to the collectibility of any prepayment premium or yield maintenance charge.

See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus. See ‘‘Description of the Mortgage Pool— Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’, ‘‘Servicing of the Mortgage Loans—Defaulted Mortgage Loans; Purchase Option’’, ‘‘—Modifications, Waivers, Amendments and Consents’’ and ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement.

Generally, provisions requiring prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a prepayment premium or yield maintenance charge. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law.

We also note the following with respect to prepayment premiums and yield maintenance charges:

•	liquidation proceeds (as described in this prospectus supplement) recovered in respect of any defaulted mortgage loan generally will be applied to cover outstanding advances prior to being applied to cover any prepayment premium or yield maintenance charge due in connection with the liquidation of such mortgage loan;

•	the special servicer may waive a prepayment premium or yield maintenance charge in connection with obtaining a pay-off of a defaulted mortgage loan;

•	no prepayment premium or yield maintenance charge will be payable in connection with any repurchase of a mortgage loan resulting from a material breach of representation or warranty or a material document defect by a mortgage loan seller;

•	no prepayment premium or yield maintenance charge will be payable in connection with the purchase of all of the mortgage loans and any REO properties by the special servicer, master servicer or any holder or holders of certificates evidencing a majority interest in the controlling class in connection with the termination of the trust;

•	no prepayment premium or yield maintenance charge will be payable in connection with the purchase of defaulted mortgage loans by the master servicer, the special servicer, the related Note B Holder (with respect to an A/B Whole Loan), any mezzanine lender or any holder or holders of certificates evidencing a majority interest in the controlling class. Also, such prepayment premium or yield maintenance charge may not be payable by any of the aforementioned entities in connection with the exercise of a purchase right in respect of a defaulted mortgage loan pursuant to an intercreditor agreement; and

•	in general, no prepayment premium or yield maintenance charge is payable with respect to a prepayment due to casualty or condemnation.

See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus. See ‘‘Description of the Mortgage Pool— Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’, ‘‘Servicing of the Mortgage Loans—Defaulted Mortgage Loans; Purchase Option’’, ‘‘—Modifications, Waivers, Amendments and Consents’’ and ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Payments on Your Certificates	Generally, the mortgage loans in the trust fund do not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee. However, certain of the mortgage loans have lockbox accounts in place or provide for a springing lockbox. See Annex A to this prospectus supplement for information regarding these mortgage loans. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Risks Related to Construction, Redevelopment, Renovation and Repairs at Mortgaged Properties	Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future,

construction, redevelopment, renovation or repairs. We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such construction, redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the borrower to repay the related mortgage loan.

In the event that the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, renovation or repairs, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative impact on net operating income.

Leasehold Interests Are Subject to Terms of the Ground Lease	Ten mortgaged properties, securing mortgage loans representing 4.1% of the initial pool balance (4.2% of the group 1 balance and 3.9% of the group 2 balance), are secured, in whole or in part, by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. See ‘‘Risk Factors—Leasehold Interests Are Subject to Terms of the Ground Lease’’ in the accompanying prospectus.

Condominium Ownership May Limit Use and Improvements	We are aware that five mortgage loans (Loan Nos. 3292208, 3292588, 3293859, 3292786 and 3291184 representing 1.5% of the initial pool balance, 1.2% of the group 1 balance and 3.0% of the group 2 balance), are each secured by a property (or a portion of a property) that consists of the related borrower’s interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common area and the related voting rights in the condominium association. With respect to four of these Mortgage Loans (Loan Nos. 3292208, 3292588, 3293859 and 3291184, representing 1.3% of the initial pool balance, 1.2% of the group 1 balance and 1.6% of the group 2 balance) the borrower does not control the related condominium board. See ‘‘Risk Factors—Condominium Ownership May Limit Use and Improvements’’ in the accompanying prospectus.

Information Regarding the Mortgage Loans Is Limited	The information set forth in this prospectus supplement with respect to the mortgage loans is derived principally from one or more of the following sources:

•	a review of the available credit and legal files relating to the mortgage loans;

•	inspections of each mortgaged property with respect to the applicable mortgage loan undertaken by or on behalf of the related mortgage loan seller;

•	generally, unaudited operating statements for the mortgaged properties related to the mortgage loans supplied by the borrowers;

•	appraisals for the mortgaged properties related to the mortgage loans that generally were performed in connection with origination (which appraisals were used in presenting information regarding the cut-off date loan-to-value ratios of such mortgaged properties under ‘‘Description of the Mortgage Pool’’ and in Annex A to this prospectus supplement for illustrative purposes only);

•	engineering reports and environmental reports for the mortgaged properties related to the mortgage loans that generally were prepared in connection with origination; and

•	information supplied by entities from which a related mortgage loan seller acquired, or which currently service, certain of the mortgage loans.

All of the mortgage loans were originated during the 12 months prior to the cut-off date other than two mortgage loans, Loan Nos. 3292190 and 3290202, which represent 0.8% of the initial pool balance (1.0% of the group 1 balance) which were originated on February 5, 2007 and February 28, 2007, respectively. Also, some mortgage loans constitute acquisition financing. Accordingly, limited or no operating information is available with respect to the related mortgaged properties. In addition, certain mortgage loans may allow for the substitution of a part or all of the related mortgaged property, subject to various conditions. See ‘‘Description of the Mortgage Pool— Release or Substitution of Properties’’ in this prospectus supplement. Accordingly, no information is presently available with respect to a property that may be substituted for a mortgaged property.

Borrower Bankruptcies or Litigation May Affect Timing or Payment on Your Certificates	Certain borrowers and the principals of certain borrowers and/or managers may have been involved in bankruptcy, foreclosure or similar proceedings or have otherwise been parties to real estate-related litigation. In the past, the principals of certain borrowers and/or managers have been equity owners in other mortgaged properties that have been subject to foreclosure proceedings.

There also may be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the distributions to certificateholders.

With respect to eight Mortgage Loans (Loan Nos. 3292174, 3291051, 3290004, 3292737, 3293073, 3292208, 3292216 and 3292190, representing 5.6% of the initial pool balance, 5.8% of the group 1 balance and 4.6% of the group 2 balance) there is a pending SEC investigation against the principal of the mortgagor. The investigation does not address any of the related mortgaged properties. A guaranty was executed for each such mortgage loan by such principal to indemnify the holder of each mortgage loan from any losses resulting from such investigation.

Reliance on a Single Tenant or a Small Group of Tenants May Increase the Risk of Loss	With respect to 69 mortgaged properties related to 31 mortgage loans (Loan Nos. 3290681, 3290053, 3290087, 3290475, 3291747, 3291283, 3292836, 3290491, 3290236, 3290335, 3291184, 3292810, 3292745, 3293560, 3293016, 3290483, 3293545, 3293628, 3292471, 3293610, 3290731, 3293586, 3293578, 3291168, 3292729, 3290897, 3290293, 3291663, 3290566, 3293594 and 3291028, and two of the mortgaged properties securing Loan No. 3293040 and known as 1702 South Muskogee Avenue and 4755 Southeast 29th Street representing 11.5% of the initial pool balance and 14.1% of the group 1 balance), the related mortgaged property is leased to a single tenant. A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is because the financial effect of the absence of rental income may be severe, more time may be required to relet the space and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this regard, see ‘‘Risk Factors—Particular Property Types Present Special Risks—Retail Properties’’, ‘‘—Office Properties’’, ‘‘—Multifamily Properties’’, ‘‘—Hotel Properties’’, ‘‘—Self Storage Properties’’, ‘‘—Industrial and Warehouse Properties’’, ‘‘—Manufactured Housing’’, ‘‘—Parking Garages’’ and ‘‘—Other Properties’’ in the accompanying prospectus and ‘‘Risk Factors—Other Property Types—

Medical Office Properties’’ and ‘‘—Other Property Types— Educational Facility Properties’’ in this prospectus supplement.

Certain Additional Risks Relating to Tenants	Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations. Other tenants may have the right to cancel or terminate their leases prior to the expiration of the lease term or upon the occurrence of certain events. For example, mortgage loans that are secured by mortgaged properties leased by the United States General Services Administration for use by various federal agencies, such leases may contain termination options that permit termination of the related lease on and after a specified date for reasons other than insufficient appropriations.

In addition, with respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In addition, certain tenants at retail properties may be entitled to terminate their leases or to pay reduced rent prior to the term of such leases, pursuant to co-tenancy provisions, operating covenants and termination options under certain conditions, including that an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property or if the related mortgaged property fails to meet certain thresholds with respect to tenant quality and/or type.

Tenancies in Common May Hinder or Delay Recovery	With respect to 32 mortgage loans (Loan Nos. 3292448, 3292174, 3291820, 3290004, 3292661, 3290806, 3291283, 3292828, 3290939, 3291218, 3293073, 3292836, 3292208, 3291721, 3293123, 3292216, 3290012, 3292125, 3292984, 3292810, 3293156, 3293560, 3292539, 3290368, 3293065, 3293099, 3293040, 3292729, 3291911, 3291655, 3290285 and 3293594 representing 14.3% of the initial pool balance, 14.4% of the group 1 balance and 13.8% of the group 2 balance), the borrowers own the related mortgaged property as tenants-in-common. The borrowers under additional mortgage loans may be permitted under their related loan documents to convert their ownership structure to a tenancy-in-common. See ‘‘Risk Factors—Tenancies in Common May Hinder or Delay Recovery’’ in the accompanying prospectus.

Affiliations with a Franchise or Hotel Management Company Present Certain Risks	Hotel properties securing 25 mortgage loans, (representing 10.1% of the initial pool balance and 12.4% of the group 1 balance), are affiliated with a franchise or hotel management company through a franchise or management agreement. See ‘‘Risk Factors—Particular Property Types Present Special Risks—Hotel Properties’’ in the accompanying prospectus.

Property Insurance May Not Protect Your Certificates from Loss in the Event of Casualty or Loss	The loan documents for each of the mortgage loans generally require the borrower to maintain, or cause to be maintained, specified property and liability insurance. The mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. In addition certain of the mortgaged properties are located in locations such as California, Washington, Texas, Utah, Nevada, Idaho, along the Southeastern coastal areas of the United States and seismic zones 3 and 4. These areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods, wild fires and hurricanes) than other states. In particular, although it is often difficult to assess the full impact of such acts of nature on the United States and local economies, in the short term, such acts of nature are normally expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by a severe storm can suffer severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks and fire and environmental damage. The devastation caused by severe storms have on occasion led to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real estate-related investments, in particular, in the areas most directly damaged by the storms. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. The mortgage loans do not generally require the borrowers to maintain earthquake or windstorm insurance.

In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Property May Not Cover Special Hazard Losses’’ in the accompanying prospectus.

On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2014, will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States government. The Terrorism Risk Insurance Program Reauthorization Act of 2007 requires a study by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological (‘‘NBCR’’) attacks.

In addition, with respect to any act of terrorism occurring after January 1, 2007, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 85% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. (which insurer deductible was fixed by the Terrorism Risk Insurance Program Reauthorization Act of 2007 at 20% of an

insurer’s direct earned premium for any program year). The federal government share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

The Terrorism Insurance Program is temporary legislation and there can be no assurance that it will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that subsequent terrorism insurance legislation will be passed upon its expiration.

No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on an investor’s certificates.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the directing certificateholder, in accordance with the servicing standard that either:

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required. Further, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’

amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

With respect to certain of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. In addition, other loans either do not require the borrower to maintain terrorism insurance or the related borrower does not have terrorism insurance in place as of the cut-off date. Additionally, other loans that currently require terrorism coverage may not require such coverage under all circumstances in the future. For instance, some of the mortgage loans require terrorism insurance only if it can be obtained for a ‘‘commercially reasonable’’ amount and/or for an amount up to a specified premium cap, or if such exclusions become customary or are not customarily required by lenders on similar properties. For information regarding terrorism insurance premium caps with respect to the ten largest mortgage loans or cross-collateralized sets of mortgage loans, see ANNEX C to this prospectus supplement. In other instances, the insurance policies specifically exclude coverage for acts of terrorism or the related borrower’s obligation to provide terrorism insurance is suspended in the event that a tenant elects to self-insure and satisfies certain eligibility criteria. Even if the loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the master servicer or special servicer has determined, in accordance with the servicing standard, that either:

(a)	such insurance is not available at any rate; or

(b)	such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to the consent of the directing certificateholder) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.

Additionally, if the related borrower fails to maintain such insurance (whether or not the loan documents specify that such insurance must be maintained), the master servicer, or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the master servicer or special servicer determines, in accordance with the servicing standard (and subject to the consent of the directing certificateholder), that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.

Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. See ‘‘Description of the Mortgage Pool—Certain Underwriting Matters—Hazard, Liability and Other Insurance’’ in this prospectus supplement.

In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss.

We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy. As a result of any limitations on the insurance coverage in place with respect to any mortgaged properties, the amount available to make distributions on your certificates could be reduced.

Mortgage Loan Seller May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	The mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by the mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Bank of America, National Association in its capacity as the mortgage loan seller) are obligated to repurchase or substitute any mortgage loan (or portion thereof) in connection with either a material breach of the mortgage loan seller’s representations and warranties or any document defects, if the mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan seller will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a ‘‘qualified mortgage’’ for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See ‘‘The Sponsor’’ and ‘‘Description of the Mortgage Pool— Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements—Representations and Warranties; Repurchases’’ in the accompanying prospectus.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations	A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, including, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the accompanying prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could adversely affect the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

No Mortgage Loan Included in the Trust Fund Has Been Re-Underwritten	We have not re-underwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan seller and the mortgage loan seller’s obligation to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we cannot assure you that the mortgage loan seller will be able to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

See ‘‘Risk Factors’’ in the accompanying prospectus for a description of certain other risks and special considerations that may be applicable to your certificates and the mortgage loans.

DESCRIPTION OF THE MORTGAGE POOL

General

The Mortgage Pool consists of 238 Mortgage Loans secured by first liens on 295 commercial, multifamily and manufactured housing properties. The Mortgage Pool will be deemed to consist of two loan groups namely Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 184 Mortgage Loans with an aggregate initial principal balance of $1,915,593,894 (the Group 1 Balance) representing approximately 81.7% of the aggregate initial principal balance of the Mortgage Pool as of the Cut-off Date. Loan Group 2 will consist of 54 Mortgage Loans with an aggregate initial principal balance of $429,430,839 (the Group 2 Balance) representing approximately 18.3% of the aggregate initial principal balance of the Mortgage Pool as of the Cut-off Date (or approximately 100% of the aggregate initial principal balance of the Mortgage Loans secured by multifamily properties as of the Cut-off Date and approximately 66.6% of the aggregate initial principal balance of the Mortgage Loans secured by manufactured housing properties as of the Cut-off Date). Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

The Initial Pool Balance is $2,345,024,732, subject to a variance of plus or minus 5.0%. The Initial Pool Balance and each applicable Group Balance (including Cut-off Date Balances and Group Balances): (i) with respect to the 600 West Chicago Pari Passu Whole Loan includes only the 600 West Chicago Pari Passu Mortgage Loan (and excludes the related two pari passu Senior Notes); (ii) with respect to the Capitol Square Office Building A/B Whole Loan includes only the Capitol Square Office Building A/B Mortgage Loan (and excludes the related Subordinate Note); (iii) with respect to the AmSouth Center – Shreveport A/B Whole Loan includes only the AmSouth Center – Shreveport A/B Mortgage Loan (and excludes the related Subordinate Note); (iv) with respect to the Augusta Woods A/B Whole Loan includes only the Augusta Woods A/B Mortgage Loan (and excludes the related Subordinate Note) and (v) with respect to the Viking Plaza A/B Whole Loan includes only the Viking Plaza A/B Mortgage Loan (and excludes the related Subordinate Note). See ‘‘Description of the Trust Funds’’ and ‘‘Certain Legal Aspects of Mortgage Loans’’ in the accompanying prospectus. All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis.

All numerical and statistical information presented in this prospectus supplement is calculated as described under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement. For additional information see also ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT—Certain Mortgage Loan Calculations’’ in this prospectus supplement. The principal balance of each Mortgage Loan as of the Cut-off Date assumes the timely receipt of all principal scheduled to be paid on or before the Cut-off Date and assumes no defaults, delinquencies or prepayments on any Mortgage Loan on or before the Cut-off Date. All percentages of the Mortgage Pool, or of any specified sub-group thereof (including each Group Balance), referred to in this prospectus supplement without further description are approximate percentages of the Initial Pool Balance (or, if applicable, the related Group Balance). The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.

Each Mortgage Loan is evidenced by one or more Mortgage Notes and secured by one or more Mortgages that create a first mortgage lien on a fee simple and/or leasehold interest in the Mortgaged Property. Each Multifamily Loan is secured by a Multifamily Mortgaged Property (i.e., a property or complex consisting of five or more rental living units or manufactured housing properties) (57 Mortgage Loans, representing 18.9% of the Initial Pool Balance and representing 1.0% of the Group 1 Balance and 98.8% of the Group 2 Balance). Each Commercial Loan is secured by one or more Commercial Mortgaged Properties (i.e., a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building, a self storage facility, land, a mixed use property or an educational facility) (181 Mortgage Loans, representing 81.1% of the Initial Pool Balance and 99.0% of the Group 1 Balance and 1.2% of the Group 2 Balance).

With respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered; instead, the Master Servicer, at the direction of the related Mortgage Loan Seller, is required to take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee is required to take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the MERS Designated Mortgage Loans on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will include the foregoing confirmation in the certification required to be delivered by the Trustee after the Delivery Date pursuant to the Pooling and Servicing Agreement.

Cross-Collateralized Mortgage Loans

There are five Cross-Collateralized Sets of Mortgage Loans that consist of cross-collateralized and cross-defaulted Mortgage Loans.

Loan Numbers of Cross-Collateralized Mortgage Loans	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
3292042 and 3292430	2	2.5%	3.1%	—
3291838, 3291879, 3291846, 3291861 and 3291853	5	1.1%	1.3%	—
3291416 and 3291531	2	0.5%	0.6%	—
3290616 and 3291333	2	0.4%	—	2.2%
3290319 and 3290103	2	0.3%	0.4%	—

Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage or separate cross-collateralization agreement, as the case may be, contains provisions creating the relevant cross-collateralization and cross-default arrangements. In addition, there are certain circumstances where one or more of the Cross-Collateralized Mortgage Loans can be released from the cross-collateralization and cross-default arrangement. See Annex A to this prospectus supplement for information regarding the Cross-Collateralized Mortgage Loan and see ‘‘Risk Factors—Risks Related to the Mortgage Loan—The Benefits Provided by Cross-Collateralization May Be Limited’’ in this prospectus supplement.

Geographic Concentration

The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Mortgaged Properties for satisfaction of the borrower’s obligation. In the case of certain Mortgage Loans where the loan documents permit recourse to a borrower or guarantor, the Depositor generally has not undertaken an evaluation of the financial condition of any such entity or person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans are insured or guaranteed by any person or entity, governmental or otherwise. See ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Your Investment Is Not Insured or Guaranteed’’ in this prospectus supplement. Listed below are the states in which the Mortgaged Properties relating to 5.0% or more of the Initial Pool Balance are located:

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	% of Group 1 Balance(1)	% of Group 2 Balance(1)
Virginia	18	$361,416,278	15.4%	18.1%	3.3%
Illinois	17	$254,311,155	10.8%	12.7%	2.7%
California	33	$253,082,360	10.8%	11.6%	7.3%
Arizona	8	$136,915,000	5.8%	4.9%	9.9%
North Carolina	25	$130,872,732	5.6%	3.5%	14.9%

(1)	Because this table represents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged Properties if not otherwise specified in the related Mortgage Note or loan documents). Those amounts are set forth in Annex A to this prospectus supplement.

The remaining Mortgaged Properties are located throughout 33 other states with no more than 5.0% of the Initial Pool Balance secured by Mortgaged Properties located in any such other state.

On or about the Delivery Date, the Mortgage Loan Seller will transfer the Mortgage Loans, without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. See ‘‘The Sponsor’’ and ‘‘Originator (other than the sponsor)’’ in this prospectus supplement.

The Mortgage Loans were originated between February 5, 2007 and December 20, 2007.

Bank of America, National Association acquired the Mortgage Loans from LaSalle Bank National Association, generally in accordance with the underwriting criteria described in the accompanying prospectus under ‘‘Bank of America, National Association, as Sponsor’’.

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Bank of America	238	295	$2,345,024,732	100.0%	100.0%	100.0%
Total	238	295	$2,345,024,732	100.0%	100.0%	100.0%

The Mortgage Loans were selected by the Mortgage Loan Seller, with advice from the Underwriters as to the characteristics of the Mortgage Loans that will optimize marketability of the Certificates, from the Mortgage Loan Seller’s portfolio of multifamily and commercial mortgage loans, and were chosen to meet the requirements imposed by rating agencies to achieve the credit support percentages listed in the table entitled ‘‘Summary of Prospectus Supplement—Mortgage Pool’’ in the ‘‘EXECUTIVE SUMMARY’’ to this prospectus supplement.

Certain Terms and Conditions of the Mortgage Loans

Due Dates.     Each of the Mortgage Loans, other than 30 Mortgage Loans that are interest only until the Maturity Date or the Anticipated Repayment Date, as applicable (representing 33.4% of the Initial Pool Balance, 26 Mortgage Loans representing 37.2% of the Group 1 Balance and four Mortgage Loans representing 16.4% of the Group 2 Balance), provides for scheduled Monthly Payments of principal and interest. Each of the Mortgage Loans provides for payments to be due on the Due Date. In addition, 146 Mortgage Loans (representing 52.3% of the Initial Pool Balance, 109 Mortgage Loans representing 48.3% of the Group 1 Balance and 37 Mortgage Loans representing 70.3% of the Group 2 Balance), provide for periods of interest only payments during a portion of their respective loan terms.

Mortgage Rates; Calculations of Interest.    Each of the Mortgage Loans bears interest at a per annum rate that is fixed for the remaining term of the Mortgage Loan, except that as described below, each ARD Loan will accrue interest at a higher rate after its Anticipated Repayment Date. As used in this prospectus supplement, the term Mortgage Rate does not include the incremental increase in rate at which interest may accrue on an ARD Loan after the related Anticipated Repayment Date. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged as shown in the following chart:

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
5.510% - 5.749%	19	$589,993,028	25.2%	27.7%	13.6%
5.750% - 5.999%	42	475,650,363	20.3	20.0	21.4
6.000% - 6.249%	32	284,154,693	12.1	10.5	19.5
6.250% - 6.499%	100	655,170,964	27.9	26.2	35.7
6.500% - 7.110%	45	340,055,684	14.5	15.6	9.8
Total	238	$2,345,024,732	100.0%	100.0%	100.0%

Two hundred eight of the Mortgage Loans, including the ARD Loans (representing 66.6% of the aggregate allocated amount of the Initial Pool Balance, 158 Mortgage Loans representing 62.8% of the aggregate allocated amount of the Group 1 Balance and 50 Mortgage Loans representing 83.6% of the aggregate allocated amount of the Group 2 Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those Mortgage Loans. Thus, each of these Mortgage Loans will have a Balloon Payment due at its stated Maturity Date, unless prepaid prior thereto.

Most Mortgage Loans currently prohibit principal prepayments to some degree; however, certain of the Mortgage Loans impose ‘‘Prepayment Premiums’’ in connection with full or partial prepayments. Prepayment Premiums are payable to the Master Servicer as additional servicing compensation, to the extent not otherwise applied to offset Prepayment Interest Shortfalls, and may be waived by the Master Servicer in accordance with the servicing standard described under ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement.

Hyperamortization.    Six of the Mortgage Loans are ARD Loans (representing 4.4% of the Initial Pool Balance, four Mortgage Loans representing 3.9% of the Group 1 Balance and two Mortgage Loans representing 6.5% of the Group 2 Balance), these Mortgage Loans provide for changes in payments and accrual of interest if they are not paid in full by the related Anticipated Repayment Date. Commencing on the Anticipated Repayment Date, the ARD Loan will generally bear interest at a fixed per annum rate equal to the Revised Rate set forth in the related Mortgage Note extending until final maturity. The Excess Interest Rate is the excess, if any, of the Revised Rate over the applicable Mortgage Rate. Interest accrued at the Excess Interest Rate is referred to in this prospectus supplement as Excess Interest. In addition to paying interest (at the Revised Rate) from and after the Anticipated Repayment Date, the borrower generally will be required to apply any Excess Cash Flow from the related Mortgaged Property, if any, after paying all permitted operating expenses and capital expenditures, to pay accrued interest at the Revised Rate and then to principal on the related ARD Loan as called for in the related loan documents.

Amortization of Principal.    Two hundred eight Mortgage Loans are Balloon Loans (representing 66.6% of the Initial Pool Balance, 158 Mortgage Loans representing 62.8% of the Group 1 Balance and 50 Mortgage Loans representing 83.6% of the Group 2 Balance), in respect of which Balloon Payments will be due and payable on their respective Maturity Dates, unless prepaid prior thereto. In addition, 30 of the Mortgage Loans (including the Interest Only, Hyper Am Mortgage Loans), representing 33.4% of the Initial Pool Balance, 26 Mortgage Loans representing 37.2% of the Group 1 Balance and four Mortgage Loans representing 16.4% of the Group 2 Balance), provide for payments of interest only through to the end of their respective loan terms. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Balloon Loans May Present Greater Risk than Fully Amortizing Loans’’ in this prospectus supplement.

Prepayment Provisions.     The Mortgage Loans that permit voluntary prepayments generally provide for a sequence of periods with different conditions relating to voluntary prepayments consisting of one or more of the following:

(1) a Lockout Period during which voluntary prepayments are prohibited, followed by

(2) one or more Prepayment Premium Periods during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium, followed by

(3) an Open Period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

The periods applicable to any particular Mortgage Loan are indicated in Annex A under the heading ‘‘Prepayment Penalty Description (Payments)’’. For example, Loan No. 3293206 is indicated as LO(33)/GRTR1%PPMT or YM(84)/OPEN(3) meaning that such Mortgage Loan has a Lockout Period for the first 33 payments, has a period for the following 84 payments during which the greater of a 1% prepayment premium and a yield maintenance charge applies, followed by an Open Period of three payments, including the payment due on the Maturity Date, during which no Prepayment Premium would apply to any voluntary prepayment.

Voluntary principal prepayments (after any Lockout Period) may be made in full or in some cases in part, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lockout Periods ranged from one to 115 scheduled monthly payments (one to 115 scheduled monthly payments in Loan Group 1 and four to 113 scheduled Monthly Payments in Loan Group 2). As of the Cut-off Date, the weighted average remaining Lockout Period was 87 Monthly Payments (88 Monthly Payments in Loan Group 1 and 84 Monthly Payments in Loan Group 2). As of the Cut-off Date, the Open Period ranged from two to 37 Monthly Payments (three to 37 Monthly Payments for Loan Group 1 and two to 13 Monthly Payments for Loan Group 2) prior to and including the final Monthly Payment at maturity. The weighted average Open Period was 6 Monthly Payments (6 Monthly Payments in Loan Group 1 and 4 Monthly Payments in Loan Group 2). Prepayments Premiums on the Mortgage Loans are generally calculated on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

As more fully described in this prospectus supplement, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under ‘‘Description of the Certificates—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. In addition, generally no prepayment premium or yield maintenance charge is payable with respect to a prepayment due to a condemnation or casualty. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Prepayment Premiums and Yield Maintenance Charges Present Special Risks’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus.

Defeasance.    One hundred ninety-nine of the Mortgage Loans (representing 80.8% of the Initial Pool Balance, 157 Mortgage Loans representing 80.4% of the Group 1 Balance and 42 Mortgage Loans representing 82.6% of the Group 2 Balance) provided no event of default exists, permit the applicable borrower at any time during the related Defeasance Period, which is at least two years from the Delivery Date, to obtain a release of a Mortgaged Property from the lien of the related Mortgage Loan by exercising the Defeasance Option. The borrower must meet certain conditions to exercise its Defeasance Option, including that no event of default exists. Among other conditions, the borrower must pay on the related Release Date:

(1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date;

(2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith; and

(3) the related Collateral Substitution Deposit.

In addition, the borrower must deliver a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and, generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. Under the Pooling and Servicing Agreement, the Master Servicer is required to enforce any provisions of the related loan documents that require, as a condition to the exercise by the borrower of any defeasance rights, that the borrower pay any costs and expenses associated with such exercise.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

Additional Prepayment Provisions.     Thirty-one of the Mortgage Loans (representing 13.5% of the Initial Pool Balance, 27 Mortgage Loans representing 15.6% of the Group 1 Balance and four Mortgage Loans representing 3.9% of the Group 2 Balance), have holdbacks or letters of credit. Certain of these Mortgage Loans provide that in the event that certain conditions specified in the related loan documents are not satisfied, such holdbacks or letters of credit may be applied to reduce the outstanding principal balance of the Mortgage Loan, in which event the amortization schedule may be recast. For more information regarding the Mortgage Loans with holdbacks and/or letters of credit, see ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement.

There may be other Mortgage Loans that provide that in the event that certain conditions specified in the related loan documents are not satisfied, an upfront ‘‘earnout’’ reserve may be applied to reduce the outstanding principal balance of the Mortgage Loan, in which event the amortization schedule may be recast. For further information, see ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ and the footnotes to Annex A to this prospectus supplement.

Release or Substitution of Properties

The Mortgage Loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties generally require that: (1) prior to the release of a related Mortgaged Property, at least 110% of the allocated loan amount for the related Mortgaged Property be defeased (or, in some instances, prepaid) and (2) certain debt service coverage ratio and LTV Ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

In the case of one Mortgage Loan (Loan No. 3290996, representing 6.4% of the Initial Pool Balance and 7.8% of the Group 1 Balance), the related loan documents permit the related borrower to obtain the release of one or more of the individual properties from the lien of the related Mortgaged Property following two years after the closing date of this securitization upon the satisfaction of the following terms and conditions, including without limitation: (i) no event of default is continuing either immediately before or immediately after such release; (ii) the related borrower defeases an amount of principal equal to 110% of the allocated loan amount for the related Mortgaged Property; and (iii) after giving effect to such release, the underwritten debt service coverage ratio for the remaining Mortgaged Property subject to the lien of the related Mortgage will be no less than the greater of: (A) the underwritten debt service coverage ratio immediately preceding such release and (B) 1.20x.

In the case of two Mortgage Loans (Loan Nos. 3292042 and 3292430, representing 2.5% of the Initial Pool Balance and 3.1% of the Group 1 Balance) the related loan documents permit the related borrower, after May 17, 2009, to obtain the release of one or more parcels from the lien of the related Mortgage in connection with a partial prepayment of such Mortgage Loan and upon the satisfaction of certain conditions including, without limitation, the following: (i) no event of default exists or, with the passage of time, giving of notice and failure to cure would constitute an event of default under the related loan documents; (ii) the related borrower must pay the related mortgagee an amount equal to 105% of the allocated loan amount for such release parcel; (iii) after giving effect to such release, the debt service coverage ratio for the remaining related Mortgaged Property must not be less than the greater of (A) 1.15x or (B) the debt service coverage ratio for the related Mortgaged Properties combined immediately prior to such release; (iv) after giving effect to such release, the loan-to-value ratio for the remaining related Mortgaged Property must not exceed the lesser of (A) 80% and (B) the loan-to-value ratio for the related Mortgaged Property immediately prior to such release; (v) the related borrower must provide the related mortgagee a REMIC opinion; and (vi) the related borrower must provide the mortgagee confirmation from the applicable rating agencies that any securities secured by the related Mortgage Loan will not suffer a downgrade, withdrawal or qualification of the credit rating then assigned to such securities.

In the case of one Mortgage Loan (Loan No. 3292273, representing 1.6% of the Initial Pool Balance and 2.0% of the Group 1 Balance) the related loan documents permit the related borrower, at any time following two years after the closing date of this securitization, to obtain the release of one of the individual parcels from the lien of the related Mortgage in connection with a partial defeasance upon the satisfaction of certain conditions including, without limitation, the following: (i) the note must be split into two separate uncross-collateralized notes; (ii) after giving effect to the release, the ratio of the outstanding balance of the related Mortgage Loan to the aggregate fair market value of the remaining Mortgaged Property is not greater than the lesser of (A) the ratio of the outstanding balance of the related Mortgage Loan to the aggregate fair market value of the entire Mortgaged Property as of origination of the related Mortgage Loan and (B) the ratio of the outstanding balance of the related Mortgage Loan to the aggregate fair market value of the entire Mortgaged Property as of the date immediately preceding such release; (iii) after giving effect to such release, the debt service coverage ratio with respect to the remaining Mortgaged Property will be equal to or greater than the greater of (A) the debt service coverage ratio with respect to the entire Mortgaged Property as of origination of the related Mortgage Loan and (B) the debt service coverage ratio with respect to the entire related Mortgaged Property as of the date immediately preceding such release; (iv) the amount of the defeasance note will be 125% of the total related Mortgage Loan amount allocated to the transferred parcel; and (v) the related borrower must provide the mortgagee confirmation from the applicable rating agencies that any securities secured by the related Mortgage Loan will not suffer a downgrade, withdrawal or qualification of the credit rating then assigned to such securities.

In the case of two Mortgage Loans (Loan Nos. 3290053 and 3290087, representing 2.1% of the Initial Pool Balance and 2.6% of the Group 1 Balance, respectively) the related loan documents permit the related borrower, at any time after the earlier to occur of three years after origination of the Mortgage Loan or two years after the startup day of a securitization, to obtain the release of the individual parcels from the lien of the related Mortgage in connection with a partial defeasance upon the satisfaction of certain conditions including, without limitation, the following: (i) no event of default has occurred and is continuing; (ii) the note must be split into two substitute notes; (iii) the related borrower must provide the related mortgagee a REMIC opinion; (iv) the related borrower must provide the mortgagee confirmation from the applicable rating agencies that any securities secured by the related Mortgage Loan will not suffer a downgrade, withdrawal or qualification of the credit rating then assigned to such securities; and (v) the borrower must deliver defeasance collateral in an amount no less than the greatest of (A) depending upon certain elections available to the related borrower, an amount no less than either 120% or 125% of the allocated loan amount of the release parcel as set forth in the related loan documents, (B) an amount which, after giving effect to such partial defeasance, would result in a debt service coverage ratio for the remaining property not be less than (1) the debt service coverage ratio as of the date of origination of the related Mortgage Loan, (2) if the entire 12 month period immediately following the partial defeasance occurs during the interest only period, an amount not less than 1.30x or (3) if all or any portion of the 12 month period immediately following the partial defeasance occurs during the amortization period, an amount not less than 1.15x and (C) an amount which, after giving effect to such partial defeasance, results in a loan-to-value ratio for the remaining property no greater than 64% or the lesser of (i) 64% and (ii) the pre-defeasance loan to value ratio, depending upon certain elections available to the borrower.

In the case of one Mortgage Loan (Loan No. 3290418, representing 0.9% of the Initial Pool Balance and 1.1% of the Group 1 Balance) the related loan documents permit the related borrower, at any time following two years after the closing date of this securitization and prior to 90 days before the maturity date of the related Mortgage Loan to obtain the release of a portion of the related Mortgaged Property from the lien of the related Mortgage in connection with a partial defeasance upon the satisfaction of certain conditions including, without limitation, the following: (i) no event of default has occurred and is continuing; (ii) the note must be split into two separate notes; (iii) the related borrower must provide the related mortgagee a REMIC opinion; (iv) the related borrower must provide the mortgagee confirmation from the applicable rating agencies that any securities secured by the related Mortgage Loan will not suffer a downgrade, withdrawal or qualification of the credit rating then assigned to such securities.

In the case of one Mortgage Loan (Loan No. 3293347, representing 0.8% of the Initial Pool Balance and 4.2% of the Group 2 Balance) the related loan documents permit the related borrower, at any time following May 1, 2009, to obtain the release of one or more of six designated parcels from the lien of the related Mortgage in connection with a partial prepayment of such Mortgage Loan and upon the satisfaction of certain conditions including, without limitation, the following: (i) no event of default exists or, with the passage of time, giving of notice and failure to cure would constitute an event of default under the related loan documents; (ii) such release occurs on no more than three occasions; (iii) no more than $4,000,000 of the allocated loan amount must be subject to such partial release, regardless of the number of parcels actually released; (iv) the related borrower must pay the related mortgagee an amount equal to 115% of the allocated loan amount for such release parcel; (v) after giving effect to such partial release, the debt service coverage ratio for the remaining property must be no less than the greater of (A) 1.15x or (B) the debt service coverage ratio for the entire Mortgaged Property as of the date immediately preceding the date of such partial release; (vi) after giving effect to such partial release, the loan-to-value ratio for the remaining Mortgaged Property must not exceed the lesser of (A) 69.4% or (B) the loan-to-value ratio for the entire Mortgaged Property as of the date immediately preceding the date of such partial release; and (vii) the related borrower must provide the mortgagee confirmation from the applicable rating agencies that any securities secured by the related Mortgage Loan will not suffer a downgrade, withdrawal or qualification of the credit rating then assigned to such securities.

In the case of one Mortgage Loan (Loan No. 3290939, representing 0.6% of the Initial Pool Balance and 0.7% of the Group 1 Balance) the related loan documents permit the related borrower to obtain the release of one or both of the undeveloped out parcels on the Mortgaged Property upon the satisfaction of certain conditions including, without limitation, the following: (i) no event of default exists or an event that with the passage of time or giving of notice and failure to cure such event must constitute an event of default under the related loan documents; (ii) the related borrower will obtain the necessary governmental zoning and land use approvals for the released premises; (iii) the related borrower must provide the related mortgagee with customary opinions and rating agency approval if the Mortgage Loan is part of a securitization; (iv) no partial release may be obtained by the related borrower after one year prior to the maturity date of the related Mortgage Loan; and (v) the released premises and remaining premises must be legally subdivided separate lots with separate tax identification numbers.

In the case of one Mortgage Loan (Loan No. 3292208, representing 0.5% of the Initial Pool Balance and 0.6% of the Group 1 Balance) the related loan documents permit the related borrower, at any time after two years after the startup day of a securitization, to obtain the release of one or both of the individual parcels from the lien of the related Mortgage in connection with a partial defeasance upon the satisfaction of certain conditions including, without limitation, the following: (i) the note must be split into two separate uncross-collateralized notes; (ii) the outstanding principal amount of the remaining note to the fair market value of the remaining parcel must not be greater than the lesser of (A) 70%, or (B) the loan-to-value ratio immediately preceding the transfer of the released parcel; (iii) the debt service coverage ratio of the remaining note must not be less than the greater of (A) 1.15x or (B) the debt service coverage ratio for the related Mortgage Loan immediately preceding the transfer of the released parcel; and (iv) payment of 110% of the amount allocated to such the released parcel under in the related loan documents.

In the case of one Mortgage Loan (Loan No. 3290509, representing 0.5% of the Initial Pool Balance and 2.5% of the Group 2 Balance) the related loan documents permit the related borrower to obtain the release of a portion of the Mortgaged Property upon the satisfaction of certain conditions including, without limitation, the following: (i) the released portion must be vacant land at the time of the release; (ii) no event of default exists or an event that with the passage of time or giving of notice and failure to cure such event must constitute an event of default under the related loan documents; (iii) such release occurs in no more than two separate conveyances; (iv) the released portion and remaining portion must be legally subdivided separate lots with separate tax identification numbers; (v) the related borrower must provide the related mortgagee a REMIC opinion; and (vi) the related borrower must provide the mortgagee confirmation from the applicable rating agencies that any securities secured by the related Mortgage Loan will not suffer a downgrade, withdrawal or qualification of the credit rating then assigned to such securities.

In the case of one Mortgage Loan (Loan No. 3291523, representing 0.4% of the Initial Pool Balance and 0.5% of the Group 1 Balance) the related loan documents permit the related borrower to obtain the release of a portion of the vacant land within the Mortgaged Property upon the satisfaction of certain conditions including, without limitation, the following: (i) no event of default exists or, with the passage of time or giving of notice and failure to cure such event must constitute an event of default under the related loan documents; (ii) the related mortgagee must determine that the release will not result in the diminution of value of the Mortgaged Property remaining after the release; (iii) the released premises and remaining premises must be legally subdivided separate lots with separate tax identification numbers; (iv) the related borrower must provide the related mortgagee a REMIC opinion; and (v) the related borrower must provide the mortgagee confirmation from the applicable rating agencies that any securities secured by the related Mortgage Loan will not suffer a downgrade, withdrawal or qualification of the credit rating then assigned to such securities.

In the case of one Mortgage Loan (Loan No. 3292034, representing 0.2% of the Initial Pool Balance and 0.3% of the Group 1 Balance) the related loan documents permit the related borrower, at any time following two years after the closing date of this securitization, to obtain the release of one or more of the individual parcels from the lien of the related Mortgage in connection with a partial defeasance upon the satisfaction of certain conditions including, without limitation, the following: (i) the related borrower must provide defeasance collateral to the related mortgagee in an amount equal to 115% of the allocated loan amount for such release parcel; (ii) after giving effect to such release, the loan-to-value ratio for the Mortgaged Property is no greater than the lesser of (A) the loan-to-value ratio as of the date of origination of the related Mortgage Loan and (B) the loan-to-value ratio as of the date immediately preceding the release; (iii) after giving effect to such release, the debt service coverage ratio for the Mortgaged Property is not less than the greater of (A) the debt service coverage ratio as of the date of origination of the related Mortgage Loan and (B) the debt service coverage ratio as of the date immediately preceding the release; (iv) the related borrower must provide the related mortgagee a REMIC opinion; and (v) the related borrower must provide the mortgagee confirmation from the applicable rating agencies that any securities secured by the related Mortgage Loan will not suffer a downgrade, withdrawal or qualification of the credit rating then assigned to such securities.

In the case of one Mortgage Loan (Loan No. 3290897, representing 0.1% of the Initial Pool Balance and 0.1% of the Group 1 Balance) the related loan documents permit the related borrower, at any time following two years after the closing date of this securitization, to obtain the release of one or more of the Mortgaged Properties from the lien of the related Mortgage in connection with a partial defeasance upon the satisfaction of certain conditions including, without limitation, the following: (i) no event of default has occurred and is continuing; (ii) the defeasance collateral equals 125% of the allocated loan amount with respect to the individual property to be released from the lien of the related Mortgage; (iii) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Property must be greater than the lesser of (A) the loan-to-value ratio as of the date of origination of the related Mortgage Loan and (B) the loan-to-value ratio as of the date immediately preceding the release; (iv) after giving effect to such release, the debt service coverage ratio for the remaining property must not be less than (A) the debt service coverage ratio as of the date of origination of the related Mortgage Loan and (B) the debt service coverage ratio as of the date immediately preceding the release; (v) the related borrower must provide the related mortgagee a REMIC opinion; and (vi) the related borrower must provide the mortgagee confirmation from the applicable rating agencies that any securities secured by the related Mortgage Loan will not suffer a downgrade, withdrawal or qualification of the credit rating then assigned to such securities.

In the case of one Mortgage Loan (Loan No. 3290996, representing 6.4% of the Initial Pool Balance and 7.8% of the Group 1 Balance) the related Borrower may substitute one of the related Mortgaged Properties upon the satisfaction of certain conditions including, without limitation, the following: (i) no event of default is continuing; (ii) after giving effect to the substitution, the underwritten debt service coverage ratio for all of the related Mortgaged Properties will be no less than the greater of: (A) the underwritten debt service coverage ratio for all of the related Mortgage

Properties immediately preceding such substitution and (B) 1.20x; (iii) after giving effect to the substitution, the loan-to-value ratio for all of the related Mortgaged Properties will be no greater than the lesser of: (A) the loan-to-value ratio for all of the related Mortgaged Properties immediately preceding such substitution and (B) 75%; (iv) the related borrower must provide the mortgagee confirmation from the applicable rating agencies that any securities secured by the related Mortgage Loan will not suffer a downgrade, withdrawal or qualification of the credit rating then assigned to such securities; (v) the mortgagee must have received a REMIC opinion with respect to such substitution; and (vi) no substitution will occur during the 12-month period preceding the Maturity Date of the related Mortgage Loan. In addition, if the related borrower is unable to simultaneously effectuate the substitution of a substitute property for a released property, such borrower may obtain the release of a related Mortgaged Property upon the satisfaction of certain conditions including, without limitation, the following: (i) the related borrower deposits with mortgagee cash or a letter of credit in an amount equal to the greater of (A) the then fair market value of the proposed released property and (B) the amount that would be required to purchase defeasance collateral necessary to partially defease the Mortgage Loan and obtain the release of the related Mortgaged Property; (ii) the mortgagee must have received a REMIC opinion with respect to such release and substitution; and (iii) the related borrower must satisfy each of the conditions set forth in this paragraph within 90 days after the release of the related Mortgaged Property; provided that if for any reason the substitution fails to occur in 90 days after the release of a related Mortgaged Property, then the mortgagee has the right to use any cash substitution collateral and draw on any letter of credit and apply the proceeds of such draw to purchase the defeasance collateral necessary to effect a partial defeasance in the amount that would be necessary to obtain a release of a related Mortgaged Property.

In the case of two Mortgage Loans (Loan Nos. 3290053 and 3290087, representing 2.1% of the Initial Pool Balance and 2.6% of the Group 1 Balance) the related borrower may obtain a release of an individual Mortgaged Property and substitute another retail bank tenanted property of like kind and quality acquired by the related borrower upon the satisfaction of certain conditions including, without limitation, the following: (i) no event of default has occurred and is continuing; (ii) the aggregate allocated loan amount of the substituted properties may not exceed (A) during any 12 consecutive month period, 18% of the initial principal amount of the related Mortgage Loan or (B) during the term of the related Mortgage Loan, 35% of the initial principal amount of the related Mortgage Loan; (iii) the related borrower must have provided the related mortgagee an appraisal dated within 180 days of such substitution indicating that the value of the replacement property is at least equal to the greatest of, (A) 100% of the value of the substituted property preceding the substitution; (B) 125% of the allocated loan amount of the substituted property; and (C) 100% of the value of the substituted property as of the closing date; (iv) the net operating income of the replacement property for the preceding two years must be greater than the net operating income of the substituted property for the same two years; (v) after giving effect to such substitution, the debt service coverage ratio is at least equal to the debt service coverage ratio for the related Mortgage Loan (including the substituted property but excluding the replacement property) for the 12 month period preceding such substitution; (vi) the related borrower must provide the related mortgagee a REMIC opinion stating that such substitution does not constitute a ‘‘significant modification’’ or a ‘‘deemed exchange’’ under the Code; and (vii) the related borrower must provide the mortgagee confirmation from the applicable rating agencies that any securities secured by the related Mortgage Loan will not suffer a downgrade, withdrawal or qualification of the credit rating then assigned to such securities.

Furthermore, certain Mortgage Loans permit the release of specified parcels of real estate, improvements or air rights that secure such Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraisal Value or Underwritten Cash Flow. Such parcels of real estate, improvements or air rights are permitted to be released without payment of a release price and consequent reduction of the principal balance of the related Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

Performance Escrows and Letters of Credit

In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage levels. Such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer, with respect to (i) any Specially Serviced Mortgage Loan and (ii) certain Non-Specially Serviced Mortgage Loans specified in the Pooling and Servicing Agreement, must determine whether such conditions have or have not been satisfied. Additionally, such mortgage loans allow or, in certain cases, require that such escrowed funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met. If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, the mortgagee will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the Mortgage Loan, the Trust Fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related loan documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment. In addition, certain other Mortgage Loans have performance escrows or letters of credit; however, these Mortgage Loans do not contain conditions allowing the mortgagee to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions

The Mortgage Loans generally contain both ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the mortgagee. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information—Additional Financing’’ in this prospectus supplement. Certain of the Mortgage Loans permit such sale, transfer or further encumbrance of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the mortgagee. The Special Servicer will determine, in a manner consistent with the Servicing Standard and with the REMIC provisions, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan (except with respect to the 600 West Chicago Pari Passu Mortgage Loan, the servicing of which is governed by the 600 West Chicago Servicing Agreement) upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. In addition, the Special Servicer will not waive any right it has, or grant any consent that it may otherwise withhold, under any related ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause for any Non-Specially Serviced Mortgage Loan or any Specially Serviced Mortgage Loan unless the Directing Certificateholder has approved such waiver and consent which approval will be deemed given if the Directing Certificateholder does not respond within ten business days after the Special Servicer has given a written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver or consent (except with respect to the 600 West Chicago Pari Passu Mortgage Loan, the servicing of which is governed by the 600 West Chicago Servicing Agreement) related to the ‘‘due-on-encumbrance’’ or ‘‘due-on-sale clause’’ to the Directing Certificateholder.

Notwithstanding the foregoing, with respect to any Mortgage Loan (except with respect to the 600 West Chicago Pari Passu Mortgage Loan, the servicing of which is governed by the 600 West Chicago Servicing Agreement) that (i) has a then outstanding principal balance of greater than $5,000,000, and represents greater than 5.0% of the then outstanding principal balance of the Mortgage Pool, (ii) has a then outstanding principal balance of greater than $35,000,000 or (iii) has a then outstanding principal balance of greater than $5,000,000 and is one of the ten largest Mortgage Loans based on the then outstanding principal balance of the Mortgage Pool, the Special Servicer may not waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related ‘‘due-on-sale’’ clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. In addition, with respect to any Mortgage Loan (except with respect to the 600 West Chicago Pari Passu Mortgage Loan, the servicing of which is governed by the 600 West Chicago Servicing Agreement) that (i) represents greater than 2.0% of the then outstanding principal balance of the Mortgage Pool, (ii) is one of the ten largest Mortgage Loans or Cross-Collateralized Set of Mortgage Loans based on the then outstanding principal balance, (iii) has a then outstanding principal balance of greater than $20,000,000 or (iv) after taking into consideration any additional indebtedness secured by the Mortgaged Property and any mezzanine debt, the loan to value ratio for such Mortgage Loan would be greater than 85% or the debt service coverage ratio would be less than 1.20x, the Special Servicer may not waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related ‘‘due-on-encumbrance’’ clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related Mortgage Loan could be delayed. See ‘‘The Pooling and Servicing Agreements—Due-on-Sale and Due-on-Encumbrance Provisions’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the accompanying prospectus.

600 West Chicago Pari Passu Whole Loan

One Mortgage Loan, (Loan No. 3290269, representing 5.7% of the Initial Pool Balance and 7.0% of the Group 1 Balance) (the ‘‘600 West Chicago Pari Passu Mortgage Loan’’), is part of a whole loan referred to as the ‘‘600 West Chicago Pari Passu Whole Loan’’. The 600 West Chicago Pari Passu Whole Loan is evidenced by a split loan structure comprised of four pari passu notes referred to as the ‘‘600 West Chicago Pari Passu Note A-1’’ (with an aggregate principal balance as of the Cut-off Date of $66,250,000), the ‘‘600 West Chicago Pari Passu Note A-2’’ (with an aggregate principal balance as of the Cut-off Date of $64,750,000), the ‘‘600 West Chicago Pari Passu Note A-3’’ (with an aggregate principal balance as of the Cut-off Date of $67,000,000) and the ‘‘600 West Chicago Pari Passu Note A-4’’ (with an aggregate principal balance as of the Cut-off Date of $67,000,000) secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘600 West Chicago Mortgaged Property’’). Only the 600 West Chicago Pari Passu Note A-3 and the 600 West Chicago Pari Passu Note A-4 are included in the Trust Fund and are sometimes referred to together herein as the 600 West Chicago Pari Passu Mortgage Loan. See also ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS OR CROSS-COLLATERALIZED SETS OF MORTGAGE LOANS—600 West Chicago’’ in ANNEX C to this prospectus supplement.

The 600 West Chicago Pari Passu Note A-1, the 600 West Chicago Pari Passu Note A-2, the 600 West Chicago Pari Passu Note A-3 and the 600 West Chicago Pari Passu Note A-4 have the same Maturity Date and amortization term. The 600 West Chicago Pari Passu Note A-1 is included in the trust established in connection with the issuance of the Citigroup Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-C6. The 600 West Chicago Pari Passu Note A-2 is included in the trust established in connection with the issuance of the Merrill Lynch Mortgage Trust 2007-C1 Commercial Mortgage Pass-Through Certificates Series 2007-C1.

An intercreditor agreement (the ‘‘600 West Chicago Intercreditor Agreement’’) among the holders of each of the 600 West Chicago Pari Passu Note A-1, the 600 West Chicago Pari Passu Note A-2, the 600 West Chicago Pari Passu Note A-3 and the 600 West Chicago Pari Passu Note A-4, sets forth the rights of the noteholders. The 600 West Chicago Intercreditor Agreement generally provides that the mortgage loans that comprise the 600 West Chicago Whole Loan will be serviced and administered pursuant to the servicing agreement relating to the Citigroup Commercial Mortgage Inc.,

Commercial Mortgage Pass-Through Certificates, Series 2007-C6 (the ‘‘600 West Chicago Servicing Agreement’’) by Wachovia Bank, National Association, as master servicer (the ‘‘600 West Chicago Master Servicer’’), CWCapital Asset Management LLC, as special servicer (the ‘‘600 West Chicago Special Servicer’’), Wells Fargo Bank, National Association, as trustee (the ‘‘600 West Chicago Trustee’’), and LaSalle Bank National Association, as certificate administrator (the ‘‘600 West Chicago Certificate Administrator’’), as applicable, according to the servicing standard specified therein.

The 600 West Chicago Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the 600 West Chicago Pari Passu Whole Loan will be allocated pro rata among the 600 West Chicago Pari Passu Note A-1, the 600 West Chicago Pari Passu Note A-2, the 600 West Chicago Pari Passu Note A-3 and the 600 West Chicago Pari Passu Note A-4. Pursuant to the terms of the 600 West Chicago Intercreditor Agreement, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the 600 West Chicago Intercreditor Agreement, all payments and proceeds received with respect to the 600 West Chicago Pari Passu Whole Loan will be generally paid in the following manner:

pro rata, based on the payment received from the related borrower, to (a) the holder of the 600 West Chicago Pari Passu Note A-1 in an amount equal to payments received from the related borrower based on the outstanding principal balance of the 600 West Chicago Pari Passu Note A-1, (b) the holder of the 600 West Chicago Pari Passu Note A-2 in an amount equal to payments received from the related borrower based on the outstanding principal balance of the 600 West Chicago Pari Passu Note A-2, (c) the holder of the 600 West Chicago Pari Passu Note A-3 in an amount equal to payments received from the related borrower based on the outstanding principal balance of the 600 West Chicago Pari Passu Note A-3 and (d) the holder of the 600 West Chicago Pari Passu Note A-4 in an amount equal to payments received from the related borrower based on the outstanding principal balance of the 600 West Chicago Pari Passu Note A-4.

If the 600 West Chicago Master Servicer, the 600 West Chicago Special Servicer or the 600 West Chicago Trustee makes any servicing advance that becomes a nonrecoverable advance or pays any fees, costs or expenses that relate directly to the servicing of the 600 West Chicago Pari Passu Note A-1, the 600 West Chicago Pari Passu Note A-2, the 600 West Chicago Pari Passu Note A-3 and the 600 West Chicago Pari Passu Note A-4 as to which such party is entitled to be reimbursed pursuant to the 600 West Chicago Servicing Agreement (including master servicing fees, special servicing fees, liquidation fees and workout fees) and such party is unable to recover any proportionate share of such advance, fees, costs or expenses, including interest thereon, as contemplated above, the holders of such note will be jointly and severally liable for such servicing advance, fees, costs or expenses, including interest thereon. If any of the 600 West Chicago Pari Passu Note A-1, the 600 West Chicago Pari Passu Note A-2, the 600 West Chicago Pari Passu Note A-3 and the 600 West Chicago Pari Passu Note A-4 is an asset of a securitization, the related trust will assume, as the holder of the applicable note, the foregoing obligations and the 600 West Chicago Master Servicer, the 600 West Chicago Special Servicer or the 600 West Chicago Trustee, as the case may be, may seek the entire unpaid balance of such advance, fees, costs or expenses, including interest thereon, from general collections in the related trust’s collection account.

Sale of Defaulted Mortgage Loan.    Under the Pooling and Servicing Agreement, if the notes comprising the 600 West Chicago Pari Passu Mortgage Loan are subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for each of the 600 West Chicago Pari Passu Note A-3 and 600 West Chicago Pari Passu Note A-4. In such case, under the Pooling and Servicing Agreement the holder of the 600 West Chicago Pari Passu Note A-3 (or its designees) will have an option to purchase the 600 West Chicago Pari Passu Note A-3 and the holder of the 600 West Chicago Pari Passu Note A-4 (or its designees) will have an option to purchase the 600 West Chicago Pari Passu Note A-4, in each case at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

Capitol Square Office Building A/B Whole Loan

One Mortgage Loan, Loan No. 3290772 (the ‘‘Capitol Square Office Building Note A Mortgage Loan’’) representing 1.4% of the Initial Pool Balance (1.7% of the Group 1 Balance), is part of a split loan structure comprised of a note A and a subordinate note B secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘Capitol Square Office Building Mortgaged Property’’) with principal balances as of the Cut-off Date of $32,600,000 (the ‘‘Capitol Square Office Building Note A’’, which secures the Capitol Square Office Building Note A Mortgage Loan) and $1,000,001 (the ‘‘Capitol Square Office Building Note B’’, provided that the Capitol Square Office Building Note B allows for the negative amortization of interest), respectively. Only the Capitol Square Office Building Note A is included in the Trust Fund. As used in this prospectus supplement, the term ‘‘Capitol Square Office Building A/B Whole Loan’’ refers to the Capitol Square Office Building Note A and the Capitol Square Office Building Note B. The Capitol Square Office Building A/B Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement.

Distributions.    The rights of the holder of the Capitol Square Office Building Note A, initially LaSalle Bank National Association (the ‘‘Capitol Square Office Building Note A Holder’’), and the holder of the Capitol Square Office Building Note B, initially Mezzanine Capital Finance, LLC (the ‘‘Capitol Square Office Building Note B Holder’’), are set forth in the related intercreditor agreement (the ‘‘Capitol Square Office Building Intercreditor Agreement’’). Pursuant to the Capitol Square Office Building Intercreditor Agreement, the Capitol Square Office Building Note B is subordinated in right of payment to the Capitol Square Office Building Note A. The Capitol Square Office Building Intercreditor Agreement generally provides that the mortgage loans that comprise the Capitol Square Office Building A/B Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. The Capitol Square Office Building Intercreditor Agreement generally provides that:

•	the rights of the holder of the Capitol Square Office Building Note A Mortgage Loan to receive payments of interest, principal and other amounts is senior to the rights of the holder of the Capitol Square Office Building Note B;

•	if no Material Default (as defined below) has occurred and is continuing (or, if a Material Default, has occurred but is not continuing) with respect to the Capitol Square Office Building A/B Whole Loan, the borrower will make separate monthly payments of principal and interest to the holder of the Capitol Square Office Building Note A Mortgage Loan and the Capitol Square Office Building Note B. For the Capitol Square Office Building A/B Whole Loan, a ‘‘Material Default’’ consists of any of the following events: (a) the acceleration of the Capitol Square Office Building Note A Mortgage Loan or the Capitol Square Office Building Note B; (b) the existence of a continuing monetary event of default; or (c) an event of default caused by the filing of a bankruptcy or insolvency action by, or against, the borrower or by such borrower otherwise being the subject of a bankruptcy or insolvency proceeding; and

•	if a Material Default has occurred and is continuing or if a partial or full prepayment of the Capitol Square Office Building A/B Whole Loan results from the payment of insurance proceeds or condemnation awards, the holder of the Capitol Square Office Building Note B will not be entitled to receive payments of principal or interest until the holder of the Capitol Square Office Building Note A Mortgage Loan receives the unreimbursed costs and expenses of the Master Servicer or the Trustee to the extent payable under the Pooling and Servicing Agreement with respect to the Capitol Square Office Building A/B Whole Loan, including unreimbursed advances (including advance interest), accrued and unpaid servicing fees and other servicing compensation, accrued and unpaid interest (excluding default interest), the outstanding principal balance and its percentage interest of any prepayment or yield maintenance premium actually paid.

Cure Rights.    The holder of the Capitol Square Office Building Note B does not have any rights to cure any defaults with respect to the Capitol Square Office Building A/B Whole Loan.

Purchase Option.    In the event that the Capitol Square Office Building Note A Mortgage Loan is a Specially Serviced Mortgage Loan (or as to which an event of default has occurred and is continuing), the holder of the Capitol Square Office Building Note B will have an option to purchase the Capitol Square Office Building Note A Mortgage Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the Capitol Square Office Building Note A Mortgage Loan, plus accrued and unpaid interest on such balance, any applicable liquidation fee, any other amounts due under the Capitol Square Office Building Note A Mortgage Loan, all related unreimbursed Servicing Advances together with accrued and unpaid interest on all Advances and any recovered costs not previously reimbursed to the Capitol Square Office Building Note A Holder.

Servicing.    The Capitol Square Office Building Note B Holder has limited rights of consultation and consent with respect to certain servicing decisions.

AmSouth Center – Shreveport A/B Whole Loan

One Mortgage Loan, Loan No. 3290434 (the ‘‘AmSouth Center – Shreveport Note A Mortgage Loan’’) representing 1.4% of the Initial Pool Balance (1.7% of the Group 1 Balance), is part of a split loan structure comprised of a note A and a subordinate note B secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘AmSouth Center – Shreveport Mortgaged Property’’) with principal balances as of the Cut-off Date of $32,000,000 (the ‘‘AmSouth Center – Shreveport Note A’’, which secures the AmSouth Center – Shreveport Note A Mortgage Loan) and $2,000,000 (the ‘‘AmSouth Center – Shreveport Note B’’, provided that the AmSouth Center – Shreveport Note B allows for the negative amortization of interest), respectively. Only the AmSouth Center – Shreveport Note A is included in the Trust Fund. As used in this prospectus supplement, the term ‘‘AmSouth Center – Shreveport A/B Whole Loan’’ refers to the AmSouth Center – Shreveport Note A and the AmSouth Center – Shreveport Note B. The AmSouth Center – Shreveport A/B Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement.

Distributions.    The rights of the holder of the AmSouth Center – Shreveport Note A, initially LaSalle Bank National Association (the ‘‘AmSouth Center – Shreveport Note A Holder’’), and the holder of the AmSouth Center – Shreveport Note B, initially Mezzanine Capital Finance, LLC (the ‘‘AmSouth Center – Shreveport Note B Holder’’), are set forth in the related intercreditor agreement (the ‘‘AmSouth Center – Shreveport Intercreditor Agreement’’). Pursuant to the AmSouth Center – Shreveport Intercreditor Agreement, the AmSouth Center – Shreveport Note B is subordinated in right of payment to the AmSouth Center – Shreveport Note A. The AmSouth Center – Shreveport Intercreditor Agreement generally provides that the mortgage loans that comprise the AmSouth Center – Shreveport A/B Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. The AmSouth Center – Shreveport Intercreditor Agreement generally provides that:

•	the rights of the holder of the AmSouth Center – Shreveport Note A Mortgage Loan to receive payments of interest, principal and other amounts is senior to the rights of the holder of the AmSouth Center – Shreveport Note B;

•	if no Material Default (as defined below) has occurred and is continuing (or, if a Material Default, has occurred but is not continuing) with respect to the AmSouth Center – Shreveport A/B Whole Loan, the borrower will make separate monthly payments of principal and interest to the holder of the AmSouth Center – Shreveport Note A Mortgage Loan and the AmSouth Center – Shreveport Note B. For the AmSouth Center – Shreveport A/B Whole Loan, a ‘‘Material Default’’ consists of any of the following events: (a) the acceleration of the AmSouth Center – Shreveport Note A Mortgage Loan or the AmSouth Center – Shreveport Note B; (b) the existence of a continuing monetary event of default; or (c) an event of default caused by the filing of a bankruptcy or insolvency action by, or against, the borrower or by such borrower otherwise being the subject of a bankruptcy or insolvency proceeding; and

•	if a Material Default has occurred and is continuing or if a partial or full prepayment of the AmSouth Center – Shreveport A/B Whole Loan results from the payment of insurance proceeds or condemnation awards, the holder of the AmSouth Center – Shreveport Note B will not be entitled to receive payments of principal or interest until the holder of the AmSouth Center – Shreveport Note A Mortgage Loan receives the unreimbursed costs and expenses of the Master Servicer or the Trustee to the extent payable under the Pooling and

Servicing Agreement with respect to the AmSouth Center – Shreveport A/B Whole Loan, including unreimbursed advances (including advance interest), accrued and unpaid servicing fees and other servicing compensation, accrued and unpaid interest (excluding default interest), the outstanding principal balance and its percentage interest of any prepayment or yield maintenance premium actually paid.

Cure Rights.    The holder of the AmSouth Center – Shreveport Note B does not have any rights to cure any defaults with respect to the AmSouth Center – Shreveport A/B Whole Loan.

Purchase Option.    In the event that the AmSouth Center – Shreveport Note A Mortgage Loan is a Specially Serviced Mortgage Loan (or as to which an event of default has occurred and is continuing), the holder of the AmSouth Center – Shreveport Note B will have an option to purchase the AmSouth Center – Shreveport Note A Mortgage Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the AmSouth Center – Shreveport Note A Mortgage Loan, plus accrued and unpaid interest on such balance, any applicable liquidation fee, any other amounts due under the AmSouth Center – Shreveport Note A Mortgage Loan, all related unreimbursed Servicing Advances together with accrued and unpaid interest on all Advances and any recovered costs not previously reimbursed to the AmSouth Center – Shreveport Note A Holder.

Servicing.    The AmSouth Center – Shreveport Note B Holder has limited rights of consultation and consent with respect to certain servicing decisions.

Augusta Woods A/B Whole Loan

One Mortgage Loan, Loan No. 3290509 (the ‘‘Augusta Woods Note A Mortgage Loan’’) representing 0.5% of the Initial Pool Balance (2.5% of the Group 2 Balance), is part of a split loan structure comprised of a note A and a subordinate note B secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘Augusta Woods Mortgaged Property’’) with principal balances as of the Cut-off Date of $10,700,000 (the ‘‘Augusta Woods Note A’’, which secures the Augusta Woods Note A Mortgage Loan) and $445,000 (the ‘‘Augusta Woods Note B’’, provided that the Augusta Woods Note B allows for the negative amortization of interest), respectively. Only the Augusta Woods Note A is included in the Trust Fund. As used in this prospectus supplement, the term ‘‘Augusta Woods A/B Whole Loan’’ refers to the Augusta Woods Note A and the Augusta Woods Note B. The Augusta Woods A/B Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement.

Distributions.    The rights of the holder of the Augusta Woods Note A, initially LaSalle Bank National Association (the ‘‘Augusta Woods Note A Holder’’), and the holder of the Augusta Woods Note B, initially Mezzanine Capital Finance, LLC (the ‘‘Augusta Woods Note B Holder’’), are set forth in the related intercreditor agreement (the ‘‘Augusta Woods Intercreditor Agreement’’). Pursuant to the Augusta Woods Intercreditor Agreement, the Augusta Woods Note B is subordinated in right of payment to the Augusta Woods Note A. The Augusta Woods Intercreditor Agreement generally provides that the mortgage loans that comprise the Augusta Woods A/B Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. The Augusta Woods Intercreditor Agreement generally provides that:

•	the rights of the holder of the Augusta Woods Note A Mortgage Loan to receive payments of interest, principal and other amounts is senior to the rights of the holder of the Augusta Woods Note B;

•	if no Material Default (as defined below) has occurred and is continuing (or, if a Material Default, has occurred but is not continuing) with respect to the Augusta Woods A/B Whole Loan, the borrower will make separate monthly payments of principal and interest to the holder of the Augusta Woods Note A Mortgage Loan and the Augusta Woods Note B. For the Augusta Woods A/B Whole Loan, a ‘‘Material Default’’ consists of any of the following events: (a) the acceleration of the Augusta Woods Note A Mortgage Loan or the Augusta Woods Note B; (b) the existence of a continuing monetary event of default; or (c) an event of default caused by the filing of a bankruptcy or insolvency action by, or against, the borrower or by such borrower otherwise being the subject of a bankruptcy or insolvency proceeding; and

•	if a Material Default has occurred and is continuing or if a partial or full prepayment of the Augusta Woods A/B Whole Loan results from the payment of insurance proceeds or condemnation awards, the holder of the Augusta Woods Note B will not be entitled to receive payments of principal or interest until the holder of the Augusta Woods Note A Mortgage Loan receives the unreimbursed costs and expenses of the Master Servicer or the Trustee to the extent payable under the Pooling and Servicing Agreement with respect to the Augusta Woods A/B Whole Loan, including unreimbursed advances (including advance interest), accrued and unpaid servicing fees and other servicing compensation, accrued and unpaid interest (excluding default interest), the outstanding principal balance and its percentage interest of any prepayment or yield maintenance premium actually paid.

Cure Rights.    The holder of the Augusta Woods Note B does not have any rights to cure any defaults with respect to the Augusta Woods A/B Whole Loan.

Purchase Option.    In the event that the Augusta Woods Note A Mortgage Loan is a Specially Serviced Mortgage Loan (or as to which an event of default has occurred and is continuing), the holder of the Augusta Woods Note B will have an option to purchase the Augusta Woods Note A Mortgage Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the Augusta Woods Note A Mortgage Loan, plus accrued and unpaid interest on such balance, any applicable liquidation fee, any other amounts due under the Augusta Woods Note A Mortgage Loan, all related unreimbursed Servicing Advances together with accrued and unpaid interest on all Advances and any recovered costs not previously reimbursed to the Augusta Woods Note A Holder.

Servicing.    The Augusta Woods Note B Holder has limited rights of consultation and consent with respect to certain servicing decisions.

Viking Plaza A/B Whole Loan

One Mortgage Loan, Loan No. 3293511 (the ‘‘Viking Plaza Note A Mortgage Loan’’) representing 0.4% of the Initial Pool Balance (0.5% of the Group 1 Balance), is part of a split loan structure comprised of a note A and a subordinate note B secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘Viking Plaza Mortgaged Property’’) with principal balances as of the Cut-off Date of $10,525,000 (the ‘‘Viking Plaza Note A’’, which secures the Viking Plaza Note A Mortgage Loan) and $605,000 (the ‘‘Viking Plaza Note B’’, provided that the Viking Plaza Note B allows for the negative amortization of interest), respectively. Only the Viking Plaza Note A is included in the Trust Fund. As used in this prospectus supplement, the term ‘‘Viking Plaza A/B Whole Loan’’ refers to the Viking Plaza Note A and the Viking Plaza Note B. The Viking Plaza A/B Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement.

Distributions.    The rights of the holder of the Viking Plaza Note A, initially LaSalle Bank National Association (the ‘‘Viking Plaza Note A Holder’’), and the holder of the Viking Plaza Note B, initially Mezzanine Capital Finance, LLC (the ‘‘Viking Plaza Note B Holder’’), are set forth in the related intercreditor agreement (the ‘‘Viking Plaza Intercreditor Agreement’’). Pursuant to the Viking Plaza Intercreditor Agreement, the Viking Plaza Note B is subordinated in right of payment to the Viking Plaza Note A. The Viking Plaza Intercreditor Agreement generally provides that the mortgage loans that comprise the Viking Plaza A/B Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. The Viking Plaza Intercreditor Agreement generally provides that:

•	the rights of the holder of the Viking Plaza Note A Mortgage Loan to receive payments of interest, principal and other amounts is senior to the rights of the holder of the Viking Plaza Note B;

•	if no Material Default (as defined below) has occurred and is continuing (or, if a Material Default, has occurred but is not continuing) with respect to the Viking Plaza A/B Whole Loan, the borrower will make separate monthly payments of principal and interest to the holder of the Viking Plaza Note A Mortgage Loan and the Viking Plaza Note B. For the Viking Plaza A/B Whole Loan, a ‘‘Material Default’’ consists of any of the following events:

(a) the acceleration of the Viking Plaza Note A Mortgage Loan or the Viking Plaza Note B; (b) the existence of a continuing monetary event of default; or (c) an event of default caused by the filing of a bankruptcy or insolvency action by, or against, the borrower or by such borrower otherwise being the subject of a bankruptcy or insolvency proceeding; and

•	if a Material Default has occurred and is continuing or if a partial or full prepayment of the Viking Plaza A/B Whole Loan results from the payment of insurance proceeds or condemnation awards, the holder of the Viking Plaza Note B will not be entitled to receive payments of principal or interest until the holder of the Viking Plaza Note A Mortgage Loan receives the unreimbursed costs and expenses of the Master Servicer or the Trustee to the extent payable under the Pooling and Servicing Agreement with respect to the Viking Plaza A/B Whole Loan, including unreimbursed advances (including advance interest), accrued and unpaid servicing fees and other servicing compensation, accrued and unpaid interest (excluding default interest), the outstanding principal balance and its percentage interest of any prepayment or yield maintenance premium actually paid.

Cure Rights.    The holder of the Viking Plaza Note B does not have any rights to cure any defaults with respect to the Viking Plaza A/B Whole Loan.

Purchase Option.    In the event that the Viking Plaza Note A Mortgage Loan is a Specially Serviced Mortgage Loan (or as to which an event of default has occurred and is continuing), the holder of the Viking Plaza Note B will have an option to purchase the Viking Plaza Note A Mortgage Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the Viking Plaza Note A Mortgage Loan, plus accrued and unpaid interest on such balance, any applicable liquidation fee, any other amounts due under the Viking Plaza Note A Mortgage Loan, all related unreimbursed Servicing Advances together with accrued and unpaid interest on all Advances and any recovered costs not previously reimbursed to the Viking Plaza Note A Holder.

Servicing.    The Viking Plaza Note B Holder has limited rights of consultation and consent with respect to certain servicing decisions.

Ten Largest Mortgage Loans or Cross-Collateralized Sets of Mortgage Loans

Certain of the larger Mortgage Loans (by outstanding principal balance) are described below in the following table and text. Terms used below relating to underwriting or property characteristics have the meaning assigned to such terms under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement. The balances and other numerical information used to calculate various ratios with respect to the split loan structures and certain other Mortgage Loans are explained in ‘‘Summary of Prospectus Supplement—Certain Mortgage Loan Calculations’’ and in ‘‘Glossary of Principal Definitions’’ in this prospectus supplement.

The following table and summaries describe the ten largest Mortgage Loans or Cross-Collateralized Sets of Mortgage Loans in the Mortgage Pool by Cut-off Date Balance:

Loan Name	Mortgage Loan Originator	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Loan Group	% of Applicable Loan Group Balance	Cut-off Date Balance per Unit	Cut-off Date LTV Ratio	LTV Ratio at Maturity	Underwritten DSCR	Mortgage Rate
COPT Office Portfolio	LaSalle	$150,000,000	6.4%	Office	1	7.8%	216	80.0%	80.0%	1.24x	5.650%
600 West Chicago	LaSalle	$134,000,000	5.7%	Office	1	7.0%	169	79.7%	79.7%	1.40x	5.680%
The Hallmark Building	LaSalle	$64,000,000	2.7%	Office	1	3.3%	210	80.0%	80.0%	1.22x	5.760%
Boulder Green Office & Industrial Portfolio	LaSalle	$62,000,000	2.6%	Various	1	3.2%	93	82.7%	82.7%	1.44x	5.700%
Memphis and Orlando Industrial Portfolio(1)	LaSalle	$59,495,000	2.5%	Industrial	1	3.1%	72	84.5%	84.5%	1.47x	5.664	%(2)
Two Liberty Center	LaSalle	$52,000,000	2.2%	Office	1	2.7%	294	59.8%	58.7%	1.22x	5.510%
Yosemite View Lodge	LaSalle	$43,459,555	1.9%	Hotel	1	2.3%	129,730	61.4%	52.9%	1.43x	6.330%
255 Rockville Pike	LaSalle	$40,000,000	1.7%	Office	1	2.1%	275	71.2%	71.2%	1.21x	6.650%
Northgate/Blackhawk Corporate Center	LaSalle	$37,690,000	1.6%	Office	1	2.0%	149	74.3%	69.6%	1.16x	6.010%
Paradise Valley Corporate Center	LaSalle	$37,500,000	1.6%	Office	1	2.0%	189	71.4%	66.8%	1.14x	5.900%
Total/Wtd. Avg.		$680,144,555	29.0%					76.5%	75.4%	1.31x	5.797%

(1)	Cross-Collateralized Set of Mortgage Loans.
(2)	Mortgage rate rounded to three decimals places.

Summaries of certain additional information with respect to each of the ten largest Mortgage Loans (counting Cross-Collateralized Sets of Mortgage Loans as an individual Mortgage Loan for this purpose) detailed above can be found in ANNEX C to this prospectus supplement. All numerical and statistical information presented in this prospectus supplement is calculated as described under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement.

Additional Mortgage Loan Information

General.    For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A to this prospectus supplement. Certain capitalized terms that appear in this prospectus supplement are defined under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement. See Annex B to this prospectus supplement for certain information with respect to capital improvement, replacement, tax, insurance and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily Mortgaged Properties.

Originations.    Other than two Mortgage Loans, Loan Nos. 3292190 and 3290202, which represent 0.8% of the Initial Pool Balance (1.0% of the Group 1 Balance) that were originated on February 5, 2007 and February 28, 2007, respectively, all of the Mortgage Loans were originated during the 12 months prior to the Cut-off Date.

Delinquencies.    As of the Cut-off Date, none of the Mortgage Loans will have been 30 days or more delinquent in respect of any Monthly Payment since origination.

Tenant Matters.    Eighty-four of the retail, office, industrial and warehouse facility Mortgaged Properties, which represent security for 34.4% of the Initial Pool Balance and 42.1% of the Group 1 Balance, are leased in part to one or more Major Tenants. The top concentration of Major Tenants with respect to more than one Mortgaged Property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 4.1% of the Initial Pool Balance and 5.0% of the Group 1 Balance. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such Mortgaged Property, it may be significant to the success of such Mortgaged Properties.

Certain of the Multifamily Mortgaged Properties may have material concentrations of low-income, student or military tenants. See ‘‘RISK FACTORS—Particular Property Types Present Special Risks— Multifamily Properties’’ in the accompanying prospectus.

Ground Leases and Other Non-Fee Interests.    Ten Mortgaged Properties (securing Mortgage Loans representing 4.1% of the aggregate allocated amount of the Initial Pool Balance, 4.2% of the aggregate allocated amount of the Group 1 Balance and 3.9% of the aggregate allocated amount of the Group 2 Balance) are, in each such case, secured in whole or in part by a Mortgage on the applicable borrower’s leasehold interest in the related Mortgaged Property (but not by a Mortgage on the accompanying fee interest). Generally, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Considerations’’ in the accompanying prospectus.

Lender/Borrower Relationships.    The Sponsor, the Mortgage Loan Seller, the Depositor or any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to the Sponsor, the Mortgage Loan Seller, the Depositor or such other entities.

Additional Financing.    Certain of the Mortgaged Properties are encumbered or may be encumbered by additional financing as described in the chart entitled ‘‘ADDITIONAL FINANCING’’ which follows. The existence of additional indebtedness encumbering a Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the additional debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed. In general, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to that encumbrance.

The various types of additional financing are set forth in the following table entitled ‘‘ADDITIONAL FINANCING’’ as well as in ‘‘—SPLIT LOANS’’, ‘‘—MEZZANINE DEBT’’ and
‘‘—ADDITIONAL DEBT NOT SECURED BY THE RELATED MORTGAGED PROPERTY’’ below:

ADDITIONAL FINANCING

Type of Additional Debt(1)(2)(3)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Existing
Secured(4)	5	9.4%	10.9%	2.5%
Unsecured	3	1.4%	1.3%	2.0%
Future
Secured	8	6.5%	5.3%	12.1%
Unsecured	17	15.1%	14.5%	17.8%

(1)	One Mortgage Loan, Loan No. 3290509, has existing additional debt and allows future debt which results in such Mortgage Loan appearing in both the ‘‘Existing’’ and ‘‘Future’’ categories.
(2)	Existing and future categories include mezzanine debt.
(3)	Excludes unsecured trade payables.
(4)	Includes one Mortgage Loan, Loan No. 3290269, that has pari passu debt.

SPLIT LOANS

Certain information about the split Mortgage Loans is set forth in the following table:

Loan Name	Loan Number	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance	Principal Balance as of the Cut-off Date	Other Pari Passu Note Balance as of the Cut-off Date	Subordinate Note Balance as of the Cut-off Date
600 West Chicago	3290269	5.7%	7.0%	—	$134,000,000	$131,000,000	—
Capitol Square Office Building	3290772	1.4%	1.7%	—	$32,600,000	—	$1,000,001	(1)
AmSouth Center – Shreveport	3290434	1.4%	1.7%	—	$32,000,000	—	$2,000,000	(1)
Augusta Woods	3290509	0.5%	—	2.5%	$10,700,000	—	$445,000	(1)
Viking Plaza	3293511	0.4%	0.5%	—	$10,525,000	—	$605,000	(1)

(1)	The related subordinate note allows for negative amortization of interest.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—600 West Chicago Pari Passu Whole Loan’’, ‘‘—Capitol Square Office Building A/B Whole Loan’’, ‘‘—AmSouth Center – Shreveport A/B Whole Loan’’, ‘‘—Augusta Woods A/B Whole Loan’’ and ‘‘—Viking Plaza A/B Whole Loan’’ in this prospectus supplement for a description of the split loan structures.

Future Additional Debt Secured by the Related Mortgaged Property (Other than Split Loans)

Subject to certain conditions set forth (including, but not limited to, the debt service coverage ratio and loan-to-value ratio tests indicated below) in the related loan agreement, the borrower under the following Mortgage Loans are permitted to incur other subordinate debt secured by the related Mortgaged Property:

Loan No.	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Loan Group	% of Applicable Loan Group	Combined Maximum LTV Ratio	Combined Minimum DSCR
3292273	$37,690,000	1.6%	1	2.0%	80%	1.10x
3290574	$32,500,000	1.4%	2	7.6%	75%	1.20x
3292174	$29,280,000	1.2%	1	1.5%	85%	1.10x
3292737	$19,646,250	0.8%	2	4.6%	85%	1.10x
3291275	$17,000,000	0.7%	1	0.9%	85%	1.10x
3292554	$7,500,000	0.3%	1	0.4%	80%	1.15x
3292794	$7,000,000	0.3%	1	0.4%	80%	1.15x
3291788	$2,600,000	0.1%	1	0.1%	80%	1.15x

MEZZANINE DEBT

Certain information about mezzanine debt that has been or may be incurred is set forth in the following table:

Type of Mezzanine Debt	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Future	17	15.1%	14.5%	17.8%
Existing	2	1.2%	1.0%	2.0%

With respect to each applicable Mortgage Loan, the related mezzanine lender has entered into a mezzanine intercreditor agreement with the mortgagee, pursuant to which the related mezzanine lender, among other things, (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any enforcement action with respect to the mezzanine loan without written confirmation from the Rating Agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates, (y) has subordinated the mezzanine loan documents to the related loan documents and (z) has the option to purchase the related Mortgage Loan if such Mortgage Loan becomes defaulted or to cure the default as set forth in such mezzanine intercreditor agreement. The holder of a mezzanine loan may have the right to approve certain alterations to the Mortgaged Property. In addition, with respect to mezzanine debt, upon an event of default under the related mezzanine loan documents, the holder of the mezzanine loan may have the right to cause a change in control of the borrower without the mortgagee’s consent.

As of the date hereof, the Mortgage Loan Seller has informed us of the following existing mezzanine debt:

Existing Mezzanine Debt as of the Cut-off Date

Loan No.	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Loan Group	% of Applicable Loan Group	Mezzanine Debt Balance
3292661	$19,875,000	0.8%	1	1.0%	$2,996,022
3290715	$8,550,000	0.4%	2	2.0%	$5,035,000

Mezzanine financing generally provides that the related borrower is permitted to incur future mezzanine financing upon the satisfaction of the following terms and conditions including, without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed a subordination and intercreditor agreement in form and substance reasonably satisfactory to the mortgagee; (d) the mortgagee will receive confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the related Mortgage Loan; and (e) the amount of such mezzanine loan will not exceed an amount that, when added to the outstanding principal balance of the related Mortgage Loan and as calculated in accordance with the related loan documents, will result in a maximum loan-to-value ratio greater than or a minimum debt service coverage ratio less than, those set forth in the table entitled ‘‘Future Mezzanine Debt Permitted Under the Related Loan Documents’’ below.

Certain information regarding Mortgage Loans that allow future mezzanine debt is set forth in the following table:

Future Mezzanine Debt Permitted Under the Related Loan Documents

Loan No.	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Loan Group	% of Applicable Loan Group Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR
3293206(1)	$64,000,000	2.7%	1	3.3%	80%	1.20x
3292273(2)	$37,690,000	1.6%	1	2.0%	80%	1.10x
3292174(2)	$29,280,000	1.2%	1	1.5%	85%	1.10x
3292570(1)	$28,000,000	1.2%	1	1.5%	80%	1.20x
3291226(1)	$26,800,000	1.1%	2	6.2%	85%	1.07x
3290053(3)	$26,400,000	1.1%	1	1.4%	85%	1.10x
3290087(3)	$22,710,000	1.0%	1	1.2%	85%	1.10x
3292737(2)	$19,646,250	0.8%	2	4.6%	85%	1.10x
3290806	$19,500,000	0.8%	2	4.5%	80%	1.20x
3291283	$16,000,000	0.7%	1	0.8%	80%	1.20x
3292885(1)	$14,080,000	0.6%	1	0.7%	80%	1.20x
3290202	$13,000,000	0.6%	1	0.7%	80%	1.05x
3292836	$11,500,000	0.5%	1	0.6%	80%	1.20x
3290509(1)	$10,700,000	0.5%	2	2.5%	85%	1.05x
3290012	$8,000,000	0.3%	1	0.4%	80%	1.20x
3290186(1)	$4,800,000	0.2%	1	0.3%	80%	1.20x
3292307(1)	$2,800,000	0.1%	1	0.1%	80%	1.15x

(1)	Only allowed if funded prior to one year from the Maturity Date of the Mortgage Loan.
(2)	Allows for both future mezzanine debt and future subordinate secured debt which results in such Mortgage Loans appearing in both ‘‘Future’’ categories.
(3)	Only allowed if the related borrower is under the control of First States Group, L.P.

Except as described above, we do not know whether the respective borrowers under the Mortgage Loans have any other indebtedness outstanding. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Subordinate Financing’’ in the accompanying prospectus.

ADDITIONAL DEBT NOT SECURED BY THE
RELATED MORTGAGED PROPERTY (OTHER THAN MEZZANINE DEBT)

Regardless of whether the terms of a Mortgage Loan prohibit the incurrence of subordinate secured debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. In addition, although the Mortgage Loans generally restrict the transfer or pledging of general partnership and managing member interests in a borrower, subject to certain exceptions, the terms of the Mortgage Loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or managing membership equity interests in a borrower. Moreover, in general the parent entity of any borrower that does not meet the single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property.

Existing Additional Debt Not Secured by the Related Mortgaged Property
(Other than Mezzanine Debt)

In the case of one Mortgage Loan (Loan No. 3291382, representing 0.2% of the Initial Pool Balance and 0.3% of the Group 1 Balance), there are existing unsecured member loans with a maximum allowable amount of $247,500.

Certain Underwriting Matters

Environmental Assessments.    Each of the Mortgaged Properties was subject to an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan or was required to have environmental insurance in lieu of an environmental site assessment. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property. With respect to an Environmental Report, if any, (i) no such Environmental Report provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and such circumstances or conditions have not been subsequently remediated in all material respects, then generally, with certain exceptions, one or more of the following was the case: (A) a party not related to the related borrower with financial resources reasonably adequate to cure the circumstance or condition in all material respects was identified as a responsible party for such circumstance or condition, (B) the related borrower was required to provide additional security to cure the circumstance or condition in all material respects and to obtain and, for the period contemplated by the related loan documents, maintain an operations and maintenance plan, (C) the related borrower provided a ‘‘no further action’’ letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition, (D) such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related borrower is required to do, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related Mortgage Loan and (b) $200,000, (F) an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions, or (I) a responsible party with financial resources reasonably adequate to cure the circumstance or condition in all material respects provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation. We cannot assure you, however, that a responsible party will be financially able to address the subject condition or compelled to do so. See ‘‘Risk Factors—Risks Related to the Mortgage Loans— Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability’’ for more information regarding the environmental condition of certain Mortgaged Properties.

The Mortgage Loan Seller will not make any representation or warranty with respect to environmental conditions arising after the Delivery Date, and will not be obligated to repurchase or substitute for any Mortgage Loan due to any such condition.

General.    Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials (‘‘ACMs’’). Such laws, as well as common law, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were generally required, except in the case of certain Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and non-friable (i.e., not easily crumbled). In certain instances where related loan documents required the submission of operations and maintenance plans, these plans have yet to be received. We cannot assure you that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested only with respect to Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located; however, at several Multifamily Mortgaged Properties located in geographic areas where radon is prevalent, radon testing was not conducted.

Certain of the Mortgaged Properties may have off-site leaking underground storage tank (‘‘UST’’) sites located nearby that the environmental assessments either have indicated are not likely to contaminate the related Mortgaged Properties but may require future monitoring or have identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels that the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition. In certain instances where related loan documents required UST repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

The information contained in this prospectus supplement regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Sponsor, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the REMIC Administrator or any of their respective affiliates. We cannot assure you that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. In the event a Phase I environmental site assessment already exists that is less than 12 months old, a new assessment will not be required under the Pooling and Servicing Agreement. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See ‘‘Servicing of the

Mortgage Loans—Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’, ‘‘Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying prospectus.

Property Condition Assessments.    Inspections of each of the Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan, except that in connection with certain Mortgage Loans having an initial principal balance of $2,000,000 or less or where the related Mortgaged Property was under construction, a site inspection may not have been performed in connection with the origination of any such Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such estimated cost exceeded $100,000. In general, with limited exception, cash reserves were established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, certain Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

Appraisals and Market Studies.    An independent appraiser that was either state certified or a member of MAI performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with the origination of each Mortgage Loan to establish the appraised value of the related Mortgaged Property or Properties. Such appraisal, appraisal update or property valuation was prepared on or about the ‘‘Appraisal Date’’ indicated in Annex A to this prospectus supplement, and except for certain Mortgaged Properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the Mortgaged Property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

None of the Depositor, the Sponsor, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the REMIC Administrator or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

Zoning and Building Code Compliance.    Each originator has generally examined whether the use and operation of the related Mortgaged Properties were in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such Mortgaged Properties at the time such Mortgage Loans were originated. The related originator may have considered, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related loan documents and information that is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers. Certain violations may exist, however, the related originator does not have notice of any material existing violations with respect to the Mortgaged Properties securing such Mortgage Loans that materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of the related Mortgage Loan or (ii) the principal use of the Mortgaged Property as of the date of the related Mortgage Loan’s origination.

In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the related originator has determined that in the event of a material casualty affecting the Mortgaged Property that:

(1) the extent of the nonconformity is not material;

(2) insurance proceeds together with the value of the remaining Mortgaged Property would be available and sufficient to pay off the related Mortgage Loan in full;

(3) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; or

(4) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

Although the related originator expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the Mortgaged Property.

Hazard, Liability and Other Insurance.    The Mortgage Loans generally require that the related Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related Mortgage Loan, (b) the full insurable value of the related Mortgaged Property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, as amended, or (d) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.

Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months.

In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Forty-nine of the Mortgaged Properties (43 of the Mortgaged Properties securing Mortgage Loans in Loan Group 1 and six of the Mortgaged Properties

securing Mortgage Loans in Loan Group 2), securing 15.8% of the Initial Pool Balance (17.4% of the Group 1 Balance and 8.7% of the Group 2 Balance) are located in areas that are considered a high earthquake risk. These areas include all or parts of the States of Washington, California, Utah, Oregon, Idaho, Nevada and seismic zones 3 and 4. Loan Nos. 3291168 and 3290723 (representing 0.2% of the Initial Pool Balance, 0.2% of the Group 1 Balance and 0.4% of the Group 2 Balance) and one Mortgaged Property securing Loan No. 3290087 (representing 0.0% of the Initial Pool Balance and 0.1% of the Group 1 Balance and referred to as ‘‘Sonora-Branch’’ in ANNEX A to this prospectus supplement), each have a PML in excess of 20%, however only Loan No. 3290723 and the Mortgaged Property referred to as ‘‘Sonora-Branch’’ in ANNEX A to this prospectus supplement related to Loan No. 3290087 have earthquake insurance.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described in this prospectus supplement, may vary.

A Current Report on Form 8-K will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Current Report on Form 8-K.

Assignment of the Mortgage Loans; Repurchases and Substitutions

On or prior to the Delivery Date, by agreement with the Depositor, the Mortgage Loan Seller with respect to the Mortgage Loans it is selling to the Depositor (except as described in the next paragraph) will assign and transfer such Mortgage Loans, without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, the Mortgage Loan Seller will be required to deliver the following documents, among others, to the Trustee with respect to each of its related Mortgage Loans:

(1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee or a lost note affidavit and an indemnity with a copy of such Mortgage Note;

(2) the original or a copy of the related Mortgage(s) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

(3) the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) and, if applicable, originals or copies of any intervening assignments of such document(s) that precede the assignment referred in clause (5) below, in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

(4) other than with respect to a MERS Designated Mortgage Loan, an assignment of each related Mortgage in favor of the Trustee, in recordable form (except for, solely with respect to Mortgages sent for recording but not yet returned, any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

(5) other than with respect to a MERS Designated Mortgage Loan, an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (except for any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

(6) a title insurance policy (or copy thereof) effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders thereto (or if the policy has not yet been issued, an original or copy or a written commitment ‘‘marked-up’’ at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

(7) other than with respect to a MERS Designated Mortgage Loan, an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

(8) in those cases where applicable, the original or a copy of the related ground lease;

(9) in those cases where applicable, a copy of any letter of credit relating to a Mortgage Loan;

(10) with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, if any;

(11) in those cases where applicable, originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed; and

(12) a copy of the related mortgage loan checklist;

provided, however, with respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the Mortgage Loan Seller, will take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee will take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

The Trustee is required to review the documents delivered thereto by the Mortgage Loan Seller with respect to each related Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If there exists a breach of any of the delivery obligations made by the Mortgage Loan Seller as generally described in items (1) through (12) in the preceding paragraph, and that breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Mortgage Loan, including but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates or the Mortgage Loan, then the Mortgage Loan Seller will be obligated, except as otherwise described below, within the Initial Resolution Period to (1) deliver the missing documents or cure the defect in all material respects, as the case may be, (2) repurchase (or cause the repurchase of) the affected Mortgage Loan at the Purchase Price or (3) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Substitution Shortfall Amount. If such defect or breach is capable of being cured but not within the Initial Resolution Period and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such defect or breach within the Initial Resolution Period, then the Mortgage Loan Seller will have, with respect to such Mortgage Loan only, the Resolution Extension Period within which to complete such cure or, failing such cure, to repurchase (or cause the repurchase of) or substitute for the related Mortgage Loan (provided that the Resolution Extension Period will not apply in the event of a defect that causes the Mortgage Loan not to constitute a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance).

If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this prospectus supplement, (y) such Mortgage Loan is a Crossed-Collateralized Mortgage Loan or part of a portfolio of Mortgaged Properties (which provides that a Mortgaged Property may be uncrossed from the other Mortgaged Properties) and (z) the applicable defect or breach does not constitute a defect or breach, as the case may be, as to any related Crossed-Collateralized Mortgage Loan or applies to only specific Mortgaged Properties included in such portfolio (without regard to this paragraph), then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to that other Crossed-Collateralized Mortgage Loan and to each other Mortgaged Property included in such portfolio and the Mortgage Loan Seller will be required to repurchase or substitute for that other Crossed-Collateralized Mortgage Loan and each other Mortgaged Property included in such portfolio in the manner described above unless, in the case of a breach or defect, both of the following conditions would be satisfied if the Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loans or affected Mortgaged Properties as to which a breach had occurred without regard to this paragraph: (i) the debt service coverage ratio for any remaining Cross-Collateralized Mortgage Loan or Mortgaged Properties for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio immediately prior to the repurchase, (b) the debt service coverage ratio on the closing date of this securitization, and (c) 1.25x and (ii) the loan-to-value ratio for any remaining Crossed-Collateralized Mortgage Loans or Mortgaged Properties is not greater than the lesser of (a) the loan-to-value ratio immediately prior to the repurchase, (b) the loan-to-value ratio on the closing date of this securitization, and (c) 75%. In the event that both of the conditions set forth in the preceding sentence would be so satisfied, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loan or Mortgaged Properties as to which the defect or breach exists or to repurchase or substitute for the aggregate Crossed-Collateralized Mortgage Loan or Mortgaged Properties.

To the extent that the Mortgage Loan Seller repurchases or substitutes for an affected Cross-Collateralized Mortgage Loan or Mortgaged Property in the manner prescribed above while the Trustee continues to hold any related Cross-Collateralized Mortgage Loan, the Mortgage Loan Seller and the Depositor have agreed in the Mortgage Loan Purchase and Sale Agreement to either uncross the repurchased Cross-Collateralized Mortgage Loan or affected Mortgaged Property; provided that the Depositor has received a tax opinion that uncrossing the repurchased Cross-Collateralized Mortgage Loan will not adversely affect the status of either REMIC I or REMIC II as a REMIC under the Code, or, in the case of a Cross-Collateralized Mortgage Loan, to forbear from enforcing any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Cross-Collateralized Mortgage Loans or Mortgaged Properties, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Cross-Collateralized Mortgage Loans or Mortgaged Properties held by such party, then both parties have agreed in the Mortgage Loan Purchase and Sale Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase and Sale Agreement to remove the threat of impairment as a result of the exercise of remedies.

The respective repurchase, substitution or cure obligations of the Mortgage Loan Seller described in this prospectus supplement will constitute the sole remedies available to the Certificateholders for any failure on the part of the Mortgage Loan Seller to deliver any of the documents that constitute the ‘‘Mortgage File’’ (as such term is defined in the Pooling and Servicing Agreement) with respect to any Mortgage Loan or for any defect in any such document that would give rise to the Mortgage Loan Seller’s obligation to cure, to substitute or to repurchase pursuant to the Mortgage Loan Purchase and Sale Agreement, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if the Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the documents that constitute the ‘‘Mortgage File’’ (as such term is defined in the Pooling and Servicing Agreement) is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the affected Mortgage Loan on the basis of such missing document so long as the Mortgage Loan Seller continues in good faith to attempt to obtain such document or such copy.

The Pooling and Servicing Agreement requires that, unless recorded in the name of MERS, the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (4), (5) and (7) of the first paragraph under this heading be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the Mortgage Loan Seller. See ‘‘The Pooling and Servicing Agreements—Assignment of Mortgage Loans; Repurchases’’ in the accompanying prospectus.

Representations and Warranties; Repurchases and Substitutions

Mortgage Loans.    The Depositor will acquire the Mortgage Loans from the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase and Sale Agreement. Pursuant to the Mortgage Loan Purchase and Sale Agreement, the Mortgage Loan Seller will represent and warrant solely with respect to the Mortgage Loans transferred by the Mortgage Loan Seller in each case as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in the Mortgage Loan Purchase and Sale Agreement) among other things, substantially as follows:

(1) the information set forth in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement (which will contain a limited portion of the information set forth in ANNEX A to this prospectus supplement) with respect to the Mortgage Loans is true, complete and correct in all material respects as of the Cut-off Date;

(2) based on the related lender’s title insurance policy (or, if not yet issued, a pro forma title policy or a ‘‘marked-up’’ commitment), each Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to paragraph (3) below, enforceable first lien on the related Mortgaged Property, prior to all other liens and encumbrances, except for Permitted Encumbrances;

(3) the Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents executed by or on behalf of the related borrower or any guarantor of non-recourse exceptions and/or environmental liability with respect to each Mortgage Loan are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and (b) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(4) no Mortgage Loan was, since origination, 30 days or more past due in respect of any Monthly Payment, without giving effect to any applicable grace period;

(5) there is no valid defense, counterclaim or right of offset, abatement, diminution or rescission available to the related borrower with respect to any Mortgage Loan or Mortgage Note or other agreements executed in connection therewith;

(6) there exists no material default, breach, violation or event of acceleration under any Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and related Mortgaged Property;

(7) in the case of each Mortgage Loan, the related Mortgaged Property is (a) not the subject of any proceeding pending for the condemnation of all or any material portion of any Mortgaged Property, and (b) free and clear of any damage caused by fire or other casualty that would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or insurance coverage exists that is reasonably estimated to be sufficient to effect the necessary repairs and maintenance);

(8) at origination, each Mortgage Loan complied with or was exempt from, all applicable usury laws;

(9) in connection with the origination of the related Mortgage Loan, one or more environmental site assessments, an update of a previously conducted assessment or a transaction screen has been performed with respect to each Mortgaged Property and the related Mortgage Loan Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in an Environmental Report or borrower questionnaire;

(10) each Mortgaged Property securing a Mortgage Loan is covered by a title insurance policy (or, if not yet issued, a pro forma title policy or a ‘‘marked-up’’ commitment) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property subject only to the exceptions stated therein;

(11) the proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto;

(12) the terms of each Mortgage have not been impaired, waived, altered, satisfied, canceled, subordinated, rescinded or modified in any manner that would materially interfere with the benefits of the security intended to be provided by such Mortgage, except as specifically set forth in a written instrument in the related mortgage file;

(13) there are no delinquent property taxes, assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are a lien of priority equal to or higher than the lien of the related Mortgage and that are not otherwise covered by an escrow of funds sufficient to pay such charge;

(14) the related borrower’s interest in each Mortgaged Property securing a Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon;

(15) no Mortgage Loan contains any equity participation by the mortgagee, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related borrower, has a shared appreciation feature, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for interest only payments without principal amortization (except as disclosed in this prospectus supplement) or provides for the negative amortization of interest except for the ARD Loans to the extent described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Hyperamortization’’ in this prospectus supplement; and

(16) the appraisal obtained in connection with the origination of each Mortgage Loan, based upon the representation of the appraiser in a supplemental letter or in the related appraisal, satisfies the appraisal guidelines set forth in Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989 (as amended).

In the Mortgage Loan Purchase and Sale Agreement, the Mortgage Loan Seller will make certain representations concerning the priority and certain terms of ground leases securing those Mortgage Loans transferred by it. The Mortgage Loan Seller will represent and warrant as of the Delivery Date, that, immediately prior to the transfer of the related Mortgage Loans, the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each related Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan.

If the Mortgage Loan Seller discovers or is notified of a material breach of any of the foregoing representations and warranties with respect to any related Mortgage Loan and that material breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected loan, including, but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates or the Mortgage Loan, then the Mortgage Loan Seller will be obligated, within the Initial Resolution Period to cure such material breach in all material respects, repurchase such Mortgage Loan at the applicable Purchase Price or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement. However, if such material breach is capable of being cured but not within the Initial Resolution Period and the Mortgage Loan Seller, has commenced and is diligently proceeding with cure of such material breach within the Initial Resolution Period, the Mortgage Loan Seller will have the Resolution Extension Period within which to complete such cure or, failing to complete such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement (provided that the Resolution Extension Period will not apply on the event of a material breach that causes the Mortgage Loan not to constitute a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). With respect to any Cross-Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties, the provisions regarding repurchase and substitution set forth above for such material document defects or material breaches as described under ‘‘Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ will also be applicable with respect to any material breach of a representation and warranty.

The foregoing cure, substitution or repurchase obligations described in the immediately preceding paragraph will constitute the sole remedy available to the Certificateholders for any breach of any of the representations and warranties made by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase and Sale Agreement, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach that would give rise to the Mortgage Loan Seller’s obligation to cure, to substitute or to repurchase pursuant to the Mortgage Loan Purchase and Sale Agreement of such representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. The Mortgage Loan Seller will be the sole Warranting Party (as defined in the accompanying prospectus) in respect of the Mortgage Loans sold by it to the Depositor. See ‘‘The Pooling and Servicing Agreements—Representations and Warranties; Repurchases’’ in the accompanying prospectus. In addition, each of the representations and warranties made by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase and Sale Agreement is made as of the Delivery Date or such earlier date specifically provided in the related representation and warranty, and the Mortgage Loan Seller will not be obligated to cure or repurchase any related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement due to any breach arising from events subsequent to the date as of which such representation or warranty was made.

THE SPONSOR

Bank of America, National Association.    Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation.

See ‘‘Bank of America, National Association, as Sponsor’’, ‘‘THE MORTGAGE LOAN PROGRAM’’, ‘‘Bank of America, National Association, as Servicer’’ and ‘‘The Pooling and Servicing Agreements’’ in the accompanying prospectus for more information about this Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

ORIGINATOR (OTHER THAN THE SPONSOR)

LaSalle Bank National Association.

LaSalle Bank National Association (‘‘LaSalle’’) originated all of the Mortgage Loans that Bank of America, National Association is selling to the Depositor for inclusion in the Commercial Mortgage Pass-Through Certificates, Series 2008-LS1 securitization, which represents 100.0% of the aggregate Cut-off Date Balance. Effective October 1, 2007, Bank of America Corporation, parent corporation of Bank of America, N.A. and Banc of America Securities LLC, acquired LaSalle from ABN AMRO North America Holding Company, parent company of LaSalle Bank Corporation and LaSalle. The Depositor, Master Servicer and Special Servicer may maintain other banking relationships in the ordinary course of business with LaSalle.

LaSalle is a national banking association. The principal offices of its commercial mortgage loan division are located at 135 South LaSalle Street, Suite 3400, Chicago, Illinois 60603, and its telephone number is (312) 904-2000. LaSalle offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle’s business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. As of September 30, 2007, LaSalle had total assets of approximately $73.2 billion. LaSalle is also acting as Certificate Administrator and REMIC Administrator for this transaction and will have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing entity. LaSalle was acquired by Bank of America Corporation (‘‘BAC’’), the parent of Bank of America. It is anticipated that LaSalle will be merged with and into Bank of America after the end of the third quarter of 2008 as part of the ongoing assimilation of operations following BAC’s acquisition of LaSalle.

LaSalle’s Commercial Mortgage Securitization Program.    LaSalle has been active as a participant in securitizations of commercial mortgage loans since 2000. LaSalle originates commercial mortgage loans and, together with other mortgage loan sellers, acts as an originator and a mortgage loan seller in the securitization of such commercial mortgage loans by transferring them to an unaffiliated securitization depositor.

Between the inception of its commercial mortgage securitization program in 1998 and December 31, 2007, LaSalle originated commercial mortgage loans with an aggregate original principal balance of approximately $21.4 billion that were included in approximately 42 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing and self storage properties. LaSalle also originates other commercial mortgage loans that are not securitized and participates in sales of pools of whole loans in private transactions. In the year ended December 31, 2007, LaSalle originated commercial mortgage loans for securitization with an aggregate original principal balance of approximately $8.3 billion.

In addition, LaSalle has been active as an originator of small, multifamily, manufactured housing community and mixed-use residential and commercial mortgage loans having principal balances of up to approximately $5 million, and beginning in 2005 has securitized approximately $2.4 billion in aggregate principal balance of such loans in private transactions. No such loans are included in this offering.

Servicing.    LaSalle services the mortgage loans that it originates directly or through sub-servicers until they are sold in securitizations or through other means.

Underwriting Standards.    LaSalle generally underwrites commercial mortgage loans originated for securitization in accordance with the underwriting criteria described below, however, each lending situation is unique and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged real property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved. Accordingly, no representation is made that each mortgage loan originated by LaSalle will comply in all respects with the underwriting criteria.

Underwriting Procedures.    An underwriting team comprised of real estate professionals conducts a review of the mortgaged real property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged real property and other factors, the credit of key tenants may also be reviewed. Each mortgaged real property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. As part of its underwriting procedures, LaSalle also generally performs the procedures and obtains the third-party reports or other documents described below:

Appraisals.    In connection with the origination or securitization of each of the mortgage loans, LaSalle obtains an appraisal by an independent appraiser that, generally, is a member of the Appraisal Institute. Each appraisal complies, or the appraiser certifies that it complies, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, the appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. The appraisals for certain of the mortgaged properties state a ‘‘stabilized value’’ as well as an ‘‘as-is’’ value for these properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the properties.

Environmental Assessments.    For each mortgaged real property, LaSalle obtains an environmental site assessment except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy. LaSalle generally requires the environmental site assessments within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, a ‘‘Phase I’’ environmental site assessment is performed in accordance with industry practice and in some cases, a ‘‘Phase II’’ environmental site assessment is also performed. In certain cases where the assessment discloses the existence of or potential for adverse environmental conditions, LaSalle requires the related borrowers to establish operations and maintenance plans, monitor the mortgaged real property, abate or remediate the condition and/or provide additional security such as letter of credit, reserves or stand-alone secured creditor impaired property policies.

Property Condition Assessments.    For each mortgaged real property, LaSalle requires a licensed engineer, architect or consultant to inspect the related mortgaged real property to assess the condition of the structure, exterior walls, roofing, interior structures and mechanical and electrical systems. LaSalle generally requires engineering reports by licensed engineers, architects or consultants to be prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. In certain case where material deficiencies are noted in such reports, the related borrower is required to establish reserves for replacement or repair or to remediate the deficiency.

Seismic Review Process.    LaSalle generally requires prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material to obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss (‘‘PML’’), in an earthquake scenario. Generally, any of the mortgage loans as to which the property is estimated to have PML in excess of 20% of the estimated replacement cost will either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance.    LaSalle generally takes steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, are in compliance in all material respects with, or are legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances. Evidence of such compliance may be in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants’ reports and/or representations by the related borrower contained in the related loan documents. A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction of additional due diligence.

Debt Service Coverage Ratio and Loan-to-Value Ratio.    LaSalle’s underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, LaSalle may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as sponsorship, the types of tenants and leases, opinion of improved property performance in the future or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by or on behalf of LaSalle there may exist subordinate debt secured by the related mortgaged real property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

For purposes of the underwriting criteria, LaSalle calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and the annexes hereto may differ from the ratio for such loan calculated at the time of origination. In addition, LaSalle’s underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement.

Escrow Requirements.    LaSalle reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves for every mortgage loan. LaSalle may require a borrower to fund escrows or reserves for taxes, insurance, deferred maintenance, replacement reserves, tenant improvements and leasing commissions. In some cases, escrows or reserves may be required only after the occurrence of a triggering event such as an event of default or when certain debt service coverage ratio tests are not satisfied under the related mortgage loan. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

THE DEPOSITOR

The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of Incorporation changing its name to ‘‘Banc of America Commercial Mortgage Inc.’’ on August 24, 2000. The Depositor is a wholly-owned subsidiary of Bank of America, National Association, the Sponsor. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

The Depositor maintains its principal executive office at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-8509.

THE ISSUING ENTITY

The Issuing Entity will be a New York common law trust, formed on the closing date of this securitization pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will be deposited by the Depositor into the trust under the Pooling and Servicing Agreement. The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates. The assets of the Trust Fund will constitute the only assets of the Issuing Entity. The fiscal year end of the trust will be December 31 of each year.

The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling and Servicing Agreement with respect to the Mortgage Loans and the Certificates. The roles and responsibilities of such persons are described in this prospectus supplement under ‘‘The Trustee’’, ‘‘THE CERTIFICATE ADMINISTRATOR’’, ‘‘The Servicers’’ and ‘‘Servicing of the Mortgage Loans’’. Additional information may also be found in the accompanying prospectus under ‘‘Bank of America, National Association, as Servicer’’ and ‘‘The Pooling and Servicing Agreements’’. Such persons are permitted only to take the actions specifically provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, they will not have the power on behalf of the trust to issue additional certificates representing interests in the trust, borrow money on behalf of the trust or make loans from the assets of the trust to any person or entity.

The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of the insolvency or bankruptcy of Bank of America, National Association or the Depositor, the transfer of the Mortgage Loans to the trust may be challenged. See ‘‘Risk Factors—Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates’’ and ‘‘—Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans’’ in the accompanying prospectus.

THE TRUSTEE

Wells Fargo Bank, N.A. (‘‘Wells Fargo Bank’’) will act as Trustee under the Pooling and Servicing Agreement. Wells Fargo Bank is a national association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $575 billion in assets, over 23 million customers and 159,800 employees as of December 31, 2007, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance service throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Master Servicer, the Special Servicer, the primary servicers and the Mortgage Loan Seller may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2007, Wells Fargo Bank was acting as trustee on more than 300 series of commercial mortgage-backed securities with an aggregate principal balance of over $395 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage-backed securities transaction.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the Mortgage Loans and other contents of the mortgage loan files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2007, Wells Fargo Bank was acting as custodian of more than 50,000 commercial mortgage loan files.

In addition, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the Pooling and Servicing Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master Servicer to make such Servicing Advance); provided that the Trustee will not be obligated to make any Advance that it determines to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer or the Special Servicer that an advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer.

See ‘‘THE POOLING AND SERVICING AGREEMENTS—The Trustee’’, ‘‘—Duties of the Trustee’’, ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the accompanying prospectus for more information about the Trustee and its obligations and rights (including limitations on its liability and its right to indemnity and reimbursement in certain circumstances) under the Pooling and Servicing Agreement.

The information set forth in the first through fourth paragraphs above concerning the Trustee has been provided by the Trustee.

THE CERTIFICATE ADMINISTRATOR AND REMIC ADMINISTRATOR

LaSalle Bank National Association (‘‘LaSalle’’) will be the Certificate Administrator under the Pooling and Servicing Agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America.

Effective October 1, 2007, Bank of America Corporation, parent corporation of Bank of America, National Association and Banc of America Securities LLC, acquired ABN AMRO North America Holding Company, the parent company of LaSalle Bank Corporation and LaSalle, from ABN AMRO Bank N.V. The acquisition included all parts of the Global Securities and Trust Services Group within LaSalle engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

LaSalle has extensive experience serving as Certificate Administrator on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 729 commercial mortgage-backed security transactions involving assets similar to the Mortgage Loans. As of December 31, 2007, LaSalle serves as trustee or paying agent on over 475 commercial mortgage-backed security transactions. The Depositor, Master Servicer and Special Servicer may maintain other banking relationships in the ordinary course of business with the Certificate Administrator. The Certificate Administrator’s corporate trust office is located at 135 South LaSalle Street, Mail Code: IL4-135-16-25, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services – BACM 2008-LS1 or at such other address as the Certificate Administrator may designate from time to time.

The long-term unsecured debt of LaSalle is rated ‘‘AA+’’ by S&P, ‘‘Aaa’’ by Moody’s and ‘‘AA’’ by Fitch.

Using information set forth in this prospectus supplement, the Certificate Administrator will develop the cash flow model for the trust. Based on the monthly loan information provided by the Master Servicer, the Certificate Administrator will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cash flow model and based on the monthly loan information provided by the Master Servicer, the Certificate Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the Certificate Administrator will be able to conclusively rely on the information provided to it by the Master Servicer, and the Certificate Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.

The information set forth in the first through fifth paragraphs above concerning the Certificate Administrator has been provided by the Certificate Administrator.

The Servicers

The Master Servicer

The Sponsor, Bank of America, National Association, through its Capital Markets Servicing Group, will act as Master Servicer with respect to the Mortgage Pool (other than with respect to the 600 West Chicago Pari Passu Whole Loan). See ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement and ‘‘Bank of America, National Association, as Servicer’’ in the accompanying prospectus.

The Special Servicer

LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings Ltd. (‘‘LNR’’), will initially be appointed as special servicer for the mortgage pool (other than with respect to the 600 West Chicago Pari Passu Mortgage Loan). The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage backed securities (‘‘CMBS’’).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 14 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 207 as of September 30, 2007. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion and (g) 149 domestic CMBS pools as of September 30, 2007 with a then current face value in excess of $244 billion. Additionally, LNR Partners has resolved over $18.0 billion of U.S. commercial and multifamily loans over the past 14 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006 and $0.5 billion for the nine months ended September 30, 2007.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina, California and Colorado, and in Europe, in England and Germany. As of September 30, 2007, LNR Partners had approximately 200 employees responsible for the special servicing of commercial real estate assets. As of September 30, 2007, LNR Partners and its affiliates specially service a portfolio, which included over 28,000 assets in the 50 states, the District of Columbia, Europe, the Caribbean, Guam and Mexico with a then current face value of over $320 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the Mortgage Loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the Servicing Standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in three commercial mortgage securitization transactions. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer.  LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2008-LS1 Certificateholders.

LNR Partners is not an affiliate of the Depositor, the Sponsor, the Trust, the Master Servicer, the Trustee or any originator of any of the underlying Mortgage Loans identified in this prospectus supplement.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the certificates and will be the initial Directing Certificateholder. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized Mortgage Loans between LNR Partners or any of its affiliates, on the one hand, and the Depositor, Sponsor or the Trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the this securitization transaction, between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Sponsor or the Trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.

Compensation and Expenses

The table below summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Master Servicing Fee/Master Servicer	With respect to the pool of Mortgage Loans (other than Specially Serviced Mortgage Loans) in the Trust Fund for which it is the Master Servicer, the monthly portion of the related annual Master Servicing Fee Rate(4) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	First, out of recoveries of interest with respect to that Mortgage Loan and then, if the related Mortgage Loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment Interest Excesses, net of Prepayment Interest Shortfalls, on underlying Mortgage Loans that are the subject of a principal prepayment in full or in part after its due date in any collection period.	Interest payments made by the related borrower intended to cover interest accrued on the subject principal prepayment with respect to the related Mortgage Loan during the period from and after the related Due Date.	Time to Time
	All interest and investment income earned on amounts on deposit in the collection account.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	All interest and investment income earned on amounts on deposit in the servicing accounts and reserve accounts, to the extent not otherwise payable to the borrower.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan in the Trust Fund during any collection period, but only to the extent that such late payment charges and default interest accrued while it was a non-specially serviced Mortgage Loan and are not otherwise allocable to pay the following items with respect to the related Mortgage Loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan or Mortgaged Property from collections on the mortgage pool and not previously reimbursed.	Payments of late payment charges and default interest made by borrowers with respect to the underlying Mortgage Loans.	Time to Time
Special Servicing Fee/Special Servicer	With respect to each Mortgage Loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, the monthly portion of the annual Special Servicing Fee Rate(5) computed on the basis of the same principal amount in respect of which any related interest payment is due on such Mortgage Loan or REO Loan.	Out of general funds on deposit in the Certificate Account.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Workout Fee / Special Servicer	With respect to each Mortgage Loan that has been worked-out by the Special Servicer, the Workout Fee Rate of 1.0% multiplied by all payments of interest and principal received on the subject Mortgage Loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest (other than default interest), principal, and prepayment consideration received on the related Mortgage Loan.	Time to Time
Liquidation Fee / Special Servicer	With respect to each Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest).	Out of the full, partial or discounted payoff obtained from the related borrower and/or liquidation proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of default interest) in respect of the related Specially Serviced Mortgage Loan or related REO Property, as the case may be.(6)	Time to Time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the Special Servicer’s REO accounts.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan, but only to the extent such late payment charges and default interest (a) accrued with respect to that Mortgage Loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the related Mortgage Loan or REO Property: (i) interest on Advances, or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan, Mortgaged Property or REO Property from collections on the mortgage pool and not previously reimbursed.	Late payment charges and default interest actually collected in respect of the underlying Mortgage Loans.	Time to Time
Additional Servicing Compensation / Master Servicer and/or Special Servicer	All modification fees, assumption fees, defeasance fees and other application fees actually collected on the Mortgage Loans.(7)	Related payments made by borrowers with respect to the related Mortgage Loans.	Time to Time
Trustee Fee / Trustee and Certificate Administrator	With respect to each distribution date, an amount equal to the monthly portion of the annual Trustee Fee Rate(8) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	Out of general funds on deposit in the Distribution Account.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Additional Certificate Administrator Compensation / Certificate Administrator	All interest and investment income earned on amounts on deposit in the Distribution Account.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
Reimbursement of Servicing Advances/ Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loan.	Time to Time
Interest on Servicing Advances/Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account, and, under certain circumstances, from collections on the related Companion Loan.	Monthly
Reimbursement of P&I Advances/ Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time
Interest on P&I Advances/Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Indemnification Expenses/Trustee, Certificate Administrator Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time

(1)	The 600 West Chicago Master Servicer and the 600 West Chicago Special Servicer, rather than the Master Servicer and Special Servicer, are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the 600 West Chicago Pari Passu Mortgage Loan pursuant to the 600 West Chicago Servicing Agreement.
(2)	If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement. See ‘‘The Pooling and Servicing Agreements—Amendment’’ in the accompanying prospectus.
(3)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer, the Trustee or the Certificate Administrator in the case of amounts owed to either of them) prior to distributions on the Certificates. In addition, with respect to a Mortgage Loan that is one of two or more mortgage loans in a split loan structure, collections on, or proceeds of, the other mortgage loans included in that split loan structure may be an additional source of funds.
(4)	As of the Cut-off Date, the Master Servicing Fee Rate (which, for the avoidance of doubt, includes any related sub-servicing fees) for each Mortgage Loan will range, on a loan-by-loan basis, from 0.0300% per annum to 0.1450% per annum and the weighted average Master Servicing Fee Rate is approximately 0.0635% per annum as described in this ‘‘COMPENSATION AND EXPENSES’’ section.
(5)	The Special Servicing Fee Rate for each Mortgage Loan will equal 0.35% per annum (with a minimum of $4,000 per month per Specially Serviced Mortgage Loan or REO Loan), as described in this ‘‘Compensation and Expenses’’ section.
(6)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘Compensation and Expenses’’ section.
(7)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.
(8)	The Trustee Fee Rate will equal 0.00096% per annum and a portion of such fee will be paid to the Certificate Administrator, as described in this prospectus supplement under ‘‘The Trustee’’ and ‘‘The Certificate Administrator and Remic Administrator’’.

Fees and expenses are paid prior to any distributions to Certificateholders; a servicer will typically retain its fee from amounts it collects in respect of the Mortgage Loans. In the event the Trustee succeeds to the role of Master Servicer, it will be entitled to the same Master Servicing Fee and related compensation described below as the predecessor Master Servicer and if the Trustee appoints a successor master servicer under the Pooling and Servicing Agreement, the Trustee may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the predecessor Master Servicer as it and such successor shall agree, not to exceed the Master Servicing Fee Rate.

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The ‘‘Master Servicing Fee’’:

•	will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan;

•	will accrue in accordance with the terms of the related Mortgage Note at a weighted average rate equal to 0.0635% per annum; and

•	will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed.

In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the Pooling and Servicing Agreement in the definition of ‘‘eligible account’’ at the time such investment was made.

If a borrower voluntarily prepays a Mortgage Loan in whole or in part during any Due Period (as defined in this prospectus supplement) on a date that is prior to its Due Date in such Due Period, a Prepayment Interest Shortfall may result. If such a principal prepayment occurs during any Due Period after the Due Date for such Mortgage Loan in such Due Period, the amount of interest (net of related Servicing Fees) that accrues on the amount of such principal prepayment may exceed (such excess, a ‘‘Prepayment Interest Excess’’) the corresponding amount of interest accruing on the Certificates. As to any Due Period, to the extent Prepayment Interest Excesses collected for all Mortgage Loans are greater than Prepayment Interest Shortfalls incurred, such excess will be paid to the Master Servicer as additional servicing compensation.

Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will deliver to the Certificate Administrator for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a Compensating Interest Payment. In no event will the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls be cumulative.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will consist of the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The ‘‘Special Servicing Fee’’:

•	will be payable monthly out of deposits in the Certificate Account,

•	will accrue in accordance with the terms of the related Mortgage Note at a rate equal to 0.35% per annum (with a minimum of $4,000 per month) on Mortgage Loans that have become Specially Serviced Mortgage Loans or as to which the Mortgaged Property has become an REO Property, and

•	will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed.

The ‘‘Workout Fee’’:

•	will equal 1.00% (the ‘‘Workout Fee Rate’’) of all payments of principal and interest received on all Corrected Mortgage Loans; and

•	will be payable from, all collections and proceeds received in respect of principal and interest of each Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

The ‘‘Liquidation Fee’’:

•	will be payable from, and will be calculated by application of the Liquidation Fee Rate to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Default Interest or Excess Interest) and

•	will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described in the Pooling and Servicing Agreement, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds.

In general, the Master Servicer will direct the deposit, transfer, and disbursement of collections on the Mortgage Loans consistent with the Servicing Standard. However, the Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account (including the REO Account), in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement. Account activity will not generally be independently audited or verified. See ‘‘The Pooling and Servicing Agreements—Collection and Other Servicing Procedures’’ and ‘‘—Certificate Account’’ in the accompanying prospectus.

The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Master Servicer and the Special Servicer, as set forth in the Pooling and Servicing Agreement, generally will be entitled to retain all assumption and modification fees, charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). In addition, the Master Servicer as to Non-Specially Serviced Mortgage Loans and the Special Servicer as to Specially Serviced Mortgage Loans will also be entitled to retain Default Interest as additional servicing compensation only after application of Default Charges: (1) to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, any unpaid interest on advances made by that party with respect to any REO Loan or Mortgage Loan in the Mortgage Pool, (2) to reimburse the Trust Fund for any interest on advances that were made with respect to any Mortgage Loan, since the Delivery Date during the 12-month period preceding receipt of such Default Charges, which interest was paid to the Master Servicer, the Special Servicer or the Trustee, as applicable, from a source of funds other than Default Charges collected on the Mortgage Pool, (3) to reimburse the Special Servicer for Servicing Advances made for the cost of inspection on a Specially Serviced Mortgage Loan and (4) to pay, or to reimburse the Trust Fund for, any other Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to any Mortgage Loan during the 12-month period preceding receipt of such Default Charges, which expense if paid from a source of funds other than Default Charges collected on the Mortgage Pool, is or will be an Additional Trust Fund Expense. Any Default Charges remaining after the application described in the immediately preceding clauses (1) through (4) will be allocated as additional servicing compensation between the Master Servicer and the Special Servicer as set forth in the Pooling and Servicing Agreement. The Master Servicer (except to the extent the Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing Agreement) (or, with respect to accounts held by the Special Servicer, the Special Servicer) will be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation.

The Master Servicer and the Special Servicer will, in general, each be required to pay its expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, Servicing Advances will be reimbursable from Related Proceeds. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof).

As and to the extent described in this prospectus supplement, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See ‘‘The Pooling and

Servicing Agreements—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the accompanying prospectus and ‘‘Description of the Certificates—P&I Advances’’ in this prospectus supplement.

Although the Master Servicer and Special Servicer are each required to service and administer the Mortgage Pool in accordance with the general servicing standard described under ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees, Prepayment Premiums and Prepayment Interest Excesses may, under certain circumstances, provide the Master Servicer or the Special Servicer with an economic disincentive to comply with such standard.

The principal compensation to be paid to the Trustee is the Trustee Fee and a portion of the Trustee Fee will be paid to the Certificate Administrator as described in the above table. Each of the Trustee and the Certificate Administrator is obligated to pay routine ongoing expenses incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement. Those amounts will be paid by the Trustee or the Certificate Administrator, as applicable, out of its own funds, without reimbursement. In addition to its portion of the Trustee Fee, the Certificate Administrator is also entitled to all investment income earned on amounts on deposit in the Distribution Account.

The Depositor, the Servicer, the Special Servicer, the Trustee (and any co-trustee, if applicable) and the Certificate Administrator are entitled to indemnification and reimbursement of certain expenses from the Trust under the Pooling and Servicing Agreement as discussed in the accompanying prospectus under the headings ‘‘The Pooling and Servicing Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ and ‘‘—The Trustee’’.

SERVICING OF THE MORTGAGE LOANS

General

The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans (excluding the 600 West Chicago Pari Passu Whole Loan) for which it is responsible on behalf of the Trust, in the best interests and for the benefit of the Certificateholders and, in the case of each Whole Loan, each related Companion Loan Holder, as a collective whole, in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, and the respective Mortgage Loans (and, in the case of a Whole Loan, the related Intercreditor Agreement) and, to the extent consistent with the foregoing, the Servicing Standard, except with respect to: the 600 West Chicago Pari Passu Mortgage Loan, which will be serviced by the 600 West Chicago Master Servicer and the 600 West Chicago Special Servicer pursuant to the 600 West Chicago Servicing Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans (including the Serviced Whole Loans) pursuant to the terms of the Pooling and Servicing Agreement as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and the Special Servicer will be obligated to service and administer each Specially Serviced Mortgage Loan for which it is obligated to service pursuant to the Pooling and Servicing Agreement (including if applicable, the Serviced Whole Loans) (other than a Corrected Mortgage Loan) and each REO Property.

The Master Servicer will continue to collect information and prepare all reports to the Trustee and the Certificate Administrator required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer will not have any responsibility for the performance by each other of their respective duties under the Pooling and Servicing Agreement.

During such periods as the Trustee as holder of the 600 West Chicago Pari Passu Mortgage Loan is permitted to vote on any matter requiring the direction and/or consent of the holder of the 600 West Chicago Pari Passu Mortgage Loan, the Directing Certificateholder will direct the Trustee’s vote and the directing certificateholder under the 600 West Chicago Servicing Agreement will direct the vote of the 600 West Chicago Trustee as set forth in the 600 West Chicago Servicing Agreement.

Subject to the limitations below, the Directing Certificateholder is entitled to advise the Special Servicer with respect to the Special Actions. The Special Servicer will be not permitted to take any Special Action without complying with the Approval Provisions (provided that if such response has not been received within such time period by the Special Servicer then the required party’s approval will be deemed to have been given).

In connection with clause (ii) of the definition of ‘‘Special Action’’ set forth in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement, the Directing Certificateholder will respond to the Special Servicer of its decision to grant or deny the Special Servicer’s request for approval and consent within ten business days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond within such time period. With respect to any Special Action described in clause (iii) of the definition of ‘‘Special Action’’ in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement, the Directing Certificateholder will respond to the Special Servicer within ten business days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond in such time frame. With respect to any Special Action described in clauses (iv) through (vii) of the definition of ‘‘Special Action’’ set forth in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement, the Directing Certificateholder will respond to the Special Servicer, within ten business days of its receipt of a request for its approval and consent, and such request will be deemed granted if the required party does not respond in such time frame. Notwithstanding the foregoing, if the Special Servicer determines that immediate action is necessary to protect the interests of the

Certificateholders, it may take such action prior to the expiration of the time period for obtaining the approval of the Directing Certificateholder.

The Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, certain actions as the Directing Certificateholder may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated above or in this paragraph may require or cause the Special Servicer or the Master Servicer, as applicable, to violate any REMIC provisions, any intercreditor agreement, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer’s or the Master Servicer’s, as applicable, obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund, the Trustee or the Certificate Administrator to liability, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner that, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders in which event the Special Servicer or the Master Servicer, as applicable, will disregard any such direction or objection.

The Directing Certificateholder will not have any liability whatsoever to the Trust Fund or any Certificateholders, for any action taken, or for refraining from the taking of any action, pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, with respect to Controlling Class Certificateholders, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, (i) that the Directing Certificateholder may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates, (ii) that the Directing Certificateholder may act solely in the interests of the holders of the Controlling Class or the interests of the related Companion Loan Holder, as applicable, (iii) that the Directing Certificateholder does not have any duties to the holders of any Class of Certificates other than the Controlling Class and the related Companion Loan Holder, as applicable, (iv) that the Directing Certificateholder may take actions that favor the interests of the holders of the Controlling Class or the interests of the related Companion Loan Holder, as applicable, over the interests of the holders of one or more other Classes of Certificates, (v) that the Directing Certificateholder will not have any liability whatsoever by reason of its having acted solely in the interests of the Controlling Class or the interests of the related Companion Loan Holder, as applicable, and (vi) that no Certificateholder may take any action whatsoever against the Directing Certificateholder, or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

At any time that there is no Directing Certificateholder, or that any such party has not been properly identified to the Master Servicer and/or the Special Servicer, such servicer(s) will not have any duty to provide any notice to or seek the consent or approval of such party with respect to any matter.

The Master Servicer and the Special Servicer will each be required to service and administer any Cross-Collateralized Set of Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it will also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan will subsequently become a Corrected Mortgage Loan unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized are remediated or otherwise addressed as contemplated above.

Set forth below is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (except with respect to the 600 West Chicago Pari Passu Mortgage Loan, which will be serviced by the 600 West Chicago Master Servicer and the 600 West Chicago Special Servicer pursuant to the 600 West Chicago Servicing Agreement). Reference is also made to the accompanying prospectus, in particular to the section captioned ‘‘THE

POOLING AND SERVICING AGREEMENTS’’, for additional important information regarding the terms and conditions of the Pooling and Servicing Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

Modifications, Waivers, Amendments and Consents

The Master Servicer (subject to the limitations set forth in the Pooling and Servicing Agreement) and the Special Servicer (as to Specially Serviced Mortgage Loans subject to the requirements regarding the resolution of Defaulted Mortgage Loans described under ‘‘Servicing of the Mortgage Loans—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee or any Certificateholders, subject, however, to the rights of consent provided to the Directing Certificateholder or any mezzanine lender, as applicable, and to each of the following limitations, conditions and restrictions:

(i) with limited exception the Special Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced herein with respect to, any Mortgage Loan or Serviced Whole Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the Special Servicer would materially impair the security for such Mortgage Loan or Serviced Whole Loan unless a material default on such Mortgage Loan or Serviced Whole Loan has occurred or, in the reasonable judgment of the Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and, if a Serviced Whole Loan is involved, the related Companion Loan Holder, as a collective whole, on a net present value basis than would liquidation as certified to the Trustee in an officer’s certificate;

(ii) the Special Servicer will not extend the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan or Serviced Whole Loan beyond the earliest of (A) two years prior to the Rated Final Distribution Date (or, in the case of the ARD Loans, five years prior to the Rated Final Distribution Date) and (B) if such Mortgage Loan or Serviced Whole Loan is secured by a Mortgage solely or primarily on the related mortgagor’s leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years) prior to the end of the then current term of the related ground lease (plus any unilateral options to extend);

(iii) neither the Master Servicer nor the Special Servicer will make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Whole Loan that would result in an adverse REMIC event with respect to REMIC I or REMIC II;

(iv) subject to applicable law, the related loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer will permit any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan unless all related fees and expenses are paid by the related borrower;

(v) except for substitutions contemplated by the terms of the Mortgage Loans or Serviced Whole Loan, the Special Servicer will not permit any borrower to add or substitute real estate collateral for its Mortgage Loan or Serviced Whole Loan unless the Special Servicer has first determined in its reasonable judgment, based upon a Phase I environmental assessment (and any additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

(vi) with limited exceptions, including a permitted defeasance as described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Defeasance’’ in this prospectus supplement and specific releases contemplated by the terms of the Mortgage Loans in effect on the Delivery Date, the Special Servicer will not permit the release, including in connection with a substitution contemplated by clause (vii) above, of any real estate collateral securing a performing Mortgage Loan or Serviced Whole Loan; except where a Mortgage Loan (or, in the case of a Cross-Collateralized Set of Mortgage Loans, where such entire Cross-Collateralized Set of Mortgage Loans) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan or Serviced Whole Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer’s reasonable judgment, adequate security for the remaining Mortgage Loan or Serviced Whole Loan and (C) such release would not, in and of itself, result in an adverse rating event with respect to any Class of Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses (i) through (viii) above will not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan or Serviced Whole Loan that either occurs automatically, or results from the exercise of a unilateral option by the related mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan or Serviced Whole Loan in effect on the Delivery Date (or, in the case of a replacement Mortgage Loan, on the related date of substitution); provided, further, notwithstanding clauses (i) through (viii) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, notwithstanding clause (viii) above, neither the Master Servicer nor the Special Servicer will be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged Property or the mortgagor’s ability to make any payments with respect to the related Mortgage Loan or Serviced Whole Loan.

With respect to the ARD Loans, the Special Servicer will be permitted to waive all or any accrued Excess Interest if, prior to the related Maturity Date, the related borrower has requested the right to prepay such Mortgage Loan in full together with all other payments required by such Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest; provided that the Special Servicer’s determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Special Servicer will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Notwithstanding the foregoing, pursuant to the Pooling and Servicing Agreement, the Special Servicer will be required to seek the consent of the Directing Certificateholder prior to waiving any Excess Interest. The Directing Certificateholder’s consent to a waiver request will be deemed granted if the Directing Certificateholder fails to respond to such request within ten business days of its receipt of such request.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the Pooling and Servicing Agreement, related loan documents and the related

Intercreditor Agreement (if applicable), such that neither the Trust as holder of the related Mortgage Loan nor the related Companion Loan Holder gains a priority over the other such holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

Further:

(i) no waiver, reduction or deferral of any amounts due on the related Mortgage Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related subordinated note(s), and

(ii) no reduction of the mortgage interest rate of the related Mortgage Loan will be permitted to be effected prior to the reduction of the mortgage interest rate of the related subordinated note(s), to the maximum extent possible.

The Master Servicer will not be required to seek the consent of any Certificateholder or the Special Servicer or to obtain ratings confirmations from the Rating Agencies in order to approve certain minor or routine modifications, waivers or amendments of any Mortgage Loan or any Serviced Whole Loan, as more particularly set forth in the Pooling and Servicing Agreement; provided that any such modification, waiver or amendment may not affect a payment term of the Certificates, constitute a ‘‘significant modification’’ of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling and Servicing Agreement or related Intercreditor Agreement.

Asset Status Reports

The Special Servicer will prepare an Asset Status Report for each Mortgage Loan that becomes a Specially Serviced Mortgage Loan (except with respect to the 600 West Chicago Pari Passu Mortgage Loan, which will be serviced by the 600 West Chicago Master Servicer and the 600 West Chicago Special Servicer pursuant to the 600 West Chicago Servicing Agreement) not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder, the Master Servicer, the Trustee and the Rating Agencies. If a Serviced Whole Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer will deliver an Asset Status Report to the Directing Certificateholder. The Directing Certificateholder may object in writing via facsimile or e-mail to any applicable Asset Status Report within ten business days of receipt; provided, however, the Special Servicer: (i) will, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and the related Companion Loan Holder (if a Serviced Whole Loan becomes a Specially Serviced Mortgage Loan), as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, will determine whether such disapproval is not in the best interests of all the Certificateholders and the related Companion Loan Holder (if a Serviced Whole Loan becomes a Specially Serviced Mortgage Loan), as a collective whole, pursuant to the Servicing Standard. If the Directing Certificateholder does not disapprove an applicable Asset Status Report within ten business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report. However, the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable loan documents. If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder fails to disapprove such revised Asset Status Report as described above or until the earliest to occur of (i) the Special Servicer, in accordance with the Servicing Standard, makes a determination that such objection is not in the best interests of the Certificateholders and, if a Serviced Whole Loan is involved, the related Companion Loan Holder, as the case may be, as a collective whole, (ii) following the occurrence of an extraordinary event with respect to the related Mortgaged Property, the failure to take any action set forth in such Asset Status Report before the expiration of a ten business day period would materially and adversely affect the interests of the Certificateholders and, if a Serviced Whole Loan is involved, the related Companion Loan Holder, as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder and (iii) the passage of 90 days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, the Special Servicer will implement the recommended action as outlined in the most recent version of such Asset Status Report. In addition as more fully set forth in the Pooling and Servicing Agreement, any action that is required to be taken (or not to be taken) by the Special Servicer in connection with an Asset Status Report (or otherwise) will be in each and every case in accordance with the Servicing Standard and applicable law, and the Special Servicer will be required to disregard the direction, or any failure to approve or consent, of any party that would cause the Special Servicer to violate the Servicing Standard or applicable law.

Defaulted Mortgage Loans; Purchase Option

As soon as resonably practicable (but, in any event, within 30 days after receipt of a new appraisal) after a Mortgage Loan (other than the 600 West Chicago Pari Passu Mortgage Loan, which is serviced pursuant to the 600 West Chicago Servicing Agreement) becomes a Defaulted Mortgage Loan, the Special Servicer will be required to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard.

In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, any majority Certificateholder of the Controlling Class or the Special Servicer will each have an assignable Purchase Option (such option will only be assignable after such option arises) to purchase the Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender, the right of first refusal purchase option of the related Note B Holder (in the case of a Serviced Whole Loan) and the purchase rights of the related sole tenant with respect to Loan No. 3293594 (representing 0.1% of the Initial Pool Balance and 0.1% of the Group 1 Balance) pursuant to the related loan documents, from the Trust Fund at the Option Price. The Special Servicer will, from time to time, but not less often than every 90 days, adjust its fair value determination based upon changed circumstances, new information, and other relevant factors, in each instance in accordance with the Servicing Standard. The majority Certificateholder of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor’s cure of all related defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout and (iv) with respect to each Serviced Whole Loan, the purchase of the related Defaulted Mortgage Loan by the related Note B Holder. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

The provisions of this section ‘‘—Defaulted Mortgage Loans; Purchase Option’’ are not applicable to the 600 West Chicago Pari Passu Mortgage Loan.

With respect to the 600 West Chicago Pari Passu Mortgage Loan, the Special Servicer will use the fair value method determined by the Special Servicer under the Pooling and Servicing Agreement. The option holders specified in this section will be entitled to purchase the notes comprising the 600 West Chicago Pari Passu Mortgage Loan from the Trust, and the Trust will be required to sell the notes comprising the 600 West Chicago Pari Passu Mortgage Loan, in connection with the exercise of that option.

If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the majority Certificateholder of the Controlling Class, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, then the determination of whether the Option Price represents a fair value of the Defaulted Mortgage Loan will be made in the manner set forth in the Pooling and Servicing Agreement.

If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Directing Certificateholder, will use its reasonable efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an ‘‘REO Extension’’) or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an REO Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer will auction the property pursuant to the auction procedure set forth below.

The Special Servicer will give the Directing Certificateholder, the Master Servicer and the Trustee not less than ten days’ prior written notice of its intention to sell any such REO Property, and will sell the REO Property to the highest offeror (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, the Master Servicer, the Special Servicer, holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) will not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further if the Special Servicer intends to make an offer on any REO Property, (i) the Special Servicer will notify the Trustee of such intent, (ii) the Trustee or an agent on its behalf will promptly obtain, at the expense of the Trust an appraisal of such REO Property and (iii) the Special Servicer will not offer less than (x) the fair market value set forth in such appraisal or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses and unreimbursed Advances and interest on Advances.

Subject to the REMIC provisions, the Special Servicer will act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary in this prospectus supplement, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property will be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust other than customary representations and warranties of title, condition and authority (if liability for breach thereof is limited to recourse against the Trust). Notwithstanding the foregoing, nothing in the Pooling and Servicing Agreement will limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee will have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement.

REO Properties

In general, the Special Servicer (other than with respect to the 600 West Chicago Pari Passu Mortgage Loan) will be obligated to cause any Mortgaged Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust’s net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such REO Property in a manner that would avoid the imposition of a tax on ‘‘net income from foreclosure property’’. Generally, net income from foreclosure property means income that does not qualify as ‘‘rents from real property’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. ‘‘Rents from real property’’ do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. ‘‘Rents from real property’’ include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, would not constitute ‘‘rents from real property’’, or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, such as a hotel or other operating business, will not constitute ‘‘rents from real property’’. Any of the foregoing types of income instead constitute ‘‘net income from foreclosure property’’, which would be taxable to such REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying prospectus.

Inspections; Collection of Operating Information

Commencing in 2009, the Master Servicer (or an entity employed by the Master Servicer for such purpose) is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans, and other than REO Properties and Mortgaged Properties securing the 600 West Chicago Pari Passu Mortgage Loan, the inspection of which will be performed pursuant to the terms of the 600 West Chicago Servicing Agreement) at least once every two years (or, if the related Mortgage Loan has a then current balance greater than $2,000,000, at least once every year). In addition, the Special Servicer (or an entity employed by the Special Servicer), subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing the 600 West Chicago Pari Passu Mortgage Loan, the inspection of which will be performed pursuant to the terms of the 600 West Chicago Servicing Agreement) as soon as practicable after servicing of the related Mortgage Loan or Serviced Whole Loan is transferred thereto and will be required to perform a yearly physical inspection of each such Mortgaged Property so long as the related Mortgage Loan or Serviced Whole Loan is a Specially Serviced Mortgage Loan. The Special Servicer will be entitled to receive reimbursement for such expense as a Servicing Advance payable, first from Default Charges from the related Mortgage Loan or Serviced Whole Loan and then from general collections. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

With respect to each Mortgage Loan or Serviced Whole Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged

Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Termination of the Special Servicer

The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace the Special Servicer. Such holder(s) will designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee will, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement will become the Special Servicer as of the date the Trustee will have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as the Special Servicer under the Pooling and Servicing Agreement, the then current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as the Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned simultaneously with such designated replacement’s becoming the Special Servicer under the Pooling and Servicing Agreement.

DESCRIPTION OF THE CERTIFICATES

General

The Depositor will issue its Commercial Mortgage Pass-Through Certificates, Series 2008-LS1, on the Delivery Date pursuant to the Pooling and Servicing Agreement.

The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the ‘‘Trust’’) and a grantor trust, the assets of which (such assets collectively, the ‘‘Trust Fund’’) include (among other things): (i) the Mortgage Loans and all payments thereunder and proceeds thereof due or received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; (iii) such funds or assets as from time to time are deposited in the Certificate Account and the Interest Reserve Account; and (iv) the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account (see ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus).

The Certificates will consist of 30 classes to be designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF and Class A-1A Certificates (collectively, the ‘‘Class A Senior Certificates’’ and, collectively with the Class XW Certificates, the ‘‘Senior Certificates’’); (ii) the Class A-SM, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, with the Class A Senior Certificates, the ‘‘Sequential Pay Certificates’’); (iii) the Class XW Certificates (the ‘‘Class XW Certificates’’ and, collectively with the Sequential Pay Certificates, the ‘‘REMIC II Certificates’’); (iv) the Class V Certificates; and (v) the Class R-I Certificates and Class R-II Certificates (the Class R-I and Class R-II Certificates, together, the ‘‘REMIC Residual Certificates’’). Only the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M and Class A-J Certificates (collectively, the ‘‘Offered Certificates’’) are offered by this prospectus supplement. The Class XW, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S and Class V Certificates and the REMIC Residual Certificates (collectively, the ‘‘Private Certificates’’ and, collectively with the Offered Certificates, the ‘‘Certificates’’) have not been registered under the Securities Act and are not offered hereby. Each Class of Certificates is sometimes referred to in this prospectus supplement as a ‘‘Class’’. To the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

Registration and Denominations

The Offered Certificates will be issued in book-entry format in denominations, in the case of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M and Class A-J Certificates, of $10,000 actual principal amount and in any whole dollar denomination in excess thereof.

Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except under the limited circumstances described under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its Participants, and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references in this prospectus supplement to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related

Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor’s ability to pledge its securities. See ‘‘Description of the Certificates —Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

The Certificate Administrator will initially serve as the Certificate Registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates, and of transfers and exchanges of the Offered Certificates.

Certificate Balances and Notional Amount

On the Delivery Date (assuming receipt of all scheduled payments through the Delivery Date and assuming there are no prepayments other than those actually received prior to the Delivery Date), the respective Classes of Certificates (excluding the Class V, Class R-I and Class R-II Certificates) described below will have the following characteristics as described in the immediately below table (in each case, subject to a variance of plus or minus 5.0%):

Class	Certificate Balance or Notional Amount		Approximate Percentage of Initial Pool Balance	Approximate Initial Credit Support
A-1	$28,873,000		1.231%	33.000	%(1)
A-2	$76,020,000		3.242%	33.000	%(1)
A-3	$75,846,000		3.234%	33.000	%(1)
A-4A	$134,000,000		5.714%	33.000	%(1)
A-4B	$806,996,000		34.413%	33.000	%(1)
A-4BF	$20,000,000		0.853%	33.000	%(1)
A-1A	$429,430,000		18.312%	33.000	%(1)
XW	$2,345,024,732	(2)	N/A	N/A
A-SM	$70,350,000		3.000%	30.000%
A-M	$234,502,000		10.000%	20.000%
A-J	$99,663,000		4.250%	15.750%
B	$32,244,000		1.375%	14.375%
C	$29,312,000		1.250%	13.125%
D	$23,450,000		1.000%	12.125%
E	$23,450,000		1.000%	11.125%
F	$26,381,000		1.125%	10.000%
G	$23,450,000		1.000%	9.000%
H	$29,312,000		1.250%	7.750%
J	$29,312,000		1.250%	6.500%
K	$29,312,000		1.250%	5.250%
L	$8,793,000		0.375%	4.875%
M	$8,793,000		0.375%	4.500%
N	$8,793,000		0.375%	4.125%
O	$5,862,000		0.250%	3.875%
P	$8,793,000		0.375%	3.500%
Q	$11,725,000		0.500%	3.000%
S	$70,362,732		3.000%	0.000%

(1)	Represents the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF and Class A-1A Certificates in the aggregate.
(2)	Notional amount.

On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class on such Distribution Date, and will be further reduced by any Realized Losses and certain Additional Trust Fund Expenses allocated to such Class on such Distribution Date. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ and ‘‘—Credit Support; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

The Class XW Certificates will not have Certificate Balances. For purposes of calculating the amount of accrued interest; however, the Class XW Certificates will have a Notional Amount.

The Notional Amount of the Class XW Certificates will equal the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates outstanding from time to time. The total initial Notional Amount of the Class XW Certificates will be approximately $2,345,024,732 although it may be as much as 5.0% larger or smaller.

Neither the Class V Certificates nor the REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.

A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance is reduced to zero; provided, however, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

Pass-Through Rates

The interest rate (the ‘‘Pass-Through Rate’’) applicable to any Class of Certificates (other than the Class V, Class R-I and Class R-II Certificates) for any Distribution Date will equal the pass-through rates set forth below.

The Pass-Through Rate applicable to the Class A-1 Certificates is a fixed per annum rate equal to 5.9350%.

The approximate initial Pass-Through Rates for each of the Class A-2, Class A-3, Class A-4A and Class A-4B Certificates is a per annum rate equal to 6.2207%. For any subsequent date, the Class A-2, Class A-3, Class A-4A and Class A-4B Certificates will accrue interest at the Weighted Average Net Mortgage Rate.

The Pass-Through Rate applicable to the Class A-4BF Certificates is a fixed per annum rate equal to 5.5500%.

The approximate initial Pass-Through Rates for each of the Class A-1A, Class A-SM, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates is a per annum rate equal to 6.2207%. For any subsequent date, the Class A-1A, Class A-SM, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates will accrue interest at the Weighted Average Net Mortgage Rate.

The approximate initial Pass-Through Rates for each of the Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates is a per annum rate equal to 5.0000%. For any subsequent date, the Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will each accrue interest at a per annum rate of 5.0000% subject to a cap at the Weighted Average Net Mortgage Rate.

The Pass-Through Rate applicable to the Class XW Certificates for the initial distribution date will equal approximately 0.0733% per annum. The Pass-Through Rate for the Class XW Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal to the excess, if any, of: (1) the Weighted Average Net Mortgage Rate, over (2) the weighted average of the Pass-Through Rates applicable to all the Classes of Sequential Pay Certificates.

The Class V Certificates, and only the Class V Certificates, will be entitled to receive distributions in respect of Excess Interest, and the Class V Certificates will not have a Pass-Through Rate, a Certificate Balance or a Notional Amount.

Neither the Class R-I nor Class R-II Certificates will have a Pass-Through Rate, a Certificate Balance or a Notional Amount.

Distributions

General.    Distributions on or with respect to the Certificates will be made by the Certificate Administrator, to the extent of available funds, on each Distribution Date, which will be the 10th day of each month or, if any such 10th day is not a business day, then on the next succeeding business day. The first Distribution Date with respect to the Certificates will occur in April 2008. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—Registration and Denominations’’ in this prospectus supplement. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

The Available Distribution Amount.    With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date.

See ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus.

Application of the Available Distribution Amount.     On each Distribution Date, the Certificate Administrator will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

(1) concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B and Class A-4BF Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class XW Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A and Class XW Certificates pro rata, without regard to Loan Group, in accordance with the respective amounts of Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2) to pay principal to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF and Class A-1A Certificates, in reduction of the Certificate Balances thereof, concurrently: (A)(i) first, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero; (ii) then, to the Class A-2 Certificates in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero; (iii) then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 and Class A-2 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero; (iv) then, to the Class A-4A Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2 and Class A-3 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date, until the Class A-4A Certificates are reduced to zero; and (v) then, to the Class A-4B and Class A-4BF Certificates, pro rata, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-4A Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-4A Certificates have been made on such Distribution Date, until the Class A-4B and Class A-4BF Certificates are reduced to zero; and (B) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B and Class A-4BF Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B and Class A-4BF Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

(3) to reimburse the holders of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF and Class A-1A Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes and for which no reimbursement has previously been paid; and

(4) to make payments on the Subordinate Certificates as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of Certificates’’ in this prospectus supplement), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF and Class A-1A Certificates will be so made (subject to available funds) to the holders of such Classes of Certificates, up to an amount equal to, and pro rata as among such Classes of Certificates in accordance with, the respective then outstanding Certificate Balances of such Classes (and without regard to Loan Groups).

On each Distribution Date, following the above-described distributions on the Senior Certificates, the Certificate Administrator will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

(1) to pay interest to the holders of the Class A-SM Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF and Class A-1A Certificates have been reduced to zero, to pay principal to the holders of the Class A-SM Certificates up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(3) to reimburse the holders of the Class A-SM Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(4) to pay interest to the holders of the Class A-M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(5) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A and Class A-SM Certificates have been reduced to zero, to pay principal to the holders of the Class A-M Certificates up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(6) to reimburse the holders of the Class A-M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(7) to pay interest to the holders of the Class A-J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(8) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM and Class A-M Certificates have been reduced to zero, to pay principal to the holders of the Class A-J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(9) to reimburse the holders of the Class A-J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(10) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(11) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M and Class A-J Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(12) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(13) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(14) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M, Class A-J and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(15) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(16) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(17) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M, Class A-J, Class B and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(18) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(19) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(20) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(21) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(22) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(23) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(24) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(25) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(26) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(27) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(28) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(29) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(30) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(31) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(32) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(33) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(34) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(35) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(36) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(37) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(38) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(39) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(40) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(41) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(42) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(43) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(44) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(45) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(46) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(47) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates have been reduced to zero, to pay principal to the holders of the Class O Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(48) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(49) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(50) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(51) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(52) to pay interest to the holders of the Class Q Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(53) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates have been reduced to zero, to pay principal to the holders of the Class Q Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(54) to reimburse the holders of the Class Q Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(55) to pay interest to the holders of the Class S Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(56) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates have been reduced to zero, to pay principal to the holders of the Class S Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(57) to reimburse the holders of the Class S Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid; and

(58) to pay to the holders of the Class R-I and Class R-II Certificates, the balance, if any, of the Available Distribution Amount in REMIC I (in the case of the Class R-I Certificates) and REMIC II (in the case of the Class R-II Certificates) for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35), (38), (41), (44), (47), (50), (53) and (56) above with respect to any Class of Sequential Pay Certificates will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

Excess Liquidation Proceeds.    Except to the extent Realized Losses or Additional Trust Fund Expenses have been allocated to any class of Certificates, Excess Liquidation Proceeds will not be available for distribution to the Holders of the Certificates except under certain circumstances on the final Distribution Date as described in the Pooling and Servicing Agreement.

Distributable Certificate Interest.    The ‘‘Distributable Certificate Interest’’ in respect of each Class of REMIC II Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class’s allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

The ‘‘Accrued Certificate Interest’’ in respect of each Class of REMIC II Certificates for each Distribution Date is equal to one calendar month’s interest at the Pass-Through Rate applicable to such Class of REMIC II Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of REMIC II Certificates.

The ‘‘Interest Accrual Period’’ in respect of each Class of REMIC II Certificates for any Distribution Date, is the calendar month immediately preceding the month in which such Distribution Date occurs.

The Master Servicer will be required to make Compensating Interest Payments in connection with Prepayment Interest Shortfalls as described in this prospectus supplement. The ‘‘Net Aggregate Prepayment Interest Shortfall’’ for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to all Classes of REMIC II Certificates. In each case, such allocations will be made pro rata to such classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

Principal Distribution Amount.    The ‘‘Principal Distribution Amount’’ for any Distribution Date will, in general with respect to the Mortgage Pool, equal the aggregate of the following:

(a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower in respect of the Mortgage Loans in the Mortgage Pool for their respective Due Dates occurring during the related Collection Period or any prior Collection Period (if not previously distributed);

(b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool during the related Collection Period;

(c) with respect to any Balloon Loan in the Mortgage Pool as to which the related stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans in the Mortgage Pool during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) the excess, if any, of (i) the Principal Distribution Amount, for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates, in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

So long as both (i) the Class A-4B and Class A-4BF Certificates and (ii) Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis resulting in the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount, respectively. On each Distribution Date after the Certificate Balances of either (i) the Class A-4B and Class A-4BF Certificates or (ii) Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups.

For purposes of calculating the Principal Distribution Amount, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Excess Interest.    On each Distribution Date, Excess Interest received in the related Collection Period will be distributed solely to the Class V Certificates to the extent set forth in the Pooling and Servicing Agreement and will not be available for distribution to holders of the Offered Certificates. The Class V Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums.

Distributions of Prepayment Premiums.

Loan Group 1.    On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during the related Prepayment Period will be distributed by the Certificate Administrator to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-SM, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates, in an amount equal to the product of (i) a fraction, not greater than one, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-SM, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates on such Distribution Date, (ii) the Base Interest Fraction for the related principal prepayment on such Class of Certificates, and (iii) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period.

However, the amount of Prepayment Premiums so distributed to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-SM, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates in accordance with the preceding sentence will not exceed the amount of Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during such Prepayment Period.

Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class XW Certificates. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

Loan Group 2.    On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans included in Loan Group 2 during the related Prepayment Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1A Certificates in an amount equal to the product of (i) a fraction, not greater than one, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount of principal payments received in respect of such Distribution Date for all Mortgage Loans included in Loan Group 2, (ii) the Base Interest Fraction for the related principal prepayment on such Class of Certificates and (iii) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. However, the amount of Prepayment Premiums so distributed to the Class A-1A Certificates in accordance with the preceding sentence will not exceed the amount of Prepayment Premiums collected on the Mortgage Loans in Loan Group 2 during such Prepayment Period.

Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class XW Certificates. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

Other Aspects.    No Prepayment Premiums will be distributed to the holders of the Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class V, Class R-I or Class R-II Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, all Prepayment Premiums with respect to the Mortgage Loans will be distributed to the holders of the Class XW Certificates.

Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.

The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ and ‘‘Risk Factors—Risks Related to the Mortgage Loans—Prepayment Premiums and Yield Maintenance Charges Present Special Risks’’ in this prospectus supplement.

Treatment of REO Properties.    Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees (including the portion of the Trustee Fees payable to the Certificate Administrator) payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer, the

Trustee and/or the Certificate Administrator, incurred in connection with the operation and disposition of such REO Property) will be ‘‘applied’’ by the Master Servicer as principal, interest and other amounts ‘‘due’’ on such Mortgage Loan; and, subject to the recoverability determination described below in ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement, the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

Credit Support; Allocation of Losses and Certain Expenses

Credit support for the Offered Certificates will be provided by subordination. As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier sequential Class designation. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF and Class A-1A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—The Available Distribution Amount’’ in this prospectus supplement. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class S, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J, Class A-M and Class A-SM Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first); provided, however, any Realized Losses with respect to the 600 West Chicago Pari Passu Whole Loan will be allocated pro rata between the related pari passu Senior Note(s) and, such portion as is allocated to the pari passu Senior Note included in the Trust Fund, shall be further allocated to the applicable Class of Sequential Pay Certificates; provided, further, any Realized Losses with respect to each A/B Whole Loan will first be allocated to the related Note B (to the extent allocable to such Note B under the related Intercreditor Agreement) and then allocated to the related Note A. If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF and Class A-1A Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or each such Certificate Balance) is reduced to zero. However, the model used in this prospectus supplement does not allocate losses on A/B Loans to the related Note B prior to allocating the losses to the related Note A. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

Excess Interest Distribution Account

The Certificate Administrator is required to establish and maintain the Excess Interest Distribution Account (which may be a sub-account of the Distribution Account) in the name of the Certificate Administrator on behalf of the Trustee for the benefit of the Class V Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period. Amounts on deposit in the Excess Interest Distribution Account may be invested only in Permitted Investments. The Certificate Administrator will have no obligation to invest the funds on deposit in the Excess Interest Distribution Account.

Interest Reserve Account

The Master Servicer will be required to establish and maintain the Interest Reserve Account (which may be a sub-account of the Certificate Account) in the name of the Certificate Administrator on behalf of the Trustee for the benefit of the holders of the Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year which is not a leap year (unless, in either case, the related Distribution Date is the final Distribution Date), an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, for deposit into the Interest Reserve Account, equal to one day’s interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the ‘‘Withheld Amount’’). On each Master Servicer Remittance Date occurring in March (or February, if the related Distribution Date is the final Distribution Date), the Master Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. The Master Servicer may invest amounts on deposit in the Interest Reserve Account in Permitted Investments for its own account.

P&I Advances

With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make P&I Advances out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling and Servicing Agreement, funds held in the Certificate Account (or with respect to each Serviced Whole Loan, the separate custodial account created with respect thereto) that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments and Excess Interest) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees that were due or deemed due, as the case may be, in respect of each Mortgage Loan or Serviced Whole Loan during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the business day prior to the Master Servicer Remittance Date. The Master Servicer’s obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated

Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount allocable to such Mortgage Loan, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See ‘‘Description of the Certificates—Appraisal Reductions’’ in this prospectus supplement.

Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. See ‘‘THE TRUSTEE’’ in this prospectus supplement.

The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it (or the Special Servicer) determines in its reasonable good faith judgment that such a P&I Advance would be a Nonrecoverable P&I Advance. The Trustee will be entitled to rely on any non-recoverability determination made by the Master Servicer. The Trustee and Master Servicer will conclusively rely on and be bound by the non-recoverability determination made by the Special Servicer. Neither the Master Servicer nor the Trustee will make a P&I Advance for Excess Interest or a Prepayment Premium.

Nonrecoverable Advances.    The Master Servicer, the Special Servicer and Trustee, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer or Trustee, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). After such initial six months, the Master Servicer, the Special Servicer or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the Master Servicer, the Special Servicer or Trustee, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the Special Servicer or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Master Servicer, the Special Servicer or the Trustee (as applicable) and the Directing Certificateholder (with each such applicable party having the right to agree or disagree in its sole discretion) (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes will not, with respect to the Master Servicer or Special Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Nonrecoverable Advances from general collections as described above unless (1) the Master Servicer or the Special Servicer (or Trustee, if applicable) determines in its sole discretion that waiting three weeks after such a notice could jeopardize the Master Servicer’s or the Special Servicer’s (or Trustee’s, if applicable) ability to recover

Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or the Special Servicer (or Trustee, if applicable) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or the Special Servicer has not timely received from the Trustee information requested by the Master Servicer or the Special Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer or the Special Servicer (or Trustee, if applicable) will give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer or the Special Servicer (or Trustee, if applicable) will have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

With respect to each Whole Loan with a pari passu companion loan that will not be included in the Trust Fund, if: (i) the Master Servicer or any master servicer for a securitization relating to the pari passu companion loan determines that a proposed P&I Advance, if made, would be nonrecoverable or an outstanding P&I Advance is or would be nonrecoverable and (ii) notice of such determination has been delivered by the Master Servicer or the Master Servicer receives written notice of such determination by any other master servicer for a securitization relating to the pari passu companion loan, none of the Master Servicer, the Trustee, the other master servicers or any other party to the related pooling and servicing agreement may make any additional P&I Advances with respect to the related Mortgage Loan or the pari passu companion loan until the Master Servicer has consulted with the other applicable master servicers and they agree that circumstances with respect to the related Whole Loan have changed such that a proposed future P&I Advance would not be a nonrecoverable advance. Notwithstanding the foregoing, the Master Servicer will not be required to abide by any determination of non-recoverability by another master servicer that is not an ‘‘approved’’ master servicer by any of the Rating Agencies rating any of Certificates.

With respect to each Mortgage Loan that is part of a Whole Loan, the Master Servicer will be entitled to reimbursement only for a P&I Advance that becomes nonrecoverable, first, from the proceeds of the related Mortgage Loan, and then, from general collections on the Trust either immediately or, if it elects, over time, in accordance with the terms of the Pooling and Servicing Agreement; provided that, in the case of a Whole Loan with one or more related subordinate notes, reimbursement for a P&I Advance on the related Mortgage Loan may also be made first from amounts collected on such subordinate notes.

If the Master Servicer, the Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest will be deemed to have been made: first, out of the Principal Distribution Amount, which, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date.

If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such Distribution Date will be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution date that corresponds to the Due Period in which such item was recovered will be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

If one or more unreimbursed Workout-Delayed Reimbursement Amounts (as defined below) exist, then such Workout-Delayed Reimbursement Amounts will be reimbursable only from amounts in the Certificate Account that represent collections of principal on the Mortgage Loans (net of amounts applied to reimbursement of any Nonrecoverable Advance); provided, however, on any Distribution Date when (1) less than 10% of the initial aggregate Stated Principal Balance of the Mortgage Pool is outstanding and (2) the sum of the aggregate unpaid Nonrecoverable Advances plus the aggregate unpaid Workout-Delayed Reimbursement Amounts, which have not been reimbursed to the Master Servicer, the Special Servicer or the Trustee, as applicable, exceeds 20% of the aggregate Stated Principal Balance of the Mortgage Pool then outstanding, then the Master Servicer, the Special Servicer or the Trustee, as applicable, may obtain reimbursement of any outstanding Workout-Delayed Reimbursement Amount from principal collections or any other amounts in the Certificate Account, including but not limited to interest collected on the Mortgage Loans, if principal is not sufficient to pay such amounts; provided, further, however, that the foregoing will not in any manner limit the right of the Master Servicer, the Special Servicer or the Trustee, as applicable, to choose voluntarily to seek reimbursement of Workout-Delayed Reimbursement Amounts solely from collections of principal. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Workout-Delayed Reimbursement Amounts from interest collections as described in the preceding sentence. As used in the second preceding sentence, ‘‘Workout-Delayed Reimbursement Amount’’ means, with respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount will not in any manner limit the right of any person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance recoverable in the same manner as any other Nonrecoverable Advance. See ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus.

For the avoidance of doubt, neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to any Companion Loan.

The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at the Reimbursement Rate except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period. Such Advance Interest on any Advance will be payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, first, out of Default Charges collected on the related Mortgage Loan and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Charges accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

Appraisal Reductions

Promptly following the occurrence of any Appraisal Trigger Event with respect to any Required Appraisal Loan, the Special Servicer will be required to obtain (or, if such Mortgage Loan or A/B Whole Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained (or if applicable, conducted) within the prior 12 months and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the Special Servicer’s judgment, would materially affect the value of the Mortgaged Property, and will deliver a copy of such appraisal to the Trustee, the Certificate Administrator, the Master Servicer, the Directing Certificateholder and the related Companion Loan Holder (if applicable). If such appraisal is obtained from a qualified appraiser, the cost of such appraisal will be covered by, and reimbursable as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan.

If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within 60 days of the occurrence of the related Appraisal Trigger Event, the Appraisal Reduction Amount for the related Mortgage Loan or a Serviced Whole Loan will equal 25% of the principal balance of such Mortgage Loan or Serviced Whole Loan, as applicable, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

For so long as any Mortgage Loan, Serviced Whole Loan or REO Loan remains a Required Appraisal Loan, the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior appraisal, and will deliver a copy of such update to the Trustee, the Certificate Administrator, the Master Servicer, the Directing Certificateholder and the related Companion Loan Holder (if applicable). If such update is obtained from a qualified appraiser, the cost thereof will be covered by, and be reimbursed as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer will redetermine and report to the Trustee, the Certificate Administrator, the Master Servicer, the Directing Certificateholder and, if applicable, the related Companion Loan Holder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

The Directing Certificateholder with respect to the Mortgage Loans will have the right at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Directing Certificateholder. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Certificate Administrator, the Master Servicer and the Directing Certificateholder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Certificate Administrator, the Master Servicer and the Directing Certificateholder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

Each Companion Loan Holder will have the right, at its expense at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the related Mortgaged Property in accordance with MAI standards. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Certificate Administrator, the Master Servicer, the Directing Certificateholder and such Companion Loan Holder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Certificate Administrator, the Master Servicer and the Directing Certificateholder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loans that comprise that Serviced Whole Loan. Pursuant to the terms of the Pooling and Servicing Agreement any Appraisal Reduction Amount with respect to any A/B Whole Loan shall be calculated based upon the aggregate stated principal balances of the related Note A and the related Note B and shall be deemed allocated: first, to the related Note B to the extent of its outstanding principal balance and then to the related Note A.

The provisions of this section ‘‘Appraisal Reductions’’ are not applicable to the 600 West Chicago Pari Passu Mortgage Loan (which is governed by the 600 West Chicago Servicing Agreement).

The 600 West Chicago Pari Passu Mortgage Loan is subject to the provisions in the 600 West Chicago Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the 600 West Chicago Servicing Agreement in respect of the 600 West Chicago Pari Passu Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the 600 West Chicago Pari Passu Mortgage Loan, and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the 600 West Chicago Servicing Agreement, the 600 West Chicago Pari Passu Whole Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise such whole loan. Any appraisal reduction calculated with respect to the 600 West Chicago Pari Passu Whole Loan will be allocated to the 600 West Chicago Pari Passu Mortgage Loan and the 600 West Chicago Pari Passu Note A-1 and the 600 West Chicago Pari Passu Note A-2, pro rata, based on their outstanding principal balances.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports.    On each Distribution Date, the Certificate Administrator will be required to make available to any interested party, a statement (a ‘‘Distribution Date Statement’’) in accordance with Item 1121 of Regulation AB (17 C.F.R. 229.1121) based upon the information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

(1) The date of such Distribution Date, and of the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date.

(2) The amount of other fees and expenses accrued and paid from the Trust Fund, including without limitation Advance reimbursements and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving payment thereof, if applicable.

(3) Material breaches of mortgage loan representations and warranties of which the Trustee, Certificate Administrator, the Master Servicer or the Special Servicer has received written notice.

(4) As of the related Determination Date: (i) as to any REO Property sold during the related Collection Period, the date of the related determination by the related special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable Certificate Account, and (ii) the aggregate amount of other revenues collected by each special servicer with respect to each REO Property during the related Collection Period and credited to the applicable Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage pool.

(5) The amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date, with respect to the mortgage pool.

(6) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date, the aggregate amount of P&I Advances made as of the Master Servicer Remittance Date (‘‘Payment After Determination Date Report’’), the aggregate amount of P&I Advances and other Servicing Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the related Determination Date; (vii) as of the end of the Collection Period for the related Distribution Date, the number and aggregate ending scheduled principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) as to which foreclosure proceedings have been commenced (except with respect to REO Properties) and (E) any bankruptcy by a borrower; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC II Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC II Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC II Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC II Certificates for such Distribution Date; (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC II Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer and the Trustee Fees (including the portion of the Trustee Fees payable to the Certificate Administrator), collectively and separately, during the Collection Period for the prior Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement during the related Collection Period; (xviii) current and cumulative outstanding Advances; (xix) current prepayments and curtailments; (xx) the amounts held in the Excess Liquidation Proceeds Reserve Account; and (xxi) the ratings from all Rating Agencies for all Classes of Certificates. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

(7) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report will contain certain of the categories of information regarding the Mortgage Loans set forth in ANNEX A this prospectus supplement in the tables under the caption ‘‘ANNEX A: Certain Characteristics of the Mortgage Loans’’ (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee and the Certificate Administrator) and such information will be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement in ANNEX A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, occupancy, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

Servicer Reports.    The Master Servicer is required to deliver to the Certificate Administrator on the second business day following each Determination Date, and the Certificate Administrator is to provide or make available on each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each Certificateholder, and any potential investor in the Certificates who certifies its identity as such, on each Distribution Date, a CMSA loan setup file, a CMSA loan periodic update file, a CMSA property file, and a CMSA financial file (in electronic format and substance provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, and certain CMSA supplemental reports set forth in the Pooling and Servicing Agreement containing certain information regarding the Mortgage Loans and the Mortgaged Properties all of which will be made available electronically to the general public including the Rating Agencies, the Underwriters and any party to the Pooling and Servicing Agreement via the Certificate Administrator’s Website.

The servicer reports will not include any information that the Master Servicer or the Special Servicer, as applicable, deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports will be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable.

Within 60 days after receipt by the Master Servicer from the related borrowers or otherwise, as to Non-Specially Serviced Mortgage Loans, and within 45 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to Specially Serviced Mortgage Loans and REO Properties, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer or the Special Servicer, as specified in the Pooling and Servicing Agreement will, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) a report (the ‘‘CMSA Operating Statement Analysis Report’’) and the Master Servicer will remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within 10 days following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Trustee and the Special Servicer in a format reasonably acceptable to the Certificate Administrator and the Special Servicer.

Within 60 days after receipt by the Master Servicer (or 30 days in the case of items received by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties) of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer or the Special Servicer as specified in the Pooling and Servicing Agreement will prepare or update and forward to the Special Servicer and the Directing Certificateholder (in an electronic format reasonably acceptable to the Special Servicer) a report (the ‘‘CMSA NOI Adjustment Worksheet’’) to normalize the full year net operating income and debt service coverage numbers for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements.

All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets will be prepared substantially in the form as set forth in the Pooling and Servicing Agreement and will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer will forward electronic copies (to the extent available) to the Directing Certificateholder, the Certificate Administrator upon request, each Rating Agency upon request, and any Certificateholder, upon request, or to the extent a Certificate Owner has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Each CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect on the Delivery Date and as modified and reasonably agreeable to the Master Servicer from time to time. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Depositor, the REMIC Administrator, the Sponsor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

In addition, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer will furnish to the Depositor and the Certificate Administrator the compliance statements and attestation reports in accordance with Item 1122 and 1123 of Regulation AB (17 C.F.R. 229.1122 and 229.1123) detailed under ‘‘The Pooling and Servicing Agreements—Evidence as to Compliance’’ in the prospectus.

Copies of these statements and reports will be filed with the SEC through its EDGAR system located at ‘‘http://www.sec.gov’’ under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

To the extent set forth in the Pooling and Servicing Agreement the Certificate Administrator will make available each month, to the general public, the Distribution Date Statement (and any additional files containing the same information in an alternative format), the servicer reports, Mortgage Loan information as presented in the CMSA loan setup file, CMSA loan periodic update file, all other CMSA reports provided to it by the Master Servicer and any other item at the request of the Depositor to the general public via the Certificate Administrator’s Website initially located at ‘‘www.etrustee.net’’. In addition, pursuant to the Pooling and Servicing Agreement, the Certificate Administrator will make available, as a convenience to the general public (and not in furtherance of the distribution of the accompanying prospectus or this prospectus supplement under the securities laws), the Pooling and Servicing Agreement, the accompanying prospectus and this prospectus supplement via the Certificate Administrator’s Website. Promptly, but in no event later than one Business Day after such report has been filed with the SEC, the Certificate Administrator will post the Issuing Entity’s annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports on its website. For assistance with the above-referenced services, interested parties may call (714) 259-6253. The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

In connection with providing access to the Certificate Administrator’s Website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

For a discussion of certain annual information reports to be furnished by the Certificate Administrator to persons who at any time during the prior calendar year were holders of the Offered Certificates, see ‘‘Description of the Certificates—Reports to Certificateholders’’ in the accompanying prospectus.

Other Information.    The Pooling and Servicing Agreement requires that the Certificate Administrator (or the Trustee with respect to the items in clause (c) below) make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Certificate Administrator or the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items to the extent in its possession: (a) all officer’s certificates delivered to the Certificate Administrator since the Delivery Date as described under ‘‘SERVICING OF THE MORTGAGE LOANS—Evidence as to Compliance’’ in this prospectus supplement, (b) all accountant’s reports delivered to the Certificate Administrator since the Delivery Date as described under ‘‘SERVICING OF THE MORTGAGE LOANS—Evidence as to Compliance’’ in this prospectus supplement, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate (as confirmed to the Master Servicer by the Certificate Administrator) or any person identified to the Master Servicer by the Certificate Administrator as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Certificate Administrator for inclusion by the Certificate Administrator along with the Distribution Date Statement referred to under ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports’’ in this prospectus supplement; provided that, until the Certificate Administrator has either disclosed such information to all Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and provided, further, the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

The Certificate Administrator (or the Trustee, with respect to subsection (c) in the immediately preceding paragraph) subject to the last sentence of the prior paragraph, will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Certificate Administrator may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Certificate Administrator generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Certificate Administrator generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates will be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 2% of the voting rights will be allocated to the holders of the Class XW Certificates. No voting rights will be assigned to the Class V Certificates or the REMIC Residual Certificates. See ‘‘Description of the Certificates—Voting Rights’’ in the accompanying prospectus.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, (ii) the purchase or exchange of all of the Mortgage Loans that constitute the Initial Pool Balance and REO Properties remaining in the Trust Fund by the majority holder of the Controlling Class, the Master Servicer and the Special Servicer (in that order of priority, provided that, so long as the initial majority holder of the Controlling Class (or an affiliate) is the current majority holder of the Controlling Class, the Special Servicer’s option to purchase or exchange will be prior to the initial majority holder of the Controlling Class’ (or affiliate’s) and the Master Servicer’s (or affiliate’s) option to purchase or exchange) or (iii) the exchange of all the then outstanding Certificates (other than the Class V Certificates or the

REMIC Residual Certificates) for the Mortgage Loans remaining in the Trust. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

Any such purchase by the majority holder of the Controlling Class, Master Servicer or the Special Servicer of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to: (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Special Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer, the Special Servicer or the Directing Certificateholders to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance as of the Delivery Date. The purchase price paid by the majority holder of the Controlling Class, the Master Servicer or the Special Servicer, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The exchange of all the then outstanding Certificates (other than the Class V Certificates or the REMIC Residual Certificates) for the Mortgage Loans remaining in the Trust (i) is limited to certain Classes of Certificates and (ii) requires that all Certificateholders (other than the Class V Certificates or the REMIC Residual Certificates) must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the majority holder of the Controlling Class, the Master Servicer or the Special Servicer, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the accompanying prospectus), will be applied generally as described under ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

Any optional termination by the majority holder of the Controlling Class, the Master Servicer or the Special Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class XW Certificates (which are Private Certificates) because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans without the receipt of any Prepayment Premiums and, as a result, investors in the Class XW Certificates (which are Private Certificates) and any other Certificates purchased at a premium might not fully recoup their initial investment. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

  YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

Rate and Timing of Principal Payments.    The yield to holders of any Class of Offered Certificates that are Sequential Pay Certificates purchased at a discount or premium will be affected by the rate and timing of reductions of the Certificate Balances of such Class of Certificates. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will be distributable entirely in respect of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B and Class A-4BF Certificates until the related Certificate Balances thereof are reduced to zero, and the Group 2 Principal Distribution Amount (and after the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B and Class A-4BF Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will be generally distributable to the Class A-1A Certificates. Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF and Class A-1A Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, in sequential order of Class designation, in each such case until the related Certificate Balance is reduced to zero.

In light of the foregoing, the rate and timing of reductions of the Certificate Balance of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B and Class A-4BF Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. Prepayments and, assuming the respective stated Maturity Dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Failure of the related borrower under an ARD Loan to repay its Mortgage Loan by or shortly after its Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential Pay Certificates. Although the ARD

Loans include incentives for the related borrower to repay such Mortgage Loan by the Anticipated Repayment Date (e.g., an increase in the interest rate of the loan above the Mortgage Rate and the application of all excess cash (net of approved property expenses and any required reserves) from the related Mortgaged Property to pay down such Mortgage Loan, in each case following the passage of such date), there can be no assurance that the related borrower will want, or be able, to repay such Mortgage Loan in full. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated Maturity Dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See ‘‘Servicing of the Mortgage Loans—Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the accompanying prospectus.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans (and, with respect to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF and Class A-1A Certificates, which Loan Group such Mortgage Loan is deemed to be in) are distributed or otherwise result in a reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described in this prospectus supplement, Realized Losses and Additional Trust Fund Expenses will be allocated to the respective Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Senior Certificates), in reverse sequential order of Class designation, until the Certificate Balances thereof have been reduced to zero; then, to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF and Class A-1A Certificates, pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class has been reduced to zero.

The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to all Classes of REMIC II Certificates. Such allocations to the REMIC II Certificates will be made pro rata to such Classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Distributable Certificate Interest for each such Class for such Distribution Date.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lockout Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial or warehouse space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors—Risks Related to the Mortgage Loans’’, ‘‘Description of the Mortgage Pool’’ and ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the accompanying prospectus.

The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, its Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of ARD Loans, out of certain net cash flow from the related Mortgaged Property). Accordingly, there can be no assurance that a Mortgage Loan will be prepaid prior to maturity.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

If a Mortgage Loan is not in a Lockout Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Weighted Average Lives

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined in the definition of Maturity Assumptions) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then to the Class A-4A Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-4B and Class A-4BF Certificates, pro rata, until the Certificate Balances thereof are reduced to zero. The Group 2 Principal Distribution Amount (and, after the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B and Class A-4BF Certificates have been retired, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in order of Class designation, in each such case until the related Certificate Balance is reduced to zero.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed ‘‘0%’’ assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed ‘‘25%’’, ‘‘50%’’, ‘‘75%’’, ‘‘100%’’ assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lockout Period, if any, during such Mortgage Loan’s Defeasance Period, if any, or during such Mortgage Loan’s yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs.

There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lockout Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lockout Period, Defeasance Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A ‘‘yield maintenance period’’ is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

The following tables indicate the percentages of the initial Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M and Class A-J Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the ‘‘Maturity Assumptions’’): (i) the Mortgage Loans have the characteristics set forth in ANNEX A to this prospectus supplement as of the Cut-off Date; (ii) the Pass-Through Rate and the initial Certificate Balance (such initial Certificate Balance referred to in this prospectus supplement for purposes of the Maturity Assumptions as the ‘‘Initial Certificate Balance’’), as the case may be, of each Class of Offered Certificates are as described in this prospectus supplement; (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments (adjusted to take into account the addition or subtraction of any Withheld Amounts as described under ‘‘Description of the Certificates—Interest Reserve Account’’ in this prospectus supplement) and taking into account the Amortization Schedules; (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties; (v) scheduled Monthly Payments on the Mortgage Loans are timely received; (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lockout Period (‘‘LOP’’), if any, or Defeasance Period (‘‘DP’’), if any, or, yield maintenance period (‘‘YMP’’), if any, and each ARD Loan is paid in full on its Anticipated Repayment Date; otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments); (vii) in respect of Mortgage Loans that give the related borrower the option of yield maintenance or defeasance, such Mortgage Loans are modeled as yield maintenance; (viii) no reserve, earnout or holdbacks are applied to prepay any Mortgage Loan in whole or in part; (ix) none of the Master Servicer, the Special Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described in this prospectus supplement; (x) no Mortgage Loan is required to be repurchased by the related Mortgage Loan Seller; (xi) no Prepayment Interest Shortfalls are incurred; (xii) there are no Additional Trust Fund Expenses; (xiii) distributions on the Offered Certificates are made on the 10th day of each month, commencing in April 2008; (xiv) the Offered Certificates are settled on March 18, 2008 (the ‘‘Settlement Date’’); (xv) in the case of Loan No. 3293347, the related borrower does not opt to partially prepay the Mortgage Loan with the payment of a Prepayment Premium when there is such an option to partially prepay the Mortgage Loan; and (xvi) in the case of Loan No. 3291663, the related borrower does not opt to prepay the Mortgage Loan with the payment of a Prepayment Premium during the period there is such an option to prepay the Mortgage Loan. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M and Class A-J Certificates may mature earlier or later than indicated by the tables. See ‘‘Risk Factors—Risks Related to the Certificates—Modeling Assumptions Are Unlikely To Match Actual Experience’’ in this prospectus supplement. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. The indicated prepayment speeds were assumed for each Mortgage Loan during the related Prepayment Premium Period (if any) and Open Period. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of the Initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
March 10, 2009	85.44	85.44	85.44	85.44	85.44
March 10, 2010	66.99	66.99	66.99	66.99	66.99
March 10, 2011	40.35	40.35	40.35	40.35	40.35
March 10, 2012	6.18	0.00	0.00	0.00	0.00
March 10, 2013 and thereafter	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	2.52	2.51	2.50	2.50	2.50

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
March 10, 2009	100.00	100.00	100.00	100.00	100.00
March 10, 2010	100.00	100.00	100.00	100.00	100.00
March 10, 2011	100.00	100.00	100.00	100.00	100.00
March 10, 2012	100.00	98.53	93.45	85.52	20.79
March 10, 2013 and thereafter	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	4.20	4.19	4.18	4.16	3.97

Percentages of the Initial Certificate Balance of
the Class A-3 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
March 10, 2009	100.00	100.00	100.00	100.00	100.00
March 10, 2010	100.00	100.00	100.00	100.00	100.00
March 10, 2011	100.00	100.00	100.00	100.00	100.00
March 10, 2012	100.00	100.00	100.00	100.00	100.00
March 10, 2013	89.97	88.26	86.29	83.83	78.89
March 10, 2014	69.37	65.38	62.10	59.68	58.46
March 10, 2015	47.41	2.66	0.00	0.00	0.00
March 10, 2016	23.97	0.00	0.00	0.00	0.00
March 10, 2017 and thereafter	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	6.86	6.13	5.95	5.85	5.74

Percentages of the Initial Certificate Balance of
the Class A-4A Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
March 10, 2009	100.00	100.00	100.00	100.00	100.00
March 10, 2010	100.00	100.00	100.00	100.00	100.00
March 10, 2011	100.00	100.00	100.00	100.00	100.00
March 10, 2012	100.00	100.00	100.00	100.00	100.00
March 10, 2013	100.00	100.00	100.00	100.00	100.00
March 10, 2014	100.00	100.00	100.00	100.00	100.00
March 10, 2015	100.00	100.00	76.22	49.86	17.19
March 10, 2016	100.00	67.23	33.54	12.20	4.03
March 10, 2017	85.67	17.79	0.00	0.00	0.00
March 10, 2018 and thereafter	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.14	8.37	7.66	7.16	6.52

Percentages of the Initial Certificate Balance of
the Class A-4B Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
March 10, 2009	100.00	100.00	100.00	100.00	100.00
March 10, 2010	100.00	100.00	100.00	100.00	100.00
March 10, 2011	100.00	100.00	100.00	100.00	100.00
March 10, 2012	100.00	100.00	100.00	100.00	100.00
March 10, 2013	100.00	100.00	100.00	100.00	100.00
March 10, 2014	100.00	100.00	100.00	100.00	100.00
March 10, 2015	100.00	100.00	100.00	100.00	100.00
March 10, 2016	100.00	100.00	100.00	100.00	100.00
March 10, 2017	100.00	100.00	96.39	92.53	69.01
March 10, 2018 and thereafter	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.30	9.28	9.26	9.22	9.07

Percentages of the Initial Certificate Balance of
the Class A-4BF Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
March 10, 2009	100.00	100.00	100.00	100.00	100.00
March 10, 2010	100.00	100.00	100.00	100.00	100.00
March 10, 2011	100.00	100.00	100.00	100.00	100.00
March 10, 2012	100.00	100.00	100.00	100.00	100.00
March 10, 2013	100.00	100.00	100.00	100.00	100.00
March 10, 2014	100.00	100.00	100.00	100.00	100.00
March 10, 2015	100.00	100.00	100.00	100.00	100.00
March 10, 2016	100.00	100.00	100.00	100.00	100.00
March 10, 2017	100.00	100.00	96.39	92.53	69.01
March 10, 2018 and thereafter	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.30	9.28	9.26	9.22	9.07

Percentages of the Initial Certificate Balance of
the Class A-1A Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
March 10, 2009	99.85	99.85	99.85	99.85	99.85
March 10, 2010	99.57	99.57	99.57	99.57	99.57
March 10, 2011	99.18	99.18	99.18	99.18	99.18
March 10, 2012	98.74	97.37	95.82	93.93	88.93
March 10, 2013	87.20	87.20	87.20	87.20	87.20
March 10, 2014	86.24	86.24	86.24	86.24	86.24
March 10, 2015	84.82	84.82	84.82	84.82	84.82
March 10, 2016	83.69	83.69	83.69	83.69	83.69
March 10, 2017	82.48	82.30	82.07	81.71	78.75
March 10, 2018 and thereafter	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	8.62	8.60	8.58	8.54	8.37

Percentages of the Initial Certificate Balance of
the Class A-SM Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
March 10, 2009	100.00	100.00	100.00	100.00	100.00
March 10, 2010	100.00	100.00	100.00	100.00	100.00
March 10, 2011	100.00	100.00	100.00	100.00	100.00
March 10, 2012	100.00	100.00	100.00	100.00	100.00
March 10, 2013	100.00	100.00	100.00	100.00	100.00
March 10, 2014	100.00	100.00	100.00	100.00	100.00
March 10, 2015	100.00	100.00	100.00	100.00	100.00
March 10, 2016	100.00	100.00	100.00	100.00	100.00
March 10, 2017	100.00	100.00	100.00	100.00	100.00
March 10, 2018 and thereafter	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.48	9.48	9.48	9.48	9.31

Percentages of the Initial Certificate Balance of
the Class A-M Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
March 10, 2009	100.00	100.00	100.00	100.00	100.00
March 10, 2010	100.00	100.00	100.00	100.00	100.00
March 10, 2011	100.00	100.00	100.00	100.00	100.00
March 10, 2012	100.00	100.00	100.00	100.00	100.00
March 10, 2013	100.00	100.00	100.00	100.00	100.00
March 10, 2014	100.00	100.00	100.00	100.00	100.00
March 10, 2015	100.00	100.00	100.00	100.00	100.00
March 10, 2016	100.00	100.00	100.00	100.00	100.00
March 10, 2017	100.00	100.00	100.00	100.00	100.00
March 10, 2018 and thereafter	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.49	9.48	9.48	9.48	9.31

Percentages of the Initial Certificate Balance of
the Class A-J Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
March 10, 2009	100.00	100.00	100.00	100.00	100.00
March 10, 2010	100.00	100.00	100.00	100.00	100.00
March 10, 2011	100.00	100.00	100.00	100.00	100.00
March 10, 2012	100.00	100.00	100.00	100.00	100.00
March 10, 2013	100.00	100.00	100.00	100.00	100.00
March 10, 2014	100.00	100.00	100.00	100.00	100.00
March 10, 2015	100.00	100.00	100.00	100.00	100.00
March 10, 2016	100.00	100.00	100.00	100.00	100.00
March 10, 2017	100.00	100.00	100.00	100.00	100.00
March 10, 2018 and thereafter	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.56	9.56	9.53	9.49	9.31

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

General.    Please see the discussion under ‘‘Certain Legal Aspects of the Mortgage Loans’’ in the accompanying prospectus regarding legal aspects of the Mortgage Loans that you consider prior to making any investment in the Offered Certificates.

10% or Greater State Concentrations.    Eighteen of the Mortgaged Properties, securing Mortgage Loans representing 15.4% of the Initial Pool Balance (16 Mortgaged Properties representing 18.1% of the Group 1 Balance and two Mortgaged Properties representing 3.3% of the Group 2 Balance) are located in Virginia. Certain considerations under Virginia state law are discussed in this prospectus supplement under ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Certain State-Specific Considerations—Virginia’’. Seventeen of the Mortgaged Properties, securing Mortgage Loans representing 10.8% of the Initial Pool Balance (15 Mortgaged Properties representing 12.7% of the Group 1 Balance and two Mortgaged Properties representing 2.7% of the Group 2 Balance) are located in Illinois. Certain considerations under Illinois state law are discussed in this prospectus supplement under ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Certain State-Specific Considerations—Illinois’’. Thirty-three of the Mortgaged Properties, securing Mortgage Loans representing 10.8% of the Initial Pool Balance (29 Mortgaged Properties securing Mortgage Loans representing 11.6% of the Group 1 Balance and four Mortgaged Properties securing Mortgage Loans representing 7.3% of the Group 2 Balance) are located in California. Certain considerations under California state law are discussed in this prospectus supplement under ‘‘Risk Factors—Certain State-Specific Considerations—California’’.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

For federal income tax purposes, two separate ‘‘real estate mortgage investment conduit’’ (‘‘REMIC’’) elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being referred to in this prospectus supplement as ‘‘REMIC I’’ and ‘‘REMIC II’’, respectively. The assets of REMIC I generally will include the Mortgage Loans, the Trust’s interest in any REO Properties acquired on behalf of the Certificateholders (including a beneficial interest in any REO Properties acquired under the 600 West Chicago Servicing Agreement with respect to the 600 West Chicago Pari Passu Mortgage Loan) and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts. The assets of REMIC II will consist of certain uncertificated ‘‘regular interest’’ in REMIC I and amounts in the Certificate Account with respect thereto. For federal income tax purposes: (i) the REMIC II Certificates will evidence the ‘‘regular interests’’ in, and generally will be treated as debt obligations of, REMIC II; (ii) the Class R-II Certificates will represent the sole class of ‘‘residual interests’’ in REMIC II; and (iii) the Class R-I Certificates will represent the sole class of ‘‘residual interests’’ in REMIC I. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement and compliance with all provisions of the 600 West Chicago Servicing Agreement and continuing qualification of the REMICs formed thereunder, for federal income tax purposes, REMIC I and REMIC II each will qualify as a REMIC under the Code. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP the segregated pool of assets consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code, and the Class V Certificates will represent undivided beneficial interests in such grantor trust. See ‘‘Certain Federal Income Tax Consequences—REMICs’’ in the accompanying prospectus. The Offered Certificates are ‘‘Regular Certificates’’ as defined in the accompanying prospectus.

Discount and Premium; Prepayment Premiums

The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The ‘‘Startup Day’’ of REMIC I and REMIC II is the Delivery Date. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Class A-1 Certificates will be issued at a premium and that the Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A, Class A-SM, Class A-M and Class A-J Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes. See ‘‘Certain Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ and ‘‘—Premium’’ in the accompanying prospectus.

For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates, the Prepayment Assumption will be 0% CPR (except that each ARD Loan will be assumed to be repaid on its Anticipated Repayment Date). See ‘‘Yield and Maturity Considerations—Weighted Average Lives’’ in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

Prepayment Premiums actually collected will be distributed among the holders of the respective classes of Certificates as described under ‘‘Description of the Certificates—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement. It is not entirely clear under the Code when the amount of Prepayment Premiums so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a Prepayment Premium.

Prepayment Premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of an Offered Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums.

Characterization of Investments in Offered Certificates

Generally, except to the extent noted below, the Offered Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code for a REIT in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such Certificates are treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(5)(B) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by residential property. It is anticipated that as of the Cut-off Date, 18.9% of the Initial Pool Balance (98.8% of the Group 2 Balance) will represent Mortgage Loans secured by multifamily and manufactured housing properties. Holders of the Offered Certificates should consult their own tax advisors regarding whether the foregoing percentages or some other percentage applies to their certificates. None of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as ‘‘qualified mortgages’’ for another REMIC under Section 860G(a)(3)(C) of the Code. See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Certain Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates’’ in the accompanying prospectus.

Possible Taxes on Income from Foreclosure Property

In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust’s net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust’s federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on ‘‘net income from foreclosure property’’ (generally, income not derived from renting or selling real property) within the meaning of the REMIC provisions (an ‘‘REO Tax’’). To the extent that income the Trust receives from an REO Property is subject to a tax on ‘‘net income from foreclosure property’’, such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any hotels that become REO Property. Any REO Tax imposed on the Trust’s income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

Reporting and Other Administrative Matters

Reporting of interest income, including any original issue discount, if any, with respect to the Offered Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of the Offered Certificates and the IRS; holders of Offered Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting regarding qualification of the REMIC’s assets as set forth in ‘‘Certain Federal Income Tax consequences—Characterization of Investments in Offered Certificates’’ in this prospectus supplement will be made as required under the Treasury regulations, generally on an annual basis.

The Offered Certificate information reports will include a statement of the adjusted issue price of the Offered Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘Certain Federal Income Tax Consequences—REMICs’’ in the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of any Plan that is subject to Title I of ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute Plan Assets. Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by ‘‘benefit plan investors’’ (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

The U.S. Department of Labor issued an individual prohibited transaction exemption to NationsBank Corporation (predecessor in interest to Bank of America Corporation), PTE 93-31, as amended by PTE 2007-05, which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party, provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, such Offered Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by DBRS Limited, DBRS, Inc., Fitch, Moody’s or S&P. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. Fourth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. The Depositor believes that, as of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate. A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificates.

The Exemption also requires that the Trust meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of DBRS Limited, DBRS, Inc., Fitch, Moody’s or S&P for at least one year prior to the Plan’s acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of such Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a sub-servicer, any Sponsor or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a ‘‘Party in Interest’’) with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the continued holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.

Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5.0% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the continued holding of the Offered Certificates by a Plan.

Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute ‘‘securities’’ for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See ‘‘Certain ERISA Considerations’’ in the accompanying prospectus. We cannot assure you that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under such a similar law.

Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

The Pension Protection Act of 2006 makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Prospective investors, particularly those whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, may be subject to restrictions on investment in the Offered Certificates. You should consult with your legal, tax, financial and accounting advisors in determining the suitability of and consequences to you of the purchase, ownership and sale of the Offered Certificates.

See ‘‘Legal Investment’’ in the accompanying prospectus.

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans as described under ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement, and to pay certain expenses in connection with the issuance of the Certificates.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement among the Depositor and the Underwriters, the Depositor has agreed to sell to each of the Underwriters and each of the Underwriters has agreed to purchase, severally but not jointly, the respective Certificate Balances or Notional Amount, as applicable, of each Class of the Offered Certificates as set forth below in each case to a variance of 5.0%.

	Banc of America Securities LLC	Lehman Brothers Inc.
Class A-1	$28,873,000	—
Class A-2	$76,020,000	—
Class A-3	$75,846,000	—
Class A-4A	$134,000,000	—
Class A-4B	$805,996,000	$1,000,000
Class A-4BF	$20,000,000	—
Class A-1A	$429,430,000	—
Class A-SM	$70,350,000	—
Class A-M	$234,502,000	—
Class A-J	$99,663,000	—

With respect to the Offered Certificates, Banc of America Securities LLC is acting as lead manager and sole bookrunner. Banc of America Securities LLC and Lehman Brothers Inc. will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. Banc of America Securities LLC is an affiliate of Bank of America, National Association, which is the Mortgage Loan Seller for this offering. In addition, it is anticipated that a portion of the Initial Certificate Balance of the Class A-4B Certificates will be sold on the Closing Date to Bank of America or an affiliate.

Banc of America Securities LLC is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an amount equal to approximately 91.31% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on all of the Offered Certificates, before deducting expenses payable by the Depositor.

Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

The Depositor also has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates; however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See ‘‘RISK FACTORS—Risks Related to the Certificates—Liquidity for Certificates May Be Limited’’ in this prospectus supplement and ‘‘RISK FACTORS—Limited Liquidity of Certificates’’ in the accompanying prospectus.

The Depositor and the Mortgage Loan Seller have agreed to indemnify the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriters and such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. The Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriters and each person, if any, who controls the Depositor or the Underwriters within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to those Mortgage Loans sold by the Mortgage Loan Seller.

LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina and for the Underwriters by Thacher Proffitt & Wood llp, New York, New York.

RATINGS

It is a condition to their issuance that the Offered Certificates receive the ratings indicated below from Moody’s and S&P:

	Moody’s	S&P
Class A-1	Aaa	AAA
Class A-2	Aaa	AAA
Class A-3	Aaa	AAA
Class A-4A	Aaa	AAA
Class A-4B	Aaa	AAA
Class A-4BF	Aaa	AAA
Class A-1A	Aaa	AAA
Class A-SM	Aaa	AAA
Class A-M	Aaa	AAA
Class A-J	Aaa	AAA

Each of the rating agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding. Fees for such ratings surveillance have been prepaid by the Mortgage Loan Seller.

The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Rated Final Distribution Date, which is the Distribution Date in December 2049. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of: (i) the tax attributes of the Offered Certificates; or of the Trust; (ii) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans; (iii) the degree to which such prepayments might differ from those originally anticipated; (iv) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors; (v) whether and to what extent Default Interest will be received; (vi) payments of Excess Interest; or (vii) the extent to which interest payable on any Class of Offered Certificates may be reduced in connection with Prepayment Interest Shortfalls. See ‘‘RATING’’ in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

We cannot assure you that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by Moody’s or S&P.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See ‘‘Risk Factors— The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Certificates’’ in the accompanying prospectus.

GLOSSARY OF PRINCIPAL DEFINITIONS

‘‘30/360 Basis’’:    The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

‘‘600 West Chicago Certificate Administrator’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—600 West Chicago Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘600 West Chicago Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—600 West Chicago Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘600 West Chicago Master Servicer’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—600 West Chicago Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘600 West Chicago Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—600 West Chicago Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘600 West Chicago Pari Passu Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—600 West Chicago Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘600 West Chicago Pari Passu Note A-1’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—600 West Chicago Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘600 West Chicago Pari Passu Note A-2’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—600 West Chicago Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘600 West Chicago Pari Passu Note A-3’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—600 West Chicago Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘600 West Chicago Pari Passu Note A-4’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—600 West Chicago Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘600 West Chicago Pari Passu Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—600 West Chicago Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘600 West Chicago Servicing Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—600 West Chicago Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘600 West Chicago Special Servicer’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—600 West Chicago Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘600 West Chicago Trustee’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—600 West Chicago Pari Passu Whole Loan’’ in this prospectus supplement.

‘‘A/B Whole Loan’’ means any of the Capitol Square Office Building A/B Whole Loan, the AmSouth Center – Shreveport A/B Whole Loan, the Augusta Woods A/B Whole Loan and the Viking Plaza A/B Whole Loan, as applicable.

‘‘Accrued Certificate Interest’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement.

‘‘ACMs’’ means asbestos-containing materials.

‘‘Actual/360 Basis’’:    The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

‘‘Additional Trust Fund Expenses’’ mean, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) Advance Interest, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) property inspection costs incurred by the Special Servicer for Specially Serviced Mortgage Loans to the extent paid out of general collections, (v) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee and the Certificate Administrator as

described under ‘‘THE TRUSTEE’’ and ‘‘THE CERTIFICATE ADMINISTRATOR AND REMIC ADMINISTRATOR’’ in this prospectus supplement and under ‘‘THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Trustee’’ in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under ‘‘THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Possible Taxes on Income From Foreclosure Property’’ in this prospectus supplement and ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs’’ in the accompanying prospectus, (vi) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a Defaulted Mortgage Loan (see ‘‘THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’ in the accompanying prospectus), and (vii) any other expense of the Trust Fund not specifically included in the calculation of ‘‘Realized Loss’’ for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

‘‘Administrative Fee Rate’’ means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the ‘‘Sub-Servicing Fee Rate’’) which equals the sum of the monthly master servicing fee and the monthly sub-servicing fee) plus the per annum rate applicable to the calculation of the Trustee Fee (including the portion of the Trustee Fee payable to the Certificate Administrator).

‘‘Administrative Fees’’ means the Trustee Fee (including the portion of the Trustee Fee payable to the Certificate Administrator) and the Master Servicing Fee (which, for the avoidance of doubt, includes any related sub-servicing fees) each of which will be computed for the same period for which interest payments on the Mortgage Loans are computed.

‘‘Advance Interest’’ means interest payable to the Master Servicer and the Trustee with respect to any Advance made thereby and the Special Servicer with respect to any Servicing Advance made thereby, accrued on the amount of such Advance for so long as it is outstanding at the Reimbursement Rate, except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

‘‘Advances’’ means Servicing Advances and P&I Advances.

‘‘AmSouth Center – Shreveport A/B Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—AmSouth Center – Shreveport A/B Whole Loan’’ in this prospectus supplement.

‘‘AmSouth Center – Shreveport Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—AmSouth Center – Shreveport A/B Whole Loan’’ in this prospectus supplement.

‘‘AmSouth Center – Shreveport Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—AmSouth Center – Shreveport A/B Whole Loan’’ in this prospectus supplement.

‘‘AmSouth Center – Shreveport Note A Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—AmSouth Center – Shreveport A/B Whole Loan’’ in this prospectus supplement.

‘‘AmSouth Center – Shreveport Note A’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—AmSouth Center – Shreveport A/B Whole Loan’’ in this prospectus supplement.

‘‘AmSouth Center – Shreveport Note A Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—AmSouth Center – Shreveport A/B Whole Loan’’ in this prospectus supplement.

‘‘AmSouth Center – Shreveport Note B’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—AmSouth Center – Shreveport A/B Whole Loan’’ in this prospectus supplement.

‘‘AmSouth Center – Shreveport Note B Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—AmSouth Center – Shreveport A/B Whole Loan’’ in this prospectus supplement.

‘‘Annual Debt Service’’ means the amount derived by multiplying the Monthly Payment set forth for each Mortgage Loan in ANNEX A to this prospectus supplement by 12.

‘‘Anticipated Repayment Date’’ means, with respect to any ARD Loan, the date specified in the related loan documents on which the payment terms and the accrual of interest may change if such ARD Loan is not paid in full.

‘‘Appraisal Reduction Amount’’ means, for any Required Appraisal Loan, in general, an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant appraisal was obtained by the Special Servicer pursuant to the Pooling and Servicing Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

(1) the sum of:

(a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date,

(b) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest (net of Default Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date,

(c) all unpaid Master Servicing Fees, Trustee Fees (including the portion of the Trustee Fees payable to the Certificate Administrator) and Additional Trust Fund Expenses (including, without limitation, Special Servicer Fees) accrued with respect to such Required Appraisal Loan,

(d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and reimbursable out of the Trust Fund, together with all unpaid Advance Interest accrued on such Advances, and

(e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any escrow payments or Reserve Funds;

over

(2) the sum of:

(x) the excess, if any, of (i) 90% of the Appraisal Value of the related Mortgaged Property or REO Property (subject to such downward adjustments as the Special Servicer may deem appropriate (without implying any obligation to do so) based upon its review of the related appraisal and such other information as such Special Servicer deems appropriate), as applicable, as determined by the most recent relevant appraisal acceptable for purposes of the Pooling and Servicing Agreement, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and

(y) any escrow payments, reserve funds and/or letters of credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraisal Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) above).

Notwithstanding the foregoing, for purposes of this definition, the Stated Principal Balance of a Required Appraisal Loan shall not include any portion thereof which has been defeased and is secured by defeased collateral.

‘‘Appraisal Trigger Event’’ means any of the following events: (1) any Mortgage Loan (other than the 600 West Chicago Pari Passu Mortgage Loan) or Serviced Whole Loan becoming a Modified Mortgage Loan; (2) any Monthly Payment with respect to any Mortgage Loan (other than the 600 West Chicago Pari Passu Mortgage Loan) or Serviced Whole Loan remaining unpaid for 60 days past the Due Date for such payment; provided, however, solely in the case of a delinquent Balloon Payment with respect to any Mortgage Loan, if (x) the related borrower is actively seeking a refinancing commitment, (y) the related borrower continues to make payments in the amount of its Monthly Payment, and (z) the Directing Certificateholder consents, failure to pay such Balloon Payment during such 60-day period shall not constitute an Appraisal Trigger Event if the related borrower has delivered to the Master Servicer, on or before the 60th day after the due date of such Balloon Payment, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond such due date, during which the refinancing would occur; (3) the passage of 60 days after the Special Servicer receives notice that the mortgagor under any Mortgage Loan (other than the 600 West Chicago Pari Passu Mortgage Loan) or Whole Loan becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed; (4) the passage of 60 days after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property; (5) the related Mortgaged Property becoming an REO Property; or (6) the passage of 60 days after the third extension of a Mortgage Loan or a Whole Loan.

‘‘Appraisal Value’’ means, for any Mortgaged Property, the appraiser’s value as stated in the appraisal available to the Depositor as of the date specified on the schedule, which may be an ‘‘as is’’, ‘‘as stabilized’’ and/or ‘‘as completed’’ value.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3290004 ($27,900,000 ‘‘as stabilized’’ value as of December 1, 2007 and $27,040,000 ‘‘as is’’ value as of April 16, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3292687 ($28,500,000 ‘‘as stabilized’’ value as of September 1, 2007 and $27,900,000 ‘‘as is’’ value as of March 22, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3291366 ($23,275,000 ‘‘as stabilized’’ value as of December 1, 2007 and $22,925,000 ‘‘as complete’’ value as of June 1, 2007 and $21,200,000 ‘‘as is’’ value as of April 12, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3292166 ($20,120,000 ‘‘as stabilized’’ value as of August 1, 2007 and $20,090,000 ‘‘as is’’ value as of June 20, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3291218 ($20,000,000 ‘‘as stabilized’’ value as of January 1, 2008 and $19,700,000 ‘‘as is’’ value as of August 22, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3292968 ($18,300,000 ‘‘as stabilized’’ value as of January 11, 2008 and $17,960,000 ‘‘as is’’ value as of July 11, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3293057 ($17,375,000 ‘‘as stabilized’’ value as of June 1, 2007 and $17,065,000 ‘‘as is’’ value as of January 11, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3290202 ($16,600,000 ‘‘as stabilized’’ value as of July 1, 2007 and $16,350,000 ‘‘as is’’ value as of January 26, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3290509 ($14,500,000 ‘‘as stabilized’’ value as of February 7, 2008 and $14,300,000 ‘‘as is’’ value as of August 7, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3293008 ($14,300,000 ‘‘as stabilized’’ value as of December 1, 2007 and $14,060,000 ‘‘as is’’ value as of July 13, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3293263 ($13,800,000 ‘‘as stabilized’’ value as of September 1, 2007 and $13,780,000 ‘‘as is’’ value as of June 18, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3292216 ($10,710,000 ‘‘as stabilized’’ value as of January 15, 2008 and $9,900,000 ‘‘as is’’ value as of January 15, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3290319 ($8,100,000 ‘‘as stabilized’’ value as of March 7, 2007 and $7,800,000 ‘‘as is’’ value as of March 7, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3291184 ($7,600,000 ‘‘as stabilized’’ and/or ‘‘as completed’’ value as of September 1, 2007) is presented on an ‘‘as stabilized’’ and/or ‘‘as completed’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3292034 ($7,500,000 ‘‘as stabilized’’ value as of November 1, 2007 and $7,400,000 ‘‘as is’’ value as of April 28, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3293651 ($7,200,000 ‘‘as stabilized’’ value as of September 1, 2007 and $7,100,000 ‘‘as is’’ value as of May 15, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3291713 ($6,730,000 ‘‘as stabilized’’ value as of September 4, 2007 and $6,340,000 ‘‘as is’’ value as of June 4, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3293560 ($5,720,000 ‘‘as stabilized’’ and/or ‘‘as completed’’ value as of June 2, 2007 and $5,520,000 ‘‘as is’’ value as of March 2, 2007) is presented on an ‘‘as stabilized’’ and/or ‘‘as completed’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3293628 ($5,125,000 ‘‘as completed’’ value as of April 30, 2007 and $5,025,000 ‘‘as is’’ value as of March 8, 2007) is presented on an ‘‘as completed’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3290855 ($4,930,000 ‘‘as stabilized’’ value as of November 23, 2007 and $4,820,000 ‘‘as is’’ value as of May 23, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3292075 ($4,090,000 ‘‘as stabilized’’ value as of August 1, 2007 and $4,060,000 ‘‘as is’’ value as of May 4, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3291911 ($3,975,000 ‘‘as stabilized’’ value as of November 1, 2007 and $3,850,000 ‘‘as is’’ value as of March 1, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3290020 ($3,700,000 ‘‘as stabilized’’ value as of July 17, 2007 and $3,620,000 ‘‘as is’’ value as of April 17, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3291739 ($3,600,000 ‘‘as stabilized’’ value as of December 17, 2007 and $3,000,000 ‘‘as is’’ value as of December 17, 2006) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3292109 ($2,750,000 ‘‘as stabilized’’ value as of June 1, 2007 and $2,720,000 ‘‘as is’’ value as of March 6, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for one of the Mortgaged Properties securing Loan No. 3293040 and referred to as 2050 West Kenosha Street on ANNEX A to this prospectus supplement ($2,550,000 ‘‘as stabilized’’ value as of January 1, 2008 and $2,460,000 ‘‘as is’’ value as of May 25, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

•	The appraisal for the Mortgaged Property with respect to Loan No. 3292141 ($1,425,000 ‘‘as stabilized’’ value as of October 1, 2007 and $1,210,000 ‘‘as is’’ value as of June 6, 2007) is presented on an ‘‘as stabilized’’ basis in ANNEX A to this prospectus supplement.

‘‘Approval Provisions’’ mean the approvals and consents necessary in connection with a Special Action or the extension of the Maturity Date of a Mortgage Loan (other than the 600 West Chicago Pari Passu Mortgage Loan).

‘‘ARD Loan’’ means a loan that provides for changes in payments and accrual of interest, including the capture of Excess Cash Flow from the related Mortgaged Property and an increase in the applicable Mortgage Rate, if it is not paid in full by the Anticipated Repayment Date.

‘‘Asset Status Report’’ means a report to be prepared by the Special Servicer for each loan that becomes a Specially Serviced Mortgage Loan.

‘‘Assumed Monthly Payment’’ means an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated Maturity Date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated Maturity Date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such Mortgage Loan’s terms in effect immediately prior to maturity. The ‘‘Assumed Monthly Payment’’ deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

‘‘Augusta Woods A/B Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Augusta Woods A/B Whole Loan’’ in this prospectus supplement.

‘‘Augusta Woods Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Augusta Woods A/B Whole Loan’’ in this prospectus supplement.

‘‘Augusta Woods Note A Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Augusta Woods A/B Whole Loan’’ in this prospectus supplement.

‘‘Augusta Woods Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Augusta Woods A/B Whole Loan’’ in this prospectus supplement.

‘‘Augusta Woods Note A’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Augusta Woods A/B Whole Loan’’ in this prospectus supplement.

‘‘Augusta Woods Note A Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Augusta Woods A/B Whole Loan’’ in this prospectus supplement.

‘‘Augusta Woods Note B’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Augusta Woods A/B Whole Loan’’ in this prospectus supplement.

‘‘Augusta Woods Note B Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Augusta Woods A/B Whole Loan’’ in this prospectus supplement.

‘‘Automatic Termination’’ is defined in ‘‘IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES’’ in this prospectus supplement.

‘‘Available Distribution Amount’’ means, for any Distribution Date, in general:

(a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following: (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period; (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period; (iii) Prepayment Premiums (which are separately distributable on the Certificates as described in this prospectus supplement); (iv) Excess Interest (which is distributable to the Class V Certificates as described in this prospectus supplement); (v) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers, the Trustee, the Certificate Administrator as compensation (including Trustee Fees (and including the portion of the Trustee Fees payable to the Certificate Administrator)), Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Default Charges (to the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); (vi) amounts deposited into the Certificate Account in error; (vii) all funds released from the Excess Liquidation Proceeds Account with respect to such Distribution Date; and (viii) with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date relating to the one-month period preceding the Distribution Date in each February (and in any January of a year that is not a leap year), unless the related Distribution Date is the final Distribution Date, an amount equal to the related Withheld Amount; and

(b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period and for the Distribution Date occurring in each March (or February if the related Distribution Date is the final Distribution Date), the related Withheld Amounts remitted to the Certificate Administrator for distribution to the Certificateholders as described under ‘‘Description of the Certificates—Interest Reserve Account’’ in this prospectus supplement.

‘‘Average Daily Rate’’ or ‘‘ADR’’ means, with respect to a hotel Mortgaged Property, the average rate charged at the Mortgaged Property per day.

‘‘Balance Per Unit’’ means, for each Mortgage Loan, the related balance of such Mortgage Loan divided by the number of Units, Keys, Pads, Spaces, Acres or SF (as applicable), except:

(A) with respect to the 600 West Chicago Pari Passu Whole Loan, such calculation includes each related Senior Note;

(B) with respect to each of the Capitol Square Office Building A/B Whole Loan, the AmSouth Center – Shreveport A/B Whole Loan, the Augusta Woods A/B Whole Loan and the Viking Plaza A/B Whole Loan, such calculation includes only the related Senior Note included in the Trust Fund (and excludes the related Subordinate Note(s)); and

(C) with respect to five sets of Cross-Collateralized Mortgage Loans (Loan Nos. 3292042 and 3292430 and Loan Nos. 3291838, 3291879, 3291846, 3291861 and 3291853 and Loan Nos. 3291416 and 3291531 and Loan Nos. 3290616 and 3291333 and Loan Nos. 3290319 and 3290103 on ANNEX A to this prospectus supplement) (1) the aggregate balance of such Cross-Collateralized

Mortgage Loans divided by (2) the aggregate number of Units, Keys, Pads, Spaces, Acres or SF (as applicable) related to the Mortgaged Properties securing such Cross-Collateralized Mortgage Loans.

‘‘Balloon’’ or ‘‘Balloon Loan’’ means a Mortgage Loan that provides for monthly payments of principal based on an amortization schedule significantly longer than the related remaining term thereof, thereby leaving substantial principal amounts due and payable on its Maturity Date, unless prepaid prior thereto.

‘‘Balloon or ARD Loan-to-Value Ratio’’, ‘‘Balloon or ARD LTV Ratio’’, ‘‘Balloon or ARD LTV’’, ‘‘Maturity Date Loan-to-Value’’ or ‘‘Maturity Date LTV’’ or ‘‘Maturity Date LTV Ratio’’ means, with respect to any Mortgage Loan (in the case of each ARD Loan, assuming repayment on its Anticipated Repayment Date), the principal portion of the Balloon Payment of such Mortgage Loan divided by the Appraisal Value of the related Mortgage Loan, except:

(A) with respect to the 600 West Chicago Pari Passu Whole Loan, such calculation includes each related Senior Note;

(B) with respect to each of the Capitol Square Office Building A/B Whole Loan, the AmSouth Center – Shreveport A/B Whole Loan, the Augusta Woods A/B Whole Loan and the Viking Plaza A/B Whole Loan, such calculation includes only the related Senior Note included in the Trust Fund (and excludes the related Subordinate Note(s)); and

(C) with respect to five sets of Cross-Collateralized Mortgage Loans (Loan Nos. 3292042 and 3292430 and Loan Nos. 3291838, 3291879, 3291846, 3291861 and 3291853 and Loan Nos. 3291416 and 3291531 and Loan Nos. 3290616 and 3291333 and Loan Nos. 3290319 and 3290103 on ANNEX A to this prospectus supplement) (1) the aggregate principal portion of the Balloon Payments for the Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal Value for the related Mortgaged Properties securing such Cross-Collateralized Mortgage Loans.

‘‘Balloon Payment’’ means the principal amount due and payable, together with the corresponding interest payment, on a Balloon Loan on the related Maturity Date.

‘‘Balloon Payment Interest Shortfall’’ means, with respect to any Balloon Loan with a Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Maturity Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related Determination Date, that would have accrued on the principal portion of such Balloon Payment during the period from the related Maturity Date to, but not including, the first day of the calendar month following the month of maturity (less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest).

‘‘BAC’’ means Bank of America Corporation.

‘‘Bank of America’’ or ‘‘BofA’’ means Bank of America, National Association.

‘‘Base Interest Fraction’’ means, with respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Sequential Pay Certificates a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Discount Rate and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate. However, under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

‘‘Capitol Square Office Building A/B Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Capitol Square Office Building A/B Whole Loan’’ in this prospectus supplement.

‘‘Capitol Square Office Building Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Capitol Square Office Building A/B Whole Loan’’ in this prospectus supplement.

‘‘Capitol Square Office Building Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Capitol Square Office Building A/B Whole Loan’’ in this prospectus supplement.

‘‘Capitol Square Office Building Note A Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Capitol Square Office Building A/B Whole Loan’’ in this prospectus supplement.

‘‘Capitol Square Office Building Note A’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Capitol Square Office Building A/B Whole Loan’’ in this prospectus supplement.

‘‘Capitol Square Office Building Note A Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Capitol Square Office Building A/B Whole Loan’’ in this prospectus supplement.

‘‘Capitol Square Office Building Note B’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Capitol Square Office Building A/B Whole Loan’’ in this prospectus supplement.

‘‘Capitol Square Office Building Note B Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Capitol Square Office Building A/B Whole Loan’’ in this prospectus supplement.

‘‘Cash Flow’’ means with respect to any Mortgaged Property, the total cash flow available for Annual Debt Service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

(i) ‘‘Revenues’’ generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Multifamily Mortgaged Properties, rental and other revenues; (B) for the Commercial Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; and (C) for hotel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

(ii) ‘‘Expenses’’ generally consist of all expenses incurred for a Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees.

In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W Cash Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent Expenses, Full Year Expenses or U/W Expenses to reflect normalized Most Recent Cash Flow, Full Year Cash Flow or U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such Cash Flow was not necessarily determined in accordance with GAAP. Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property’s operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations. In addition, Cash Flow may reflect certain stabilized calculations, including amounts payable by a borrower principal for unoccupied space under a master lease or future rent steps.

‘‘CBE’’ means corporate bond equivalent.

‘‘Certificate Balance’’ means for any Class of REMIC II Certificates outstanding at any time, the then aggregate stated principal amount thereof.

‘‘Certificate Owner’’ means a beneficial owner of an Offered Certificate.

‘‘Certificateholder’’ or ‘‘Holder’’ means the beneficial owner of a Certificate.

‘‘Certificate Administrator’’ is defined in ‘‘THE CERTIFICATE ADMINISTRATOR AND REMIC ADMINISTRATOR’’ in this prospectus supplement.

‘‘Certificate Registrar’’ means the Certificate Administrator in its capacity as registrar.

‘‘Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Class’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Class A Senior Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Class XW Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘CMBX’’ means commercial mortgage backed securities indices.

‘‘CMSA NOI Adjustment Worksheet’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Servicer Reports’’ in this prospectus supplement.

‘‘CMSA Operating Statement Analysis Report’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Servicer Reports’’ in this prospectus supplement.

‘‘Collateral Substitution Deposit’’ means an amount that will be sufficient to (a) purchase U.S. government obligations providing for payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to and including the related Maturity Date or Anticipated Repayment Date (or, in certain cases, the commencement of the related Open Period) in amounts sufficient to pay the scheduled payments (including, if applicable, payments due on any related Companion Loan(s)) due on such dates under the related Mortgage Loan (and any related Note B) or the defeased amount thereof in the case of a partial defeasance and (b) pay any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

‘‘Collection Period’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Commercial Loan’’ means a Mortgage Loan secured by a Commercial Mortgaged Property.

‘‘Commercial Mortgaged Property’’ means a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building, a self storage facility, land, a mixed use property, a parking garage or an educational facility.

‘‘Companion Loan’’ means: (i) with respect to the 600 West Chicago Pari Passu Whole Loan, the 600 West Chicago Pari Passu Companion Loans; (ii) with respect to the Capitol Square Office Building A/B Whole Loan, the loan related to the Capitol Square Office Building Note B; (iii) with respect to the AmSouth Center – Shreveport A/B Whole Loan, the loan related to the AmSouth Center – Shreveport Note B; (iv) with respect to the Augusta Woods A/B Whole Loan, the loan related to the Augusta Woods Note B; and (v) with respect to the Viking Plaza A/B Whole Loan, the loan related to the Viking Plaza Note B.

‘‘Companion Loan Holder’’ means: (i) with respect to the 600 West Chicago Whole Loan, the holders of the 600 West Chicago Pari Passu Companion Loans; (ii) with respect to the Capitol Square Office Building A/B Whole Loan, the Capitol Square Office Building Note B Holder; (iii) with respect to the AmSouth Center – Shreveport A/B Whole Loan, the AmSouth Center – Shreveport Note B Holder; (iv) with respect to the Augusta Woods A/B Whole Loan, the Augusta Woods Note B Holder; and (v) with respect to the Viking Plaza A/B Whole Loan, the Viking Plaza Note B Holder.

‘‘Compensating Interest Payment’’ means a cash payment from the Master Servicer to the Certificate Administrator in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Loans (other than Mortgage Loans that are Specially Serviced Mortgage Loans or Defaulted Mortgage Loans and other than shortfalls arising in connection with the payment of insurance proceeds or condemnation proceeds) during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with principal prepayments received in respect of the Mortgage Loans (other than Mortgage Loans that are Specially Serviced Mortgage Loans or Defaulted Mortgage Loans and other than shortfalls arising in connection with the payment of insurance proceeds or condemnation proceeds) during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.01% per annum, and (2) all Prepayment Interest Excesses received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (iii) in the event that any principal prepayment was received on the last business day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding Master Servicer Remittance Date (other than because of application of the subject principal prepayment for another purpose), the total of all interest and other income accrued or earned on the amount of such principal prepayment while it is on deposit with the Master Servicer.

‘‘Controlling Class’’ means, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Senior Certificates being treated as a single Class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its Initial Certificate Balance (or, if no Class (or Classes being treated as a single Class) of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its Initial Certificate Balance, then the Controlling Class will be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Certificate Balances). The Controlling Class as of the Delivery Date will be the Class S Certificates.

‘‘Controlling Class Certificateholder’’ means each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by such Holder (or Certificate Owner).

‘‘Corrected Mortgage Loan’’ means any Mortgage Loan (other than the 600 West Chicago Pari Passu Mortgage Loan) or Serviced Whole Loan which ceases to be a Specially Serviced Mortgage Loan (and as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances that caused the loan to be characterized as a Specially Serviced Mortgage Loan (provided that no other Servicing Transfer Event then exists): (a) in the case of the circumstances described in clause (a) in the definition of Servicing Transfer Event, if and when the related mortgagor has made three consecutive full and timely Monthly Payments under the terms of such loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement); (b) in the case of the circumstances described in clauses (b), (d), (e) and (f) in the definition of Servicing Transfer Event, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer; (c) in the case of the circumstances described in clause (c) in the definition of Servicing Transfer Event, if and when such default is cured in the reasonable judgment of the Special Servicer; and (d) in the case of the circumstances described in clause (g) in the definition of Servicing Transfer Event, if and when such proceedings are terminated.

‘‘Cross-Collateralized Mortgage Loan’’ means a Mortgage Loan that is part of a set of cross-collateralized and cross-defaulted Mortgage Loans.
‘‘Cross-Collateralized Set’’ means any set of Mortgage Loans that is cross-collateralized and cross-defaulted with each other.

‘‘Cut-off Date’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Cut-off Date Balance’’ means, for each Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

‘‘Cut-off Date Loan-to-Value Ratio’’, ‘‘Cut-off Date LTV Ratio’’ or ‘‘Cut-off Date LTV’’ means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgage Loan, except:

(A) with respect to the 600 West Chicago Pari Passu Whole Loan, such calculation includes each related Senior Note;

(B) with respect to each of the Capitol Square Office Building A/B Whole Loan, the AmSouth Center – Shreveport A/B Whole Loan, the Augusta Woods A/B Whole Loan and the Viking Plaza A/B Whole Loan, such calculation includes only the related Senior Note included in the Trust Fund (and excludes the related Subordinate Note(s));

(C) with respect to five sets of Cross-Collateralized Mortgage Loans (Loan Nos. 3292042 and 3292430 and Loan Nos. 3291838, 3291879, 3291846, 3291861 and 3291853 and Loan Nos. 3291416 and 3291531 and Loan Nos. 3290616 and 3291333 and Loan Nos. 3290319 and 3290103 on ANNEX A to this prospectus supplement) (1) the aggregate Cut-off Date Balance for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal Value for such Cross-Collateralized Mortgage Loans; and

(D) with respect to the Holdback Loans, the Cut-off Date Balance of such Holdback Loan (net of the amount of the holdback) divided by the Appraisal Value of such Holdback Loan.

‘‘Default Charges’’ means late payment charges and Default Interest.

‘‘Default Interest’’ means interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default and/or late payment charges.

‘‘Defaulted Mortgage Loan’’ means a Mortgage Loan (other than the 600 West Chicago Pari Passu Mortgage Loan) (i) that is delinquent 60 days or more in respect to a Monthly Payment (not including the Balloon Payment) or (ii) is delinquent in respect of its Balloon Payment (provided that in the case of a Balloon Loan as to which the related Mortgagor will have delivered a refinancing commitment acceptable to the Special Servicer prior to the due date of such Balloon Payment, for 30 days beyond the due date of such Balloon Payment (or for such shorter period beyond the Due Date of such Balloon Payment during which the refinancing is scheduled to occur) no Special Servicing Fee, Liquidation fee or Workout Fee will accrue until the end of such 30 day (or shorter) period), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

‘‘Defeasance’’ means (for purposes of ANNEX A to this prospectus supplement), with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

‘‘Defeasance Period’’ or ‘‘DP’’ means the time after the specified period, which is at least two years from the Delivery Date; provided that no event of default exists, during which the related borrower may obtain a release of a Mortgaged Property from the lien of the related Mortgage by exercising its Defeasance Option.

‘‘Defeasance Option’’ means the option of the related borrower to obtain a release of a Mortgaged Property from the lien of the related Mortgage during the Defeasance Period; provided that no event of default exists and other conditions are satisfied as described in this prospectus supplement.

‘‘Definitive Certificate’’ means a fully registered physical certificate.

‘‘Delivery Date’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Depositor’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Determination Date’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Directing Certificateholder’’ means the Controlling Class Certificateholder (or a representative selected by such Controlling Class Certificateholder to act on its behalf) selected by the majority Certificateholder of the Controlling Class, as certified by the Certificate Administrator from time to time; provided, however, (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. As of the Delivery Date the Directing Certificateholder is LNR Securities Holdings, LLC.

‘‘Discount Rate’’ means, with respect to any applicable Prepayment Premium calculation, the yield on the specified U.S. Treasury issue as described in the underlying Mortgage Note being prepaid (if applicable, converted to a monthly compounded nominal yield), or an interpolation thereof, in any case as specified and used in accordance with the related loan documents in calculating the Prepayment Premium with respect to the related prepayment.

‘‘Distributable Certificate Interest’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement.

‘‘Distribution Date’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Distribution Date Statement’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports’’ in this prospectus supplement.

‘‘DTC’’ means The Depository Trust Company.

‘‘Due Date’’ means a specified date upon which scheduled payments of interest, principal or both are to be made under a Mortgage Loan and may occur monthly, quarterly, semi-annually or annually.

‘‘Due Period’’ means a specified time period (corresponding in length to the period between Distribution Dates).

‘‘Environmental Report’’ means the report summarizing (A) an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to a Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan and (B) if applicable, a Phase II environmental site assessment of a Mortgaged Property conducted by a third-party consultant.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘Excess Cash Flow’’ means all remaining monthly cash flow, if any, after paying all debt service, required reserves, permitted operating expenses and capital expenditures from a Mortgaged Property related to an ARD Loan from and after the Anticipated Repayment Date.

‘‘Excess Interest’’ means interest accrued on an ARD Loan at the related Excess Interest Rate.

‘‘Excess Interest Distribution Account’’ means the account (which may be a sub-account of the Distribution Account) to be established and maintained by the Certificate Administrator in the name of the Certificate Administrator on behalf of the Trustee for the benefit of the Class V Certificateholders.

‘‘Excess Interest Rate’’ means the difference in rate of an ARD Loan’s Revised Rate over the related Mortgage Rate.

‘‘Excess Liquidation Proceeds’’ are the excess of (i) proceeds from the sale or liquidation of a Mortgage Loan or REO Property, net of expenses, unpaid servicing compensation and related Advances and interest on Advances, over (ii) the amount that would have been received if payment had been made in full on the Due Date immediately following the date upon which the proceeds were received.

‘‘Excluded Plan’’ means a Plan sponsored by any member of the Restricted Group.

‘‘Exemption’’ means, the individual prohibited transaction exemption granted by the U.S. Department of Labor to NationsBank Corporation (predecessor in interest to Bank of America Corporation), PTE 93-31, as amended by PTE 2007-05.

‘‘Exemption-Favored Party’’ means (a) Bank of America Corporation, (b) each of the Underwriters, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation (such as Banc of America Securities LLC) or any other Underwriter, and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Offered Certificates.

‘‘FIRREA’’ means the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as amended).

‘‘Fitch’’ means Fitch, Inc.

‘‘FSMA’’ is defined in ‘‘UNITED KINGDOM’’ in this prospectus supplement.

‘‘Full Year Cash Flow’’ means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Full Year Revenues less Full Year Expenses, Full Year capital expenditures and Full Year tenant improvements and leasing commissions. See also the definition of ‘‘Cash Flow’’ in this prospectus supplement.

(i) ‘‘Full Year Revenues’’ are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

(ii) ‘‘Full Year Expenses’’ are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

‘‘Full Year DSCR’’ means, with respect to any Mortgage Loan (a) the Full Year Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to the 600 West Chicago Pari Passu Whole Loan such calculation includes each related Senior Note;

(B) with respect to each of the Capitol Square Office Building A/B Whole Loan, the AmSouth Center – Shreveport A/B Whole Loan, the Augusta Woods A/B Whole Loan and the

Viking Plaza A/B Whole Loan, such calculation includes only the related Senior Note included in the Trust Fund (and excludes the related Subordinate Note(s));

(C) with respect to five sets of Cross-Collateralized Mortgage Loans (Loan Nos. 3292042 and 3292430 and Loan Nos. 3291838, 3291879, 3291846, 3291861 and 3291853 and Loan Nos. 3291416 and 3291531 and Loan Nos. 3290616 and 3291333 and Loan Nos. 3290319 and 3290103 on ANNEX A to this prospectus supplement) (1) the aggregate Full Year Cash Flow for such Cross-Collateralized Mortgage Loans divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans; and

(D) with respect to the Holdback Loans, the Full Year Cash Flow for such Mortgage Loan divided by the related Annual Debt Service for such Mortgage Loan (net of the related holdback reserve).

‘‘Full Year End Date’’ means, with respect to each Mortgage Loan, the date indicated on ANNEX A to this prospectus supplement as the ‘‘Full Year End Date’’ with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

‘‘GAAP’’ means generally accepted accounting principles.

‘‘Group 1 Balance’’ means the aggregate principal balance equal of the Mortgage Loans in Loan Group 1 as of the Cut-off Date, $1,915,593,894.

‘‘Group 1 Principal Distribution Amount’’ means the Principal Distribution Amount applicable to just the Loan Group 1 Mortgage Loans.

‘‘Group 2 Balance’’ means the aggregate principal balance equal of the Mortgage Loans in Loan Group 2 as of the Cut-off Date, $429,430,839.

‘‘Group 2 Principal Distribution Amount’’ means the Principal Distribution Amount applicable to just the Loan Group 2 Mortgage Loans.

‘‘Group Balance’’ means, either the Group 1 Balance or the Group 2 Balance.

‘‘Group Balances’’ means, together, the Group 1 Balance and the Group 2 Balance.

‘‘Holdback Loan’’ means Loan Nos. 3290764, 3292604, 3293263, 3291358, 3292554, 3292018, 3292794, 3291630, 3291580, 3292034, 3291713, 3292943, 3292471, 3292521, 3291978, 3291986, 3293685, 3290731, 3292075, 3293495, 3292463 and 3292141 on ANNEX A to this prospectus supplement, which, for purposes of calculating the related U/W DSCR and Cut-off Date LTV, nets out the related holdback reserve. The holdback reserve amounts are as follows:

•	Loan No. 3290764, $1,395,000.

•	Loan No. 3292604, $137,260.

•	Loan No. 3293263, $115,000.

•	Loan No. 3291358, $1,630,000.

•	Loan No. 3292554, $300,000.

•	Loan No. 3292018, $850,000.

•	Loan No. 3292794, $500,000.

•	Loan No. 3291630, $86,522.

•	Loan No. 3291580, $400,000.

•	Loan No. 3292034, $400,000.

•	Loan No. 3291713, $362,435.

•	Loan No. 3292943, $72,093.

•	Loan No. 3292471, $84,000.

•	Loan No. 3292521, $160,200.

•	Loan No. 3291978, $70,000.

•	Loan No. 3291986, $72,000.

•	Loan No. 3293685, $42,495.

•	Loan No. 3290731, $260,000.

•	Loan No. 3292075, $39,984.

•	Loan No. 3293495, $150,625.

•	Loan No. 3292463, $52,500.

•	Loan No. 3292141, $196,000.

‘‘Hyper Am’’ means (for purposes of ANNEX A to this prospectus supplement) an ARD Loan.

‘‘Initial Certificate Balance’’ is defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement.

‘‘Initial Pool Balance’’ means the aggregate Cut-off Date balance of the Mortgage Loans, $2,345,024,732, subject to a variance of plus or minus 5.0%.

‘‘Initial Resolution Period’’ means the 90-day period commencing upon the Mortgage Loan Seller’s receipt of written notice from the Master Servicer or the Special Servicer of a Material Document Defect or Material Breach, as the case may be, with respect to any related Mortgage Loan.

‘‘Int Diff (MEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally an amount equal to the greater of (a) 1% of the principal amount being prepaid, or (b) the present value of a series of monthly payments each equal to the Int Diff Payment Amount over the remaining original term of the related Mortgage Note and on the Maturity Date of the related Mortgage Loans, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such date that payment is required under the related loan documents and the Maturity Date of the related Mortgage Loan. ‘‘Int Diff Payment Amount’’ means the amount of interest which would be due on the portion of the Mortgage Loan being prepaid, assuming a per annum interest rate equal to the excess (if any) of the Mortgage Rate of the related Mortgage Loan over the Reinvestment Yield. The Int Diff Payment Amount is calculated through the related Maturity. ‘‘Reinvestment Yield’’ means the yield rate for the specified U.S. Treasury security with a maturity most nearly approximating the Maturity of the related Mortgage Loan converted to a monthly compounded nominal yield.

•	Loans Nos. 3293784, 3290830, 3291291, 3291895, 3291838, 3290335, 3292125, 3291879, 3291630, 3291846, 3291861 and 3291853, have been assumed to be included in this category for purposes of ANNEX A.

‘‘Interest Accrual Period’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’.

‘‘Interest Only’’ means any Mortgage Loan that requires scheduled payments of interest only until the related Maturity Date or Anticipated Repayment Date (if applicable).

‘‘Interest Only, Hyper Am’’ means any Mortgage Loan that requires only scheduled payments of interest for the term of the related Mortgage Loan and that has a significant outstanding balance at the Anticipated Repayment Date.

‘‘Interest Reserve Account’’ means the account (which may be a sub-account of the Certificate Account) to be established and maintained by the Master Servicer in the name of the Certificate Administrator for the benefit of the Certificates.

‘‘IO, Balloon’’ and ‘‘Partial Interest Only, Balloon’’ each mean any Mortgage Loan which requires only scheduled payments of interest for some (but not all) of the term of the related Mortgage Loan and that has a significant outstanding balance at maturity.

‘‘IO, Hyper Am’’, ‘‘Partial Interest Only, Hyper Am’’ and ‘‘Partial Interest Only, ARD’’ each mean any Mortgage Loan that requires only scheduled payments of interest for some (but not all) of the term of the related Mortgage Loan and has a significant outstanding balance at the Anticipated Repayment Date.

‘‘Issuing Entity’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘LaSalle’’ means LaSalle Bank National Association.

‘‘Leasable Square Footage’’, ‘‘Net Rentable Area (SF)’’ or ‘‘NRA’’ means, in the case of a Mortgaged Property operated as a retail, office, industrial or warehouse facility, the square footage of the net leasable area.

‘‘Liquidation Fee’’ means the fee generally payable to the Special Servicer in connection with the liquidation of a Specially Serviced Mortgage Loan.

‘‘Liquidation Fee Rate’’ means a rate equal to 1.0% (100 basis points).

‘‘LNR’’ means LNR Property Holdings Ltd., parent company of LNR Partners.

‘‘LNR Partners’’ means LNR Partners, Inc., a Florida corporation and subsidiary of LNR.

‘‘Loan Group 1’’ means one of the two loan groups that make up the Mortgage Pool. Loan Group 1 will consist of 184 Mortgage Loans with an aggregate principal balance equal to the Group 1 Balance and representing approximately 81.7% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. ANNEX A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

‘‘Loan Group 2’’ means one of the two loan groups that make up the Mortgage Pool. Loan Group 2 will consist of 54 Mortgage Loans with an aggregate principal balance equal to the Group 2 Balance (or approximately 100.0% of the aggregate principal balance of the Mortgage Loans secured by multifamily properties and approximately 66.6% of the aggregate principal balance of the Mortgage Loans secured by manufactured housing properties) and representing approximately 18.3% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. ANNEX A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

‘‘Lockout Period’’ or ‘‘LOP’’ means a period during which voluntary principal prepayments are prohibited.

‘‘MAI’’ means a member of the Appraisal Institute.

‘‘Major Tenant’’ means any tenant at a Commercial Mortgaged Property (other than a single tenant) that rents at least 20% of the Leasable Square Footage at such property.

‘‘Master Servicer’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Master Servicer Remittance Date’’ means, for any month, the business day preceding each Distribution Date.

‘‘Master Servicing Fee’’ means principal compensation to be paid to the Master Servicer in respect of its master servicing activities (including compensation payable to the sub-servicers).

‘‘Master Servicing Fee Rate’’ means the sum of the monthly master servicing fee and the monthly sub-servicing fee.

‘‘Maturity’’ or ‘‘Maturity Date’’ means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its Maturity Date or, with respect to any ARD Loan, its Anticipated Repayment Date.

‘‘Maturity Assumptions’’ is defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement.

‘‘Maturity Date Balance’’ means, with respect to any Mortgage Loan, the balance due at Maturity, or in the case of an ARD Loan, at the related Anticipated Repayment Date, assuming no prepayments, defaults or extensions.

‘‘MERS’’ means Mortgage Electronic Registration Systems, Inc.

‘‘MERS Designated Mortgage Loan’’ means a Mortgage Loan that shows the Trustee on behalf of the Trust as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

‘‘Modified Mortgage Loan’’ means any Mortgage Loan (other than the 600 West Chicago Pari Passu Mortgage Loan) or Serviced Whole Loan as to which any Servicing Transfer Event has occurred and that has been modified by the Special Servicer in a manner that: (i) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Serviced Whole Loan); (ii) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (iii) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Serviced Whole Loan or reduces the likelihood of timely payment of amounts due thereon.

‘‘Monthly Payment’’ means, with respect to any Mortgage Loan or Serviced Whole Loan, scheduled monthly payments of principal and interest on such Mortgage Loan or Serviced Whole Loan except solely for purposes of ANNEX A to this prospectus supplement, as follows:

(1) with respect to Interest Only loans, the related ‘‘Monthly Payment’’ is equal to the average of the first 12 monthly interest payments of the loan;

(2) with respect to any IO, Balloon loan, Partial Interest Only Balloon Loan, and Partial Interest Only, Hyper Am loan, the related ‘‘Monthly Payment’’ is equal to the principal and interest owed beginning on the amortization commencement date.

‘‘Moody’s’’ means Moody’s Investors Service, Inc.

‘‘Mortgage’’ means the one or more mortgages, deeds of trust or other similar security instruments that create a first mortgage lien on a fee simple and/or leasehold interest in related Mortgaged Property.

‘‘Mortgage Loan’’ means one of the mortgage loans in the Mortgage Pool.

‘‘Mortgage Loan Purchase and Sale Agreement’’ means the mortgage loan purchase and sale agreement to be dated as of the Delivery Date by which the Depositor will acquire the Mortgage Loans from the Mortgage Loan Seller as of the Delivery Date.

‘‘Mortgage Loan Schedule’’ means the schedule of Mortgage Loans attached to the Pooling and Servicing Agreement.

‘‘Mortgage Loan Seller’’ means Bank of America, National Association.

‘‘Mortgage Note’’ means the one or more promissory notes evidencing the related Mortgage.

‘‘Mortgage Pool’’ means the pool of mortgage loans consisting of 238 Multifamily Loans and Commercial Mortgage Loans.

‘‘Mortgage Rate’’ means the per annum interest rate applicable to each Mortgage Loan that is fixed for the remaining term of the Mortgage Loan; provided that in the case of an ARD Loan such Mortgage Loan will accrue interest at a higher rate after the related Anticipated Repayment Date.

‘‘Mortgaged Property’’ means the real property subject to the lien of a Mortgage and constituting collateral for the related Mortgage Loan.

‘‘Most Recent Cash Flow’’ means, with respect to any Mortgaged Property for the period ended on the Most Recent End Date, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses and capital expenditures and tenant improvements and leasing commissions for that period. See also the definition of ‘‘Cash Flow’’ in this prospectus supplement.

(i) ‘‘Most Recent Revenues’’ are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

(ii) ‘‘Most Recent Expenses’’ are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

‘‘Most Recent DSCR’’ means, with respect to any Mortgage Loan (a) the Most Recent Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to the 600 West Chicago Pari Passu Whole Loan, such calculation includes each related Senior Note;

(B) with respect to each of the Capitol Square Office Building A/B Whole Loan, the AmSouth Center – Shreveport A/B Whole Loan, the Augusta Woods A/B Whole Loan and the Viking Plaza A/B Whole Loan, such calculation includes only the related Senior Note included in the Trust Fund (and excludes the related Subordinate Note(s));

(C) with respect to five sets of Cross-Collateralized Mortgage Loans (Loan Nos.  3292042, and 3292430 and Loan Nos. 3291838, 3291879, 3291846, 3291861, and 3291853 and Loan Nos. 3291416 and 3291531 and Loan Nos. 3290616 and 3291333 and Loan Nos. 3290319 and 3290103 on ANNEX A to this prospectus supplement) (1) the aggregate Most Recent Cash Flow for the related Mortgaged Properties divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans; and

(D) with respect to the Holdback Loans, (1) the Most Recent DSCR for the related Mortgaged Properties divided by (2) the Annual Debt Service for such Mortgaged Properties (net of the amount of the holdback reserve).

‘‘Most Recent End Date’’ means, with respect to any Mortgage Loan, the date indicated on Annex A to this prospectus supplement as the ‘‘Most Recent End Date’’ with respect to such Mortgage Loan, which date generally is the end date with respect to the period covered by the latest available operating statement provided by the related borrower.

‘‘Most Recent NOI’’ means, with respect to any Mortgaged Property for the period ended on the Most Recent End Date, the NOI derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses.

‘‘Most Recent NOI DSCR’’ means, with respect to any Mortgage Loan (a) the Most Recent NOI for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to the 600 West Chicago Pari Passu Whole Loan, such calculation includes each related Senior Note;

(B) with respect to each of the Capitol Square Office Building A/B Whole Loan, the AmSouth Center – Shreveport A/B Whole Loan, the Augusta Woods A/B Whole Loan and the Viking Plaza A/B Whole Loan, such calculation includes only the related Senior Note included in the Trust Fund (and excludes the related Subordinate Note(s));

(C) with respect to five sets of Cross-Collateralized Mortgage Loan (Loan Nos. 3292042, and 3292430 and Loan Nos. 3291838, 3291879, 3291846, 3291861, and 3291853 and Loan Nos. 3291416 and 3291531 and Loan Nos. 3290616 and 3291333 and Loan Nos. 3290319 and 3290103 on ANNEX A to this prospectus supplement) (1) the aggregate Most Recent NOI for the related Mortgaged Properties divided by (2) the aggregate Annual Debt Service for such Mortgage Loans;

(D) with respect to certain Mortgage Loans, the Most Recent NOI was calculated taking into account various assumptions regarding the financial performance of the related Mortgaged

Property on an ‘‘as-stabilized’’ and/or ‘‘as-completed’’ basis. See ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT—Certain Mortgage Loan Calculations’’ in this prospectus supplement and ANNEX A and ANNEX C (including the footnotes to such annexes) to this prospectus supplement; and

(E) with respect to the Holdback Loans, the Most Recent NOI for the related Mortgaged Properties divided by the Annual Debt Service for such Mortgaged Properties (net of the amount of the holdback reserve).

‘‘Most Recent Statement Type’’ means certain financial information with respect to the Mortgaged Properties as set forth in the five categories listed in (i) through (v) immediately below.

(i) ‘‘Full Year’’ means certain financial information regarding the Mortgaged Properties presented as of the date that is presented in the Most Recent Financial End Date.

(ii) ‘‘Annualized Most Recent’’ means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

(iii) ‘‘Trailing 6 Months’’ or ‘‘Trailing 6’’ or ‘‘Trailing Six Months’’ means certain financial information regarding the Mortgaged Properties that is presented for the previous six months prior to the Most Recent End Date.

(iv) ‘‘Trailing 12 Months’’ or ‘‘Trailing Twelve Months’’ means certain financial information regarding the Mortgaged Properties which has been annualized based upon the 12 months prior to the Most Recent End Date.

(v) ‘‘Actual’’ means the most recent financial information regarding the Mortgaged Properties that has not been annualized.

‘‘Multifamily Loan’’ means a Mortgage Loan secured by a Multifamily Mortgaged Property.

‘‘Multifamily Mortgaged Property’’ means one or more properties each consisting of five or more rental living units or manufactured housing properties.

‘‘Net Aggregate Prepayment Interest Shortfall’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement.

‘‘Net Mortgage Rate’’ means with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate minus the Administrative Fee Rate; provided, however, for purposes of calculating the Pass-Through Rate for each Class of REMIC II Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Delivery Date; provided, further, however, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC II Certificates, then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate); provided, however, with respect to such Mortgage Loans, the Net Mortgage Rate for each one month period (a) prior to the due dates in January and February in any year that is not a leap year or in February in any year that is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be the per annum rate stated in the related Mortgage Note (net of the Administrative Fee Rate) and (b) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date) will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year that is not a leap year or February in any year that is a leap year, if applicable. As of the Cut-off Date (without regard to the adjustment described above), the Net Mortgage Rates for the Mortgage Loans ranged from 5.4290% per annum to 7.0290% per annum, with a Weighted Average Net Mortgage Rate of 6.0200% per annum. See ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement.

For purposes of the calculation of the Net Mortgage Rate in ANNEX A to this prospectus supplement, such values were calculated without regard to the adjustment described in the definition of Net Mortgage Rate in this prospectus supplement.

‘‘Nonrecoverable Advances’’ means a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, as applicable.

‘‘Nonrecoverable P&I Advance’’ means any P&I Advance that the Master Servicer, the Special Servicer or the Trustee determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds.

‘‘Nonrecoverable Servicing Advance’’ means any Advances that, in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable from Related Proceeds.

‘‘Non-Specially Serviced Mortgage Loan’’ means a Mortgage Loan (other than the 600 West Chicago Pari Passu Mortgage Loan) or a Whole Loan that is not a Specially Serviced Mortgage Loan.

‘‘Not Rated’’ or ‘‘NR’’ means, when used with respect to tenant ratings, that either the tenant has not been rated or, if such tenant was rated, that such rating has been withdrawn.

‘‘Notional Amount’’ means the notional amount used for purposes of calculating the amount of accrued interest on the Class XW Certificates.

‘‘NPV (MEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally an amount equal to the greater of (a) 1% of the principal amount being prepaid or (0% in the case of Loan No. 3290574) or (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note (in the case of Loan Nos. 3290186, 3290574, 3291721, 3292570, 3292828, 3292885 and 3293206, the sum of the present values as of the date of prepayment through the date which the loan can prepay without penalty) calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate most nearly approximating the maturity date of the related Mortgage Loan, converted to a monthly compounded nominal yield as provided in the underlying Mortgage Note, minus (z) the outstanding principal balance of the Mortgage Loan as of the date of prepayment of the related Mortgage Loan. In the case of Loan Nos. 3290186, 3290574, 3291721, 3292570, 3292828, 3292885 and 3293206 the Treasury note used for discounting will be the one that most nearly approximates the date which the related Mortgage Loan can prepay without penalty. In the case of Loan No. 3290574 the discount rate is the specified U.S. Treasury security as described in the underlying Mortgage Note, plus 0.50%, converted to a monthly compounded nominal yield.

•	Loan Nos. 3293206, 3290681, 3292042, 3290574, 3292570, 3292430, 3292828, 3290517, 3292885, 3291721, 3291010, 3293313, 3293743, 3290558, 3290988, 3293339, 3290533, 3290525, 3290186, 3292521, 3290731, 3291002, 3290673, 3292919, 3290541, 3292802, 3291309, 3290624, 3291689 and 3293529 has been assumed to be included in this category for purposes of ANNEX A.

‘‘Occupancy %’’ or ‘‘Occupancy Percent’’ means the percentage of Leasable Square Footage or total Units/Keys/Pads/Acres/Spaces as the case may be, of the Mortgaged Property that was occupied or leased as of a specified date, as specified by the borrower or as derived from the Mortgaged Property’s rent rolls, or leases, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

‘‘Offered Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Open’’ means, with respect to any Mortgage Loan, that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

‘‘Open Period’’ means a period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

‘‘Option Price’’ means generally (i) the unpaid principal balance of the Defaulted Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances (and interest on Advances), and all accrued Master Servicing Fees, Trustee Fees (including the portion of the Trustee Fees payable to the Certificate Administrator) and Additional Trust Fund Expenses (including, without limitation, Special Servicer Fees) allocable to such Defaulted Mortgage Loan whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

‘‘Original Balance’’ means the original principal balance of a Mortgage Loan and, if such Mortgage Loan is a multi-property Mortgage Loan, then the ‘‘Original Balance’’ applicable to each Mortgaged Property will be as allocated in the loan documents. If such allocation is not provided in the loan documents, then the ‘‘Original Balance’’ will be allocated to each Mortgaged Property in proportion to its Appraisal Value.

‘‘P&I Advance’’ means an Advance of principal and/or interest.

‘‘Partial Interest Only’’ means a loan which is interest only for a portion of its term and pays principal and interest for the remainder of its term.

‘‘Participants’’ means the participating organizations in the DTC.

‘‘Party in Interest’’ is defined in ‘‘CERTAIN ERISA CONSIDERATIONS’’ in this prospectus supplement.

‘‘Pass-Through Rate’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

‘‘Payment After Determination Date Report’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports’’ in this prospectus supplement.

‘‘Penetration’’ means, with respect to a hotel Mortgaged Property, the ratio between the hotel’s operating results and the corresponding data for the market. If the penetration factor is greater than 100%, then hotel is performing at a level above the competitive market; conversely, if the penetration is less than 100%, the hotel is performing at a level below the competitive market.

‘‘Permitted Encumbrances’’ means any or all of the following encumbrances: (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a ‘‘marked-up’’ commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy or ‘‘marked-up’’ commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property that the Sponsor did not require to be subordinated to the lien of such Mortgage and that do not materially interfere with the security intended to be provided by such Mortgage, and (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the related Cross-Collateralized Set of Mortgage Loans.

‘‘Permitted Investments’’ means certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

‘‘Plan’’ means any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code.

‘‘Plan Assets’’ means ‘‘plan assets’’ for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code.

‘‘PML’’ means probable maximum loss.

‘‘Pooling and Servicing Agreement’’ means that certain pooling and servicing agreement dated as of March 1, 2008, among the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the REMIC Administrator.

‘‘Prepayment Interest Excess’’ means if a borrower prepaid a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, then (to the extent actually collected) the amount of interest (net of related Master Servicing Fees and any Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues).

‘‘Prepayment Interest Shortfall’’ means if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month’s interest (net of related Master Servicing Fees and any Excess Interest) on such prepayment.

‘‘Prepayment Premium’’ means a premium, penalty, charge (including, but not limited to, yield maintenance charges) or fee due in relation to a voluntary principal prepayment.

‘‘Prepayment Premium Period’’ means a period during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium.

‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Cross-Collateralized Mortgage Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

‘‘Principal Distribution Amount’’ means, for any Distribution Date, with respect to a Loan Group or the Mortgage Pool, the aggregate of the following:

(a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower in respect of the Mortgage Loans in the Mortgage Pool, or in such Loan Group as applicable, for their respective Due Dates occurring during the related Collection Period or any prior Collection Period (if not previously distributed);

(b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period;

(c) with respect to any Balloon Loan in the Mortgage Pool or in such Loan Group, as applicable as to which the related stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related

Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) the excess, if any, of (i) the Group 1 Principal Distribution Amount, the Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates, in respect of such Group 1 Principal Distribution Amount, Group 2 Principal Distribution Amount and Principal Distribution Amount, on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

‘‘Private Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Prospectus Directive’’ is defined in ‘‘EUROPEAN ECONOMIC AREA’’ in this prospectus supplement.

‘‘PTE’’ means a Prohibited Transaction Exemption.

‘‘Purchase Option’’ means, in the event a Mortgage Loan (other than the 600 West Chicago Pari Passu Mortgage Loan) becomes a Defaulted Mortgage Loan, the assignable option (such option will only be assignable after such option arises) of any majority Certificateholder of the Controlling Class or the Special Servicer to purchase the related Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender and the holder of the purchase option (in the case of an A/B Whole Loan), from the Trust Fund at the Option Price.

‘‘Purchase Price’’ means the price generally equal to the unpaid principal balance of the related Mortgage Loan, plus any accrued but unpaid interest (other than Excess Interest) thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Master Servicing Fees, Trustee Fees (including the portion of the Trustee Fees payable to the Certificate Administrator) and Servicing Advances, any interest on any Advances and any related Additional Trust Fund Expenses (including, without limitation, any Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund but not so reimbursed by the related mortgagor or other party from Insurance Proceeds, Condemnation Proceeds or otherwise and including, without limitation, Special Servicing Fees), and any Liquidation Fees (if purchased outside of the time frame set forth in the Pooling and Servicing Agreement).

‘‘Qualified Substitute Mortgage Loan’’ means, in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling and Servicing Agreement, any other mortgage loan that on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the defective Mortgage Loan; (iv) is accruing interest on the same basis as the defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the defective Mortgage Loan and, in any event, has a Maturity Date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the defective Mortgage Loan as of the Delivery Date; (vii) has comparable prepayment restrictions to those of the defective Mortgage Loan, (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the defective Mortgage Loan set forth in or made pursuant to the Mortgage Loan Purchase and Sale Agreement; (ix) has a Phase I environmental assessment and a property condition report relating to the related Mortgaged Property in its Servicing File, which Phase I environmental assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgaged Property is in good condition with no material damage or deferred maintenance; and (x) constitutes a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code; provided, however, if more than one mortgage loan is to be substituted for any defective Mortgage Loan, then all such proposed replacement mortgage loans will, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed replacement mortgage loan will, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; provided, further, however, no mortgage loan will be substituted for a defective Mortgage Loan unless (x) such prospective replacement mortgage loan will be acceptable to the Directing Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency will have confirmed in writing to the Trustee that such substitution will not in and of itself result in an adverse rating event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the related Mortgage Loan Seller).

‘‘Rated Final Distribution Date’’ means the Distribution Date in December 2049.

‘‘Rating Agencies’’ means Moody’s and S&P.

‘‘Realized Losses’’ means losses on or in respect of the Mortgage Loans or Whole Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of any REO Loan as to which a final recovery determination has been made is an amount generally equal to (i) the unpaid principal balance of such Mortgage Loan or Whole Loan (or REO Loan) as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest (excluding Excess Interest) on such Mortgage Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the final recovery determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the final recovery determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Mortgage Loan, Whole Loan or REO Loan during the Collection Period in which such final recovery determination was made (net of any related Liquidation Expenses paid therefrom). If any portion of the debt due under a Mortgage Loan or Whole Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

‘‘Record Date ’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Reimbursement Rate’’ means a per annum rate equal to the ‘‘prime rate’’ as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as such prime rate’’ may change from time to time except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

‘‘REIT’’ means a real estate investment trust.

‘‘Related Loans’’ means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

‘‘Related Proceeds’’ means future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan, Whole Loan or REO Property.

‘‘Release Date’’ means the Due Date upon which the related borrower can exercise its Defeasance Option.

‘‘Relevant Implementation Date’’ is defined in ‘‘EUROPEAN ECONOMIC AREA’’ in this prospectus supplement.

‘‘Relevant Member State’’ is defined in ‘‘EUROPEAN ECONOMIC AREA’’ in this prospectus supplement.

‘‘Relevant Persons’’ is defined in ‘‘NOTICE TO UNITED KINGDOM INVESTORS’’ in this prospectus supplement.

‘‘REMIC’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—General’’ in this prospectus supplement.

‘‘REMIC I’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—General’’ in this prospectus supplement.

‘‘REMIC II’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—General’’ in this prospectus supplement.

‘‘REMIC II Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘REMIC Administrator’’ means the Certificate Administrator with respect to its duties with respect to REMIC administration. See ‘‘THE CERTIFICATE ADMINISTRATOR AND REMIC ADMINISTRATOR’’ in this prospectus supplement.

‘‘REMIC Residual Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘REO Extension’’ is defined in ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement.

‘‘REO Loan’’ means any Defaulted Mortgage Loan, Mortgage Loan or Whole Loan as to which the related Mortgaged Property has become an REO Property.

‘‘REO Property’’ means each Mortgaged Property acquired on behalf of the Certificateholders in respect of a Defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

‘‘REO Tax’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Possible Taxes on Income From Foreclosure Property’’ in this prospectus supplement.

‘‘Required Appraisal Loan’’ means any Mortgage Loan (other than the 600 West Chicago Pari Passu Mortgage Loan) or Serviced Whole Loan with respect to which an Appraisal Trigger Event has occurred and is continuing.

‘‘Resolution Extension Period’’ means:

(i) for purposes of remediating a Material Breach with respect to any Mortgage Loan, the 90-day period following the end of the applicable Initial Resolution Period;

(ii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan at the commencement of, and does not become a Specially Serviced Mortgage Loan during, the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following receipt by the Sponsor of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

(iii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a not a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following receipt by the Sponsor of written notice from the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

(iv) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, zero days; provided, however, if the Mortgage Loan Seller did not receive written notice from the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event shall be deemed to have occurred during such Initial Resolution Period and the immediately preceding clause (iii) of this definition will be deemed to apply.

In addition, the Mortgage Loan Seller shall have an additional 90 days to cure such Material Document Defect or Material Breach; provided that the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach and such failure to cure is solely the result of a delay in the return of documents from the local filing or recording authorities.

‘‘Restricted Group’’ means any Exemption-Favored Party, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, any Sponsor, any borrower with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons.

‘‘Revised Rate’’ means the increased interest rate applicable to an ARD Loan after the Anticipated Repayment Date set forth in the related Mortgage Note that extends until final maturity.

‘‘RevPAR’’ means, with respect to a hotel Mortgaged Property, room revenue per available room, which is calculated by multiplying occupancy times the Average Daily Rate for a given period.

‘‘S&P’’ means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

‘‘Senior Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Senior Notes’’ means (A) with respect to the 600 West Chicago Pari Passu Whole Loan, the 600 West Chicago Pari Passu Note A-1, the 600 West Chicago Pari Passu Note A-2, the 600 West Chicago Pari Passu Note A-3 and the 600 West Chicago Pari Passu Note A-4; (B) with respect to the Capitol Square Office Building A/B Whole Loan, the Capitol Square Office Building Note A; (C) with respect to the AmSouth Center – Shreveport A/B Whole Loan, the AmSouth Center – Shreveport Note A; (D) with respect to the Augusta Woods A/B Whole Loan, the Augusta Woods Note A; and (E) with respect to the Viking Plaza A/B Whole Loan, the Viking Plaza Note A.

‘‘Sequential Pay Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Serviced Whole Loan’’ means each of the Capitol Square Office Building A/B Whole Loan, the AmSouth Center – Shreveport A/B Whole Loan, the Augusta Woods A/B Whole Loan and the Viking Plaza A/B Whole Loan.

‘‘Servicing Advances’’ means customary, reasonable and necessary ‘‘out of pocket’’ costs and expenses incurred by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan (or a Serviced Whole Loan), or in connection with the administration of any REO Property.

‘‘Servicing Standard’’ means the obligation of the Master Servicer or Special Servicer, as applicable, to service and administer a Mortgage Loan (other than the 600 West Chicago Pari Passu Mortgage Loan) or Serviced Whole Loan for which it is responsible on behalf of the Trust (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums that may become payable under the Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Mortgage Loan to the Certificateholders and, in the case where a Whole Loan is involved, the related Companion Loan Holder, as a collective whole, on a net present value basis; and (c) without regard to: (i) any known relationship that the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, may have with the related mortgagor or with any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate or any interest in any security backed by or an interest in any pari passu, in any subordinate debt or mezzanine loan by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances; (iv) the option of the Special Servicer to direct the Master Servicer to make Servicing Advances; (v) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi) any ownership, servicing and/or management by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, of any other mortgage loans or real property; or (vii) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute for a Mortgage Loan as the Mortgage Loan Seller.

‘‘Servicing Transfer Event’’ means, with respect to any Mortgage Loan (other than the 600 West Chicago Pari Passu Mortgage Loan) or Serviced Whole Loan, any of the following events: (a) the related Mortgage Loan becoming a Defaulted Mortgage Loan or (b) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default in the making of a Monthly Payment (including a Balloon Payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related mortgagor has requested a material modification of the payment terms of the loan or (ii) such default is likely to remain unremedied for at least the applicable period contemplated in the definition of Defaulted Mortgage Loan; or (c) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred or is imminent that may materially impair the value of the related Mortgaged Property as security for the loan, which default has continued or is reasonably expected to continue unremedied for the applicable cure period under the terms of the loan (or, if no cure period is specified, for 60 days); or (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related mortgagor under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, will have been entered against the related mortgagor and such decree or order will have remained in force undismissed, undischarged or unstayed; or (e) the related mortgagor will have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such mortgagor or of or relating to all or substantially all of its property; or (f) the related mortgagor will have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or (g) the Master Servicer will have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

‘‘Settlement Date’’ is defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement.

‘‘Special Action’’ means, with respect to any Mortgage Loan or related REO Property (other than the 600 West Chicago Pari Passu Mortgage Loan), (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default; (ii) any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of a Mortgage Loan (excluding the waiver of any ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause, as set forth in clause (vi) below); (iii) any proposed or actual sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ or pursuant to a Purchase Option as described under ‘‘Servicing of the Mortgage Loans—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement); (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property; (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless the lender is required to accept such collateral by the underlying loan documents; (vi) any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (subject to certain exceptions set forth in the Pooling and Servicing Agreement); (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (subject to certain exceptions set forth in the Pooling and Servicing Agreement); (viii) any acceptance of any discounted payoffs; (ix) any release of earnout reserve funds (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying loan documentation); (x) the release of any letter of credit (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying loan documentation); (xi) any approval of a material lease (in excess of 20% of the leasable space) (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying loan documentation); or (xii) any change in property manager or franchise (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying loan documentation).

‘‘Specially Serviced Mortgage Loan’’ means any Mortgage Loan (excluding the 600 West Chicago Pari Passu Mortgage Loan) and/or Serviced Whole Loan as to which a Servicing Transfer Event has occurred.

‘‘Special Servicer’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Special Servicing Fee’’ means principal compensation to be paid to the Special Servicer in respect of its special servicing activities.

‘‘Special Servicing Fee Rate’’ means a rate equal to 0.35% (35 basis points) per annum with a minimum of $4,000 per month per Specially Serviced Mortgage Loan or REO Loan.

‘‘Sponsor’’ is defined in ‘‘THE SPONSOR’’ in this prospectus supplement.

‘‘Startup Day’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Discount and Premium; Prepayment Premiums’’ in this prospectus supplement.

‘‘Stated Principal Balance’’ means, with respect to each Mortgage Loan, initially, the outstanding principal balance of the Mortgage Loan as of the Cut-off Date, which will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been distributed on the Certificates on such date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period. To the extent that principal from general collections is used to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance prior to a Liquidation Event or other liquidation or disposition of the related Mortgage Loan or REO Property (other than for purposes of computing the Weighted Average Net Mortgage Rate) of such Mortgage Loan.

‘‘Sub-Servicer’’ means a third-party servicer to which the Master Servicer or the Special Servicer has delegated its servicing obligations with respect to one or more Mortgage Loans.

‘‘Sub-Servicing Agreement’’ means the sub-servicing agreement between the Master Servicer or the Special Servicer, as the case may be, and a Sub-Servicer.

‘‘Sub-Servicing Fee Rate’’ means the per annum rate at which the monthly sub-servicing fee is payable to the related Sub-Servicer.

‘‘Subordinate Certificates’’ means the Classes of Certificates other than the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-4BF, Class A-1A and Class XW Certificates.

‘‘Substitution Shortfall Amount’’ means, in connection with the replacement of a defective Mortgage Loan (or portion thereof) as contemplated by the Pooling and Servicing Agreement, the shortfall amount required to be paid to the Trustee equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution.

‘‘Trust’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Trustee’’ is defined in ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Trustee Fee’’ means the monthly fee payable to the Trustee pursuant to the Pooling and Servicing Agreement and including the fee payable to the Certificate Administrator.

‘‘Trust Fund’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Underwriters’’ means, together, Banc of America Securities LLC and Lehman Brothers Inc.

‘‘Underwriting Agreement’’ means that certain underwriting agreement among the Depositor and the Underwriters.

‘‘Units’’, ‘‘Keys’’, ‘‘Pads’’, ‘‘Spaces’’, ‘‘Acres’’ and ‘‘SF’’, respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in ANNEX A to this prospectus supplement as ‘‘Units’’); (ii) in the case of a Mortgaged Property operated as a hotel, the number of rooms (referred to in Annex A to this prospectus supplement as ‘‘Keys’’); (iii) in the case of a Mortgaged Property operating as a manufactured housing community, the number of pads, regardless of the size of each pad (referred to in ANNEX A to this prospectus supplement as ‘‘Pads’’); (iv) in the case of a Mortgaged Property operated as a parking garage, the number of parking spaces (referred to in ANNEX A to this prospectus supplement as ‘‘Spaces’’); and (v) in the case of a Mortgaged Property operated as an office, retail building or educational facility the number of square feet (referred to in ANNEX A to this prospectus supplement as ‘‘SF’’).

‘‘UPB’’ means, with respect to any Mortgage Loan, its unpaid principal balance.

‘‘USPAP’’ means the Uniform Standards of Professional Appraisal Practice.

‘‘UST’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Underwriting Matters—Generally’’ in this prospectus supplement.

‘‘U/W Cash Flow’’, ‘‘Underwritten Cash Flow’’ or ‘‘Underwriting Cash Flow’’ means, with respect to any Mortgaged Property, the Cash Flow (as defined in this prospectus supplement) derived therefrom that was underwritten as available for debt service, calculated as U/W Revenues net of U/W Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also the definition of ‘‘Cash Flow’’ in this prospectus supplement.

(i) ‘‘U/W Revenues’’ are the anticipated Revenues in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or, as in some instances, as have been subsequently updated. U/W Revenues have generally been calculated (a) assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property’s current, historical or stabilized rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (b) in the case of retail, office, industrial and warehouse Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office, industrial and warehouse Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year or anticipated later in the Mortgage Loan term, or for future contractual rent steps. Also, in the case of certain Mortgaged Properties that are operated as a hotel property and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

(ii) ‘‘U/W Expenses’’ are the anticipated Expenses in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or as in some instances as may be updated. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office, industrial and warehouse Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. We cannot assure you that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such ‘‘reserves’’ were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth in this prospectus supplement intended to represent such future net cash flow. In addition, U/W Cash Flow may reflect certain stabilized calculations, including amounts payable by a borrower principal for unoccupied space under a master lease or future rent steps.

(iii) ‘‘U/W NOI’’ means, with respect to any Mortgaged Property, the Cash Flow (as defined in this prospectus supplement) derived therefrom that was underwritten as available for debt service, calculated as U/W Revenues net of U/W Expenses. See also the definition of ‘‘Cash Flow’’ in this prospectus supplement.

‘‘U/W DSCR’’, ‘‘Underwritten DSCR’’, ‘‘Underwritten Debt Service Coverage Ratio’’, ‘‘Underwriting DSCR’’ or ‘‘Underwriting Debt Service Coverage Ratio’’ means with respect to any Mortgage Loan (a) the U/W Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to the 600 West Chicago Pari Passu Whole Loan such calculation includes each related Senior Note;

(B) with respect to each of the Capitol Square Office Building A/B Whole Loan, the AmSouth Center – Shreveport A/B Whole Loan, the Augusta Woods A/B Whole Loan and the Viking Plaza A/B Whole Loan, such calculation includes only the related Senior Note included in the Trust Fund (and excludes the related Subordinate Note(s));

(C) with respect to five sets of Cross-Collateralized Mortgage Loans (Loan Nos. 3292042 and 3292430 and Loan Nos. 3291838, 3291879, 3291846, 3291861 and 3291853 and Loan Nos. 3291416 and 3291531 and Loan Nos. 3290616 and 3291333 and Loan Nos. 3290319 and 3290103 on ANNEX A to this prospectus supplement) (1) the aggregate U/W Cash Flow for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans;

(D) with respect to certain Mortgage Loans, the U/W DSCR was calculated taking into account various assumptions regarding the financial performance of the related mortgaged property on an ‘‘as-stabilized’’ and/or ‘‘as-completed’’ basis. See ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT—Certain Mortgage Loan Calculations’’ in this prospectus supplement and ANNEX A and ANNEX C (including the footnotes to such annexes) to this prospectus supplement; and

(E) with respect to the Holdback Loans, (1) the U/W Cash Flow for the related Mortgaged Properties divided by (2) the Annual Debt Service for such Mortgaged Properties (net of the amount of the holdback reserve).

‘‘U/W Replacement Reserves’’ means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

‘‘U/W Replacement Reserves Per Unit’’ means, with respect to any Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Keys, SF, Leasable Square Feet, Spaces, Acres or Pads, as applicable.

‘‘Viking Plaza A/B Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—
Viking Plaza A/B Whole Loan’’ in this prospectus supplement.

‘‘Viking Plaza Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Viking Plaza A/B Whole Loan’’ in this prospectus supplement.

‘‘Viking Plaza Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Viking Plaza A/B Whole Loan’’ in this prospectus supplement.

‘‘Viking Plaza Note A Mortgage Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Viking Plaza A/B Whole Loan’’ in this prospectus supplement.

‘‘Viking Plaza Note A’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Viking Plaza A/B Whole Loan’’ in this prospectus supplement.

‘‘Viking Plaza Note A Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Viking Plaza A/B Whole Loan’’ in this prospectus supplement.

‘‘Viking Plaza Note B’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Viking Plaza A/B Whole Loan’’ in this prospectus supplement.

‘‘Viking Plaza Note B Holder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Viking Plaza A/B Whole Loan’’ in this prospectus supplement.

‘‘Weighted Average Net Mortgage Rate’’ means, for any Distribution Date, the weighted average of the Net Mortgage Rates for all the Mortgage Loans immediately following the preceding Distribution Date (weighted on the basis of their respective Stated Principal Balances.

‘‘Wells Fargo Bank’’ means Wells Fargo Bank, N.A.

‘‘Whole Loan’’ means the 600 West Chicago Pari Passu Whole Loan, the Capitol Square Office Building A/B Whole Loan, the AmSouth Center – Shreveport A/B Whole Loan, the Augusta Woods A/B Whole Loan and Viking Plaza A/B Whole Loan.

‘‘Withheld Amount’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Interest Reserve Account’’ in this prospectus supplement.

‘‘Workout Fee’’ means the fee generally payable to the Special Servicer in connection with the workout of a Specially Serviced Mortgage Loan.

‘‘Workout Fee Rate’’ means a rate equal to 1.00% (100 basis points).

‘‘Workout-Delayed Reimbursement Amount’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

‘‘YM’’ means, with respect to any Mortgage Loan, a yield maintenance premium.

‘‘YMP’’ means yield maintenance period.

ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or any Underwriter, or any of their respective affiliates or any other person. All numerical and statistical information presented in this prospectus supplement is calculated as described under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement.

For purposes of the accompanying prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the meanings assigned under ‘‘Glossary of Principal Definitions’’ in this prospectus supplement and the schedules and tables in this ANNEX A will be qualified by such definitions.

                                     ANNEX A
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

             LOAN       LOAN
SEQUENCE    NUMBER      GROUP     LOAN ORIGINATOR     PROPERTY NAME
--------    -------     -----     ---------------     -----------------------------------------------------------------------

   1        3290996       1       LaSalle             COPT OFFICE PORTFOLIO (ROLLUP)
  1.1       3290996       1       LaSalle             Washington Technology Park I
  1.2       3290996       1       LaSalle             Washington Technology Park II

   2        3290269       1       LaSalle             600 West Chicago
   3        3293206       1       LaSalle             The Hallmark Building

   4        3290681       1       LaSalle             BOULDER GREEN OFFICE & INDUSTRIAL PORTFOLIO (ROLLUP)
  4.1       3290681       1       LaSalle             875 & 888 South University Park Boulevard
  4.2       3290681       1       LaSalle             830 South Greenville Avenue
  4.3       3290681       1       LaSalle             3281 West County Road
  4.4       3290681       1       LaSalle             10951 Lakeview Avenue
  4.5       3290681       1       LaSalle             1617 Southwood Drive
  4.6       3290681       1       LaSalle             1908 110th Street

            Rollup        1       LaSalle             MEMPHIS AND ORLANDO INDUSTRIAL PORTFOLIO CROSSED LOANS
   5        3292042       1       LaSalle             MEMPHIS INDUSTRIAL PORTFOLIO (ROLLUP)
  5.1       3292042       1       LaSalle             8370-8500 Wolf Lake Drive
  5.2       3292042       1       LaSalle             3080-3150 Stage Post Drive
  5.3       3292042       1       LaSalle             7850-8024 Stage Hills Boulevard
   6        3292430       1       LaSalle             ORLANDO INDUSTRIAL PORTFOLIO (ROLLUP)
  6.1       3292430       1       LaSalle             Kennedy Commerce Center
  6.2       3292430       1       LaSalle             Kirkman Commerce Center
  6.3       3292430       1       LaSalle             Edgewater Commerce Center

   7        3293826       1       LaSalle             Two Liberty Center
   8        3293784       1       LaSalle             Yosemite View Lodge
   9        3290129       1       LaSalle             255 Rockville Pike
  10        3292273       1       LaSalle             Northgate/Blackhawk Corporate Center
  11        3292448       1       LaSalle             Paradise Valley Corporate Center
  12        3290772       1       LaSalle             Capitol Square Office Building
  13        3290574       2       LaSalle             Aventerra Apartments
  14        3290434       1       LaSalle             AmSouth Center - Shreveport
  15        3291598       1       LaSalle             Hyatt on Capitol Hill
  16        3292174       1       LaSalle             824 Market
  17        3292570       1       LaSalle             Poplar Run Office Building
  18        3291226       2       LaSalle             Forest Lake Apartments

  19        3290053       1       LaSalle             SOUTHEAST BANK PORTFOLIO POOL A (ROLLUP)
 19.1       3290053       1       LaSalle             Cypress Point
 19.2       3290053       1       LaSalle             Bernwood Park
 19.3       3290053       1       LaSalle             Hudson Office
 19.4       3290053       1       LaSalle             Cheshire Sheridan
 19.5       3290053       1       LaSalle             North Lockwood Ridge
 19.6       3290053       1       LaSalle             University Place Office
 19.7       3290053       1       LaSalle             Marco Island Office
 19.8       3290053       1       LaSalle             Land O'Lakes Office
 19.9       3290053       1       LaSalle             West Bradenton
 19.10      3290053       1       LaSalle             Forest Drive Office
 19.11      3290053       1       LaSalle             Orange City
 19.12      3290053       1       LaSalle             West Placerville
 19.13      3290053       1       LaSalle             Charlotte Harbor Office
 19.14      3290053       1       LaSalle             Barbee Chapel Road
 19.15      3290053       1       LaSalle             Edgewood

            Rollup        1       LaSalle             CAMINO VILLAGE / LAKESIDE PLAZA / UNIVERSITY AVENUE / RANCHO MIRADA /
                                                        VILLA NORTE CROSSED LOANS
  20        3291838       1       LaSalle             Camino Village
  21        3291879       1       LaSalle             Villa Norte
  22        3291846       1       LaSalle             Lakeside Plaza
  23        3291861       1       LaSalle             University Avenue
  24        3291853       1       LaSalle             Rancho Mirada

  25        3291051       1       LaSalle             Darien Business Center

  26        3290087       1       LaSalle             SOUTHEAST BANK PORTFOLIO POOL C (ROLLUP)
 26.1       3290087       1       LaSalle             Holiday
 26.2       3290087       1       LaSalle             Grove City Office
 26.3       3290087       1       LaSalle             Bluegrass Office
 26.4       3290087       1       LaSalle             Garner Office
 26.5       3290087       1       LaSalle             Village Circle
 26.6       3290087       1       LaSalle             James Island
 26.7       3290087       1       LaSalle             Cameron Park
 26.8       3290087       1       LaSalle             LaVista Road
 26.9       3290087       1       LaSalle             Cedar Shores Office
 26.10      3290087       1       LaSalle             Haddonfield - Kings
 26.11      3290087       1       LaSalle             Sonora-Branch
 26.12      3290087       1       LaSalle             Staples Mill
 26.13      3290087       1       LaSalle             Bloomingdale
 26.14      3290087       1       LaSalle             Park Hill
 26.15      3290087       1       LaSalle             Chester

  27        3291820       2       LaSalle             Lakeshore Apartments
  28        3290418       1       LaSalle             AmSouth Center - Jackson
  29        3290004       1       LaSalle             1007 Church Street
  30        3292687       2       LaSalle             Reserve at Westland
  31        3292489       1       LaSalle             Peddler's Village
  32        3292661       1       LaSalle             Renaissance Office Park
  33        3292737       2       LaSalle             River Ridge Apartments
  34        3290806       2       LaSalle             Carrington Ridge
  35        3291556       1       LaSalle             Holiday Inn Select Norfolk
  36        3290475       1       LaSalle             Arrowhead Insurance Building
  37        3290764       1       LaSalle             Capital Bank Plaza

  38        3293347       2       LaSalle             UNH APARTMENT PORTFOLIO (ROLLUP)
 38.1       3293347       2       LaSalle             10-14 Strafford Avenue
 38.2       3293347       2       LaSalle             Tudor
 38.3       3293347       2       LaSalle             Scott
 38.4       3293347       2       LaSalle             Webster
 38.5       3293347       2       LaSalle             Demerritt
 38.6       3293347       2       LaSalle             Millpond
 38.7       3293347       2       LaSalle             Brett
 38.8       3293347       2       LaSalle             Gorham
 38.9       3293347       2       LaSalle             Runlett
 38.10      3293347       2       LaSalle             Crescent
 38.11      3293347       2       LaSalle             Sumner Place
 38.12      3293347       2       LaSalle             Smart

  39        3290111       1       LaSalle             236 North Riverside Park Plaza
  40        3291275       1       LaSalle             Gateway Retail Center
  41        3291366       2       LaSalle             Grove Park Apartments
  42        3291747       1       LaSalle             KMS Building
  43        3290830       1       LaSalle             Cedar Lodge
  44        3291283       1       LaSalle             GE Transportation Systems
  45        3292828       1       LaSalle             Sandwich Plaza
  46        3290046       2       LaSalle             1301 University Avenue Southeast
  47        3290517       2       LaSalle             Auman Portfolio - Ashley Oaks
  48        3292166       1       LaSalle             Napa Medical Office Building
  49        3292265       1       LaSalle             Northbrook Court Professional Plaza
  50        3292885       1       LaSalle             Security Office Park
  51        3291408       1       LaSalle             Hampton Inn - Monroeville, PA
  52        3290939       1       LaSalle             College Park Plaza
  53        3290137       1       LaSalle             2800 Gateway Oaks Drive
  54        3290202       1       LaSalle             4400 Building
  55        3291218       1       LaSalle             Foothill Crossing
  56        3293057       2       LaSalle             Stoney Run Apartments
  57        3293321       2       LaSalle             Tower Apartments

            Rollup        1       LaSalle             HAMPTON INN AND HOLIDAY INN EXPRESS & SUITES CROSSED LOANS
  58        3291416       1       LaSalle             Hampton Inn Oxford, MS
  59        3291531       1       LaSalle             Holiday Inn Express & Suites - Oxford

  60        3293073       1       LaSalle             Sugar Land Medical Pavilion
  61        3292836       1       LaSalle             Sanford Brown Building
  62        3292208       1       LaSalle             NNN - Marriott Summit Watch
  63        3292604       1       LaSalle             Pyramids Village
  64        3290509       2       LaSalle             Augusta Woods
  65        3291291       2       LaSalle             Glacier Point Apartments
  66        3293263       1       LaSalle             Copper Basin
  67        3291721       1       LaSalle             Kingsbury Square
  68        3293511       1       LaSalle             Viking Plaza
  69        3291523       1       LaSalle             Holiday Inn & Suites Tallahassee
  70        3291010       2       LaSalle             Crescent Gardens Apartments
  71        3292901       2       LaSalle             Shadow Mountain Apartments
  72        3292968       1       LaSalle             ARI - Sorrento Ridge Corp Center

            Rollup        2       LaSalle             BARCLAY APARTMENTS AND GREENWICH TOWNHOMES CROSSED LOANS
  73        3290616       2       LaSalle             Barclay Apartments
  74        3291333       2       LaSalle             Greenwich Townhomes

  75        3293768       2       LaSalle             Woodhill Apartments
  76        3291507       1       LaSalle             Hilton Garden Inn Nashville/Smyrna
  77        3290160       1       LaSalle             343 W. Erie
  78        3293388       2       LaSalle             University Park MHC
  79        3293123       2       LaSalle             Tanglewood Apartments
  80        3293164       1       LaSalle             Texas Trial Lawyers
  81        3293313       1       LaSalle             Times Square Shopping Center
  82        3291358       1       LaSalle             Gresham Plaza
  83        3290715       2       LaSalle             Bristol Green Apartments
  84        3290491       1       LaSalle             AT&T Administrative Office
  85        3292216       1       LaSalle             NNN - Offices at Interwood
  86        3293032       1       LaSalle             SpringHill Suites Savannah Airport
  87        3290236       1       LaSalle             5 Industrial Drive West
  88        3290012       1       LaSalle             10100 North Central Expressway
  89        3293743       1       LaSalle             Wingate Inn Mooresville-Charlotte
  90        3292554       1       LaSalle             Plymouth Rock RV Resort
  91        3291127       1       LaSalle             ESG Medical Office
  92        3293834       1       LaSalle             Courtyard by Marriott - Alcoa, TN
  93        3292596       1       LaSalle             Pyramid Place Shops
  94        3291424       1       LaSalle             Hampton Inn Knoxville - East
  95        3292018       1       LaSalle             Mammoth Mall
  96        3292794       1       LaSalle             Round Top RV Park
  97        3292877       1       LaSalle             Schoolcraft Business Park

            Rollup        1       LaSalle             638 INDEPENDENCE PARKWAY AND 184 BUSINESS PARK DR. CROSSED LOANS
  98        3290319       1       LaSalle             638 Independence Parkway
  99        3290103       1       LaSalle             184 Business Park Dr.

  100       3292588       2       LaSalle             Prairie Vista III
  101       3293859       1       LaSalle             The Galleries of Syracuse
  102       3291895       2       LaSalle             Lexington Apts
  103       3291960       1       LaSalle             Madison County SS
  104       3293008       1       LaSalle             Spanish Vista Office
  105       3290335       1       LaSalle             6770 Bermuda
  106       3290558       2       LaSalle             Auman Portfolio - Wendover West Apartments
  107       3292190       1       LaSalle             NNN - Gallery Building
  108       3292786       2       LaSalle             Rose Garden Apartments
  109       3292091       1       LaSalle             Mill River Office Building
  110       3290988       1       LaSalle             Concourse Business Park
  111       3293339       2       LaSalle             Townbridge Place Apartments
  112       3292125       1       LaSalle             Monarch Hotel & Conference Center
  113       3291184       1       LaSalle             Farm Fresh Harbor Heights
  114       3290392       1       LaSalle             Altadena Shopping Center
  115       3291630       1       LaSalle             Independence Plaza
  116       3291325       1       LaSalle             Greenville Business Center
  117       3290533       2       LaSalle             Auman Portfolio-Misty Creek
  118       3292984       1       LaSalle             South Power Medical
  119       3291580       2       LaSalle             Hunters Mountain Mobile Estates
  120       3293651       1       LaSalle             Wedgebrooke Heathrock Office
  121       3290525       2       LaSalle             Auman Portfolio-Aspen Woods
  122       3291390       1       LaSalle             Hampton Inn - Greenville
  123       3291374       1       LaSalle             Hamilton Place
  124       3292810       1       LaSalle             S Street Office
  125       3291549       1       LaSalle             Holiday Inn Express Knoxville-Strawberry Plains
  126       3292745       1       LaSalle             Riverside Crossing
  127       3290962       1       LaSalle             Comfort Inn I-95 North
  128       3292034       1       LaSalle             Marineland Village
  129       3291713       2       LaSalle             Kenwood Court
  130       3291382       1       LaSalle             Hampton Inn - Farmville, VA
  131       3292943       1       LaSalle             Shops at Katy
  132       3290186       1       LaSalle             4221 Forbes Blvd
  133       3290244       1       LaSalle             51 Morgan Drive
  134       3293156       2       LaSalle             Tate's Creek
  135       3293560       1       LaSalle             Walgreens, Plainfield
  136       3293016       1       LaSalle             Sportsmans Warehouse, Roger AR
  137       3290483       1       LaSalle             Associated Wholesale Grocers
  138       3290152       1       LaSalle             320 Washington Street
  139       3290756       2       LaSalle             Campus Courtyard II
  140       3293776       1       LaSalle             Yorkville Industrial
  141       3292539       1       LaSalle             Pier One Retail in Pompano Beach
  142       3292893       1       LaSalle             Security Square
  143       3291150       1       LaSalle             Extra Space- Lodi
  144       3293735       1       LaSalle             Wingate Inn - Vienna, WV
  145       3293545       1       LaSalle             Walgreens - Mt. Juliet
  146       3293792       1       LaSalle             Youree Plaza
  147       3290368       1       LaSalle             A-1 Storage of Lafayette
  148       3293628       1       LaSalle             Walgreens, Torrington
  149       3292406       1       LaSalle             One University Place
  150       3293677       2       LaSalle             Westview Garden Apartments
  151       3290632       1       LaSalle             Beehive Self Storage
  152       3290657       2       LaSalle             Bighorn Apartments

  153       3292471       1       LaSalle             PEABODY & DARTMOUTH PORTFOLIO (ROLLUP)
 153.1      3292471       1       LaSalle             Peabody & Dartmouth-Peabody
 153.2      3292471       1       LaSalle             Peabody & Dartmouth-Dartmouth

  154       3292521       1       LaSalle             Philadelphia Retail
  155       3290954       1       LaSalle             Comfort Inn - Bellville
  156       3291978       2       LaSalle             Magnolia Lane Apartments
  157       3293230       1       LaSalle             The Oaks Shopping Center
  158       3293065       1       LaSalle             Suburban Extended Stay Concord, NC
  159       3293610       1       LaSalle             Walgreens - San Francisco
  160       3291986       1       LaSalle             Main Retail Center
  161       3293099       2       LaSalle             Summerlake Mobile Home Park
  162       3293685       1       LaSalle             Westview Retail
  163       3290731       1       LaSalle             Burlington Coat Factory
  164       3291143       1       LaSalle             Express Self Storage
  165       3293586       1       LaSalle             Walgreens Rock Island
  166       3291002       1       LaSalle             Country Inn & Suites Indianapolis-North

  167       3291432       1       LaSalle             HARBOR TOWNE COMPLEX & 437 FRANKLIN PORTFOLIO (ROLLUP)
 167.1      3291432       1       LaSalle             Harbor Towne Complex
 167.2      3291432       1       LaSalle             437 Franklin

  168       3291929       1       LaSalle             Linden Square
  169       3290889       1       LaSalle             Cherry Tree Crossing
  170       3292372       1       LaSalle             One Monument Way

  171       3293040       1       LaSalle             STARBUCKS MIDWEST PORTFOLIO (ROLLUP)
 171.1      3293040       1       LaSalle             2050 West Kenosha Street
 171.2      3293040       1       LaSalle             1702 South Muskogee Avenue
 171.3      3293040       1       LaSalle             4755 Southeast 29th Street

  172       3293578       1       LaSalle             Walgreens - Portland
  173       3290673       1       LaSalle             Blankenbaker Place
  174       3293354       1       LaSalle             Union Bank Plaza
  175       3291168       1       LaSalle             Exxon Mobil
  176       3293537       1       LaSalle             Voyager Bank Building
  177       3292729       1       LaSalle             Rite Aid Pinckney
  178       3291564       1       LaSalle             Homestead Crossing
  179       3292778       2       LaSalle             Rome Apartments
  180       3292919       2       LaSalle             Shady Acres and Fairgrove MHP
  181       3291911       1       LaSalle             Lincoln Center
  182       3292307       1       LaSalle             Northwood Court Retail Center
  183       3290822       1       LaSalle             Castro Valley Strip Center
  184       3292950       1       LaSalle             Sleep Inn - Wilson, NC
  185       3290020       1       LaSalle             11th and Sherman
  186       3292331       1       LaSalle             Obici Office/Warehouse
  187       3292075       1       LaSalle             Ferraro Plaza
  188       3291788       1       LaSalle             Lake of the Woods
  189       3290970       1       LaSalle             Comfort Suites - Columbus, GA
  190       3290541       2       LaSalle             Auman Portfolio-Summit Station
  191       3292513       1       LaSalle             Perryville Crossing
  192       3293727       1       LaSalle             Whitewater Plaza
  193       3292620       1       LaSalle             Quality Inn - Bellville
  194       3290095       1       LaSalle             169 & 173 East 116th Street
  195       3292869       1       LaSalle             Schlib II

  196       3290897       1       LaSalle             CHICAGO BANK PORTFOLIO (ROLLUP)
 196.1      3290897       1       LaSalle             8267 South Roberts Road
 196.2      3290897       1       LaSalle             7600 West 63rd Street
 196.3      3290897       1       LaSalle             2154 West Madison Street

  197       3291739       2       LaSalle             Kingswood Mobile Home Park
  198       3293495       2       LaSalle             Victoria Square Apartments

  199       3290798       1       LaSalle             CAROLINA SELF STORAGE PORTFOLIO (ROLLUP)
 199.1      3290798       1       LaSalle             Carolina Self Storage - Palmetto
 199.2      3290798       1       LaSalle             Carolina Self Storage - Forest City
 199.3      3290798       1       LaSalle             Carolina Self Storage - Kings Mountain

  200       3292257       2       LaSalle             North Towne Apartments
  201       3292802       2       LaSalle             Rutland Manor
  202       3291945       1       LaSalle             Logan Park
  203       3292562       1       LaSalle             Pollock Office
  204       3290855       1       LaSalle             Centennial Plaza at Riverlakes
  205       3291655       1       LaSalle             Jones Plaza
  206       3290293       1       LaSalle             6259 Bandini Boulevard
  207       3292109       2       LaSalle             Mission Apartments
  208       3293701       1       LaSalle             Wharton Shopping Center
  209       3292463       1       LaSalle             Park View Business Center
  210       3292000       2       LaSalle             Ashworth Apartments
  211       3290079       1       LaSalle             1552-54 North Milwaukee Avenue
  212       3292752       2       LaSalle             Rolling Green Apartments
  213       3291101       1       LaSalle             Easley Plaza and Storage
  214       3290723       2       LaSalle             Brosnan Apartments
  215       3290384       1       LaSalle             All Secure Self Storage
  216       3291317       1       LaSalle             Golfview Drive
  217       3291309       2       LaSalle             Golden Hills MHP
  218       3291663       1       LaSalle             JPMorgan Chase Bank
  219       3290566       1       LaSalle             Aurora Health Care
  220       3293024       2       LaSalle             Spring Tree Apartments
  221       3290061       1       LaSalle             1538 North Milwaukee
  222       3290624       1       LaSalle             Barnes Plaza
  223       3290285       1       LaSalle             61st Street Retail Center
  224       3293529       1       LaSalle             VIP LaFeria Park
  225       3291689       1       LaSalle             Kannapolis Self Storage
  226       3291671       2       LaSalle             JPA Apartments
  227       3293594       1       LaSalle             Walgreens - Rockford
  228       3292133       1       LaSalle             Mooresville Retail
  229       3292505       1       LaSalle             Perry Self Storage
  230       3292497       1       LaSalle             Pembroke James Towne Offices
  231       3292927       2       LaSalle             Shady Grove Mobile Home Village
  232       3291937       1       LaSalle             Lock Box East
  233       3290400       1       LaSalle             AM Medical Properties
  234       3292141       1       LaSalle             Morton Office
  235       3290145       1       LaSalle             3 Executive Park Drive
  236       3290228       2       LaSalle             47 McCartney Apartments
  237       3291440       2       LaSalle             Henderson Apartments
  238       3291028       1       LaSalle             CSK Auto
-----------------------------------------------------------------------------------------------------------------------------
                                                      TOTALS/WEIGHTED AVERAGES
=============================================================================================================================

SEQUENCE     PROPERTY ADDRESS                                                        CITY                  COUNTY
--------     ------------------------------------------------------------------      -----------------     --------------------

   1         Various                                                                 Chantilly             Fairfax
  1.1        15000 Conference Center Drive                                           Chantilly             Fairfax
  1.2        15010 Conference Center Drive                                           Chantilly             Fairfax

   2         600 West Chicago Avenue, 900-950 West Kingsbury, 811 North Larabee      Chicago               Cook
   3         13873 Park Center Road                                                  Dulles                Fairfax

   4         Various                                                                 Various               Various
  4.1        875 & 888 South University Park Boulevard                               Clearfield            Davis
  4.2        830 South Greenville Avenue                                             Allen                 Collin
  4.3        3281 West County Road                                                   Frankfort             Clinton
  4.4        10951 Lakeview Avenue                                                   Lenexa                Johnson
  4.5        1617 Southwood Drive                                                    Nashua                Hillsborough
  4.6        1908 110th Street                                                       Grand Prairie         Tarrant

             Various                                                                 Various               Various
   5         Various                                                                 Bartlett              Shelby
  5.1        8370-8500 Wolf Lake Drive                                               Bartlett              Shelby
  5.2        3080-3150 Stage Post Drive                                              Bartlett              Shelby
  5.3        7850-8024 Stage Hills Boulevard                                         Bartlett              Shelby
   6         Various                                                                 Orlando               Orange
  6.1        995-997 West Kennedy Boulevard                                          Orlando               Orange
  6.2        701-775 South Kirkman Road                                              Orlando               Orange
  6.3        6250 Edgewater Drive                                                    Orlando               Orange

   7         4075 Wilson Boulevard                                                   Arlington             Arlington
   8         11136 State Highway 140                                                 El Portal             Mariposa
   9         255 Rockville Pike                                                      Rockville             Montgomery
   10        20401 North 29th Avenue                                                 Phoenix               Maricopa
   11        4835 East Cactus Road                                                   Scottsdale            Maricopa
   12        65 East State Street                                                    Columbus              Franklin
   13        1960 West Keating Avenue                                                Mesa                  Maricopa
   14        333 Texas Street                                                        Shreveport            Caddo
   15        75 East State Street                                                    Columbus              Franklin
   16        824 Market Street                                                       Wilmington            New Castle
   17        5285 Shawnee Road                                                       Alexandria            Fairfax
   18        9869 Good Luck Road                                                     Lanham                Prince George's

   19        Various                                                                 Various               Various
  19.1       1300 Palm Coast Parkway                                                 Palm Coast            Flagler
  19.2       12851 Bonita Beach Road                                                 Bonita Springs        Lee
  19.3       9005 State Road 52                                                      Hudson                Pasco
  19.4       2419 Cheshire Bridge Road Northeast                                     Atlanta               Fulton
  19.5       6056 North Lockwood Ridge Road                                          Sarasota              Sarasota
  19.6       8700 University Executive Park Drive                                    Charlotte             Mecklenburg
  19.7       615 Elkcam Circle                                                       Marco Island          Collier
  19.8       21708 State Road 54                                                     Lutz                  Pasco
  19.9       4601 Manatee Avenue West                                                Bradenton             Manatee
 19.10       5490 Forest Drive                                                       Columbia              Richland
 19.11       850 South Volusia Avenue                                                Orange City           Volusia
 19.12       3970 J Missouri Flat Road                                               Placerville           El Dorado
 19.13       22627 Bayshore Road                                                     Port Charlotte        Charlotte
 19.14       112 West Barbee Chapel Road                                             Chapel Hill           Durham
 19.15       3805 Macon Road                                                         Columbus              Muscogee

             Various                                                                 Various               San Diego
   20        11255-79 and 11295 Camino Ruiz & 11345-11347 Zapata Avenue              San Diego             San Diego
   21        3211-3251 Holiday Court                                                 La Jolla              San Diego
   22        12401-12421 Woodside Ave                                                Lakeside              San Diego
   23        6157-6195 University Avenue and 4154-4172 Cartagena Drive               San Diego             San Diego
   24        317-329 South Ranch Sanfa Fe Road                                       San Marcos            San Diego

   25        7955-8205 South Cass Avenue                                             Darien                Dupage

   26        Various                                                                 Various               Various
  26.1       2123 US Highway 19 North                                                Holiday               Pasco
  26.2       2691 Placida Road                                                       Grove City            Charlotte
  26.3       1475 McFarland Road                                                     Alpharetta            Forsyth
  26.4       1145 Highway 70 West                                                    Garner                Wake
  26.5       200 Meadowmont Village Circle                                           Chapel Hill           Durham
  26.6       540 Folly Road                                                          Charleston            Charleston
  26.7       4011 Plaza Goldorado Circle                                             Cameron Park          El Dorado
  26.8       3880 LaVista Road                                                       Tucker                DeKalb
  26.9       3620 Southeast Maricamp Road                                            Ocala                 Marion
 26.10       17 Kings Highway West                                                   Haddonfield           Camden
 26.11       229 South Washington Street                                             Sonora                Tuolumne
 26.12       8727 Staples Mill Road                                                  Richmond              Henrico
 26.13       110 West Bloomingdale Avenue                                            Brandon               Hillsborough
 26.14       3200 John F. Kennedy Boulevard                                          North Little Rock     Pulaski
 26.15       4023 West Hundred Road                                                  Chester               Chesterfield

   27        3660 South Cox Avenue                                                   Springfield           Greene
   28        200 East Capitol Street                                                 Jackson               Hinds
   29        1007 Church Street                                                      Evanston              Cook
   30        8700 Hopemont Way                                                       Knoxville             Knox
   31        Route 202 & Route 263                                                   Lahaska               Bucks
   32        2215-2389 Renaissance Drive                                             Las Vegas             Clark
   33        1906 River Ridge Road                                                   Asheville             Buncombe
   34        860 Rock Quarry Road                                                    Stockbridge           Henry
   35        1570 North Military Highway                                             Norfolk               Norfolk City
   36        2544 & 2548 Campbell Place                                              Carlsbad              San Diego
   37        333 Fayetteville Street                                                 Raleigh               Wake

   38        Various                                                                 Various               Strafford
  38.1       10-14 Strafford Avenue                                                  Durham                Strafford
  38.2       24 Madbury Road                                                         Durham                Strafford
  38.3       22 Garrison Avenue                                                      Durham                Strafford
  38.4       22 Madbury Road                                                         Durham                Strafford
  38.5       10 Lee Road                                                             Madbury               Strafford
  38.6       2 Millpond Road                                                         Durham                Strafford
  38.7       2 Strafford Avenue                                                      Durham                Strafford
  38.8       29 Main Street                                                          Durham                Strafford
  38.9       25 Main Street                                                          Durham                Strafford
 38.10       37 Madbury Road                                                         Durham                Strafford
 38.11       33 Madbury Road                                                         Durham                Strafford
 38.12       35 Main Street                                                          Durham                Strafford

   39        7377 West 25th Street                                                   North Riverside       Cook
   40        1900-1904 West Rosecans Avenue                                          Compton               Los Angeles
   41        1448 Grove Park Drive                                                   Columbus              Muscogee
   42        3621 South State Street                                                 Ann Arbor             Washtenaw
   43        9966 State Highway 140                                                  El Portal             Mariposa
   44        1990 West NASA Boulevard                                                Melbourne             Brevard
   45        65 Route 6A                                                             Sandwich              Barnstable
   46        1301 University Avenue Southeast                                        Minneapolis           Hennepin
   47        407 Guilford Colege Road                                                Greensboro            Guilford
   48        1100 Trancas Street                                                     Napa                  Napa
   49        1535 Lake Cook Road                                                     Northbrook            Cook
   50        7000-7008 Security Boulevard                                            Baltimore             Baltimore
   51        3000 Mosside Boulevard                                                  Monroeville           Allegheny
   52        3091 College Park Drive                                                 The Woodlands         Montgomery
   53        2800 Gateway Oaks Drive                                                 Sacramento            Sacramento
   54        4400 Northeast 77th Avenue                                              Vancouver             Clark
   55        12401 Foothill Boulevard                                                Rancho Cucamonga      San Bernardino
   56        600-611 Cobblestone Circle                                              Newport News          Newport News City
   57        15909-15911  Vermont Avenue                                             Paramount             Los Angeles

             Various                                                                 Oxford                Lafayette
   58        110 Heritage Drive                                                      Oxford                Lafayette
   59        112 Heritage Drive                                                      Oxford                Lafayette

   60        14815-14987 Southwest Freeway                                           Sugar Land            Fort Bend
   61        1345 Smizer Mill Road                                                   Fenton                Saint Louis
   62        700 Main Street                                                         Park City             Summit
   63        Highway 29 & East Cone Boulevard                                        Greensboro            Guilford
   64        8330 North Brookston Drive                                              Willis                Washtenaw
   65        2225 Glacier Drive                                                      Davis                 Yolo
   66        2510 East Hunt Highway                                                  Queen Creek           Pinal
   67        182 Summer Street                                                       Kingston              Plymouth
   68        3015 Highway 29 South                                                   Alexandria            Douglas
   69        2725 Graves Road                                                        Tallahassee           Leon
   70        49 Arborwood Crescent                                                   Rochester             Monroe
   71        12440 North 19th Avenue                                                 Phoenix               Maricopa
   72        7220 Trade Street                                                       San Diego             San Diego

             Various                                                                 Columbus              Franklin
   73        2977 Barclay Square                                                     Columbus              Franklin
   74        3556 Greenwich Street                                                   Columbus              Franklin

   75        1355 Jackson Road                                                       Augusta               Richmond
   76        2631 Highwood Boulevard                                                 Smyrna                Rutherford
   77        343 West Erie Street                                                    Chicago               Cook
   78        2001 Monks Avenue                                                       Mankato               Blue Earth
   79        803-907 East Grandview Boulevard                                        Erie                  Erie
   80        1220 Colorado Street                                                    Austin                Travis
   81        7525 West 148th Street                                                  Apple Valley          Dakota
   82        926 Northeast Main Street                                               Simpsonville          Greenville
   83        900 Rock Quarry Road                                                    Stockbridge           Henry
   84        65 West Webster Street                                                  Joliet                Will
   85        4101 Interwood North Parkway                                            Houston               Harris
   86        1 Jay R Turner Drive                                                    Savannah              Chatham
   87        5 Industrial Drive West                                                 Deerfield             Franklin
   88        10100 North Central Expressway                                          Dallas                Dallas
   89        122 Regency Center Drive                                                Mooresville           Iredell
   90        N7271 Lando Street                                                      Plymouth              Sheboygan
   91        7300 Southwest Childs Road                                              Tigard                Washington
   92        141 Furrow Way                                                          Alcoa                 Blount
   93        3545 West 86th Street                                                   Indianapolis          Marion
   94        7445 Sawyer Lane                                                        Knoxville             Knox
   95        126 Old Mammoth Road                                                    Mammoth Lakes         Mono
   96        180 Knight Road                                                         Gettysburg            Adams
   97        38035 Schoolcraft; 13106-13131 Waco Court                               Livonia               Wayne

             Various                                                                 Various               Various
   98        638 Independence Parkway                                                Chesapeake            Chesapeake
   99        184 Business Park Drive                                                 Virginia Beach        Virginia Beach City

  100        2401 West Alta Road                                                     Peoria                Peoria
  101        415 South Salina Street                                                 Syracuse              Onondaga
  102        8060 North Glenn Avenue                                                 Fresno                Fresno
  103        122 Yandell Road                                                        Canton                Madison
  104        4955 South Durango Road                                                 Las Vegas             Clark
  105        6770 Bermuda Road                                                       Las Vegas             Clark
  106        4351 Hewitt Street                                                      Greensboro            Guilford
  107        17 Exchange Street West                                                 Saint Paul            Ramsey
  108        258-262 Union Avenue                                                    Framingham            Middlesex
  109        2507 Post Road (Rt. 1)                                                  Fairfield             Fairfield
  110        4810-4840 Crittenden Drive                                              Louisville            Jefferson
  111        1615 Carol Sue Avenue                                                   Gretna                Jefferson
  112        12566 Southeast 93rd Avenue                                             Clackamas             Clackamas
  113        Boush Street & West Tazewell Street                                     Norfolk               Norfolk City
  114        5055-73 Federal Boulevard & 1551-61 Altadena Avenue                     San Diego             San Diego
  115        400 West Illinois Avenue                                                Midland               Midland
  116        181 Johns Road                                                          Greer                 Greenville
  117        4203 Hewitt Street                                                      Greensboro            Guilford
  118        215 South Power Road                                                    Mesa                  Maricopa
  119        1000 Hunters Mountain Parkway                                           Troy                  Pike
  120        1485 International Parkway                                              Heathrow              Seminole
  121        4202 Hewitt Street                                                      Greensboro            Guilford
  122        47 Fisherman Lane                                                       Greenville            Greenville
  123        117 North Hamilton Street                                               High Point            Guilford
  124        304 S Street                                                            Sacramento            Sacramento
  125        730 Rufus Graham Road                                                   Knoxville             Knox
  126        130 Corporate Boulevard                                                 Norfolk               Norfolk City
  127        5308 New Jesup Highway                                                  Brunswick             Glynn
  128        5215 West Clearwater Avenue                                             Kennewick             Benton
  129        1350-1364 East 53rd Street                                              Chicago               Cook
  130        300 Sunchase Boulevard                                                  Farmville             Prince Edward
  131        2001 Katy Mills Boulevard                                               Katy                  Harris
  132        4221 Forbes Boulevard                                                   Lanham                Prince Georges
  133        51 Morgan Drive                                                         Norwood               Norfolk
  134        3565 Tates Creek Road                                                   Lexington             Fayette
  135        SWC IL Route 59 and IL Route 126                                        Plainfield            Will
  136        4323 Pleasant Crossing Boulevard                                        Rogers                Benton
  137        2001 South Muskogee Avenue                                              Tahlequah             Cherokee
  138        320 Washington Street                                                   Brighton              Suffolk
  139        801,803, & 805 Homeland Avenue                                          Greensboro            Guilford
  140        13900 West Grandview Parkway                                            Sturtevant            Racine
  141        1979-1981 North Federal Highway                                         Pompano Beach         Broward
  142        250 Second Street Southwest                                             Winter Haven          Polk
  143        600 South Cherokee Lane                                                 Lodi                  San Joaquin
  144        1502 Grand Central Avenue                                               Vienna                Wood
  145        206 Crossing Lane                                                       Mt. Juliet            Wilson
  146        7230 Youree Drive                                                       Shreveport            Caddo
  147        530 Stacey Court                                                        Lafayette             Boulder
  148        1745 East Main Street                                                   Torrington            Litchfield
  149        4705 University Drive                                                   Durham                Durham
  150        4800 Hall Road                                                          Columbus              Franklin
  151        1890 Wall Avenue                                                        Ogden                 Weber
  152        1600 I Street                                                           Sparks                Washoe

  153        Various                                                                 Various               Various
 153.1       189 Andover Street                                                      Peabody               Essex
 153.2       323 State Road                                                          Dartmouth             Bristol

  154        33 South 16th Street                                                    Philadelphia          Philadelphia
  155        855 Comfort Plaza Drive                                                 Bellville             Richland
  156        1512 Hicks Circle                                                       Conway                Horry
  157        400 West Saint Francis Street                                           Brusly                West Baton Rouge
  158        7725 Sossamon Lane                                                      Concord               Cabarrus
  159        25 Point Lobos Avenue                                                   San Francisco         San Francisco
  160        2050 South Stoughton Road                                               Madison               Dane
  161        4225 South Cravens Road                                                 Fort Worth            Tarrant
  162        6144 North Wayne Road                                                   Westland              Wayne
  163        103 Marketplace Drive                                                   Hampton               Hampton City
  164        9809 Broadway Street                                                    Pearland              Brazoria
  165        2955 18th Avenue                                                        Rock Island           Rock Island
  166        9797 North Michigan Road                                                Carmel                Hamilton

  167        Various                                                                 Various               Erie
 167.1       1775 Baseline Road                                                      Grand Island          Erie
 167.2       437 Franklin Street                                                     Buffalo               Erie

  168        200 Linden Square Drive                                                 Bristol               Bristol
  169        9702 East Washington Street                                             Indianapolis          Marion
  170        One Monument Way                                                        Portland              Cumberland

  171        Various                                                                 Various               Various
 171.1       2050 West Kenosha Street                                                Broken Arrow          Tulsa
 171.2       1702 South Muskogee Avenue                                              Tahlequah             Cherokee
 171.3       4755 Southeast 29th Street                                              Del City              Oklahoma

  172        12215 Southeast Powell Boulevard                                        Portland              Multnomah
  173        1901 Blankenbaker Parkway                                               Louisville            Jefferson
  174        2648 Watt Avenue                                                        Sacramento            Sacramento
  175        12851 East 166th Street                                                 Cerritos              Los Angeles
  176        10653 Wayzata Boulevard                                                 Minnetonka            Hennepin
  177        75 Dexter Road                                                          Pinckney              Livingston
  178        22350 -22382 Homestead Road                                             Cupertino             Santa Clara
  179        1625 Black River Boulevard                                              Rome                  Oneida
  180        174 Benaja Road                                                         Reidsville            Rockingham
  181        10400 Mallard Creek Road                                                Charlotte             Mecklenburg
  182        3250 Denmark Avenue                                                     Eagan                 Dakota
  183        3300 East Castro Valley Boulevard                                       Castro Valley         Alameda
  184        5011 Hayes Place                                                        Wilson                Wilson
  185        2235 Southeast 11th Avenue                                              Portland              Multnomah
  186        1001 Obici Industrial Boulevard                                         Suffolk               Suffolk
  187        1401-1409 West San Carlos Street                                        San Jose              Santa Clara
  188        N9070 14th Avenue                                                       Wautoma               Marquette
  189        5236 Armour Road                                                        Columbus              Muscogee
  190        3203 Orange Street                                                      Greensboro            Guilford
  191        5319 Pulaski Highway                                                    Perryville            Cecil
  192        1139 West Main Street                                                   Whitewater            Walworth
  193        1000 Comfort Plaza Drive                                                Bellville             Richland
  194        169 & 173 East 116th Street                                             New York              New York
  195        30844 Century Drive & 50768 Varsity Drive                               Wixom                 Oakland

  196        Various                                                                 Various               Cook
 196.1       8267 South Roberts Road                                                 Bridgeview            Cook
 196.2       7600 West 63rd Street                                                   Summit                Cook
 196.3       2154 West Madison Street                                                Chicago               Cook

  197        210 South King Charles Court                                            Rocky Mount           Nash
  198        2307 Northwest 38th Street                                              Lawton                Comanche

  199        Various                                                                 Various               Various
 199.1       1840 J.A. Cochran Bypass                                                Chester               Chester
 199.2       903 West Main Street                                                    Forest City           Rutherford
 199.3       717 York Road                                                           Kings Mountain        Cleveland

  200        8609 Camp Columbus Road and 1935 McConnell School Lane                  Hixson                Hamilton
  201        3 Rutland Street                                                        Dover                 Strafford
  202        13343 & 13385 West Foxfire Drive                                        Surprise              Maricopa
  203        150 Portola Road                                                        Portola Valley        San Mateo
  204        4801 Coffee Road                                                        Bakersfield           Kern
  205        3605-3705 North Main Street                                             Taylor                Williamson
  206        6259 Bandini Boulevard                                                  Commerce              Los Angeles
  207        9407 East Mission Avenue                                                Spokane Valley        Spokane
  208        1261 US Highway 59                                                      Wharton               Wharton
  209        W134 N5345-57 Campbell Drive                                            Menomonee Falls       Waukesha
  210        145 West McMillian Avenue                                               Cincinnati            Hamilton
  211        1552-54 North Milwaukee Avenue                                          Chicago               Cook
  212        1826-1858 37th Street Northwest                                         Rochester             Olmsted
  213        714 South Pendleton Street                                              Easley                Pickens
  214        35 Brosnan Street                                                       San Francisco         San Francisco
  215        5510 West Sample Street                                                 South Bend            St. Joseph
  216        91-93-95 Golfview Drive                                                 Monaca                Beaver
  217        7865 West Highway 40                                                    Ocala                 Marion
  218        7605 West 88th Avenue                                                   Westminster           Jefferson
  219        4025 and 4067 North 92nd Street                                         Milwaukee             Milwaukee
  220        30600 LA Highway 16                                                     Denham Springs        Livingston
  221        1538 North Milwaukee Avenue                                             Chicago               Cook
  222        6045 Barnes Road                                                        Colorado Springs      El Paso
  223        2808 61st Street                                                        Galveston             Galveston
  224        600 East Expressway 83                                                  La Feria              Cameron
  225        2745 North Cannon Boulevard                                             Kannapolis            Cabarrus
  226        2006 Jefferson Park Avenue                                              Charlottesville       Charlottesville City
  227        1602 Kishwaukee Street                                                  Rockford              Winnebago
  228        131 Williamson Road                                                     Mooresville           Iredell
  229        518 General Courtney Hodges Boulevard                                   Perry                 Houston
  230        37605-37641 Pembroke Road                                               Livonia               Wayne
  231        1301 South Park Street                                                  Sapulpa               Creek
  232        1700 East Marshall Avenue                                               Longview              Gregg
  233        2086 North 1700 West                                                    Layton                Davis
  234        1131 East Westview Court                                                Spokane               Spokane
  235        3 Halfmoon Executive Park Drive                                         Clifton Park          Saratoga
  236        47 McCartney Avenue                                                     Morgantown            Monongalia
  237        2624 Henderson Avenue                                                   Hurricane             Putnam
  238        7479 South Power Road                                                   Queen Creek           Maricopa
-------------------------------------------------------------------------------------------------------------------------------
             238 LOANS/295 PROPERTIES
===============================================================================================================================

                            ZIP             PROPERTY                                                ORIGINAL
SEQUENCE     LOCATION      CODE               TYPE                  PROPERTY SUB-TYPE                BALANCE
--------     --------     -------     --------------------     ----------------------------      --------------

   1            VA         20151             Office                      Suburban                  150,000,000
  1.1           VA         20151             Office                      Suburban                  96,000,000
  1.2           VA         20151             Office                      Suburban                  54,000,000

   2            IL         60610             Office                         CBD                    134,000,000
   3            VA         20171             Office                      Suburban                  64,000,000

   4          Various     Various           Various                       Various                  62,000,000
  4.1           UT         84015             Office                      Suburban                  24,386,667
  4.2           TX         75002             Office                      Suburban                   9,093,333
  4.3           IN         46041           Industrial                    Warehouse                  9,093,333
  4.4           KS         66219             Office                      Suburban                   8,225,333
  4.5           NH         03063             Office                      Suburban                   6,282,667
  4.6           TX         75050             Office                      Suburban                   4,918,667

              Various     Various          Industrial                      Flex                    59,495,000
   5            TN         38133           Industrial                      Flex                    34,700,000
  5.1           TN         38133           Industrial                      Flex                    18,678,230
  5.2           TN         38133           Industrial                      Flex                    11,663,517
  5.3           TN         38133           Industrial                      Flex                     4,358,254
   6            FL        Various          Industrial                      Flex                    24,795,000
  6.1           FL         32810           Industrial                      Flex                    10,845,000
  6.2           FL         32811           Industrial                      Flex                     9,850,000
  6.3           FL         32810           Industrial                      Flex                     4,100,000

   7            VA         22203             Office                         CBD                    52,000,000
   8            CA         95318             Hotel                     Full Service                43,650,000
   9            MD         20850             Office                      Suburban                  40,000,000
   10           AZ         85027             Office                      Suburban                  37,690,000
   11           AZ         85254             Office                      Suburban                  37,500,000
   12           OH         43215             Office                         CBD                    32,600,000
   13           AZ         85202          Multifamily                     Garden                   32,500,000
   14           LA         71101             Office                         CBD                    32,000,000
   15           OH         43215             Hotel                     Full Service                32,000,000
   16           DE         19801             Office                         CBD                    29,280,000
   17           VA         22312             Office                      Suburban                  28,000,000
   18           MD         20706          Multifamily                     Garden                   26,800,000

   19         Various     Various            Retail                      Anchored                  26,400,000
  19.1          FL         32137             Retail                      Anchored                   3,143,000
  19.2          FL         34135             Retail                      Anchored                   3,050,000
  19.3          FL         34669             Retail                      Anchored                   2,870,000
  19.4          GA         30324             Retail                      Anchored                   2,625,000
  19.5          FL         34243             Retail                      Anchored                   2,570,000
  19.6          NC         28262             Retail                      Anchored                   2,394,000
  19.7          FL         34145             Retail                      Anchored                   2,200,000
  19.8          FL         33549             Retail                      Anchored                   1,620,000
  19.9          FL         34209             Retail                      Anchored                   1,300,000
 19.10          SC         29206             Retail                      Anchored                   1,080,000
 19.11          FL         32763             Retail                      Anchored                   1,040,000
 19.12          CA         95667             Retail                      Anchored                    990,000
 19.13          FL         33980             Retail                      Anchored                    590,000
 19.14          NC         27517             Retail                      Anchored                    518,000
 19.15          GA         31907             Retail                      Anchored                    410,000

                CA        Various           Various                       Various                  25,250,000
   20           CA         92126             Retail                     Unanchored                  6,260,000
   21           CA         92037           Mixed Use                   Office/Retail                5,875,000
   22           CA         92040             Retail                      Anchored                   5,325,000
   23           CA         92115           Mixed Use                 Retail/Industrial              4,515,000
   24           CA         92078             Retail                     Unanchored                  3,275,000

   25           IL         60561             Office                      Suburban                  23,040,000

   26         Various     Various            Retail                      Anchored                  22,710,000
  26.1          FL         34691             Retail                      Anchored                   3,100,000
  26.2          FL         34224             Retail                      Anchored                   2,345,000
  26.3          GA         30005             Retail                      Anchored                   2,300,000
  26.4          NC         27529             Retail                      Anchored                   2,235,000
  26.5          NC         27517             Retail                      Anchored                   1,900,000
  26.6          SC         29412             Retail                      Anchored                   1,600,000
  26.7          CA         95682             Retail                      Anchored                   1,525,000
  26.8          GA         30084             Retail                      Anchored                   1,450,000
  26.9          FL         34471             Retail                      Anchored                   1,350,000
 26.10          NJ         08033             Retail                      Anchored                   1,200,000
 26.11          CA         95370             Retail                      Anchored                    990,000
 26.12          VA         23228             Retail                      Anchored                    860,000
 26.13          FL         33511             Retail                      Anchored                    860,000
 26.14          AR         72116             Retail                      Anchored                    615,000
 26.15          VA         23831             Retail                      Anchored                    380,000

   27           MO         65807          Multifamily                     Garden                   22,500,000
   28           MS         39201             Office                         CBD                    22,000,000
   29           IL         60201             Office                         CBD                    21,600,000
   30           TN         37923          Multifamily                     Garden                   21,000,000
   31           PA         18931             Retail                     Unanchored                 20,000,000
   32           NV         89119             Office                      Suburban                  19,875,000
   33           NC         28803          Multifamily                     Garden                   19,646,250
   34           GA         30281          Multifamily                     Garden                   19,500,000
   35           VA         23502             Hotel                     Full Service                19,500,000
   36           CA         92009             Office                      Suburban                  18,500,000
   37           NC         27601             Office                      Suburban                  18,400,000

   38           NH        Various         Multifamily                 Student Housing              18,000,000
  38.1          NH         03824          Multifamily                 Student Housing               4,687,473
  38.2          NH         03824          Multifamily                 Student Housing               3,092,333
  38.3          NH         03824          Multifamily                 Student Housing               2,014,914
  38.4          NH         03824          Multifamily                 Student Housing               1,888,982
  38.5          NH         03823          Multifamily                 Student Housing               1,065,000
  38.6          NH         03824          Multifamily                 Student Housing                900,000
  38.7          NH         03824          Multifamily                 Student Housing                895,000
  38.8          NH         03824          Multifamily                 Student Housing                870,000
  38.9          NH         03824          Multifamily                 Student Housing                845,000
 38.10          NH         03824          Multifamily                 Student Housing                790,574
 38.11          NH         03824          Multifamily                 Student Housing                510,725
 38.12          NH         03824          Multifamily                 Student Housing                440,000

   39           IL         60546             Retail                      Anchored                  17,400,000
   40           CA         90220             Retail                      Anchored                  17,000,000
   41           GA         31904          Multifamily                     Garden                   17,000,000
   42           MI         48108             Office                       Medical                  16,750,000
   43           CA         95318             Hotel                     Full Service                16,350,000
   44           FL         32904             Office                      Suburban                  16,000,000
   45           MA         02563             Retail                      Anchored                  15,825,000
   46           MN         55414          Multifamily                     Garden                   15,375,000
   47           NC         27409          Multifamily                     Garden                   15,120,000
   48           CA         94558             Office                       Medical                  15,000,000
   49           IL         60062             Office                       Medical                  14,150,000
   50           MD         21244             Office                      Suburban                  14,080,000
   51           PA         15146             Hotel                    Limited Service              13,750,000
   52           TX         77384             Retail                     Unanchored                 13,200,000
   53           CA         95833             Office                      Suburban                  13,000,000
   54           WA         98662             Office                      Suburban                  13,000,000
   55           CA         91730             Retail                     Unanchored                 13,000,000
   56           VA         23602          Multifamily                     Garden                   12,800,000
   57           CA         90723          Multifamily                     Garden                   12,500,000

                MS         38655             Hotel                    Limited Service              12,300,000
   58           MS         38655             Hotel                    Limited Service               7,100,000
   59           MS         38655             Hotel                    Limited Service               5,200,000

   60           TX         77478             Office                       Medical                  12,000,000
   61           MO         63026             Other                 Educational Facility            11,500,000
   62           UT         84060             Retail                     Unanchored                 11,100,000
   63           NC         27405             Retail                   Shadow Anchored              11,000,000
   64           MI         48191      Manufactured Housing         Manufactured Housing            10,700,000
   65           CA         95616          Multifamily                     Garden                   10,600,000
   66           AZ         85243             Retail                     Unanchored                 10,575,000
   67           MA         02364             Retail                      Anchored                  10,574,000
   68           MN         56308             Retail                      Anchored                  10,525,000
   69           FL         32303             Hotel                     Full Service                10,500,000
   70           NY         14165          Multifamily                     Garden                   10,230,000
   71           AZ         85029          Multifamily                     Garden                   10,000,000
   72           CA         92121             Office                      Suburban                  10,000,000

                OH        Various         Multifamily                     Garden                    9,630,000
   73           OH         43209          Multifamily                     Garden                    6,910,000
   74           OH         43224          Multifamily                     Garden                    2,720,000

   75           GA         30909          Multifamily                     Garden                    9,500,000
   76           TN         37167             Hotel                    Limited Service               9,500,000
   77           IL         60610             Office                      Suburban                   9,300,000
   78           MN         56001      Manufactured Housing         Manufactured Housing             9,125,000
   79           PA         16504          Multifamily                     Garden                    9,100,000
   80           TX         78701             Office                         CBD                     9,000,000
   81           MN         55124             Retail                     Unanchored                  9,000,000
   82           SC         29681             Retail                      Anchored                   8,911,000
   83           GA         30281          Multifamily                     Garden                    8,550,000
   84           IL         60435             Office                         CBD                     8,309,000
   85           TX         77032             Office                      Suburban                   8,250,000
   86           GA         31408             Hotel                    Limited Service               8,250,000
   87           MA         01373           Industrial                      Flex                     8,075,000
   88           TX         75206             Office                      Suburban                   8,000,000
   89           NC         28117             Hotel                    Limited Service               7,750,000
   90           WI         53073      Manufactured Housing                RV Park                   7,500,000
   91           OR         97224             Office                       Medical                   7,400,000
   92           TN         37701             Hotel                     Full Service                 7,050,000
   93           IN         46268             Retail                     Unanchored                  7,025,000
   94           TN         37924             Hotel                    Limited Service               7,055,000
   95           CA         93546           Mixed Use                   Office/Retail                7,000,000
   96           PA         17325      Manufactured Housing     Manufactured Housing/RV Park         7,000,000
   97           MI         48150           Industrial             Warehouse/Distribution            6,950,000

                VA        Various            Office                      Suburban                   6,930,000
   98           VA         23320             Office                      Suburban                   4,000,000
   99           VA         23462             Office                      Suburban                   2,930,000

  100           IL         61615          Multifamily                     Garden                    6,750,000
  101           NY         13202           Mixed Use                   Retail/Office                6,525,000
  102           CA         93711          Multifamily                     Garden                    6,500,000
  103           MS         39046          Self Storage                 Self Storage                 6,475,000
  104           NV         89113             Office                      Suburban                   6,450,000
  105           NV         89119           Industrial                    Warehouse                  6,200,000
  106           NC         27407          Multifamily                     Garden                    6,080,000
  107           MN         55102             Office                       Medical                   6,000,000
  108           MA         01702          Multifamily                     Garden                    6,000,000
  109           CT         06890             Office                      Suburban                   6,000,000
  110           KY         40209           Industrial                    Warehouse                  6,000,000
  111           LA         70056          Multifamily                     Garden                    6,000,000
  112           OR         97015             Hotel                     Full Service                 6,000,000
  113           VA         23510             Retail                      Anchored                   5,925,000
  114           CA         92102             Retail                      Anchored                   5,900,000
  115           TX         79701             Office                         CBD                     5,744,000
  116           SC         29650           Industrial                      Flex                     5,650,000
  117           NC         27407          Multifamily                     Garden                    5,600,000
  118           AZ         85206             Office                       Medical                   5,500,000
  119           AL         36079      Manufactured Housing         Manufactured Housing             5,450,000
  120           FL         32746             Office                      Suburban                   5,400,000
  121           NC         27407          Multifamily                     Garden                    5,360,000
  122           SC         29615             Hotel                    Limited Service               5,400,000
  123           NC         27260             Retail                      Anchored                   5,360,000
  124           CA         95811             Office                         CBD                     5,300,000
  125           TN         37924             Hotel                    Limited Service               5,315,000
  126           VA         23502             Office                      Suburban                   5,250,000
  127           GA         31523             Hotel                    Limited Service               5,200,000
  128           WA         99336             Retail                     Unanchored                  5,000,000
  129           IL         60615           Mixed Use                Multifamily/Retail              5,000,000
  130           VA         23901             Hotel                    Limited Service               4,950,000
  131           TX         77494             Retail                   Shadow Anchored               4,800,000
  132           MD         20706             Office                      Suburban                   4,800,000
  133           MA         02062           Industrial             Warehouse/Distribution            4,725,000
  134           KY         40517          Multifamily                     Garden                    4,650,000
  135           IL         60544             Retail                      Anchored                   4,576,000
  136           AR         72758             Retail                      Anchored                   4,510,000
  137           OK         74464             Retail                      Anchored                   4,500,000
  138           MA         02135             Office                         CBD                     4,500,000
  139           NC         27405          Multifamily                 Student Housing               4,500,000
  140           WI         53177           Industrial                      Flex                     4,440,000
  141           FL         33062             Retail                   Shadow Anchored               4,350,000
  142           FL         33881             Office                         CBD                     4,250,000
  143           CA         95240          Self Storage                 Self Storage                 4,200,000
  144           WV         26105             Hotel                    Limited Service               4,200,000
  145           TN         37122             Retail                      Anchored                   4,150,000
  146           LA         71105             Retail                   Shadow Anchored               4,128,000
  147           CO         80026          Self Storage                 Self Storage                 4,100,000
  148           CT         06790             Retail                      Anchored                   4,085,000
  149           NC         27707             Office                      Suburban                   4,100,000
  150           OH         43228          Multifamily                     Garden                    4,020,000
  151           UT         84401          Self Storage                 Self Storage                 4,000,000
  152           NV         89431          Multifamily                     Garden                    4,000,000

  153           MA        Various            Retail                     Unanchored                  4,000,000
 153.1          MA         01960             Retail                     Unanchored                  2,792,453
 153.2          MA         02747             Retail                     Unanchored                  1,207,547

  154           PA         19102             Retail                     Unanchored                  4,000,000
  155           OH         44813             Hotel                    Limited Service               4,000,000
  156           SC         29526          Multifamily                     Garden                    3,950,000
  157           LA         70719             Retail                     Unanchored                  3,896,730
  158           NC         28027             Hotel                    Limited Service               3,850,000
  159           CA         94121             Retail                      Anchored                   3,650,000
  160           WI         53716             Retail                     Unanchored                  3,600,000
  161           TX         76119      Manufactured Housing         Manufactured Housing             3,600,000
  162           MI         48185             Retail                     Unanchored                  3,615,000
  163           VA         23666             Retail                      Anchored                   3,600,000
  164           TX         77584          Self Storage                 Self Storage                 3,500,000
  165           IL         61201             Retail                      Anchored                   3,500,000
  166           IN         46032             Hotel                    Limited Service               3,500,000

  167           NY        Various           Various                       Various                   3,450,000
 167.1          NY         14072           Mixed Use                Office/Self Storage             3,150,334
 167.2          NY         14202             Office                      Suburban                    299,666

  168           VA         24202             Retail                     Unanchored                  3,330,000
  169           IN         46229             Retail                     Unanchored                  3,250,000
  170           ME         04101             Office                         CBD                     3,250,000

  171           OK        Various            Retail                     Unanchored                  3,200,000
 171.1          OK         74012             Retail                     Unanchored                  1,710,692
 171.2          OK         74464             Retail                     Unanchored                   872,117
 171.3          OK         73115             Retail                     Unanchored                   617,191

  172           OR         97236             Retail                      Anchored                   3,200,000
  173           KY         40299             Retail                     Unanchored                  3,150,000
  174           CA         95821             Retail                     Unanchored                  3,055,000
  175           CA         90703           Industrial                      Flex                     3,000,000
  176           MN         55305             Office                      Suburban                   2,980,000
  177           MI         48169             Retail                      Anchored                   3,000,000
  178           CA         95014             Retail                     Unanchored                  2,965,000
  179           NY         13440          Multifamily                    High Rise                  2,900,000
  180           NC         27320      Manufactured Housing         Manufactured Housing             2,880,000
  181           NC         28262             Office                      Suburban                   2,850,000
  182           MN         55121             Retail                   Shadow Anchored               2,800,000
  183           CA         94552             Retail                     Unanchored                  2,800,000
  184           NC         27896             Hotel                    Limited Service               2,780,000
  185           OR         97214           Mixed Use             Retail/Office/Industrial           2,750,000
  186           VA         23434           Industrial                Office/Warehouse               2,700,000
  187           CA         95126             Retail                     Unanchored                  2,682,000
  188           WI         54982      Manufactured Housing                RV Park                   2,600,000
  189           GA         31904             Hotel                    Limited Service               2,600,000
  190           NC         27405          Multifamily                     Garden                    2,560,000
  191           MD         21903             Retail                     Unanchored                  2,550,000
  192           WI         53190             Retail                     Unanchored                  2,464,000
  193           OH         44813             Hotel                    Limited Service               2,500,000
  194           NY         10029           Mixed Use                Multifamily/Retail              2,400,000
  195           MI         48393           Industrial             Warehouse/Distribution            2,450,000

  196           IL        Various            Retail                      Anchored                   2,350,000
 196.1          IL         60455             Retail                      Anchored                    985,301
 196.2          IL         60501             Retail                      Anchored                    889,036
 196.3          IL         60612             Retail                      Anchored                    475,663

  197           NC         27803      Manufactured Housing         Manufactured Housing             2,360,000
  198           OK         73505          Multifamily                     Garden                    2,295,000

  199         Various     Various         Self Storage                 Self Storage                 2,223,000
 199.1          SC         29706          Self Storage                 Self Storage                  850,200
 199.2          NC         28043          Self Storage                 Self Storage                  737,100
 199.3          NC         28086          Self Storage                 Self Storage                  635,700

  200           TN         37343          Multifamily                     Garden                    2,220,000
  201           NH         03820          Multifamily                     Garden                    2,200,000
  202           AZ         85374           Industrial                      Flex                     2,200,000
  203           CA         94028             Office                      Suburban                   2,140,000
  204           CA         93308             Office                       Medical                   2,150,000
  205           TX         76574             Retail                   Shadow Anchored               2,010,000
  206           CA         90040           Industrial                    Warehouse                  2,000,000
  207           WA         99206          Multifamily                     Garden                    1,950,000
  208           TX         77488             Retail                   Shadow Anchored               1,958,000
  209           WI         53051             Office                         CBD                     1,880,000
  210           OH         45219          Multifamily                     Garden                    1,850,000
  211           IL         60622             Retail                     Unanchored                  1,830,000
  212           MN         55901          Multifamily                     Garden                    1,815,000
  213           SC         29640           Mixed Use                Retail/Self Storage             1,760,000
  214           CA         94103          Multifamily                    Mid Rise                   1,700,000
  215           IN         46619          Self Storage                 Self Storage                 1,624,000
  216           PA         15061             Retail                     Unanchored                  1,540,000
  217           FL         34482      Manufactured Housing         Manufactured Housing             1,500,000
  218           CO         80020             Other                         Land                     1,500,000
  219           WI         53222             Office                       Medical                   1,460,000
  220           LA         70726          Multifamily                     Garden                    1,425,000
  221           IL         60622           Mixed Use                Multifamily/Retail              1,400,000
  222           CO         80922             Retail                   Shadow Anchored               1,350,000
  223           TX         77551             Retail                     Unanchored                  1,330,000
  224           TX         78559      Manufactured Housing     Manufactured Housing/RV Park         1,300,000
  225           NC         28083          Self Storage                 Self Storage                 1,300,000
  226           VA         22903          Multifamily                 Student Housing               1,300,000
  227           IL         61104             Retail                      Anchored                   1,285,000
  228           NC         28117             Retail                   Shadow Anchored               1,250,000
  229           GA         31069          Self Storage                 Self Storage                 1,240,000
  230           MI         48152             Office                      Suburban                   1,230,000
  231           OK         74066      Manufactured Housing         Manufactured Housing             1,200,000
  232           TX         75601          Self Storage                 Self Storage                 1,200,000
  233           UT         84041             Office                       Medical                   1,150,000
  234           WA         99218             Office                      Suburban                   1,100,000
  235           NY         12065             Office                      Suburban                   1,000,000
  236           WV         26505          Multifamily                     Garden                    1,000,000
  237           WV         25526          Multifamily                     Garden                     970,000
  238           AZ         85242             Retail                     Unanchored                   950,000
------------------------------------------------------------------------------------------------------------------------
                                                                                                 $2,347,220,980
========================================================================================================================

                CUT-OFF          MATURITY/ARD
                  DATE               DATE                 LOAN               MORTGAGE      ADMINISTRATIVE
SEQUENCE        BALANCE            BALANCE                TYPE               RATE(1)        FEE RATE(1)
--------    ---------------      ------------    -----------------------     --------      --------------

   1           150,000,000       150,000,000          Interest Only           5.650%           0.081%
  1.1          96,000,000         96,000,000
  1.2          54,000,000         54,000,000

   2           134,000,000       134,000,000          Interest Only           5.680%           0.031%
   3           64,000,000         64,000,000          Interest Only           5.760%           0.081%

   4           62,000,000         62,000,000          Interest Only           5.700%           0.071%
  4.1          24,386,667         24,386,667
  4.2           9,093,333         9,093,333
  4.3           9,093,333         9,093,333
  4.4           8,225,333         8,225,333
  4.5           6,282,667         6,282,667
  4.6           4,918,667         4,918,667

               59,495,000         59,495,000
   5           34,700,000         34,700,000          Interest Only           5.660%           0.061%
  5.1          18,678,230         18,678,230
  5.2          11,663,517         11,663,517
  5.3           4,358,254         4,358,254
   6           24,795,000         24,795,000          Interest Only           5.670%           0.061%
  6.1          10,845,000         10,845,000
  6.2           9,850,000         9,850,000
  6.3           4,100,000         4,100,000

   7           52,000,000         51,063,306           IO, Balloon            5.510%           0.081%
   8           43,459,555         37,454,206             Balloon              6.330%           0.061%
   9           40,000,000         40,000,000     Interest Only, Hyper Am      6.650%           0.061%
   10          37,690,000         35,303,157           IO, Balloon            6.010%           0.061%
   11          37,500,000         35,076,235           IO, Balloon            5.900%           0.061%
   12          32,600,000         29,777,589           IO, Balloon            6.500%           0.071%
   13          32,500,000         32,500,000          Interest Only           5.844%           0.061%
   14          32,000,000         28,826,957           IO, Balloon            5.760%           0.041%
   15          32,000,000         28,201,777           IO, Balloon            6.550%           0.041%
   16          29,280,000         28,646,646           IO, Balloon            6.135%           0.041%
   17          28,000,000         28,000,000          Interest Only           5.760%           0.061%
   18          26,800,000         26,800,000          Interest Only           5.580%           0.061%

   19          26,400,000         24,976,996           IO, Balloon            6.800%           0.061%
  19.1          3,143,000         2,973,587
  19.2          3,050,000         2,885,600
  19.3          2,870,000         2,715,302
  19.4          2,625,000         2,483,508
  19.5          2,570,000         2,431,473
  19.6          2,394,000         2,264,959
  19.7          2,200,000         2,081,416
  19.8          1,620,000         1,532,679
  19.9          1,300,000         1,229,928
 19.10          1,080,000         1,021,786
 19.11          1,040,000          983,942
 19.12           990,000           936,637
 19.13           590,000           558,198
 19.14           518,000           490,079
 19.15           410,000           387,900

               25,250,000         23,023,688
   20           6,260,000         5,708,051            IO, Balloon            6.390%           0.061%
   21           5,875,000         5,356,997            IO, Balloon            6.390%           0.061%
   22           5,325,000         4,855,491            IO, Balloon            6.390%           0.061%
   23           4,515,000         4,116,909            IO, Balloon            6.390%           0.061%
   24           3,275,000         2,986,241            IO, Balloon            6.390%           0.061%

   25          23,040,000         21,664,615           IO, Balloon            6.296%           0.061%

   26          22,710,000         21,485,893           IO, Balloon            6.800%           0.061%
  26.1          3,100,000         2,932,905
  26.2          2,345,000         2,218,601
  26.3          2,300,000         2,176,026
  26.4          2,235,000         2,114,530
  26.5          1,900,000         1,797,587
  26.6          1,600,000         1,513,757
  26.7          1,525,000         1,442,800
  26.8          1,450,000         1,371,843
  26.9          1,350,000         1,277,233
 26.10          1,200,000         1,135,318
 26.11           990,000           936,637
 26.12           860,000           813,645
 26.13           860,000           813,645
 26.14           615,000           581,850
 26.15           380,000           359,517

   27          22,500,000         21,159,783           IO, Balloon            6.320%           0.061%
   28          22,000,000         20,044,573           IO, Balloon            6.360%           0.041%
   29          21,600,000         21,600,000          Interest Only           5.510%           0.061%
   30          21,000,000         19,675,232           IO, Balloon            6.030%           0.061%
   31          20,000,000         20,000,000          Interest Only           6.420%           0.061%
   32          19,875,000         17,966,062           IO, Balloon            5.940%           0.061%
   33          19,646,250         18,371,865           IO, Balloon            5.885%           0.061%
   34          19,500,000         18,463,755           IO, Hyper Am           5.560%           0.061%
   35          19,414,546         16,722,672             Balloon              6.310%           0.061%
   36          18,500,000         17,314,818           IO, Balloon            5.950%           0.061%
   37          18,400,000         18,400,000          Interest Only           5.770%           0.061%

   38          18,000,000         16,014,032           IO, Balloon            6.100%           0.061%
  38.1          4,687,473         4,170,297
  38.2          3,092,333         2,751,151
  38.3          2,014,914         1,792,605
  38.4          1,888,982         1,680,567
  38.5          1,065,000          947,497
  38.6           900,000           800,702
  38.7           895,000           796,253
  38.8           870,000           774,012
  38.9           845,000           751,770
 38.10           790,574           703,349
 38.11           510,725           454,376
 38.12           440,000           391,454

   39          17,326,894         15,001,333             Balloon              6.500%           0.061%
   40          17,000,000         15,861,728           IO, Balloon            5.700%           0.061%
   41          16,893,650         14,539,367             Balloon              6.220%           0.061%
   42          16,750,000         15,694,159           IO, Balloon            6.030%           0.071%
   43          16,265,200         14,072,644             Balloon              6.450%           0.061%
   44          16,000,000         16,000,000     Interest Only, Hyper Am      6.310%           0.061%
   45          15,825,000         15,825,000          Interest Only           6.330%           0.061%
   46          15,375,000         14,446,439           IO, Balloon            6.250%           0.071%
   47          15,120,000         14,178,955           IO, Balloon            6.080%           0.101%
   48          15,000,000         13,567,982           IO, Balloon            5.970%           0.061%
   49          14,150,000         13,307,152           IO, Balloon            6.320%           0.071%
   50          14,080,000         14,080,000          Interest Only           5.760%           0.061%
   51          13,750,000         12,325,772           IO, Balloon            6.455%           0.041%
   52          13,200,000         12,400,762           IO, Balloon            6.220%           0.051%
   53          13,000,000         12,043,915           IO, Balloon            6.350%           0.061%
   54          13,000,000         12,167,943           IO, Balloon            5.910%           0.061%
   55          13,000,000         11,724,192           IO, Balloon            5.810%           0.061%
   56          12,800,000         11,315,062           IO, Balloon            5.810%           0.061%
   57          12,500,000         11,788,311           IO, Balloon            6.550%           0.071%

               12,192,771         9,761,503
   58           7,038,104         5,634,689              Balloon              6.650%           0.071%
   59           5,154,667         4,126,814              Balloon              6.650%           0.071%

   60          12,000,000         11,222,058           IO, Balloon            5.885%           0.061%
   61          11,500,000         10,554,982           IO, Hyper Am           5.760%           0.061%
   62          11,100,000         10,432,261           IO, Balloon            6.270%           0.041%
   63          11,000,000         10,329,957           IO, Balloon            6.210%           0.101%
   64          10,700,000         9,558,967            IO, Balloon            6.296%           0.061%
   65          10,600,000         9,879,676            IO, Balloon            5.640%           0.061%
   66          10,575,000         9,934,625            IO, Balloon            6.240%           0.061%
   67          10,574,000         10,574,000          Interest Only           6.330%           0.061%
   68          10,525,000         9,895,590            IO, Balloon            6.300%           0.061%
   69          10,418,504         7,128,224              Balloon              6.780%           0.101%
   70          10,230,000         9,621,854            IO, Balloon            6.330%           0.061%
   71          10,000,000         9,648,222            IO, Balloon            5.990%           0.061%
   72          10,000,000         9,089,943            IO, Balloon            6.230%           0.061%

                9,577,857         8,242,210
   73           6,872,585         5,914,192              Balloon              6.250%           0.061%
   74           2,705,272         2,328,018              Balloon              6.250%           0.061%

   75           9,500,000         9,500,000           Interest Only           6.290%           0.061%
   76           9,425,208         7,480,519              Balloon              6.410%           0.061%
   77           9,263,204         8,340,990              Balloon              5.970%           0.111%
   78           9,125,000         8,574,598            IO, Balloon            6.260%           0.061%
   79           9,100,000         8,814,382            IO, Balloon            6.530%           0.061%
   80           9,000,000         8,012,039            IO, Balloon            6.130%           0.091%
   81           8,953,220         7,744,254              Balloon              6.440%           0.061%
   82           8,911,000         8,911,000           Interest Only           6.320%           0.111%
   83           8,550,000         8,159,990            IO, Hyper Am           6.330%           0.061%
   84           8,254,106         7,055,175            IO, Balloon            5.970%           0.101%
   85           8,250,000         7,841,296            IO, Balloon            5.935%           0.061%
   86           8,208,947         7,138,105              Balloon              6.640%           0.051%
   87           8,075,000         7,618,022            IO, Balloon            6.580%           0.061%
   88           8,000,000         7,323,132            IO, Hyper Am           5.590%           0.061%
   89           7,680,054         6,111,285              Balloon              6.450%           0.051%
   90           7,500,000         6,848,070            IO, Balloon            6.465%           0.061%
   91           7,400,000         6,679,307            IO, Balloon            5.860%           0.101%
   92           7,050,000         6,367,473            IO, Balloon            6.820%           0.061%
   93           7,025,000         6,625,031            IO, Balloon            6.550%           0.061%
   94           7,009,194         5,555,073              Balloon              6.400%           0.061%
   95           7,000,000         6,374,598            IO, Balloon            6.320%           0.061%
   96           7,000,000         6,413,911            IO, Balloon            6.660%           0.061%
   97           6,950,000         6,245,206            IO, Balloon            6.570%           0.071%

                6,930,000         6,001,934
   98           4,000,000         3,464,320            IO, Balloon            5.860%           0.101%
   99           2,930,000         2,537,614            IO, Balloon            5.860%           0.101%

  100           6,750,000         6,143,257            IO, Balloon            6.300%           0.061%
  101           6,525,000         5,766,881            IO, Balloon            6.682%           0.061%
  102           6,500,000         6,087,494            IO, Balloon            5.980%           0.061%
  103           6,475,000         6,091,075            IO, Balloon            6.330%           0.061%
  104           6,450,000         6,450,000           Interest Only           6.240%           0.061%
  105           6,200,000         6,200,000           Interest Only           6.470%           0.061%
  106           6,080,000         5,714,771            IO, Balloon            6.260%           0.101%
  107           6,000,000         5,509,892            IO, Balloon            5.760%           0.061%
  108           6,000,000         5,651,041            IO, Balloon            6.440%           0.061%
  109           6,000,000         5,634,056            IO, Balloon            6.200%           0.061%
  110           6,000,000         5,475,453            IO, Balloon            6.430%           0.101%
  111           5,970,208         5,192,764              Balloon              6.650%           0.091%
  112           5,958,000         5,053,916              Balloon              5.700%           0.071%
  113           5,925,000         5,925,000           Interest Only           6.430%           0.101%
  114           5,900,000         5,352,085            IO, Balloon            6.120%           0.121%
  115           5,744,000         5,213,276            IO, Balloon            6.140%           0.101%
  116           5,650,000         4,975,591            IO, Balloon            5.650%           0.061%
  117           5,600,000         5,263,606            IO, Balloon            6.260%           0.101%
  118           5,500,000         5,024,812            IO, Balloon            6.510%           0.061%
  119           5,422,820         4,714,190              Balloon              6.630%           0.061%
  120           5,400,000         5,400,000           Interest Only           6.260%           0.061%
  121           5,360,000         5,038,022            IO, Balloon            6.260%           0.101%
  122           5,356,623         4,235,541              Balloon              6.290%           0.061%
  123           5,319,203         4,247,750              Balloon              6.610%           0.101%
  124           5,300,000         4,823,317            IO, Balloon            6.280%           0.061%
  125           5,280,491         4,185,005              Balloon              6.400%           0.061%
  126           5,250,000         4,682,521            IO, Balloon            6.220%           0.061%
  127           5,152,418         4,089,871              Balloon              6.370%           0.061%
  128           5,000,000         4,535,303            IO, Balloon            6.120%           0.061%
  129           5,000,000         4,531,014            IO, Balloon            6.070%           0.061%
  130           4,950,000         4,346,035            IO, Balloon            6.390%           0.081%
  131           4,800,000         4,800,000           Interest Only           6.430%           0.061%
  132           4,800,000         4,800,000           Interest Only           5.680%           0.061%
  133           4,725,000         4,441,320            IO, Balloon            6.280%           0.061%
  134           4,650,000         4,496,972            IO, Balloon            6.310%           0.061%
  135           4,576,000         4,576,000           Interest Only           5.790%           0.061%
  136           4,510,000         4,043,281            IO, Balloon            6.460%           0.121%
  137           4,500,000         3,971,915            IO, Balloon            5.740%           0.061%
  138           4,500,000         4,073,936            IO, Balloon            6.090%           0.061%
  139           4,482,021         3,802,478              Balloon              5.810%           0.061%
  140           4,440,000         4,004,991            IO, Balloon            5.900%           0.061%
  141           4,350,000         4,104,725            IO, Balloon            6.580%           0.061%
  142           4,250,000         4,115,589            IO, Balloon            6.530%           0.061%
  143           4,200,000         3,835,962            IO, Balloon            6.480%           0.061%
  144           4,167,100         3,310,382              Balloon              6.440%           0.081%
  145           4,150,000         3,907,441            IO, Balloon            6.420%           0.081%
  146           4,106,959         3,560,898              Balloon              6.530%           0.061%
  147           4,100,000         4,100,000           Interest Only           6.390%           0.061%
  148           4,085,000         4,085,000           Interest Only           5.790%           0.061%
  149           4,047,669         2,706,768              Balloon              6.030%           0.061%
  150           4,020,000         3,660,273            IO, Balloon            6.390%           0.061%
  151           4,000,000         3,763,041            IO, Balloon            6.330%           0.061%
  152           4,000,000         3,603,446            IO, Balloon            5.750%           0.061%

  153           4,000,000         3,527,381            IO, Balloon            5.700%           0.061%
 153.1          2,792,453         2,462,512
 153.2          1,207,547         1,064,870

  154           3,976,275         3,444,228              Balloon              6.460%           0.061%
  155           3,940,369         2,636,158              Balloon              5.980%           0.061%
  156           3,925,560         3,383,073              Balloon              6.270%           0.061%
  157           3,896,730         3,555,100            IO, Balloon            6.420%           0.071%
  158           3,814,831         3,029,060              Balloon              6.380%           0.061%
  159           3,650,000         3,427,232            IO, Balloon            6.200%           0.061%
  160           3,600,000         3,284,214            IO, Balloon            6.430%           0.071%
  161           3,600,000         3,199,151            IO, Balloon            6.050%           0.081%
  162           3,599,778         3,115,793              Balloon              6.490%           0.061%
  163           3,576,733         3,044,009              Balloon              6.610%           0.061%
  164           3,500,000         3,275,721            IO, Balloon            5.930%           0.061%
  165           3,500,000         3,500,000           Interest Only           5.900%           0.071%
  166           3,476,365         3,011,239              Balloon              6.420%           0.101%

  167           3,413,113         2,920,041              Balloon              5.860%           0.061%
 167.1          3,116,651         2,666,407
 167.2           296,462           253,634

  168           3,330,000         2,979,128            IO, Balloon            6.350%           0.081%
  169           3,250,000         2,960,727            IO, Balloon            6.340%           0.061%
  170           3,228,848         2,808,594              Balloon              6.580%           0.111%

  171           3,200,000         2,925,103            IO, Balloon            6.540%           0.081%
 171.1          1,710,692         1,563,734
 171.2           872,117           797,198
 171.3           617,191           564,171

  172           3,183,114         2,748,134              Balloon              6.370%           0.061%
  173           3,150,000         2,826,513            IO, Balloon            6.490%           0.061%
  174           3,055,000         2,785,498            IO, Balloon            6.400%           0.061%
  175           3,000,000         2,826,430            IO, Balloon            6.470%           0.061%
  176           2,980,000         2,697,636            IO, Balloon            6.090%           0.061%
  177           2,976,540         2,365,321              Balloon              6.450%           0.061%
  178           2,965,000         2,633,684            IO, Balloon            6.030%           0.111%
  179           2,900,000         2,642,427            IO, Balloon            6.360%           0.071%
  180           2,865,980         2,498,610              Balloon              6.740%           0.121%
  181           2,850,000         2,523,633            IO, Balloon            5.890%           0.061%
  182           2,800,000         2,461,031            IO, Balloon            6.450%           0.061%
  183           2,785,383         2,407,981              Balloon              6.420%           0.061%
  184           2,759,055         2,207,325              Balloon              6.670%           0.101%
  185           2,750,000         2,503,918            IO, Balloon            6.390%           0.111%
  186           2,700,000         2,422,634            IO, Balloon            6.500%           0.101%
  187           2,682,000         2,517,028            IO, Balloon            6.140%           0.111%
  188           2,600,000         2,361,739            IO, Balloon            6.180%           0.061%
  189           2,582,974         2,043,906              Balloon              6.350%           0.061%
  190           2,560,000         2,406,220            IO, Balloon            6.260%           0.101%
  191           2,550,000         2,328,846            IO, Balloon            6.490%           0.061%
  192           2,464,000         2,203,559            IO, Balloon            6.340%           0.111%
  193           2,462,731         1,647,599              Balloon              5.980%           0.061%
  194           2,400,000         2,165,667            IO, Balloon            6.760%           0.061%
  195           2,390,028         1,094,985              Balloon              5.740%           0.061%

  196           2,341,411         2,059,481              Balloon              7.110%           0.081%
 196.1           981,700           863,493
 196.2           885,787           779,129
 196.3           473,924           416,859

  197           2,330,733         1,838,622              Balloon              6.080%           0.146%
  198           2,295,000         2,092,925            IO, Balloon            6.410%           0.061%

  199           2,223,000         1,986,785            IO, Balloon            6.310%           0.061%
 199.1           850,200           759,858
 199.2           737,100           658,776
 199.3           635,700           568,151

  200           2,206,595         1,907,281              Balloon              6.380%           0.061%
  201           2,200,000         2,009,677            IO, Balloon            6.490%           0.061%
  202           2,200,000         2,056,835            IO, Balloon            5.850%           0.061%
  203           2,140,000         1,960,691            IO, Balloon            6.670%           0.061%
  204           2,137,569         1,823,768              Balloon              5.940%           0.061%
  205           2,010,000         1,833,942            IO, Balloon            6.420%           0.061%
  206           1,987,653         1,713,435              Balloon              6.280%           0.061%
  207           1,950,000         1,736,183            IO, Balloon            6.140%           0.061%
  208           1,943,531         1,665,423              Balloon              6.020%           0.051%
  209           1,880,000         1,684,790            IO, Balloon            6.430%           0.061%
  210           1,850,000         1,651,437            IO, Balloon            6.260%           0.061%
  211           1,830,000         1,714,182            IO, Balloon            6.010%           0.061%
  212           1,815,000         1,573,087            IO, Balloon            5.880%           0.061%
  213           1,751,878         1,536,715              Balloon              6.980%           0.061%
  214           1,700,000         1,585,848            IO, Balloon            5.700%           0.061%
  215           1,615,430         1,394,677              Balloon              6.370%           0.061%
  216           1,532,569         1,337,501              Balloon              6.780%           0.061%
  217           1,500,000         1,500,000           Interest Only           6.580%           0.061%
  218           1,500,000         1,403,880            IO, Balloon            5.930%           0.061%
  219           1,460,000         1,303,761            IO, Balloon            6.260%           0.071%
  220           1,419,706         1,246,557              Balloon              7.040%           0.061%
  221           1,400,000         1,308,805            IO, Balloon            5.860%           0.061%
  222           1,350,000         1,270,795            IO, Balloon            6.400%           0.081%
  223           1,330,000         1,214,721            IO, Balloon            6.480%           0.061%
  224           1,300,000         1,164,975            IO, Balloon            6.440%           0.061%
  225           1,300,000         1,165,326            IO, Balloon            6.450%           0.061%
  226           1,300,000         1,224,393            IO, Balloon            6.440%           0.061%
  227           1,279,541         1,106,319              Balloon              6.450%           0.061%
  228           1,237,136          985,050               Balloon              6.420%           0.061%
  229           1,233,176         1,077,384              Balloon              6.790%           0.061%
  230           1,223,109         1,047,931              Balloon              6.090%           0.061%
  231           1,200,000         1,081,886            IO, Balloon            6.730%           0.061%
  232           1,178,591          616,751               Balloon              6.430%           0.061%
  233           1,145,567         1,001,754              Balloon              6.880%           0.061%
  234           1,100,000          987,088             IO, Balloon            6.500%           0.111%
  235           1,000,000          913,476             IO, Balloon            6.570%           0.061%
  236            995,100           866,871               Balloon              6.710%           0.146%
  237            964,356           840,176               Balloon              6.690%           0.061%
  238            950,000           887,703             IO, Balloon            5.810%           0.061%
-------------------------------------------------------------------------------------------------------------
             $2,345,024,732                                                   6.085%
=============================================================================================================

                                                                                                               ORIGINAL
                SUB-            NET                                             INTEREST                        TERM TO
              SERVICING       MORTGAGE          NOTE         FIRST PAYMENT      ACCRUAL         MONTHLY      MATURITY/ARD
SEQUENCE     FEE RATE(1)      RATE(1)           DATE             DATE          METHOD(2)        PAYMENT       (PAYMENTS)
---------    -----------      --------       ---------       -------------     ----------      ---------      ------------

    1                          5.569%        5/17/2007          7/1/2007       Actual/360        716,059           120
   1.1
   1.2

    2                          5.649%        5/14/2007          7/1/2007       Actual/360        643,076           120
    3                          5.679%         5/7/2007          7/1/2007       Actual/360        311,467           120

    4                          5.629%         4/4/2007          6/1/2007       Actual/360        298,590           60
   4.1
   4.2
   4.3
   4.4
   4.5
   4.6

                                              Various           7/1/2007       Actual/360        284,725           120
    5                          5.599%        5/17/2007          7/1/2007       Actual/360        165,942           120
   5.1
   5.2
   5.3
    6                          5.609%        5/23/2007          7/1/2007       Actual/360        118,784           120
   6.1
   6.2
   6.3

    7                          5.429%        11/30/2007         1/1/2008       Actual/360        295,577           120
    8                          6.269%        9/19/2007         11/1/2007       Actual/360        271,036           120
    9                          6.589%         8/7/2007         10/1/2007       Actual/360        224,745           120
   10                          5.949%        8/31/2007         10/1/2007       Actual/360        226,213           120
   11                          5.839%         5/7/2007          7/1/2007       Actual/360        222,426           120
   12           0.050%         6.429%        10/15/2007        12/1/2007       Actual/360        206,054           120
   13                          5.783%        7/12/2007          9/1/2007       Actual/360        160,473           60
   14           0.020%         5.719%        7/26/2007          9/1/2007       Actual/360        186,947           120
   15           0.020%         6.509%        9/12/2007         11/1/2007       Actual/360        203,315           120
   16           0.020%         6.094%        6/27/2007          8/1/2007       Actual/360        178,098           120
   17                          5.699%         5/7/2007          7/1/2007       Actual/360        136,267           120
   18                          5.519%        7/10/2007          9/1/2007       Actual/360        126,351           120

   19                          6.739%        9/18/2007         11/5/2007       Actual/360        172,099           120
  19.1
  19.2
  19.3
  19.4
  19.5
  19.6
  19.7
  19.8
  19.9
  19.10
  19.11
  19.12
  19.13
  19.14
  19.15

                                              9/5/2007         11/1/2007       Actual/360        157,775           120
   20                          6.329%         9/5/2007         11/1/2007       Actual/360        39,116            120
   21                          6.329%         9/5/2007         11/1/2007       Actual/360        36,710            120
   22                          6.329%         9/5/2007         11/1/2007       Actual/360        33,273            120
   23                          6.329%         9/5/2007         11/1/2007       Actual/360        28,212            120
   24                          6.329%         9/5/2007         11/1/2007       Actual/360        20,464            120

   25                          6.235%        9/25/2007         11/1/2007       Actual/360        142,551           120

   26                          6.739%        9/18/2007         11/5/2007       Actual/360        148,045           120
  26.1
  26.2
  26.3
  26.4
  26.5
  26.6
  26.7
  26.8
  26.9
  26.10
  26.11
  26.12
  26.13
  26.14
  26.15

   27                          6.259%        7/23/2007          9/1/2007       Actual/360        139,562           120
   28           0.020%         6.319%        8/16/2007         10/1/2007       Actual/360        137,036           120
   29                          5.449%        8/15/2007         10/1/2007       Actual/360        100,558           120
   30                          5.969%         8/2/2007         10/1/2007       Actual/360        126,311           120
   31                          6.359%         8/2/2007         10/1/2007       Actual/360        108,486           120
   32                          5.879%         8/9/2007         10/1/2007       Actual/360        118,395           120
   33                          5.824%        8/16/2007         10/1/2007       Actual/360        116,341           120
   34                          5.499%        6/28/2007          8/1/2007       Actual/360        111,454           120
   35                          6.249%         9/5/2007         11/1/2007       Actual/360        120,827           120
   36                          5.889%        8/22/2007         10/1/2007       Actual/360        110,323           120
   37                          5.709%        6/25/2007          8/1/2007       Actual/360        89,702            120

   38           0.040%         6.039%        3/30/2007          5/1/2007       Actual/360        109,079           120
  38.1
  38.2
  38.3
  38.4
  38.5
  38.6
  38.7
  38.8
  38.9
  38.10
  38.11
  38.12

   39                          6.439%        9/13/2007         11/1/2007       Actual/360        109,980           120
   40                          5.639%         4/5/2007          6/1/2007       Actual/360        98,668            120
   41                          6.159%        7/16/2007          9/1/2007       Actual/360        104,340           120
   42           0.050%         5.959%        5/30/2007          7/1/2007       Actual/360        100,748           120
   43                          6.389%        8/28/2007         10/1/2007       Actual/360        102,806           120
   44                          6.249%        10/4/2007         12/1/2007       Actual/360        85,302            120
   45                          6.269%        10/5/2007         12/1/2007       Actual/360        84,636            120
   46           0.050%         6.179%         7/9/2007          9/1/2007       Actual/360        94,667            120
   47           0.080%         5.979%        6/29/2007          8/1/2007       Actual/360        91,431            120
   48                          5.909%        7/19/2007          9/1/2007       Actual/360        89,643            120
   49           0.050%         6.249%         7/2/2007          9/1/2007       Actual/360        87,769            120
   50                          5.699%         5/7/2007          7/1/2007       Actual/360        68,523            120
   51           0.020%         6.414%         8/9/2007         10/1/2007       Actual/360        86,503            120
   52           0.030%         6.169%        6/12/2007          8/1/2007       Actual/360        81,017            120
   53                          6.289%        8/28/2007         10/1/2007       Actual/360        80,891            120
   54                          5.849%        2/28/2007          4/1/2007       Actual/360        77,191            120
   55                          5.749%        9/24/2007         11/1/2007       Actual/360        76,361            120
   56                          5.749%        9/28/2007         11/1/2007       Actual/360        75,186            120
   57           0.050%         6.479%        8/30/2007         10/1/2007       Actual/360        79,420            120

                                              7/5/2007          9/1/2007       Actual/360        84,207            120
   58           0.050%         6.579%         7/5/2007          9/1/2007       Actual/360        48,607            120
   59           0.050%         6.579%         7/5/2007          9/1/2007       Actual/360        35,600            120

   60                          5.824%        7/25/2007          9/1/2007       Actual/360        71,061            120
   61                          5.699%        5/11/2007          7/1/2007       Actual/360        67,184            120
   62           0.020%         6.229%         7/2/2007          9/1/2007       Actual/360        68,489            120
   63           0.080%         6.109%        8/20/2007         10/1/2007       Actual/360        67,443            120
   64                          6.235%        10/31/2007        12/1/2007       Actual/360        66,202            120
   65                          5.579%        10/26/2007        12/1/2007       Actual/360        61,120            120
   66                          6.179%        8/17/2007         10/1/2007       Actual/360        65,043            120
   67                          6.269%        10/5/2007         12/1/2007       Actual/360        56,553            120
   68                          6.239%         7/2/2007          9/1/2007       Actual/360        65,147            120
   69           0.080%         6.679%        10/30/2007        12/1/2007       Actual/360        80,026            120
   70                          6.269%        7/30/2007          9/1/2007       Actual/360        63,521            120
   71                          5.929%        4/13/2007          6/1/2007       Actual/360        59,891            60
   72                          6.169%        7/26/2007          9/1/2007       Actual/360        61,442            120

                                              8/7/2007         10/1/2007       Actual/360        59,294            120
   73                          6.189%         8/7/2007         10/1/2007       Actual/360        42,546            120
   74                          6.189%         8/7/2007         10/1/2007       Actual/360        16,748            120

   75                          6.229%         9/4/2007         11/1/2007       Actual/360        50,487            120
   76           0.040%         6.349%        8/22/2007         10/1/2007       Actual/360        63,611            120
   77           0.050%         5.859%        8/10/2007         10/1/2007       Actual/360        52,840            120
   78                          6.199%         8/2/2007         10/1/2007       Actual/360        56,244            120
   79                          6.469%        6/27/2007          8/1/2007       Actual/360        57,698            120
   80           0.030%         6.039%         7/3/2007          9/1/2007       Actual/360        54,714            120
   81                          6.379%        8/10/2007         10/1/2007       Actual/360        56,531            120
   82           0.050%         6.209%        8/23/2007         10/1/2007       Actual/360        47,583            120
   83                          6.269%        9/18/2007         11/1/2007       Actual/360        53,089            120
   84           0.080%         5.869%        4/13/2007          6/1/2007       Actual/360        49,657            123
   85                          5.874%        3/14/2007          5/1/2007       Actual/360        49,119            120
   86           0.030%         6.589%         8/9/2007         10/1/2007       Actual/360        52,908            120
   87                          6.519%        8/14/2007         10/1/2007       Actual/360        51,465            120
   88                          5.529%        6/19/2007          8/1/2007       Actual/360        45,876            120
   89           0.030%         6.399%        7/27/2007          9/1/2007       Actual/360        52,087            120
   90                          6.404%        9/27/2007         11/1/2007       Actual/360        47,233            120
   91           0.040%         5.759%        7/19/2007          9/1/2007       Actual/360        43,703            120
   92                          6.759%        12/13/2007         2/1/2008       Actual/360        46,055            120
   93                          6.489%        8/15/2007         10/1/2007       Actual/360        44,634            120
   94           0.040%         6.339%        9/20/2007         11/1/2007       Actual/360        47,196            120
   95                          6.259%         9/6/2007         11/1/2007       Actual/360        43,419            120
   96                          6.599%        9/27/2007         11/1/2007       Actual/360        44,984            120
   97           0.050%         6.499%        8/22/2007         10/1/2007       Actual/360        44,249            120

                                             3/19/2007          5/1/2007       Actual/360        40,927            120
   98           0.080%         5.759%        3/19/2007          5/1/2007       Actual/360        23,623            120
   99           0.080%         5.759%        3/19/2007          5/1/2007       Actual/360        17,304            120

   100                         6.239%        8/15/2007         10/1/2007       Actual/360        41,781            120
   101                         6.621%        12/20/2007         2/1/2008       Actual/360        42,027            120
   102                         5.919%        6/28/2007          8/1/2007       Actual/360        38,887            120
   103                         6.269%        9/20/2007         11/1/2007       Actual/360        40,205            120
   104                         6.179%        8/10/2007         10/1/2007       Actual/360        34,006            120
   105                         6.409%        8/16/2007         10/1/2007       Actual/360        33,893            60
   106          0.080%         6.159%        6/29/2007          8/1/2007       Actual/360        37,475            120
   107                         5.699%         2/5/2007          4/1/2007       Actual/360        35,052            120
   108                         6.379%        7/18/2007          9/1/2007       Actual/360        37,688            120
   109                         6.139%        7/30/2007          9/1/2007       Actual/360        36,748            120
   110          0.080%         6.329%        6/29/2007          8/1/2007       Actual/360        37,648            120
   111          0.070%         6.559%         8/9/2007         10/1/2007       Actual/360        38,518            120
   112          0.050%         5.629%        7/11/2007          9/1/2007       Actual/360        34,824            120
   113          0.080%         6.329%        9/20/2007         11/1/2007       Actual/360        32,189            120
   114          0.100%         5.999%         5/8/2007          7/1/2007       Actual/360        35,830            120
   115          0.040%         6.039%        9/17/2007         11/1/2007       Actual/360        34,957            120
   116                         5.589%         3/6/2007          5/1/2007       Actual/360        32,614            120
   117          0.080%         6.159%        6/29/2007          8/1/2007       Actual/360        34,517            120
   118                         6.449%         8/2/2007         10/1/2007       Actual/360        34,800            120
   119                         6.569%         8/8/2007         10/1/2007       Actual/360        34,915            120
   120                         6.199%        6/28/2007          8/1/2007       Actual/360        28,561            120
   121          0.080%         6.159%        6/29/2007          8/1/2007       Actual/360        33,037            120
   122                         6.229%        8/22/2007         10/1/2007       Actual/360        35,756            120
   123          0.080%         6.509%        8/30/2007         10/1/2007       Actual/360        36,560            120
   124                         6.219%        6/21/2007          8/1/2007       Actual/360        32,736            120
   125          0.040%         6.339%        9/20/2007         11/1/2007       Actual/360        35,556            120
   126                         6.159%        8/15/2007         10/1/2007       Actual/360        32,223            120
   127                         6.309%        7/30/2007          9/1/2007       Actual/360        34,690            120
   128                         6.059%        8/16/2007         10/1/2007       Actual/360        30,364            120
   129                         6.009%        8/15/2007         10/1/2007       Actual/360        30,203            120
   130          0.060%         6.309%        6/28/2007          8/1/2007       Actual/360        30,930            120
   131                         6.369%         9/7/2007         11/1/2007       Actual/360        26,077            120
   132                         5.619%        3/28/2007          5/1/2007       Actual/360        23,036            120
   133                         6.219%        7/31/2007          9/1/2007       Actual/360        29,185            120
   134                         6.249%        6/29/2007          8/1/2007       Actual/360        28,813            60
   135                         5.729%        8/29/2007         10/1/2007       Actual/360        22,386            120
   136          0.100%         6.339%         8/7/2007         10/1/2007       Actual/360        28,388            120
   137                         5.679%        6/11/2007          8/1/2007       Actual/360        26,232            120
   138                         6.029%         6/8/2007          8/1/2007       Actual/360        27,241            120
   139                         5.749%        10/16/2007        12/1/2007       Actual/360        26,433            120
   140                         5.839%        7/27/2007          9/1/2007       Actual/360        26,335            120
   141                         6.519%         9/7/2007         11/1/2007       Actual/360        27,724            120
   142                         6.469%         8/3/2007         10/1/2007       Actual/360        26,947            60
   143                         6.419%        9/24/2007         11/1/2007       Actual/360        26,492            120
   144          0.060%         6.359%        8/30/2007         10/1/2007       Actual/360        28,201            120
   145          0.060%         6.339%        10/12/2007        12/1/2007       Actual/360        26,013            120
   146                         6.469%        8/20/2007         10/1/2007       Actual/360        26,173            120
   147                         6.329%        8/24/2007         10/1/2007       Actual/360        22,136            120
   148                         5.729%         8/7/2007         10/1/2007       Actual/360        19,984            120
   149                         5.969%         8/2/2007         10/1/2007       Actual/360        29,445            120
   150                         6.329%        7/10/2007          9/1/2007       Actual/360        25,119            120
   151                         6.269%        6/27/2007          8/1/2007       Actual/360        24,837            120
   152                         5.689%        6/15/2007          8/1/2007       Actual/360        23,343            120

   153                         5.639%        4/26/2007          6/1/2007       Actual/360        23,216            120
  153.1
  153.2

   154                         6.399%        7/27/2007          9/1/2007       Actual/360        25,178            120
   155                         5.919%         7/5/2007          9/1/2007       Actual/360        28,611            120
   156                         6.209%         7/3/2007          9/1/2007       Actual/360        24,372            120
   157          0.050%         6.349%        9/14/2007         11/1/2007       Actual/360        24,425            120
   158                         6.319%        7/30/2007          9/1/2007       Actual/360        25,708            120
   159                         6.139%        8/21/2007         10/1/2007       Actual/360        22,355            120
   160          0.050%         6.359%        8/13/2007         10/1/2007       Actual/360        22,589            120
   161          0.060%         5.969%        7/20/2007          9/1/2007       Actual/360        21,700            120
   162                         6.429%        9/28/2007         11/1/2007       Actual/360        22,825            120
   163                         6.549%        6/22/2007          8/1/2007       Actual/360        23,016            132
   164                         5.869%        6/13/2007          8/1/2007       Actual/360        20,827            120
   165          0.050%         5.829%        7/10/2007          9/1/2007       Actual/360        17,447            120
   166          0.080%         6.319%        6/27/2007          8/1/2007       Actual/360        21,939            120

   167                         5.799%         3/7/2007          5/1/2007       Actual/360        20,375            120
  167.1
  167.2

   168          0.060%         6.269%        9/28/2007         11/1/2007       Actual/360        20,720            120
   169                         6.279%        9/19/2007         11/1/2007       Actual/360        20,201            120
   170          0.050%         6.469%        6/26/2007          8/1/2007       Actual/360        20,713            120

   171          0.020%         6.459%        8/29/2007         10/1/2007       Actual/360        20,310            120
  171.1
  171.2
  171.3

   172                         6.309%        8/20/2007         10/1/2007       Actual/360        19,953            120
   173                         6.429%         9/5/2007         11/1/2007       Actual/360        19,889            120
   174                         6.339%        8/14/2007         10/1/2007       Actual/360        19,109            120
   175                         6.409%        8/14/2007         10/1/2007       Actual/360        18,903            120
   176                         6.029%        9/19/2007         11/1/2007       Actual/360        18,039            120
   177                         6.389%         8/7/2007         10/1/2007       Actual/360        20,163            120
   178          0.050%         5.919%        7/16/2007          9/1/2007       Actual/360        17,834            120
   179          0.050%         6.289%        7/10/2007          9/1/2007       Actual/360        18,064            120
   180          0.100%         6.619%        8/16/2007         10/1/2007       Actual/360        18,660            120
   181                         5.829%        5/17/2007          7/1/2007       Actual/360        16,886            120
   182                         6.389%        8/30/2007         10/1/2007       Actual/360        17,606            120
   183                         6.359%        8/17/2007         10/1/2007       Actual/360        17,551            120
   184          0.080%         6.569%        8/23/2007         10/1/2007       Actual/360        19,067            120
   185          0.050%         6.279%         7/9/2007          9/1/2007       Actual/360        17,183            120
   186          0.080%         6.399%         8/7/2007         10/1/2007       Actual/360        17,066            120
   187          0.050%         6.029%        6/25/2007          8/1/2007       Actual/360        16,322            120
   188                         6.119%        6/13/2007          8/1/2007       Actual/360        15,890            120
   189                         6.289%        9/19/2007         11/1/2007       Actual/360        17,312            120
   190          0.080%         6.159%        6/29/2007          8/1/2007       Actual/360        15,779            120
   191                         6.429%        8/31/2007         10/1/2007       Actual/360        16,101            120
   192          0.050%         6.229%        7/16/2007          9/1/2007       Actual/360        15,316            120
   193                         5.919%        7/10/2007          9/1/2007       Actual/360        17,882            120
   194                         6.699%        9/21/2007         11/1/2007       Actual/360        15,582            120
   195                         5.679%        7/18/2007          9/1/2007       Actual/360        20,332            120

   196          0.060%         7.029%         9/5/2007         11/1/2007       Actual/360        15,809            120
  196.1
  196.2
  196.3

   197          0.125%         5.934%        5/25/2007          7/1/2007       Actual/360        15,321            120
   198                         6.349%        8/31/2007         10/1/2007       Actual/360        14,370            120

   199                         6.249%        5/31/2007          7/1/2007       Actual/360        13,774            120
  199.1
  199.2
  199.3

   200                         6.319%        7/11/2007          9/1/2007       Actual/360        13,857            120
   201                         6.429%         9/7/2007         11/1/2007       Actual/360        13,891            120
   202                         5.789%        6/20/2007          8/1/2007       Actual/360        12,979            120
   203                         6.609%        8/23/2007         10/1/2007       Actual/360        13,766            120
   204                         5.879%        8/29/2007         10/1/2007       Actual/360        12,808            120
   205                         6.359%        6/29/2007          8/1/2007       Actual/360        12,599            120
   206                         6.219%         8/1/2007          9/1/2007       Actual/360        12,353            120
   207                         6.079%        8/17/2007         10/1/2007       Actual/360        11,867            120
   208          0.030%         5.969%        6/13/2007          8/1/2007       Actual/360        11,764            120
   209                         6.369%        9/12/2007         11/1/2007       Actual/360        11,796            120
   210                         6.199%        10/25/2007        12/1/2007       Actual/360        11,403            120
   211                         5.949%        7/30/2007          9/1/2007       Actual/360        10,984            120
   212                         5.819%        6/20/2007          8/1/2007       Actual/360        10,742            120
   213                         6.919%        8/20/2007         10/1/2007       Actual/360        11,686            120
   214                         5.639%         7/2/2007          9/1/2007       Actual/360         9,867            120
   215                         6.309%         8/2/2007         10/1/2007       Actual/360        10,126            120
   216                         6.719%        8/15/2007         10/1/2007       Actual/360        10,019            120
   217                         6.519%        6/29/2007          8/1/2007       Actual/360         8,339            84
   218                         5.869%         6/8/2007          8/1/2007       Actual/360         8,926            120
   219          0.050%         6.189%        6/15/2007          8/1/2007       Actual/360         8,999            120
   220                         6.979%        9/14/2007         11/1/2007       Actual/360         9,519            120
   221                         5.799%        7/13/2007          9/1/2007       Actual/360         8,268            120
   222          0.060%         6.319%        8/24/2007         10/1/2007       Actual/360         8,444            120
   223                         6.419%        9/14/2007         11/1/2007       Actual/360         8,389            120
   224                         6.379%        8/28/2007         10/1/2007       Actual/360         8,166            120
   225                         6.389%        7/31/2007          9/1/2007       Actual/360         8,174            120
   226                         6.379%        7/27/2007          9/1/2007       Actual/360         8,166            120
   227                         6.389%        9/27/2007         11/1/2007       Actual/360         8,080            120
   228                         6.359%        6/29/2007          8/1/2007       Actual/360         8,378            120
   229                         6.729%        7/24/2007          9/1/2007       Actual/360         8,076            120
   230                         6.029%         8/3/2007         10/1/2007       Actual/360         7,446            120
   231                         6.669%        8/15/2007         10/1/2007       Actual/360         7,767            120
   232                         6.369%        8/31/2007         10/1/2007       Actual/360        10,022            120
   233                         6.819%        9/26/2007         11/1/2007       Actual/360         7,559            120
   234          0.050%         6.389%        7/12/2007          9/1/2007       Actual/360         6,953            120
   235                         6.509%        6/23/2007          8/1/2007       Actual/360         6,367            120
   236          0.125%         6.564%        8/13/2007         10/1/2007       Actual/360         6,459            120
   237                         6.629%        7/17/2007          9/1/2007       Actual/360         6,253            120
   238                         5.749%        6/15/2007          8/1/2007       Actual/360         5,580            120
------------------------------------------------------------------------------------------------------------------------------

==============================================================================================================================

                ORIGINAL                                   REMAINING
              AMORTIZATION    INTEREST                      TERM TO
                  TERM          ONLY      SEASONING      MATURITY/ARD      MATURITY/ARD     CROSS-COLLATERALIZED        RELATED
SEQUENCE     (PAYMENTS)(2)    PERIOD      (PAYMENTS)      (PAYMENTS)          DATE                LOANS                  LOANS
--------     -------------    --------    ----------     ------------      ------------     --------------------     ---------------

    1              0            120           9               111            6/1/2017                No                   No
   1.1
   1.2

    2              0            120           9               111            6/1/2017                No                   No
    3              0            120           9               111            6/1/2017                No              CMLT 08-LS1 C

    4              0             60           10              50             5/1/2012                No                   No
   4.1
   4.2
   4.3
   4.4
   4.5
   4.6

                   0            120           9               111            6/1/2017           CMLT 08-LS1A         CMLT 08-LS1 F
    5              0            120           9               111            6/1/2017           CMLT 08-LS1A         CMLT 08-LS1 F
   5.1
   5.2
   5.3
    6              0            120           9               111            6/1/2017           CMLT 08-LS1A         CMLT 08-LS1 F
   6.1
   6.2
   6.3

    7             360           102           3               117            12/1/2017               No                   No
    8             360            0            5               115            10/1/2017               No              CMLT 08-LS1 E
    9              0            120           6               114            9/1/2017                No                   No
   10             360            60           6               114            9/1/2017                No                   No
   11             360            60           9               111            6/1/2017                No                   No
   12             360            36           4               116            11/1/2017               No              CMLT 08-LS1 B
   13              0             60           7               53             8/1/2012                No                   No
   14             360            36           7               113            8/1/2017                No              CMLT 08-LS1 B
   15             360            12           5               115            10/1/2017               No              CMLT 08-LS1 B
   16             360            96           8               112            7/1/2017                No              CMLT 08-LS1 A
   17              0            120           9               111            6/1/2017                No              CMLT 08-LS1 C
   18              0            120           7               113            8/1/2017                No                   No

   19             360            60           5               115            10/5/2017               No              CMLT 08-LS1 G
  19.1
  19.2
  19.3
  19.4
  19.5
  19.6
  19.7
  19.8
  19.9
  19.10
  19.11
  19.12
  19.13
  19.14
  19.15

                  360            36           5               115            10/1/2017         CMLT 08-LS1 B         CMLT 08-LS1 K
   20             360            36           5               115            10/1/2017         CMLT 08-LS1 B         CMLT 08-LS1 K
   21             360            36           5               115            10/1/2017         CMLT 08-LS1 B         CMLT 08-LS1 K
   22             360            36           5               115            10/1/2017         CMLT 08-LS1 B         CMLT 08-LS1 K
   23             360            36           5               115            10/1/2017         CMLT 08-LS1 B         CMLT 08-LS1 K
   24             360            36           5               115            10/1/2017         CMLT 08-LS1 B         CMLT 08-LS1 K

   25             360            60           5               115            10/1/2017               No              CMLT 08-LS1 A

   26             360            60           5               115            10/5/2017               No              CMLT 08-LS1 G
  26.1
  26.2
  26.3
  26.4
  26.5
  26.6
  26.7
  26.8
  26.9
  26.10
  26.11
  26.12
  26.13
  26.14
  26.15

   27             360            60           7               113            8/1/2017                No                   No
   28             360            36           6               114            9/1/2017                No              CMLT 08-LS1 B
   29              0            120           6               114            9/1/2017                No              CMLT 08-LS1 A
   30             360            60           6               114            9/1/2017                No              CMLT 08-LS1 I
   31              0            120           6               114            9/1/2017                No                   No
   32             360            36           6               114            9/1/2017                No                   No
   33             360            60           6               114            9/1/2017                No              CMLT 08-LS1 A
   34             360            72           8               112            7/1/2017                No              CMLT 08-LS1 D
   35             360            0            5               115            10/1/2017               No                   No
   36             360            60           6               114            9/1/2017                No                   No
   37              0            120           8               112            7/1/2017                No                   No

   38             360            24           11              109            4/1/2017                No                   No
  38.1
  38.2
  38.3
  38.4
  38.5
  38.6
  38.7
  38.8
  38.9
  38.10
  38.11
  38.12

   39             360            0            5               115            10/1/2017               No                   No
   40             360            60           10              110            5/1/2017                No                   No
   41             360            0            7               113            8/1/2017                No                   No
   42             360            60           9               111            6/1/2017                No                   No
   43             360            0            6               114            9/1/2017                No              CMLT 08-LS1 E
   44              0            120           4               116            11/1/2017               No              CMLT 08-LS1 D
   45              0            120           4               116            11/1/2017               No              CMLT 08-LS1 J
   46             360            60           7               113            8/1/2017                No                   No
   47             360            60           8               112            7/1/2017                No              CMLT 08-LS1 H
   48             360            36           7               113            8/1/2017                No                   No
   49             360            60           7               113            8/1/2017                No                   No
   50              0            120           9               111            6/1/2017                No              CMLT 08-LS1 C
   51             360            24           6               114            9/1/2017                No                   No
   52             360            60           8               112            7/1/2017                No                   No
   53             360            48           6               114            9/1/2017                No                   No
   54             360            60           12              108            3/1/2017                No              CMLT 08-LS1 M
   55             360            36           5               115            10/1/2017               No                   No
   56             360            24           5               115            10/1/2017               No                   No
   57             360            60           6               114            9/1/2017                No                   No

                  300            0            7               113            8/1/2017          CMLT 08-LS1 C         CMLT 08-LS1 P
   58             300            0            7               113            8/1/2017          CMLT 08-LS1 C         CMLT 08-LS1 P
   59             300            0            7               113            8/1/2017          CMLT 08-LS1 C         CMLT 08-LS1 P

   60             360            60           7               113            8/1/2017                No              CMLT 08-LS1 A
   61             360            48           9               111            6/1/2017                No              CMLT 08-LS1 D
   62             360            60           7               113            8/1/2017                No                   No
   63             360            60           6               114            9/1/2017                No                   No
   64             360            24           4               116            11/1/2017               No                   No
   65             360            60           4               116            11/1/2017               No                   No
   66             360            60           6               114            9/1/2017                No              CMLT 08-LS1 O
   67              0            120           4               116            11/1/2017               No              CMLT 08-LS1 J
   68             360            60           7               113            8/1/2017                No                   No
   69             240            0            4               116            11/1/2017               No                   No
   70             360            60           7               113            8/1/2017                No                   No
   71             360            24           10              50             5/1/2012                No                   No
   72             360            36           7               113            8/1/2017                No                   No

                  360            0            6               114            9/1/2017          CMLT 08-LS1 D         CMLT 08-LS1 R
   73             360            0            6               114            9/1/2017          CMLT 08-LS1 D         CMLT 08-LS1 R
   74             360            0            6               114            9/1/2017          CMLT 08-LS1 D         CMLT 08-LS1 R

   75              0            120           5               115            10/1/2017               No                   No
   76             300            0            6               114            9/1/2017                No              CMLT 08-LS1 L
   77             420            0            6               114            9/1/2017                No                   No
   78             360            60           6               114            9/1/2017                No                   No
   79             360            84           8               112            7/1/2017                No                   No
   80             360            24           7               113            8/1/2017                No                   No
   81             360            0            6               114            9/1/2017                No                   No
   82              0            120           6               114            9/1/2017                No                   No
   83             360            72           5               115            10/1/2017               No              CMLT 08-LS1 D
   84             360            3            10              113            8/1/2017                No                   No
   85             360            72           11              109            4/1/2017                No              CMLT 08-LS1 A
   86             360            0            6               114            9/1/2017                No                   No
   87             360            60           6               114            9/1/2017                No                   No
   88             360            48           8               112            7/1/2017                No              CMLT 08-LS1 D
   89             300            0            7               113            8/1/2017                No                   No
   90             360            36           5               115            10/1/2017               No              CMLT 08-LS1 N
   91             360            36           7               113            8/1/2017                No                   No
   92             360            24           2               118            1/1/2018                No              CMLT 08-LS1 I
   93             360            60           6               114            9/1/2017                No                   No
   94             300            0            5               115            10/1/2017               No              CMLT 08-LS1 L
   95             360            36           5               115            10/1/2017               No                   No
   96             360            36           5               115            10/1/2017               No              CMLT 08-LS1 N
   97             360            24           6               114            9/1/2017                No                   No

                  360            12           11              109            4/1/2017          CMLT 08-LS1 E         CMLT 08-LS1 T
   98             360            12           11              109            4/1/2017          CMLT 08-LS1 E         CMLT 08-LS1 T
   99             360            12           11              109            4/1/2017          CMLT 08-LS1 E         CMLT 08-LS1 T

   100            360            36           6               114            9/1/2017                No                   No
   101            360            12           2               118            1/1/2018                No                   No
   102            360            60           8               112            7/1/2017                No                   No
   103            360            60           5               115            10/1/2017               No                   No
   104             0            120           6               114            9/1/2017                No                   No
   105             0             60           6               54             9/1/2012                No                   No
   106            360            60           8               112            7/1/2017                No              CMLT 08-LS1 H
   107            360            48           12              108            3/1/2017                No              CMLT 08-LS1 A
   108            360            60           7               113            8/1/2017                No                   No
   109            360            60           7               113            8/1/2017                No                   No
   110            360            36           8               112            7/1/2017                No                   No
   111            360            0            6               114            9/1/2017                No                   No
   112            360            0            7               113            8/1/2017                No              CMLT 08-LS1 M
   113             0            120           5               115            10/1/2017               No              CMLT 08-LS1 Q
   114            360            36           9               111            6/1/2017                No                   No
   115            360            36           5               115            10/1/2017               No                   No
   116            360            24           11              109            4/1/2017                No                   No
   117            360            60           8               112            7/1/2017                No              CMLT 08-LS1 H
   118            360            36           6               114            9/1/2017                No                   No
   119            360            0            6               114            9/1/2017                No                   No
   120             0            120           8               112            7/1/2017                No                   No
   121            360            60           8               112            7/1/2017                No              CMLT 08-LS1 H
   122            300            0            6               114            9/1/2017                No                   No
   123            300            0            6               114            9/1/2017                No                   No
   124            360            36           8               112            7/1/2017                No                   No
   125            300            0            5               115            10/1/2017               No              CMLT 08-LS1 L
   126            360            24           6               114            9/1/2017                No              CMLT 08-LS1 Q
   127            300            0            7               113            8/1/2017                No                   No
   128            360            36           6               114            9/1/2017                No                   No
   129            360            36           6               114            9/1/2017                No                   No
   130            360            12           8               112            7/1/2017                No                   No
   131             0            120           5               115            10/1/2017               No                   No
   132             0            120           11              109            4/1/2017                No              CMLT 08-LS1 C
   133            360            60           7               113            8/1/2017                No                   No
   134            360            24           8               52             7/1/2012                No                   No
   135             0            120           6               114            9/1/2017                No              CMLT 08-LS1 S
   136            360            24           6               114            9/1/2017                No                   No
   137            360            24           8               112            7/1/2017                No              CMLT 08-LS1 I
   138            360            35           8               112            7/1/2017                No                   No
   139            360            0            4               116            11/1/2017               No                   No
   140            360            35           7               113            8/1/2017                No                   No
   141            360            60           5               115            10/1/2017               No                   No
   142            360            24           6               54             9/1/2012                No                   No
   143            360            36           5               115            10/1/2017               No                   No
   144            300            0            6               114            9/1/2017                No                   No
   145            360            60           4               116            11/1/2017               No                   No
   146            360            0            6               114            9/1/2017                No                   No
   147             0            120           6               114            9/1/2017                No                   No
   148             0            120           6               114            9/1/2017                No              CMLT 08-LS1 S
   149            240            0            6               114            9/1/2017                No                   No
   150            360            35           7               113            8/1/2017                No                   No
   151            360            60           8               112            7/1/2017                No                   No
   152            360            36           8               112            7/1/2017                No                   No

   153            360            24           10              110            5/1/2017                No                   No
  153.1
  153.2

   154            360            0            7               113            8/1/2017                No                   No
   155            240            0            7               113            8/1/2017                No                   No
   156            360            0            7               113            8/1/2017                No                   No
   157            360            36           5               115            10/1/2017               No                   No
   158            300            0            7               113            8/1/2017                No                   No
   159            360            60           6               114            9/1/2017                No                   No
   160            360            36           6               114            9/1/2017                No                   No
   161            360            24           7               113            8/1/2017                No                   No
   162            360            0            5               115            10/1/2017               No                   No
   163            360            0            8               124            7/1/2018                No                   No
   164            360            60           8               112            7/1/2017                No                   No
   165             0            120           7               113            8/1/2017                No                   No
   166            360            0            8               112            7/1/2017                No                   No

   167            360            0            11              109            4/1/2017                No                   No
  167.1
  167.2

   168            360            24           5               115            10/1/2017               No                   No
   169            360            36           5               115            10/1/2017               No                   No
   170            360            0            8               112            7/1/2017                No                   No

   171            360            36           6               114            9/1/2017                No              CMLT 08-LS1 O
  171.1
  171.2
  171.3

   172            360            0            6               114            9/1/2017                No                   No
   173            360            24           5               115            10/1/2017               No                   No
   174            360            36           6               114            9/1/2017                No                   No
   175            360            60           6               114            9/1/2017                No                   No
   176            360            35           5               115            10/1/2017               No                   No
   177            300            0            6               114            9/1/2017                No                   No
   178            360            24           7               113            8/1/2017                No                   No
   179            360            36           7               113            8/1/2017                No                   No
   180            360            0            6               114            9/1/2017                No                   No
   181            360            24           9               111            6/1/2017                No                   No
   182            360            12           6               114            9/1/2017                No                   No
   183            360            0            6               114            9/1/2017                No                   No
   184            300            0            6               114            9/1/2017                No                   No
   185            360            35           7               113            8/1/2017                No                   No
   186            360            24           6               114            9/1/2017                No                   No
   187            360            60           8               112            7/1/2017                No                   No
   188            360            36           8               112            7/1/2017                No              CMLT 08-LS1 N
   189            300            0            5               115            10/1/2017               No                   No
   190            360            60           8               112            7/1/2017                No              CMLT 08-LS1 H
   191            360            36           6               114            9/1/2017                No                   No
   192            360            24           7               113            8/1/2017                No                   No
   193            240            0            7               113            8/1/2017                No                   No
   194            360            24           5               115            10/1/2017               No                   No
   195            180            0            7               113            8/1/2017                No                   No

   196            360            0            5               115            10/1/2017               No                   No
  196.1
  196.2
  196.3

   197            300            0            9               111            6/1/2017                No                   No
   198            360            36           6               114            9/1/2017                No                   No

   199            360            24           9               111            6/1/2017                No                   No
  199.1
  199.2
  199.3

   200            360            0            7               113            8/1/2017                No                   No
   201            360            36           5               115            10/1/2017               No                   No
   202            360            60           8               112            7/1/2017                No                   No
   203            360            36           6               114            9/1/2017                No                   No
   204            360            0            6               114            9/1/2017                No                   No
   205            360            36           8               112            7/1/2017                No                   No
   206            360            0            7               113            8/1/2017                No                   No
   207            360            24           6               114            9/1/2017                No                   No
   208            360            0            8               112            7/1/2017                No                   No
   209            360            24           5               115            10/1/2017               No                   No
   210            360            24           4               116            11/1/2017               No                   No
   211            360            60           7               113            8/1/2017                No              CMLT 08-LS1 U
   212            360            12           8               112            7/1/2017                No                   No
   213            360            0            6               114            9/1/2017                No                   No
   214            360            60           7               113            8/1/2017                No                   No
   215            360            0            6               114            9/1/2017                No                   No
   216            360            0            6               114            9/1/2017                No                   No
   217             0             84           8               76             7/1/2014                No                   No
   218            360            60           8               112            7/1/2017                No                   No
   219            360            24           8               112            7/1/2017                No                   No
   220            360            0            5               115            10/1/2017               No                   No
   221            360            60           7               113            8/1/2017                No              CMLT 08-LS1 U
   222            360            60           6               114            9/1/2017                No                   No
   223            360            36           5               115            10/1/2017               No                   No
   224            360            24           6               114            9/1/2017                No                   No
   225            360            24           7               113            8/1/2017                No                   No
   226            360            60           7               113            8/1/2017                No                   No
   227            360            0            5               115            10/1/2017               No                   No
   228            300            0            8               112            7/1/2017                No                   No
   229            360            0            7               113            8/1/2017                No                   No
   230            360            0            6               114            9/1/2017                No                   No
   231            360            24           6               114            9/1/2017                No                   No
   232            192            0            6               114            9/1/2017                No                   No
   233            360            0            5               115            10/1/2017               No                   No
   234            360            24           7               113            8/1/2017                No                   No
   235            360            35           8               112            7/1/2017                No                   No
   236            360            0            6               114            9/1/2017                No                   No
   237            360            0            7               113            8/1/2017                No                   No
   238            360            60           8               112            7/1/2017                No                   No
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

SEQUENCE                        PREPAYMENT PENALTY DESCRIPTION (PAYMENTS)                   YIELD MAINTENANCE TYPE
--------          --------------------------------------------------------------------      -----------------------

    1                                  LO(116)/OPEN(4)/DEFEASANCE
   1.1
   1.2

    2                                  LO(83)/OPEN(37)/DEFEASANCE
    3                               LO(33)/GRTR1%PPMTorYM(84)/OPEN(3)                              NPV MEY

    4                               LO(11)/GRTR1%PPMTorYM(45)/OPEN(4)                              NPV MEY
   4.1
   4.2
   4.3
   4.4
   4.5
   4.6

                                    LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)
    5                               LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                              NPV MEY
   5.1
   5.2
   5.3
    6                               LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                              NPV MEY
   6.1
   6.2
   6.3

    7                                  LO(113)/OPEN(7)/DEFEASANCE
    8                               LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                            Int Diff MEY
    9                                  LO(116)/OPEN(4)/DEFEASANCE
   10                                  LO(116)/OPEN(4)/DEFEASANCE
   11                                  LO(117)/OPEN(3)/DEFEASANCE
   12                                  LO(117)/OPEN(3)/DEFEASANCE
   13                           LO(11)/YM(20)/DEFEASANCEorYM(16)/OPEN(13)                          NPV MEY
   14                                  LO(117)/OPEN(3)/DEFEASANCE
   15                                  LO(117)/OPEN(3)/DEFEASANCE
   16                                  LO(117)/OPEN(3)/DEFEASANCE
   17                               LO(33)/GRTR1%PPMTorYM(84)/OPEN(3)                              NPV MEY
   18                                  LO(117)/OPEN(3)/DEFEASANCE

   19                                  LO(116)/OPEN(4)/DEFEASANCE
  19.1
  19.2
  19.3
  19.4
  19.5
  19.6
  19.7
  19.8
  19.9
  19.10
  19.11
  19.12
  19.13
  19.14
  19.15

                                    LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)
   20                               LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                            Int Diff MEY
   21                               LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                            Int Diff MEY
   22                               LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                            Int Diff MEY
   23                               LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                            Int Diff MEY
   24                               LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                            Int Diff MEY

   25                                  LO(117)/OPEN(3)/DEFEASANCE

   26                                  LO(116)/OPEN(4)/DEFEASANCE
  26.1
  26.2
  26.3
  26.4
  26.5
  26.6
  26.7
  26.8
  26.9
  26.10
  26.11
  26.12
  26.13
  26.14
  26.15

   27                                  LO(116)/OPEN(4)/DEFEASANCE
   28                                  LO(117)/OPEN(3)/DEFEASANCE
   29                                  LO(117)/OPEN(3)/DEFEASANCE
   30                                  LO(117)/OPEN(3)/DEFEASANCE
   31                                  LO(117)/OPEN(3)/DEFEASANCE
   32                                  LO(116)/OPEN(4)/DEFEASANCE
   33                                  LO(117)/OPEN(3)/DEFEASANCE
   34                                  LO(116)/OPEN(4)/DEFEASANCE
   35                                  LO(117)/OPEN(3)/DEFEASANCE
   36                                  LO(117)/OPEN(3)/DEFEASANCE
   37                                  LO(117)/OPEN(3)/DEFEASANCE

   38                                  LO(117)/OPEN(3)/DEFEASANCE
  38.1
  38.2
  38.3
  38.4
  38.5
  38.6
  38.7
  38.8
  38.9
  38.10
  38.11
  38.12

   39                                  LO(117)/OPEN(3)/DEFEASANCE
   40                                  LO(117)/OPEN(3)/DEFEASANCE
   41                                  LO(117)/OPEN(3)/DEFEASANCE
   42                                  LO(116)/OPEN(4)/DEFEASANCE
   43                               LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                            Int Diff MEY
   44                                  LO(116)/OPEN(4)/DEFEASANCE
   45                         LO(28)/GRTR1%PPMTorYMorDEFEASANCE(86)/OPEN(6)                        NPV MEY
   46                                  LO(117)/OPEN(3)/DEFEASANCE
   47                               LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                              NPV MEY
   48                                  LO(117)/OPEN(3)/DEFEASANCE
   49                                  LO(117)/OPEN(3)/DEFEASANCE
   50                               LO(33)/GRTR1%PPMTorYM(84)/OPEN(3)                              NPV MEY
   51                                  LO(117)/OPEN(3)/DEFEASANCE
   52                                  LO(116)/OPEN(4)/DEFEASANCE
   53                                  LO(117)/OPEN(3)/DEFEASANCE
   54                                  LO(114)/OPEN(6)/DEFEASANCE
   55                                  LO(117)/OPEN(3)/DEFEASANCE
   56                                  LO(117)/OPEN(3)/DEFEASANCE
   57                                  LO(117)/OPEN(3)/DEFEASANCE

                                       LO(117)/OPEN(3)/DEFEASANCE
   58                                  LO(117)/OPEN(3)/DEFEASANCE
   59                                  LO(117)/OPEN(3)/DEFEASANCE

   60                                  LO(117)/OPEN(3)/DEFEASANCE
   61                                  LO(107)/OPEN(13)/DEFEASANCE
   62                                  LO(117)/OPEN(3)/DEFEASANCE
   63                                  LO(117)/OPEN(3)/DEFEASANCE
   64                                  LO(117)/OPEN(3)/DEFEASANCE
   65                               LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                            Int Diff MEY
   66                                  LO(117)/OPEN(3)/DEFEASANCE
   67                         LO(28)/GRTR1%PPMTorYMorDEFEASANCE(86)/OPEN(6)                        NPV MEY
   68                                  LO(117)/OPEN(3)/DEFEASANCE
   69                                  LO(117)/OPEN(3)/DEFEASANCE
   70                               LO(35)/GRTR1%PPMTorYM(82)/OPEN(3)                              NPV MEY
   71                                   LO(57)/OPEN(3)/DEFEASANCE
   72                                  LO(116)/OPEN(4)/DEFEASANCE

                                       LO(118)/OPEN(2)/DEFEASANCE
   73                                  LO(118)/OPEN(2)/DEFEASANCE
   74                                  LO(118)/OPEN(2)/DEFEASANCE

   75                                  LO(117)/OPEN(3)/DEFEASANCE
   76                                  LO(117)/OPEN(3)/DEFEASANCE
   77                                  LO(117)/OPEN(3)/DEFEASANCE
   78                                  LO(117)/OPEN(3)/DEFEASANCE
   79                                  LO(117)/OPEN(3)/DEFEASANCE
   80                                  LO(117)/OPEN(3)/DEFEASANCE
   81             LO(30)/GRTR1%PPMTorYM(29)/5%(12)/4%(12)/3%(12)/2%(12)/1%(10)/OPEN(3)             NPV MEY
   82                                  LO(117)/OPEN(3)/DEFEASANCE
   83                                  LO(116)/OPEN(4)/DEFEASANCE
   84                                  LO(120)/OPEN(3)/DEFEASANCE
   85                                  LO(117)/OPEN(3)/DEFEASANCE
   86                                  LO(117)/OPEN(3)/DEFEASANCE
   87                                  LO(117)/OPEN(3)/DEFEASANCE
   88                                  LO(116)/OPEN(4)/DEFEASANCE
   89                               LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                              NPV MEY
   90                                  LO(117)/OPEN(3)/DEFEASANCE
   91                                  LO(117)/OPEN(3)/DEFEASANCE
   92                                  LO(117)/OPEN(3)/DEFEASANCE
   93                                  LO(117)/OPEN(3)/DEFEASANCE
   94                                  LO(117)/OPEN(3)/DEFEASANCE
   95                                  LO(117)/OPEN(3)/DEFEASANCE
   96                                  LO(117)/OPEN(3)/DEFEASANCE
   97                                  LO(117)/OPEN(3)/DEFEASANCE

                                       LO(117)/OPEN(3)/DEFEASANCE
   98                                  LO(117)/OPEN(3)/DEFEASANCE
   99                                  LO(117)/OPEN(3)/DEFEASANCE

   100                                 LO(117)/OPEN(3)/DEFEASANCE
   101                                 LO(117)/OPEN(3)/DEFEASANCE
   102                              LO(35)/GRTR1%PPMTorYM(82)/OPEN(3)                            Int Diff MEY
   103                                 LO(116)/OPEN(4)/DEFEASANCE
   104                                 LO(116)/OPEN(4)/DEFEASANCE
   105                              LO(23)/GRTR1%PPMTorYM(33)/OPEN(4)                            Int Diff MEY
   106                              LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                              NPV MEY
   107                                 LO(117)/OPEN(3)/DEFEASANCE
   108                                 LO(117)/OPEN(3)/DEFEASANCE
   109                                 LO(117)/OPEN(3)/DEFEASANCE
   110                              LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                              NPV MEY
   111                              LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                              NPV MEY
   112                              LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                            Int Diff MEY
   113                                 LO(117)/OPEN(3)/DEFEASANCE
   114                                 LO(117)/OPEN(3)/DEFEASANCE
   115                                 GRTR1%PPMTorYM(114)/OPEN(6)                               Int Diff MEY
   116                                 LO(117)/OPEN(3)/DEFEASANCE
   117                              LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                              NPV MEY
   118                                 LO(117)/OPEN(3)/DEFEASANCE
   119                                 LO(117)/OPEN(3)/DEFEASANCE
   120                                 LO(117)/OPEN(3)/DEFEASANCE
   121                              LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                              NPV MEY
   122                                 LO(117)/OPEN(3)/DEFEASANCE
   123                                 LO(117)/OPEN(3)/DEFEASANCE
   124                                 LO(117)/OPEN(3)/DEFEASANCE
   125                                 LO(117)/OPEN(3)/DEFEASANCE
   126                                 LO(117)/OPEN(3)/DEFEASANCE
   127                                 LO(117)/OPEN(3)/DEFEASANCE
   128                                 LO(117)/OPEN(3)/DEFEASANCE
   129                                 LO(117)/OPEN(3)/DEFEASANCE
   130                                 LO(117)/OPEN(3)/DEFEASANCE
   131                                 LO(117)/OPEN(3)/DEFEASANCE
   132                             LO(35)/GRTR1%PPMTorYM(49)/OPEN(36)                              NPV MEY
   133                                 LO(114)/OPEN(6)/DEFEASANCE
   134                                  LO(57)/OPEN(3)/DEFEASANCE
   135                                 LO(117)/OPEN(3)/DEFEASANCE
   136                                 LO(117)/OPEN(3)/DEFEASANCE
   137                                 LO(117)/OPEN(3)/DEFEASANCE
   138                                 LO(117)/OPEN(3)/DEFEASANCE
   139                                 LO(117)/OPEN(3)/DEFEASANCE
   140                                 LO(117)/OPEN(3)/DEFEASANCE
   141                                 LO(116)/OPEN(4)/DEFEASANCE
   142                                  LO(57)/OPEN(3)/DEFEASANCE
   143                                 LO(117)/OPEN(3)/DEFEASANCE
   144                                 LO(117)/OPEN(3)/DEFEASANCE
   145                                 LO(117)/OPEN(3)/DEFEASANCE
   146                                 LO(117)/OPEN(3)/DEFEASANCE
   147                                 LO(117)/OPEN(3)/DEFEASANCE
   148                                 LO(117)/OPEN(3)/DEFEASANCE
   149                                 LO(117)/OPEN(3)/DEFEASANCE
   150                                 LO(117)/OPEN(3)/DEFEASANCE
   151                                 LO(117)/OPEN(3)/DEFEASANCE
   152                                 LO(117)/OPEN(3)/DEFEASANCE

   153                                 LO(117)/OPEN(3)/DEFEASANCE
  153.1
  153.2

   154                                 GRTR1%PPMTorYM(117)/OPEN(3)                                 NPV MEY
   155                                 LO(117)/OPEN(3)/DEFEASANCE
   156                                 LO(117)/OPEN(3)/DEFEASANCE
   157                                 LO(117)/OPEN(3)/DEFEASANCE
   158                                 LO(116)/OPEN(4)/DEFEASANCE
   159                                 LO(117)/OPEN(3)/DEFEASANCE
   160                                 LO(117)/OPEN(3)/DEFEASANCE
   161                                 LO(117)/OPEN(3)/DEFEASANCE
   162                                 LO(117)/OPEN(3)/DEFEASANCE
   163                              LO(35)/GRTR1%PPMTorYM(94)/OPEN(3)                              NPV MEY
   164                                 LO(117)/OPEN(3)/DEFEASANCE
   165                                 LO(117)/OPEN(3)/DEFEASANCE
   166                              LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                              NPV MEY

   167                                 LO(117)/OPEN(3)/DEFEASANCE
  167.1
  167.2

   168                                 LO(117)/OPEN(3)/DEFEASANCE
   169                                 LO(117)/OPEN(3)/DEFEASANCE
   170                                 LO(117)/OPEN(3)/DEFEASANCE

   171                                 LO(117)/OPEN(3)/DEFEASANCE
  171.1
  171.2
  171.3

   172                                 LO(117)/OPEN(3)/DEFEASANCE
   173                              LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                              NPV MEY
   174                                 LO(117)/OPEN(3)/DEFEASANCE
   175                                 LO(117)/OPEN(3)/DEFEASANCE
   176                                 LO(117)/OPEN(3)/DEFEASANCE
   177                                 LO(117)/OPEN(3)/DEFEASANCE
   178                                 LO(117)/OPEN(3)/DEFEASANCE
   179                                 LO(117)/OPEN(3)/DEFEASANCE
   180                              LO(35)/GRTR1%PPMTorYM(82)/OPEN(3)                              NPV MEY
   181                                 LO(116)/OPEN(4)/DEFEASANCE
   182                                 LO(117)/OPEN(3)/DEFEASANCE
   183                                 LO(117)/OPEN(3)/DEFEASANCE
   184                                 LO(117)/OPEN(3)/DEFEASANCE
   185                                 LO(117)/OPEN(3)/DEFEASANCE
   186                                 LO(117)/OPEN(3)/DEFEASANCE
   187                                 LO(117)/OPEN(3)/DEFEASANCE
   188                                 LO(117)/OPEN(3)/DEFEASANCE
   189                                 LO(117)/OPEN(3)/DEFEASANCE
   190                              LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                              NPV MEY
   191                                 LO(117)/OPEN(3)/DEFEASANCE
   192                                 LO(117)/OPEN(3)/DEFEASANCE
   193                                 LO(117)/OPEN(3)/DEFEASANCE
   194                                 LO(117)/OPEN(3)/DEFEASANCE
   195                                 LO(117)/OPEN(3)/DEFEASANCE

   196                                 LO(117)/OPEN(3)/DEFEASANCE
  196.1
  196.2
  196.3

   197                                 LO(117)/OPEN(3)/DEFEASANCE
   198                                 LO(117)/OPEN(3)/DEFEASANCE

   199                                 LO(117)/OPEN(3)/DEFEASANCE
  199.1
  199.2
  199.3

   200                                 LO(117)/OPEN(3)/DEFEASANCE
   201                              LO(35)/GRTR1%PPMTorYM(82)/OPEN(3)                              NPV MEY
   202                                 LO(117)/OPEN(3)/DEFEASANCE
   203                                 LO(117)/OPEN(3)/DEFEASANCE
   204                                 LO(117)/OPEN(3)/DEFEASANCE
   205                                 LO(117)/OPEN(3)/DEFEASANCE
   206                                 LO(117)/OPEN(3)/DEFEASANCE
   207                                 LO(117)/OPEN(3)/DEFEASANCE
   208                                 LO(117)/OPEN(3)/DEFEASANCE
   209                                 LO(117)/OPEN(3)/DEFEASANCE
   210                                 LO(117)/OPEN(3)/DEFEASANCE
   211                                 LO(117)/OPEN(3)/DEFEASANCE
   212                                 LO(117)/OPEN(3)/DEFEASANCE
   213                                 LO(117)/OPEN(3)/DEFEASANCE
   214                                 LO(117)/OPEN(3)/DEFEASANCE
   215                                 LO(117)/OPEN(3)/DEFEASANCE
   216                                 LO(117)/OPEN(3)/DEFEASANCE
   217                              LO(23)/GRTR1%PPMTorYM(58)/OPEN(3)                              NPV MEY
   218               LO(32)/DEFEASANCE(60)/DEFEASANCEor1%(24)/DEFEASANCE(1)/OPEN(3)
   219                                 LO(117)/OPEN(3)/DEFEASANCE
   220                                 LO(117)/OPEN(3)/DEFEASANCE
   221                                 LO(117)/OPEN(3)/DEFEASANCE
   222                              LO(35)/GRTR1%PPMTorYM(82)/OPEN(3)                              NPV MEY
   223                                 LO(117)/OPEN(3)/DEFEASANCE
   224                              LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                              NPV MEY
   225                              LO(23)/GRTR1%PPMTorYM(94)/OPEN(3)                              NPV MEY
   226                                 LO(117)/OPEN(3)/DEFEASANCE
   227                                 LO(117)/OPEN(3)/DEFEASANCE
   228                                 LO(117)/OPEN(3)/DEFEASANCE
   229                                 LO(117)/OPEN(3)/DEFEASANCE
   230                                 LO(117)/OPEN(3)/DEFEASANCE
   231                                 LO(117)/OPEN(3)/DEFEASANCE
   232                                 LO(117)/OPEN(3)/DEFEASANCE
   233                                 LO(117)/OPEN(3)/DEFEASANCE
   234                                 LO(117)/OPEN(3)/DEFEASANCE
   235                                 LO(117)/OPEN(3)/DEFEASANCE
   236                                 LO(117)/OPEN(3)/DEFEASANCE
   237                                 LO(117)/OPEN(3)/DEFEASANCE
   238                                 LO(117)/OPEN(3)/DEFEASANCE
----------------------------------------------------------------------------------------------------------------------

======================================================================================================================

              APPRAISAL          APPRAISAL        CUT-OFF DATE      MATURITY/ARD DATE                     YEAR         OWNERSHIP
SEQUENCE      VALUE(3)             DATE           LTV RATIO(4)         LTV RATIO(4)        YEAR BUILT   RENOVATED       INTEREST
--------     -----------         ---------        -------------     -----------------      ----------   ---------     ------------

    1        187,500,000         4/20/2007            80.0%               80.0%             Various      Various          Fee
   1.1       120,000,000         4/20/2007                                                    1989         2004           Fee
   1.2        67,500,000         4/20/2007                                                    2005                        Fee

    2        332,650,000         3/28/2007            79.7%               79.7%               1907         2005           Fee
    3         80,000,000         4/18/2007            80.0%               80.0%               1985                        Fee

    4         75,000,000          Various             82.7%               82.7%             Various      Various          Fee
   4.1        29,500,000         10/1/2007                                                    1999                        Fee
   4.2        11,000,000         3/21/2007                                                    2000         2006           Fee
   4.3        11,000,000         9/21/2007                                                    1994         1998           Fee
   4.4         9,950,000         10/1/2007                                                    1970         1987           Fee
   4.5         7,600,000         9/21/2007                                                    1996                        Fee
   4.6         5,950,000         3/21/2007                                                    1988         1995           Fee

              70,400,000          Various             84.5%               84.5%             Various      Various          Fee
    5         41,800,000         5/2/2007             84.5%               84.5%             Various      Various          Fee
   5.1        22,500,000         5/2/2007                                                     2001         2007           Fee
   5.2        14,050,000         5/2/2007                                                     1992         1998           Fee
   5.3         5,250,000         5/2/2007                                                     1994         1997           Fee
    6         28,600,000         5/1/2007             84.5%               84.5%             Various                       Fee
   6.1        11,920,000         5/1/2007                                                     1989                        Fee
   6.2        11,510,000         5/1/2007                                                     1974                        Fee
   6.3         5,170,000         5/1/2007                                                     1986                        Fee

    7         87,000,000         11/6/2007            59.8%               58.7%               2006                        Fee
    8         70,800,000         5/10/2007            61.4%               52.9%               1990         2004           Fee
    9         56,150,000         6/13/2007            71.2%               71.2%               1972         1998           Fee
   10         50,700,000         6/6/2007             74.3%               69.6%               1997                        Fee
   11         52,500,000         1/16/2007            71.4%               66.8%               2002                        Fee
   12         42,500,000         7/16/2007            76.7%               70.1%               1983         2007           Fee
   13         51,850,000         5/18/2007            62.7%               62.7%               1978         2007           Fee
   14         39,200,000         6/20/2007            81.6%               73.5%               1939         1998           Fee
   15         38,700,000         8/16/2007            82.7%               72.9%               1984                        Fee
   16         37,400,000         5/1/2007             78.3%               76.6%               1983                        Fee
   17         34,100,000         4/19/2007            82.1%               82.1%               1989                        Fee
   18         34,600,000         3/16/2007            77.5%               77.5%               1966                        Fee

   19         41,610,000           Various             63.4%               60.0%             Various                  Fee/Leasehold
  19.1         5,060,000         3/16/2007                                                    1995                        Fee
  19.2         4,920,000         3/15/2007                                                    2003                        Fee
  19.3         4,680,000         3/15/2007                                                    1978                        Fee
  19.4         4,040,000         3/17/2007                                                    1958                        Fee
  19.5         4,190,000         3/15/2007                                                    2000                        Fee
  19.6         3,850,000         3/18/2007                                                    1993                        Fee
  19.7         3,300,000         3/15/2007                                                    1967                        Fee
  19.8         2,540,000         3/15/2007                                                    1988                        Fee
  19.9         2,030,000         3/6/2007                                                     1989                        Fee
  19.10        1,690,000         3/18/2007                                                    1996                        Fee
  19.11        1,530,000         3/15/2007                                                    1981                        Fee
  19.12        1,450,000         3/11/2007                                                    1990                        Fee
  19.13          910,000         3/15/2007                                                    1981                        Fee
  19.14          810,000         3/11/2007                                                    2005                     Leasehold
  19.15          610,000         3/17/2007                                                    1971                        Fee

              35,680,000          Various             70.8%               64.5%             Various      Various          Fee
   20          9,000,000         7/2/2007             70.8%               64.5%               1979                        Fee
   21          8,770,000         3/28/2007            70.8%               64.5%               1977                        Fee
   22          7,130,000         6/27/2007            70.8%               64.5%               1967                        Fee
   23          5,800,000         3/29/2007            70.8%               64.5%               1950         1985           Fee
   24          4,980,000         6/29/2007            70.8%               64.5%               1982                        Fee

   25         29,100,000         9/5/2007             79.2%               74.4%               1981         1990           Fee

   26         36,710,000          Various             61.9%               58.5%             Various      Various     Fee/Leasehold
  26.1         5,510,000         3/6/2007                                                     1973                        Fee
  26.2         4,040,000         3/15/2007                                                    1978                        Fee
  26.3         3,820,000         3/17/2007                                                    1997                        Fee
  26.4         3,620,000         3/18/2007                                                    1998                        Fee
  26.5         2,940,000         3/11/2007                                                    2005                     Leasehold
  26.6         2,360,000         3/15/2007                                                    1999                        Fee
  26.7         2,320,000         3/11/2007                                                    1993                        Fee
  26.8         2,280,000         3/17/2007                                                    2002                        Fee
  26.9         2,260,000         3/16/2007                                                    1990                        Fee
  26.10        1,880,000         3/11/2007                                                    1985                        Fee
  26.11        1,500,000         3/11/2007                                                    1900         1989           Fee
  26.12        1,360,000         3/10/2007                                                    1974                        Fee
  26.13        1,350,000         3/16/2007                                                    1980         2006           Fee
  26.14          910,000         3/18/2007                                                    1965                        Fee
  26.15          560,000         3/10/2007                                                    1986         2005           Fee

   27         32,000,000         4/18/2007            70.3%               66.1%               1995                        Fee
   28         34,500,000         5/3/2007             63.8%               58.1%               1929         2004      Fee/Leasehold
   29         27,900,000         12/1/2007            77.4%               77.4%               1984         2005           Fee
   30         28,500,000         9/1/2007             73.7%               69.0%               1997         2004           Fee
   31         30,000,000    6/8/2007; 7/1/2007        66.7%               66.7%               1962         2003      Fee/Leasehold
   32         26,455,000         5/17/2007            75.1%               67.9%               1981         2007           Fee
   33         26,500,000         7/25/2007            74.1%               69.3%               1986         1996           Fee
   34         25,750,000         4/12/2007            75.7%               71.7%               2000         2006           Fee
   35         27,600,000         7/26/2007            70.3%               60.6%               2000         2006           Fee
   36         26,700,000         7/5/2007             69.3%               64.8%               2007                        Fee
   37         23,000,000         3/22/2007            73.9%               73.9%               1965         2006           Fee

   38         25,940,000         2/22/2007            69.4%               61.7%             Various      Various          Fee
  38.1         6,700,000         2/22/2007                                                    1965         1995           Fee
  38.2         4,420,000         2/22/2007                                                    1982                        Fee
  38.3         2,880,000         2/22/2007                                                    1920         1960           Fee
  38.4         2,700,000         2/22/2007                                                    1940                        Fee
  38.5         1,680,000         2/22/2007                                                    1940                        Fee
  38.6         1,390,000         2/22/2007                                                    1940         1995           Fee
  38.7         1,220,000         2/22/2007                                                    1920         1991           Fee
  38.8         1,350,000         2/22/2007                                                    1900         1975           Fee
  38.9         1,190,000         2/22/2007                                                    1895         1975           Fee
  38.10        1,130,000         2/22/2007                                                    1920         2006           Fee
  38.11          730,000         2/22/2007                                                    1920         2004           Fee
  38.12          550,000         2/22/2007                                                    1930         1975           Fee

   39         22,060,000         8/14/2007            78.5%               68.0%               1980                        Fee
   40         23,000,000         2/9/2007             73.9%               69.0%               1961         1995           Fee
   41         23,275,000         12/1/2007            72.6%               62.5%               2007                     Leasehold
   42         21,000,000         5/10/2007            79.8%               74.7%               1984         2003           Fee
   43         26,000,000         5/10/2007            62.6%               54.1%               1940         1990           Fee
   44         25,000,000         7/19/2007            64.0%               64.0%               2000                     Leasehold
   45         31,650,000         6/1/2007             50.0%               50.0%               1977         2000           Fee
   46         20,850,000         4/24/2007            73.7%               69.3%               2005                        Fee
   47         18,900,000         5/15/2007            80.0%               75.0%               1997                        Fee
   48         20,120,000         8/1/2007             74.6%               67.4%               1980         2002           Fee
   49         18,800,000         5/23/2007            75.3%               70.8%               1985         2000           Fee
   50         17,600,000         4/16/2007            80.0%               80.0%               1981         2000           Fee
   51         17,500,000         6/5/2007             78.6%               70.4%               1998                        Fee
   52         18,500,000         5/17/2007            71.4%               67.0%               2004                        Fee
   53         16,300,000         6/28/2007            79.8%               73.9%               1988         2007           Fee
   54         16,600,000         7/1/2007             78.3%               73.3%               1998                        Fee
   55         20,000,000         1/1/2008             65.0%               58.6%               2007                        Fee
   56         17,375,000         6/1/2007             73.7%               65.1%               2005                        Fee
   57         21,000,000         8/9/2007             59.5%               56.1%               1987         2001           Fee

              17,400,000         5/11/2007            70.1%               56.1%             Various                       Fee
   58          9,700,000         5/11/2007            70.1%               56.1%               2003                        Fee
   59          7,700,000         5/11/2007            70.1%               56.1%               2000                        Fee

   60         15,000,000         7/9/2007             80.0%               74.8%               1985         2006           Fee
   61         16,500,000         3/9/2007             69.7%               64.0%               2005                        Fee
   62         16,200,000         4/30/2007            68.5%               64.4%               1997         2000           Fee
   63         13,900,000         6/26/2007            78.1%               73.4%               2007                        Fee
   64         14,500,000         2/7/2008             73.8%               65.9%               2001         2003           Fee
   65         15,430,000         8/23/2007            68.7%               64.0%               1997                        Fee
   66         13,800,000         9/1/2007             75.8%               71.2%               2007                        Fee
   67         21,148,000         6/1/2007             50.0%               50.0%               1980         1993           Fee
   68         15,800,000         4/11/2007            66.6%               62.6%               1968         1978           Fee
   69         17,000,000         8/1/2007             61.3%               41.9%               2005                        Fee
   70         13,400,000         6/4/2007             76.3%               71.8%               1966         2003           Fee
   71         12,900,000         3/15/2007            77.5%               74.8%               1980         2003           Fee
   72         18,300,000         1/11/2008            54.6%               49.7%               1985         1998           Fee

              12,490,000         6/25/2007            76.7%               66.0%             Various        1999           Fee
   73          9,050,000         6/25/2007            76.7%               66.0%               1970                        Fee
   74          3,440,000         6/25/2007            76.7%               66.0%               1959         1999           Fee

   75         12,500,000         5/31/2007            76.0%               76.0%               1989                        Fee
   76         15,100,000         7/1/2007             62.4%               49.5%               2006                        Fee
   77         11,700,000         4/30/2007            79.2%               71.3%               1909         1985           Fee
   78         11,500,000         6/5/2007             79.3%               74.6%               1982         2003           Fee
   79         12,300,000         5/19/2007            74.0%               71.7%               1972         2002           Fee
   80         11,300,000         5/2/2007             79.6%               70.9%               2000                        Fee
   81         14,000,000         6/19/2007            64.0%               55.3%               1968                        Fee
   82         12,780,000         7/24/2007            57.0%               57.0%               2006                        Fee
   83         14,300,000         7/24/2007            59.8%               57.1%               1997         2007           Fee
   84         11,700,000         2/2/2007             70.5%               60.3%               1956         2002           Fee
   85         10,710,000         1/15/2008            77.0%               73.2%               2000                        Fee
   86         10,400,000         4/19/2007            78.9%               68.6%               2005                     Leasehold
   87         11,000,000         4/1/2007             73.4%               69.3%               1978         2007           Fee
   88         11,200,000         3/22/2007            71.4%               65.4%               1983         1992           Fee
   89         10,500,000         6/1/2007             73.1%               58.2%               1999                        Fee
   90          9,400,000         8/30/2007            76.6%               69.9%               1968         2001           Fee
   91          9,250,000         5/29/2007            80.0%               72.2%               2004                        Fee
   92         10,800,000         8/2/2007             65.3%               59.0%               2007                        Fee
   93          9,000,000         6/29/2007            78.1%               73.6%               1986         1997           Fee
   94          9,700,000         8/1/2007             72.3%               57.3%               2007                        Fee
   95         11,300,000         6/11/2007            54.4%               49.6%               1980         2006           Fee
   96          8,800,000         8/23/2007            73.9%               67.7%               1974                        Fee
   97          9,300,000         7/20/2007            74.7%               67.2%               1986                        Fee

              12,300,000          Various             56.3%               48.8%             Various      Various          Fee
   98          8,100,000         3/7/2007             56.3%               48.8%               2007                        Fee
   99          4,200,000         3/9/2007             56.3%               48.8%               1984         2006           Fee

   100         8,450,000         7/2/2007             79.9%               72.7%               2006                        Fee
   101        10,600,000         7/26/2007            61.6%               54.4%               1987                   Fee/Leasehold
   102         9,000,000         5/2/2007             72.2%               67.6%               1984                        Fee
   103         9,925,000         7/17/2007            65.2%               61.4%               1996         2006           Fee
   104        14,300,000         12/1/2007            45.1%               45.1%               1999                        Fee
   105         8,100,000         7/16/2007            76.5%               76.5%               1994         2007           Fee
   106         7,600,000         5/15/2007            80.0%               75.2%               1983                        Fee
   107         9,000,000         1/18/2007            66.7%               61.2%               1978         2002           Fee
   108         8,000,000         4/26/2007            75.0%               70.6%               1969         2001           Fee
   109         7,500,000         5/29/2007            80.0%               75.1%               1986         2002           Fee
   110         7,700,000         4/16/2007            77.9%               71.1%               1985         2007           Fee
   111         7,510,000         6/21/2007            79.5%               69.1%               1983         2006           Fee
   112        11,000,000         4/18/2007            54.2%               45.9%               1985         2007           Fee
   113         7,600,000         9/1/2007             78.0%               78.0%               2007                        Fee
   114         9,250,000         4/4/2007             63.8%               57.9%               1952         1990           Fee
   115         7,950,000         5/2/2007             71.2%               64.6%               1984                        Fee
   116         7,800,000        11/15/2006            72.4%               63.8%               1996                        Fee
   117         7,000,000         5/15/2007            80.0%               75.2%               1986         1999           Fee
   118         7,200,000         7/2/2007             76.4%               69.8%               1987                        Fee
   119         6,900,000         3/5/2007             72.8%               63.3%               2001                        Fee
   120         7,200,000         9/1/2007             75.0%               75.0%               2006                        Fee
   121         6,700,000         5/15/2007            80.0%               75.2%               1986         1990           Fee
   122        12,650,000         6/10/2007            42.3%               33.5%               1993                        Fee
   123         6,700,000         7/11/2007            79.4%               63.4%               1984         1987           Fee
   124         7,630,000         4/23/2007            69.5%               63.2%               1990         2005           Fee
   125         7,500,000         8/1/2007             70.4%               55.8%               2005                        Fee
   126         6,660,000         7/24/2007            78.8%               70.3%               2007                        Fee
   127         6,900,000         4/1/2007             74.7%               59.3%               1973         2007           Fee
   128         7,500,000         11/1/2007            61.3%               55.6%               1985                        Fee
   129         6,730,000         9/4/2007             68.9%               62.4%               1914         2005           Fee
   130         8,200,000         4/1/2007             60.4%               53.0%               2005                        Fee
   131         8,080,000         5/27/2007            58.5%               58.5%               2006                        Fee
   132         6,300,000         3/2/2007             76.2%               76.2%               1988         2006           Fee
   133         6,315,000         5/23/2007            74.8%               70.3%               1979         2005           Fee
   134         5,835,000         5/9/2007             79.7%               77.1%               1970         2005           Fee
   135         5,720,000         6/2/2007             80.0%               80.0%               2007                        Fee
   136         7,400,000         6/6/2007             60.9%               54.6%               2006                        Fee
   137         5,600,000         5/7/2007             80.4%               70.9%               1995                        Fee
   138         5,690,000         5/3/2007             79.1%               71.6%               1991         2006           Fee
   139         5,850,000         9/26/2007            76.6%               65.0%               2007                        Fee
   140         5,550,000         4/20/2007            80.0%               72.2%               2006                        Fee
   141         6,200,000         7/17/2007            70.2%               66.2%               2006                        Fee
   142         5,325,000         7/2/2007             79.8%               77.3%               1969                        Fee
   143         5,700,000         8/9/2007             73.7%               67.3%               2001                        Fee
   144         6,300,000         8/1/2007             66.1%               52.5%               2005                        Fee
   145         5,750,000         8/8/2007             72.2%               68.0%               2007                        Fee
   146         5,370,000         6/28/2007            76.5%               66.3%               2004                        Fee
   147         7,370,000         6/30/2007            55.6%               55.6%               1993         2004           Fee
   148         5,125,000         4/30/2007            79.7%               79.7%               2007                        Fee
   149         6,690,000         6/28/2007            60.5%               40.5%               1988                        Fee
   150         5,900,000         4/20/2007            68.1%               62.0%               1972                        Fee
   151         5,140,000         5/14/2007            77.8%               73.2%               1973         2002           Fee
   152         5,260,000        11/14/2007            76.0%               68.5%               2007                        Fee

   153         5,300,000         2/1/2007             73.9%               65.2%             Various      Various          Fee
  153.1        3,700,000         2/1/2007                                                     1981         2004           Fee
  153.2        1,600,000         2/1/2007                                                     1980         2006           Fee

   154         5,375,000         5/3/2007             71.0%               61.5%               1950         2007           Fee
   155         6,600,000         5/7/2007             59.7%               39.9%               1989         2005           Fee
   156         5,330,000         5/21/2007            72.3%               62.3%               2000                        Fee
   157         5,000,000         8/7/2007             77.9%               71.1%               2003                        Fee
   158         5,400,000         7/3/2007             70.6%               56.1%               2003                        Fee
   159         5,130,000         7/15/2007            71.2%               66.8%               1995                        Fee
   160         4,500,000         6/14/2007            78.4%               71.5%               1990                        Fee
   161         4,600,000         6/12/2007            78.3%               69.5%               1984                        Fee
   162         4,775,000         7/30/2007            74.5%               64.5%               1979                        Fee
   163         5,470,000         5/21/2007            60.7%               51.6%               2007                        Fee
   164         5,000,000         4/24/2007            70.0%               65.5%               2004         2005           Fee
   165         4,800,000         5/11/2007            72.9%               72.9%               1998                        Fee
   166         5,700,000         5/1/2007             61.0%               52.8%               1998                        Fee

   167         4,490,000         11/2/2006            76.0%               65.0%             Various      Various     Fee/Leasehold
  167.1        4,100,000         11/2/2006                                                    1991         1996        Leasehold
  167.2          390,000         11/2/2006                                                    1910         2006           Fee

   168         4,700,000         8/10/2007            70.9%               63.4%               2005                        Fee
   169         4,390,000         8/4/2007             74.0%               67.4%               2006                        Fee
   170         4,230,000         5/16/2007            76.3%               66.4%               1850         1991           Fee

   171         4,770,000          Various             67.1%               61.3%             Various      Various          Fee
  171.1        2,550,000         1/1/2008                                                     2006                        Fee
  171.2        1,300,000         5/28/2007                                                    2007                        Fee
  171.3          920,000         5/15/2007                                                    2004         2006           Fee

   172         5,500,000         6/30/2007            57.9%               50.0%               1999                        Fee
   173         4,400,000         8/2/2007             71.6%               64.2%               1999                        Fee
   174         4,010,000         3/12/2007            76.2%               69.5%               1992                        Fee
   175         5,400,000         7/17/2007            55.6%               52.3%               1978                        Fee
   176         3,760,000         6/9/2007             79.3%               71.7%               2004                        Fee
   177         4,855,000         5/31/2007            61.3%               48.7%               2007                        Fee
   178         4,790,000         5/25/2007            61.9%               55.0%               1962         2005           Fee
   179         4,000,000         4/17/2007            72.5%               66.1%               1971                        Fee
   180         3,600,000         5/31/2007            79.6%               69.4%               1984                        Fee
   181         3,975,000         11/1/2007            71.7%               63.5%               1998                        Fee
   182         3,640,000         7/24/2007            76.9%               67.6%               2006                        Fee
   183         6,500,000         5/14/2007            42.9%               37.0%               1988                        Fee
   184         3,800,000         7/1/2007             72.6%               58.1%               1998         2006           Fee
   185         3,700,000         7/17/2007            74.3%               67.7%               1938         2006           Fee
   186         3,780,000         6/21/2007            71.4%               64.1%               2006                        Fee
   187         4,090,000         8/1/2007             64.6%               60.6%               2005                        Fee
   188         3,250,000         5/22/2007            80.0%               72.7%               1965         2000           Fee
   189         3,575,000         7/3/2007             72.3%               57.2%               1996         2006           Fee
   190         3,200,000         5/15/2007            80.0%               75.2%               1987                        Fee
   191         3,300,000         6/13/2007            77.3%               70.6%               2001                        Fee
   192         3,260,000         5/22/2007            75.6%               67.6%               1969         1999           Fee
   193         3,900,000         5/7/2007             63.1%               42.2%               1996         2002           Fee
   194         3,260,000         8/10/2007            73.6%               66.4%               1910         2004           Fee
   195         5,600,000         5/22/2007            42.7%               19.6%               1997                        Fee

   196         4,150,000         6/22/2007            56.4%               49.6%             Various                       Fee
  196.1        1,740,000         6/22/2007                                                    1979                        Fee
  196.2        1,570,000         6/22/2007                                                    1960                        Fee
  196.3          840,000         6/22/2007                                                    1996                        Fee

   197         3,600,000        12/17/2007            64.7%               51.1%               1975         1997           Fee
   198         2,950,000         8/22/2007            72.7%               66.3%               1970         2001           Fee

   199         2,850,000          Various             78.0%               69.7%             Various      Various          Fee
  199.1        1,090,000         4/27/2007                                                    1979         1993           Fee
  199.2          945,000         4/25/2007                                                    1988         1995           Fee
  199.3          815,000         4/25/2007                                                    1978         2005           Fee

   200         2,840,000         3/5/2007             77.7%               67.2%               2003         2005           Fee
   201         3,200,000         7/9/2007             68.8%               62.8%               1973         1993           Fee
   202         4,450,000         4/29/2007            49.4%               46.2%               2005                        Fee
   203         3,100,000         7/10/2007            69.0%               63.2%               2000         2004        Leasehold
   204         4,930,000        11/23/2007            43.4%               37.0%               2006                        Fee
   205         2,880,000         5/31/2007            69.8%               63.7%               2005                        Fee
   206         5,150,000         6/20/2007            38.6%               33.3%               1996                        Fee
   207         2,750,000         6/1/2007             70.9%               63.1%               2006                        Fee
   208         2,630,000         4/23/2007            73.9%               63.3%               2005         2007           Fee
   209         2,350,000         8/3/2007             77.8%               69.7%               1986                        Fee
   210         2,475,000         8/2/2007             74.7%               66.7%               1928         2004           Fee
   211         3,100,000         4/13/2007            59.0%               55.3%               1910         2007           Fee
   212         2,420,000         5/4/2007             75.0%               65.0%               1978         1984           Fee
   213         2,200,000         7/5/2007             79.6%               69.9%               1990                        Fee
   214         3,010,000         3/29/2007            56.5%               52.7%               1926         2006           Fee
   215         2,030,000         5/15/2007            79.6%               68.7%               1989         1995           Fee
   216         2,150,000         6/12/2007            71.3%               62.2%               1995         2005           Fee
   217         2,310,000         6/1/2007             64.9%               64.9%               1985                        Fee
   218         2,500,000         4/30/2007            60.0%               56.2%               2006                        Fee
   219         1,840,000         5/22/2007            79.3%               70.9%               1962         2006           Fee
   220         3,100,000         3/26/2007            45.8%               40.2%               2001                        Fee
   221         2,000,000         4/13/2007            70.0%               65.4%               1910         2006           Fee
   222         1,960,000         6/30/2007            68.9%               64.8%               2004                        Fee
   223         2,100,000         6/21/2007            63.3%               57.8%               2006                        Fee
   224         1,900,000         7/24/2007            68.4%               61.3%               1977         1997           Fee
   225         1,740,000         6/21/2007            74.7%               67.0%               1987         1989           Fee
   226         1,900,000         6/21/2007            68.4%               64.4%               2007                        Fee
   227         1,850,000         8/7/2007             69.2%               59.8%               1992                        Fee
   228         1,600,000         6/1/2007             77.3%               61.6%               2001                        Fee
   229         1,550,000         5/16/2007            79.6%               69.5%               1977         2005           Fee
   230         2,600,000         5/3/2007             47.0%               40.3%               1999                        Fee
   231         1,730,000         6/5/2007             69.4%               62.5%               1969                        Fee
   232         2,800,000         8/18/2007            42.1%               22.0%               1999                        Fee
   233         1,460,000         8/1/2007             78.5%               68.6%               1979                        Fee
   234         1,425,000         10/1/2007            63.4%               56.9%               2000         2007           Fee
   235         1,275,000         4/18/2007            78.4%               71.6%               2002                        Fee
   236         1,260,000         6/6/2007             79.0%               68.8%               2006                        Fee
   237         1,300,000         5/23/2007            74.2%               64.6%               1976         2002           Fee
   238         2,180,000         4/27/2007            43.6%               40.7%               2007                        Fee
-----------------------------------------------------------------------------------------------------------------------------------
                                                      73.1%               68.7%
===================================================================================================================================

               TOTAL
              UNITS/       UNITS/         LOAN
                SF/          SF/      BALANCE PER                        OCCUPANCY
               KEYS/        KEYS/       UNIT/SF/      OCCUPANCY            AS OF               U/W            U/W            U/W
SEQUENCE      PADS(5)       PADS       KEY/PAD(5)      PERCENT             DATE                EGI          EXPENSES         NOI
--------    ----------   ---------   ------------   ------------      ---------------    --------------   -----------   ------------

    1         694,016        SF           216           99.9%            5/9/2007           17,572,660     6,456,291      11,116,369
   1.1        470,406        SF                         99.8%            5/9/2007
   1.2        223,610        SF                         100.0%           5/9/2007

    2        1,564,592       SF           169           83.9%            1/1/2008           34,229,912     12,639,968     21,589,944
    3         305,347        SF           210           90.3%            1/1/2008           8,703,989      3,873,484      4,830,505

    4         666,797        SF            93           100.0%           4/4/2007           8,487,761      2,939,379      5,548,382
   4.1        151,350        SF                         100.0%           4/4/2007
   4.2        70,680         SF                         100.0%           4/4/2007
   4.3        200,000        SF                         100.0%           4/4/2007
   4.4        105,935        SF                         100.0%           4/4/2007
   4.5        48,400         SF                         100.0%           4/4/2007
   4.6        90,432         SF                         100.0%           4/4/2007

              822,276        SF            72           96.9%             Various           7,437,441      2,176,240      5,261,203
    5         514,349        SF            72           96.8%            3/8/2007           4,112,088      1,011,420      3,100,669
   5.1        276,074        SF                         94.9%            3/8/2007
   5.2        171,545        SF                         98.5%            3/8/2007
   5.3        66,730         SF                         100.0%           3/8/2007
    6         307,927        SF            72           97.1%            5/1/2007           3,325,353      1,164,820      2,160,534
   6.1        120,192        SF                         100.0%           5/1/2007
   6.2        123,735        SF                         97.6%            5/1/2007
   6.3        64,000         SF                         90.9%            5/1/2007

    7         177,046        SF           294           88.5%            1/1/2008           6,758,196      2,180,849      4,577,347
    8           335         Keys        129,730         55.8%            5/31/2007          10,763,460     5,668,837      5,094,623
    9         145,291        SF           275           100.0%           11/1/2007          5,276,271      1,988,240      3,288,031
   10         252,350        SF           149           98.8%            6/8/2007           4,311,303      1,122,720      3,188,583
   11         198,501        SF           189           80.3%           12/12/2007          4,811,551      1,737,057      3,074,494
   12         494,487        SF            66           78.1%            8/31/2007          7,735,061      4,518,873      3,216,188
   13           576         Units        56,424         87.2%            6/29/2007          4,469,614      1,671,337      2,798,277
   14         492,162        SF            65           87.5%            8/31/2007          5,982,368      2,809,611      3,172,757
   15           400         Keys         80,000         61.3%            7/31/2007          18,830,023     15,152,595     3,677,428
   16         202,828        SF           144           81.3%            6/1/2007           5,039,717      2,225,007      2,814,710
   17         144,672        SF           194           96.3%            4/11/2007          3,171,732      1,188,627      1,983,105
   18           317         Units        84,543         92.4%            2/28/2007          4,019,026      2,109,077      1,909,949

   19         56,787         SF           465           100.0%           9/30/2007          2,499,443        74,983       2,424,460
  19.1         4,637         SF                         100.0%           9/30/2007
  19.2         3,272         SF                         100.0%           9/30/2007
  19.3         4,640         SF                         100.0%           9/30/2007
  19.4         5,104         SF                         100.0%           9/30/2007
  19.5         3,255         SF                         100.0%           9/30/2007
  19.6         4,089         SF                         100.0%           9/30/2007
  19.7         4,068         SF                         100.0%           9/30/2007
  19.8         5,090         SF                         100.0%           9/30/2007
  19.9         3,980         SF                         100.0%           9/30/2007
  19.10        2,848         SF                         100.0%           9/30/2007
  19.11        4,544         SF                         100.0%           9/30/2007
  19.12        3,700         SF                         100.0%           9/30/2007
  19.13        2,190         SF                         100.0%           9/30/2007
  19.14        4,100         SF                         100.0%           9/30/2007
  19.15        1,270         SF                         100.0%           9/30/2007

              170,765        SF           148           97.4%            8/1/2007           2,948,208       730,730       2,217,479
   20         34,802         SF           148           94.3%            8/1/2007            726,004        184,034        541,970
   21         19,902         SF           148           97.4%            8/1/2007            712,091        203,343        508,748
   22         42,130         SF           148           100.0%           8/1/2007            624,747        151,511        473,236
   23         55,123         SF           148           98.3%            8/1/2007            526,893        116,718        410,175
   24         18,808         SF           148           94.7%            8/1/2007            358,473         75,124        283,349

   25         175,969        SF           131           97.1%            7/1/2007           3,195,052      1,044,270      2,150,783

   26         59,909         SF           379           100.0%           9/30/2007          2,156,987        64,710       2,092,278
  26.1         7,510         SF                         100.0%           9/30/2007
  26.2         3,012         SF                         100.0%           9/30/2007
  26.3         2,796         SF                         100.0%           9/30/2007
  26.4         2,753         SF                         100.0%           9/30/2007
  26.5         8,716         SF                         100.0%           9/30/2007
  26.6         2,498         SF                         100.0%           9/30/2007
  26.7         6,872         SF                         100.0%           9/30/2007
  26.8         3,930         SF                         100.0%           9/30/2007
  26.9         3,213         SF                         100.0%           9/30/2007
  26.10        1,650         SF                         100.0%           9/30/2007
  26.11        6,400         SF                         100.0%           9/30/2007
  26.12        2,986         SF                         100.0%           9/30/2007
  26.13        2,067         SF                         100.0%           9/30/2007
  26.14        3,906         SF                         100.0%           9/30/2007
  26.15        1,600         SF                         100.0%           9/30/2007

   27           396         Units        56,818         92.4%            6/11/2007          2,782,769       811,203       1,971,566
   28         426,870        SF            52           94.6%            7/5/2007           9,251,852      4,855,798      4,396,054
   29         153,389        SF           141           93.0%            4/30/2007          4,250,965      1,945,021      2,305,944
   30           308         Units        68,182         90.6%            7/9/2007           2,757,337       924,698       1,832,640
   31         209,487        SF            95           100.0%           3/31/2007          5,567,816      2,970,875      2,596,941
   32         139,651        SF           142           99.4%            7/30/2007          2,861,307      1,111,221      1,750,085
   33           252         Units        77,961         96.7%            6/20/2007          2,652,915       907,742       1,745,173
   34           290         Units        67,241         94.8%            5/31/2007          2,571,298       998,699       1,572,599
   35           147         Keys        132,072         82.5%            5/31/2007          5,695,492      3,497,049      2,198,443
   36         95,000         SF           195           100.0%           3/1/2008           2,119,248       439,764       1,679,483
   37         143,047        SF           129           86.5%            5/1/2007           2,448,444       925,756       1,522,688

   38           192         Units        93,750         100.0%           2/19/2007          2,944,935      1,358,474      1,586,461
  38.1          67          Units                       100.0%           2/19/2007
  38.2          29          Units                       100.0%           2/19/2007
  38.3          14          Units                       100.0%           2/19/2007
  38.4          18          Units                       100.0%           2/19/2007
  38.5          10          Units                       100.0%           2/19/2007
  38.6           7          Units                       100.0%           2/19/2007
  38.7          14          Units                       100.0%           2/19/2007
  38.8           7          Units                       100.0%           2/19/2007
  38.9           8          Units                       100.0%           2/19/2007
  38.10          7          Units                       100.0%           2/19/2007
  38.11          6          Units                       100.0%           2/19/2007
  38.12          5          Units                       100.0%           2/19/2007

   39         118,885        SF           146           98.2%            5/23/2007          2,760,599      1,093,877      1,666,722
   40         128,242        SF           133           100.0%           2/1/2007           2,221,769       649,824       1,571,945
   41           204         Units        82,812         93.6%            10/1/2007          2,256,774       712,989       1,543,785
   42         125,815        SF           133           100.0%           3/31/2007          2,287,568       836,937       1,450,631
   43           209         Keys         77,824         53.7%            5/31/2007          4,673,157      2,704,199      1,968,958
   44         191,500        SF            84           100.0%           3/1/2008           1,710,095        51,303       1,658,792
   45         95,647         SF           165           100.0%          10/31/2007          2,255,665       426,681       1,828,984
   46           92          Units       167,120         100.0%           9/30/2007          1,874,295       549,998       1,324,297
   47           252         Units        60,000         97.6%            4/30/2007          1,990,692       731,689       1,259,003
   48         63,476         SF           236           100.0%           7/11/2007          2,009,684       742,247       1,267,438
   49         74,040         SF           191           97.2%           10/31/2007          2,089,119       799,913       1,289,206
   50         123,064        SF           114           94.8%            4/11/2007          2,135,161       887,505       1,247,657
   51           140         Keys         98,214         80.9%            4/30/2007          3,989,093      2,401,230      1,587,863
   52         70,277         SF           188           86.3%            7/31/2007          1,665,456       424,702       1,240,754
   53         76,680         SF           170           100.0%           8/16/2007          1,676,167       542,499       1,133,668
   54         93,134         SF           140           90.0%            6/13/2007          1,773,970       605,197       1,168,773
   55         29,006         SF           448           87.3%            12/1/2005          1,437,320       319,922       1,117,398
   56           120         Units       106,667         98.3%           11/13/2007          1,752,270       601,345       1,150,925
   57           153         Units        81,699         100.0%          10/10/2007          1,806,648       566,927       1,239,721

                161         Keys         75,731         65.9%            5/31/2007          4,081,476      2,417,967      1,663,508
   58           80          Keys         75,731         68.1%            5/31/2007          2,292,590      1,352,172       940,417
   59           81          Keys         75,731         63.8%            5/31/2007          1,788,886      1,065,795       723,091

   60         79,629         SF           151           96.6%            2/1/2007           1,532,242       414,033       1,118,209
   61         55,000         SF           209           100.0%           5/8/2007           1,587,525       469,509       1,118,016
   62         47,430         SF           234           93.0%            4/18/2007          1,557,460       550,308       1,007,152
   63         66,440         SF           166           98.2%            1/31/2008          1,276,763       272,354       1,004,409
   64           309         Pads         34,628         88.0%           11/14/2007          1,453,086       529,145        923,941
   65           98          Units       108,163         96.9%           12/27/2006          1,498,066       634,337        863,730
   66         38,947         SF           272           84.8%            5/16/2007          1,097,712       162,174        935,538
   67         134,788        SF            78           100.0%          10/31/2007          1,526,000       369,351       1,156,652
   68         206,054        SF            51           96.9%           11/15/2007          1,972,637       796,650       1,175,986
   69           132         Keys         78,928         70.8%            7/31/2007          4,408,324      3,050,071      1,358,253
   70           344         Units        29,738         91.9%            10/1/2007          2,568,688      1,455,513      1,113,174
   71           192         Units        52,083         95.3%            1/15/2007          1,409,394       574,360        835,035
   72         100,798        SF            99           70.8%           12/31/2007          1,347,291       505,096        842,195

                422         Units        22,696         85.8%             Various           2,255,822      1,178,604      1,077,218
   73           306         Units        22,696         85.0%            5/1/2007           1,649,596       853,321        796,275
   74           116         Units        22,696         87.9%            5/22/2007           606,226        325,283        280,943

   75           182         Units        52,198         94.0%            7/25/2007          1,620,476       684,199        936,277
   76           112         Keys         84,154         71.1%            6/30/2007          3,291,420      2,037,235      1,254,185
   77         75,776         SF           122           98.5%            7/31/2007          1,451,020       599,123        851,897
   78           383         Pads         23,825         87.0%            5/31/2007          1,167,854       395,933        771,921
   79           206         Units        44,175         95.2%            6/13/2007          1,689,519       755,828        933,691
   80         32,174         SF           280           91.9%            6/1/2007           1,342,530       530,953        811,577
   81         97,524         SF            92           95.1%            4/30/2007          1,478,860       546,410        932,450
   82         79,319         SF           112           87.6%            8/2/2007           1,110,352       174,895        826,005
   83           200         Units        42,750         84.5%            6/30/2007          1,715,054       895,191        819,864
   84         97,115         SF            85           100.0%           4/11/2007          1,091,735       202,703        889,032
   85         80,000         SF           103           87.3%            3/1/2007           1,450,605       648,801        801,804
   86           92          Keys         89,228         87.0%            4/30/2007          2,563,401      1,631,562       931,839
   87         276,750        SF            29           100.0%           3/1/2008            788,738         23,662        765,075
   88         94,294         SF            85           95.6%            11/1/2007          1,549,133       800,743        748,390
   89           86          Keys         89,303         72.5%            5/31/2007          2,064,286      1,120,768       943,518
   90           667         Pads         11,244         78.0%           11/30/2007          1,190,071       529,447        660,624
   91         20,994         SF           352           100.0%          11/17/2007           839,607        192,032        647,574
   92           95          Keys         74,211         65.0%            5/31/2007          2,286,229      1,598,115      1,008,616
   93         52,402         SF           134           97.3%            7/1/2007            863,732        215,192        648,540
   94           81          Keys         86,533         75.0%            7/31/2007          2,205,186      1,371,546       940,691
   95         32,285         SF           217           97.9%            6/30/2007           862,100        260,446        601,654
   96           381         Pads         18,373         78.8%           12/31/2007          1,234,065       635,821        598,244
   97         182,109        SF            38           84.0%            6/6/2007           1,186,069       417,136        768,933

              68,299         SF           101           86.3%             Various           1,063,240       379,800        683,440
   98         40,145         SF           101           85.0%            3/16/2007           637,903        236,646        401,257
   99         28,154         SF           101           88.1%            1/17/2007           425,337        143,154        282,183

   100          80          Units        84,375         100.0%           7/9/2007            875,308        273,302        602,006
   101        239,094        SF            27           94.9%            7/12/2007          3,470,065      2,707,028       763,037
   102          84          Units        77,381         97.7%            7/31/2007           882,840        326,341        556,499
   103          829         Units        7,811          91.3%            9/14/2007          1,181,984       464,515        717,468
   104        51,834         SF           124           79.5%            8/8/2007            994,300        255,191        739,109
   105        39,995         SF           155           100.0%           8/6/2007            629,728         78,854        550,875
   106          177         Units        34,350         88.7%            5/1/2007            991,807        445,046        546,761
   107        105,433        SF            57           67.9%            12/1/2006          1,912,013      1,274,040       637,973
   108          72          Units        83,333         100.0%           6/30/2007           887,072        302,969        584,103
   109        24,982         SF           240           100.0%           3/31/2007           784,796        233,569        551,227
   110        122,878        SF            49           100.0%           1/9/2008            593,505         97,012        496,493
   111          132         Units        45,229         100.0%           7/17/2007          1,083,576       512,563        571,013
   112          192         Keys         31,031         73.3%            3/31/2007          6,066,268      5,076,947       989,321
   113        37,065         SF           160           100.0%           3/1/2008            499,747         9,995         489,752
   114        51,400         SF           115           91.8%           12/31/2007           944,449        319,472        624,977
   115        150,908        SF            38           96.9%            9/12/2007          1,570,691       872,639        698,053
   116        102,820        SF            55           95.2%            2/23/2007           851,110        277,252        573,857
   117          168         Units        33,333         98.2%            4/30/2007           931,250        431,612        499,638
   118        42,994         SF           128           100.0%          12/31/2006           852,209        338,189        514,020
   119          270         Pads         20,085         99.0%            7/1/2007            819,846        334,420        485,426
   120        27,545         SF           196           100.0%           3/1/2007            649,093        167,401        481,693
   121          164         Units        32,683         93.3%            2/28/2007           921,050        444,433        476,617
   122          140         Keys         38,262         73.2%            6/30/2007          3,188,776      1,866,925      1,193,338
   123        50,532         SF           105           100.0%           8/31/2007           712,943        134,517        578,427
   124        30,610         SF           173           100.0%           3/1/2008            746,789        247,594        499,194
   125          77          Keys         68,578         72.0%            7/31/2007          1,766,418      2,874,620       658,216
   126        34,847         SF           151           100.0%           9/1/2007            667,059        139,668        527,391
   127          119         Keys         43,298         65.8%            5/31/2007          1,811,324      1,206,897       604,427
   128        50,927         SF            98           83.5%            6/30/2007           647,952        203,194        444,757
   129          25          Units       200,000         50.0%            6/27/2007           520,556         96,050        424,506
   130          72          Keys         68,750         68.9%            3/31/2007          1,681,332      1,078,915       602,416
   131        32,387         SF           148           63.2%            3/31/2007           698,870        231,940        466,930
   132        48,192         SF           100           100.0%           3/27/2007           893,983        439,269        454,714
   133        63,018         SF            75           94.3%            8/1/2007            600,493        165,797        434,696
   134          117         Units        39,744         95.7%            4/20/2007           842,789        399,720        443,069
   135        14,490         SF           316           100.0%           3/1/2008            357,500         10,725        346,775
   136        47,752         SF            94           100.0%           3/1/2008            661,576        160,533        501,043
   137        70,258         SF            64           100.0%           3/29/2007           497,996         92,305        405,691
   138        28,520         SF           158           100.0%           3/1/2007            677,744        274,344        403,400
   139          36          Units       124,501         95.8%           11/12/2007           761,136        334,775        426,361
   140        98,151         SF            45           100.0%           4/1/2007            549,671        142,142        407,529
   141        14,318         SF           304           100.0%          12/31/2006           629,656        226,839        402,817
   142        40,681         SF           104           98.5%            7/1/2007            630,766        211,332        419,434
   143          677         Units        6,204          89.2%            7/24/2007           632,900        254,630        378,270
   144          76          Keys         54,830         70.0%            6/30/2007          1,528,551      1,021,937       506,614
   145        14,820         SF           280           100.0%           3/1/2008            375,000         11,250        363,750
   146        18,192         SF           226           91.6%            5/10/2007           499,105        117,600        381,506
   147          559         Units        7,335          93.2%            8/5/2007            680,520        212,981        467,539
   148        14,820         SF           276           100.0%           3/1/2008            319,207         9,576         309,631
   149        43,739         SF            93           100.0%           6/30/2007           799,680        298,410        501,270
   150          196         Units        20,510         89.3%           12/31/2007          1,062,277       614,979        447,298
   151          568         Units        7,042          82.7%            4/24/2007           526,334        170,593        355,741
   152          53          Units        75,472         94.3%            8/8/2007            484,858        157,723        327,135

   153        16,500         SF           242           100.0%           2/5/2007            465,570        111,541        354,030
  153.1        9,000         SF                         100.0%           2/5/2007
  153.2        7,500         SF                         100.0%           2/5/2007

   154        10,290         SF           386           100.0%           9/30/2007           523,962        124,546        399,417
   155          100         Keys         39,404         55.1%            3/31/2007          1,730,090      1,168,532       561,559
   156          48          Units        81,783         100.0%           5/14/2007           532,731        181,443        351,288
   157        39,700         SF            98           97.2%            8/25/2007           528,542        135,096        393,446
   158          101         Keys         37,771         89.0%            5/31/2007          1,166,114       686,635        479,480
   159        10,420         SF           350           100.0%           3/1/2008            325,000         9,750         315,250
   160        49,270         SF            73           100.0%           8/1/2007            458,067        124,597        333,470
   161          154         Pads         23,377         80.5%            7/18/2007           562,589        259,327        303,262
   162        35,260         SF           102           100.0%          11/27/2007           480,568        123,147        357,421
   163        80,000         SF            45           100.0%           3/1/2008            695,598        233,076        462,522
   164          642         Units        5,452          69.2%            3/14/2007           619,273        313,708        305,565
   165        13,905         SF           252           100.0%           3/1/2008            310,765         12,799        297,966
   166          66          Keys         52,672         56.8%            5/31/2007          1,163,679       764,101        399,578

   167        71,460         SF            48           88.9%             Various            567,240        229,210        338,030
  167.1       66,609         SF                         88.1%      2/26/2007; 1/23/2008
  167.2        4,851         SF                         100.0%           1/1/2007

   168        28,159         SF           118           96.0%            9/11/2007           413,483         86,857        326,626
   169        14,400         SF           226           100.0%          11/30/2007           403,880        108,759        295,121
   170        43,397         SF            74           91.0%            5/31/2007           649,519        303,022        346,497

   171         8,678         SF           369           100.0%            Various            355,902         56,898        299,004
  171.1        5,712         SF                         100.0%           5/2/2007
  171.2        1,800         SF                         100.0%           3/1/2008
  171.3        1,166         SF                         100.0%           3/1/2008

   172        13,490         SF           236           100.0%           3/1/2008            357,315         10,719        346,596
   173        26,441         SF           119           100.0%           11/1/2007           449,281        136,888        312,393
   174        14,288         SF           214           95.2%            8/1/2007            417,524        139,647        277,877
   175        27,072         SF           111           100.0%           5/31/2007           361,049         69,597        291,452
   176        14,865         SF           200           100.0%           8/21/2007           405,406        128,041        277,365
   177        11,180         SF           266           100.0%           3/1/2008            334,349         10,030        324,319
   178         8,815         SF           336           100.0%          11/30/2007           362,923        106,518        256,405
   179          124         Units        23,387         96.8%            6/18/2007           893,428        596,726        296,701
   180          131         Pads         21,878         92.4%            5/31/2007           388,890        103,874        285,016
   181        25,048         SF           114           80.1%            4/2/2007            424,743        156,573        268,170
   182        10,522         SF           266           100.0%          11/30/2007           354,904         99,896        255,008
   183        15,724         SF           177           100.0%          12/31/2007           554,039        179,810        374,229
   184          60          Keys         45,984         79.6%            5/31/2007          1,197,151       823,832        373,319
   185        22,500         SF           122           100.0%           12/3/2007           301,974         54,933        247,041
   186        24,665         SF           109           100.0%          11/15/2007           331,121         79,267        251,854
   187         7,744         SF           346           82.4%            5/22/2007           324,073         89,976        234,097
   188          300         Pads         8,667          100.0%           8/30/2007           572,759        328,076        244,683
   189          57          Keys         45,315         69.5%            6/30/2007          1,179,438      1,674,746       383,528
   190          100         Units        25,600         99.0%            3/31/2007           486,880        245,564        241,316
   191        18,500         SF           138           100.0%           5/31/2007           327,793         82,860        244,932
   192        26,496         SF            93           87.6%            7/1/2007            320,598         89,001        231,597
   193          66          Keys         37,314         52.7%            3/31/2007           874,367        531,180        343,187
   194         9,050         SF           265           100.0%          11/14/2007           298,868         78,066        220,802
   195        83,060         SF            29           100.0%           6/26/2007           459,000         18,360        440,640

   196         9,277         SF           252           100.0%           3/1/2008            261,072         7,832         253,240
  196.1        2,400         SF                         100.0%           3/1/2008
  196.2        4,759         SF                         100.0%           3/1/2008
  196.3        2,118         SF                         100.0%           3/1/2008

   197          208         Pads         11,205         76.5%            5/8/2007            313,726         82,033        231,693
   198          118         Units        19,449         89.8%            8/10/2007           544,075        292,795        251,280

   199          785         Units        2,832          84.2%             Various            424,483        192,786        231,697
  199.1         289         Units                       70.8%            9/4/2007
  199.2         267         Units                       85.5%            5/21/2007
  199.3         229         Units                       99.6%            5/23/2007

   200          42          Units        52,538         100.0%           1/1/2007            305,323         97,962        207,360
   201          50          Units        44,000         96.0%           11/20/2007           551,631        311,551        240,080
   202        29,445         SF            75           76.3%            6/1/2007            321,875         43,475        278,400
   203         5,833         SF           367           100.0%           7/9/2007            421,838        188,685        233,152
   204        13,827         SF           155           81.7%            8/1/2007            356,354        113,675        242,678
   205        12,980         SF           155           78.2%           12/31/2007           312,173        103,994        208,179
   206        45,891         SF            43           100.0%           3/1/2008            291,881         11,675        280,206
   207          30          Units        65,000         100.0%           8/1/2007            252,918         74,276        178,642
   208        10,742         SF           181           100.0%           5/2/2007            261,046         76,905        184,141
   209        33,345         SF            56           100.0%           10/1/2007           259,291         69,788        189,503
   210          45          Units        41,111         95.6%            5/31/2007           319,585        139,447        180,138
   211         5,450         SF           336           100.0%           8/1/2007            234,592         52,935        181,658
   212          44          Units        41,250         97.7%            5/18/2007           313,500        146,062        167,438
   213        49,885         SF            35           99.0%            6/20/2007           284,034         97,424        186,610
   214          14          Units       121,429         100.0%          12/31/2006           201,751         55,392        146,359
   215          361         Units        4,475          94.0%            3/31/2007           279,118        125,634        153,484
   216        13,040         SF           118           100.0%           8/31/2007           200,923         45,467        155,456
   217          185         Pads         8,108          70.8%            5/4/2007            379,993        224,315        155,678
   218         6,561         SF           229           100.0%           3/1/2008            144,342         4,330         140,012
   219        15,500         SF            94           100.0%           3/1/2008            141,075         4,232         136,843
   220          72          Units        19,718         91.7%           12/31/2007           398,963        243,554        155,409
   221         7,800         SF           179           66.7%            3/1/2007            178,970         49,859        129,111
   222         6,879         SF           196           100.0%           8/14/2007           180,893         43,027        137,866
   223         6,275         SF           212           100.0%           9/25/2007           162,235         35,731        126,504
   224          367         Pads         3,542          65.3%            6/30/2007           421,636        284,484        137,152
   225          301         Units        4,319          89.4%            6/28/2007           227,980        101,297        126,683
   226           8          Units       162,500         100.0%           5/31/2007           155,667         31,129        124,538
   227        13,000         SF            98           100.0%           3/1/2008            140,530         4,216         136,314
   228         8,912         SF           139           100.0%           6/7/2007            162,703         34,594        128,108
   229          320         Units        3,854          92.8%            4/16/2007           202,691         72,435        130,255
   230        19,920         SF            61           90.4%            7/31/2007           304,026         87,476        216,550
   231          159         Pads         7,547          74.2%           10/31/2007           202,446         74,413        128,033
   232          475         Units        2,481          93.1%            5/31/2007           383,495        204,994        178,501
   233         8,729         SF           131           100.0%           9/10/2007           135,867         29,464        106,403
   234         8,332         SF           132           86.4%            7/1/2007            147,194         39,679        107,515
   235         8,510         SF           118           100.0%           7/31/2007           145,937         45,494        100,443
   236          18          Units        55,283         100.0%           7/30/2007           138,510         40,877         97,633
   237          27          Units        35,717         96.3%            4/30/2007           159,176         61,322         97,854
   238         7,000         SF           136           100.0%           3/1/2008            146,775         21,903        124,872
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                                                            U/W
                                                        REPLACEMENT
                                                          RESERVES
                                            U/W          PER UNIT/                MOST                    MOST            MOST
             U/W NET         U/W        REPLACEMENT       SF/KEY/                RECENT                  RECENT          RECENT
SEQUENCE    CASH FLOW      DSCR(4)       RESERVES           PAD              STATEMENT TYPE             END DATE           NOI
------------------------------------------------------------------------------------------------------------------------------------

    1       10,665,259      1.24x         104,102           0.15                Full Year              12/31/2006       6,454,561
   1.1
   1.2

    2       21,355,255      1.40x         234,689           0.15                Full Year              12/31/2007      16,911,288
    3       4,560,128       1.22x         61,069            0.20         Trailing Twelve Months         3/31/2007       3,491,716

    4       5,161,528       1.44x         100,049           0.15
   4.1
   4.2
   4.3
   4.4
   4.5
   4.6

            5,014,520       1.47x         82,228            0.10                Full Year              12/31/2006       3,648,470
    5       2,946,364       1.47x         51,435            0.10                Full Year              12/31/2006       2,156,149
   5.1
   5.2
   5.3
    6       2,068,156       1.47x         30,793            0.10                Full Year              12/31/2006       1,492,321
   6.1
   6.2
   6.3

    7       4,315,598       1.22x         35,409            0.20
    8       4,664,086       1.43x         430,538         1,285.19       Trailing Twelve Months         5/31/2007       6,668,110
    9       3,250,373       1.21x         29,058            0.20         Trailing Twelve Months         5/31/2007       2,247,447
   10       3,138,114       1.16x         50,470            0.20         Trailing Twelve Months         6/30/2007       2,765,110
   11       3,034,794       1.14x         39,700            0.20                Full Year              12/31/2006       3,212,771
   12       2,870,048       1.16x         98,897            0.20                Full Year              12/31/2007       2,580,158
   13       2,654,277       1.38x         144,000          250.00        Trailing Twelve Months         5/31/2007       2,444,327
   14       2,705,203       1.21x         98,432            0.20         Trailing Twelve Months         4/30/2007       3,125,566
   15       3,112,527       1.28x         564,901         1,412.25       Trailing Twelve Months         7/31/2007       3,623,822
   16       2,571,317       1.20x         40,566            0.20         Trailing Twelve Months         4/30/2007       2,133,653
   17       1,837,733       1.12x         29,301            0.20         Trailing Twelve Months         3/31/2007       1,959,143
   18       1,830,699       1.21x         79,250           250.00        Trailing Twelve Months         5/31/2007       1,958,670

   19       2,377,327       1.15x          5,679            0.10
  19.1
  19.2
  19.3
  19.4
  19.5
  19.6
  19.7
  19.8
  19.9
  19.10
  19.11
  19.12
  19.13
  19.14
  19.15

            2,083,997       1.10x         27,355            0.16         Annualized Most Recent         6/30/2007       1,857,831
   20        516,593        1.10x          6,960            0.20         Annualized Most Recent         6/30/2007        513,547
   21        484,667        1.10x          2,985            0.15         Annualized Most Recent         6/30/2007        482,402
   22        439,606        1.10x          6,320            0.15         Annualized Most Recent         6/30/2007        353,593
   23        372,624        1.10x          8,269            0.15         Annualized Most Recent         6/30/2007        261,319
   24        270,507        1.10x          2,821            0.15         Annualized Most Recent         6/30/2007        246,970

   25       2,150,783       1.26x                                               Full Year              12/31/2007       2,101,195

   26       2,041,911       1.15x          5,991            0.10
  26.1
  26.2
  26.3
  26.4
  26.5
  26.6
  26.7
  26.8
  26.9
  26.10
  26.11
  26.12
  26.13
  26.14
  26.15

   27       1,882,466       1.12x         89,100           225.00        Trailing Twelve Months         5/31/2007       2,053,229
   28       4,396,054       2.67x                                               Full Year              12/31/2006       4,533,586
   29       2,121,878       1.76x         30,678            0.20         Trailing Twelve Months         5/31/2007       2,001,971
   30       1,755,640       1.16x         77,000           250.00        Trailing Twelve Months         7/1/2007        1,514,269
   31       2,408,403       1.85x         31,423            0.15         Trailing Twelve Months         5/31/2007       2,957,613
   32       1,635,572       1.15x         30,723            0.22                Full Year              12/31/2006       1,545,485
   33       1,745,173       1.25x                                        Annualized Most Recent         7/31/2007       1,700,095
   34       1,514,599       1.13x         58,000           200.00        Trailing Twelve Months         5/31/2007       1,504,102
   35       1,970,623       1.36x         227,820         1,549.80       Trailing Twelve Months         5/31/2007       2,280,803
   36       1,591,637       1.20x         19,000            0.20
   37       1,387,848       1.40x         28,609            0.20                Full Year              12/31/2006        723,727

   38       1,537,121       1.17x         49,340           256.98
  38.1
  38.2
  38.3
  38.4
  38.5
  38.6
  38.7
  38.8
  38.9
  38.10
  38.11
  38.12

   39       1,607,280       1.22x         17,833            0.15
   40       1,499,034       1.27x         19,236            0.15                Full Year              12/31/2006       1,001,528
   41       1,492,785       1.19x         51,000           250.00
   42       1,330,652       1.10x         25,163            0.20         Trailing Twelve Months         3/31/2007       1,790,453
   43       1,782,032       1.44x         186,926          894.38        Trailing Twelve Months         5/31/2007       2,168,077
   44       1,563,042       1.53x         38,300            0.20
   45       1,762,014       1.73x         19,129            0.20                Full Year              12/31/2006       1,867,587
   46       1,301,297       1.15x         23,000           250.00        Annualized Most Recent         2/28/2007       1,304,919
   47       1,208,603       1.10x         50,400           200.00        Trailing Twelve Months         4/30/2007       1,159,281
   48       1,194,440       1.11x          9,521            0.15         Trailing Twelve Months         5/31/2007        953,602
   49       1,222,256       1.16x         14,808            0.20         Trailing Twelve Months         3/31/2007       1,258,078
   50       1,158,746       1.41x         24,613            0.20         Trailing Twelve Months         3/30/2007       1,170,628
   51       1,428,299       1.38x         159,564         1,139.74       Trailing Twelve Months         4/30/2007       1,855,161
   52       1,169,817       1.20x         10,542            0.15         Annualized Most Recent         4/30/2007       1,301,428
   53       1,068,490       1.10x         15,336            0.20         Trailing Twelve Months         5/31/2007        924,191
   54       1,084,953       1.17x         18,627            0.20         Annualized Most Recent         1/31/2007        830,408
   55       1,097,120       1.20x          2,874            0.10
   56       1,126,925       1.25x         24,000           200.00        Annualized Most Recent         8/31/2007       1,200,007
   57       1,201,471       1.26x         38,250           250.00        Trailing Twelve Months         7/31/2007       1,044,788

            1,500,248       1.48x         163,259         1,014.03       Trailing Twelve Months         5/31/2007       1,842,689
   58        848,712        1.48x         91,704          1,146.30       Trailing Twelve Months         5/31/2007       1,059,339
   59        651,536        1.48x         71,555           883.40        Trailing Twelve Months         5/31/2007        783,350

   60       1,042,416       1.22x         16,126            0.20                Full Year              12/31/2006        932,953
   61       1,060,020       1.31x          8,250            0.15
   62        954,295        1.16x          7,115            0.15
   63        957,901        1.20x          9,966            0.15
   64        913,126        1.15x         10,815           35.00         Trailing Twelve Months         9/30/2007        800,786
   65        863,730        1.18x                                        Trailing Twelve Months         6/30/2007       1,498,066
   66        898,537        1.16x          5,842            0.15
   67       1,087,182       1.60x         28,305            0.21                Full Year              12/31/2006       1,183,376
   68       1,078,283       1.38x         35,029            0.17         Annualized Most Recent         4/30/2007       1,481,876
   69       1,181,920       1.23x         176,333         1,335.86       Trailing Twelve Months         7/31/2007       1,225,750
   70       1,027,175       1.35x         86,000           250.00        Annualized Most Recent         5/31/2007       1,270,589
   71        787,035        1.10x         48,000           250.00        Trailing Twelve Months         3/31/2007        795,184
   72        755,509        1.02x         16,128            0.16         Trailing Twelve Months         6/30/2007        598,420

             970,188        1.36x         107,030          253.63        Trailing Twelve Months         6/30/2007        762,165
   73        718,245        1.36x         78,030           255.00        Trailing Twelve Months         6/30/2007        535,158
   74        251,943        1.36x         29,000           250.00        Trailing Twelve Months         6/30/2007        227,007

   75        890,777        1.47x         45,500           250.00        Annualized Most Recent         7/31/2007        907,933
   76       1,122,528       1.47x         131,657         1,175.51       Trailing Twelve Months         6/30/2007       1,505,865
   77        786,730        1.24x         15,155            0.20
   78        758,516        1.12x         13,405           35.00         Annualized Most Recent        12/31/2007        686,533
   79        882,191        1.27x         51,500           250.00        Trailing Twelve Months         5/31/2007        932,738
   80        768,300        1.17x          4,826            0.15         Trailing Twelve Months         5/31/2007        454,330
   81        867,109        1.28x         14,629            0.15         Trailing Twelve Months         6/30/2007        938,369
   82        816,994        1.75x          2,380            0.03
   83        769,864        1.21x         50,000           250.00        Trailing Twelve Months         8/31/2007        776,910
   84        816,773        1.37x         19,423            0.20
   85        705,805        1.20x         16,000            0.20         Annualized Most Recent        11/30/2006        536,673
   86        829,303        1.31x         102,536         1,114.52       Trailing Twelve Months         4/30/2007       1,032,658
   87        693,120        1.12x         30,443            0.11
   88        685,904        1.25x         14,144            0.15         Annualized Most Recent         5/31/2007        586,670
   89        881,589        1.41x         61,929           720.10        Trailing Twelve Months         5/31/2007       1,042,418
   90        627,274        1.15x         33,350           50.00         Trailing Twelve Months         9/30/2007        693,677
   91        622,552        1.19x          4,199            0.20                Full Year              12/31/2007        692,172
   92        688,114        1.25x         91,449           962.62        Trailing Twelve Months         5/31/2007        917,232
   93        617,098        1.15x          7,860            0.15         Annualized Most Recent         7/31/2007        605,448
   94        767,484        1.36x         66,156           816.74        Trailing Twelve Months         7/31/2007       1,198,476
   95        579,700        1.27x          5,811            0.18         Trailing Twelve Months         7/31/2007        459,655
   96        579,194        1.16x         19,050           50.00         Trailing Twelve Months         9/30/2007        634,825
   97        650,032        1.22x         27,316            0.15                Full Year              12/31/2006        452,861

             624,760        1.27x         11,653            0.17                Full Year              12/31/2006        222,028
   98        369,135        1.27x          6,022            0.15
   99        255,625        1.27x          5,631            0.20                Full Year              12/31/2006        222,028

   100       582,006        1.16x         20,000           250.00        Trailing Twelve Months         7/31/2007        323,830
   101       607,626        1.20x         35,864            0.15         Trailing Twelve Months         6/30/2007        729,046
   102       537,375        1.15x         19,125           227.68        Trailing Twelve Months         5/31/2007        475,782
   103       696,169        1.44x         21,299           25.69         Trailing Twelve Months         5/31/2007        773,884
   104       695,050        1.70x          7,775            0.15         Trailing Twelve Months         5/31/2007        739,960
   105       532,477        1.31x          4,000            0.10         Trailing Twelve Months         6/30/2007        30,080
   106       511,361        1.14x         35,400           200.00        Trailing Twelve Months         5/31/2007        612,512
   107       511,032        1.21x         21,087            0.20                Full Year              12/31/2006        934,964
   108       566,103        1.25x         18,000           250.00        Annualized Most Recent         5/31/2007        706,823
   109       520,999        1.18x          5,246            0.21         Trailing Twelve Months         4/30/2007        540,094
   110       455,885        1.01x         12,288            0.10
   111       534,185        1.16x         36,828           279.00        Trailing Twelve Months         6/31/2007        656,686
   112       746,670        1.79x         242,651         1,263.81       Trailing Twelve Months         3/31/2007       1,089,988
   113       484,193        1.25x          5,560            0.15
   114       575,885        1.34x          7,710            0.15         Trailing Twelve Months         3/31/2007        567,985
   115       592,417        1.43x         30,182            0.20         Annualized Most Recent         7/31/2007        453,457
   116       487,955        1.25x         23,649            0.23         Annualized Most Recent         7/31/2006        624,065
   117       457,638        1.10x         42,000           250.00        Trailing Twelve Months         5/31/2007        583,091
   118       479,625        1.15x          8,599            0.20         Annualized Most Recent         5/31/2007        485,312
   119       471,926        1.22x         13,500           50.00         Annualized Most Recent         6/30/2007        440,495
   120       461,315        1.35x          4,132            0.15
   121       443,817        1.12x         32,800           200.00        Trailing Twelve Months         5/31/2007        470,573
   122      1,065,787       2.48x         127,551          911.08        Trailing Twelve Months         6/30/2007       1,210,179
   123       529,916        1.21x         10,612            0.21         Annualized Most Recent         8/31/2007        648,452
   124       471,645        1.20x          6,122            0.20         Trailing Twelve Months         3/31/2007        511,244
   125       600,278        1.41x         57,939           752.45        Trailing Twelve Months         7/31/2007        681,906
   126       508,225        1.31x          5,227            0.15
   127       518,389        1.25x         86,038           723.01        Trailing Twelve Months         5/31/2007       1,746,313
   128       409,549        1.22x          9,695            0.19         Trailing Twelve Months         6/30/2007        392,161
   129       418,891        1.25x          5,615           224.60
   130       535,164        1.44x         67,253           934.07        Trailing Twelve Months         3/31/2007        619,902
   131       438,520        1.42x          3,239            0.10
   132       409,895        1.48x         11,084            0.23                Full Year              12/31/2006        272,471
   133       403,445        1.15x          9,453            0.15         Annualized Most Recent         4/30/2007        435,437
   134       413,819        1.20x         29,250           250.00        Annualized Most Recent         5/31/2007        450,238
   135       344,602        1.28x          2,174            0.15
   136       473,824        1.39x          7,163            0.15
   137       376,849        1.20x         10,539            0.15         Annualized Most Recent        12/31/2007        446,841
   138       375,487        1.15x          5,704            0.20         Trailing Twelve Months         3/31/2007        217,597
   139       417,361        1.32x          9,000           250.00        Annualized Most Recent         8/31/2007        127,842
   140       371,285        1.17x          9,854            0.10
   141       389,205        1.17x          2,148            0.15         Trailing Twelve Months         4/30/2007        447,706
   142       388,923        1.20x          8,136            0.20         Trailing Twelve Months         5/31/2007        448,848
   143       365,820        1.15x         12,450           18.39         Trailing Twelve Months         8/31/2007        376,622
   144       445,472        1.32x         61,142           804.50        Trailing Twelve Months         6/30/2007        499,789
   145       361,527        1.16x          2,223            0.15
   146       361,313        1.15x          2,729            0.15         Trailing Twelve Months         6/30/2007        249,241
   147       456,683        1.72x         10,855           19.42         Trailing Twelve Months         6/30/2007        531,143
   148       307,408        1.28x          2,223            0.15
   149       461,928        1.31x          8,748            0.20
   150       397,640        1.32x         49,659           253.36        Trailing Twelve Months         5/31/2007        471,384
   151       344,598        1.16x         11,143           19.62         Trailing Twelve Months         4/30/2007        359,780
   152       313,885        1.12x         13,250           250.00        Annualized Most Recent         3/31/2007        82,033

   153       339,153        1.24x          2,475            0.15                Full Year              12/31/2006        346,174
  153.1
  153.2

   154       385,456        1.33x          1,544            0.15         Trailing Twelve Months         4/30/2007        305,654
   155       489,556        1.43x         72,003           720.03        Trailing Twelve Months         3/31/2007        737,806
   156       333,672        1.16x         17,616           367.00        Annualized Most Recent         6/30/2007        342,897
   157       361,615        1.23x          5,955            0.15         Trailing Twelve Months         6/30/2007        330,866
   158       408,496        1.32x         70,984           702.81        Trailing Twelve Months         5/31/2007        574,395
   159       312,020        1.16x          3,230            0.31
   160       311,755        1.17x          7,391            0.15         Trailing Twelve Months         5/31/2007        393,952
   161       295,562        1.14x          7,700           50.00         Trailing Twelve Months         5/31/2007        175,503
   162       329,071        1.22x          7,052            0.20         Trailing Twelve Months         7/31/2007        370,439
   163       438,376        1.71x         12,000            0.15
   164       292,192        1.17x         13,373           20.83         Trailing Twelve Months         5/31/2007        283,962
   165       295,741        1.41x          2,225            0.16
   166       353,032        1.34x         46,547           705.26        Trailing Twelve Months         5/31/2007        444,404

   167       296,451        1.21x         14,836            0.21         Trailing Twelve Months         1/31/2007        384,280
  167.1
  167.2

   168       306,834        1.23x          4,224            0.15         Annualized Most Recent         9/30/2007        273,115
   169       282,814        1.17x          2,160            0.15         Annualized Most Recent         7/31/2007        225,416
   170       318,055        1.28x          6,510            0.15         Annualized Most Recent         4/30/2007        308,327

   171       285,983        1.17x          1,329            0.15
  171.1
  171.2
  171.3

   172       344,572        1.44x          2,024            0.15
   173       289,142        1.21x          3,966            0.15         Trailing Twelve Months         6/30/2007        319,181
   174       264,337        1.15x          2,143            0.15
   175       268,696        1.18x          4,061            0.15         Annualized Most Recent         5/31/2007        283,913
   176       259,596        1.20x          2,230            0.15
   177       317,052        1.31x          1,677            0.15
   178       246,230        1.15x          2,910            0.33         Trailing Twelve Months         4/30/2007        119,443
   179       265,701        1.23x         31,000           250.00        Trailing Twelve Months         5/31/2007        282,710
   180       278,466        1.24x          6,550           50.00         Trailing Twelve Months         6/30/2007        367,333
   181       242,859        1.20x          5,010            0.20                Full Year              12/31/2006        54,176
   182       244,275        1.16x          1,578            0.15
   183       357,412        1.70x          4,781            0.30         Trailing Twelve Months         6/30/2007        457,778
   184       325,433        1.42x         47,886           798.10        Trailing Twelve Months         5/31/2007        442,451
   185       233,824        1.13x          3,375            0.15
   186       237,573        1.16x          3,700            0.15
   187       226,946        1.18x          1,162            0.15                Full Year              12/31/2006        171,221
   188       229,683        1.20x         15,000           50.00         Trailing Twelve Months         5/31/2007        247,970
   189       335,810        1.62x         47,178           827.68        Trailing Twelve Months         6/30/2007        458,318
   190       220,016        1.16x         21,300           213.00        Trailing Twelve Months         5/31/2007        272,293
   191       231,909        1.20x          2,775            0.15         Trailing Twelve Months         5/31/2007        273,976
   192       216,761        1.18x          3,974            0.15         Trailing Twelve Months         5/31/2007        191,577
   193       292,075        1.36x         51,113           774.44        Trailing Twelve Months         3/31/2007        519,269
   194       215,288        1.15x          1,970            0.22         Trailing Twelve Months         7/31/2007        241,958
   195       408,161        1.67x         12,459            0.15         Annualized Most Recent         5/31/2007        492,372

   196       242,107        1.28x          1,855            0.20                Full Year              12/31/2006        269,398
  196.1
  196.2
  196.3

   197       221,293        1.20x         10,400           50.00         Trailing Twelve Months         4/30/2007        203,775
   198       221,530        1.37x         29,750           252.12        Trailing Twelve Months         6/30/2007        237,731

   199       218,185        1.32x         13,511           17.21         Trailing Twelve Months         2/28/2007        154,557
  199.1
  199.2
  199.3

   200       196,860        1.18x         10,500           250.00        Trailing Twelve Months         3/31/2007        228,938
   201       225,080        1.35x         15,000           300.00        Trailing Twelve Months         6/30/2007        232,746
   202       255,465        1.64x          4,417            0.15         Annualized Most Recent         5/31/2007        157,773
   203       225,339        1.36x          1,167            0.20         Annualized Most Recent         6/30/2007        225,622
   204       226,065        1.47x          2,765            0.20                Full Year              12/31/2006        29,205
   205       197,043        1.30x          1,947            0.15         Trailing Twelve Months         4/30/2007        191,597
   206       257,143        1.73x          6,884            0.15
   207       171,142        1.20x          7,500           250.00        Annualized Most Recent         8/31/2007        131,845
   208       174,510        1.24x          1,611            0.15         Trailing Twelve Months         4/30/2007        148,058
   209       170,016        1.24x          7,699            0.23         Trailing Twelve Months         6/30/2007        191,025
   210       164,388        1.20x         15,750           350.00        Trailing Twelve Months        10/31/2007        156,745
   211       172,375        1.31x          4,142            0.76         Annualized Most Recent         2/28/2007        16,737
   212       155,613        1.21x         11,825           268.75        Trailing Twelve Months         3/31/2007        198,292
   213       171,684        1.22x          7,483            0.15         Trailing Twelve Months         7/31/2007        179,558
   214       142,859        1.21x          3,500           250.00               Full Year              12/31/2006        165,673
   215       146,059        1.20x          7,425           20.57         Trailing Twelve Months         3/31/2007        190,529
   216       144,467        1.20x          2,478            0.19         Annualized Most Recent         6/30/2007        137,993
   217       146,428        1.46x          9,250           50.00         Trailing Twelve Months         5/31/2007        120,637
   218       139,512        1.30x           500             0.08
   219       127,630        1.18x          2,370            0.15
   220       137,409        1.20x         18,000           250.00        Trailing Twelve Months         7/31/2007        186,009
   221       123,807        1.25x          2,730            0.35         Annualized Most Recent         2/28/2007        16,761
   222       130,669        1.29x          1,032            0.15         Trailing Twelve Months         6/30/2007        150,551
   223       121,714        1.21x           941             0.15
   224       118,802        1.21x         18,350           50.00         Trailing Twelve Months         6/30/2007        112,873
   225       121,307        1.24x          5,376           17.86         Trailing Twelve Months         5/31/2007        99,665
   226       122,138        1.25x          2,400           300.00        Annualized Most Recent         6/30/2007        117,000
   227       133,714        1.38x          2,600            0.20
   228       121,123        1.20x          1,925            0.22                Full Year              12/31/2006        104,807
   229       124,918        1.29x          5,338           16.68         Trailing Twelve Months         5/31/2007        142,888
   230       201,013        2.25x          3,984            0.20         Trailing Twelve Months         2/28/2007        463,893
   231       120,083        1.29x          7,950           50.00         Trailing Twelve Months         5/31/2007        158,218
   232       167,931        1.40x         10,570           22.25         Trailing Twelve Months         7/31/2007        179,775
   233       100,781        1.11x          1,818            0.21         Trailing Twelve Months         8/31/2007        24,972
   234       101,501        1.48x          1,250            0.15
   235        94,032        1.23x          1,702            0.20                Full Year              12/31/2006        94,968
   236        93,133        1.20x          4,500           250.00        Annualized Most Recent         7/31/2007        96,468
   237        90,243        1.20x          7,611           281.89        Trailing Twelve Months         6/30/2007        106,840
   238       120,322        1.80x          1,050            0.15
------------------------------------------------------------------------------------------------------------------------------------
                            1.29x
====================================================================================================================================

                  MOST            FULL            FULL             FULL
                 RECENT           YEAR            YEAR             YEAR
SEQUENCE          NCF           END DATE           NOI             NCF          LARGEST TENANT
--------------------------------------------------------------------------------------------------------------------------------

    1          6,454,561       12/31/2005       6,681,687       6,681,687
   1.1                                                                          CSC Information Systems LLC
   1.2                                                                          Northrop Grumman Information Technology, Inc.

    2          16,911,288      12/31/2006      12,129,394       12,129,394      Bankers Life and Casualty
    3          3,491,716       12/31/2006       3,982,494       3,982,494       Electronic Warfare

    4
   4.1                                                                          Northrop Grumman
   4.2                                                                          HIT Entertainment
   4.3                                                                          Lake Erie Products
   4.4                                                                          Sprint
   4.5                                                                          Sun Microsystems
   4.6                                                                          L-3 Communications

               3,648,470       12/31/2005       2,439,312       2,439,312
    5          2,156,149       12/31/2005       1,934,377       1,934,377
   5.1                                                                          Eagle Vision (Grace Medical)
   5.2                                                                          McNeill Investment Co./Equity Inns
   5.3                                                                          Southern Fastening
    6          1,492,321       12/31/2005        504,935         504,935
   6.1                                                                          Fulfillment Partners, Inc
   6.2                                                                          The House of David Distributors
   6.3                                                                          Arshaad Alli

    7                                                                           Detica DFI
    8          6,668,110       12/31/2006       6,460,707       6,460,707
    9          2,238,930       12/31/2006       2,622,963       2,622,963       Montgomery County
   10          2,765,110       12/31/2006       2,312,666       2,312,666       CoxCom, Inc.
   11          3,212,771       12/31/2005       2,934,845       2,934,845       AGIA, Inc.
   12          2,580,158       12/31/2006       2,446,574       2,446,574       Baker & Hostetler
   13          2,444,327       12/31/2006       2,263,676       2,263,676
   14          3,125,566       12/31/2006       3,022,615       3,022,615       AmSouth Bank
   15          3,059,329       12/31/2006       3,291,446       2,752,820
   16          2,133,653       12/31/2006       2,174,016       2,174,016       GSA Bankruptcy
   17          1,959,143       12/31/2006       2,177,091       2,177,091       Hartford Fire Insurance Company
   18          1,914,603       12/31/2006       1,796,151       1,796,151

   19
  19.1                                                                          Branch Banking and Trust Company
  19.2                                                                          Branch Banking and Trust Company
  19.3                                                                          Branch Banking and Trust Company
  19.4                                                                          Regions Bank
  19.5                                                                          Freedom Bank
  19.6                                                                          SunTrust Bank
  19.7                                                                          Marine Bank of the Florida Keys
  19.8                                                                          Coast Bank of Florida
  19.9                                                                          Coast Bank of Florida
  19.10                                                                         Regions Bank
  19.11                                                                         Mainstreet Community Bank of Florida
  19.12                                                                         Umpqua Bank
  19.13                                                                         Marine Bank of the Florida Keys
  19.14                                                                         Wachovia Bank, National Association
  19.15                                                                         Regions Bank

               1,847,289       12/31/2006       1,761,939       1,761,939
   20           513,547        12/31/2006        504,896         504,896        Muslim American Society
   21           482,402        12/31/2006        444,817         444,817        Spirits of St. Germain
   22           350,593        12/31/2006        254,470         254,470        Vons
   23           261,319        12/31/2006        267,524         267,524        Tropical Tiki Imports
   24           239,428        12/31/2006        290,232         290,232        Persepolis Market/Cafe Papillon

   25          2,101,195       12/31/2006       1,784,349       1,784,349       University of Chicago Hospital

   26
  26.1                                                                          SunTrust Bank
  26.2                                                                          SunTrust Bank
  26.3                                                                          Branch Banking and Trust Company
  26.4                                                                          First Charter Bank
  26.5                                                                          Wachovia Securities, LLC
  26.6                                                                          Bank of America
  26.7                                                                          Umpqua Bank
  26.8                                                                          Regions Bank
  26.9                                                                          Compass Bank
  26.10                                                                         The Bank
  26.11                                                                         Central California Bank
  26.12                                                                         Branch Banking and Trust Company
  26.13                                                                         Coast Bank of Florida
  26.14                                                                         Metropolitan National Bank
  26.15                                                                         Bank of Virginia

   27          2,053,229       12/31/2006       1,919,942       1,919,942
   28          4,533,586       12/31/2005       4,977,673       4,977,673       AmSouth Bank
   29          2,001,971       12/31/2006       1,989,662       1,989,662       Thomson
   30          1,514,269       12/31/2006       1,578,446       1,578,446
   31          2,957,613       12/31/2006       2,758,654       2,758,654       Golden Plough Inn
   32          1,545,485       12/31/2006       1,545,485       1,545,485       Jewish Federation
   33          1,700,095       12/31/2006       1,642,849       1,642,849
   34          1,504,102       12/31/2006       1,483,986       1,483,986
   35          2,280,803       12/31/2006       1,705,711       1,705,711
   36                                                                           Arrowhead General Insurance
   37           723,727        12/31/2005        540,054         540,054        Capital Bank

   38
  38.1
  38.2
  38.3
  38.4
  38.5
  38.6
  38.7
  38.8
  38.9
  38.10
  38.11
  38.12

   39                                                                           Dominick's Finer Foods
   40          1,001,528       12/31/2005       1,368,840       1,368,840       Food 4 Less
   41
   42          1,790,453       12/31/2006       1,439,848       1,439,848       UMich, Attn: Robert Reynol
   43          2,168,077       12/31/2006       2,194,447       2,194,447
   44                                                                           GE Transportation Systems Global Signaling, LLC
   45          1,867,587       12/31/2005       1,846,755       1,846,755       Stop & Shop
   46          1,304,919       12/31/2006       1,267,779       1,267,779
   47          1,159,281       12/31/2006       1,148,665       1,148,665
   48           953,602        12/31/2006        810,319         810,319        Queen of Vly Med Ctr
   49          1,258,078       12/31/2006       1,250,453       1,250,453       North Shore Center for Medical Aesthetics, LTD
   50          1,170,628       12/31/2006       1,152,611       1,152,611       VNA Mgmt. Services, LLC
   51          1,836,137       12/31/2006       1,855,224       1,834,060
   52          1,301,428       12/31/2006       1,019,609       1,019,609       Shankz
   53           924,191        12/31/2006        914,073         914,073        CalTrans
   54           722,398                                                         City of Vancouver
   55                                                                           El Torito Restaurants, Inc
   56          1,200,007
   57          1,044,788       12/31/2006       1,019,517       1,019,517

               1,842,689       12/31/2006       1,706,860       1,706,860
   58          1,059,339       12/31/2006        989,529         989,529
   59           783,350        12/31/2006        717,331         717,331

   60           932,953        12/31/2005        941,813         941,813        Family Practice Associates
   61                                                                           Sanford Brown College, Inc.
   62                                                                           Talisker Mountain Resorts
   63                                                                           Anna's
   64           800,786        12/31/2006        685,667         685,667
   65           634,337        12/31/2006        991,687         991,687
   66                                                                           The Gym
   67          1,183,376       12/31/2005       1,137,793       1,137,793       Hannaford Brothers
   68          1,481,876       12/31/2006       1,122,717       1,122,717       Herberger's (Bon-Ton)
   69          1,225,750       12/31/2006       1,338,965       1,338,965
   70          1,110,696       12/31/2006       1,121,337       1,121,337
   71           795,184        12/31/2006        788,764         788,764
   72           598,420        12/31/2006        475,811         475,811        Fixed Income Securities

                762,165        12/31/2006        864,384         864,384
   73           535,158        12/31/2006        637,639         637,639
   74           227,007        12/31/2006        226,745         226,745

   75           907,933        12/31/2006        953,685         953,685
   76          1,371,276
   77                                                                           Haggin Marketing
   78           686,533        12/31/2006        658,311         658,311
   79           881,238        12/31/2006        889,753         838,253
   80           454,330        12/31/2006        158,699         158,699        Texas Trial Lawyers Association
   81           938,369        12/31/2006        805,592         805,592        Big Dollar
   82                                                                           Bi-Lo, LLC
   83           776,910        12/31/2006        792,046         792,046
   84                                                                           AT&T Services, Inc.
   85           536,673        12/31/2005        494,286         494,286        Administaff Services, L.P.
   86          1,032,658       12/31/2006       1,107,569       1,107,569
   87                                                                           South Deerfield Industrial, Inc.
   88           586,670        12/31/2006        190,624         190,624        Perkins & Will - CRA, LP
   89           984,652        12/31/2006       1,114,933       1,057,167
   90           693,677        12/31/2006        596,231         596,231
   91           692,172        12/31/2006        667,655         667,655        Oregon Sports Medicine, Inc.
   92           853,093
   93           605,448        12/31/2006        577,725         577,725        Outback Steakhouse
   94          1,093,208       12/31/2006       1,232,018        939,447
   95           459,655        12/31/2006        473,186         473,186        Volcano Sports
   96           634,825        12/31/2006        417,304         417,304
   97           394,880                                                         HFS North America

                222,028        12/31/2005        229,872         229,872
   98                                                                           HRRA
   99           222,028        12/31/2005        229,872         229,872        HRRA

   100          323,830
   101          729,046        12/31/2006        761,961         761,961        Travelers
   102          475,782        12/31/2006        460,291         432,831
   103          773,884        12/31/2006        751,153         751,153
   104          719,795        12/31/2006        803,071         803,071        Century Suites
   105           30,080                                                         HD Supply Waterworks
   106          612,512        12/31/2006        522,952         522,952
   107          934,964        12/31/2005        877,409         877,409        Summit Orthopedics, Ltd.
   108          706,823        12/31/2006        664,937         664,937
   109          540,094        12/31/2006        566,179         566,179        Brody Wilkinson & Ober PC
   110                                                                          DHL Express Inc
   111          656,686        12/31/2006        467,237         467,237
   112         1,089,988       12/31/2006       1,053,566       1,053,566
   113                                                                          Farm Fresh
   114          567,985        12/31/2006        651,099         651,099        Dallo & Co.
   115          453,457                                                         Whiting Petroleum Co.
   116          624,065        12/31/2005        587,304         587,304        Rogers & Brown
   117          583,091        12/31/2006        489,611         489,611
   118          322,737        12/31/2006        475,874         419,612        EVFA
   119          440,495        12/31/2006        552,789         552,789
   120                                                                          Legg Mason
   121          470,573        12/31/2006        362,559         362,559
   122         1,210,179       12/31/2006       1,115,139       1,115,139
   123          648,452        12/31/2006        538,990         538,990        Marge Carson
   124          511,244        12/31/2006        322,627         322,627        Murphy, Austin, Adams, Schoenfeld LLP
   125          611,249        12/31/2006        588,244         545,218
   126                                                                          PRA Holding I, LLC
   127         1,746,313       12/31/2006        605,293         605,293
   128          344,591        12/31/2006        408,246         375,068        Shelby's Floral
   129                                                                          Washington Mutual Bank
   130          619,902
   131                                                                          New China Buffet
   132          272,471        12/31/2005        105,983         105,983        Power Solutions (Master Lease)
   133          435,437        12/31/2006        446,145         413,105        Domain, Inc
   134          450,238        12/31/2006        362,747         362,747
   135                                                                          Walgreens
   136                                                                          Sportsman's Warehouse
   137          446,841        12/31/2005        446,841         446,841        Associated Wholesale Grocers
   138          217,597        12/31/2006        383,916         383,916        Vinfen Corporation
   139          127,842
   140                                                                          RUUD Lighting
   141          447,706                                                         Pier One Imports
   142          444,869        12/31/2006        427,126         427,126        Suntrust
   143          376,622        12/31/2006        341,558         341,558
   144          499,789        12/31/2006        347,628         347,628
   145                                                                          Walgreens
   146          222,917        12/31/2006        55,363           55,363        Schumacher Homes
   147          531,143        12/31/2006        473,159         473,159
   148                                                                          Walgreens
   149                                                                          Blue Cross Blue Shield
   150          471,384        12/31/2006        448,030         448,030
   151          359,780        12/31/2006        360,839         360,839
   152           82,033

   153          346,174        12/31/2005        350,944         350,944
  153.1                                                                         Bank of America
  153.2                                                                         Empire Vision - N. Dartmouth

   154          206,325        12/31/2006        187,808         187,808        AT&T Wireless (Cingular)
   155          737,806        12/31/2006        697,530         697,530
   156          342,897        12/31/2006        292,633         292,633
   157          330,866        12/31/2006        282,262         282,262        Family Dollar
   158          574,395        12/31/2006        478,556         478,556
   159                                                                          Walgreens
   160          393,952        12/31/2006        350,882         350,882        Brothers Main
   161          175,503        12/31/2006        115,702         115,702
   162          353,829        12/31/2006        333,570         325,344        Murray's Discount Auto
   163                                                                          Burlington Coat Factory of Virginia, LLC
   164          283,962        12/31/2006        242,523         242,523
   165                                                                          Walgreens
   166          444,404        12/31/2006        474,318         474,318

   167          384,280        12/31/2005        325,958         325,958
  167.1                                                                         Saint Gobin Tech
  167.2                                                                         T.D. Ventures LLC

   168          273,115        12/31/2006        158,637         101,392        Decorators Warehouse
   169          225,416        12/31/2006        42,921           42,921        McAlister's Deli
   170          308,327        12/31/2006        325,330         320,386        Drummond & Drummond

   171
  171.1                                                                         Eri Kroh and Iris Sela (Master Lease)
  171.2                                                                         Starbucks
  171.3                                                                         Starbucks

   172                                                                          Walgreens
   173          319,181        12/31/2006        288,551         288,551        El Caporal Restaurant
   174                                                                          Chicos Tacos
   175          283,913                                                         ExxonMobil Pipeline Company
   176                                                                          Voyager Bank
   177                                                                          Rite Aid
   178           69,196        12/31/2006        83,155           83,155        China Shuttle Inc.
   179          282,710        12/31/2006        235,597         235,597
   180          367,333        12/31/2006        380,870         380,870
   181           54,176                                                         First Charter Insurance Service
   182                                                                          Message Envy
   183          457,778        12/31/2006        494,209         494,209        Keller Williams
   184          442,451        12/31/2006        467,001         467,001
   185                                                                          Blitz Haus, LLC
   186                                                                          Department of Corrections
   187          171,221                                                         Starbucks
   188          247,970        12/31/2006        281,459         281,459
   189          399,019        12/31/2006        337,594         278,295
   190          272,293        12/31/2006        236,252         236,252
   191          266,056        12/31/2006        290,187         290,187        Happy Harry's
   192          191,577        12/31/2006        160,268         160,268        Cozumel Mexican Restaurant
   193          455,124        12/31/2006        443,632         378,399
   194          241,958        12/31/2006        237,642         237,642        National Latino Alliance
   195          492,372        12/31/2006        485,442         485,442        Wilson Art International Inc.

   196          269,398        12/31/2006        269,238         269,238
  196.1                                                                         Archer Bank
  196.2                                                                         Archer Bank
  196.3                                                                         Mid America Bank

   197          203,775        12/31/2006        222,245         222,245
   198          237,731        12/31/2006        211,742         211,742

   199          154,557        12/31/2006        108,160         108,160
  199.1
  199.2
  199.3

   200          228,938
   201          175,146        12/31/2006        234,431         206,972
   202          157,773        12/31/2006        173,591         173,591        Blue Collision
   203          225,622        12/31/2006        225,932         225,932        The Pollock Corporation
   204           29,205                                                         Kaiser Foundation Health Plan
   205          191,597        12/31/2006        188,618         188,618        Franklin Bank
   206                                                                          MMI, Inc.
   207          131,845
   208          148,058        12/31/2006        149,590         149,590        Cato Fashion
   209          191,025        12/31/2006        202,961         202,961        Macromatic Controls, LLC
   210          156,745        12/31/2006        138,613         138,613
   211           16,737                                                         The Levi's Store
   212          198,292        12/31/2006        175,731         175,731
   213          179,558        12/31/2006        196,532         196,532        Jin Jin Restaurant
   214          165,673        12/31/2005        95,925           95,925
   215          190,529        12/31/2006        172,341         172,341
   216          137,993        12/31/2006        157,359         157,359        Advance Stores Company, Inc.
   217          120,637        12/31/2006        146,673         146,673
   218                                                                          JPMorgan Chase Bank
   219                                                                          Aurora Health Care
   220          166,086        12/31/2006        165,734         133,988
   221           16,761                                                         Lenscrafters, Inc.
   222          150,551        12/31/2006        158,243         158,243        Pentagon Federal Credit
   223                                                                          Footquarters (Footlocker)
   224          112,873        12/31/2006        108,122         108,122
   225           99,665        12/31/2006        93,725           93,725
   226          117,000
   227                                                                          Walgreens
   228          104,807        12/31/2005        116,114         116,114        M. Woods
   229          142,888        12/31/2006        118,624         118,624
   230          463,893        12/31/2006        499,875         499,875        Gentex Corporation
   231          158,218        12/31/2006        154,652         154,652
   232          179,775        12/31/2006        153,000         153,000
   233           24,972                                                         Mountain Orthopaedics
   234                                                                          Ameriprise
   235           94,968        12/31/2005        78,428           78,428        DeMaria Financial LLC
   236           96,468
   237          106,840        12/31/2006        99,664           99,664
   238                                                                          CSK Auto, Inc.
--------------------------------------------------------------------------------------------------------------------------------

================================================================================================================================

                                                                                                                        SECOND
                          LARGEST                                                                           SECOND     LARGEST
             LARGEST       TENANT        LARGEST                                                            LARGEST     TENANT
              TENANT        % OF         TENANT                                                             TENANT       % OF
              LEASED       TOTAL          LEASE                                                             LEASED      TOTAL
SEQUENCE        SF          SF         EXPIRATION    SECOND LARGEST TENANT                                    SF          SF
--------------------------------------------------------------------------------------------------------------------------------

    1
   1.1       243,490       51.8%       12/31/2010    General Dynamics Information Technology, Inc.          92,446      19.7%
   1.2       145,959       65.3%        3/31/2017    CH2M Hill, Inc.                                        77,651      34.7%

    2        222,016       14.2%       11/30/2013    Level 3                                                205,695     13.1%
    3         52,450       17.2%       10/31/2008    Qivliq, LLC                                            30,126       9.9%

    4
   4.1       151,350       100.0%      11/30/2009
   4.2        70,680       100.0%      10/31/2016
   4.3       200,000       100.0%       9/30/2018
   4.4       105,935       100.0%       7/31/2008
   4.5        48,400       100.0%      11/30/2008
   4.6        90,432       100.0%      11/30/2010

    5
   5.1        27,334        9.9%        1/31/2010    Aladdin Light Lift                                     18,900       6.8%
   5.2        14,580        8.5%       10/31/2008    Dixie Floor Covering                                   12,150       7.1%
   5.3        21,987       32.9%       10/25/2009    Aesculap                                                6,713      10.1%
    6
   6.1        40,554       33.7%        3/31/2009    LQ Ventures Inc.                                       13,912      11.6%
   6.2        13,200       10.7%       12/31/2009    The Globe Imports, Inc.                                13,200      10.7%
   6.3        7,000        10.9%        2/28/2009    Florida Rooms & Windows                                 5,600       8.8%

    7        103,652       58.5%        1/31/2018    Strategic Analysis                                     40,918      23.1%
    8
    9        128,509       88.4%        9/15/2022    Montgomery County - Treasury                           15,262      10.5%
   10         41,178       16.3%        4/30/2016    Petsmart, Inc.                                         33,230      13.2%
   11         17,958        9.0%        2/28/2014    Progressive Casualty Insurance Co                      12,444       6.3%
   12         87,708       17.7%       12/31/2014    Kegler Brown Hill & Ritter                             52,527      10.6%
   13
   14        102,647       20.9%        8/31/2008    Cook, Yancey                                           40,646       8.3%
   15
   16         69,457       34.2%        8/5/2013     Cooch & Taylor                                         14,604       7.2%
   17         30,869       21.3%           MTM       GSA/IRS                                                15,432      10.7%
   18

   19
  19.1        4,637        100.0%      11/30/2025
  19.2        3,272        100.0%      11/30/2025
  19.3        4,640        100.0%      11/30/2025
  19.4        5,104        100.0%      11/30/2020
  19.5        3,255        100.0%       1/31/2031
  19.6        4,089        100.0%      11/30/2025
  19.7        4,068        100.0%       3/31/2021
  19.8        5,090        100.0%      11/30/2020
  19.9        3,980        100.0%      11/30/2020
  19.10       2,848        100.0%      11/30/2020
  19.11       4,544        100.0%      12/31/2020
  19.12       3,700        100.0%       5/31/2016
  19.13       2,190        100.0%      12/31/2020
  19.14       4,100        100.0%      12/31/2020
  19.15       1,270        100.0%      11/30/2015

   20         7,397        21.3%        3/31/2009    The Rainbow Kids Integral School                        4,749      13.6%
   21         3,900        19.6%        1/14/2011    The Econ Tutor                                          1,650       8.3%
   22         22,500       53.4%        6/2/2008     Auto Zone                                              12,000      28.5%
   23         9,983        18.1%        3/31/2010    College Rocks                                           8,240      14.9%
   24         3,000        16.0%        3/31/2009    Melrose Financial, Inc.                                 2,286      12.2%

   25         62,399       35.5%        6/30/2011    Viskase Companies                                      21,050      12.0%

   26
  26.1        7,510        100.0%      11/30/2025
  26.2        3,012        100.0%      11/30/2025
  26.3        2,796        100.0%      11/30/2025
  26.4        2,753        100.0%      11/30/2025
  26.5        8,716        100.0%       5/31/2016
  26.6        2,498        100.0%       3/31/2026
  26.7        6,872        100.0%       5/31/2016
  26.8        3,930        100.0%      11/30/2020
  26.9        3,213        100.0%      11/30/2025
  26.10       1,650        100.0%       9/30/2026
  26.11       6,400        100.0%       5/31/2016
  26.12       2,986        100.0%       9/30/2021
  26.13       2,067        100.0%      11/30/2020
  26.14       3,906        100.0%      10/31/2015
  26.15       1,600        100.0%       2/9/2016

   27
   28        207,696       48.7%        8/31/2009    Butler, Snow, O'Mara, Cannada & Stevens                190,086     44.5%
   29         39,233       25.6%        6/30/2014    Fluent, Inc.                                           10,492       6.8%
   30
   31         41,256       19.7%        3/31/2009    Cock 'n Bull                                           24,048      11.5%
   32         11,314        8.1%       10/31/2010    Premier Office Suites                                  10,463       7.5%
   33
   34
   35
   36         95,000       100.0%       4/30/2019
   37         58,673       41.0%        3/31/2016    Pearce, Brinkley Cease & Lee                           15,859      11.1%

   38
  38.1
  38.2
  38.3
  38.4
  38.5
  38.6
  38.7
  38.8
  38.9
  38.10
  38.11
  38.12

   39         58,587       49.3%        2/28/2012    Factory Card Outlet                                     9,560       8.0%
   40         47,188       36.8%       10/31/2019    General Discount                                       22,480      17.5%
   41
   42        125,815       100.0%       3/31/2012
   43
   44        191,500       100.0%       10/3/2017
   45         67,719       70.8%        3/1/2020     CVS                                                    10,316      10.8%
   46
   47
   48         14,863       23.4%           MTM       Redwood Regional Medical Group                          6,604      10.4%
   49         4,865         6.6%        6/30/2009    Consultants In Neurology, Ltd.                          4,165       5.6%
   50         25,681       20.9%        4/30/2009    First Federated Realty, Inc.                           16,840      13.7%
   51
   52         8,742        12.4%        8/31/2013    Gulf Coast Blood Center                                 4,000       5.7%
   53         58,721       76.6%        4/30/2010    Wachovia                                               17,959      23.4%
   54         26,349       28.3%        8/31/2012    Columbia Ultimate, Inc.                                24,030      25.8%
   55         7,166        24.7%        6/17/2027    Sleep Train Mattress Center                             4,950      17.1%
   56
   57

   58
   59

   60         19,196       24.1%        7/31/2011    Memorial Hermann Hosp System                           13,752      17.3%
   61         55,000       100.0%       4/30/2016
   62         9,144        19.3%        9/30/2009    Destination Outfitters                                  4,192       8.8%
   63         9,000        13.5%        7/31/2012    Chinese Buffet                                          6,000       9.0%
   64
   65
   66         4,153        10.7%        4/4/2017     Remax 2000                                              3,500       9.0%
   67         60,000       44.5%        7/31/2011    Ocean State Job Lot                                    27,768      20.6%
   68         70,314       34.1%        1/26/2014    Thrifty White Drug                                     22,145      10.7%
   69
   70
   71
   72         8,476         8.4%        1/31/2013    Cal Mat Co (Vulcan)                                     9,037       9.0%

   73
   74

   75
   76
   77         10,775       14.2%       11/30/2013    IMS                                                     7,775      10.3%
   78
   79
   80         12,940       40.2%       12/31/2011    The James Street Group                                  5,291      16.4%
   81         9,752        10.0%        4/30/2009    Warners                                                 9,184       9.4%
   82         63,095       79.5%        5/31/2027    Joy of Tokyo                                            2,400       3.0%
   83
   84         97,115       100.0%       8/31/2016
   85         58,174       72.7%        9/30/2014    Exel, Inc.                                             11,650      14.6%
   86
   87        276,750       100.0%       6/15/2013
   88         34,625       36.7%        9/30/2016    National Resort Management Corp.                       29,690      31.5%
   89
   90
   91         10,994       52.4%        2/22/2029    Oregon Outpatient Surgery Center, LLC                  10,000      47.6%
   92
   93         6,870        13.1%        1/31/2012    Boston Market/Einsteen Bagels                           5,078       9.7%
   94
   95         7,997        24.8%        4/30/2012    Good Life Cafe                                          3,077       9.5%
   96
   97         19,808       10.9%        9/9/2010     Plastomer Corp.                                        17,248       9.5%

   98         7,391        18.4%        2/28/2019    Alpha (HRRA)                                            7,179      17.9%
   99         8,333        29.6%           MTM       Burgess & Niple                                         5,466      19.4%

   100
   101        57,909       24.2%        5/31/2009    Sutherland Business Services                           56,784      23.7%
   102
   103
   104        12,921       24.9%       12/31/2009    North American Title                                    3,795       7.3%
   105        39,995       100.0%       4/30/2014
   106
   107        17,604       16.7%        5/31/2011    Medical Associates of MN                               10,070       9.6%
   108
   109        10,980       44.0%        7/31/2008    Norske Skog USA                                         4,564      18.3%
   110        64,200       52.2%        3/1/2017     Roofing Supply Group                                   47,678      38.8%
   111
   112
   113        37,065       100.0%       9/5/2027
   114        23,600       45.9%        1/1/2011     Foodland                                               20,800      40.5%
   115        26,491       17.6%        2/28/2012    Basic Energy Services                                  16,618      11.0%
   116        34,750       33.8%       11/15/2010    Suncall America, Inc.                                   8,000       7.8%
   117
   118        7,138        16.6%        7/31/2008    Scottsdale Eye Clinic                                   5,027      11.7%
   119
   120        3,587        13.0%        1/23/2016    PenSuites                                               2,851      10.4%
   121
   122
   123        29,408       58.2%        7/31/2009    Leathercraft, Inc                                      11,938      23.6%
   124        30,610       100.0%       3/31/2012
   125
   126        34,847       100.0%       8/31/2017
   127
   128        3,800         7.5%        1/31/2010    Z Place                                                 3,120       6.1%
   129        4,100        14.7%        1/2/2016
   130
   131        6,300        19.5%        4/30/2012    Antonia's Italian Restaurant                            3,010       9.3%
   132        20,762       43.1%           MTM       B.L. Seamon and Assoc                                  11,991      24.9%
   133        28,800       45.7%       11/30/2011    The Sherwin Williams Company                            7,200      11.4%
   134
   135        14,490       100.0%       2/28/2032
   136        47,752       100.0%       3/14/2021
   137        70,258       100.0%          MTM
   138        12,400       43.5%       12/31/2011    Allston Brighton                                        6,200      21.7%
   139
   140        79,016       80.5%        4/30/2014    CDB Technologies, Inc                                  19,135      19.5%
   141        11,055       77.2%        2/29/2016    Verizon Wireless                                        3,263      22.8%
   142        16,391       40.3%        1/31/2013    Renal Advantage                                         6,256      15.4%
   143
   144
   145        14,820       100.0%       8/31/2082
   146        4,200        23.1%        4/30/2011    Verizon                                                 3,125      17.2%
   147
   148        14,820       100.0%       8/31/2082
   149        29,641       67.8%       11/30/2009    Nature Conservancy                                      7,256      16.6%
   150
   151
   152

   153
  153.1       9,000        100.0%       4/30/2014
  153.2       7,500        100.0%       6/30/2013

   154        3,600        35.0%       11/30/2016    PPI Photographics, Inc.                                 3,350      32.6%
   155
   156
   157        8,000        20.2%        6/30/2013    J.V. Industrial                                         8,000      20.2%
   158
   159        10,420       100.0%       2/29/2056
   160        19,798       40.2%        8/31/2014    Marling Homeworks                                       8,775      17.8%
   161
   162        11,200       31.8%        5/31/2015    Family Dollar                                           9,680      27.5%
   163        80,000       100.0%       5/31/2018
   164
   165        13,905       100.0%       3/31/2058
   166

   167
  167.1       9,600        14.4%        3/31/2011    Invitrogen Corp                                         7,442      11.2%
  167.2       2,392        49.3%       11/30/2010    Flynn and Friends                                       1,499      30.9%

   168        11,279       40.1%       12/31/2011    Better Rest Mattresses & More                           3,520      12.5%
   169        4,906        34.1%        9/30/2016    Allcare Dental                                          3,200      22.2%
   170        13,868       32.0%        8/31/2008    Longfellow Books                                        5,351      12.3%

   171
  171.1       2,827        49.5%        4/30/2018    Starbucks                                               1,805      31.6%
  171.2       1,800        100.0%      12/31/2016
  171.3       1,166        100.0%      10/31/2016

   172        13,490       100.0%       8/31/2059
   173        4,050        15.3%        2/28/2011    KIMIS Asian Bistro                                      3,933      14.9%
   174        3,541        24.8%           MTM       Pearl Day Spa                                           2,430      17.0%
   175        27,072       100.0%       5/31/2012
   176        7,445        50.1%        2/28/2015    Primerica                                               3,130      21.1%
   177        11,180       100.0%       6/30/2027
   178        2,386        27.1%        3/31/2010    Up & Running                                            2,095      23.8%
   179
   180
   181        8,525        34.0%        9/30/2010    First Charter                                           2,960      11.8%
   182        2,673        25.4%        6/30/2017    The Complete Garage of Eagan                            2,440      23.2%
   183        4,867        31.0%        6/30/2011    Chicago Title                                           3,071      19.5%
   184
   185        8,000        35.6%        4/30/2013    Kettleman Bagels & Bakery, Inc.                         5,800      25.8%
   186        8,048        32.6%        4/30/2016    Fastenal                                                6,000      24.3%
   187        1,590        20.5%        5/31/2015    Hair Salon                                              1,420      18.3%
   188
   189
   190
   191        11,000       59.5%        6/30/2021    Subworks Pizzeria                                       3,000      16.2%
   192        5,599        21.1%        1/31/2012    Dollar Tree Stores, Inc.                                4,400      16.6%
   193
   194        1,700        18.8%        5/31/2012    SBT Food Services                                       1,700      18.8%
   195        49,700       59.8%        6/30/2009    Prodrive-Engelhard                                     33,360      40.2%

   196
  196.1       2,400        100.0%       8/31/2013
  196.2       4,759        100.0%       8/31/2013
  196.3       2,118        100.0%       8/31/2013

   197
   198

   199
  199.1
  199.2
  199.3

   200
   201
   202        5,279        17.9%        6/30/2009    Foxworth Galbraith                                      4,706      16.0%
   203        4,243        72.7%        2/28/2010    Pacific TherX                                           1,590      27.3%
   204        9,260        67.0%       11/12/2013    Aaron K. Breaux, D.D.S., Inc.                           2,042      14.8%
   205        2,760        21.3%        9/30/2015    Game Stop                                               2,000      15.4%
   206        45,891       100.0%       4/30/2012
   207
   208        3,654        34.0%        1/31/2011    Hartz Chicken                                           2,170      20.2%
   209        15,300       45.9%        2/28/2014    Best Graphics, Inc.                                     9,580      28.7%
   210
   211        3,250        59.6%        5/31/2008    Art and Science Bucktown, LLC                           2,200      40.4%
   212
   213        2,500         5.0%        5/31/2009    Signature Loan Services                                 1,500       3.0%
   214
   215
   216        7,040        54.0%       12/31/2010    Best Mattress Company, Inc.                             4,500      34.5%
   217
   218        6,561        100.0%      10/17/2026
   219        15,500       100.0%       6/14/2017
   220
   221        2,000        25.6%        3/30/2012
   222        3,000        43.6%        8/30/2009    Domino's                                                1,959      28.5%
   223        4,525        72.1%        1/31/2013    Starbucks                                               1,750      27.9%
   224
   225
   226
   227        13,000       100.0%       5/31/2043
   228        3,500        39.3%        7/1/2008     Fleur De Lis                                            2,806      31.5%
   229
   230        4,000        20.1%        8/31/2009    Audrey J. Bruell, MD, PC                                3,000      15.1%
   231
   232
   233        2,666        30.5%        9/1/2022     Work Care                                               2,647      30.3%
   234        4,214        50.6%        6/30/2012    Management Recruiters of Spokane, Inc                   2,983      35.8%
   235        3,930        46.2%        6/30/2012    Mondragon and McGrinder                                 3,580      42.1%
   236
   237
   238        7,000        100.0%       5/31/2022
----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================

                                                                                     THIRD
              SECOND                                                     THIRD      LARGEST        THIRD
              LARGEST                                                   LARGEST      TENANT       LARGEST
              TENANT                                                     TENANT       % OF         TENANT         % OF
               LEASE                                                     LEASED      TOTAL         LEASE          LOAN
SEQUENCE    EXPIRATION    THIRD LARGEST TENANT                             SF          SF        EXPIRATION       GROUP    % OF POOL
------------------------------------------------------------------------------------------------------------------------------------

    1                                                                                                             7.8%        6.4%
   1.1      12/31/2009    Computer Sciences Corporation                  59,155      12.6%       12/31/2010       5.0%        4.1%
   1.2       2/28/2015                                                                                            2.8%        2.3%

    2       11/30/2015    Wrigley                                       173,018      11.1%       1/31/2016        7.0%        5.7%
    3        3/31/2012    Anacomp, Inc.                                  20,052       6.6%       9/30/2009        3.3%        2.7%

    4                                                                                                             3.2%        2.6%
   4.1                                                                                                            1.3%        1.0%
   4.2                                                                                                            0.5%        0.4%
   4.3                                                                                                            0.5%        0.4%
   4.4                                                                                                            0.4%        0.4%
   4.5                                                                                                            0.3%        0.3%
   4.6                                                                                                            0.3%        0.2%

                                                                                                                  3.1%        2.5%
    5                                                                                                             1.8%        1.5%
   5.1       9/12/2011    Officescapes                                   12,150       4.4%          MTM           1.0%        0.8%
   5.2          MTM       RJ Young                                       9,720        5.7%        6/2/2009        0.6%        0.5%
   5.3          MTM       Med-Ex Bio                                     5,890        8.8%       7/31/2010        0.2%        0.2%
    6                                                                                                             1.3%        1.1%
   6.1      12/31/2011    Audio Visual Innovations, Inc.                 13,400      11.1%          MTM           0.6%        0.5%
   6.2       5/31/2010    Alphalam, Inc.                                 13,200      10.7%       7/31/2011        0.5%        0.4%
   6.3      10/31/2010    Groupware International, Inc.                  4,800        7.5%          MTM           0.2%        0.2%

    7       12/31/2017    HSBC National Bank US                          3,789        2.1%       9/30/2017        2.7%        2.2%
    8                                                                                                             2.3%        1.9%
    9        9/15/2022    Deli - Rockville Metro Center                  1,150        0.8%       12/31/2009       2.1%        1.7%
   10        6/30/2009    OSI Collection Services, Inc.                  33,204      13.2%       12/31/2009       2.0%        1.6%
   11        2/28/2013    Camp Dresser & Mckee Inc.                      12,307       6.2%       10/31/2012       2.0%        1.6%
   12        9/30/2014    Chester Wilcox & Saxbe LP                      39,386       8.0%       10/31/2015       1.7%        1.4%
   13                                                                                                             7.6%        1.4%
   14       12/31/2013    Deep South Surplus                             19,207       3.9%       11/30/2010       1.7%        1.4%
   15                                                                                                             1.7%        1.4%
   16           MTM       Salomon Smith Barney                           11,536       5.7%       8/31/2009        1.5%        1.2%
   17        10/4/2009    Dynamic Technology Systems, Inc.               12,815       8.9%       8/31/2010        1.5%        1.2%
   18                                                                                                             6.2%        1.1%

   19                                                                                                             1.4%        1.1%
  19.1                                                                                                            0.2%        0.1%
  19.2                                                                                                            0.2%        0.1%
  19.3                                                                                                            0.1%        0.1%
  19.4                                                                                                            0.1%        0.1%
  19.5                                                                                                            0.1%        0.1%
  19.6                                                                                                            0.1%        0.1%
  19.7                                                                                                            0.1%        0.1%
  19.8                                                                                                            0.1%        0.1%
  19.9                                                                                                            0.1%        0.1%
  19.10                                                                                                           0.1%        0.0%
  19.11                                                                                                           0.1%        0.0%
  19.12                                                                                                           0.1%        0.0%
  19.13                                                                                                           0.0%        0.0%
  19.14                                                                                                           0.0%        0.0%
  19.15                                                                                                           0.0%        0.0%

                                                                                                                  1.3%        1.1%
   20        6/30/2008    Mira Mesa Inn Sports                           2,880        8.3%       1/31/2009        0.3%        0.3%
   21        1/31/2008    Dominos Pizza                                  1,500        7.5%       5/24/2012        0.3%        0.3%
   22        8/31/2010    Super Dollar World                             2,100        5.0%       4/14/2008        0.3%        0.2%
   23        12/3/2012    Westburne Supply                               7,500       13.6%       12/31/2008       0.2%        0.2%
   24       10/31/2009    The Headquarters Salon/Spa                     2,131       11.3%       2/28/2011        0.2%        0.1%

   25        4/30/2016    Insure.com                                     18,780      10.7%       12/31/2013       1.2%        1.0%

   26                                                                                                             1.2%        1.0%
  26.1                                                                                                            0.2%        0.1%
  26.2                                                                                                            0.1%        0.1%
  26.3                                                                                                            0.1%        0.1%
  26.4                                                                                                            0.1%        0.1%
  26.5                                                                                                            0.1%        0.1%
  26.6                                                                                                            0.1%        0.1%
  26.7                                                                                                            0.1%        0.1%
  26.8                                                                                                            0.1%        0.1%
  26.9                                                                                                            0.1%        0.1%
  26.10                                                                                                           0.1%        0.1%
  26.11                                                                                                           0.1%        0.0%
  26.12                                                                                                           0.0%        0.0%
  26.13                                                                                                           0.0%        0.0%
  26.14                                                                                                           0.0%        0.0%
  26.15                                                                                                           0.0%        0.0%

   27                                                                                                             5.2%        1.0%
   28       12/31/2009    Young Williams, P.A.                           14,200       3.3%       5/31/2012        1.1%        0.9%
   29        5/31/2010    Evanston Northwestern Healthcare               7,610        5.0%       11/30/2008       1.1%        0.9%
   30                                                                                                             4.9%        0.9%
   31        3/31/2009    Giggleberry Fair                               15,000       7.2%       5/30/2011        1.0%        0.9%
   32        9/30/2011    Silver State Bank                              8,168        5.8%       3/31/2008        1.0%        0.8%
   33                                                                                                             4.6%        0.8%
   34                                                                                                             4.5%        0.8%
   35                                                                                                             1.0%        0.8%
   36                                                                                                             1.0%        0.8%
   37        9/15/2010    Allen & Pinnix                                 7,725        5.4%       7/31/2011        1.0%        0.8%

   38                                                                                                             4.2%        0.8%
  38.1                                                                                                            1.1%        0.2%
  38.2                                                                                                            0.7%        0.1%
  38.3                                                                                                            0.5%        0.1%
  38.4                                                                                                            0.4%        0.1%
  38.5                                                                                                            0.2%        0.0%
  38.6                                                                                                            0.2%        0.0%
  38.7                                                                                                            0.2%        0.0%
  38.8                                                                                                            0.2%        0.0%
  38.9                                                                                                            0.2%        0.0%
  38.10                                                                                                           0.2%        0.0%
  38.11                                                                                                           0.1%        0.0%
  38.12                                                                                                           0.1%        0.0%

   39        1/31/2011    New China Buffet                               4,800        4.0%       12/31/2011       0.9%        0.7%
   40       11/30/2011    Kragen Auto/SuperTrak                          7,784        6.1%       3/31/2008        0.9%        0.7%
   41                                                                                                             3.9%        0.7%
   42                                                                                                             0.9%        0.7%
   43                                                                                                             0.8%        0.7%
   44                                                                                                             0.8%        0.7%
   45        1/31/2020    Aubuchon Hardware                              5,200        5.4%       4/30/2010        0.8%        0.7%
   46                                                                                                             3.6%        0.7%
   47                                                                                                             3.5%        0.6%
   48        7/11/2017    NV Ortho Med Group                             5,022        7.9%       12/31/2009       0.8%        0.6%
   49        7/30/2010    Association for Womens Health                  4,080        5.5%       2/28/2010        0.7%        0.6%
   50           MTM       May Department Stores                          6,808        5.5%       11/30/2008       0.7%        0.6%
   51                                                                                                             0.7%        0.6%
   52        3/31/2011    Red Phoenix Hunan Restaurant                   4,000        5.7%       5/31/2009        0.7%        0.6%
   53        6/7/2012                                                                                             0.7%        0.6%
   54       10/31/2009    Integra Telecom Holdings, Inc.                 12,220      13.1%       7/31/2011        0.7%        0.6%
   55        7/14/2017    Citi Bank                                      4,000       13.8%       9/25/2017        0.7%        0.6%
   56                                                                                                             3.0%        0.5%
   57                                                                                                             2.9%        0.5%

                                                                                                                  0.6%        0.5%
   58                                                                                                             0.4%        0.3%
   59                                                                                                             0.3%        0.2%

   60        4/30/2009    Ft Bend Surgery Center                         5,704        7.2%       12/31/2008       0.6%        0.5%
   61                                                                                                             0.6%        0.5%
   62        1/31/2013    Prime Steakhouse                               3,504        7.4%       5/31/2010        0.6%        0.5%
   63        8/21/2017    Chosen Image                                   5,928        8.9%       5/31/2012        0.6%        0.5%
   64                                                                                                             2.5%        0.5%
   65                                                                                                             2.5%        0.5%
   66        4/30/2012    Mortensen Orthodontics                         3,220        8.3%        4/4/2014        0.6%        0.5%
   67        2/28/2013    Fashion Bug                                    10,904       8.1%       1/31/2009        0.6%        0.5%
   68           MTM       J.C. Penney                                    22,071      10.7%       8/31/2013        0.5%        0.4%
   69                                                                                                             0.5%        0.4%
   70                                                                                                             2.4%        0.4%
   71                                                                                                             2.3%        0.4%
   72        7/31/2013    Boss Law Firm                                  9,149        9.1%       12/31/2009       0.5%        0.4%

                                                                                                                  2.2%        0.4%
   73                                                                                                             1.6%        0.3%
   74                                                                                                             0.6%        0.1%

   75                                                                                                             2.2%        0.4%
   76                                                                                                             0.5%        0.4%
   77        1/31/2009    Keller Williams Realty                         6,908        9.1%       9/30/2010        0.5%        0.4%
   78                                                                                                             2.1%        0.4%
   79                                                                                                             2.1%        0.4%
   80       11/30/2010    Center for Equity                              2,476        7.7%       9/30/2010        0.5%        0.4%
   81        8/31/2010    Apple Valley Liquor                            9,172        9.4%       1/31/2010        0.5%        0.4%
   82       10/14/2017    QT Nails and Spa                               1,400        1.8%       8/24/2012        0.5%        0.4%
   83                                                                                                             2.0%        0.4%
   84                                                                                                             0.4%        0.4%
   85        1/31/2012                                                                                            0.4%        0.4%
   86                                                                                                             0.4%        0.4%
   87                                                                                                             0.4%        0.3%
   88        7/31/2016    Macfarlan Real Estate Services                 11,261      11.9%          MTM           0.4%        0.3%
   89                                                                                                             0.4%        0.3%
   90                                                                                                             0.4%        0.3%
   91        2/11/2029                                                                                            0.4%        0.3%
   92                                                                                                             0.4%        0.3%
   93        5/25/2010    Daruma Restaurant                              3,154        6.0%       6/30/2008        0.4%        0.3%
   94                                                                                                             0.4%        0.3%
   95        8/30/2012    Inyo Clothes, LLC                              1,749        5.4%       10/31/2010       0.4%        0.3%
   96                                                                                                             0.4%        0.3%
   97       12/31/2009    Williams Distributing, Inc.                    16,431       9.0%       9/30/2008        0.4%        0.3%

                                                                                                                  0.4%        0.3%
   98        2/28/2019    OMG (HRRA)                                     3,939        9.8%       2/28/2019        0.2%        0.2%
   99           MTM       Reliant Title                                  3,435       12.2%          MTM           0.2%        0.1%

   100                                                                                                            1.6%        0.3%
   101      10/31/2016    USDA                                           35,980      15.0%       9/30/2008        0.3%        0.3%
   102                                                                                                            1.5%        0.3%
   103                                                                                                            0.3%        0.3%
   104       4/30/2008    Hospitality Dental                             3,574        6.9%       6/30/2009        0.3%        0.3%
   105                                                                                                            0.3%        0.3%
   106                                                                                                            1.4%        0.3%
   107       9/30/2012    HealthEast Internal Medicine                   8,108        7.7%       12/31/2010       0.3%        0.3%
   108                                                                                                            1.4%        0.3%
   109       2/28/2009    Associates of Westport                         4,200       16.8%       4/14/2014        0.3%        0.3%
   110       3/1/2012     Air Serv Corp.                                 7,350        6.0%        3/1/2010        0.3%        0.3%
   111                                                                                                            1.4%        0.3%
   112                                                                                                            0.3%        0.3%
   113                                                                                                            0.3%        0.3%
   114       1/1/2011     Auto Zone                                      4,000        7.8%       6/30/2011        0.3%        0.3%
   115       9/30/2012    Elms Farris & Co                               10,693       7.1%       4/30/2011        0.3%        0.2%
   116       7/31/2011    Charlotte Copy Data                            7,660        7.4%       2/28/2009        0.3%        0.2%
   117                                                                                                            1.3%        0.2%
   118       3/31/2009    Sunrise Cardiology                             4,500       10.5%          MTM           0.3%        0.2%
   119                                                                                                            1.3%        0.2%
   120       11/2/2011    The Agile Group                                2,782       10.1%       9/30/2011        0.3%        0.2%
   121                                                                                                            1.2%        0.2%
   122                                                                                                            0.3%        0.2%
   123       3/31/2010    Paul Robinson, Inc                             6,031       11.9%       9/30/2009        0.3%        0.2%
   124                                                                                                            0.3%        0.2%
   125                                                                                                            0.3%        0.2%
   126                                                                                                            0.3%        0.2%
   127                                                                                                            0.3%        0.2%
   128       4/30/2008    A1 Shoes                                       2,965        5.8%       3/31/2008        0.3%        0.2%
   129                                                                                                            1.2%        0.2%
   130                                                                                                            0.3%        0.2%
   131       2/28/2017    Payless Shoe Source, Inc.                      2,800        8.6%       7/31/2011        0.3%        0.2%
   132          MTM       Gov't Services Integrated Process Team, LLC    9,461       19.6%       2/28/2011        0.3%        0.2%
   133       5/31/2017    Admet, Inc.                                    5,500        8.7%       2/28/2010        0.2%        0.2%
   134                                                                                                            1.1%        0.2%
   135                                                                                                            0.2%        0.2%
   136                                                                                                            0.2%        0.2%
   137                                                                                                            0.2%        0.2%
   138       8/31/2010    Research Blood Components                      3,502       12.3%       12/31/2009       0.2%        0.2%
   139                                                                                                            1.0%        0.2%
   140       3/31/2012                                                                                            0.2%        0.2%
   141       4/5/2011                                                                                             0.2%        0.2%
   142       4/30/2011    Rehab Specialists                              6,256       15.4%       4/30/2011        0.2%        0.2%
   143                                                                                                            0.2%        0.2%
   144                                                                                                            0.2%        0.2%
   145                                                                                                            0.2%        0.2%
   146       8/31/2009    Hot Springs Spa                                3,030       16.7%       10/31/2011       0.2%        0.2%
   147                                                                                                            0.2%        0.2%
   148                                                                                                            0.2%        0.2%
   149      12/31/2013    Integrated Mortgage                            4,761       10.9%          MTM           0.2%        0.2%
   150                                                                                                            0.9%        0.2%
   151                                                                                                            0.2%        0.2%
   152                                                                                                            0.9%        0.2%

   153                                                                                                            0.2%        0.2%
  153.1                                                                                                           0.1%        0.1%
  153.2                                                                                                           0.1%        0.1%

   154       9/30/2011    Glo Tans                                       2,200       21.4%       5/15/2012        0.2%        0.2%
   155                                                                                                            0.2%        0.2%
   156                                                                                                            0.9%        0.2%
   157       8/31/2014    Las Palmas                                     5,100       12.8%       12/31/2010       0.2%        0.2%
   158                                                                                                            0.2%        0.2%
   159                                                                                                            0.2%        0.2%
   160       7/31/2008    Finish It                                      8,656       17.6%       2/28/2014        0.2%        0.2%
   161                                                                                                            0.8%        0.2%
   162      12/31/2017    Secretary of State                             4,880       13.8%       6/30/2010        0.2%        0.2%
   163                                                                                                            0.2%        0.2%
   164                                                                                                            0.2%        0.1%
   165                                                                                                            0.2%        0.1%
   166                                                                                                            0.2%        0.1%

   167                                                                                                            0.2%        0.1%
  167.1         MTM       Thomas GJ Gascoligne                           3,686        5.5%          MTM           0.2%        0.1%
  167.2      5/31/2012    Pellow, Buffalo, Gaglione                       960        19.8%          MTM           0.0%        0.0%

   168      12/31/2011    The PepperJack Grille                          3,520       12.5%       11/30/2017       0.2%        0.1%
   169       1/31/2012    Mexican Grill                                  2,400       16.7%       9/30/2011        0.2%        0.1%
   170          MTM       AMG Associates                                 2,366        5.5%          MTM           0.2%        0.1%

   171                                                                                                            0.2%        0.1%
  171.1      1/22/2017    Supercuts                                      1,080       18.9%       1/22/2012        0.1%        0.1%
  171.2                                                                                                           0.0%        0.0%
  171.3                                                                                                           0.0%        0.0%

   172                                                                                                            0.2%        0.1%
   173       5/31/2011    Stock Yards Bank                               2,988       11.3%       12/30/2013       0.2%        0.1%
   174       7/31/2011    Union Bank of California                       2,234       15.6%          MTM           0.2%        0.1%
   175                                                                                                            0.2%        0.1%
   176      12/31/2010    Bayport Properties                             2,816       18.9%       8/31/2008        0.2%        0.1%
   177                                                                                                            0.2%        0.1%
   178       4/30/2012    Allegro Framing                                1,965       22.3%       5/31/2012        0.2%        0.1%
   179                                                                                                            0.7%        0.1%
   180                                                                                                            0.7%        0.1%
   181       8/31/2008    Cooperative Bankshares, Inc.                   2,272        9.1%       9/30/2008        0.1%        0.1%
   182       7/31/2012    Jimmy Johns Gourmet Sandwiches                 1,742       16.6%       3/30/2017        0.1%        0.1%
   183       7/31/2011    Coast Spas                                     2,196       14.0%       8/31/2010        0.1%        0.1%
   184                                                                                                            0.1%        0.1%
   185       1/31/2017    Wander Development Company                     5,000       22.2%       3/31/2008        0.1%        0.1%
   186      12/31/2011    VDOT                                           5,398       21.9%       9/30/2011        0.1%        0.1%
   187      10/31/2011    Quizno's                                       1,334       17.2%       5/10/2015        0.1%        0.1%
   188                                                                                                            0.1%        0.1%
   189                                                                                                            0.1%        0.1%
   190                                                                                                            0.6%        0.1%
   191       7/31/2011    Sun Cleaners                                   1,500        8.1%       10/31/2011       0.1%        0.1%
   192       7/31/2008    Blockbuster, Inc.                              3,904       14.7%       3/31/2009        0.1%        0.1%
   193                                                                                                            0.1%        0.1%
   194       6/30/2014    Apple Wireless                                 1,400       15.5%       4/30/2010        0.1%        0.1%
   195       5/31/2012                                                                                            0.1%        0.1%

   196                                                                                                            0.1%        0.1%
  196.1                                                                                                           0.1%        0.0%
  196.2                                                                                                           0.0%        0.0%
  196.3                                                                                                           0.0%        0.0%

   197                                                                                                            0.5%        0.1%
   198                                                                                                            0.5%        0.1%

   199                                                                                                            0.1%        0.1%
  199.1                                                                                                           0.0%        0.0%
  199.2                                                                                                           0.0%        0.0%
  199.3                                                                                                           0.0%        0.0%

   200                                                                                                            0.5%        0.1%
   201                                                                                                            0.5%        0.1%
   202       4/30/2008    The Puppy Palace                               4,536       15.4%       9/30/2011        0.1%        0.1%
   203       4/30/2015                                                                                            0.1%        0.1%
   204       7/31/2016                                                                                            0.1%        0.1%
   205       9/30/2010    Cingular                                       1,620       12.5%       10/31/2010       0.1%        0.1%
   206                                                                                                            0.1%        0.1%
   207                                                                                                            0.5%        0.1%
   208       8/31/2020    CITI Financial Inc.                            1,890       17.6%       10/16/2010       0.1%        0.1%
   209       6/30/2012    Circle Electric                                8,465       25.4%       8/31/2008        0.1%        0.1%
   210                                                                                                            0.4%        0.1%
   211       4/30/2008                                                                                            0.1%        0.1%
   212                                                                                                            0.4%        0.1%
   213       4/30/2008    Health Insurance Services                      1,250        2.5%       4/30/2008        0.1%        0.1%
   214                                                                                                            0.4%        0.1%
   215                                                                                                            0.1%        0.1%
   216       4/30/2012    Beaver Valley Eye Center                       1,500       11.5%       10/31/2010       0.1%        0.1%
   217                                                                                                            0.3%        0.1%
   218                                                                                                            0.1%        0.1%
   219                                                                                                            0.1%        0.1%
   220                                                                                                            0.3%        0.1%
   221                                                                                                            0.1%        0.1%
   222      12/31/2014    Cost Cutters                                   1,271       18.5%       12/31/2009       0.1%        0.1%
   223       6/30/2016                                                                                            0.1%        0.1%
   224                                                                                                            0.1%        0.1%
   225                                                                                                            0.1%        0.1%
   226                                                                                                            0.3%        0.1%
   227                                                                                                            0.1%        0.1%
   228      10/31/2013    Say Cheese                                     1,500       16.8%       3/31/2013        0.1%        0.1%
   229                                                                                                            0.1%        0.1%
   230       9/30/2009    Hire Expectations                              2,400       12.0%       12/31/2008       0.1%        0.1%
   231                                                                                                            0.3%        0.1%
   232                                                                                                            0.1%        0.1%
   233       3/15/2010    Alpine Spinal Rehab                            2,162       24.8%        9/1/2022        0.1%        0.0%
   234       8/31/2019                                                                                            0.1%        0.0%
   235       4/30/2022    The Assembly of the State of New York          1,000       11.8%       2/28/2009        0.1%        0.0%
   236                                                                                                            0.2%        0.0%
   237                                                                                                            0.2%        0.0%
   238                                                                                                            0.0%        0.0%
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

Footnotes to ANNEX A

(1)	Rates are to full precision on the ‘‘2008_LS1.xls’’ file located on the computer diskette.

(2)	For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day year, the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day year consisting of twelve 30-day months. The actual amortization would be longer.

(3)	Some appraised values may include FF&E and personal property value.

(4)	For Loan Nos. 3290764, 3292604, 3293263, 3291358, 3292554, 3292018, 3292794, 3291630, 3291580, 3292034, 3291713, 3292943, 3292471, 3292521, 3291978, 3291986, 3293685, 3290731, 3292075, 3293495, 3292463 and 3292141, the Cut-off LTV, Maturity Date LTV and U/W DSCR calculations have been adjusted by netting out the related Holdback Reserve.

(5)	The loan per unit is based on the total number of units, which includes the retail units.

PREPAYMENT LOCKOUT/PREPAYMENT ANALYSIS BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)
ALL MORTGAGE LOANS

	Mar-08	Mar-09	Mar-10	Mar-11	Mar-12	Mar-13	Mar-14	Mar-15	Mar-16	Mar-17	Mar-18
Lockout(4)(5)(6)(7)(8)(9)	99.59%	95.55%	85.67%	78.25%	77.80%	81.61%	81.57%	75.32%	75.21%	63.25%	0.00%
Yield Maintenance (5)(6)(7)(8)(10)(11)	0.41	4.45	14.33	21.75	17.69	18.01	18.04	17.80	17.85	18.05	100.00
Premium 5.0(8)	0.00	0.00	0.00	0.00	0.00	0.39	0.00	0.00	0.00	0.00	0.00
Premium 4.0(8)	0.00	0.00	0.00	0.00	0.00	0.00	0.38	0.00	0.00	0.00	0.00
Premium 3.0(8)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.38	0.00	0.00	0.00
Premium 2.0(8)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.38	0.00	0.00
Premium 1.0(8)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.38	0.00
Open	0.00	0.00	0.00	0.00	4.50	0.00	0.00	6.50	6.57	18.32	0.00
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Total Beginning Balance as of the Cut-off Date (in millions)(12)	$2,345.02	$2,340.16	$2,333.66	$2,324.29	$2,312.54	$2,177.55	$2,157.80	$2,135.06	$2,112.43	$2,069.84	$3.06
Percent of Initial Balance	100.00%	99.79%	99.52%	99.12%	98.61%	92.86%	92.02%	91.05%	90.08%	88.27%	0.13%

(1)	Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, except that the ARD Loans will be repaid on their related Anticipated Repayment Dates.
(2)	As of the Cut-off Date.
(3)	Numbers may not total to 100% due to rounding.
(4)	One hundred ninety-five Mortgage Loans, representing 78.2% of the Initial Pool Balance (154 Mortgage Loans representing 78.9% of the Group 1 Balance and 41 Mortgage Loans representing 75.1% of the Group 2 Balance), generally prohibit any voluntary prepayment of principal prior to the final two to 37 scheduled monthly payments, which includes any payment that is due upon the stated maturity date or Anticipated Repayment Date, as applicable, of the related Mortgage Loan; however, these Mortgage Loans generally permit defeasance.
(5)	Thirty-six Mortgage Loans, representing 18.4% of the Initial Pool Balance (24 Mortgage Loans representing 18.7% of the Group 1 Balance and 12 Mortgage Loans representing 17.4% of the Group 2 Balance): (a) have an initial lockout period; (b) are then subject, after expiration of the initial lockout period, to a period where the borrower has an option to prepay the Mortgage Loan subject to the greater of a yield maintenance charge or a 1% prepayment premium; and (c) become thereafter prepayable without an accompanying yield maintenance charge or prepayment premium, prior to maturity.
(6)	One Mortgage Loan, representing 1.4% of the Initial Pool Balance (7.6% of the Group 2 Balance): (a) has an initial lockout period; (b) is then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to prepay the Mortgage Loan subject to a yield maintenance charge; (c) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a yield maintenance charge or defeasance; and (d) thereafter becomes prepayable without an accompanying yield maintenance charge or prepayment premium, prior to its maturity.
(7)	Two Mortgage Loans, representing 1.1% of the Initial Pool Balance (1.4% of the Group 1 Balance): (a) have an initial lockout period; (b) are then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to prepay the Mortgage Loan subject to either prepayment (subject to the greater of a yield maintenance charge or a 1% prepayment premium) or defeasance; and (c) thereafter becomes prepayable without an accompanying yield maintenance charge or prepayment premium, prior to maturity.
(8)	One Mortgage Loan, representing 0.4% of the Initial Pool Balance (0.5% of the Group 1 Balance): (a) has an initial lockout period; (b) is then subject, after expiration of the initial lockout period, to a period where the borrower has an option to prepay the Mortgage Loan subject to the greater of a yield maintenance charge or a 1% prepayment premium; (c) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a 5% prepayment premium; (d) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a 4% prepayment premium; (e) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a 3% prepayment premium; (f) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a 2% prepayment premium; (g) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a 1% prepayment premium; and (h) thereafter becomes prepayable without an accompanying yield maintenance charge or prepayment premium, prior to maturity.
(9)	One Mortgage Loan, representing 0.1% of the Initial Pool Balance (0.1% of the Group 1 Balance): (a) has an initial lockout period; (b) is then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to defease the Mortgage Loan; (c) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject either to a 1% prepayment premium or defeasance; (d) is then subject to a period where the related borrower has an option to defease the Mortgage Loan; and (e) thereafter becomes prepayable without an accompanying yield maintenance charge or prepayment premium, prior to maturity.
(10)	Two Mortgage Loans, representing 0.4% of the Initial Pool Balance (0.5% of the Group 1 Balance): (a) have no lockout period, but are subject to a period where the borrower has an option to prepay the Mortgage Loan subject to the greater of a yield maintenance charge or a 1% prepayment premium; and (b) thereafter becomes prepayable without an accompanying yield maintenance charge or prepayment premium, prior to maturity.
(11)	In respect of Mortgage Loans that give the related borrower the option of yield maintenance or defeasance, such Mortgage Loans are modeled as yield maintenance.
(12)	Assumes the Cut-off Date balance for the initial balance and no prepayments thereafter.

PREPAYMENT LOCKOUT/PREPAYMENT ANALYSIS BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)
LOAN GROUP 1 MORTGAGE LOANS

	Mar-08	Mar-09	Mar-10	Mar-11	Mar-12	Mar-13	Mar-14	Mar-15	Mar-16	Mar-17	Mar-18
Lockout(4)(5)(6)(8)(9)	99.49%	96.25%	86.92%	79.00%	78.98%	81.87%	81.82%	74.21%	74.08%	60.57%	0.00%
Yield Maintenance(5)(6)(7)(8)(10)	0.51	3.75	13.08	21.00	17.74	17.66	17.71	17.49	17.55	17.80	100.00
Premium 5.0(8)	0.00	0.00	0.00	0.00	0.00	0.47	0.00	0.00	0.00	0.00	0.00
Premium 4.0(8)	0.00	0.00	0.00	0.00	0.00	0.00	0.46	0.00	0.00	0.00	0.00
Premium 3.0(8)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.46	0.00	0.00	0.00
Premium 2.0(8)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.45	0.00	0.00
Premium 1.0(8)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.46	0.00
Open	0.00	0.00	0.00	0.00	3.28	0.00	0.00	7.84	7.92	21.17	0.00
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Total Beginning Balance as of the Cut-off Date (in millions)(11)	$1,915.59	$1,911.39	$1,906.06	$1,898.37	$1,888.50	$1,803.09	$1,787.47	$1,770.81	$1,753.03	$1,715.66	$3.06
Percent of Initial Balance	100.00%	99.78%	99.50%	99.10%	98.59%	94.13%	93.31%	92.44%	91.51%	89.56%	0.16%

(1)	Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, except that the ARD Loans will be repaid on their related Anticipated Repayment Dates.
(2)	As of the Cut-off Date.
(3)	Numbers may not total to 100% due to rounding.
(4)	One hundred fifty-four Mortgage Loans, representing 78.9% of the Group 1 Balance, generally prohibit any voluntary prepayment of principal prior to the final two to 37 scheduled monthly payments, which includes any payment that is due upon the stated maturity date or Anticipated Repayment Date, as applicable, of the related Mortgage Loan; however, these Mortgage Loans generally permit defeasance.
(5)	Twenty-four Mortgage Loans, representing 18.7% of the Group 1 Balance: (a) have an initial lockout period; (b) are then subject, after expiration of the initial lockout period, to a period where the borrower has an option to prepay the Mortgage Loan subject to the greater of a yield maintenance charge or a 1% prepayment premium; and (c) become thereafter prepayable without an accompanying yield maintenance charge or prepayment premium, prior to maturity.
(6)	Two Mortgage Loans, representing 1.4% of the Group 1 Balance: (a) have an initial lockout period; (b) are then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to prepay the Mortgage Loan subject to either prepayment (subject to the greater of a yield maintenance charge or a 1% prepayment premium) or defeasance; and (c) thereafter becomes prepayable without an accompanying yield maintenance charge or prepayment premium, prior to maturity.
(7)	Two Mortgage Loans, representing 0.5% of the Group 1 Balance: (a) have no lockout period, but are subject to a period where the borrower has an option to prepay the Mortgage Loan subject to the greater of a yield maintenance charge or a 1% prepayment premium; and (b) thereafter becomes prepayable without an accompanying yield maintenance charge or prepayment premium, prior to maturity.
(8)	One Mortgage Loan, representing 0.5% of the Group 1 Balance: (a) has an initial lockout period; (b) is then subject, after expiration of the initial lockout period, to a period where the borrower has an option to prepay the Mortgage Loan subject to the greater of a yield maintenance charge or a 1% prepayment premium; (c) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a 5% prepayment premium; (d) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a 4% prepayment premium; (e) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a 3% prepayment premium; (f) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a 2% prepayment premium; (g) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a 1% prepayment premium; and (h) thereafter becomes prepayable without an accompanying yield maintenance charge or prepayment premium, prior to maturity.
(9)	One Mortgage Loan, representing 0.1% of the Group 1 Balance: (a) has an initial lockout period; (b) is then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to defease the Mortgage Loan; (c) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject either to a 1% prepayment premium or defeasance; (d) is then subject to a period where the related borrower has an option to defease the Mortgage Loan; and (e) thereafter becomes prepayable without an accompanying yield maintenance charge or prepayment premium, prior to maturity.
(10)	In respect of Mortgage Loans that give the related borrower the option of yield maintenance or defeasance, such Mortgage Loans are modeled as yield maintenance.
(11)	Assumes the Cut-off Date balance for the initial balance and no prepayments thereafter.

PREPAYMENT LOCKOUT/PREPAYMENT ANALYSIS BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)
LOAN GROUP 2 MORTGAGE LOANS

	Mar-08	Mar-09	Mar-10	Mar-11	Mar-12	Mar-13	Mar-14	Mar-15	Mar-16	Mar-17
Lockout(4)(5)(6)	100.00%	92.42%	80.08%	74.93%	72.57%	80.35%	80.36%	80.70%	80.71%	76.21%
Yield Maintenance(5)(6)(7)	0.00	7.58	19.92	25.07	17.49	19.65	19.64	19.30	19.29	19.27
Open	0.00	0.00	0.00	0.00	9.94	0.00	0.00	0.00	0.00	4.52
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Total Beginning Balance as of the Cut-off Date (in millions)(8)	$429.43	$428.77	$427.60	$425.92	$424.03	$374.45	$370.33	$364.25	$359.40	$354.18
Percent of Initial Balance	100.00%	99.85%	99.57%	99.18%	98.74%	87.20%	86.24%	84.82%	83.69%	82.48%

(1)	Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, except that the ARD Loans will be repaid on their related Anticipated Repayment Dates.
(2)	As of the Cut-off Date.
(3)	Numbers may not total to 100% due to rounding.
(4)	Forty-one Mortgage Loans, representing 75.1% of the Group 2 Balance, generally prohibit any voluntary prepayment of principal prior to the final two to 37 scheduled monthly payments, which includes any payment that is due upon the stated maturity date or Anticipated Repayment Date, as applicable, of the related Mortgage Loan; however, these Mortgage Loans generally permit defeasance.
(5)	Twelve Mortgage Loans, representing 17.4% of the Group 2 Balance: (a) have an initial lockout period; (b) are then subject, after expiration of the initial lockout period, to a period where the borrower has an option to prepay the Mortgage Loan subject to the greater of a yield maintenance charge or a 1% prepayment premium; and (c) become thereafter prepayable without an accompanying yield maintenance charge or prepayment premium, prior to maturity.
(6)	One Mortgage Loan, representing 7.6% of the Group 2 Balance: (a) has an initial lockout period; (b) is then subject, after expiration of the initial lockout period, to a period where the related borrower has an option to prepay the Mortgage Loan subject to a yield maintenance charge; (c) is then subject to a period where the related borrower has an option to prepay the Mortgage Loan subject to a yield maintenance charge or defeasance; and (d) thereafter becomes prepayable without an accompanying yield maintenance charge or prepayment premium, prior to its maturity.
(7)	In respect of Mortgage Loans that give the related borrower the option of yield maintenance or defeasance, such Mortgage Loans are modeled as yield maintenance.
(8)	Assumes the Cut-off Date balance for the initial balance and no prepayments thereafter.

MORTGAGE POOL PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Min/Max Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Office	64	$1,079,152,201	46.0%	1.30x	1.02x / 2.67x	75.8%	43.4% / 82.7%	5.904%
Multifamily	56	387.686,304	16.5	1.22x	1.10x / 1.47x	72.7%	45.8 / 80.0%	6.080%
Retail	95	380,202,016	16.2	1.30x	1.10x / 1.85x	67.9%	42.9 / 80.4%	6.346%
Anchored	54	194,069,434	8.3	1.33x	1.10x / 1.75x	66.0%	50.0 / 80.4%	6.388%
Unanchored	32	152,534,956	6.5	1.29x	1.10x / 1.85x	69.3%	42.9 / 78.4%	6.290%
Shadow Anchored	9	33,597,626	1.4	1.23x	1.15x / 1.42x	72.9%	58.5 / 78.1%	6.365%
Hotel	25	236,774,936	10.1	1.41x	1.23x / 2.48x	68.3%	42.3 / 82.7%	6.430%
Industrial	19	122,906,014	5.2	1.36x	1.01x / 1.73x	78.1%	38.6 / 84.5%	5.941%
Manufactured Housing	12	55,144,534	2.4	1.17x	1.12x / 1.46x	75.0%	64.7 / 80.0%	6.405%
Mixed Use	10	40,333,529	1.7	1.19x	1.10x / 1.27x	67.4%	54.4 / 79.6%	6.374%
Self Storage	12	29,825,198	1.3	1.33x	1.15x / 1.72x	69.2%	42.1 / 79.6%	6.341%
Other	2	13,000,000	0.6	1.31x	1.30x / 1.31x	68.6%	60.0 / 69.7%	5.780%
Total/Wtd. Avg.	295	$2,345,024,732	100.0%	1.29x	1.01x / 2.67x	73.1%	38.6% / 84.5%	6.085%

MORTGAGE POOL CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 950,000 — $ 999,999	3	$2,909,455	0.1%	1.40x	65.8%	6.410%
$ 1,000,000 — $ 1,999,999	30	44,312,887	1.9	1.30x	67.5%	6.361%
$ 2,000,000 — $ 2,999,999	32	81,743,272	3.5	1.30x	68.2%	6.310%
$ 3,000,000 — $ 3,999,999	23	80,141,717	3.4	1.26x	70.3%	6.314%
$ 4,000,000 — $ 4,999,999	26	112,924,749	4.8	1,27x	71.7%	6.173%
$ 5,000,000 — $ 7,499,999	43	259,028,314	11.0	1.29x	71.1%	6.329%
$ 7,500,000 — $ 9,999,999	16	137,795,738	5.9	1.30x	72.0%	6.270%
$ 10,000,000 — $ 14,999,999	22	258,702,504	11.0	1.24x	71.4%	6.151%
$ 15,000,000 — $ 19,999,999	17	294,891,541	12.6	1.26x	71.7%	6.070%
$ 20,000,000 — $ 29,999,999	12	288,125,000	12.3	1.40x	73.6%	6.130%
$ 30,000,000 — $ 49,999,999	9	322,449,555	13.8	1.27x	73.6%	6.144%
$ 50,000,000 — $ 99,999,999	3	178,000,000	7.6	1.30x	75.0%	5.666%
$100,000,000 — $150,000,000	2	284,000,000	12.1	1.32x	79.8%	5.664%
Total/Wtd. Avg.	238	$2,345,024,732	100.0%	1.29x	73.1%	6.085%

MORTGAGE POOL GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Virginia	18	$361,416,278	15.4%	1.24x	75.3%	5.763%
Illinois	17	254,311,155	10.8	1.37x	78.0%	5.882%
California	33	253,082,360	10.8	1.25x	66.0%	6.189%
Arizona	8	136,915,000	5.8	1.21x	70.6%	5.973%
North Carolina	25	130,872,732	5.6	1.24x	75.0%	6.157%
Florida	22	92,751,504	4.0	1.33x	70.6%	6.353%
Tennessee	10	90,821,489	3.9	1.35x	75.7%	6.066%
Texas	16	89,868,122	3.8	1.27x	74.6%	6.001%
Maryland	5	88,230,000	3.8	1.25x	75.0%	6.126%
Ohio	8	86,450,958	3.7	1.25x	77.3%	6.442%
Georgia	12	78,406,165	3.3	1.24x	72.4%	6.194%
Minnesota	8	57,573,220	2.5	1.22x	71.5%	6.229%
Pennsylvania	6	55,358,845	2.4	1.49x	72.2%	6.490%
Massachusetts	8	53,699,000	2.3	1.43x	62.7%	6.308%
Louisiana	5	47,393,603	2.0	1.20x	79.5%	6.031%
Michigan	7	44,589,455	1.9	1.22x	73.0%	6.229%
Mississippi	4	40,667,771	1.7	2.12x	65.9%	6.442%
Utah	4	40,632,233	1.7	1.33x	78.2%	5.951%
Nevada	4	36,525,000	1.6	1.27x	70.2%	6.062%
Missouri	2	34,000,000	1.4	1.19x	70.1%	6.131%
Delaware	1	29,280,000	1.2	1.20x	78.3%	6.135%
South Carolina	8	29,125,262	1.2	1.61x	61.8%	6.261%
New Hampshire	14	26,482,667	1.1	1.25x	72.5%	6.038%
New York	7	26,468,113	1.1	1.26x	72.1%	6.408%
Indiana	5	24,460,129	1.0	1.29x	76.9%	6.176%
Wisconsin	7	23,944,000	1.0	1.18x	78.0%	6.296%
Washington	4	21,050,000	0.9	1.20x	72.8%	6.012%
Oregon	4	19,291,114	0.8	1.41x	67.6%	5.970%
Kentucky	3	13,800,000	0.6	1.12x	77.1%	6.403%
Oklahoma	6	11,195,000	0.5	1.24x	73.8%	6.212%
Connecticut	2	10,085,000	0.4	1.22x	79.9%	6.034%
Kansas	1	8,225,333	0.4	1.44x	82.7%	5.700%
Colorado	3	6,950,000	0.3	1.55x	59.1%	6.293%
West Virginia	3	6,126,556	0.3	1.28x	69.5%	6.523%
Alabama	1	5,422,820	0.2	1.22x	72.8%	6.630%
Arkansas	2	5,125,000	0.2	1.36x	61.1%	6.501%
Maine	1	3,228,848	0.1	1.28x	76.3%	6.580%
New Jersey	1	1,200,000	0.1	1.15x	61.9%	6.800%
Total/Wtd. Avg.	295	$2,345,024,732	100.0%	1.29x	73.1%	6.085%

■	The Mortgaged Properties are located throughout 38 states.

MORTGAGE POOL UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1.01x — 1.19x	82	$744,789,540	31.8%	1.15x	73.9%	6.192%
1.20x — 1.24x	58	634,679,084	27.1	1.22x	74.6%	5.962%
1.25x — 1.29x	19	166,108,905	7.1	1.27x	73.5%	6.266%
1.30x — 1.34x	19	91,212,749	3.9	1.32x	71.2%	6.244%
1.35x — 1.39x	17	269,496,566	11.5	1.39x	74.5%	5.906%
1.40x — 1.49x	24	284,267,386	12.1	1.45x	73.8%	6.032%
1.50x — 1.59x	1	16,000,000	0.7	1.53x	64.0%	6.310%
1.60x — 1.69x	5	20,532,385	0.9	1.63x	50.9%	6.225%
1.70x — 1.79x	9	69,358,386	3.0	1.74x	59.8%	6.020%
1.80x — 1.89x	1	20,000,000	0.9	1.85x	66.7%	6.420%
2.00x — 2.67x	3	28,579,733	1.2	2.62x	59.0%	6.335%
Total/Wtd. Avg.	238	$2,345,024,732	100.0%	1.29x	73.1%	6.085%

MORTGAGE POOL CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
38.6% — 49.9%	11	$28,078,663	1.2%	1.82x	43.8%	6.202%
50.0% — 59.9%	19	163,142,894	7.0	1.37x	56.8%	6.036%
60.0% — 64.9%	27	264,964,458	11.3	1.45x	62.5%	6.385%
65.0% — 69.9%	24	167,216,641	7.1	1.32x	67.8%	6.157%
70.0% — 74.9%	66	539,679,230	23.0	1.22x	72.5%	6.201%
75.0% — 79.9%	70	664,131,847	28.3	1.26x	78.1%	6.080%
80.0% — 84.5%	21	517,811,000	22.1	1.28x	81.2%	5.800%
Total/Wtd. Avg.	238	$2,345,024,732	100.0%	1.29x	73.1%	6.085%

MORTGAGE POOL MATURITY DATE/ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIO

Range of Maturity Date/ Anticipated Repayment Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Maturity Date/ Anticipated Repayment Date LTV Ratio	Weighted Average Mortgage Rate
19.6% — 24.9%	2	$3,568,619	0.2%	1.58x	20.4%	5.968%
25.0% — 49.9%	22	93,193,589	4.0	1.46x	44.7%	6.265%
50.0% — 59.9%	41	352,310,236	15.0	1.44x	55.9%	6.269%
60.0% — 64.9%	49	328,391,551	14.0	1.26x	62.8%	6.212%
65.0% — 69.9%	57	439,289,803	18.7	1.21x	67.7%	6.172%
70.0% — 74.9%	41	448,909,934	19.1	1.21x	72.4%	6.209%
75.0% — 84.5%	26	679,361,000	29.0	1.32x	79.8%	5.765%
Total/Wtd. Avg.	238	$2,345,024,732	100.0%	1.29x	68.7%	6.085%

MORTGAGE POOL MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
5.510% — 5.749%	19	$589,993,028	25.2%	1.34x	77.4%	5.643%
5.750% — 5.999%	42	475,650,363	20.3	1.23x	74.3%	5.847%
6.000% — 6.249%	32	284,154,693	12.1	1.20x	72.8%	6.116%
6.250% — 6.499%	100	655,170,964	27.9	1.38x	69.1%	6.355%
6.500% — 7.110%	45	340,055,684	14.5	1.22x	71.9%	6.635%
Total/Wtd. Avg.	238	$2,345,024,732	100.0%	1.29x	73.1%	6.085%
MORTGAGE POOL ORIGINAL TERM TO MATURITY DATE/
ANTICIPATED REPAYMENT DATE

Original Term to Maturity Date/Anticipated Repayment Date (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	6	$119,600,000	5.1%	1.37x	76.3%	5.857%
84 — 99	1	1,500,000	0.1	1.46x	64.9%	6.580%
100 — 120	229	2,212,093,894	94.3	1.29x	73.0%	6.096%
121 — 132	2	11,830,839	0.5	1.47x	67.6%	6.163%
Total/Wtd. Avg.	238	$2,345,024,732	100.0%	1.29x	73.1%	6.085%

MORTGAGE POOL ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	30	$783,021,000	33.4%	1.38x	76.4%	5.837%
180 — 239	2	3,568,619	0.2	1.58x	42.5%	5.968%
240 — 299	4	20,869,273	0.9	1.30x	61.1%	6.389%
300 — 359	16	77,284,331	3.3	1.46x	68.3%	6.452%
360 — 420	186	1,460,281,509	62.3	1.24x	71.8%	6.194%
Total/Wtd. Avg.	238	$2,345,024,732	100.0%	1.29x	73.1%	6.085%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

MORTGAGE POOL REMAINING TERM TO MATURITY DATE/
ANTICIPATED REPAYMENT DATE

Range of Remaining Terms to Maturity Date/ Anticipated Repayment Date (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
50 — 59	6	$119,600,000	5.1%	1.37x	76.3%	5.857%
60 — 79	1	1,500,000	0.1	1.46x	64.9%	6.580%
100 — 109	9	66,043,113	2.8	1.22x	71.6%	5.904%
110 — 119	221	2,154,304,887	91.9	1.29x	73.0%	6.101%
120 — 124	1	3,576,733	0.2	1.71x	60.7%	6.610%
Total/Wtd. Avg.	238	$2,345,024,732	100.0%	1.29x	73.1%	6.085%

MORTGAGE POOL REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	30	$783,021,000	33.4%	1.38x	76.4%	5.837%
173 — 174	1	2,390,028	0.1	1.67x	42.7%	5.740%
175 — 224	1	1,178,591	0.1	1.40x	42.1%	6.430%
225 — 274	4	20,869,273	0.9	1.30x	61.1%	6.389%
275 — 299	16	77,284,331	3.3	1.46x	68.3%	6.452%
325 — 349	1	3,413,113	0.1	1.21x	76.0%	5.860%
350 — 414	185	1,456,868,396	62.1	1.24x	71.8%	6.194%
Total/Wtd. Avg.	238	$2,345,024,732	100.0%	1.29x	73.1%	6.085%

MORTGAGE POOL SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2 — 4	13	$182,774,525	7.8%	1.30x	64.3%	6.129%
5 — 8	197	1,466,324,255	62.5	1.29x	71.6%	6.240%
9 — 12	28	695,925,952	29.7	1.30x	78.6%	5.746%
Total/Wtd. Avg.	238	$2,345,024,732	100.0%	1.29x	73.1%	6.085%

MORTGAGE POOL YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off-Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2007	238	$2,345,024,732	100.0%	1.29x	73.1%	6.085%
Total/Wtd. Avg.	238	$2,345,024,732	100.0%	1.29x	73.1%	6.085%

MORTGAGE POOL YEAR OF MORTGAGE MATURITY DATE/
ANTICIPATED REPAYMENT DATE

Year of Maturity Date/Anticipated Repayment Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2012	6	$119,600,000	5.1%	1.37x	76.3%	5.857%
2014	1	1,500,000	0.1	1.46x	64.9%	6.580%
2017	228	2,206,773,000	94.1	1.29x	73.0%	6.092%
2018	3	17,151,733	0.7	1.33x	62.9%	6.724%
Total/Wtd. Avg.	238	$2,345,024,732	100.0%	1.29x	73.1%	6.085%

MORTGAGE POOL Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Refinance	156	$1,463,890,946	62.4%	1.30x	72.2%	6.127%
Acquisition	82	881,133,786	37.5	1.29x	74.5%	6.014%
Total/Wtd. Avg.	238	$2,345,024,732	100.0%	1.29x	73.1%	6.085%

LOAN GROUP 1 PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Min/Max Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Office	64	$1,079,152,201	56.3%	1.30x	1.02x / 2.67x	75.8%	43.4% / 82.7%	5.904%
Retail	95	380,202,016	19.8	1.30x	1.10x / 1.85x	67.9%	42.9% / 80.4%	6.346%
Anchored	54	194,069,434	10.1	1.33x	1.10x / 1.75x	66.0%	50.0% / 80.4%	6.388%
Unanchored	32	152,534,956	8.0	1.29x	1.10x / 1.85x	69.3%	42.9% / 78.4%	6.290%
Shadow Anchored	9	33,597,626	1.8	1.23x	1.15x / 1.42x	72.9%	58.5% / 78.1%	6.365%
Hotel	25	236,774,936	12.4	1.41x	1.23x / 2.48x	68.3%	42.3% / 82.7%	6.430%
Industrial	19	122,906,014	6.4	1.36x	1.01x / 1.73x	78.1%	38.6% / 84.5%	5.941%
Mixed Use	9	35,333,529	1.8	1.18x	1.10x / 1.27x	67.2%	54.4% / 79.6%	6.417%
Self Storage	12	29,825,198	1.6	1.33x	1.15x / 1.72x	69.2%	42.1% / 79.6%	6.341%
Manufactured Housing	4	18,400,000	1.0	1.17x	1.15x / 1.21x	75.5%	68.4% / 80.0%	6.497%
Other	2	13,000,000	0.7	1.31x	1.30x / 1.31x	68.6%	60.0% / 69.7%	5.780%
Total/Wtd. Avg.	230	$1,915,593,894	100.0%	1.31x	1.01x / 2.67x	73.1%	38.6% / 84.5%	6.080%

LOAN GROUP 1 CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 950,000 — $ 999,999	1	$950,000	0.0%	1.80x	43.6%	5.810%
$ 1,000,000 — $ 1,999,999	22	31,578,182	1.6	1.32x	68.0%	6.385%
$ 2,000,000 — $ 2,999,999	24	61,679,690	3.2	1.31x	66.2%	6.288%
$ 3,000,000 — $ 3,999,999	21	72,616,157	3.8	1.27x	69.8%	6.330%
$ 4,000,000 — $ 4,999,999	22	95,772,728	5.0	1.27x	71.1%	6.192%
$ 5,000,000 — $ 7,499,999	33	199,472,700	10.4	1.32x	69.4%	6.335%
$ 7,500,000 — $ 9,999,999	12	101,520,738	5.3	1.31x	71.8%	6.240%
$ 10,000,000 — $ 14,999,999	16	191,872,504	10.0	1.24x	71.5%	6.167%
$ 15,000,000 — $ 19,999,999	11	190,356,640	9.9	1.31x	70.4%	6.109%
$ 20,000,000 — $ 29,999,999	9	217,825,000	11.4	1.48x	73.5%	6.188%
$ 30,000,000 — $ 49,999,999	8	289,949,555	15.1	1.26x	74.8%	6.177%
$ 50,000,000 — $ 99,999,999	3	178,000,000	9.3	1.30x	75.0%	5.666%
$100,000,000 — $150,000,000	2	284,000,000	14.8	1.32x	79.8%	5.664%
Total/Wtd. Avg.	184	$1,915,593,894	100.0%	1.31x	73.1%	6.080%

LOAN GROUP 1 GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Virginia	16	$347,316,278	18.1%	1.24x	75.4%	5.759%
Illinois	15	242,561,155	12.7	1.38x	78.2%	5.867%
California	29	221,782,360	11.6	1.25x	66.1%	6.205%
Arizona	6	94,415,000	4.9	1.17x	72.6%	6.015%
Florida	21	91,251,504	4.8	1.33x	70.7%	6.350%
Texas	15	86,268,122	4.5	1.28x	74.5%	5.999%
Ohio	4	71,003,100	3.7	1.23x	78.0%	6.476%
Tennessee	8	67,614,893	3.5	1.41x	76.3%	6.067%
North Carolina	16	66,827,747	3.5	1.30x	72.8%	6.225%
Maryland	4	61,430,000	3.2	1.27x	73.9%	6.364%
Massachusetts	7	47,699,000	2.5	1.45x	61.2%	6.292%
Pennsylvania	5	46,258,845	2.4	1.54x	71.8%	6.482%
Mississippi	4	40,667,771	2.1	2.12x	65.9%	6.442%
Utah	4	40,632,233	2.1	1.33x	78.2%	5.951%
Louisiana	3	40,003,689	2.1	1.20x	80.7%	5.903%
Michigan	6	33,889,455	1.8	1.24x	72.8%	6.208%
Nevada	3	32,525,000	1.7	1.29x	69.4%	6.101%
Minnesota	5	31,258,220	1.6	1.28x	68.0%	6.230%
Delaware	1	29,280,000	1.5	1.20x	78.3%	6.135%
South Carolina	7	25,199,701	1.3	1.68x	60.2%	6.260%
Indiana	5	24,460,129	1.3	1.29x	76.9%	6.176%
Georgia	8	23,962,514	1.3	1.28x	72.7%	6.604%
Wisconsin	7	23,944,000	1.2	1.18x	78.0%	6.296%
Oregon	4	19,291,114	1.0	1.41x	67.6%	5.970%
Washington	3	19,100,000	1.0	1.20x	73.0%	5.999%
New York	5	13,338,113	0.7	1.20x	68.7%	6.477%
Missouri	1	11,500,000	0.6	1.31x	69.7%	5.760%
Connecticut	2	10,085,000	0.5	1.22x	79.9%	6.034%
Kentucky	2	9,150,000	0.5	1.08x	75.7%	6.451%
Kansas	1	8,225,333	0.4	1.44x	82.7%	5.700%
Oklahoma	4	7,700,000	0.4	1.19x	74.8%	6.072%
Colorado	3	6,950,000	0.4	1.55x	59.1%	6.293%
New Hampshire	1	6,282,667	0.3	1.44x	82.7%	5.700%
Arkansas	2	5,125,000	0.3	1.36x	61.1%	6.501%
West Virginia	1	4,167,100	0.2	1.32x	66.1%	6.440%
Maine	1	3,228,848	0.2	1.28x	76.3%	6.580%
New Jersey	1	1,200,000	0.1	1.15x	61.9%	6.800%
Total/Wtd. Avg	230	$1,915,593,894	100.0%	1.31x	73.1%	6.080%

■	The Mortgaged Properties are located throughout 37 states.

LOAN GROUP 1 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1.01x — 1.19x	59	$518,773,525	27.1%	1.15x	73.6%	6.228%
1.20x — 1.24x	42	556,015,388	29.0	1.22x	75.0%	5.957%
1.25x — 1.29x	14	117,662,655	6.1	1.27x	74.7%	6.266%
1.30x — 1.34x	16	72,480,728	3.8	1.32x	70.3%	6.250%
1.35x — 1.39x	12	222,923,709	11.6	1.39x	76.2%	5.890%
1.40x — 1.49x	22	273,267,386	14.3	1.45x	73.8%	6.020%
1.50x — 1.59x	1	16,000,000	0.8	1.53x	64.0%	6.310%
1.60x — 1.69x	5	20,532,385	1.1	1.63x	50.9%	6.225%
1.70x — 1.79x	9	69,358,386	3.6	1.74x	59.8%	6.020%
1.80x — 1.89x	1	20,000,000	1.0	1.85x	66.7%	6.420%
2.00x — 2.67x	3	28,579,733	1.5	2.62x	59.0%	6.335%
Total/Wtd. Avg	184	$1,915,593,894	100.0%	1.31x	73.1%	6.080%
LOAN GROUP 1 CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
38.6% — 49.9%	10	$26,658,957	1.4%	1.85x	43.7%	6.157%
50.0% — 59.9%	16	140,392,894	7.3	1.39x	56.4%	5.976%
60.0% — 64.9%	24	228,633,725	11.9	1.46x	62.4%	6.464%
65.0% — 69.9%	17	124,896,641	6.5	1.35x	67.4%	6.191%
70.0% — 74.9%	50	385,856,593	20.1	1.23x	72.3%	6.213%
75.0% — 79.9%	51	526,064,084	27.5	1.27x	78.3%	6.096%
80.0% — 84.5%	16	483,091,000	25.2	1.29x	81.3%	5.772%
Total/Wtd. Avg	184	$1,915,593,894	100.0%	1.31x	73.1%	6.080%

LOAN GROUP 1 MATURITY DATE/ANTICIPATED REPAYMENT DATE
LOAN-TO-VALUE RATIO

Range of Maturity Date/Anticipated Repayment Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Maturity Date LTV Ratio	Weighted Average Mortgage Rate
19.6% — 24.9%	2	$3,568,619	0.2%	1.58x	20.4%	5.968%
25.0% — 49.9%	21	91,773,883	4.8	1.47x	44.8%	6.253%
50.0% — 59.9%	37	327,229,502	17.1	1.46x	55.9%	6.261%
60.0% — 64.9%	34	218,433,144	11.4	1.26x	62.8%	6.288%
65.0% — 69.9%	38	292,692,812	15.3	1.22x	67.8%	6.185%
70.0% — 74.9%	34	378,204,934	19.7	1.21x	72.4%	6.230%
75.0% — 84.5%	18	603,691,000	31.5	1.34x	80.3%	5.736%
Total/Wtd. Avg	184	$1,915,593,894	100.0%	1.31x	68.8%	6.080%

LOAN GROUP 1 MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
5.510% — 5.749%	15	$531,393,028	27.7%	1.36x	77.7%	5.649%
5.750% — 5.999%	34	383,907,092	20.0	1.22x	75.2%	5.842%
6.000% — 6.249%	24	200,260,310	10.5	1.21x	72.6%	6.123%
6.250% — 6.499%	76	501,915,950	26.2	1.43x	67.5%	6.371%
6.500% — 7.110%	35	298,117,513	15.6	1.22x	72.2%	6.638%
Total/Wtd. Avg.	184	$1,915,593,894	100.0%	1.31x	73.1%	6.080%

LOAN GROUP 1 ORIGINAL TERM TO MATURITY/ANTICIPATED REPAYMENT DATE

Original Term to Maturity Date/Anticipated Repayment Date (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	3	$72,450,000	3.8%	1.42x	82.0%	5.815%
100 — 120	179	1,831,313,055	95.6	1.31x	72.8%	6.090%
121 — 132	2	11,830,839	0.6	1.47x	67.6%	6.163%
Total/Wtd. Avg.	184	$1,915,593,894	100.0%	1.31x	73.1%	6.080%

LOAN GROUP 1 ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	26	$712,721,000	37.2%	1.38x	77.0%	5.839%
180 — 239	2	3,568,619	0.2	1.58x	42.5%	5.968%
240 — 299	4	20,869,273	1.1	1.30x	61.1%	6.389%
300 — 359	15	74,953,597	3.9	1.47x	68.4%	6.464%
360 — 420	137	1,103,481,404	57.6	1.26x	71.3%	6.205%
Total/Wtd. Avg.	184	$1,915,593,894	100.0%	1.31x	73.1%	6.080%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

LOAN GROUP 1 REMAINING TERM TO MATURITY DATE/
ANTICIPATED REPAYMENT DATE

Range of Remaining Terms to Maturity Date/ Anticipated Repayment Date (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
50 — 59	3	$72,450,000	3.8%	1.42x	82.0%	5.815%
100 — 109	8	48,043,113	2.5	1.24x	72.4%	5.831%
110 — 119	172	1,791,524,048	93.5	1.31x	72.8%	6.097%
120 — 124	1	3,576,733	0.2	1.71x	60.7%	6.610%
Total/Wtd. Avg	184	$1,915,593,894	100.0%	1.31x	73.1%	6.080%

LOAN GROUP 1 REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	26	$712,721,000	37.2%	1.38x	77.0%	5.839%
173 — 174	1	2,390,028	0.1	1.67x	42.7%	5.740%
175 — 224	1	1,178,591	0.1	1.40x	42.1%	6.430%
225 — 274	4	20,869,273	1.1	1.30x	61.1%	6.389%
275 — 299	15	74,953,597	3.9	1.47x	68.4%	6.464%
325 — 349	1	3,413,113	0.2	1.21x	76.0%	5.860%
350 — 414	136	1,100,068,291	57.4	1.26x	71.3%	6.206%
Total/Wtd. Avg	184	$1,915,593,894	100.0%	1.31x	73.1%	6.080%

LOAN GROUP 1 SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2 — 4	9	$155,142,504	8.1%	1.32x	62.9%	6.159%
5 — 8	150	1,094,856,171	57.2	1.32x	71.1%	6.281%
9 — 12	25	665,595,219	34.7	1.30x	79.0%	5.731%
Total/Wtd. Avg	184	$1,915,593,894	100.0%	1.31x	73.1%	6.080%

LOAN GROUP 1 YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off-Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2007	184	$1,915,593,894	100.0%	1.31x	73.1%	6.080%
Total/Wtd. Avg.	184	$1,915,593,894	100.0%	1.31x	73.1%	6.080%

LOAN GROUP 1 YEAR OF MORTGAGE MATURITY DATE/
ANTICIPATED REPAYMENT DATE

Year of Maturity Date/ Anticipated Repayment Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2012	3	$72,450,000	3.8%	1.42x	82.0%	5.815%
2017	178	1,825,992,161	95.3	1.31x	72.9%	6.085%
2018	3	17,151,733	0.9	1.33x	62.9%	6.724%
Total/Wtd. Avg.	184	$1,915,593,894	100.0%	1.31x	73.1%	6.080%

LOAN GROUP 1 LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Refinance	116	$1,198,643,943	62.6%	1.32x	72.2%	6.115%
Acquisition	68	716,949,951	37.4	1.31x	74.8%	6.023%
Total/Wtd. Avg.	184	$1,915,593,894	100.0%	1.31x	73.1%	6.080%

LOAN GROUP 2 PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Min/Max Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Multifamily	56	$387,686,304	90.3%	1.22x	1.10x / 1.47x	72.7%	45.8% / 80.0%	6.080%
Manufactured Housing	8	36,744,534	8.6	1.18x	1.12x / 1.46x	74.8	64.7% / 79.6%	6.359
Mixed Use	1	5,000,000	1.2	1.25x	1.25x / 1.25x	68.9	68.9% / 68.9%	6.070
Total/Wtd. Avg.	65	$429,430,839	100.0%	1.21x	1.10x / 1.47x	72.9%	45.8% / 80.0%	6.104%

LOAN GROUP 2 CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 964,356 — $ 999,999	2	$1,959,455	0.5%	1.20x	76.6%	6.700%
$ 1,000,000 — $ 1,999,999	8	12,734,706	3.0	1.25x	66.2%	6.300%
$ 2,000,000 — $ 2,999,999	8	20,063,582	4.7	1.26x	74.3%	6.376%
$ 3,000,000 — $ 3,999,999	2	7,525,560	1.8	1.15x	75.2%	6.165%
$ 4,000,000 — $ 4,999,999	4	17,152,021	4.0	1.24x	75.3%	6.067%
$ 5,000,000 — $ 7,499,999	10	59,555,614	13.9	1.19x	76.6%	6.308%
$ 7,500,000 — $ 9,999,999	4	36,275,000	8.4	1.27x	72.5%	6.352%
$10,000,000 — $14,999,999	6	66,830,000	15.6	1.22x	71.2%	6.106%
$15,000,000 — $19,999,999	6	104,534,900	24.3	1.17x	74.2%	5.997%
$20,000,000 — $29,999,999	3	70,300,000	16.4	1.17x	74.0%	5.951%
$30,000,000 — $32,500,000	1	32,500,000	7.6	1.38x	62.7%	5.844%
Total/Wtd. Avg.	54	$429,430,839	100.0%	1.21x	72.9%	6.104%

LOAN GROUP 2 GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
North Carolina	9	$64,044,985	14.9%	1.18x	77.4%	6.086%
Georgia	4	54,443,650	12.7	1.22x	72.3%	6.013%
Arizona	2	42,500,000	9.9	1.31x	66.2%	5.878%
California	4	31,300,000	7.3	1.21x	65.1%	6.077%
Maryland	1	26,800,000	6.2	1.21x	77.5%	5.580%
Minnesota	3	26,315,000	6.1	1.14x	75.8%	6.228%
Tennessee	2	23,206,595	5.4	1.16x	74.1%	6.063%
Missouri	1	22,500,000	5.2	1.12x	70.3%	6.320%
New Hampshire	13	20,200,000	4.7	1.19x	69.3%	6.142%
Ohio	4	15,447,857	3.6	1.33x	74.2%	6.288%
Virginia	2	14,100,000	3.3	1.25x	73.2%	5.868%
New York	2	13,130,000	3.1	1.32x	75.5%	6.337%
Illinois	2	11,750,000	2.7	1.20x	75.2%	6.202%
Michigan	1	10,700,000	2.5	1.15x	73.8%	6.296%
Pennsylvania	1	9,100,000	2.1	1.27x	74.0%	6.530%
Louisiana	2	7,389,914	1.7	1.16x	73.0%	6.725%
Massachusetts	1	6,000,000	1.4	1.25x	75.0%	6.440%
Alabama	1	5,422,820	1.3	1.22x	72.8%	6.630%
Kentucky	1	4,650,000	1.1	1.20x	79.7%	6.310%
Nevada	1	4,000,000	0.9	1.12x	76.0%	5.750%
South Carolina	1	3,925,560	0.9	1.16x	72.3%	6.270%
Texas	1	3,600,000	0.8	1.14x	78.3%	6.050%
Oklahoma	2	3,495,000	0.8	1.35x	71.5%	6.520%
West Virginia	2	1,959,455	0.5	1.20x	76.6%	6.700%
Washington	1	1,950,000	0.5	1.20x	70.9%	6.140%
Florida	1	1,500,000	0.3	1.46x	64.9%	6.580%
Total/Wtd. Avg.	65	$429,430,839	100.0%	1.21x	72.9%	6.104%

■	The Mortgaged Properties are located throughout 26 states.

LOAN GROUP 2 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1.10x — 1.19x	23	$226,016,014	52.6%	1.15x	74.8%	6.110%
1.20x — 1.24x	16	78,663,696	18.3	1.22x	72.1%	5.996%
1.25x — 1.29x	5	48,446,250	11.3	1.26x	70.3%	6.267%
1.30x — 1.34x	3	18,732,021	4.4	1.33x	74.6%	6.218%
1.35x — 1.39x	5	46,572,857	10.8	1.37x	66.3%	5.986%
1.40x — 1.47x	2	11,000,000	2.6	1.47x	74.5%	6.330%
Total/Wtd. Avg.	54	$429,430,839	100.0%	1.21x	72.9%	6.104%
LOAN GROUP 2 CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
45.8% — 49.9%	1	$1,419,706	0.3%	1.20x	45.8%	7.040%
50.0% — 59.9%	3	22,750,000	5.3	1.24x	59.4%	6.404%
60.0% — 64.9%	3	36,330,733	8.5	1.37x	62.9%	5.890%
65.0% — 69.9%	7	42,320,000	9.9	1.21x	69.0%	6.057%
70.0% — 74.9%	16	153,822,637	35.8	1.19x	73.0%	6.172%
75.0% — 79.9%	19	138,067,763	32.2	1.22x	77.3%	6.020%
80.0%	5	34,720,000	8.1	1.12x	80.0%	6.182%
Total/Wtd. Avg.	54	$429,430,839	100.0%	1.21x	72.9%	6.104%

LOAN GROUP 2 MATURITY DATE LOAN-TO-VALUE RATIO

Range of Maturity Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Maturity Date LTV Ratio	Weighted Average Mortgage Rate
40.2% — 49.9%	1	$1,419,706	0.3%	1.20x	40.2%	7.040%
50.0% — 59.9%	4	25,080,733	5.8	1.23x	55.7%	6.374%
60.0% — 64.9%	15	109,958,408	25.6	1.26x	62.8%	6.059%
65.0% — 69.9%	19	146,596,992	34.1	1.19x	67.6%	6.146%
70.0% — 74.9%	7	70,705,000	16.5	1.19x	72.5%	6.093%
75.0% — 77.5%	8	75,670,000	17.6	1.20x	76.2%	5.990%
Total/Wtd. Avg.	54	$429,430,839	100.0%	1.21x	67.9%	6.104%

LOAN GROUP 2 MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
5.560% — 5.749%	4	$58,600,000	13.6%	1.18x	74.7%	5.588%
5.750% — 5.999%	8	91,743,271	21.4	1.27x	70.5%	5.869%
6.000% — 6.249%	8	83,894,384	19.5	1.16x	73.3%	6.099%
6.250% — 6.499%	24	153,255,013	35.7	1.21x	74.3%	6.305%
6.500% — 7.040%	10	41,938,171	9.8	1.25x	69.4%	6.613%
Total/Wtd. Avg.	54	$429,430,839	100.0%	1.21x	72.9%	6.104%

LOAN GROUP 2 ORIGINAL TERM TO MATURITY

Original Term to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	3	$47,150,000	11.0%	1.30x	67.5%	5.921%
84 — 99	1	1,500,000	0.3	1.46x	64.9%	6.580%
100 — 120	50	380,780,839	88.7	1.20x	73.6%	6.124%
Total/Wtd. Avg.	54	$429,430,839	100.0%	1.21x	72.9%	6.104%

LOAN GROUP 2 ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	4	$70,300,000	16.4%	1.33x	70.2%	5.819%
300 — 359	1	2,330,733	0.5	1.20x	64.7%	6.080%
360	49	356,800,105	83.1	1.19x	73.5%	6.160%
Total/Wtd. Avg.	54	$429,430,839	100.0%	1.21x	72.9%	6.104%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

LOAN GROUP 2 REMAINING TERM TO MATURITY

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
50 — 59	3	$47,150,000	11.0%	1.30x	67.5%	5.921%
60 — 79	1	1,500,000	0.3	1.46x	64.9%	6.580%
100 — 109	1	18,000,000	4.2	1.17x	69.4%	6.100%
110 — 116	49	362,780,839	84.5	1.20x	73.8%	6.126%
Total/Wtd. Avg.	54	$429,430,839	100.0%	1.21x	72.9%	6.104%

LOAN GROUP 2 REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	4	$70,300,000	16.4%	1.33x	70.2%	5.819%
291 — 299	1	2,330,733	0.5	1.20x	64.7%	6.080%
350 — 360	49	356,800,105	83.1	1.19x	73.5%	6.160%
Total/Wtd. Avg.	54	$429,430,839	100.0%	1.21x	72.9%	6.104%

LOAN GROUP 2 SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
4	4	$27,632,021	6.4%	1.19x	72.4%	5.963%
5 — 8	47	371,468,084	86.5	1.22x	73.0%	6.118%
9 — 11	3	30,330,733	7.1	1.15x	71.7%	6.062%
Total/Wtd. Avg.	54	$429,430,839	100.0%	1.21x	72.9%	6.104%

LOAN GROUP 2 YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off-Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2007	54	$429,430,839	100.0%	1.21x	72.9%	6.104%
Total/Wtd. Avg.	54	$429,430,839	100.0%	1.21x	72.9%	6.104%

LOAN GROUP 2 YEAR OF MORTGAGE MATURITY

Year of Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2012	3	$47,150,000	11.0%	1.30x	67.5%	5.921%
2014	1	1,500,000	0.3	1.46x	64.9%	6.580%
2017	50	380,780,839	88.7	1.20x	73.6%	6.124%
Total/Wtd. Avg.	54	$429,430,839	100.0%	1.21x	72.9%	6.104%

LOAN GROUP 2 LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Refinance	40	$265,247,003	61.8%	1.22x	72.5%	6.184%
Acquisition	14	164,183,835	38.2	1.20x	73.5%	5.974%
Total/Wtd. Avg.	54	$429,430,839	100.0%	1.21x	72.9%	6.104%

                                     ANNEX B

                    MULTIFAMILY/MANUFACTURED HOUSING SCHEDULE

                                                                                                                              TOTAL
            LOAN                                                                                                             UNITS/
SEQUENCE   NUMBER    LOAN ORIGINATOR   PROPERTY NAME                                    PROPERTY TYPE      CUT-OFF BALANCE    PADS
------------------------------------------------------------------------------------------------------------------------------------

   13      3290574   LaSalle           Aventerra Apartments                              Multifamily           $32,500,000     576
   18      3291226   LaSalle           Forest Lake Apartments                            Multifamily            26,800,000     317
   27      3291820   LaSalle           Lakeshore Apartments                              Multifamily            22,500,000     396
   30      3292687   LaSalle           Reserve at Westland                               Multifamily            21,000,000     308
   33      3292737   LaSalle           River Ridge Apartments                            Multifamily            19,646,250     252
   34      3290806   LaSalle           Carrington Ridge                                  Multifamily            19,500,000     290
   38      3293347   LaSalle           UNH Apartment Portfolio (Rollup)                  Multifamily            18,000,000     192
  38.1     3293347   LaSalle           10-14 Strafford Avenue                            Multifamily             4,687,473     67
  38.2     3293347   LaSalle           Tudor                                             Multifamily             3,092,333     29
  38.3     3293347   LaSalle           Scott                                             Multifamily             2,014,914     14
  38.4     3293347   LaSalle           Webster                                           Multifamily             1,888,982     18
  38.5     3293347   LaSalle           Demerritt                                         Multifamily             1,065,000     10
  38.6     3293347   LaSalle           Millpond                                          Multifamily               900,000      7
  38.7     3293347   LaSalle           Brett                                             Multifamily               895,000     14
  38.8     3293347   LaSalle           Gorham                                            Multifamily               870,000      7
  38.9     3293347   LaSalle           Runlett                                           Multifamily               845,000      8
  38.10    3293347   LaSalle           Crescent                                          Multifamily               790,574      7
  38.11    3293347   LaSalle           Sumner Place                                      Multifamily               510,725      6
  38.12    3293347   LaSalle           Smart                                             Multifamily               440,000      5
   41      3291366   LaSalle           Grove Park Apartments                             Multifamily            16,893,650     204
   46      3290046   LaSalle           1301 University Avenue Southeast                  Multifamily            15,375,000     92
   47      3290517   LaSalle           Auman Portfolio - Ashley Oaks                     Multifamily            15,120,000     252
   56      3293057   LaSalle           Stoney Run Apartments                             Multifamily            12,800,000     120
   57      3293321   LaSalle           Tower Apartments                                  Multifamily            12,500,000     153
   64      3290509   LaSalle           Augusta Woods                                Manufactured Housing        10,700,000     309
   65      3291291   LaSalle           Glacier Point Apartments                          Multifamily            10,600,000     98
   70      3291010   LaSalle           Crescent Gardens Apartments                       Multifamily            10,230,000     344
   71      3292901   LaSalle           Shadow Mountain Apartments                        Multifamily            10,000,000     192
   73      3290616   LaSalle           Barclay Apartments                                Multifamily             6,872,585     306
   74      3291333   LaSalle           Greenwich Townhomes                               Multifamily             2,705,272     116
   75      3293768   LaSalle           Woodhill Apartments                               Multifamily             9,500,000     182
   78      3293388   LaSalle           University Park MHC                          Manufactured Housing         9,125,000     383
   79      3293123   LaSalle           Tanglewood Apartments                             Multifamily             9,100,000     206
   83      3290715   LaSalle           Bristol Green Apartments                          Multifamily             8,550,000     200
   100     3292588   LaSalle           Prairie Vista III                                 Multifamily             6,750,000     80
   102     3291895   LaSalle           Lexington Apts                                    Multifamily             6,500,000     84
   106     3290558   LaSalle           Auman Portfolio - Wendover West Apartments        Multifamily             6,080,000     177
   108     3292786   LaSalle           Rose Garden Apartments                            Multifamily             6,000,000     72
   111     3293339   LaSalle           Townbridge Place Apartments                       Multifamily             5,970,208     132
   117     3290533   LaSalle           Auman Portfolio-Misty Creek                       Multifamily             5,600,000     168
   119     3291580   LaSalle           Hunters Mountain Mobile Estates              Manufactured Housing         5,422,820     270
   121     3290525   LaSalle           Auman Portfolio-Aspen Woods                       Multifamily             5,360,000     164
   129     3291713   LaSalle           Kenwood Court                                      Mixed Use              5,000,000     25
   134     3293156   LaSalle           Tate's Creek                                      Multifamily             4,650,000     117
   139     3290756   LaSalle           Campus Courtyard II                               Multifamily             4,482,021     36
   150     3293677   LaSalle           Westview Garden Apartments                        Multifamily             4,020,000     196
   152     3290657   LaSalle           Bighorn Apartments                                Multifamily             4,000,000     53
   156     3291978   LaSalle           Magnolia Lane Apartments                          Multifamily             3,925,560     48
   161     3293099   LaSalle           Summerlake Mobile Home Park                  Manufactured Housing         3,600,000     154
   179     3292778   LaSalle           Rome Apartments                                   Multifamily             2,900,000     124
   180     3292919   LaSalle           Shady Acres and Fairgrove MHP                Manufactured Housing         2,865,980     131
   190     3290541   LaSalle           Auman Portfolio-Summit Station                    Multifamily             2,560,000     100
   197     3291739   LaSalle           Kingswood Mobile Home Park                   Manufactured Housing         2,330,733     208
   198     3293495   LaSalle           Victoria Square Apartments                        Multifamily             2,295,000     118
   200     3292257   LaSalle           North Towne Apartments                            Multifamily             2,206,595     42
   201     3292802   LaSalle           Rutland Manor                                     Multifamily             2,200,000     50
   207     3292109   LaSalle           Mission Apartments                                Multifamily             1,950,000     30
   210     3292000   LaSalle           Ashworth Apartments                               Multifamily             1,850,000     45
   212     3292752   LaSalle           Rolling Green Apartments                          Multifamily             1,815,000     44
   214     3290723   LaSalle           Brosnan Apartments                                Multifamily             1,700,000     14
   217     3291309   LaSalle           Golden Hills MHP                             Manufactured Housing         1,500,000     185
   220     3293024   LaSalle           Spring Tree Apartments                            Multifamily             1,419,706     72
   226     3291671   LaSalle           JPA Apartments                                    Multifamily             1,300,000      8
   231     3292927   LaSalle           Shady Grove Mobile Home Village              Manufactured Housing         1,200,000     159
   236     3290228   LaSalle           47 McCartney Apartments                           Multifamily               995,100     18
   237     3291440   LaSalle           Henderson Apartments                              Multifamily               964,356     27
------------------------------------------------------------------------------------------------------------------------------------
                                       TOTAL MULTIFAMILY LOANS                                                $429,430,839
====================================================================================================================================

                                            STUDIO        1 BEDROOM       2 BEDROOM       3 BEDROOM      4 BEDROOM AND LARGER
                                         ------------------------------------------------------------------------------------
                                         # OF    AVG    # OF    AVG     # OF    AVG     # OF     AVG     # OF         AVG
SEQUENCE      UTILITIES TENANT PAYS      UNITS   RENT   UNITS   RENT    UNITS   RENT    UNITS    RENT    UNITS        RENT
-----------------------------------------------------------------------------------------------------------------------------

   13      Electric, Gas, Water, Sewer                   336     $575    240    $725
   18                  None                               80    1,044    163    1,193     74    $1,463
   27                Electric                            108     540     288     635
   30                Electric                             60     750     232     844      16    1,045
   33                Electric                             76     734     120     879      56    1,159
   34              Water, Sewer                          144     743      94     927      52    1,070
   38                Various
  38.1                Sewer                               50     436      12    1,856     4     2,550      1          $3,267
  38.2                Sewer                               10     867      19    1,620
  38.3           Electric, Sewer                                          13    1,797                      1          2,667
  38.4           Electric, Sewer                          8      934      10    1,752
  38.5        Electric, Water, Sewer                                      3     1,222     3     1,306      4          1,583
  38.6     Electric, Gas, Water, Sewer                    2      875      5     1,617
  38.7     Electric, Gas, Water, Sewer                    14     833
  38.8         Electric, Gas, Sewer                       3      892      3     1,717     1     2,500
  38.9     Electric, Gas, Water, Sewer                    5      900      2     1,700     1     2,583
  38.10          Electric, Sewer                          2     1,083     5     1,703
  38.11          Electric, Sewer                          6     1,067
  38.12          Electric, Sewer                          4      881      1     1,783
   41         Electric, Water, Sewer                      47     809     145     974      12    1,500
   46                Electric              15    $792     36     857      10    1,662     15    2,188      16         2,840
   47                Electric                             84     644     168     744
   56            Electric, Water                          24     945      66    1,260     30    1,550
   57             Electric, Gas                          134     921      19    1,292
   64             Electric, Gas
   65           Gas, Water, Sewer                         18     975      44    1,186     20    1,695      16         1,995
   70                Electric                            112     575     232     670
   71                  None                               97     615      95     720
   73      Electric, Gas, Water, Sewer                   100     430     206     574
   74      Electric, Gas, Water, Sewer                                    84     448      32     489
   75                Electric                             60     665     102     780      20     930
   78             Electric, Gas
   79                  None                               68     664     124     739      14     889
   83                Electric                             32     730     136     835      32     945
   100                 None                                               80     938
   102            Electric, Gas                                           84     902
   106               Electric                            104     467      73     585
   108     Electric, Gas, Water, Sewer     6     810      30     898      36    1,113
   111           Electric, Water                          60     578      72     738
   117               Electric                            120     467      48     617
   119     Electric, Gas, Water, Sewer
   121         Electric, Gas, Sewer                      100     485      64     640
   129               Electric                             4      938      21    1,289
   134               Electric                             33     486      70     574      14     795
   139                 None                                                                                36         1,840
   150            Electric, Gas                           48     417     122     521      26     634
   152            Electric, Gas            4     590      24     699      24     792      1      500
   156        Electric, Water, Sewer                                      48     957
   161     Electric, Gas, Water, Sewer
   179                 None                               62     600      62     675
   180            Electric, Gas
   190                 None                               96     450      4      569
   197     Electric, Gas, Water, Sewer
   198               Electric                            102     390      8      522      8      617
   200            Electric, Gas                                           42     690
   201            Electric, Gas                           8      742      18     900      24    1,092
   207     Electric, Gas, Water, Sewer                    6      595      24     765
   210               Electric              14    489      9      575      17     713      5      925
   212                 None                               11     550      33     650
   214         Electric, Gas, Sewer        1     800      12    1,284                     1     1,303
   217            Electric, Gas
   220           Electric, Water                          12     450      44     511      12     592       4          1,361
   226            Electric, Gas                           2      750                      2     1,785      4          2,163
   231     Electric, Gas, Water, Sewer
   236        Electric, Water, Sewer                      18     675
   237        Electric, Water, Sewer                      4      465      23     519
-----------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================

                                  % OF
                        LOAN      LOAN    % OF
SEQUENCE   ELEVATORS    GROUP    GROUP    POOL
-----------------------------------------------

   13          No         2       7.6%    1.4%
   18          No         2       6.2%    1.1%
   27          No         2       5.2%    1.0%
   30          No         2       4.9%    0.9%
   33          No         2       4.6%    0.8%
   34          No         2       4.5%    0.8%
   38          No         2       4.2%    0.8%
  38.1         No         2       1.1%    0.2%
  38.2         No         2       0.7%    0.1%
  38.3         No         2       0.5%    0.1%
  38.4         No         2       0.4%    0.1%
  38.5         No         2       0.2%    0.0%
  38.6         No         2       0.2%    0.0%
  38.7         No         2       0.2%    0.0%
  38.8         No         2       0.2%    0.0%
  38.9         No         2       0.2%    0.0%
 38.10         No         2       0.2%    0.0%
 38.11         No         2       0.1%    0.0%
 38.12         No         2       0.1%    0.0%
   41          No         2       3.9%    0.7%
   46         Yes         2       3.6%    0.7%
   47          No         2       3.5%    0.6%
   56          No         2       3.0%    0.5%
   57          No         2       2.9%    0.5%
   64                     2       2.5%    0.5%
   65          No         2       2.5%    0.5%
   70          No         2       2.4%    0.4%
   71         Yes         2       2.3%    0.4%
   73          No         2       1.6%    0.3%
   74          No         2       0.6%    0.1%
   75          No         2       2.2%    0.4%
   78          No         2       2.1%    0.4%
   79          No         2       2.1%    0.4%
   83          No         2       2.0%    0.4%
  100          No         2       1.6%    0.3%
  102          No         2       1.5%    0.3%
  106          No         2       1.4%    0.3%
  108          No         2       1.4%    0.3%
  111          No         2       1.4%    0.3%
  117          No         2       1.3%    0.2%
  119                     2       1.3%    0.2%
  121          No         2       1.2%    0.2%
  129          No         2       1.2%    0.2%
  134          No         2       1.1%    0.2%
  139          No         2       1.0%    0.2%
  150          No         2       0.9%    0.2%
  152          No         2       0.9%    0.2%
  156          No         2       0.9%    0.2%
  161          No         2       0.8%    0.2%
  179         Yes         2       0.7%    0.1%
  180                     2       0.7%    0.1%
  190          No         2       0.6%    0.1%
  197                     2       0.5%    0.1%
  198          No         2       0.5%    0.1%
  200          No         2       0.5%    0.1%
  201          No         2       0.5%    0.1%
  207          No         2       0.5%    0.1%
  210          No         2       0.4%    0.1%
  212          No         2       0.4%    0.1%
  214          No         2       0.4%    0.1%
  217          No         2       0.3%    0.1%
  220          No         2       0.3%    0.1%
  226          No         2       0.3%    0.1%
  231                     2       0.3%    0.1%
  236          No         2       0.2%    0.0%
  237          No         2       0.2%    0.0%
----------------------------------------------

==============================================

                                     ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS

                                                                                                                  INITIAL DEPOSIT
                                                                                                                        TO
                                                                                                                      CAPITAL
             LOAN                                                                                                   IMPROVEMENT
SEQUENCE    NUMBER   PROPERTY NAME                                            ORIGINATOR      PROPERTY TYPE          RESERVES
---------------------------------------------------------------------------------------------------------------------------------

    1      3290996   COPT Office Portfolio (Rollup)                             LaSalle           Office
    2      3290269   600 West Chicago                                           LaSalle           Office
    3      3293206   The Hallmark Building                                      LaSalle           Office              $58,125
    4      3290681   Boulder Green Office & Industrial Portfolio (Rollup)       LaSalle          Various              327,500
    5      3292042   Memphis Industrial Portfolio (Rollup)                      LaSalle         Industrial
    6      3292430   Orlando Industrial Portfolio (Rollup)                      LaSalle         Industrial             40,400
    7      3293826   Two Liberty Center                                         LaSalle           Office
    8      3293784   Yosemite View Lodge                                        LaSalle           Hotel
    9      3290129   255 Rockville Pike                                         LaSalle           Office
   10      3292273   Northgate/Blackhawk Corporate Center                       LaSalle           Office
   11      3292448   Paradise Valley Corporate Center                           LaSalle           Office
   12      3290772   Capitol Square Office Building                             LaSalle           Office
   13      3290574   Aventerra Apartments                                       LaSalle        Multifamily
   14      3290434   AmSouth Center - Shreveport                                LaSalle           Office              430,263
   15      3291598   Hyatt on Capitol Hill                                      LaSalle           Hotel              2,000,000
   16      3292174   824 Market                                                 LaSalle           Office              218,475
   17      3292570   Poplar Run Office Building                                 LaSalle           Office
   18      3291226   Forest Lake Apartments                                     LaSalle        Multifamily
   19      3290053   Southeast Bank Portfolio Pool A (Rollup)                   LaSalle           Retail
   20      3291838   Camino Village                                             LaSalle           Retail
   21      3291879   Villa Norte                                                LaSalle         Mixed Use
   22      3291846   Lakeside Plaza                                             LaSalle           Retail
   23      3291861   University Avenue                                          LaSalle         Mixed Use
   24      3291853   Rancho Mirada                                              LaSalle           Retail
   25      3291051   Darien Business Center                                     LaSalle           Office
   26      3290087   Southeast Bank Portfolio Pool C (Rollup)                   LaSalle           Retail
   27      3291820   Lakeshore Apartments                                       LaSalle        Multifamily
   28      3290418   AmSouth Center - Jackson                                   LaSalle           Office              437,500
   29      3290004   1007 Church Street                                         LaSalle           Office
   30      3292687   Reserve at Westland                                        LaSalle        Multifamily
   31      3292489   Peddler's Village                                          LaSalle           Retail               7,375
   32      3292661   Renaissance Office Park                                    LaSalle           Office              303,125
   33      3292737   River Ridge Apartments                                     LaSalle        Multifamily
   34      3290806   Carrington Ridge                                           LaSalle        Multifamily
   35      3291556   Holiday Inn Select Norfolk                                 LaSalle           Hotel
   36      3290475   Arrowhead Insurance Building                               LaSalle           Office
   37      3290764   Capital Bank Plaza                                         LaSalle           Office              139,233
   38      3293347   UNH Apartment Portfolio (Rollup)                           LaSalle        Multifamily            222,916
   39      3290111   236 North Riverside Park Plaza                             LaSalle           Retail
   40      3291275   Gateway Retail Center                                      LaSalle           Retail
   41      3291366   Grove Park Apartments                                      LaSalle        Multifamily
   42      3291747   KMS Building                                               LaSalle           Office              316,106
   43      3290830   Cedar Lodge                                                LaSalle           Hotel
   44      3291283   GE Transportation Systems                                  LaSalle           Office
   45      3292828   Sandwich Plaza                                             LaSalle           Retail
   46      3290046   1301 University Avenue Southeast                           LaSalle        Multifamily
   47      3290517   Auman Portfolio - Ashley Oaks                              LaSalle        Multifamily
   48      3292166   Napa Medical Office Building                               LaSalle           Office
   49      3292265   Northbrook Court Professional Plaza                        LaSalle           Office
   50      3292885   Security Office Park                                       LaSalle           Office
   51      3291408   Hampton Inn - Monroeville, PA                              LaSalle           Hotel
   52      3290939   College Park Plaza                                         LaSalle           Retail
   53      3290137   2800 Gateway Oaks Drive                                    LaSalle           Office
   54      3290202   4400 Building                                              LaSalle           Office               53,638
   55      3291218   Foothill Crossing                                          LaSalle           Retail
   56      3293057   Stoney Run Apartments                                      LaSalle        Multifamily
   57      3293321   Tower Apartments                                           LaSalle        Multifamily
   58      3291416   Hampton Inn Oxford, MS                                     LaSalle           Hotel
   59      3291531   Holiday Inn Express & Suites - Oxford                      LaSalle           Hotel
   60      3293073   Sugar Land Medical Pavilion                                LaSalle           Office
   61      3292836   Sanford Brown Building                                     LaSalle           Other
   62      3292208   NNN - Marriott Summit Watch                                LaSalle           Retail
   63      3292604   Pyramids Village                                           LaSalle           Retail
   64      3290509   Augusta Woods                                              LaSalle    Manufactured Housing
   65      3291291   Glacier Point Apartments                                   LaSalle        Multifamily
   66      3293263   Copper Basin                                               LaSalle           Retail
   67      3291721   Kingsbury Square                                           LaSalle           Retail
   68      3293511   Viking Plaza                                               LaSalle           Retail
   69      3291523   Holiday Inn & Suites Tallahassee                           LaSalle           Hotel
   70      3291010   Crescent Gardens Apartments                                LaSalle        Multifamily
   71      3292901   Shadow Mountain Apartments                                 LaSalle        Multifamily
   72      3292968   ARI - Sorrento Ridge Corp Center                           LaSalle           Office
   73      3290616   Barclay Apartments                                         LaSalle        Multifamily             70,625
   74      3291333   Greenwich Townhomes                                        LaSalle        Multifamily
   75      3293768   Woodhill Apartments                                        LaSalle        Multifamily
   76      3291507   Hilton Garden Inn Nashville/Smyrna                         LaSalle           Hotel
   77      3290160   343 W. Erie                                                LaSalle           Office
   78      3293388   University Park MHC                                        LaSalle    Manufactured Housing
   79      3293123   Tanglewood Apartments                                      LaSalle        Multifamily             8,750
   80      3293164   Texas Trial Lawyers                                        LaSalle           Office
   81      3293313   Times Square Shopping Center                               LaSalle           Retail
   82      3291358   Gresham Plaza                                              LaSalle           Retail
   83      3290715   Bristol Green Apartments                                   LaSalle        Multifamily
   84      3290491   AT&T Administrative Office                                 LaSalle           Office
   85      3292216   NNN - Offices at Interwood                                 LaSalle           Office
   86      3293032   SpringHill Suites Savannah Airport                         LaSalle           Hotel
   87      3290236   5 Industrial Drive West                                    LaSalle         Industrial
   88      3290012   10100 North Central Expressway                             LaSalle           Office               31,250
   89      3293743   Wingate Inn Mooresville-Charlotte                          LaSalle           Hotel
   90      3292554   Plymouth Rock RV Resort                                    LaSalle    Manufactured Housing
   91      3291127   ESG Medical Office                                         LaSalle           Office
   92      3293834   Courtyard by Marriott - Alcoa, TN                          LaSalle           Hotel
   93      3292596   Pyramid Place Shops                                        LaSalle           Retail
   94      3291424   Hampton Inn Knoxville - East                               LaSalle           Hotel
   95      3292018   Mammoth Mall                                               LaSalle         Mixed Use
   96      3292794   Round Top RV Park                                          LaSalle    Manufactured Housing
   97      3292877   Schoolcraft Business Park                                  LaSalle         Industrial
   98      3290319   638 Independence Parkway                                   LaSalle           Office
   99      3290103   184 Business Park Dr.                                      LaSalle           Office
   100     3292588   Prairie Vista III                                          LaSalle        Multifamily
   101     3293859   The Galleries of Syracuse                                  LaSalle         Mixed Use
   102     3291895   Lexington Apts                                             LaSalle        Multifamily
   103     3291960   Madison County SS                                          LaSalle        Self Storage            12,500
   104     3293008   Spanish Vista Office                                       LaSalle           Office
   105     3290335   6770 Bermuda                                               LaSalle         Industrial
   106     3290558   Auman Portfolio - Wendover West Apartments                 LaSalle        Multifamily
   107     3292190   NNN - Gallery Building                                     LaSalle           Office               62,500
   108     3292786   Rose Garden Apartments                                     LaSalle        Multifamily
   109     3292091   Mill River Office Building                                 LaSalle           Office
   110     3290988   Concourse Business Park                                    LaSalle         Industrial             4,375
   111     3293339   Townbridge Place Apartments                                LaSalle        Multifamily
   112     3292125   Monarch Hotel & Conference Center                          LaSalle           Hotel
   113     3291184   Farm Fresh Harbor Heights                                  LaSalle           Retail
   114     3290392   Altadena Shopping Center                                   LaSalle           Retail
   115     3291630   Independence Plaza                                         LaSalle           Office
   116     3291325   Greenville Business Center                                 LaSalle         Industrial
   117     3290533   Auman Portfolio-Misty Creek                                LaSalle        Multifamily
   118     3292984   South Power Medical                                        LaSalle           Office               16,250
   119     3291580   Hunters Mountain Mobile Estates                            LaSalle    Manufactured Housing
   120     3293651   Wedgebrooke Heathrock Office                               LaSalle           Office
   121     3290525   Auman Portfolio-Aspen Woods                                LaSalle        Multifamily             5,000
   122     3291390   Hampton Inn - Greenville                                   LaSalle           Hotel
   123     3291374   Hamilton Place                                             LaSalle           Retail
   124     3292810   S Street Office                                            LaSalle           Office
   125     3291549   Holiday Inn Express Knoxville-Strawberry Plains            LaSalle           Hotel
   126     3292745   Riverside Crossing                                         LaSalle           Office
   127     3290962   Comfort Inn I-95 North                                     LaSalle           Hotel                33,750
   128     3292034   Marineland Village                                         LaSalle           Retail               95,584
   129     3291713   Kenwood Court                                              LaSalle         Mixed Use
   130     3291382   Hampton Inn - Farmville, VA                                LaSalle           Hotel
   131     3292943   Shops at Katy                                              LaSalle           Retail
   132     3290186   4221 Forbes Blvd                                           LaSalle           Office               3,125
   133     3290244   51 Morgan Drive                                            LaSalle         Industrial
   134     3293156   Tate's Creek                                               LaSalle        Multifamily
   135     3293560   Walgreens, Plainfield                                      LaSalle           Retail               22,913
   136     3293016   Sportsmans Warehouse, Roger AR                             LaSalle           Retail
   137     3290483   Associated Wholesale Grocers                               LaSalle           Retail
   138     3290152   320 Washington Street                                      LaSalle           Office               3,750
   139     3290756   Campus Courtyard II                                        LaSalle        Multifamily
   140     3293776   Yorkville Industrial                                       LaSalle         Industrial
   141     3292539   Pier One Retail in Pompano Beach                           LaSalle           Retail
   142     3292893   Security Square                                            LaSalle           Office
   143     3291150   Extra Space- Lodi                                          LaSalle        Self Storage
   144     3293735   Wingate Inn - Vienna, WV                                   LaSalle           Hotel
   145     3293545   Walgreens - Mt. Juliet                                     LaSalle           Retail
   146     3293792   Youree Plaza                                               LaSalle           Retail
   147     3290368   A-1 Storage of Lafayette                                   LaSalle        Self Storage
   148     3293628   Walgreens, Torrington                                      LaSalle           Retail
   149     3292406   One University Place                                       LaSalle           Office
   150     3293677   Westview Garden Apartments                                 LaSalle        Multifamily
   151     3290632   Beehive Self Storage                                       LaSalle        Self Storage
   152     3290657   Bighorn Apartments                                         LaSalle        Multifamily
   153     3292471   Peabody & Dartmouth Portfolio (Rollup)                     LaSalle           Retail
   154     3292521   Philadelphia Retail                                        LaSalle           Retail
   155     3290954   Comfort Inn - Bellville                                    LaSalle           Hotel                38,500
   156     3291978   Magnolia Lane Apartments                                   LaSalle        Multifamily
   157     3293230   The Oaks Shopping Center                                   LaSalle           Retail
   158     3293065   Suburban Extended Stay Concord, NC                         LaSalle           Hotel
   159     3293610   Walgreens - San Francisco                                  LaSalle           Retail
   160     3291986   Main Retail Center                                         LaSalle           Retail
   161     3293099   Summerlake Mobile Home Park                                LaSalle    Manufactured Housing
   162     3293685   Westview Retail                                            LaSalle           Retail
   163     3290731   Burlington Coat Factory                                    LaSalle           Retail
   164     3291143   Express Self Storage                                       LaSalle        Self Storage
   165     3293586   Walgreens Rock Island                                      LaSalle           Retail
   166     3291002   Country Inn & Suites Indianapolis-North                    LaSalle           Hotel
   167     3291432   Harbor Towne Complex & 437 Franklin Portfolio (Rollup)     LaSalle          Various
   168     3291929   Linden Square                                              LaSalle           Retail
   169     3290889   Cherry Tree Crossing                                       LaSalle           Retail
   170     3292372   One Monument Way                                           LaSalle           Office
   171     3293040   Starbucks Midwest Portfolio (Rollup)                       LaSalle           Retail
   172     3293578   Walgreens - Portland                                       LaSalle           Retail
   173     3290673   Blankenbaker Place                                         LaSalle           Retail
   174     3293354   Union Bank Plaza                                           LaSalle           Retail
   175     3291168   Exxon Mobil                                                LaSalle         Industrial
   176     3293537   Voyager Bank Building                                      LaSalle           Office
   177     3292729   Rite Aid Pinckney                                          LaSalle           Retail
   178     3291564   Homestead Crossing                                         LaSalle           Retail
   179     3292778   Rome Apartments                                            LaSalle        Multifamily
   180     3292919   Shady Acres and Fairgrove MHP                              LaSalle    Manufactured Housing
   181     3291911   Lincoln Center                                             LaSalle           Office
   182     3292307   Northwood Court Retail Center                              LaSalle           Retail
   183     3290822   Castro Valley Strip Center                                 LaSalle           Retail               10,313
   184     3292950   Sleep Inn - Wilson, NC                                     LaSalle           Hotel
   185     3290020   11th and Sherman                                           LaSalle         Mixed Use
   186     3292331   Obici Office/Warehouse                                     LaSalle         Industrial
   187     3292075   Ferraro Plaza                                              LaSalle           Retail
   188     3291788   Lake of the Woods                                          LaSalle    Manufactured Housing
   189     3290970   Comfort Suites - Columbus, GA                              LaSalle           Hotel
   190     3290541   Auman Portfolio-Summit Station                             LaSalle        Multifamily
   191     3292513   Perryville Crossing                                        LaSalle           Retail
   192     3293727   Whitewater Plaza                                           LaSalle           Retail
   193     3292620   Quality Inn - Bellville                                    LaSalle           Hotel                4,043
   194     3290095   169 & 173 East 116th Street                                LaSalle         Mixed Use
   195     3292869   Schlib II                                                  LaSalle         Industrial
   196     3290897   Chicago Bank Portfolio (Rollup)                            LaSalle           Retail
   197     3291739   Kingswood Mobile Home Park                                 LaSalle    Manufactured Housing        65,313
   198     3293495   Victoria Square Apartments                                 LaSalle        Multifamily             49,375
   199     3290798   Carolina Self Storage Portfolio (Rollup)                   LaSalle        Self Storage            8,625
   200     3292257   North Towne Apartments                                     LaSalle        Multifamily
   201     3292802   Rutland Manor                                              LaSalle        Multifamily
   202     3291945   Logan Park                                                 LaSalle         Industrial
   203     3292562   Pollock Office                                             LaSalle           Office
   204     3290855   Centennial Plaza at Riverlakes                             LaSalle           Office
   205     3291655   Jones Plaza                                                LaSalle           Retail
   206     3290293   6259 Bandini Boulevard                                     LaSalle         Industrial
   207     3292109   Mission Apartments                                         LaSalle        Multifamily
   208     3293701   Wharton Shopping Center                                    LaSalle           Retail
   209     3292463   Park View Business Center                                  LaSalle           Office
   210     3292000   Ashworth Apartments                                        LaSalle        Multifamily
   211     3290079   1552-54 North Milwaukee Avenue                             LaSalle           Retail
   212     3292752   Rolling Green Apartments                                   LaSalle        Multifamily
   213     3291101   Easley Plaza and Storage                                   LaSalle         Mixed Use              26,875
   214     3290723   Brosnan Apartments                                         LaSalle        Multifamily
   215     3290384   All Secure Self Storage                                    LaSalle        Self Storage
   216     3291317   Golfview Drive                                             LaSalle           Retail               29,700
   217     3291309   Golden Hills MHP                                           LaSalle    Manufactured Housing
   218     3291663   JPMorgan Chase Bank                                        LaSalle           Other
   219     3290566   Aurora Health Care                                         LaSalle           Office
   220     3293024   Spring Tree Apartments                                     LaSalle        Multifamily             6,875
   221     3290061   1538 North Milwaukee                                       LaSalle         Mixed Use
   222     3290624   Barnes Plaza                                               LaSalle           Retail
   223     3290285   61st Street Retail Center                                  LaSalle           Retail
   224     3293529   VIP LaFeria Park                                           LaSalle    Manufactured Housing
   225     3291689   Kannapolis Self Storage                                    LaSalle        Self Storage            16,563
   226     3291671   JPA Apartments                                             LaSalle        Multifamily
   227     3293594   Walgreens - Rockford                                       LaSalle           Retail
   228     3292133   Mooresville Retail                                         LaSalle           Retail
   229     3292505   Perry Self Storage                                         LaSalle        Self Storage
   230     3292497   Pembroke James Towne Offices                               LaSalle           Office
   231     3292927   Shady Grove Mobile Home Village                            LaSalle    Manufactured Housing
   232     3291937   Lock Box East                                              LaSalle        Self Storage
   233     3290400   AM Medical Properties                                      LaSalle           Office
   234     3292141   Morton Office                                              LaSalle           Office
   235     3290145   3 Executive Park Drive                                     LaSalle           Office
   236     3290228   47 McCartney Apartments                                    LaSalle        Multifamily
   237     3291440   Henderson Apartments                                       LaSalle        Multifamily             6,500
   238     3291028   CSK Auto                                                   LaSalle           Retail
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     $5,187,708
=================================================================================================================================

           INITIAL DEPOSIT TO    ANNUAL DEPOSIT TO                                                               ANNUAL DEPOSIT
              REPLACEMENT           REPLACEMENT       INITIAL TAX AND    ONGOING TAX AND    INITIAL DEPOSIT TO         TO
SEQUENCE        RESERVES             RESERVES         INSURANCE ESCROW   INSURANCE ESCROW      TI/LC ESCROW       TI/LC ESCROW
-------------------------------------------------------------------------------------------------------------------------------

    1                                                        No                 No
    2                                $234,689               Yes                Yes              $14,000,000
    3                                                       Yes                Yes
    4                                 100,048               Yes                 No
    5                                 51,435                Yes                Yes                                  $102,870
    6                                 30,793                Yes                Yes                                   61,585
    7                                                        No                 No
    8                           4% of Gross Revenue         Yes                Yes
    9                                                       Yes                Yes
   10                                 50,470              Ins Only             Yes               2,500,000
   11                                 39,700                Yes                Yes               2,000,000          200,000
   12                                 98,897                Yes                Yes               1,000,000          247,244
   13                                                        No                 No
   14                                 98,432                 No                Yes               1,000,000          369,122
   15                           3% of Gross Revenue         Yes                Yes
   16                                 40,566                Yes                Yes               1,500,000
   17                                                       Yes                Yes
   18                                 91,930                Yes                Yes
   19                                                        No                 No
   20                                                       Yes                Yes
   21                                                       Yes                Yes
   22                                                       Yes                Yes
   23                                                       Yes                Yes
   24                                                       Yes                Yes
   25           $350,000                                    Yes                Yes               2,150,000
   26                                                        No                 No
   27                                                       Yes              Tax Only
   28                                 95,374                Yes                Yes                                  286,122
   29                                                       Yes                Yes               1,700,000
   30                                 46,200                Yes                Yes
   31                                                     Ins Only             Yes
   32                                 30,723                Yes                Yes                322,000           837,907
   33            700,000                                    Yes                Yes
   34            100,000                                  Tax Only           Tax Only
   35                                 227,820             Tax Only           Tax Only
   36                                                        No                 No
   37                                                       Yes                Yes
   38                                 52,820                Yes                Yes
   39                                 17,833                Yes                Yes                                   41,610
   40                                 19,236                Yes                Yes                                   53,674
   41                                                       Yes                Yes
   42                                 25,163                Yes                Yes                                   94,816
   43                           4% of Gross Revenue         Yes                Yes
   44             1,596               19,150                 No                 No                300,000            28,725
   45                                                        No                 No
   46                                 23,000              Tax Only             Yes
   47                                                     Tax Only           Tax Only
   48                                  9,521                Yes                Yes                                   63,476
   49                                                       Yes                Yes
   50                                                       Yes                Yes
   51                                 159,564                No              Tax Only
   52                                 10,542                Yes                Yes                                   60,396
   53                                                        No                 No
   54                                 18,627                 No                 No                                   65,194
   55                                  2,901                Yes                Yes                                   17,404
   56                                 24,000                Yes                Yes
   57                                 38,250                Yes                Yes
   58                                 86,795                Yes                Yes
   59                                 68,626                Yes                Yes
   60                                                       Yes                Yes                950,000
   61                                 99,000                 No                 No                300,000
   62                                  7,115                Yes                Yes                                   45,743
   63                                                     Ins Only             Yes
   64                                 10,815                Yes              Tax Only
   65                                 24,500                Yes                Yes
   66                                                       Yes              Tax Only             88,000             29,211
   67                                                        No                 No
   68                                 30,908              Tax Only             Yes                500,000
   69                                 176,333             Tax Only             Yes
   70            86,000                                     Yes                Yes
   71                                 48,000                 No              Tax Only
   72                                 15,120                Yes                Yes                350,000            79,496
   73                                 78,030                Yes                Yes
   74                                 29,000                Yes                Yes
   75                                 45,500              Ins Only             Yes
   76                                                       Yes                Yes
   77                                 15,155                Yes                Yes                100,000
   78                                 13,405              Tax Only           Tax Only
   79                                 51,500                Yes                Yes
   80                                  4,826                Yes                Yes                                   38,451
   81                                 14,629                 No                 No                150,000
   82                                                       Yes                Yes
   83            550,000                                  Tax Only           Tax Only
   84                                 19,423                 No                 No
   85                                                       Yes                Yes                450,000
   86                                                       Yes                Yes
   87                                 30,443              Tax Only           Tax Only
   88                                 14,144              Tax Only           Tax Only             250,000
   89                                 61,926                Yes                Yes
   90                                 33,350                Yes                Yes
   91                                  4,199                Yes                Yes
   92                                                     Ins Only             Yes
   93                                  7,860                Yes                Yes                                   23,580
   94                                                       Yes                Yes
   95                                  5,811                Yes                Yes                                   16,143
   96                                 19,050                Yes                Yes
   97                                 27,316                Yes                Yes                200,000            91,584
   98                                  6,022                Yes                Yes                                   26,100
   99                                  5,631                Yes                Yes                                   20,927
   100                                20,000                Yes                Yes
   101                                                       No                 No
   102                                21,000                Yes                Yes
   103                                21,299                Yes                Yes
   104                                                      Yes                Yes
   105                                                       No                 No
   106                                                    Tax Only           Tax Only
   107           500,000                                    Yes                Yes
   108           32,825               18,000              Ins Only           Tax Only
   109                                 5,246                Yes                Yes                                   26,332
   110                                12,288                Yes                Yes                                   28,320
   111                                36,828                Yes                Yes
   112                                                       No              Ins Only
   113                                                       No                Yes
   114                                11,568              Tax Only             Yes                                   4,112
   115                                30,220                Yes                Yes                                   75,454
   116                                23,649                Yes                Yes                60,000             62,253
   117                                                    Tax Only           Tax Only
   118                                 8,599                Yes                Yes                300,000            25,796
   119                                13,500                Yes                Yes
   120                                 4,132                Yes                Yes                                   16,246
   121                                                    Tax Only           Tax Only
   122                                127,551               Yes                Yes
   123                                10,612                Yes                Yes                                   37,899
   124                                 6,122                Yes                Yes                                   21,427
   125                                                      Yes                Yes
   126                                 5,227                Yes                Yes
   127                                86,038              Tax Only           Tax Only
   128                                 9,695              Tax Only             Yes                                   25,514
   129                                 5,615                Yes                Yes
   130                                67,253                Yes                Yes
   131                                                    Tax Only           Tax Only             96,258
   132                                11,196                Yes                Yes
   133                                 9,453              Tax Only           Tax Only                                14,238
   134                                29,250                Yes                Yes
   135                                                       No                 No
   136                                 7,163                 No                 No
   137                                10,539                 No                 No                 1,525             18,303
   138                                 5,704              Ins Only             Yes                                   22,209
   139                                 9,000                Yes                Yes
   140                                 9,854                Yes                Yes                                   26,390
   141                                 2,148                Yes                Yes
   142                                 8,136                Yes                Yes
   143                                12,450                Yes                Yes
   144                                61,142              Tax Only           Tax Only
   145                                                       No                 No
   146                                 2,729                Yes                Yes                                   17,527
   147                                10,855                Yes                Yes
   148                                                       No                 No
   149                                 8,748                Yes                Yes
   150                                                      Yes                Yes
   151                                11,143                Yes                Yes
   152                                13,250                Yes                Yes
   153                                 2,475                Yes                Yes                                   12,402
   154                                 1,544                Yes                Yes                                   12,417
   155                                72,003                Yes                Yes
   156                                17,616                Yes                Yes
   157                                 5,955                Yes                Yes                                   25,876
   158                                71,004                Yes                Yes
   159                                                       No                 No
   160                                 7,391                Yes                Yes                                   18,723
   161                                 7,700                Yes                Yes
   162                                 6,699                Yes                Yes                                   21,298
   163                                12,000                 No                 No                                   12,145
   164                                13,373                Yes                Yes
   165                                                       No                 No
   166                                46,547                Yes                Yes
   167                                13,412                Yes                Yes                                   26,950
   168                                 4,224                Yes                Yes                60,000             15,564
   169                                 2,160              Tax Only             Yes                                   58,147
   170                                 6,510                Yes                Yes                                   21,515
   171                                 1,329                 No              Tax Only
   172                                                       No                 No
   173                                 3,966                Yes                Yes                                   19,284
   174           10,000                                     Yes                 No                36,000
   175                                                       No                 No
   176                                 2,230                Yes                Yes                                   15,540
   177                                                    Ins Only              No
   178                                 2,910                Yes                Yes                                   9,633
   179                                31,000                Yes                Yes
   180                                 6,550                Yes                Yes
   181                                 5,010                Yes                Yes                                   19,899
   182                                                    Ins Only             Yes                                   9,154
   183                                                       No                 No
   184                                43,532                Yes                Yes
   185                                 3,375                Yes                Yes                                   9,000
   186                                 3,700                Yes                Yes                                   10,581
   187                                 1,162                Yes                Yes                                   6,737
   188                                15,000              Ins Only             Yes
   189                                47,178              Ins Only             Yes
   190                                                    Tax Only           Tax Only
   191                                 2,775                Yes                Yes
   192                                 3,875                Yes                Yes                                   10,863
   193                                51,113                Yes                Yes
   194                                 1,970                Yes                Yes                                   3,543
   195                                                       No                 No
   196                                 2,616                 No                 No                                   17,174
   197                                10,400                Yes                Yes
   198                                29,750                Yes                Yes
   199                                13,511                Yes                Yes
   200                                10,500                Yes                Yes
   201                                15,000                Yes                Yes
   202                                 4,417                Yes                Yes                                   20,612
   203                                 1,167                Yes                Yes                                   6,533
   204                                                       No                 No
   205            5,841                                     Yes                Yes                                   7,823
   206                                                       No                 No
   207                                 7,500              Ins Only             Yes
   208                                 1,611                Yes                Yes                                   8,020
   209                                 7,669              Tax Only           Tax Only                                11,817
   210                                12,375                Yes                Yes
   211            6,693                                     Yes                Yes                 8,307
   212                                11,825                Yes                Yes
   213           29,992                7,483                Yes                Yes                                   7,443
   214                                                      Yes                Yes
   215                                                      Yes                Yes
   216                                 2,478              Tax Only             Yes                                   9,600
   217                                                      Yes                Yes
   218                                                       No                 No
   219                                                       No                 No
   220                                18,000                Yes                Yes
   221            7,722                                     Yes                Yes                 7,278
   222                                                    Tax Only             Yes                12,500
   223                                                      Yes                Yes
   224                                18,348                Yes                Yes
   225                                 5,376                Yes                Yes
   226                                 2,008                Yes                Yes
   227                                                       No                 No
   228            7,700                                     Yes                Yes                19,152
   229                                 5,338                Yes                Yes
   230                                 3,984              Tax Only             Yes                30,000
   231                                 7,950                Yes                Yes
   232                                10,570                Yes                Yes
   233                                 1,818                Yes                Yes                                   3,841
   234                                 1,250                Yes                Yes                                   4,764
   235                                 1,702                Yes                Yes                                   4,709
   236                                 4,500                Yes                Yes
   237                                 7,611                Yes                Yes
   238                                                       No                 No
-------------------------------------------------------------------------------------------------------------------------------
               $2,388,369           $4,223,363                                                  $30,441,020        $3,765,006
===============================================================================================================================

           INITIAL DEPOSIT      ANNUAL
                 TO           DEPOSIT TO
SEQUENCE    OTHER ESCROW     OTHER ESCROW   OTHER ESCROW TYPE
------------------------------------------------------------------------------------------------------------------------------------

    1
    2        $14,912,235                    Jones Lang Funds (292,505); Purchase Contract TI Funds (10,481,637); Rent Allowance
                                            Funds (1,138,093); BL/Working Capital Funds (3,000,000)
    3
    4          718,952                      LEP Prepaid Rent Holdback
    5
    6
    7         7,397,193                     Construction Completion Reserve (6,975,500); Rent Reserve (421,693)
    8
    9         1,100,000                     Rent Reserve
   10          537,000                      OSI Rollover Reserve
   11
   12
   13
   14
   15         1,500,000                     Environmental Reserve
   16
   17          500,000                      Lease Up
   18
   19
   20
   21
   22          280,200                      Vons Rent Holdback (270,000); Little Ceasars Rent Holdback (10,200)
   23          64,272                       College Rocks Rent Holdback
   24
   25          334,243                      Quotesmith TI Reserve (228,482); Quotesmith Rent Abatement (105,761)
   26
   27          350,000                      Capital Reserve Fund
   28
   29
   30
   31          93,750                       Enviromental Escrow
   32
   33
   34
   35
   36
   37
   38          607,670                      Advance Deposit Holdback
   39
   40          62,185                       Environmental Reserve
   41
   42
   43
   44
   45
   46
   47
   48
   49
   50
   51          460,000                      PIP Reserve
   52
   53
   54         1,219,231                     City of Vancouver Vacancy Reserve (1,000,000); Columbia Vacancy Reserve (219,231)
   55          167,325                      Rent Reserve
   56
   57          554,400                      Rent Reserve Holdback
   58
   59
   60
   61
   62          100,000                      Seasonal Rents Reserve
   63
   64
   65
   66          24,879                       Rental Revenue Reserve
   67
   68
   69
   70          66,553                       Environmental Reserve
   71
   72          180,508                      Fixed Income Rollover Reserve
   73
   74
   75
   76
   77
   78
   79
   80
   81
   82          29,625                       Tenant Rent Holdback
   83
   84
   85          416,676                      Exel GAP Rent Reserve (40,009); Administaff GAP Rent Reserve (27,767); Exel TILC Reserve
                                            (132,750); Administaff TILC Reserve (216,150)
   86
   87
   88          914,719                      Perkins & Will Rollover Reserve (460,000); Macfarlan Rollover Reserve (454,719)
   89
   90
   91
   92
   93
   94
   95
   96
   97
   98
   99
   100
   101
   102
   103
   104
   105
   106
   107
   108
   109
   110
   111
   112
   113
   114
   115
   116
   117
   118
   119
   120         300,000                      Lease Holdback
   121
   122
   123
   124
   125
   126         310,000                      1st Floor Buildout Reserve
   127
   128
   129
   130
   131
   132
   133
   134         20,625                       Environmental Holdback
   135
   136
   137
   138
   139
   140
   141
   142
   143
   144
   145
   146
   147
   148         31,250                       Punchlist Holdback
   149
   150
   151
   152
   153
   154
   155
   156
   157
   158
   159
   160
   161         275,000                      Rental Holdback
   162
   163
   164
   165
   166
   167
   168         20,000                       Performance Holdback
   169
   170
   171
   172
   173
   174
   175
   176
   177
   178
   179
   180
   181
   182
   183
   184
   185
   186
   187
   188
   189
   190
   191
   192
   193
   194
   195
   196
   197
   198
   199
   200
   201
   202
   203
   204
   205
   206
   207
   208
   209
   210
   211
   212
   213
   214
   215
   216
   217
   218
   219
   220
   221
   222         15,000                       Lease Up Reserve
   223
   224
   225
   226
   227
   228         20,000                       Peformance Holdback
   229
   230         30,000                       TILC Prefunded Rollover Reserve
   231
   232
   233
   234
   235
   236
   237
   238
------------------------------------------------------------------------------------------------------------------------------------
             $33,613,491
====================================================================================================================================

            LOAN      % OF LOAN   % OF
SEQUENCE    GROUP       GROUP     POOL
--------------------------------------

   1          1         7.8%      6.4%
   2          1         7.0%      5.7%
   3          1         3.3%      2.7%
   4          1         3.2%      2.6%
   5          1         1.8%      1.5%
   6          1         1.3%      1.1%
   7          1         2.7%      2.2%
   8          1         2.3%      1.9%
   9          1         2.1%      1.7%
   10         1         2.0%      1.6%
   11         1         2.0%      1.6%
   12         1         1.7%      1.4%
   13         2         7.6%      1.4%
   14         1         1.7%      1.4%
   15         1         1.7%      1.4%
   16         1         1.5%      1.2%
   17         1         1.5%      1.2%
   18         2         6.2%      1.1%
   19         1         1.4%      1.1%
   20         1         0.3%      0.3%
   21         1         0.3%      0.3%
   22         1         0.3%      0.2%
   23         1         0.2%      0.2%
   24         1         0.2%      0.1%
   25         1         1.2%      1.0%
   26         1         1.2%      1.0%
   27         2         5.2%      1.0%
   28         1         1.1%      0.9%
   29         1         1.1%      0.9%
   30         2         4.9%      0.9%
   31         1         1.0%      0.9%
   32         1         1.0%      0.8%
   33         2         4.6%      0.8%
   34         2         4.5%      0.8%
   35         1         1.0%      0.8%
   36         1         1.0%      0.8%
   37         1         1.0%      0.8%
   38         2         4.2%      0.8%
   39         1         0.9%      0.7%
   40         1         0.9%      0.7%
   41         2         3.9%      0.7%
   42         1         0.9%      0.7%
   43         1         0.8%      0.7%
   44         1         0.8%      0.7%
   45         1         0.8%      0.7%
   46         2         3.6%      0.7%
   47         2         3.5%      0.6%
   48         1         0.8%      0.6%
   49         1         0.7%      0.6%
   50         1         0.7%      0.6%
   51         1         0.7%      0.6%
   52         1         0.7%      0.6%
   53         1         0.7%      0.6%
   54         1         0.7%      0.6%
   55         1         0.7%      0.6%
   56         2         3.0%      0.5%
   57         2         2.9%      0.5%
   58         1         0.4%      0.3%
   59         1         0.3%      0.2%
   60         1         0.6%      0.5%
   61         1         0.6%      0.5%
   62         1         0.6%      0.5%
   63         1         0.6%      0.5%
   64         2         2.5%      0.5%
   65         2         2.5%      0.5%
   66         1         0.6%      0.5%
   67         1         0.6%      0.5%
   68         1         0.5%      0.4%
   69         1         0.5%      0.4%
   70         2         2.4%      0.4%
   71         2         2.3%      0.4%
   72         1         0.5%      0.4%
   73         2         1.6%      0.3%
   74         2         0.6%      0.1%
   75         2         2.2%      0.4%
   76         1         0.5%      0.4%
   77         1         0.5%      0.4%
   78         2         2.1%      0.4%
   79         2         2.1%      0.4%
   80         1         0.5%      0.4%
   81         1         0.5%      0.4%
   82         1         0.5%      0.4%
   83         2         2.0%      0.4%
   84         1         0.4%      0.4%
   85         1         0.4%      0.4%
   86         1         0.4%      0.4%
   87         1         0.4%      0.3%
   88         1         0.4%      0.3%
   89         1         0.4%      0.3%
   90         1         0.4%      0.3%
   91         1         0.4%      0.3%
   92         1         0.4%      0.3%
   93         1         0.4%      0.3%
   94         1         0.4%      0.3%
   95         1         0.4%      0.3%
   96         1         0.4%      0.3%
   97         1         0.4%      0.3%
   98         1         0.2%      0.2%
   99         1         0.2%      0.1%
  100         2         1.6%      0.3%
  101         1         0.3%      0.3%
  102         2         1.5%      0.3%
  103         1         0.3%      0.3%
  104         1         0.3%      0.3%
  105         1         0.3%      0.3%
  106         2         1.4%      0.3%
  107         1         0.3%      0.3%
  108         2         1.4%      0.3%
  109         1         0.3%      0.3%
  110         1         0.3%      0.3%
  111         2         1.4%      0.3%
  112         1         0.3%      0.3%
  113         1         0.3%      0.3%
  114         1         0.3%      0.3%
  115         1         0.3%      0.2%
  116         1         0.3%      0.2%
  117         2         1.3%      0.2%
  118         1         0.3%      0.2%
  119         2         1.3%      0.2%
  120         1         0.3%      0.2%
  121         2         1.2%      0.2%
  122         1         0.3%      0.2%
  123         1         0.3%      0.2%
  124         1         0.3%      0.2%
  125         1         0.3%      0.2%
  126         1         0.3%      0.2%
  127         1         0.3%      0.2%
  128         1         0.3%      0.2%
  129         2         1.2%      0.2%
  130         1         0.3%      0.2%
  131         1         0.3%      0.2%
  132         1         0.3%      0.2%
  133         1         0.2%      0.2%
  134         2         1.1%      0.2%
  135         1         0.2%      0.2%
  136         1         0.2%      0.2%
  137         1         0.2%      0.2%
  138         1         0.2%      0.2%
  139         2         1.0%      0.2%
  140         1         0.2%      0.2%
  141         1         0.2%      0.2%
  142         1         0.2%      0.2%
  143         1         0.2%      0.2%
  144         1         0.2%      0.2%
  145         1         0.2%      0.2%
  146         1         0.2%      0.2%
  147         1         0.2%      0.2%
  148         1         0.2%      0.2%
  149         1         0.2%      0.2%
  150         2         0.9%      0.2%
  151         1         0.2%      0.2%
  152         2         0.9%      0.2%
  153         1         0.2%      0.2%
  154         1         0.2%      0.2%
  155         1         0.2%      0.2%
  156         2         0.9%      0.2%
  157         1         0.2%      0.2%
  158         1         0.2%      0.2%
  159         1         0.2%      0.2%
  160         1         0.2%      0.2%
  161         2         0.8%      0.2%
  162         1         0.2%      0.2%
  163         1         0.2%      0.2%
  164         1         0.2%      0.1%
  165         1         0.2%      0.1%
  166         1         0.2%      0.1%
  167         1         0.2%      0.1%
  168         1         0.2%      0.1%
  169         1         0.2%      0.1%
  170         1         0.2%      0.1%
  171         1         0.2%      0.1%
  172         1         0.2%      0.1%
  173         1         0.2%      0.1%
  174         1         0.2%      0.1%
  175         1         0.2%      0.1%
  176         1         0.2%      0.1%
  177         1         0.2%      0.1%
  178         1         0.2%      0.1%
  179         2         0.7%      0.1%
  180         2         0.7%      0.1%
  181         1         0.1%      0.1%
  182         1         0.1%      0.1%
  183         1         0.1%      0.1%
  184         1         0.1%      0.1%
  185         1         0.1%      0.1%
  186         1         0.1%      0.1%
  187         1         0.1%      0.1%
  188         1         0.1%      0.1%
  189         1         0.1%      0.1%
  190         2         0.6%      0.1%
  191         1         0.1%      0.1%
  192         1         0.1%      0.1%
  193         1         0.1%      0.1%
  194         1         0.1%      0.1%
  195         1         0.1%      0.1%
  196         1         0.1%      0.1%
  197         2         0.5%      0.1%
  198         2         0.5%      0.1%
  199         1         0.1%      0.1%
  200         2         0.5%      0.1%
  201         2         0.5%      0.1%
  202         1         0.1%      0.1%
  203         1         0.1%      0.1%
  204         1         0.1%      0.1%
  205         1         0.1%      0.1%
  206         1         0.1%      0.1%
  207         2         0.5%      0.1%
  208         1         0.1%      0.1%
  209         1         0.1%      0.1%
  210         2         0.4%      0.1%
  211         1         0.1%      0.1%
  212         2         0.4%      0.1%
  213         1         0.1%      0.1%
  214         2         0.4%      0.1%
  215         1         0.1%      0.1%
  216         1         0.1%      0.1%
  217         2         0.3%      0.1%
  218         1         0.1%      0.1%
  219         1         0.1%      0.1%
  220         2         0.3%      0.1%
  221         1         0.1%      0.1%
  222         1         0.1%      0.1%
  223         1         0.1%      0.1%
  224         1         0.1%      0.1%
  225         1         0.1%      0.1%
  226         2         0.3%      0.1%
  227         1         0.1%      0.1%
  228         1         0.1%      0.1%
  229         1         0.1%      0.1%
  230         1         0.1%      0.1%
  231         2         0.3%      0.1%
  232         1         0.1%      0.1%
  233         1         0.1%      0.0%
  234         1         0.1%      0.0%
  235         1         0.1%      0.0%
  236         2         0.2%      0.0%
  237         2         0.2%      0.0%
  238         1         0.0%      0.0%
--------------------------------------

======================================

                                                                         ANNEX C
--------------------------------------------------------------------------------
                              COPT OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN ORIGINATOR:                                LaSalle
LOAN PURPOSE:                                   Refinance
ORIGINAL PRINCIPAL BALANCE:                     $150,000,000
FIRST PAYMENT DATE:                             July 1, 2007
TERM/AMORTIZATION:                              120/0 months
INTEREST ONLY PERIOD:                           120 months
MATURITY DATE:                                  June 1, 2017
EXPECTED MATURITY BALANCE:                      $150,000,000
BORROWING ENTITY:                               COPT Chantilly LLC; COPT
                                                Chantilly II, LLC
INTEREST CALCULATION:                           Actual/360
CALL PROTECTION:                                Lockout: 116 payments
                                                Open: 4 payments
                                                Defeasance
LOCKBOX:                                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                           $150,000,000
CUT-OFF DATE LTV:                               80.0%
MATURITY DATE LTV:                              80.0%
UNDERWRITTEN DSCR:                              1.24x
MORTGAGE RATE:                                  5.650%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                                  Office
PROPERTY SUB-TYPE:                              Suburban
LOCATION:                                       Chantilly, Virginia
YEAR BUILT/RENOVATED:                           Various
NET RENTABLE SQUARE FEET:                       694,016
CUT-OFF BALANCE PER SF:                         $216
OCCUPANCY AS OF 05/09/2007:                     99.9%
OWNERSHIP INTEREST:                             Fee
PROPERTY MANAGEMENT:                            COPT Property Management
                                                Services, LLC
UNDERWRITTEN NET CASH FLOW:                     $10,665,259
APPRAISED VALUE:                                $187,500,000
--------------------------------------------------------------------------------

                                      C-1

--------------------------------------------------------------------------------
                              COPT OFFICE PORTFOLIO
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                           FINANCIAL INFORMATION(1)
-------------------------------------------------------------------------------------------------------------

                                          FULL YEAR         FULL YEAR         FULL YEAR
                                        (12/31/2004)      (12/31/2005)       (12/31/2006)      UNDERWRITTEN
                                       --------------   ----------------   ----------------   ---------------

Effective Gross Income .............     $9,956,872        $10,671,984        $10,930,016       $17,572,660
Total Expenses .....................     $3,879,311        $ 3,990,297        $ 4,475,455       $ 6,456,291
Net Operating Income (NOI) .........     $6,077,561        $ 6,681,687        $ 6,454,561       $11,116,369
Cash Flow (CF) .....................     $6,077,561        $ 6,681,687        $ 6,454,561       $10,665,259
DSCR on NOI ........................          0.71x              0.78x              0.75x             1.29x
DSCR on CF .........................          0.71x              0.78x              0.75x             1.24x
-------------------------------------------------------------------------------------------------------------

(1)   The historical financial information excludes the cash flow and expenses associated with Washington Technology Park II.

------------------------------------------------------------------------------------------------------------------------------------
                                                       TENANT INFORMATION(1)
------------------------------------------------------------------------------------------------------------------------------------

                                          RATINGS         TOTAL      % OF                POTENTIAL         % OF           LEASE
TOP TENANTS                           FITCH/MOODY'S/S&P  TENANT SF  TOTAL SF  RENT PSF     RENT       POTENTIAL RENT    EXPIRATION
------------------------------------  -----------------  ---------  --------  --------  -----------  ---------------  --------------

CSC Information ....................     A-/Baa1/A-      302,645      43.6%   $ 22.70   $ 6,869,167         39.4%     12/31/2008(2)
Northrop Grumman Information
 Technology ........................   BBB+/Baa1/BBB+    145,959      21.0    $ 31.11     4,541,126         26.1      02/28/2017(3)
General Dynamics Corporation .......       A/A2/A         92,446      13.3    $ 24.84     2,295,820         13.2      12/31/2009
CH2M Hill ..........................     Not Rated        77,651      11.2    $ 25.55     1,983,983         11.4      02/28/2015
                                                         -------      ----              -----------         ----
TOTAL ..............................                     618,701      89.1%             $15,690,097         90.0%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance and reimbursements.

(2)   CSC Information combined has three office suites. 38,751 square feet of space expire December 31, 2008 and the remaining 263,894 square feet expire on December 31, 2010.

(3)   Northrup Grumman Information Technology has an early termination option that can be exercised on February 28, 2012 or February 28, 2014 with a 270 day prior written notice and payment of an early termination fee equal to any remaining unamortized tenant improvement allowance and three months of base rent.

----------------------------------------------------------------------------------------------------
                                LEASE ROLLOVER SCHEDULE(1)
----------------------------------------------------------------------------------------------------

                       NO. OF LEASES   EXPIRING     % OF     CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION        EXPIRING        SF      TOTAL SF    TOTAL SF    % OF TOTAL SF     EXPIRING
--------------------  --------------- ---------- ---------- ------------ --------------- -----------

 2008 ..............          2         39,850        5.7%      39,850          5.7%      $  899,046
 2009 ..............          3         94,150       13.6      134,000         19.3%      $2,338,872
 2010 ..............          4        272,064       39.2      406,064         58.5%      $6,187,834
 2011 ..............          1          7,363        1.1      413,427         59.6%      $  189,450
 2012 ..............          1         13,062        1.9      426,489         61.5%      $  316,100
 2015 ..............          2         77,651       11.2      504,140         72.6%      $1,983,983
 2017 ..............          7        188,953       27.2      693,093         99.9%      $5,486,994
 Vacant ............          1            923        0.1      694,016        100.0%              --
                             --        -------      -----
 TOTAL .............         21        694,016      100.0%
----------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                      C-2

--------------------------------------------------------------------------------
                              COPT OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The four largest tenants, representing 89.1% of the net rentable square feet, are:

o     CSC INFORMATION (NYSE: "CSC") (rated "A-" by Fitch, "Baa1" by Moody's and
      "A-" by S&P) occupies 302,645 square feet (43.6% of square feet, 39.4% of rental income) in Washington Technology Park I (WTP I) under lease terms ranging from five to 12 years and expiration dates ranging from December
      31, 2008 to December 31, 2010. The current blended rental rate per square foot of $22.70 is constant for the remaining lease terms. There are two five-year options to renew the lease with the rental rate per square foot determined at the then fair market. CSC Information provides outsourcing services that include systems analysis, applications development, network operations, desktop computing, data center management, procurement and supply chain, call centers, customer relationship management, credit services and claims processing. CSC Information serves the aerospace/defense, automotive, chemical, consumer goods, financial services, government, healthcare, manufacturing, retail/distribution, telecommunications and technology sectors in North America, Europe and the
      Asia-Pacific region. As of the fiscal year ended March 30, 2007, CSC
      Information reported revenue of approximately $14.9 billion, net income of
      $397.3 million and stockholder equity of $5.5 billion.

o     NORTHROP GRUMMAN INFORMATION TECHNOLOGY (NYSE: "NOC") (rated "BBB+" by
      Fitch, "Baa1" by Moody's and "BBB+" by S&P) occupies a total of 145,959 square feet (21.0% of square feet, 26.1% of rental income) in Washington
      Technology Park II (WTP 2) under a ten-year lease expiring on February 28,
      2017. The current rental rate per square foot of $31.11 increases annually by 2.5%. There are two five-year options to renew the lease with the rental rate per square foot determined at the then fair market. Northrop
      Grumman Information Technology operates through four segments including
      Information and Services, Aerospace, Electronics, and Shipbuilding.
      Information and Services provides various communications, computers and intelligence support to federal, state and local agencies and commercial customers. Aerospace develops command and control systems, integrated combat systems, airborne ground surveillance and other products primarily for the United States government. Electronics produces high performance sensors, intelligence processing and navigation systems. Shipbuilding constructs nuclear powered aircraft carriers, amphibious assault ships, surface combatants and nuclear powered submarines. Northrop Grumman
      Information Technology also provides after-market services and produces double-hulled crude oil tankers. As of the third quarter ended September
      30, 2007, Northrop Grumman Information Technology reported trailing 12 month revenue of approximately $31.2 billion, net income of $1.8 billion and stockholder equity of $16.8 billion.

o     GENERAL DYNAMICS CORPORATION (NYSE: "GD") (rated "A" by Fitch, "A2" by
      Moody's and "A" by S&P) occupies a total of 92,446 square feet (13.3% of square feet, 13.2% of rental income) in WTP 1 under lease terms ranging from two to three years and expiration dates ranging from July 31, 2008 to
      December 31, 2009. The current blended rental rate per square foot of
      $24.84 is constant during the remaining lease terms. There are two three-year options to renew the lease with the rental rate per square foot determined at the then fair market. General Dynamics Corporation operates through four segments including Aerospace, Combat Systems, Marine Systems,
      Information Systems and Technology. Aerospace develops business-jet aircraft for corporations, private individuals and government users.
      Combat Systems supplies combat vehicles, battle tanks, guns, ammunition, protective armor and components for aerospace systems. Marine Systems offers submarines and various surface ships for the United States Navy and commercial customers. Products include Virginia-class attack submarines,
      Trident ballistic-missile submarine conversions, surface combatants, auxiliary and combat-logistics ships and commercial tankers. Information
      Systems and Technology builds command, control, communications and computing systems for defense customers. General Dynamics Corporation operates in North America, Europe, Latin America, the Middle East, Africa
      and Asia. As of the third quarter ended September 30, 2007, General
      Dynamics Corporation reported trailing 12 month revenue of approximately
      $26.2 billion, net income of 1.9 billion and stockholder equity of $10.9 billion.

o     CH2M HILL (not rated) occupies a total of 77,651 square feet (11.2% of square feet, 11.4% of rental income) in WTP 2 under an eight-year lease expiring on February 28, 2015. The current rental rate per square foot of
      $25.55 increases annually by 2.2%. There are two three-year options to renew the lease with the rental rate per square foot determined at the then fair market. CH2M Hill is a full-service engineering, construction and operations company. CH2M Hill helps municipal, regional, state and federal clients develop and manage infrastructure and facilities that improve efficiency, safety and quality of life. CH2M Hill has served public utility and government clients by providing engineering design, construction, and operations and maintenance services on projects located in the United States and in 116 countries around the world. Projects include chemical plants in Buenos Aires, Argentina, super cleanrooms in
      Japan, wastewater treatment plants in New Zealand and nuclear cleanup in
      Colorado. As of nine months ending September 30, 2007, CH2M Hill reported revenue of approximately $3.1 billion, net income of 51.2 million and stockholder equity of $439.4 million.

--------------------------------------------------------------------------------

                                      C-3

--------------------------------------------------------------------------------
                              COPT OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The COPT Office Portfolio Mortgage Loan is a $150.0 million, 10-year fixed rate loan secured by two suburban office buildings located in Chantilly,
      Virginia. The COPT Office Portfolio Mortgage Loan is interest only for the entire loan term, matures on June 1, 2017 and accrues interest at an annual rate of 5.650%.

THE BORROWER:

o     The COPT Office Portfolio Borrowers are COPT Chantilly LLC and COPT
      Chantilly, II LLC, both of which are Virginia limited liability companies and single purpose bankruptcy remote entities each with at least one independent director for which the COPT Chantilly LLC and the COPT
      Chantilly II LLC Borrowers' legal counsel has delivered a
      non-consolidation opinion. The sponsor of the COPT Office Portfolio
      Mortgage Loan is Corporate Office Properties, L.P., a Delaware limited partnership, the parent of which is Corporate Office Properties Trust
      (NYSE: "OFC") (not rated).

o     Corporate Office Properties Trust, a real estate investment trust, engages in the acquisition, development, ownership, management and leasing of suburban office properties. Corporate Office Properties Trust currently owns 247 office properties totaling 18.5 million square feet, which includes 18 properties totaling 806,000 square feet held through joint ventures. As of the third quarter ended September 30, 2007, Corporate
      Office Properties Trust reported trailing 12 month revenue of approximately $403.7 million, net income of $34.4 million and stockholder equity of $832.8 million.

THE PROPERTY:

o     The COPT Office Portfolio Mortgaged Properties consist of fee simple interests in three suburban office buildings containing a total of 694,016 square feet that are situated on a total of 51.91 acres. The three buildings are referred to as Washington Technology Park I (WTP I),
      Washington Technology Park I (WTP II) and The Commons. The four largest tenants in the COPT Office Portfolio are CSC Information, Northrop Grumman
      Information Technology, General Dynamics Corporation and CH2M Hill, which together occupy 89.1% of the total square feet.

o     Washington Technology Park I (WTP I) was built in 1989. The improvements consist of one five-story Class "A" 427,196 square foot building and one two-story 43,210 square foot building known as The Commons. WTP I contains a total of 470,406 square feet and is situated on 34.89 acres. There are
      1,600 surface parking spaces, resulting in a parking ratio of 3.4 spaces per 1,000 square feet. The main lobby area of the five-story building contains a five-story atrium. The Commons is a combination of office space and amenities, including a health & fitness center, a 135-seat auditorium, conference room, and a full-service cafeteria. The Commons amenities are shared with both WTP I and WTP II via an underground walkway.

o     Washington Technology Park II (WTP II) was built in 2005. The improvements consist of one six-story Class "A" building containing 223,610 square feet and situated on 17.02 acres. There are 895 surface parking spaces, resulting in a parking ratio of 4.0 spaces per 1,000 square feet. WTP II is adjacent to both The Commons and WTP I.

o     The COPT Office Portfolio Mortgaged Properties are located in Chantilly,
      Virginia within the Washington, D.C. metropolitan statistical area outside of the I-495 "Beltway" approximately 22 miles northwest of the Washington,
      D.C., central business district. The COPT Office Portfolio Mortgaged
      Property is located in the Westfields Corporate Center, an 1,100 acre office park developed in the 1980's that includes corporate headquarter buildings, a colonial style conference center with 48,000 square feet of meeting space, a golf course and athletic fields. The COPT Office
      Portfolio Mortgaged Properties are located just south of the
      Washington-Dulles International Airport, the third busiest airport in the
      United States. The COPT Office Portfolio Mortgaged Property is about one-half mile south of the US Route 50 and Route 28 interchange and about one mile north of the I-66 and Route 28 interchange, providing excellent access throughout Northern Virginia and to the Washington, D.C. area.

o     The COPT Office Portfolio Borrowers are generally required at their sole cost and expense to keep the COPT Office Portfolio Mortgaged Properties insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

--------------------------------------------------------------------------------

                                      C-4

--------------------------------------------------------------------------------
                             COPT OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
o     The COPT Office Portfolio Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism; provided that if such coverage is not included as part of the
      "all risk" insurance policy, the COPT Office Portfolio Borrower must obtain coverage for acts of terrorism in a stand alone policy, but is not required to pay any insurance premiums solely with respect to such terrorism coverage in excess of an amount equal to 100% of the aggregate insurance premiums payable with respect to all the insurance coverage for the last policy year in which coverage for terrorism was included as part of the "all risk" insurance policy adjusted annually by a percentage equal to the increase in the consumer price index.

PROPERTY MANAGEMENT:

o     COPT Property Management Services, LLC, a borrower related management company, manages the COPT Office Portfolio Mortgaged Properties. COPT
      Property Management Services, LLC is the management arm of Corporate
      Office Properties Trust. COPT manages approximately 13 million square feet of office space in an area stretching from Central New Jersey to Northern
      Virginia.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     Not Allowed.

COLLATERAL RELEASE:

o     The COPT Office Portfolio Borrower, after the earlier to occur of the thirty-sixth payment date of the COPT Office Portfolio Mortgage Loan or two years from the "startup date" of a REMIC trust securitization, may obtain a release from the lien of the related Mortgage of an individual property upon the satisfaction of the following terms and conditions, including without limitation: (a) no event of default is continuing; (b)
      the COPT Office Portfolio Borrower defeases an amount of principal equal to 110% of the allocated Mortgage Loan amount for the COPT Office
      Portfolio Mortgaged Property; and (c) after giving effect to such release, the underwritten debt service coverage ratio for the other property then remaining subject to the lien of the related Mortgage will be no less than the greater of: (1) the underwritten debt service coverage ratio immediately preceding such release and (2) 1.20x.

o     The COPT Office Portfolio Borrower may obtain the substitution of one or more of the COPT Office Portfolio Mortgaged Properties upon the satisfaction of certain conditions including, without limitation, the following: (a) no event of default is continuing; (b) after giving effect to the substitution, the underwritten debt service coverage ratio for all of the COPT Office Portfolio Mortgaged Properties will be no less than the greater of: (1) the underwritten debt service coverage ratio for all of the COPT Office Portfolio Mortgaged Properties immediately preceding such substitution and (2) 1.20x; (c) after giving effect to the substitution, the loan-to-value ratio for all of the COPT Office Portfolio Mortgaged
      Properties will be no greater than the lesser of: (1) the loan-to-value ratio for all of the COPT Office Portfolio Mortgaged Properties
      immediately preceding such substitution and (2) 75%; and (d) no substitution will occur during the 12-month period preceding the Maturity
      Date of the COPT Office Portfolio Mortgage Loan. In addition, if the COPT
      Office Portfolio Borrower is unable to simultaneously effectuate the substitution of a substitute property for a released property, the COPT
      Office Portfolio Borrower may obtain the release of a COPT Office
      Portfolio Mortgaged Property if (a) the COPT Office Portfolio Borrower
      shall deposit with mortgagee cash or a letter of credit in an amount equal to the greater of (1) the then fair market value of the proposed released property and (2) the amount that would be required to purchase defeasance collateral necessary to partially defease the loan and obtain the release of the COPT Office Portfolio Mortgaged Property in question; (b) mortgagee shall have received a REMIC opinion with respect to such release and substitution and (c) the COPT Office Portfolio Borrower must satisfy each of the conditions set forth in this paragraph within ninety (90) days after the release of a COPT Office Portfolio Mortgaged Property; provided that if for any reason the substitution fails to occur in ninety (90) days after the release of a COPT Office Portfolio Mortgaged Property, then the mortgagee shall have the right to use any cash substitution collateral and draw on any letter of credit and apply the proceeds of such draw to purchase the defeasance collateral necessary to effect a partial defeasance in the amount that would be necessary to obtain a release of a
      COPT Office Portfolio Mortgaged Property.

--------------------------------------------------------------------------------

                                      C-5

--------------------------------------------------------------------------------
                                600 WEST CHICAGO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN ORIGINATOR:                                LaSalle
LOAN PURPOSE:                                   Acquisition
ORIGINAL PRINCIPAL BALANCE:                     $134,000,000
FIRST PAYMENT DATE:                             July 1, 2007
TERM/AMORTIZATION:                              120/0 months
INTEREST ONLY PERIOD:                           120 months
MATURITY DATE:                                  June 1, 2017
EXPECTED MATURITY BALANCE:                      $134,000,000
BORROWING ENTITY:                               600 West Chicago Associates LLC
INTEREST CALCULATION:                           Actual/360
CALL PROTECTION:                                Lockout: 83 payments
                                                Open: 37 payments
                                                Defeasance
UP-FRONT RESERVES:
  TAX/INSURANCE RESERVE:                        Yes
  TI/LC RESERVE:                                $14,000,000
OTHER RESERVE(1):                               $14,912,235
ONGOING MONTHLY RESERVES:
  TAX/INSURANCE RESERVE:                        Yes
  REPLACEMENT RESERVE:                          $19,557
PARI PASSU DEBT:                                Notes A-1 and Note A-2
                                                totaling $131,000,000
LOCKBOX:                                        Hard
--------------------------------------------------------------------------------

(1)   Other Reserve consists of Jones Lang Funds ($292,505), Purchase Contract
      TI Funds ($10,481,637), Rent Allowance Funds ($1,138,093), and BL/Working
      Capital Funds ($3,000,000).

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                           $134,000,000
CUT-OFF DATE LTV(1):                            79.7%
MATURITY DATE LTV:                              79.7%
UNDERWRITTEN DSCR:                              1.40x
MORTGAGE RATE:                                  5.680%
--------------------------------------------------------------------------------

(1)   Based on an "as is" value. Based on an "as-stabilized" value of
      $357,300,000 as of April 1, 2009 the Cut-off LTV is 74.2%.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                                  Office
PROPERTY SUB-TYPE:                              CBD
LOCATION:                                       Chicago, Illinois
YEAR BUILT/RENOVATED:                           1907/2005
NET RENTABLE SQUARE FEET:                       1,564,592
CUT-OFF BALANCE PER SF:                         $169
OCCUPANCY AS OF 01/01/2008:                     83.9%
OWNERSHIP INTEREST:                             Fee
PROPERTY MANAGEMENT:                            Amerimar Eport Management
                                                Co., Inc.
UNDERWRITTEN NET CASH FLOW:                     $21,355,255
APPRAISED VALUE:                                $332,650,000
--------------------------------------------------------------------------------

                                      C-6

--------------------------------------------------------------------------------
                               600 WEST CHICAGO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                         FINANCIAL INFORMATION
--------------------------------------------------------------------------------------------------------

                                         FULL YEAR        FULL YEAR        FULL YEAR
                                       (12/31/2005)     (12/31/2006)     (12/31/2007)     UNDERWRITTEN
                                       -------------    -------------    -------------   --------------

Effective Gross Income .............    $17,909,560      $23,431,577      $29,515,798      $34,229,912
Total Expenses .....................    $ 5,571,661      $11,302,183      $12,604,510      $12,639,968
Net Operating Income (NOI) .........    $12,337,899      $12,129,394      $16,911,288      $21,589,944
Cash Flow (CF) .....................    $12,337,899      $12,129,394      $16,911,288      $21,355,255
DSCR on NOI ........................          0.81x            0.79x            1.11x            1.41x
DSCR on CF .........................          0.81x            0.79x            1.11x            1.40x
--------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                       TENANT INFORMATION(1)
-----------------------------------------------------------------------------------------------------------------------------------

                                       RATINGS          TOTAL       % OF                POTENTIAL       % OF             LEASE
TOP TENANTS                       FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF     RENT      POTENTIAL RENT      EXPIRATION
-------------------------------  ------------------- ----------- ----------  --------  -----------  ---------------  ---------------

Bankers Life and Casualty .....       NR/NR/BB+        222,016      14.2%     $19.77   $ 4,389,444       12.4%         11/30/2018(2)
Level 3 Communications ........      CCC-/Caa2/B-      205,695      13.1      $27.87     5,733,086       16.2          11/30/2015
William Wrigley Jr. Company ...        NR/A1/A+        173,018      11.1      $21.64     3,743,719       10.6          01/31/2016(3)
                                                       -------      ----               -----------       ----
TOTAL .........................                        600,729      38.4%              $13,866,249       39.2%
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance and reimbursements.

(2)   Bankers Life and Casualty occupies 222,016 square feet. 207,536 square feet will expire on November 30, 2018 and the remaining 14,480 square feet will expire on December 30, 2018.

(3)   William Wrigley Jr. Company occupies 22,658 square feet that is month to month.

------------------------------------------------------------------------------------------------------------------------
                                               LEASE ROLLOVER SCHEDULE(1)
------------------------------------------------------------------------------------------------------------------------

                              NO. OF LEASES      EXPIRING        % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION              EXPIRING            SF         TOTAL SF      TOTAL SF      % OF TOTAL SF      EXPIRING
--------------------------   ---------------   ------------   ----------   ------------   ---------------   ------------

MTM ......................           5             45,986          2.9%        45,986            2.9%        $1,035,611
2008 .....................           3             15,971          1.0         61,957            4.0%        $  335,616
2009 .....................           3             14,456          0.9         76,413            4.9%        $  299,242
2011 .....................           6             83,904          5.4        160,317           10.2%        $2,043,747
2012 .....................           4             57,517          3.7        217,834           13.9%        $1,174,940
2013 .....................           1                300          0.0        218,134           13.9%        $   15,000
2014 .....................           6             27,414          1.8        245,548           15.7%        $  544,717
2015 .....................          10            384,818         24.6        630,366           40.3%        $9,493,865
2016 .....................           4            154,602          9.9        784,968           50.2%        $3,337,745
2017 .....................           1              5,616          0.4        790,584           50.5%        $   53,801
2018 .....................           6            304,322         19.5      1,094,906           70.0%        $6,204,374
2019 .....................           3            100,229          6.4      1,195,135           76.4%        $2,265,038
2020 .....................           2              8,450          0.5      1,203,585           76.9%        $  230,854
2022 .....................           3             68,317          4.4      1,271,902           81.3%        $1,387,545
2023 .....................           1             12,225          0.8      1,284,127           82.1%        $  645,236
2024 .....................           1              6,287          0.4      1,290,414           82.5%        $  126,306
Building Office ..........           1              2,234          0.1      1,292,648           82.6%                --
Vacant ...................          12            271,748         17.4      1,564,396          100.0%                --
                                  ------        ---------        -----
TOTAL ....................          72          1,564,396        100.0%
------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                      C-7

--------------------------------------------------------------------------------
                               600 WEST CHICAGO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The three largest tenants, representing 38.4% of the net rentable square feet, are:

o     BANKERS LIFE AND CASUALTY (NYSE: "CNO") (not rated by Fitch or Moody's and rated "BB+" by S&P) occupies a total of 222,016 square feet (14.2% of square feet, 12.4% of rental income) under two 11-year leases expiring on
      November 30, 2018 (office space) and December 31, 2018 (storage space).
      The current rental rate per square foot of $19.77 on the office space increases annually by approximately 2.0%. Established in 1879, Bankers
      Life and Casualty is one of the largest insurance companies in the United
      States focused exclusively on the needs of senior citizens. Insurance products include long term care, life insurance, annuities and Medicare supplement. Bankers Life and Casualty is a subsidiary of Conseco, Inc.
      (rated "BB-" by Fitch, "B1" by Moody's and "B+" by S&P). Conseco engages in the development, marketing and administration of supplemental health insurance, annuity, individual life insurance and other insurance products in the United States. Conseco, Inc. operates in three segments: Bankers
      Life and Casualty, Conseco Insurance Group and Colonial Penn. Conseco,
      Inc. sells its products through career agents, professional independent producers and direct marketing channels. As of the third quarter ended
      September 30, 2007, Conseco, Inc. reported trailing 12 month revenue of approximately $4.6 billion, net loss of $97.4 million and stockholder equity of $4.3 billion.

o     LEVEL 3 COMMUNICATIONS (NASDAQ: "LVLT") (rated "CCC-" by Fitch, "Caa2" by
      Moody's and "B-" by S&P) occupies a total of 205,695 square feet (13.1% of square feet, 16.2% of rental income) under a 15-year lease expiring on
      November 30, 2015. The current rental rate per square foot of $25.87 on the office space increases annually by approximately 3%. Level 3
      Communications offers switched services, including long distance origination, transport and termination services, services that terminate toll free calls, international voice termination services, voice over
      Internet protocol (VoIP) enhanced local service to launch IP-based local and long-distance voice to residential and business customers, local inbound services, E-911 Direct solutions, and automatic number identification-based and carrier identification code-based services, as well as a dedicated end-user service. Level 3 Communications also provides a public switched telephone network line, telephone number, which includes associated directory listing, operator services, directory assistance and
      911 services, long-distance access services and managed modem solutions.
      In addition, network and Internet services include transport, IP, Internet access, Ethernet and virtual private network, co-location, dark fiber and professional services, and content distribution products and services consist of content delivery network, fiber optic and satellite video transport, advertising distribution and storage services. Level 3
      Communications has an intercity network covering 67,000 miles and local networks in 116 markets in North America, and an intercity network covering 4,200 miles and local networks in nine markets in Europe. As of the third quarter ended September 30, 2007, Level 3 Communications reported trailing 12 month revenue of approximately $4.0 billion, net loss of $1.3 billion and stockholder equity of $1.2 billion.

o     WILLIAM WRIGLEY JR. COMPANY (NYSE: "WWY") (not rated by Fitch, rated "A1"
      by Moody's and "A+" by S&P) occupies a total of 173,018 square feet (11.1%
      of square feet, 10.6% of rental income) under a ten-year lease expiring on
      January 31, 2016. The current blended rate per square foot of $21.64 increases by $1.00 per square foot annually thereafter. William Wrigley
      Jr. Company engages in the manufacture and marketing of chewing gums, mints, candies and other confectionery products in the United States and internationally. William Wrigley Jr. Company offers its products in approximately 180 countries under Wrigley's Spearmint, Juicy Fruit,
      Altoids, Doublemint, Life Savers, Big Red, Boomer, Pim Pom, Winterfresh,
      Extra, Freedent, Hubba Bubba, Orbit, Excel, Creme Savers, Eclipse,
      Airwaves, Alpine, Solano, Sugus, Cool Air and P.K. brand names. William
      Wrigley Jr. Company markets its products primarily through distributors, wholesalers, corporate chains and cooperative buying groups that distribute the products through retail outlets, as well as to vending distributors, concessionaires and other customers in wholesale quantities.
      As of the third quarter ended September 30, 2007, William Wrigley Jr.
      Company reported trailing 12 month revenue of approximately $5.2 billion, net income of $605.8 million and stockholder equity of $2.7 billion.

--------------------------------------------------------------------------------

                                      C-8

--------------------------------------------------------------------------------
                                600 WEST CHICAGO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The 600 West Chicago Mortgage Loan is a $265.0 million, ten-year fixed rate loan secured by a central business district office building located in Chicago, Illinois. The 600 West Chicago Whole Loan is part of a split loan structure evidenced by four pari passu notes referred to as the 600
      West Chicago Pari Passu Notes A-1 and Note A-2 (which are not included in the Trust Fund) and the 600 West Chicago Pari Passu Note A-3 and Note A-4
      (which are included in the Trust Fund and represent the 600 West Chicago
      Mortgage Loan). The 600 West Chicago Mortgage Loan is interest only for the entire loan term, matures on June 1, 2017 and accrues interest at an annual rate of 5.680%.

THE BORROWER:

o     The 600 West Chicago Borrower is 600 West Chicago Associates LLC, a
      Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the 600 West
      Chicago Borrower's legal counsel has delivered a non-consolidation opinion. The sponsor of the 600 West Chicago Mortgage Loan is Victor
      Gerstein.

o     Mr. Gerstein, a named partner in the law firm of Gerstein Strauss &
      Rinaldi that is based in New York City, is a Yale University law school graduate that practices in real estate and real estate acquisitions, banking and mortgage financings. Since 1995, Mr. Gerstein has acquired office buildings totaling 6.9 million square feet located in Manhattan as well as throughout the United States.

THE PROPERTY:

o     The 600 West Chicago Mortgaged Property consists of a fee simple interest in four Class "A" buildings (three are contiguous and interconnected)
      totaling 1,564,592 square feet located in Chicago's central business district. The 600 West Chicago Mortgaged Property buildings were constructed between 1907 and 2001 and are situated on 7.65 acres along the
      Chicago River.

o     The three contiguous buildings located on the Chicago River are the South
      Building, an eight-story office building constructed in 1907, the North
      Building, an eleven-story residential loft and parking structure (only the first five floors are part of the collateral) built in 1929, and the 950
      Building, an eight-story parking structure constructed between 2001 and
      2002. The 811 Parking Structure, located across Larrabee Street to the east of the South Building, was constructed in 1971. The three largest tenants are Bankers Life and Casualty, Level 3 Communications and William
      Wrigley Jr. Company, which together occupy 38.4% of the total square feet and contribute 39.2% of the gross potential rental income. There are a total of 1,426 parking spaces located throughout the four buildings, resulting in a parking ratio of 0.9 spaces per 1,000 square feet.

o     The 600 West Chicago Mortgaged Property is located in the Chicago central business district along the Chicago River in the River North neighborhood.
      The area is in close proximity to The Loop and the Magnificent Mile neighborhoods and is generally surrounded by galleries, boutique retail shops, gourmet restaurants and various entertainment venues. Access to downtown Chicago is provided by five interstate highways, eight suburban railroad commuter lines and six transit authority train lines.

o     The 600 West Chicago Mortgaged Property was originally built to serve as a distribution center for Montgomery Ward's department store chain. Due to its distinct architectural style and prominent location along the Chicago
      River, the 600 West Chicago Mortgaged Property was listed on the National
      Register of Historic Places and has been designated as a Chicago Landmark
      Building. In 2001, the building underwent a complete rehabilitation costing in excess of $200 million to reposition the 600 West Chicago
      Mortgaged Property with large floor plates, high ceilings, a dramatic lobby and the Riverwalk esplanade that stretches two thirds of a mile along the eastern bank of the Chicago River. The 600 West Chicago
      Mortgaged Property offers significant power capability, fiber connectivity and back-up generators which allows the 600 West Chicago Mortgaged
      Property to meet the requirements of its telecom tenants.

o     The 600 West Chicago Borrower is generally required at its sole cost and expense to keep the 600 West Chicago Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o     The 600 West Chicago Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism;
      provided that the 600 West Chicago Borrower is not required to pay any insurance premiums solely with respect to such terrorism coverage in excess of an amount equal to 100% of the aggregate insurance premiums payable with respect to the casualty insurance carried by the 600 West
      Chicago Borrower with respect to the 600 West Chicago Mortgaged Property for the immediately prior 12 month period.

--------------------------------------------------------------------------------

                                      C-9

--------------------------------------------------------------------------------
                                600 WEST CHICAGO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PROPERTY MANAGEMENT:

o     Amerimar Eport Management Co. Inc., a division of Amerimar Enterprises, manages the 600 West Chicago Mortgaged Property. Amerimar Enterprises a
      national real estate investment and management firm founded in 1992 and headquartered in Philadelphia, Pennsylvania.

CURRENT PARI PASSU INDEBTEDNESS:

o     $66,250,000 Note A-1 and $64,750,000 Note A-2, each held outside the Trust
      Fund.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     Not Allowed.

-------------------------------------------------------------------------------

                                      C-10

--------------------------------------------------------------------------------
                             THE HALLMARK BUILDING
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------
LOAN ORIGINATOR:                                LaSalle
LOAN PURPOSE:                                   Refinance
ORIGINAL PRINCIPAL BALANCE:                     $64,000,000
FIRST PAYMENT DATE:                             July 1, 2007
TERM/AMORTIZATION:                              120/0 months
INTEREST ONLY PERIOD:                           120 months
MATURITY DATE:                                  June 1, 2017
EXPECTED MATURITY BALANCE:                      $64,000,000
BORROWING ENTITY:                               BRIT-Hallmark LLC
INTEREST CALCULATION:                           Actual/360
CALL PROTECTION:                                Lockout: 33 payments
                                                YM or PPMT: 84 payments
                                                Open: 3 payments
UP-FRONT RESERVES:
  TAX/INSURANCE RESERVE:                        Yes
  IMMEDIATE REPAIR RESERVE:                     $58,125
  DEBT SERVICE RESERVE:                         307,200
ONGOING MONTHLY RESERVES:
  TAX/INSURANCE RESERVE:                        Yes
FUTURE MEZZANINE DEBT:                          Yes
LOCKBOX:                                        Hard
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
-------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                           $64,000,000
CUT-OFF DATE LTV:                               80.0%
MATURITY DATE LTV:                              80.0%
UNDERWRITTEN DSCR(1):                           1.22x
MORTGAGE RATE:                                  5.760%
-------------------------------------------------------------------------------

(1)   The Mortgaged Property is 90.3% occupied. At closing of The Hallmark
      Building Mortgage Loan, the related sponsor also executed a five-year master lease on 17,700 square feet (5.8% of net rentable area). This master lease is for $26.50 per square foot ($469,050 of annual income), but was not utilized in the underwriting. If this income were to be included in the underwriting, the Underwritten DSCR would increase from
      1.22x to 1.34x.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                                  Office
PROPERTY SUB-TYPE:                              Suburban
LOCATION:                                       Dulles, Virginia
YEAR BUILT/RENOVATED:                           1985/NAP
NET RENTABLE SQUARE FEET:                       305,347
CUT-OFF BALANCE PER SF:                         $210
OCCUPANCY AS OF 01/01/2008:                     90.3%
OWNERSHIP INTEREST:                             Fee
PROPERTY MANAGEMENT:                            BECO Management, Inc.
UNDERWRITTEN NET CASH FLOW:                     $4,560,128
APPRAISED VALUE:                                $80,000,000
--------------------------------------------------------------------------------

                                      C-11

--------------------------------------------------------------------------------
                              THE HALLMARK BUILDING
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                      FINANCIAL INFORMATION
------------------------------------------------------------------------------------------------

                                                                     TRAILING 12
                                        FULL YEAR      FULL YEAR    MONTHS ENDING
                                      (12/31/2005)   (12/31/2006)   (03/31/2007)    UNDERWRITTEN
                                      ------------   ------------   -------------   ------------

Effective Gross Income .............   $8,540,427     $7,698,291     $7,350,401      $8,703,989
Total Expenses .....................   $3,413,801     $3,715,797     $3,858,685      $3,873,484
Net Operating Income (NOI) .........   $5,126,626     $3,982,494     $3,491,716      $4,830,505
Cash Flow (CF) .....................   $5,126,626     $3,982,494     $3,491,716      $4,560,128
DSCR on NOI ........................        1.37x          1.07x          0.93x           1.29x
DSCR on CF .........................        1.37x          1.07x          0.93x           1.22x
------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                      TENANT INFORMATION(1)
-----------------------------------------------------------------------------------------------------------------------------------

                                     RATINGS          TOTAL       % OF                 POTENTIAL         % OF           LEASE
TOP TENANTS                     FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF       RENT      POTENTIAL RENT    EXPIRATION
------------------------------ ------------------  ----------  ---------  ---------  ------------  ---------------- ---------------

Electronic Warfare Associates       Not Rated         81,523       26.7%    $23.74      $1,935,232       24.9%        09/30/2008(2)
Qivliq, LLC ..................      Not Rated         30,126        9.9     $21.60         650,722        8.4         02/28/2012
Anacomp, Inc. ................      Not Rated         20,052        6.6     $29.77         596,919        7.7         09/30/2009(3)
                                                     -------       ----                 ----------       ----
TOTAL ........................                       131,701       43.1%                $3,182,873       41.0%
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance and reimbursements.

(2)   Electronic Warfare Associates has four office suites and six storage units totaling 81,523 square feet. 1,726 square feet of office space will expire on September 30, 2008, 52,450 square feet of office space will expire on
      October 31, 2008, 4,534 square feet of office space will expire on October
      31, 2008 and the remaining 19,279 square feet of office space will expire on March 31, 2010.

(3)   Anacomp, Inc. has two office suites totaling 20,052 square feet. 11,611 square feet will expire on September 30, 2009 and the remaining 8,441 square feet expire on December 31, 2009.

--------------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------------------------------------
                            NO. OF
                            LEASES      EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION         EXPIRING        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
-----------------------   ----------   ----------   ----------   ------------   ---------------   ------------

2008 ..................        9         78,313         25.6%        78,313           25.6%        $1,978,770
2009 ..................        7         30,801         10.1        109,114           35.7%        $  888,070
2010 ..................        6         46,203         15.1        155,317           50.9%        $1,248,621
2011 ..................        2          6,025          2.0        161,342           52.8%        $  134,013
2012 ..................        6         63,518         20.8        224,860           73.6%        $1,592,217
2013 ..................        3         20,671          6.8        245,531           80.4%        $  557,384
2014 ..................        1          7,555          2.5        253,086           82.9%        $  194,541
2015 ..................        2          9,650          3.2        262,736           86.0%        $  237,039
2017 ..................        1          8,650          2.8        271,386           88.9%        $  236,145
Storage Space .........       13          5,067          1.7        276,453           90.5%        $   74,875
Vacant ................        9         28,894          9.5        305,347          100.0%                --
                            ------      -------        -----
TOTAL .................       59        305,347        100.0%
--------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                      C-12

--------------------------------------------------------------------------------
                             THE HALLMARK BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The three largest tenants, representing 43.1% of the net rentable square feet are:

o     ELECTRONIC WARFARE ASSOCIATES (not rated) occupies a total of 81,523 square feet (26.7% of square feet, 24.9% of rental income) under a lease with various rental rates per square foot and expiration dates. The current blended rental rate per square foot of $23.74 increases annually by approximately 2.0% to 5.0% depending upon the space. There is one five-year option to renew the lease with the rental rates per square foot determined at the then fair market. Electronic Warfare Associates provides a broad range of innovative technology solutions for government and industry with 1,000 employees located throughout the United States, Canada and Australia. Electronic Warfare Associates is known for its military research and development capabilities including advanced communications devices, digital signal processing, information protection and infrastructure security.

o     QIVLIQ, LLC (not rated) occupies 30,126 square feet (9.9% of square feet,
      8.4% of rental income) under a five-year lease expiring on February 28,
      2012. The current rental rate per square foot of $21.60 increases annually by approximately 3.0%. There is one five-year option to renew the lease with the rental rate per square foot determined at the then fair market.
      Qivliq, LLC provides administrative services to the federal government and commercial customers. Qivliq, LLC's expertise includes telecommunications, information technology, product development, clothing manufacturing and security services. Qivliq, LLC is owned by the NANA Development
      Corporation, an Alaska Native corporation formed following congressional enactment of the Alaska Native Claims Settlement Act. The Alaska Native
      Claims Settlement Act was intended to resolve the long-standing issue of aboriginal land claims in Alaska and to create a mechanism for economic development in Alaska, particularly in rural areas. Qivliq, LLC is one of more than 30 companies held by NANA Development Corporation.

o     ANACOMP, INC. (not rated) occupies a total of 20,052 square feet (6.6% of square feet, 7.7% of rental income) under two ten-year leases expiring on
      September 30, 2009 and December 31, 2009. The current blended rental rate per square foot of $29.77 increases annually by approximately 3.0%. There is one ten-year option to renew the leases with the rental rate per square foot determined at the then fair market. Anacomp, Inc. provides document management services including preparation, scanning, indexing, storage and online retrieval. Clients include law firms and the majority of Fortune
      500 companies.

--------------------------------------------------------------------------------

                                      C-13

--------------------------------------------------------------------------------
                             THE HALLMARK BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The Hallmark Building Mortgage Loan is a $64.0 million, 10-year fixed rate loan secured by a suburban office building located in Dulles, Virginia.
      The Hallmark Building Mortgage Loan is interest only for the entire loan term, matures on June 1, 2017 and accrues interest at an annual rate of
      5.760%.

THE BORROWER:

o     The Hallmark Building Borrower is BRIT-Hallmark LLC, a Delaware limited liability company and a single purpose entity with at least two independent directors. The sponsor of The Hallmark Building Mortgage Loan is BRIT, LP, and entity controlled by Jeffrey Lee Cohen, Dennis Berman,
      Gary Berman and Michael David Epstein.

o     Jeffrey Lee Cohen, Dennis Berman, Gary Berman and Michael David Epstein
      have worked together for over two decades. Together, these four principals have extensive experience in the acquisition, ownership, construction, operation, leasing, and management of commercial real estate. The principals have worked together since 1986 and are the founders of BECO
      Management, a fully integrated commercial real estate company designed to handle property management, leasing and construction.

THE PROPERTY:

o     The Hallmark Building Mortgaged Property consists of a fee simple interest in a six-story Class "A" suburban office building constructed in 1985. The improvements contain 305,347 net rentable square feet and are situated on
      8.07 acres. The three largest tenants are Electronic Warfare Associates,
      Qivliq, LLC and Anacomp, Inc., which together occupy 43.1% of the total square feet.

o     The Hallmark Building Mortgaged Property is configured with two wings and a six-story open atrium with twin glass elevators. The Hallmark Building
      Mortgaged Property has four additional elevators, an on-site deli, a state-of-the-art conference center, and a 24-hour staffed security desk with 36 remote cameras and an electronic keycard building access system.
      There are 418 surface parking spaces and 661 parking spaces located in a two-level subterranean parking garage for a total of 1,079 spaces, resulting in a parking ratio of 3.5 spaces per 1,000 square feet.

o     The Hallmark Building Mortgaged Property is located in Dulles, Virginia about 30 miles west of downtown Washington, D.C. outside of the I-495
      "Beltway". The Hallmark Building Mortgaged Property is located within the
      Renaissance Park, an industrial and office development that borders the
      Washington-Dulles International Airport. Two major traffic arteries, the
      Dulles Greenway and the Lee Jackson Memorial Highway, are located on either side of The Hallmark Building Mortgaged Property providing direct access to I-66 and I-495. Retail development is located to the north and south of the Hallmark Building Mortgaged Property at the Dulles Greenway
      and Lee Jackson Memorial Highway interchanges. The Hallmark Building
      Mortgaged Property is attached to the 300-room Dulles Hilton Hotel which services the neighboring Washington-Dulles International Airport.

o     The Hallmark Building Borrower is generally required at its sole cost and expense to keep the Hallmark Building Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o     The Hallmark Building Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism;
      provided that The Hallmark Building Borrower is required to purchase insurance including terrorism coverage with a deductible not to exceed
      $25,000.

--------------------------------------------------------------------------------

                                      C-14

--------------------------------------------------------------------------------
                             THE HALLMARK BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PROPERTY MANAGEMENT:

o     BECO Management, Inc., manages The Hallmark Building Mortgaged Property.
      BECO Management, Inc. is a borrower related management company that was founded by BRIT, LP's principals in 1986. BECO owns and manages 24 office buildings totaling more than three million square feet in the Washington,
      D.C. area.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     The Hallmark Building Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including without limitation: (a) no event of default has occurred and is continuing; (b) the mezzanine lender will have executed an intercreditor agreement approved by the rating agencies in form and substance reasonably acceptable to the mortgagee; (c) the amount of such mezzanine loan, when added to the outstanding principal balance of The Hallmark Building
      Mortgage Loan, must result in a loan-to-value ratio less than or equal to
      80% and a debt service coverage ratio greater than or equal to 1.20x; (d)
      the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving The Hallmark Building Mortgage Loan; and
      (e) such mezzanine loan is completed no later than one year prior to the maturity date of The Hallmark Building Mortgage Loan.

--------------------------------------------------------------------------------

                                      C-15

--------------------------------------------------------------------------------
                   BOULDER GREEN OFFICE & INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN ORIGINATOR:                                LaSalle
LOAN PURPOSE:                                   Refinance
ORIGINAL PRINCIPAL BALANCE:                     $62,000,000
FIRST PAYMENT DATE:                             June 1, 2007
TERM/AMORTIZATION:                              60/0 months
INTEREST ONLY PERIOD:                           60 months
MATURITY DATE:                                  May 1, 2012
EXPECTED MATURITY BALANCE:                      $62,000,000
BORROWING ENTITY:                               BG Properties Lenexa, LLC;
                                                BG Properties Frankfort, LLC;
                                                BG Properties Grand Prairie,
                                                LLC; BG Properties Nashua,
                                                LLC; BG Properties Allen, LLC;
                                                BG Properties Clearfield, LLC
INTEREST CALCULATION:                           Actual/360
CALL PROTECTION:                                Lockout: 11 payments
                                                YM or PPMT: 45 payments
                                                Open: 4 payments
UP-FRONT RESERVES:
  TAX/INSURANCE RESERVE:                        Yes
  LEP PREPAID RENT HOLDBACK:                    $718,952
  IMMEDIATE REPAIR RESERVE:                     $327,500
ONGOING MONTHLY RESERVES:
  REPLACEMENT RESERVE:                          $8,337
LOCKBOX:                                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                           $62,000,000
CUT-OFF DATE LTV:                               82.7%
MATURITY DATE LTV:                              82.7%
UNDERWRITTEN DSCR:                              1.44x
MORTGAGE RATE:                                  5.700%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                                  Various
PROPERTY SUB-TYPE:                              Various
LOCATION:                                       Various
YEAR BUILT/RENOVATED:                           Various
NET RENTABLE SQUARE FEET:                       666,797
CUT-OFF BALANCE PER SF:                         $93
OCCUPANCY AS OF 04/04/2007:                     100.0%
OWNERSHIP INTEREST:                             Fee
PROPERTY MANAGEMENT:                            Redford Properties III, Inc.,
                                                d/b/a CB Richard Ellis
UNDERWRITTEN NET CASH FLOW:                     $5,161,528
APPRAISED VALUE:                                $75,000,000
--------------------------------------------------------------------------------

                                      C-16

--------------------------------------------------------------------------------
                   BOULDER GREEN OFFICE & INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                                   UNDERWRITTEN
                                                                   -------------
Effective Gross Income ..........................................   $8,487,761
Total Expenses ..................................................   $2,939,379
Net Operating Income (NOI) ......................................   $5,548,382
Cash Flow (CF) ..................................................   $5,161,528
DSCR on NOI .....................................................        1.55x
DSCR on CF ......................................................        1.44x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         PORTFOLIO SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                      PROPERTY    YEAR      YEAR      SQUARE     AVG.
PROPERTY NAME                  LOCATION            TENANT(1)(2)         TYPE      BUILT   RENOVATED    FEET      RENT   OCCUPANCY(3)
------------------------ ------------------- ----------------------- ----------- ------- ---------- ---------  -------- ------------

3281 West County
 Road .................. Frankfort, IN       Lake Erie Products      Industrial    1994     1998      200,000    $ 4.65    100.00%
875 & 888 South
 University Park
 Boulevard ............. Clearfield, UT      Northrop Grumman          Office      1999     NAP       151,350    $14.59    100.00%
10951 Lakeview Avenue... Lenexa, KS          Sprint Communications     Office      1970     1987      105,935    $ 7.18    100.00%
                                             Company
1908 110th Street ...... Grand Prairie, TX   Level 3 Communications    Office      1988     1995       90,432    $ 5.98    100.00%
830 South Greenville
 Avenue ................ Allen, TX           HIT Entertainment         Office      2000     2006       70,680    $13.00    100.00%
1617 Southwood Drive ... Nashua, NH          Sun Microsystems          Office      1996     NAP        48,400    $14.06    100.00%
                                                                                                      -------    ------    ------
TOTAL/WTD.AVG. .........                                                                              666,797    $ 9.05    100.00%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Each of these properties contains a single tenant.

(2)   In the event that Northrup Grumman or Sprint gives prior written notice to vacate, the borrower will post a letter of credit in the amount of one year's rent for each respective tenant.

(3)   Occupancy as of April 4, 2007.

                                      C-17

`
--------------------------------------------------------------------------------
                   BOULDER GREEN OFFICE & INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                      TENANT INFORMATION(1)
----------------------------------------------------------------------------------------------------------------------------------

                                  RATINGS           TOTAL        % OF                  POTENTIAL         % OF           LEASE
TOP TENANTS                  FITCH/MOODY'S/S&P    TENANT SF    TOTAL SF   RENT PSF        RENT      POTENTIAL RENT    EXPIRATION
--------------------------- -------------------  -----------  ----------  ---------   -----------  ---------------  --------------

Lake Erie Products ........      Not Rated         200,000        30.0%    $ 4.65     $  930,000         15.4%        09/01/2018
Northrop Grumman ..........    BBB+/Baa1/BBB+      151,350        22.7     $14.59      2,207,439         36.6         06/01/2008(2)
Sprint Communications
 Company ..................    BBB-/Baa3/BBB-      105,935        15.9     $ 7.18        760,973         12.6         07/31/2008
Level 3 Communications ....     CCC-/Caa2/B-        90,432        13.6     $ 5.98        540,783          9.0         12/01/2010
HIT Entertainment .........      Not Rated          70,680        10.6     $13.00        918,840         15.2         10/01/2016
Sun Microsystems ..........     BBB-/Ba1/BB+        48,400         7.3     $14.06        680,504         11.3         11/01/2008
                                                   -------       -----                ----------        -----
TOTAL .....................                        666,797       100.0%               $6,038,539        100.0%
----------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance and reimbursements.

(2)   Northrop Grumman combined has four office suites. 7,061 square feet of office space is currently a month-to-month lease, 18,739 square feet of office space expire on June 1, 2008, and 125,550 square feet of space expire on March 1, 2009.

---------------------------------------------------------------------------------------------------------
                                       LEASE ROLLOVER SCHEDULE(1)
---------------------------------------------------------------------------------------------------------

                      NO. OF LEASES    EXPIRING       % OF      CUMULATIVE      CUMULATIVE      BASE RENT
YEAR OF EXPIRATION       EXPIRING         SF        TOTAL SF     TOTAL SF     % OF TOTAL SF      EXPIRING
-------------------   -------------   ----------   ----------   -----------   --------------   ----------

MTM ...............          1           7,061          1.1%        7,061           1.1%       $  101,325
2008 ..............          4         173,074         26.0       180,135          27.0%       $1,715,816
2009 ..............          1         125,550         18.8       305,685          45.8%       $1,831,775
2010 ..............          1          90,432         13.6       396,117          59.4%       $  540,783
2016 ..............          1          70,680         10.6       466,797          70.0%       $  918,840
2018 ..............          1         200,000         30.0       666,797         100.0%       $  930,000
                            --         -------        -----
TOTAL .............          9         666,797        100.0%
---------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                      C-18

--------------------------------------------------------------------------------
                  BOULDER GREEN OFFICE & INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The six largest tenants, representing 100.0% of the net rentable square feet, are:

o     LAKE ERIE PRODUCTS (not rated) occupies 200,000 square feet (30.0% of square footage, 15.4% of rental income) in a single tenant industrial warehouse located in Frankfort, Indiana under a 15-year lease expiring on
      September 30, 2018. The current rental rate per square foot of $4.65 increases annually by the consumer price index. There is one ten-year option to renew the lease with the rental rate per square foot also increasing annually by the consumer price index. Lake Erie Products specializes in manufacturing alloy fasteners for the agricultural and transportation equipment, construction and fabricated metal products and commercial and industrial maintenance markets. Lake Erie Products also offers commercial heat treating, metallurgical and finishing services for fasteners.

o     NORTHROP GRUMMAN SPACE & MISSION SYSTEMS (NYSE: "NOC") (rated "BBB+" by
      Fitch, "Baa1" by Moody's and "BBB+" by S&P) occupies a total of 151,350 square feet (22.7% of square footage, 36.6% of income) in a single tenant suburban office building located in Clearfield, Utah under lease terms ranging from five to ten years and lease expiration dates of March 31,
      2009 and June 1, 2008. The current rental rate per square foot of $14.59 increases annually by 2.0% to 3.0% depending on the space. There are multiple options to renew the lease depending upon the space with lease terms ranging from one to five years with the blended rental rate per square foot also increasing annually by 2.0%. Northrop Grumman Space &
      Mission Systems operates through four segments including Information and
      Services, Aerospace, Electronics and Shipbuilding. Information and
      Services provides various communications, computers and intelligence support to federal, state and local agencies and commercial customers.
      Aerospace develops command and control systems, integrated combat systems, airborne ground surveillance and other products primarily for the United
      States government. Electronics produces high performance sensors, intelligence processing and navigation systems. Shipbuilding constructs nuclear powered aircraft carriers, amphibious assault ships, surface combatants and nuclear powered submarines. Northrop Grumman Space &
      Mission Systems also provides after-market services and produces double-hulled crude oil tankers. As of the third quarter ended September
      30, 2007, Northrop Grumman Space & Mission Systems reported trailing 12 month revenue of approximately $31.2 billion, net income of $1.8 billion and stockholder equity of $16.8 billion.

o     SPRINT COMMUNICATIONS COMPANY (NYSE: "S") (rated "BBB-" by Fitch, "Baa3"
      by Moody's and "BBB-" by S&P) occupies 105,935 square feet (15.9% of square footage, 12.6% of income) in a single tenant suburban office building located in Lenexa, Kansas under a 4-year lease expiring on July
      31, 2008. The current rental rate per square foot of $7.18 is constant during the remaining lease term. Sprint Communications Company offers wireless and wireline communications products and services. The wireless segment provides mobile telephone and data transmission services. The mobile voice communications services include mobile telephone, voicemail, call waiting, call forwarding and directory assistance products. Data transmission products include wireless imaging, wireless Internet services, e-mail services, walkie-talkie services and accessories including carrying cases, battery chargers and hands-free devices. The wireless segment provides Sprint-branded services over its CDMA network in the United States, Puerto Rico and the U.S. Virgin Islands and
      Nextel-branded and Boost Mobile-branded services via its iDEN network. The wireline segment offers voice and data services to domestic and international business customers. Wireline segment products include network, voice and long-distance support services. As of the third quarter ended September 30, 2007, Sprint Communications Company reported trailing
      12 month revenue of approximately $40.7 billion, net income of $165 million and stockholder equity of $51.3 billion.

o     LEVEL 3 COMMUNICATIONS (NASDAQ: "LVLT") (rated "CCC-" by Fitch, "Caa2" by
      Moody's and "B-" by S&P) occupies 90,432 square feet (13.6% of square footage, 9.0% of income) in a single tenant suburban office building located in Grand Prairie, Texas under a 15-year lease expiring on December
      1, 2010. The current rental rate per square foot of $5.98 is constant during the remaining lease term. Level 3 Communications operates long distance, local telephone and technology services primarily in North
      America and Europe. Level 3 Communications provides long distance and voice over Internet protocol (VoIP) services to residential, business, emergency service users. Local telephone includes conventional telephone line service and directory assistance. Level 3 Communication's technology offerings include network, Internet, advertising distribution and storage services. Level 3 Communications has a domestic intercity network covering
      67,000 miles along with local networks in 116 markets. Level 3
      Communications' European presence includes a network covering 4,200 miles as well as local networks in nine markets. As of the third quarter ended
      September 30, 2007, Level 3 Communications reported trailing 12 month revenue of approximately $4.0 billion, net loss of $1.3 billion and stockholder equity of $1.2 billion.

-------------------------------------------------------------------------------

                                      C-19

--------------------------------------------------------------------------------
                   BOULDER GREEN OFFICE & INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

o     HIT ENTERTAINMENT (not rated) occupies 70,680 square feet (10.6% of square footage, 15.2% of income) in a single tenant suburban office building located in Allen, Texas under a ten-year lease expiring on October 1,
      2016. The current rental rate per square foot of $13.00 increases to
      $15.00 on November 1, 2010. There are three five-year options to renew the lease with the rental rate per square foot determined at the then fair market for the first year, but in no event less than the previous year, then increasing annually thereafter by 3.0%. HIT Entertainment is an independent children's entertainment producer and rights-owner, including such shows as Barney, Bob the Builder, Thomas & Friends, Pingu, Fireman
      Sam, Angelina Ballerina and Rainbow Magic. HIT Entertainment represents
      Fifi and the Flowertots in North America and Japan, and acts as a worldwide representative for The Jim Henson Company's library of classic family brands. HIT Entertainment also represents The Wiggles in the United
      Kingdom and owns the Guinness World Records publishing and television group. With a catalogue of more than 1,500 hours of young children's programming, HIT Entertainment sells its shows to more than 240 countries worldwide in more than 40 different languages.

o     SUN MICROSYSTEMS (NASDAQ: "JAVAD") (rated "BBB-" by Fitch, "Ba1" by
      Moody's and "BB+" by S&P) occupies 48,400 square feet (7.3% of square footage, 11.3% of income) located in Nashua, New Hampshire under a three-year lease extension period expiring on November 1, 2008. The current rental rate per square foot of $14.06 is constant during the remaining lease extension period. There is one three-year option remaining to renew the lease with the rental rate per square foot determined at 95%
      of the then fair market, but in no event less than the previous year. Sun
      Microsystems offers servers, software, silicon-based chips and support services throughout the globe. Servers range from entry-level products and blade systems to custom designed data center/HPC business critical computing servers. Software services include enterprise infrastructure and desktop systems, developer products and data storage. Sun Microsystems offers support and managed services for hardware, software, and client solutions. Sun Microsystems' silicon-based chips facilitate networking, cryptography and high-performance computing. Solutions are used in technical/scientific, business, engineering, telecommunications, financial services, manufacturing, retail, government, life sciences, media and entertainment, transportation, energy/utilities and healthcare industries.
      As of the fiscal year ended June 30, 2007, Sun Microsystems reported revenue of approximately $13.9 billion, net income of $473.0 million and stockholder equity of $7.2 billion.

-------------------------------------------------------------------------------

                                      C-20

--------------------------------------------------------------------------------
                   BOULDER GREEN OFFICE & INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The Boulder Green Office & Industrial Portfolio Mortgage Loan is a $62.0
      million, five-year loan secured by a first mortgage on one industrial warehouse building and five suburban office buildings located in six cities and five states. The Boulder Green Office & Industrial Portfolio
      Mortgage Loan is interest only for the entire loan term, matures on May 1,
      2012 and accrues interest at an annual rate of 5.700%.

THE BORROWER:

o     The Boulder Green Office & Industrial Portfolio Borrowers are BG
      Properties Frankfort, LLC, BG Properties Clearfield, LLC, BG Properties
      Lenexa, LLC, BG Properties Grand Prairie, LLC, BG Properties Allen, LLC
      and BG Properties Nashua, LLC, all of which are Delaware limited liability companies and single purpose entities. Each has at least one independent directors for which the Boulder Green Office & Industrial Portfolio
      Borrowers' legal counsel has delivered a non-consolidation opinion. The sponsor of the Boulder Green Office & Industrial Portfolio Mortgage Loan
      is Greenfield Acquisition Partners IV, L.P. Greenfield Acquisition
      Partners IV, L.P. is an investment partnership sponsored by Greenfield
      Partners.

o     Greenfield Partners, founded in 1997, is a real estate investment firm that specializes in acquisitions, development, asset management, finance, law, construction, investor relations and architecture. Greenfield
      Partners is headquartered in South Norwalk, Connecticut and has invested over $2.0 billion in real estate since inception in 1997. Greenfield
      Partners' senior principals have an average of 20 years of industry experience.

THE PORTFOLIO:

o     The Boulder Green Office & Industrial Portfolio Mortgaged Properties
      consist of fee simple interests in one industrial warehouse building and five suburban office buildings. The properties were built from 1970 to
      2000, contain a total of 666,797 square feet and are situated on a total of 91.96 acres in suburban markets across the United States. Each of the
      Boulder Green Office & Industrial Portfolio Mortgaged Properties is 100%
      occupied by a single tenant.

o     The 3281 West County Road Mortgaged Property located in Frankfort, Indiana consists of a fee simple interest in an industrial building built in 1994.
      The one-story building contains 200,000 square feet, is situated on 44.05 acres, and is 100% occupied by Lake Erie Products. Frankfort, Indiana is located approximately 50 miles northwest of Indianapolis, Indiana. Primary access to the neighborhood is provided by Interstate 65, the north/south arterial connecting Chicago, Illinois to the North and Louisville,
      Kentucky to the South and Highway 28, a highway running east/west off
      Interstate 65. The local area is composed of agricultural and industrial land uses.

o     The 875 & 888 South University Park Boulevard Mortgaged Property located in Clearfield, Utah consists of a fee simple interest in two suburban office buildings built in 1999 and 2001. The two two-story buildings contain a total of 151,350 square feet, are situated on 13.57 acres, and are 100% occupied by Northrop Grumman Space & Mission Systems. Clearfield,
      Utah is located approximately 30 miles north of Salt Lake City. Primary access to the neighborhood is provided by Interstate 15, the north/south arterial through Salt Lake City, which is less than a mile from the 875 &
      888 South University Park Boulevard Mortgaged Property. The local area consists of retail, office, and residential. The Hill Air Force Base, the largest employer in the State of Utah is located one quarter mile north of the property.

o     The 10951 Lakeview Avenue Mortgaged Property located in Lenexa, Kansas consists of a fee simple interest in a suburban office building built in
      1970. The two-story building contains 105,935 square feet, is situated on
      15.37 acres, and is 100% occupied by Sprint Communications Company.
      Lenexa, Kansas is located approximately 12 miles southwest of the Kansas
      City, Kansas central business district. Primary access to the neighborhood is provided by Interstate 35, the arterial to the southwestern suburbs of
      Kansas City, and Interstate 435, Kansas City's perimeter expressway.
      Neighborhood uses consist of retail and industrial.

-------------------------------------------------------------------------------

                                      C-21

--------------------------------------------------------------------------------
                   BOULDER GREEN OFFICE & INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

o     The 1908 110th Street Mortgaged Property located in Grand Prairie, Texas consists of a fee simple interest in a suburban office building built in
      1988. The two-story building contains 90,432 square feet, is situated on
      5.53 acres, and is 100% occupied by Level 3 Communications. Grand Prairie,
      Texas is located approximately 20 miles east of Fort Worth, Texas and 12 miles west of Dallas, Texas. Primary access to the neighborhood is provided by State Highway 360, which connects to Interstate 30 one mile to the south. Interstate 30 is the east/west arterial connecting Fort Worth to Dallas. The 1908 110th Street Mortgaged Property is located within the
      Great Southwest Industrial Park, a master planned industrial area containing approximately 7,000 acres and 80 million square feet.

o     The 830 South Greenville Avenue Mortgaged Property located in Allen, Texas consists of a fee simple interest in a suburban office building built in
      2000. The two-story building contains 70,680 square feet, is situated on
      3.48 acres, and is 100% occupied by HIT Entertainment. Allen, Texas is located approximately 30 miles north of Dallas, Texas. Primary access to the neighborhood is provided by the North Central Expressway, the primary north/south highway serving northern Dallas which intersects with State
      Highway 121, the President George Bush Turnpike and the LBJ Freeway
      (I-635). Neighborhood uses consist of single family, multifamily family and supporting retail uses.

o     The 1617 Southwood Drive Mortgaged Property located in Nashua, New
      Hampshire consists of a fee simple interest in a suburban office building built in 1996. The part two-story building contains 48,400 square feet, is situated on 9.96 acres, and is 100% occupied by Sun Microsystems. Nashua,
      New Hampshire is located approximately 40 miles northwest of Boston,
      Massachusetts. Primary access to the area is provided via Everett Turnpike
      (State Highway 3), the north/south highway connecting Manchester, New
      Hampshire to the North and Interstate 495 to the south, the perimeter expressway surrounding the Boston, Massachusetts metropolitan statistical area. Neighborhood uses consist of office and industrial.

o     The Boulder Green Office & Industrial Portfolio Borrowers are generally required at their sole cost and expense to keep the Boulder Green Office &
      Industrial Portfolio Mortgaged Properties insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o     The Boulder Green Office & Industrial Portfolio Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism.

PROPERTY MANAGEMENT:

o     Redford Properties III, Inc. d/b/a CB Richard Ellis manages the Boulder
      Green Office & Industrial Portfolio Mortgaged Properties. CB Richard Ellis
      is the world's largest commercial real estate services company with operation in 50 countries. CB Richard Ellis oversees real estate management, investment, property development, and related operations for top corporations that outsource their real estate requirements. It manages more than 1.7 billion square feet worldwide.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     Not Allowed.

-------------------------------------------------------------------------------

                                      C-22

--------------------------------------------------------------------------------
                    MEMPHIS AND ORLANDO INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN ORIGINATOR:                                LaSalle
LOAN PURPOSE:                                   Refinance and Acquisition
ORIGINAL PRINCIPAL BALANCE:                     $59,495,000
FIRST PAYMENT DATE:                             July 1, 2007
TERM/AMORTIZATION:                              120/0 months
INTEREST ONLY                                   120 months
MATURITY DATE:                                  June 1, 2017
EXPECTED MATURITY BALANCE:                      $59,495,000
BORROWING ENTITY:                               Bartlett Logistics One, LLC;
                                                Kirkman, Kennedy, Edgewater, LLC
INTEREST CALCULATION:                           Actual/360
CALL PROTECTION:                                Lockout: 23 payments
                                                YM or PPMT: 94 Payments
                                                Open: 3 payments
UP-FRONT RESERVES:
  TAX/INSURANCE RESERVE:                        Yes
  IMMEDIATE REPAIR RESERVE:                     $40,400
ONGOING MONTHLY RESERVES:
  TAX/INSURANCE RESERVE:                        Yes
  TI/LC RESERVE:                                $13,705
  REPLACEMENT RESERVE:                          $6,852
LOCKBOX:                                        Hard
LETTERS OF CREDIT(1):                           $700,000, $375,000
--------------------------------------------------------------------------------

(1)   The letter of credit for the Memphis Industrial Portfolio ($700,000) will be released upon the master leased space achieving occupancy of 90%. The letter of credit for the Orlando Industrial Portfolio ($375,000) will be released upon the loan achieving a 1.13x debt service coverage ratio based on 30-year amortization.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE BALANCE:                $59,495,000
CUT-OFF DATE LTV(1):                            84.5%
MATURITY DATE LTV:                              84.5%
UNDERWRITTEN DSCR:                              1.47x
MORTGAGE RATE(2):                               5.664%
--------------------------------------------------------------------------------

(1)   Based on an "as is" value. Based on an "as-stabilized" value of
      $76,150,000 as of May 1, 2010, the Cut-off LTV is 78.1%.

(2)   Mortgage rate rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                                  Industrial
PROPERTY SUB-TYPE:                              Flex
LOCATION:                                       Various
YEAR BUILT/RENOVATED:                           Various
NET RENTABLE SQUARE FEET:                       822,276
CUT-OFF BALANCE PER SF:                         $72
MOST RECENT OCCUPANCY:                          96.9%
OWNERSHIP INTEREST:                             Fee
PROPERTY MANAGEMENT:                            Leaseco Management Company,
                                                Ltd.; Colliers Management
                                                Services, LLC
UNDERWRITTEN NET CASH FLOW:                     $5,014,520
APPRAISED VALUE:                                $70,400,000
--------------------------------------------------------------------------------

                                      C-23

--------------------------------------------------------------------------------
                    MEMPHIS AND ORLANDO INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                         FINANCIAL INFORMATION
--------------------------------------------------------------------------------------------------------

                                          FULL YEAR        FULL YEAR        FULL YEAR
                                        (12/31/2004)     (12/31/2005)     (12/31/2006)      UNDERWRITTEN
                                       --------------   --------------    ------------     -------------

Effective Gross Income .............     $3,692,672       $3,569,377       $5,458,716        $7,437,441
Total Expenses .....................     $  946,623       $1,130,065       $1,810,246        $2,176,240
Net Operating Income (NOI) .........     $2,746,049       $2,439,312       $3,648,470        $5,261,203
Cash Flow (CF) .....................     $2,746,049       $2,439,312       $3,648,470        $5,014,520
DSCR on NOI ........................          0.80x            0.71x            1.07x             1.54x
DSCR on CF .........................          0.80x            0.71x            1.07x             1.47x
--------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                       TENANT INFORMATION(1)
-----------------------------------------------------------------------------------------------------------------------------------

                                        RATINGS          TOTAL       % OF                POTENTIAL        % OF           LEASE
TOP TENANTS                        FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT     POTENTIAL RENT   EXPIRATION
--------------------------------   ------------------   ---------   --------  --------   ---------   --------------   -------------

Fulfillment Partners, Inc. .....       Not Rated         40,554       4.9%      $9.01     $365,459         5.0%        03/31/2009
Eagle Vision ...................       Not Rated         27,334       3.3       $8.14      222,499         3.0         01/31/2010
Southern Fastening Systems .....       Not Rated         21,987       2.7       $5.83      128,158         1.8         06/14/2009(2)
Aladdin Light Lift .............       Not Rated         18,900       2.3       $7.82      147,798         2.0         09/12/2011
                                                         ------      ----                 --------        ----
TOTAL ..........................                        108,775      13.2%                $863,913        11.8%
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance and reimbursements.

(2)   Southern Fastening Systems has two office suites. 5,787 square feet expire
      June 14, 2009 and the remaining 16,200 square feet expire on October 25,
      2009.

---------------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE(1)
---------------------------------------------------------------------------------------------------------------

                        NO. OF LEASES     EXPIRING       % OF      CUMULATIVE        CUMULATIVE       BASE RENT
YEAR OF EXPIRATION         EXPIRING          SF        TOTAL SF     TOTAL SF       % OF TOTAL SF       EXPIRING
--------------------   ---------------   ----------   ----------   -----------     -------------     ----------

 MTM ...............          30           82,819         10.1%       82,819            10.1%        $1,102,811
 2008 ..............          40          222,743         27.1       305,562            37.2%        $1,959,884
 2009 ..............          43          219,924         26.7       525,486            63.9%        $1,746,075
 2010 ..............          32          147,857         18.0       673,343            81.9%        $1,204,758
 2011 ..............          14           96,741         11.8       770,084            93.7%        $  801,949
 2012 ..............           3           13,441          1.6       783,525            95.3%        $   74,880
 2015 ..............           1           10,800          1.3       794,325            96.6%        $  141,156
 Vacant ............          10           27,953          3.4       822,278           100.0%                --
                             ---          -------        -----
 TOTAL .............         173          822,278        100.0%
---------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                      C-24

--------------------------------------------------------------------------------
                    MEMPHIS AND ORLANDO INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The four largest tenants, representing 13.2% of the net rentable square feet, are:

o     FULFILLMENT PARTNERS (not rated) occupies a total of 40,554 square feet
      (4.9% of square feet, 5.0% of rental income) in the Kennedy Commerce
      Center located in Orlando, Florida under lease terms ranging from four to
      12 years, all expiring on March 31, 2009. The current blended rental rate per square foot of $9.01 increases annually 3.0% to 4.0% depending on the space. Fulfillment Partners provides direct mail promotional mailings and email broadcasting services.

o     EAGLE VISION (not rated) occupies 27,334 square feet (3.3% of square feet,
      3.0% of rental income) in the Memphis Industrial Portfolio under an eight-year lease expiring on January 31, 2010. The current rental rate per square foot of $8.14 is constant during the remaining lease term. Eagle
      Vision designs, manufactures and sells eye care products and services.
      Eagle Vision also offers doctors consulting services regarding the eye care business.

o     SOUTHERN FASTENING SYSTEMS (not rated) occupies 21,987 square feet (2.7%
      of square feet, 1.8% of rental income) in the Memphis Industrial Portfolio under two 12-year leases expiring on October 25, 2009 and June 14, 2009.
      The blended rental rate per square foot of $5.83 is constant during the remaining lease term. Southern Fastening Systems is a distributor of commercial construction fastening systems.

o     ALADDIN LIGHT LIFT (not rated) occupies 18,900 square feet (2.3% of square feet, 2.0% of rental income) in the Memphis Industrial Portfolio under a six-year lease expiring on September 12, 2011. The current rental rate per square foot of $7.82 is constant during the remaining lease term. Aladdin
      Light Lift manufactures a patented motorized chandelier lift system to raise and lower chandeliers for cleaning and bulb changing. The systems are marketed via lighting showrooms throughout the United States and
      Canada.

-------------------------------------------------------------------------------

                                      C-25

--------------------------------------------------------------------------------
                    MEMPHIS AND ORLANDO INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The Memphis and Orlando Industrial Portfolio Mortgage Loan is a $59.5
      million cross-collateralized and cross-defaulted pool of two multi-property ten-year mortgage loans (Memphis Industrial Portfolio and
      Orlando Industrial Portfolio) secured by six properties containing 24 office/warehouse/flex buildings in the Memphis and Orlando metropolitan statistical areas. The Memphis and Orlando Industrial Portfolio Mortgage
      Loan is interest only for the entire loan term and accrues interest at an annual blended rate, rounded to three decimals, of 5.664%.

THE BORROWER:

o     The Memphis Industrial Portfolio Borrower is Bartlett Logistics One, LLC,
      a Nevada limited liability company and a single purpose entity with at least one independent director for which the Memphis Industrial Portfolio
      Borrower's legal counsel has delivered a non-consolidation opinion.

o     The Orlando Industrial Portfolio Borrower is Kirkman, Kennedy, Edgewater,
      LLC, a Nevada limited liability company and a single purpose entity with at least one independent director for which the Orlando Industrial
      Portfolio Borrower's legal counsel has delivered a non-consolidation opinion.

o     The sponsor of the Memphis and Orlando Industrial Portfolio Mortgage Loan
      is Dale A. Williams. Mr. Williams is the founder of Leasco Real Estate.
      Leasco has developed, managed and owned commercial real estate for over 40 years. Focusing mainly in the Southeastern United States, Leasco currently owns 2.5 million square feet of single and multi-tenant industrial properties, 1.6 million square feet of self storage facilities and eight mobile home parks.

THE PROPERTY:

o     The Memphis and Orlando Industrial Portfolio Mortgaged Properties consist of fee simple interests in 24 one-story office/warehouse/flex buildings.
      The properties were built from 1974 to 2001, contain a total of 822,276 square feet and are situated on a total of 61.7 acres.

o     The Memphis Industrial Portfolio Mortgaged Properties consist of fee simple interests in 15 one-story office/warehouse/flex buildings. The properties were built from 1992 to 2001, contain a total of 514,349 square feet and are situated on a total of 39.2 acres. The industrial buildings range in size from 18,475 square feet to 58,320 square feet and contain approximately 85 tenants.

o     The Memphis Industrial Portfolio is located in two adjacent industrial park areas in Bartlett, Tennessee, an eastern suburb of Memphis,
      Tennessee. The properties are located along Interstate 40, the major east/west arterial connecting Memphis to Nashville, Tennessee to the East and Little Rock, Arkansas to the West. Memphis, commonly referred to as the Mid-South Distribution center due to its location along the
      Mississippi River is known for its network of medical and health care facilities and is home to FedEx. The Memphis Industrial Portfolio
      Mortgaged Properties are located approximately 20 miles northeast of downtown Memphis.

o     The Orlando Industrial Portfolio Mortgaged Properties consist of fee simple interests in nine one-story office/warehouse/flex buildings. The properties were built from 1974 to 1989, contain a total of 307,927 square feet and are situated on a total of 22.5 acres. The industrial buildings contain approximately 72 tenants. The Kirkman Commerce Center consists of five industrial/flex buildings constructed in 1974-1975 containing 123,735 square feet. The Edgewater Commerce Center consists of two industrial/flex buildings constructed in 1986 containing 64,000 square feet. The Kennedy
      Commerce Center consists of two industrial/flex buildings constructed in
      1989 containing 120,192 square feet.

-------------------------------------------------------------------------------

                                      C-26

--------------------------------------------------------------------------------
                    MEMPHIS AND ORLANDO INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o     The Orlando Industrial Portfolio is located in Orlando metropolitan statistical area. The Kirkman Commerce Center is located approximately five miles west of the Orlando central business district within the
      Southwest Orange Industrial Submarket. Access to the area is provided by
      Interstate 4, the primary east/west arterial between Tampa and Orlando, which lies four miles south of the Kirkman Commerce Center. The neighborhood is dominated by Universal Studios attracting more than one million visitors per year and Metro West, the largest planned unit development in Orlando with over 5,000 single family homes, 2,000 multifamily units, a golf course and numerous retail developments. The
      Edgewater Commerce Center and Kennedy Commerce Center are located approximately six miles north of the Orlando central business district within the Northwest Orange Industrial Submarket. Primary access to the area is provided by Interstate 4 located less than one mile east. The neighborhood has a mix of commercial and residential uses including industrial, retail, multifamily and office.

o     The Memphis and Orlando Industrial Portfolio Borrowers are generally required at their sole cost and expense to keep the Memphis and Orlando
      Industrial Portfolio Mortgaged Properties insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o     The Memphis and Orlando Industrial Portfolio Borrower has obtained terrorism insurance.

PROPERTY MANAGEMENT:

o     Colliers Management Services, LLC manages the Memphis Industrial Portfolio
      Mortgaged Properties and was founded in 1946 by Robert Snowden and Russell
      Wilkinson and operated as Wilkinson & Snowden, Inc. In 1991, Colliers
      Wilkinson Snowden affiliated with Colliers International, a global partnership of independently owned commercial real estate firms with affiliates in 267 cities in 57 countries around the globe. Colliers
      Wilkinson Snowden's management services team represents nearly 23 million square feet and is the largest third-party industrial real estate firm in the metropolitan Memphis market.

o     Leasco Management Company, Ltd., a borrower related entity, manages the
      Orlando Industrial Portfolio Mortgaged Properties. Leasco Management
      Company develops and owns multi-tenant business parks in Florida, Texas and Tennessee. Leasco Management Company also manages and leases office, warehouse and retail space.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     Not Allowed.

COLLATERAL RELEASE AND SUBSTITUTION:

o     At any time after two years from the date of this securitization, the related Memphis and Orlando Industrial Portfolio Borrower may obtain the release of one or more parcels (each a "Release Property") from the lien of the related Memphis and Orlando Industrial Portfolio Mortgage in connection with a partial prepayment of the related Memphis and Orlando
      Industrial Portfolio Mortgage Loan upon the satisfaction of certain conditions including, without limitation, the following: (i) no event of default exists or, with the passage of time, giving of notice and failure to cure would constitute an event of default under the related loan documents; (ii) the related Memphis and Orlando Industrial Portfolio
      Borrower must pay the related mortgagee an amount equal to 105% of the allocated loan amount for such Release Property; (iii) after giving effect to such release, the debt service coverage ratio for the remaining related
      Memphis and Orlando Industrial Portfolio Mortgaged Property must not be less than the greater of (A) 1.15x or (B) the debt service coverage ratio for all the related Memphis and Orlando Industrial Portfolio Mortgaged
      Properties combined immediately prior to such release; (iv) after giving effect to such release, the loan-to-value ratio for the remaining related
      Memphis and Orlando Industrial Portfolio Mortgaged Property must not exceed the lesser of (A) 80% and (B) the loan-to-value ratio for the related Memphis and Orlando Industrial Portfolio Mortgaged Property prior to such release; (v) the related Memphis and Orlando Industrial Portfolio
      Borrower must provide the related mortgagee a REMIC opinion; and (vi) the related Memphis and Orlando Industrial Portfolio Borrower must provide the mortgagee confirmation from the applicable rating agencies that any securities secured by the related Memphis and Orlando Industrial Portfolio
      Mortgage Loans will not suffer a downgrade, withdrawal or qualification of the credit rating then assigned to such securities.

-------------------------------------------------------------------------------

                                      C-27

--------------------------------------------------------------------------------
                               TWO LIBERTY CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN ORIGINATOR:                                LaSalle
LOAN PURPOSE:                                   Refinance
ORIGINAL PRINCIPAL BALANCE:                     $52,000,000
FIRST PAYMENT DATE:                             January 1, 2008
TERM/AMORTIZATION:                              120/360 months
INTEREST ONLY PERIOD:                           102 months
MATURITY DATE:                                  December 1, 2017
EXPECTED MATURITY BALANCE:                      $51,063,306
BORROWING ENTITY:                               Ballston Investor Group IV, LLC
INTEREST CALCULATION:                           Actual/360
CALL PROTECTION:                                Lockout: 113 payments
                                                Open: 7 payments
                                                Defeasance
UP-FRONT RESERVES:
  OTHER RESERVE(1):                             $7,397,193
LOCKBOX:                                        Hard
--------------------------------------------------------------------------------

(1)   Other Reserve consists of a Construction Completion Reserve ($6,975,500)
      and a Rent Reserve ($421,693).

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                           $52,000,000
CUT-OFF DATE LTV(1):                            59.8%
MATURITY DATE LTV:                              58.7%
UNDERWRITTEN DSCR:                              1.22x
MORTGAGE RATE:                                  5.510%
--------------------------------------------------------------------------------

(1)   Based on an "as is" value. Based on an "as-stabilized" value of
      $96,000,000 as of September 1, 2008, the Cut-off LTV is 54.2%.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                                  Office
PROPERTY SUB-TYPE:                              Central Business District
LOCATION:                                       Arlington, Virginia
YEAR BUILT/RENOVATED:                           2006/NAP
NET RENTABLE SQUARE FEET:                       177,046
CUT-OFF BALANCE PER SF:                         $294
OCCUPANCY AS OF 01/01/2008:                     92.8%
OWNERSHIP INTEREST:                             Fee
PROPERTY MANAGEMENT:                            Kodiak Realty Services LLC
UNDERWRITTEN NET CASH FLOW:                     4,315,598
APPRAISED VALUE:                                $87,000,000
--------------------------------------------------------------------------------

                                      C-28

--------------------------------------------------------------------------------
                               TWO LIBERTY CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                                    UNDERWRITTEN
                                                                    ------------
Effective Gross Income ..........................................    $6,758,196
Total Expenses ..................................................    $2,180,849
Net Operating Income (NOI) ......................................    $4,577,347
Cash Flow (CF) ..................................................    $4,315,598
DSCR on NOI .....................................................         1.29x
DSCR on CF ......................................................         1.22x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                    TENANT INFORMATION(1)
------------------------------------------------------------------------------------------------------------------------------

                                    RATINGS          TOTAL       % OF                 POTENTIAL         % OF          LEASE
TOP TENANTS                    FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF      RENT       POTENTIAL RENT   EXPIRATION
-----------------------------  -----------------   ---------   --------   --------   ----------    --------------   ----------

 Detica DFI .................      Not Rated        102,568      57.9%     $38.50    $3,948,868         56.8%       01/31/2018
 Strategic Analysis .........      Not Rated         40,681      23.0      $39.50     1,606,900         23.1        12/31/2017
                                                    -------      ----                ----------         ----        ----------
 TOTAL ......................                       143,249      80.9%               $5,555,768         80.0%
------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance and reimbursements.

---------------------------------------------------------------------------------------------------
                                    LEASE ROLLOVER SCHEDULE(1)
---------------------------------------------------------------------------------------------------

                      NO. OF LEASES   EXPIRING     % OF     CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION      EXPIRING         SF      TOTAL SF    TOTAL SF    % OF TOTAL SF     EXPIRING
--------------------  -------------   --------   --------   ----------   -------------   ----------

 2012 ..............        3           9,623        5.4%       9,623          5.4%      $  370,486
 2017 ..............        2          44,470       25.1       54,093         30.6%      $1,841,818
 2018 ..............        2         109,968       62.1      164,061         92.7%      $4,217,414
 Vacant ............        2          12,985        7.3      177,046        100.0%              --
                           --         -------      -----
 TOTAL .............        9         177,046      100.0%
---------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                      C-29

--------------------------------------------------------------------------------
                               TWO LIBERTY CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The two largest tenants, representing 80.9% of the net rentable square feet, are:

o     DETICA DFI (Detica Group Plc, LSE: "DCA") (not rated) occupies 102,568 square feet (57.9% of square feet, 56.8% of rental income) under a ten-year lease expiring on January 31, 2018. The current rental rate per square foot of $38.50 increases annually by 2.5%. There are two five-year options to renew the lease with the rental rates per square foot determined at 95% of the then fair market for the first option period and
      100% of the then fair market for the second option period. DeticaDFI is a consulting firm advising government officials, corporate executives, and military officers on issues related to national and homeland security.
      Additionally Detica DFI provides its clients with IT consulting services.
      Clients include the Department of State, Department of Justice, Department
      of Homeland Security, Missile Defense Agency, National Guard, National
      Memorial Institute for the Prevention of Terrorism, Office of the
      Secretary of Defense, The Joint Staff, United States Air Force, United
      States Army and United States Northern Command.

o     STRATEGIC ANALYSIS (not rated) occupies 40,681 square feet (23.0% of square feet, 23.1% of rental income) under a ten-year lease expiring on
      December 31, 2017. The current rental rate per square foot of $39.50 increases annually by 3.0%. There are two five-year options to renew the lease with the rental rates per square foot determined at 95% of the then fair market for the first option period and 100% of the then fair market for the second option period. Strategic Analysis provides analysis, tools and professional services that integrate the technical, operational, programmatic and policy aspects of national defense and homeland security issues. Clients include the United States Air Force, United States Army and Naval Research Laboratories, Defense Science Board, Department of
      Homeland Security, United States Joint Forces Command and United States
      Northern Command.

-------------------------------------------------------------------------------

                                      C-30

--------------------------------------------------------------------------------
                               TWO LIBERTY CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The Two Liberty Center Mortgage Loan is a $52.0 million, 10-year fixed rate loan secured by a central business district office building located in Arlington, Virginia. The Two Liberty Center Mortgage Loan is interest only for the first 102 months of the loan term, matures on December 1,
      2017, and accrues interest at an annual rate of 5.510%.

THE BORROWER:

o     The Two Liberty Center Borrower is Ballston Investor Group IV, LLC, a
      Virginia limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the Two Liberty
      Center Borrower's legal counsel has delivered a non-consolidation opinion.
      The sponsors of the Two Liberty Center Mortgage Loan are The Shooshan
      Company, Fred Schnider Company and Clark Enterprises.

o     The Shooshan Company is a full-service real estate development company specializing in design, construction, marketing, leasing, finance and property management. The Shooshan Company has planned and developed over two million square feet of real estate in the Washington, D.C.
      metropolitan statistical area. The Fred Schnider Company is a full-service real estate development company located in Arlington, Virginia. Clark
      Enterprises is a diversified investment company with holdings in real estate, venture capital and private equity investments. The current real estate portfolio consists of over five million square feet of office space, 300,000 square feet of industrial space and 15,000 residential units.

THE PROPERTY:

o     The Two Liberty Center Mortgaged Property consists of a fee simple interest in a central business district Class "A" office building constructed in 2006. The nine-story improvements contain 177,046 net rentable square feet and are situated on 1.09 acres. The two largest tenants are Detica DFI and Strategic Analysis, which together occupy 80.9%
      of the total square feet. There are 312 parking spaces located in a
      3.5-level subterranean parking garage, resulting in a parking ratio of 1.8 spaces per 1,000 square feet.

o     The Two Liberty Center Mortgaged Property is the third phase of the $340 million one million square foot Liberty Center mixed-use development consisting of 510,000 square feet of office space, a 234-unit condominium building and a 235-unit apartment building. The Two Liberty Center
      Mortgaged Property which commenced construction in 2005 was completed in
      2006.

o     The Two Liberty Center Mortgaged Property is situated within the
      Washington, D.C. metropolitan statistical area inside the I-495 "Beltway", less than five miles west of the Washington, D.C. central business district. The Two Liberty Center Mortgaged Property is part of the
      Ballston neighborhood which is parallel to Interstate 66 in Arlington,
      Virginia. The neighborhood consists of approximately five million square feet of office and a total of nine million square feet of commercial space including the 578,000 square foot Ballston Common Mall which is anchored by a Macy's. Metro access is provided by the Ballston metro station which is two blocks northwest of the Two Liberty Center Mortgaged Property.

o     The Two Liberty Center Borrower is generally required at its sole cost and expense to keep the Two Liberty Center Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o     The Two Liberty Center Borrower is required, in accordance with the related loan documents, to obtain a comprehensive all risk insurance policy containing no exclusion for acts of terrorism; provided that the
      Two Liberty Center Borrower is required to purchase such insurance policy with a deductible not to exceed $25,000.

PROPERTY MANAGEMENT:

o     Kodiak Realty Services LLC manages the Two Liberty Center Mortgaged
      Property.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     Not Allowed.

-------------------------------------------------------------------------------

                                      C-31

--------------------------------------------------------------------------------
                               YOSEMITE VIEW LODGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN ORIGINATOR:                                LaSalle
LOAN PURPOSE:                                   Refinance
ORIGINAL PRINCIPAL BALANCE:                     $43,650,000
FIRST PAYMENT DATE:                             November 1, 2007
TERM/AMORTIZATION:                              120/360 months
MATURITY DATE:                                  October 1, 2017
EXPECTED MATURITY BALANCE:                      $37,454,206
BORROWING ENTITY:                               YVL-SPE, LLC
INTEREST CALCULATION:                           Actual/360
CALL PROTECTION:                                Lockout: 23 payments
                                                YM or PPMT: 94 payments
                                                Open: 3 payments
UP-FRONT RESERVES:
  TAX/INSURANCE RESERVE:                        Yes
ONGOING MONTHLY RESERVES:
  TAX/INSURANCE RESERVE:                        Yes
  REPLACEMENT RESERVE:                          4% of Gross Revenue
LOCKBOX:                                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                           $43,459,555
CUT-OFF DATE LTV:                               61.4%
MATURITY DATE LTV:                              52.9%
UNDERWRITTEN DSCR:                              1.43x
MORTGAGE RATE:                                  6.330%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                                  Hotel
PROPERTY SUB-TYPE:                              Full Service
LOCATION:                                       El Portal, California
YEAR BUILT/RENOVATED:                           1990/2004
NO. OF KEYS:                                    335
CUT-OFF BALANCE PER KEYS:                       $129,730
OCCUPANCY AS OF 05/31/2007:                     55.8%
OWNERSHIP INTEREST:                             Fee
PROPERTY MANAGEMENT:                            Yosemite Management  Group, LLC
U/W NET CASH FLOW:                              $4,664,086
APPRAISED VALUE:                                $70,800,000
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                             FINANCIAL INFORMATION
----------------------------------------------------------------------------------------------------------------

                                                                                  TRAILING
                                            FULL YEAR          FULL YEAR          12 MONTHS
                                          (12/31/2005)       (12/31/2006)       (05/31/2007)       UNDERWRITTEN
                                          -------------      -------------      -------------      -------------

 Effective Gross Income .............      $10,554,506        $10,535,349        $10,763,460        $10,763,460
 Total Expenses .....................      $ 4,126,902        $ 4,074,643        $ 4,095,350        $ 5,668,837
 Net Operating Income (NOI) .........      $ 6,427,604        $ 6,460,707        $ 6,668,110        $ 5,094,623
 Cash Flow (CF) .....................      $ 6,427,604        $ 6,460,707        $ 6,668,110        $ 4,664,086
 DSCR on NOI ........................            1.98x              1.99x              2.05x              1.57x
 DSCR on CF .........................            1.98x              1.99x              2.05x              1.43x
----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                      OPERATIONAL STATISTICS
--------------------------------------------------------------------------------------------------

                                                                       TRAILING
                                                                       12 MONTHS
                                          2005           2006        (05/31/2007)     UNDERWRITTEN
                                       ---------      ---------      -------------   -------------

 Average Daily Rate (ADR) .........     $127.57        $134.17         $147.29          $147.29
 Occupancy ........................       63.44%         60.61%          55.82%           55.82%
 RevPAR ...........................     $ 80.93        $ 81.32         $ 82.22          $ 82.22
--------------------------------------------------------------------------------------------------

                                      C-32

--------------------------------------------------------------------------------
                               YOSEMITE VIEW LODGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The Yosemite View Lodge Mortgage Loan is a $43.7 million, ten-year fixed rate loan secured by a full service hotel located in El Portal,
      California. The Yosemite View Lodge Mortgage Loan matures on October 1,
      2017 and interest accrues at an annual interest rate of 6.330%.

THE BORROWER:

o     The Yosemite View Lodge Borrower is YVL-SPE, LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least one independent director for which the Borrower's legal counsel has delivered a non-consolidation opinion. The sponsors of the Yosemite View
      Lodge Mortgage Loan are Gerald D. Fischer (22.2%), Charles R. Fischer
      (22.2%), Thomas Fischer (22.2%) and Lloyd Fischer (22.2%), who
      collectively have more than 30 years of experience in owning and operating hospitality properties located in the Yosemite area. Starting with the purchase of the Yosemite View Lodge in 1977, the Fischer family has since expanded their holdings to include 10 lodging facilities either leased or owned and operated by the Fischer family.

THE PROPERTY:

o     The Yosemite View Lodge Mortgaged Property consists of a fee simple interest in a 335-room full service independent lodge/hotel built in 1990 and most recently renovated in 2004. The improvements consist of 12 two-
      and three-story buildings and are situated on 9.52 acres. The entire land tract is 40.09 acres, which includes 7.43 acres of land for future development. Parking is provided by 306 surface spaces.

o     The full service hotel contains a total of 335 guest rooms which consist of 92 kings and 243 double/queens. Guest room amenities include a kitchenette, Jacuzzi tub, iron and board, hair dryer, television and desk.

o     The Yosemite View Lodge Mortgaged Property features two restaurants, a bar and lounge, 1,200 square feet of meeting space, a gift shop, one indoor and three outdoor pools, six outdoor hot tub/spas and views of the surrounding mountains and the Merced River.

o     The Yosemite View Lodge Mortgaged Property is located on the Merced River in El Portal, California two miles from the southwestern entrance of
      Yosemite National Park. The entrance, known as Arch Rock, is considered to be a primary demand generator and main contributor to the local economy.
      Approximately 750,000 visitors enter Yosemite National Park through Arch
      Rock, annually. El Portal is the last developed area along State Route 140 before entering Yosemite National Park. Yosemite National Park covers an area of 1,189 square miles and is visited by more than 3.5 million people per year.

o     The Yosemite View Lodge Borrower is generally required at its sole cost and expense to keep the Yosemite View Lodge Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o     The Yosemite View Lodge Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism; provided that the Yosemite View Lodge Borrower is required to purchase insurance including terrorism coverage with a deductible not to exceed $10,000.

PROPERTY MANAGEMENT:

o     Yosemite Management Group, LLC, the management company of Yosemite Resorts and a borrower related management company, has managed and owned the
      Yosemite View Lodge Mortgaged Property since 1996. In addition to The
      Yosemite View Lodge, Yosemite Resorts manages and owns three hotel properties and eight vacation homes near Yosemite National Park.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     Not Allowed.

-------------------------------------------------------------------------------

                                      C-33

--------------------------------------------------------------------------------
                               255 ROCKVILLE PIKE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN ORIGINATOR:                                LaSalle
LOAN PURPOSE:                                   Refinance
ORIGINAL PRINCIPAL BALANCE:                     $40,000,000
FIRST PAYMENT DATE:                             October 1, 2007
TERM/AMORTIZATION:                              120/0 months
INTEREST ONLY PERIOD:                           120 months
ANTICIPATED REPAYMENT DATE:                     September 1, 2017
EXPECTED MATURITY BALANCE:                      $40,000,000
BORROWING ENTITY:                               JOHNC Funding LLC
INTEREST CALCULATION:                           Actual/360
CALL PROTECTION:                                Lockout: 116 payments
                                                Open: 4 payments
                                                Defeasance
UP-FRONT RESERVES:
  TAX/INSURANCE RESERVE:                        Yes
  RENT RESERVE(1):                              $1,100,000
ONGOING MONTHLY RESERVES:
  TAX/INSURANCE RESERVE:                        Yes
LOCKBOX:                                        None
--------------------------------------------------------------------------------

(1)   The Rent Reserve represents the difference between the underwritten rent, which takes into account rent increases through the remaining loan term, and the in place rent for Montgomery County.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE BALANCE:                $40,000,000
CUT-OFF DATE LTV:                               71.2%
MATURITY DATE LTV:                              71.2%
UNDERWRITTEN DSCR:                              1.21x
MORTGAGE RATE:                                  6.650%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                                  Office
PROPERTY SUB-TYPE:                              Suburban
LOCATION:                                       Rockville, Maryland
YEAR BUILT/RENOVATED:                           1972/1998
NET RENTABLE SQUARE FEET:                       145,291
CUT-OFF BALANCE PER SF:                         $275
OCCUPANCY AS OF 11/01/2007:                     100.0%
OWNERSHIP INTEREST:                             Fee
PROPERTY MANAGEMENT:                            Essex Capital Partners, Ltd.;
                                                George Washington Mortgage &
                                                Investment Corp.
UNDERWRITTEN NET CASH FLOW:                     $3,250,373
APPRAISED VALUE:                                $56,150,000
--------------------------------------------------------------------------------

                                      C-34

--------------------------------------------------------------------------------
                               255 ROCKVILLE PIKE
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                     FINANCIAL INFORMATION
------------------------------------------------------------------------------------------------

                                                                      TRAILING
                                        FULL YEAR      FULL YEAR      12 MONTHS
                                      (12/31/2005)   (12/31/2006)   (05/31/2007)    UNDERWRITTEN
                                      ------------   ------------   ------------    ------------

Effective Gross Income .............   $3,799,857     $4,111,214     $4,182,924      $5,276,271
Total Expenses .....................   $1,729,962     $1,488,250     $1,935,477      $1,988,240
Net Operating Income (NOI) .........   $2,069,896     $2,622,963     $2,247,447      $3,288,031
Cash Flow (CF) .....................   $2,069,896     $2,622,963     $2,238,930      $3,250,373
DSCR on NOI ........................        0.77x          0.98x          0.84x           1.22x
DSCR on CF .........................        0.77x          0.98x          0.83x           1.21x
------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                     TENANT INFORMATION(1)
-------------------------------------------------------------------------------------------------------------------------------

                                    RATINGS         TOTAL       % OF        RENT      POTENTIAL         % OF           LEASE
TOP TENANTS                    FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF     PSF          RENT       POTENTIAL RENT   EXPIRATION
----------------------------   ------------------ ----------- ---------- ---------   ------------   --------------   ----------

Montgomery County ..........      AAA/Aaa/AAA      141,661      97.5%      $28.04     $3,972,698        96.4%         8/31/2022
                                                   -------      ----                  ----------        ----
TOTAL ......................                       141,661      97.5%                 $3,972,698        96.4%
-------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance and reimbursements.

--------------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------------------------------------

                     NO. OF LEASES                  % OF TOTAL   CUMULATIVE TOTAL     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION      EXPIRING      EXPIRING SF       SF              SF          % OF TOTAL SF     EXPIRING
-------------------- -------------    -----------   ----------  -----------------   -------------   ----------

2008 ..............        1              1,910          1.3%          1,910               1.3%      $   60,790
2009 ..............        1              1,720          1.2           3,630               2.5%      $   61,800
2022 ..............        2            141,661         97.5         145,291             100.0%      $3,972,698
                          --            -------        -----
TOTAL .............        4            145,291        100.0%
--------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                      C-35

--------------------------------------------------------------------------------
                               255 ROCKVILLE PIKE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The largest tenant, representing 97.5% of the net rentable square feet, is:

o     MONTGOMERY COUNTY (rated "AAA" by Fitch, "Aaa" by Moody's and "AAA" by
      S&P) occupies 141,661 square feet (97.5% of square feet, 96.4% of rental income) under two 15-year leases expiring on August 31, 2022 with no renewal options. The current blended rental rate per square foot of $28.04 increases annually by approximately 3.0%. Montgomery County, located adjacent to Washington, D.C., is Maryland's most populous jurisdiction and its most affluent. The Montgomery County government has the following governmental divisions at 255 Rockville Pike: Department of Finance,
      Department of Environmental Protection, Office of Human Resources,
      Department of Health and Human Services, Department of Permitting Services
      and Fire and Rescue Services. Montgomery County originally took occupancy in 1997 and expanded 1999, 2001, and 2007. In 2007 Montgomery County renewed both leases for a 15 year term.

-------------------------------------------------------------------------------

                                      C-36

--------------------------------------------------------------------------------
                               255 ROCKVILLE PIKE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The 255 Rockville Pike Mortgage Loan is a $40.0 million, 10-year fixed rate loan secured by a suburban office building located in Rockville,
      Maryland. The 255 Rockville Pike Mortgage Loan is interest only for the entire loan term until the anticipated repayment date of September 1, 2017 and accrues interest at an annual rate of 6.650%. The final maturity date of the 255 Rockville Pike Mortgage Loan is September 1, 2037.

THE BORROWER:

o     The 255 Rockville Pike Borrower is JOHNC Funding LLC, a Delaware limited liability company and a single purpose entity with at least one independent director for which the 255 Rockville Pike Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by John J. Cuticelli, Jr.

o     John Cuticelli has worked in commercial real estate since 1974. Since that time John Cuticelli has developed and managed over 1,500 apartment units and 1.75 million square feet of commercial real estate.

THE PROPERTY:

o     The 255 Rockville Pike Mortgaged Property consists of a fee simple interest in a three story suburban office building. The 255 Rockville Pike
      Mortgaged Property was originally built in 1972 as a retail center and demolished and redeveloped as the current office improvements in 1998.

o     The three-story improvements contain 145,291 net rentable square feet and are situated on 2.50 acres. Montgomery County occupies 97.5% of the total square feet and the Rockville Chamber of Commerce, Comcast Cable and a
      deli occupy the remaining space. There are 441 parking spaces located in a three-level subterranean parking garage, resulting in a parking ratio of
      3.0 spaces per 1,000 square feet.

o     The 255 Rockville Pike Mortgaged Property is situated within the
      Washington, D.C. metropolitan statistical area just outside the I-495
      "Beltway" approximately 20 miles northwest of downtown Washington, D.C.
      and one mile east of I-270 (Dwight D. Eisenhower Highway). The 255
      Rockville Pike Mortgaged Property is located in the Rockville Town Center neighborhood proximate to the City of Rockville municipal offices and the
      Rockville Metro stop.

o     The City of Rockville and the Federal Realty Investment Trust are
      spearheading a $300 million redevelopment plan that will bring 144,000 square feet or retail, 400,000 square feet of office, 488 multifamily units, 173 condo units, a town square and a regional library to the area.

o     The 255 Rockville Pike Borrower is generally required at its sole cost and expense to keep the 255 Rockville Pike Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o     The 255 Rockville Pike Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism.

PROPERTY MANAGEMENT:

o     Essex Capital Partners, Ltd., a borrower related company, manages the 255
      Rockville Pike Mortgaged Property. Essex Capital Partners, Ltd. was
      established in 1992 in New York, New York and currently has a portfolio under management in excess of 2.5 million square feet.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     Not Allowed.

-------------------------------------------------------------------------------

                                      C-37

--------------------------------------------------------------------------------
                      NORTHGATE/BLACKHAWK CORPORATE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN ORIGINATOR:                                LaSalle
LOAN PURPOSE:                                   Acquisition
ORIGINAL PRINCIPAL BALANCE:                     $37,690,000
FIRST PAYMENT DATE:                             October 1, 2007
TERM/AMORTIZATION:                              120/360 months
INTEREST ONLY PERIOD:                           60 months
MATURITY DATE:                                  September 1, 2017
EXPECTED MATURITY BALANCE:                      $35,303,157
BORROWING ENTITY:                               Ari-Northgate Blackhawk
                                                Corporate Center, LLC
INTEREST CALCULATION:                           Actual/360
CALL PROTECTION:                                Lockout: 116 payments
                                                Open: 4 payments
                                                Defeasance
UP-FRONT RESERVES:
  INSURANCE RESERVE:                            Yes
  TI/LC RESERVE:                                $2,500,000
  ROLLOVER RESERVE:                             $537,000
ONGOING MONTHLY RESERVES:
  TAX/INSURANCE RESERVE:                        Yes
  REPLACEMENT RESERVE:                          $4,206
FUTURE DEBT MEZZANINE:                          Yes
LOCKBOX:                                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                           $37,690,000
CUT-OFF DATE LTV:                               74.3%
MATURITY DATE LTV:                              69.6%
UNDERWRITTEN DSCR:                              1.16x
MORTGAGE RATE:                                  6.010%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                                  Office
PROPERTY SUB-TYPE:                              Suburban
LOCATION:                                       Phoenix, Arizona
YEAR BUILT/RENOVATED:                           1997/NAP
NET RENTABLE SQUARE FEET:                       252,350
CUT-OFF BALANCE PER SF:                         $149
OCCUPANCY AS OF 06/08/2007:                     98.8%
OWNERSHIP INTEREST:                             Fee
PROPERTY MANAGEMENT:                            ARI Commercial Properties, Inc.
UNDERWRITTEN NET CASH FLOW:                     $3,138,114
APPRAISED VALUE:                                $50,700,000
--------------------------------------------------------------------------------

                                      C-38

--------------------------------------------------------------------------------
                      NORTHGATE/BLACKHAWK CORPORATE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                         FINANCIAL INFORMATION
--------------------------------------------------------------------------------------------------------

                                                                           TRAILING 12
                                          FULL YEAR        FULL YEAR         MONTHS
                                        (12/31/2005)     (12/31/2006)     (06/31/2007)      UNDERWRITTEN
                                        -------------    -------------    -------------    -------------

Effective Gross Income .............     $1,818,300       $3,366,613       $3,956,329        $4,311,303
Total Expenses .....................     $  536,009       $1,053,947       $1,191,219        $1,122,720
Net Operating Income (NOI) .........     $1,282,291       $2,312,666       $2,765,110        $3,188,583
Cash Flow (CF) .....................     $1,282,291       $2,312,666       $2,765,110        $3,138,114
DSCR on NOI ........................          0.47x            0.85x            1.02x             1.17x
DSCR on CF .........................          0.47x            0.85x            1.02x             1.16x
--------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                     TENANT INFORMATION(1)
-------------------------------------------------------------------------------------------------------------------------------

                                RATINGS          TOTAL       % OF                  POTENTIAL        % OF              LEASE
TOP TENANTS                FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF       RENT      POTENTIAL RENT      EXPIRATION
------------------------   -----------------   ---------   --------  ---------    -----------  --------------     -------------

PetSmart ...............       NR/NR/BB         64,158       25.4%     $13.33     $  855,191        25.1%          01/31/2009(2)
Cox Communications .....    BBB-/Baa3/BBB-      41,178       16.3      $14.25        586,787        17.2           04/30/2016
OSI Collection Services       Not Rated         33,204       13.2      $11.69        388,155        11.4           12/31/2009
                                                ------       ----                 ----------        ----
TOTAL ..................                       138,540       54.9%                $1,830,132        53.7%
-------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance and reimbursements.

(2)   PetSmart combined occupies 64,158 square feet. 30,928 square feet will expire January 31, 2009 and the remaining 33,230 square feet expire on
      June 30, 2009.

---------------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE(1)
---------------------------------------------------------------------------------------------------------------

                        NO. OF LEASES     EXPIRING       % OF       CUMULATIVE      CUMULATIVE       BASE RENT
YEAR OF EXPIRATION         EXPIRING          SF        TOTAL SF      TOTAL SF      % OF TOTAL SF      EXPIRING
--------------------    -------------    ----------   ----------   ------------    -------------     ----------

 2008 ..............           2           28,899         11.5%        28,899          11.5%         $  372,977
 2009 ..............           4          103,325         40.9        132,224          52.4%         $1,314,186
 2010 ..............           2           23,428          9.3        155,652          61.7%         $  348,459
 2011 ..............           2           15,658          6.2        171,310          67.9%         $  227,041
 2012 ..............           1           18,919          7.5        190,229          75.4%         $  264,866
 2014 ..............           2           20,943          8.3        211,172          83.7%         $  293,202
 2016 ..............           1           41,178         16.3        252,350         100.0%         $  586,787
                              --          -------        -----
 TOTAL .............          14          252,350        100.0%
---------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                      C-39

--------------------------------------------------------------------------------
                      NORTHGATE/BLACKHAWK CORPORATE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The three largest tenants, representing 54.9% of the net rentable square feet, are:

o     PETSMART (PetSmart Inc., NASD "PETM") (not rated by Fitch and Moody's and rated "BB" by S&P) occupies a total of 64,158 square feet (25.4% of square feet, 25.1% of rental income) under two leases expiring in 2009. The current blended rental rate per square foot of $13.33 increases to $13.70 on July 1, 2008. PetSmart provides products, services and solutions for pets. PetSmart offers various pet services, including grooming, precision cuts, baths, toenail trimming, tooth brushing, boarding for dogs and cats, on-call veterinarian care, surgical procedures, temperature controlled rooms and suites, daily specialty treats, play time and a day camp for dogs. PetSmart operates approximately 908 retail stores located in North
      America. As of the fiscal year ended January 28, 2007, PetSmart reported revenue of approximately $4.2 billion, net income of $185.1 million and stockholder equity of $1.0 billion.

o     COX COMMUNICATIONS (rated "BBB-" by Fitch, "Baa3" by Moody's and "BBB-" by
      S&P) occupies 41,178 square feet (16.3% of square feet, 17.2% of rental income) under a 19-year lease expiring on April 30, 2016. The current rental rate per square foot of $14.25 increases annually by approximately
      2.5% for the next three lease years, then annually by 3.5% for the remaining lease years. There are two five-year options to renew the lease with the rental rate per square foot determined at the lesser of the then current rental rate per square or 95.0% of the then fair market. Cox
      Communications is a multi-service broadband communications and entertainment company with more than 6 million total residential and commercial customers. Cox Communications provides cable television, advanced digital video service, local and long distance telephone, high-speed Internet access, commercial voice and data services, national and local cable advertising, promotional opportunities and production services.

o     OSI COLLECTION SERVICES (not rated) occupies 33,204 square feet (13.2% of square feet, 11.4% of rental income) under a six-year lease expiring on
      December 31, 2009. The current rental rate per square foot of $11.69 increases to $11.92 on January 1, 2009. There is one seven-year option to renew the lease with the rental rate per square foot determined at the then fair market. OSI Collection Services is a leading provider of business process outsourcing services designed to boost client profitability through strategic receivables management. OSI Collection
      Services has more than 50 years of collections experience and expertise in nine key industry groups, plus a commercial group that serves business-to-business needs. OSI Collection Services has 55 offices located in 25 states, plus Canada, Mexico and Puerto Rico, as well as associates based on-site at client locations.

-------------------------------------------------------------------------------

                                      C-40

--------------------------------------------------------------------------------
                      NORTHGATE/BLACKHAWK CORPORATE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The Northgate/Blackhawk Corporate Center Mortgage Loan is a $37.7 million,
      10-year fixed rate loan secured by a suburban office building located in
      Phoenix, Arizona. The Northgate/Blackhawk Corporate Center Mortgage Loan
      is interest only for the first five years of the loan term, matures on
      September 1, 2017 and accrues interest at an annual rate of 6.010%.

THE BORROWER:

o     The Northgate/Blackhawk Corporate Center Borrower is ARI-Northgate
      Blackhawk Corporate Center, LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least one independent manager. The sponsor of the Northgate/Blackhawk Corporate Center Mortgage
      Loan is Maxwell B. Drever.

o     Mr. Drever has over 30 years of commercial real estate experience and is the founder of Argus Realty Investors. Argus Realty Investors is a full service real estate investment company with 30 years of experience in acquiring and managing commercial real estate for its investors. Since inception, Argus Realty Investors has acquired and sold more than $1.4 billion in commercial real estate assets.

THE PROPERTY:

o     The Northgate/Blackhawk Corporate Center Mortgaged Property consists of a fee simple interest in a Class "A" suburban office complex built in 1997.
      The improvements consist of three one-story buildings containing a total of 252,350 net rentable square feet and are situated on 23.95 acres. The three largest tenants are PetSmart, Cox Communications, Inc. and OSI
      Collection Services, Inc., which together occupy 54.9% of the total square feet. There are 1,367 surface parking spaces, resulting in a parking ratio of 5.9 spaces per 1,000 square feet.

o     The Northgate Business Center, constructed in 1997, consists of one one-story building containing 138,540 square feet. Major tenants include
      Petsmart, Cox Communications and GMAC.

o     The Blackhawk Corporate Center, constructed in 1997, consists of two one-story buildings containing 113,810 square feet. Major tenants include
      Allstate Insurance, Key Mortgage and Syntel, Inc.

o     The Northgate/Blackhawk Corporate Center Mortgaged Property is located in the northwest Phoenix, Arizona metropolitan area approximately 20 miles northwest of the downtown Phoenix central business district. The
      Northgate/Blackhawk Corporate Center Mortgaged Property is in close proximity to the Deer Valley Airport (the third busiest general aviation airport in the United States) and the Interstate 17, a north-south arterial, and Loop 101 Freeway interchange. The local neighborhood is made up of industrial users, the Deer Valley Airport, residential housing and retail.

o     The Northgate/Blackhawk Corporate Center Borrower is generally required at its sole cost and expense to keep the Northgate/Blackhawk Corporate Center
      Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o     The Northgate/Blackhawk Corporate Center Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism; provided that such coverage is commercially available for properties similar to the Northgate/Blackhawk Corporate
      Center Mortgaged Property in or around the region in which the
      Northgate/Blackhawk Corporate Center Mortgaged Property is located;
      provided, further, the Northgate/Blackhawk Corporate Center Borrower is
      required to purchase insurance including terrorism coverage with a deductible not to exceed $25,000.

PROPERTY MANAGEMENT:

o     ARI Commercial Properties, Inc., a borrower related management company and division of Argus Realty Investors, manages the Northgate/Blackhawk
      Corporate Center Mortgaged Property. Argus Realty Investors manages more than eight million square feet throughout the United States.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     None.

-------------------------------------------------------------------------------

                                      C-41

--------------------------------------------------------------------------------
                      NORTHGATE/BLACKHAWK CORPORATE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     The Northgate/Blackhawk Corporate Center Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including without limitation: (a) no event of default has occurred and is continuing; (b) the mortgagee shall have approved the organizational documents of the mezzanine borrower and the terms and documents of the mezzanine loan; (c) the mezzanine lender will have executed a subordination and intercreditor agreement in form and substance reasonably acceptable to the mortgagee; (d) the amount of such mezzanine loan, when added to the outstanding principal balance of the
      Northgate/Blackhawk Corporate Center Mortgage Loan and any outstanding subordinate financing, must result in a loan-to-value ratio less than or equal to 80% and a debt service coverage ratio greater than or equal to
      1.10x; (e) the existing mezzanine loan shall have been repaid in full; and
      (f) the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Northgate/Blackhawk Corporate Center
      Mortgage Loan.

o     The Northgate/Blackhawk Corporate Center Borrower is permitted to incur subordinate secured financing upon the satisfaction of the following terms and conditions, including without limitation: (a) all unpaid interest and other sums due up to the date of such financing shall have been fully paid; (b) the subordinate lender will have executed an intercreditor agreement in form and substance reasonably acceptable to the mortgagee and the rating agencies; (c) the amount of such subordinate loan, when added to the outstanding principal balance of the Northgate/Blackhawk Corporate
      Center Mortgage Loan and any outstanding mezzanine financing, must result in a loan-to-value ratio less than or equal to 80% and a debt service coverage ratio greater than or equal to 1.10x; and (d) the mortgagee will have received confirmation from the rating agencies that such subordinate financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Northgate/Blackhawk Corporate Center Mortgage Loan.

-------------------------------------------------------------------------------

                                      C-42

--------------------------------------------------------------------------------
                        PARADISE VALLEY CORPORATE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN ORIGINATOR:                                LaSalle
LOAN PURPOSE:                                   Refinance
ORIGINAL PRINCIPAL BALANCE:                     $37,500,000
FIRST PAYMENT DATE:                             July 1, 2007
TERM/AMORTIZATION:                              120/360 months
INTEREST ONLY PERIOD:                           60 months
MATURITY DATE:                                  June 1, 2017
EXPECTED MATURITY BALANCE:                      $35,076,235
BORROWING ENTITY:                               Pacifica Paradise Valley, LLC
INTEREST CALCULATION:                           Actual/360
CALL PROTECTION:                                Lockout: 117 payments
                                                Open: 3 payments
                                                Defeasance
UP-FRONT RESERVES:
  TAX/INSURANCE RESERVE:                        Yes
  TI/LC RESERVE:                                $2,000,000
ONGOING MONTHLY RESERVES:
  TAX/INSURANCE RESERVE:                        Yes
  TI/LC RESERVE:                                $16,667
  REPLACEMENT RESERVE:                          $3,308
LOCKBOX:                                        Hard
  LETTER OF CREDIT(1):                          $4,500,000
--------------------------------------------------------------------------------

(1)   The letter of credit posted by Santa Barbara Bank and Trust represents a deposit to the Lease-Up Reserve which will, upon satisfaction of certain conditions, be released upon the earlier of June 1, 2010 (the "LOC Release
      Date") and the date upon which the Underwritten DSCR is 1.10x.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                           $37,500,000
CUT-OFF DATE LTV(1):                            71.4%
MATURITY DATE LTV:                              66.8%
UNDERWRITTEN DSCR:                              1.14x
MORTGAGE RATE:                                  5.900%
--------------------------------------------------------------------------------

(1)   Based on an "as is" value. Based on an "as-stabilized" value of
      $56,300,000 as of May 20, 2008, the Cut-off Date LTV is 66.6%.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                                  Office
PROPERTY SUB-TYPE:                              Suburban
LOCATION:                                       Scottsdale, Arizona
YEAR BUILT/RENOVATED:                           2002/NAP
NET RENTABLE SQUARE FEET:                       198,501
CUT-OFF BALANCE PER SF:                         $189
OCCUPANCY AS OF 12/12/2007:                     80.3%
OWNERSHIP INTEREST:                             Fee
PROPERTY MANAGEMENT:                            Pacifica Property Management,
                                                Inc.
UNDERWRITTEN NET CASH FLOW:                     $3,034,794
APPRAISED VALUE:                                $52,500,000
--------------------------------------------------------------------------------

                                      C-43

--------------------------------------------------------------------------------
                        PARADISE VALLEY CORPORATE CENTER
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                          FINANCIAL INFORMATION
---------------------------------------------------------------------------------------------------------

                                          FULL YEAR        FULL YEAR        FULL YEAR
                                        (12/31/2004)     (12/31/2005)     (12/31/2006)      UNDERWRITTEN
                                        ------------     -------------     ------------     -------------

Effective Gross Income .............     $4,346,256       $4,411,161       $4,925,748        $4,811,551
Total Expenses .....................     $1,263,974       $1,476,315       $1,712,977        $1,737,057
Net Operating Income (NOI) .........     $3,082,282       $2,934,845       $3,212,771        $3,074,494
Cash Flow (CF) .....................     $3,082,282       $2,934,845       $3,212,771        $3,034,794
DSCR on NOI ........................          1.15x            1.10x            1.20x             1.15x
DSCR on CF .........................          1.15x            1.10x            1.20x             1.14x
---------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                     TENANT INFORMATION(1)
--------------------------------------------------------------------------------------------------------------------------------

                                       RATINGS          TOTAL       % OF                 POTENTIAL         % OF          LEASE
TOP TENANTS                       FITCH/MOODY'S/S&P   TENANT SF   TOTAL SF  RENT PSF        RENT      POTENTIAL RENT  EXPIRATION
-------------------------------   -----------------   ---------   --------  ---------   -----------   --------------  ----------

AGIA, Inc. ....................       Not Rated         17,958       9.0%    $24.00      $ 430,992          8.4%      02/28/2014
Progressive Casualty Insurance
 Company ......................        A+/A1/A+         15,170       7.6     $23.76        360,393          7.0       02/28/2013
Informative Graphics. .........       Not Rated         11,030       5.6     $24.76        273,103          5.3       07/31/2008
                                                        ------      ----                 ----------        ----
TOTAL .........................                         44,158      22.2%                $1,064,488        20.8%
--------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance and reimbursements.

------------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE(1)
------------------------------------------------------------------------------------------------------------------

                                 NO. OF
                                 LEASES      EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION              EXPIRING        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
----------------------------   ----------   ----------   ----------   ------------   ---------------    ----------

 MTM .......................        3          9,379          4.7%         9,379            4.7%        $  249,544
 2008 ......................        9         63,885         32.2         73,264           36.9%        $1,556,714
 2009 ......................        9         27,670         13.9        100,934           50.8%        $  719,759
 2010 ......................        7         28,407         14.3        129,341           65.2%        $  728,118
 2011 ......................        1          4,772          2.4        134,113           67.6%        $  127,651
 2012 ......................        6         30,675         15.5        164,788           83.0%        $  829,775
 Management Office .........        1            475          0.2        165,263           83.3%        $   11,400
 Vacant ....................       10         33,238         16.7        198,501          100.0%                --
                                   --        -------        -----
 TOTAL .....................       46        198,501        100.0%
------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                      C-44

--------------------------------------------------------------------------------
                        PARADISE VALLEY CORPORATE CENTER
--------------------------------------------------------------------------------

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                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The three largest tenants, representing 22.2% of the net rentable square feet are:

o     AGIA, INC. (not rated) occupies 17,958 square feet (9.0% of square feet,
      8.4% of rental income) under a five-year lease expiring on November 30,
      2008. The current rental rate per square foot of $24.00 is constant during the remaining lease term. There are no options to renew the lease. AGIA,
      Inc. is an insurance mass marketing administrator helping insurance clients create, market and administer their insurance programs.

o     PROGRESSIVE CASUALTY INSURANCE COMPANY (NYSE: "PGR") (rated "A+" by Fitch,
      "A1" by Moody's and "A+" by S&P) occupies a total of 15,170 square feet
      (7.6% of square feet, 7.0% of rental income) under two leases, both expiring on February 28, 2013. The current blended rental rate per square foot of $23.76 is constant during the remaining lease term. There are two two-year options to renew the leases with the rental rate per square foot increasing bi-annually by 3%. Progressive Casualty Insurance Company provides personal and commercial automobile insurance and other specialty property-casualty insurance products and related services. Progressive
      Casualty Insurance Company writes insurance for automobiles, motorcycles, recreational vehicles, mobile homes, watercraft, snowmobiles and similar items. Progressive Casualty Insurance Company also offers liability and physical damage insurance for automobiles and trucks owned by small businesses, as well as provides professional liability insurance to community banks. As of the third quarter ended September 30, 2007,
      Progressive Casualty Insurance Company reported trailing 12 month revenue of approximately $14.8 billion, net income of $1.3 billion and stockholder equity of $5.3 billion.

o     INFORMATIVE GRAPHICS (not rated) occupies a total of 11,030 square feet
      (5.6% of square feet, 5.3% of rental income) under a five-year lease expiring on July 31, 2008. The current rental rate per square foot of
      $24.76 is constant during the remaining lease term. Informative Graphics
      Corporation is a provider of viewing and collaboration software, helping companies share electronic content with various levels of content security depending on the client. Founded in 1990, Informative Graphics has more than 3,000 customer sites worldwide and over two million users, including many Fortune 1000 companies, across a wide range of industries including finance, construction, government, healthcare/pharmaceutical, manufacturing and petrochemical. Paradise Valley Corporate Center is
      Informative Graphics' corporate headquarters.

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                                      C-45

--------------------------------------------------------------------------------
                        PARADISE VALLEY CORPORATE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o     The Paradise Valley Corporate Center Mortgage Loan is a $37.5 million,
      10-year fixed rate loan secured by a suburban office building located in
      Scottsdale, Arizona. The Paradise Valley Corporate Center Mortgage Loan is
      interest only for the first five years of the loan term, matures on June
      1, 2017 and accrues interest at an annual rate of 5.900%.

THE BORROWER:

o     The Paradise Valley Corporate Center Borrower is Pacifica Paradise Valley,
      LLC, a Delaware limited liability company and a single purpose entity with at least one independent director. The sponsor of the Paradise Valley
      Corporate Center Mortgage Loan is Russell Fraser.

o     Mr. Fraser is the President and Chief Operating Officer of Pacifica Real
      Estate Group, a firm he joined in 1987. Pacifica Real Estate Group specializes in the acquisition, development and management of industrial, retail and residential properties located in the Western United States.
      Founded in 1969, Pacifica Real Estate Group has a portfolio of approximately 1.5 million square feet of commercial real estate valued in excess of $250 million.

THE PROPERTY:

o     The Paradise Valley Corporate Center Mortgaged Property consists of a fee simple interest in a four-story Class "A" suburban office building constructed in 2002. The improvements contain 198,501 square feet and are situated on 6.26 acres. The three largest tenants are AGIA, Inc.,
      Progressive Casualty Insurance Company and Informative Graphics which together occupy 22.2% of the total square feet.

o     The Paradise Valley Corporate Center Mortgaged Property provides parking with a six-level attached garage containing 900 spaces. Together with the surface lot there are 966 parking spaces resulting in a parking ratio of
      4.9 spaces per 1,000 square feet. There are three elevators serving the office building and two serving the parking garage.

o     The Paradise Valley Corporate Center Mortgaged Property is located in the
      Paradise Valley neighborhood of Phoenix, Arizona approximately 12 miles northeast of the Phoenix central business district and proximate to the
      Paradise Valley Mall, a 1.3 million square foot regional mall anchored by
      Macy's, JC Penney, Costco, Dillard's and Sears. The surrounding neighborhood has restaurants, hotels, office and other retail uses. Access to the Paradise Valley Corporate Center Mortgaged Property is via four major east/west roadways that connect to the Piestewa Freeway (SR-51) and two major north/south roadways connecting to the Pima Freeway (Loop 101).

o     The Paradise Valley Corporate Center Borrower is generally required at its sole cost and expense to keep the Paradise Valley Corporate Center
      Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

o     The Paradise Valley Corporate Center Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of terrorism; provided that the Paradise Valley Corporate Center
      Borrower is required to purchase insurance including terrorism coverage with a deductible not to exceed $10,000.

PROPERTY MANAGEMENT:

o     Pacifica Property Management, Inc., a borrower related management company, manages the Paradise Valley Corporate Center Mortgaged Property. Pacifica
      Property Management provides its clients with a wide array real estate services.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o     Not Allowed.

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                                      C-46

Prospectus

Banc of America Commercial Mortgage Inc.

Depositor

Bank of America, National Association

Sponsor

Mortgage Pass-Through Certificates

Consider carefully the risk factors beginning on page 14 in this prospectus.

Neither the certificates nor the underlying mortgage loans are insured by any governmental agency.

The certificates will represent interests only in the related trust and will not represent interests in or obligations of Banc of America Commercial Mortgage Inc. or any of its affiliates, including Bank of America Corporation.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

Each Issuing Entity —

•	will issue a series of mortgage pass-through certificates, which will consist of one or more classes of certificates; and

•	may own —

•	multifamily and commercial mortgage loans; and

•	mortgage-backed securities.
Each Pool of Mortgage Loans —

•	will be sold to the related issuing entity by the depositor, who will have in turn purchased the mortgage loans from the sponsor;

•	will be underwritten to the standards described in this prospectus or the accompanying prospectus supplement; and

•	will be serviced by one or more servicers affiliated or unaffiliated with the depositor.
Each Series of Certificates —

•	will represent interests in the issuing entity and will be paid only from the trust assets;

•	provide for the accrual of interest based on a fixed, variable or adjustable interest rate;

•	will receive interest and principal payments based on the rate of payment of principal and the timing of receipt of payments on the mortgage loans;

•	may be offered through underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor; and

•	will not be listed on any securities exchange.
The Certificateholders —

•	may provide credit support by ‘‘subordinating’’ certain classes to other classes of certificates; any subordinate classes will be entitled to payment subject to the payment of more senior classes and will bear losses before more senior classes; and

•	may be entitled to the benefit of one or more of the following other types of credit support or derivative instruments described in this prospectus and in more detail in the accompanying prospectus supplement: guaranteed investment contracts, insurance, guarantees, letters of credit, certificate insurance, surety bonds, reserve funds, cash collateral accounts, pool insurance policies, special hazard insurance policies, mortgagor bankruptcy bonds, cross-collateralization, overcollateralization, excess interest and cash flow agreements.

Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

March 5, 2008

(This Page Intentionally Left Blank)

For more information

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC’s Public Reference Room at the following location:

•	SEC Public Reference Section 100 F Street, N.E. Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

See also the sections captioned ‘‘Available Information’’ and ‘‘Incorporation of Certain Information by Reference’’ appearing at the end of this prospectus.

3

4

5

6

7

SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, ‘‘you’’ refers to a prospective investor in certificates, and ‘‘we’’ refers to the depositor, Banc of America Commercial Mortgage Inc. A ‘‘GLOSSARY’’ appears at the end of this prospectus.

Securities Offered

Mortgage pass-through certificates.

Sponsor(s)

Bank of America, National Association will be a sponsor of each series of certificates. There may also be one or more other sponsors with respect to a series of certificates as described in the related prospectus supplement. Any such additional sponsor may or may not be affiliated with Bank of America, National Association. The mortgage loans either will be originated by the related sponsor or purchased by the sponsor from various entities that originated the mortgage loans either to the sponsor’s underwriting standards or to the underwriting standards described in the related prospectus supplement. Each sponsor will sell the mortgage loans to the depositor on the closing date specified in the related prospectus supplement by means of a mortgage loan purchase agreement between the sponsor and the depositor.

Depositor

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, National Association, has its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-8509.

Issuing Entity

The issuing entity for each series of certificates will be a common law trust formed for such series by the depositor.

Trustee

The trustee for each series of certificates will be named in the related prospectus supplement.

Master Servicer

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

Special Servicer

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

Other Servicers

In addition to the master servicer and the special servicer, one or more other servicers may perform servicing functions as subservicers for the master servicer or special servicer or otherwise as described in the related prospectus supplement.

8

MBS Administrator

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC Administrator

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

The Mortgage Loans

Each series of certificates will, in general, be backed by a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may:

•	provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

•	provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance;

•	provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at any other interval as specified in the prospectus supplement; and

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

9

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

Each mortgage loan will have had an original term to maturity of not more than 40 years. No mortgage loan will have been originated by Banc of America Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United States or any governmental agency.

Significant Originators

In addition to the sponsor(s) or their affiliates, one or more other persons may have originated the mortgage loans backing the certificates of a particular series. The related prospectus supplement will describe any such originator with respect to mortgage loans representing 10% or more (by principal balance as of the applicable cut-off date) of the mortgage loans backing such series.

Significant Obligors

The related prospectus supplement also will identify any significant obligor or mortgaged property representing 10% or more (by principal balance as of the applicable cut-off date) of the mortgage loans backing the related series of certificates.

The Certificates

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that:

•	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are ‘‘stripped principal certificates’’ entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

•	are ‘‘stripped interest certificates’’ entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the related trust fund;

10

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more ‘‘controlled amortization classes,’’ which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

Distributions of Interest on the Certificates

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before that date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of the series then entitled until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates:

•	may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

11

•	may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

•	may be made, subject to certain limitations, based on a specified principal payment schedule; or

•	may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class.

Credit Support and Cash Flow Agreements

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) one or more of the following other types of credit support: limited guarantees, financial guaranty insurance policies, surety bonds, letters of credit, mortgage pool insurance policies, reserve funds, cross collateralization, overcollateralization and excess interest. If so provided in the prospectus supplement, the trust may include:

•	guaranteed investment contracts;

•	insurance, guarantees;

•	letters of credit;

•	certificate insurance;

•	surety bonds;

•	reserve funds, cash collateral accounts;

•	pool insurance policies;

•	special hazard insurance policies;

•	mortgagor bankruptcy bonds;

•	cross-collateralization;

•	overcollateralization;

•	excess interest; and

•	cash flow agreements.

The above types of credit support and cash flow agreements are described in more detail in this prospectus under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ and ‘‘CASH FLOW AGREEMENTS’’.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

Advances

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making advances may be entitled to receive interest for a specified period during which those advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

12

Optional Termination

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of those assets to retire that class or classes.

Certain Federal Income Tax Consequences

The certificates of each series will constitute or evidence ownership of either:

•	‘‘regular interests’’ and ‘‘residual interests’’ in the trust, or a designated portion of the trust, treated as a REMIC under Sections 860A through 860G of the Code; or

•	certificates in a trust treated as a grantor trust under applicable provisions of the Code.

If one or more REMIC elections are made, certificates that are regular interests will be treated as newly issued debt instruments of the REMIC and must be accounted for under an accrual method of accounting. Certificates that are residual interests are not treated as debt instruments, but rather must be treated according to the rules prescribed in the Internal Revenue Code for REMIC residual interests, including restrictions on transfer and the reporting of net income or loss of the REMIC, including the possibility of a holder of such certificate having taxable income without a corresponding distribution of cash to pay taxes currently due.

If the certificates represent interests in a grantor trust, beneficial owners of certificates generally are treated as owning an undivided beneficial interest in the mortgage loans that are assets of the trust.

Investors are advised to consult their tax advisors and to review ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus and in the prospectus supplement.

Certain ERISA Considerations

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, or any materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

Legal Investment

If so specified in the prospectus supplement, certain classes of certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors for assistance in determining whether and to what extent the certificates constitute legal investments for them.

See ‘‘LEGAL INVESTMENT’’ in this prospectus.

Rating

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

13

RISK FACTORS

In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

The Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability To Sell Your Certificates

The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

Lack of a Secondary Market May Limit the Liquidity of Your Certificate.    We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

The Limited Nature of Ongoing Information Regarding Your Certificate May Adversely Affect Liquidity. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

The Liquidity of Your Certificate May Be Affected by External Sources Including Interest Rate Movement.    If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including:

•	perceived liquidity;

•	the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

•	prevailing interest rates.

The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in those rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by the holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

Book Entry System for Certain Classes of Certificates May Decrease Liquidity and Delay Payment

Because transactions in the classes of book entry certificates of any series generally can be effected only through DTC, DTC participants and indirect DTC participants:

14

•	your ability to pledge book entry certificates to someone who does not participate in the DTC system, or to otherwise take action relating to your book entry certificates, may be limited due to the lack of a physical certificate;

•	you may experience delays in your receipt of payments on book entry certificates because distributions will be made by the trustee, or a paying agent on behalf of the trustee, to Cede & Co., as nominee for DTC, rather than directly to you; and

•	you may experience delays in your receipt of payments on book-entry certificates in the event of misapplication of payments by DTC, DTC participants or indirect DTC participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

Servicing Transfer Following Event of Default May Result in Payment Delays or Losses

Following the occurrence of an event of default under a pooling and servicing agreement, the trustee for the related series may, in its discretion or pursuant to direction from certificateholders, remove the defaulting master servicer or special servicer and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or special servicer. The trustee or the successor master servicer or special servicer will be entitled to reimbursement of its costs of effecting the servicing transfer from the predecessor master servicer or special servicer, or from the assets of the related trust if the predecessor fails to pay. In the event that reimbursement to the trustee or the successor master servicer or special servicer is made from trust assets, the resulting shortfall will be borne by holders of the related certificates, to the extent not covered by any applicable credit support. In addition, during the replacement process or for some time thereafter, mortgagors of the related mortgage loans may delay making their monthly payments or may inadvertently continue making payments to the predecessor master servicer or special servicer, potentially resulting in delays in distributions on the related certificates.

The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Certificates

Any credit rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that:

•	principal prepayments on the related mortgage loans will be made;

•	the degree to which the rate of such prepayments might differ from that originally anticipated; or

•	the likelihood of early optional termination of the trust.

Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot

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assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.

The Ratings of Your Certificates May Be Lowered or Withdrawn, Which May Adversely Affect the Liquidity or Market Value of Your Certificates

It is a condition to the issuance of the offered certificates that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and accordingly, there can be no assurance to you that the ratings assigned to any certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates. If any rating is revised or withdrawn, the liquidity or the market value of your certificate may be adversely affected.

The Limited Assets of Each Trust May Adversely Impact Your Ability To Recover Your Investment in the Event of Loss on the Underlying Mortgage Assets

Except for any related insurance policies, reserve funds, or other external credit enhancement described in the prospectus supplement, the mortgage loans included in a trust fund will be the sole source of payments on the certificates of a series. Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

In addition, the mortgage loans are generally non-recourse loans. If a default occurs under any mortgage loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the property. We will not have undertaken an evaluation of the financial condition of any borrower.

Amounts on deposit from time to time in certain accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn for purposes other than the payment of principal of or interest on the related series of certificates under certain conditions. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of those losses or shortfalls will be borne on a disproportionate basis among classes of certificates.

The Limited Credit Support for Your Certificates May Not Be Sufficient To Prevent Loss on Your Certificates

The prospectus supplement for a series of certificates will describe any credit support. The credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

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A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of that series have been repaid in full.

The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of certificates of one (or more) series will disproportionately benefit from that credit support, to the detriment of the holders of certificates of one (or more) other series.

The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates

The mortgage loans will be originated or acquired by the sponsor, a national bank whose deposits are insured to the applicable limits by the FDIC. If the sponsor becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for the sponsor. As receiver, the FDIC would have broad powers to:

•	require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the mortgage loans; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the sponsor, or

•	if the sponsor is a servicer for a series of certificates, repudiate without compensation the sponsor’s ongoing servicing obligations under the pooling and servicing agreement, such as its duty to collect and remit payments or otherwise service the mortgage loans.

If the FDIC were to take any of those actions, distributions on the certificates could be delayed or reduced.

By statute, the FDIC as conservator or receiver of the sponsor is authorized to repudiate any ‘‘contract’’ of the sponsor upon payment of ‘‘actual direct compensatory damages.’’ This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the mortgage loans to the depositor. Under an FDIC regulation, however, the FDIC as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the ‘‘legal isolation’’ condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term securitization means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within

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either of which there may be sub-categories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A special purpose entity, as the term is used in the regulation, means a trust, corporation, or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. The transactions contemplated by this prospectus and the related prospectus supplement will be structured so that this FDIC regulation should apply to the transfer of the mortgage loans from the sponsor to the depositor.

If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize the sponsor’s transfer of the mortgage loans to the depositor. In that event the depositor could be limited to seeking recovery based upon its security interest in the mortgage loans. The FDIC’s statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize the sponsor’s transfer of the mortgage loans for a reasonable period following its appointment as conservator or receiver for the sponsor. If the FDIC were to refuse to recognize the sponsor’s transfer of the mortgage loans, distributions on the certificates could be delayed or reduced.

If specified in the applicable prospectus supplement, the sponsor will also act as servicer of the mortgage loans. If the FDIC acted as receiver for the sponsor after the sponsor’s insolvency, the FDIC could prevent the termination of the sponsor as servicer of the mortgage loans, even if a contractual basis for termination exists. This inability to terminate the sponsor as servicer could result in a delay or possibly a reduction in distributions on the certificates to the extent the sponsor received, but did not remit to the trustee, mortgage loan collections received by the sponsor before the date of insolvency or if the sponsor failed to make any required advances.

The collection of amounts with respect to the mortgage loans, which are the source of repayment for the certificates, will depend significantly on the performance by the master servicer and the special servicer of their respective roles under the pooling and servicing agreement and any other servicing agreements described in this prospectus supplement. You will not be a party to any of these agreements and will be relying on the persons who are to perform their duties under such agreements and upon such persons, and the trustee in particular, to enforce the parties’ obligations under such agreements. In the event of the resignation or termination of the master servicer or the special servicer, the trustee may assume the related responsibilities and servicing functions or name a replacement as described under ‘‘THE POOLING AND SERVICING AGREEMENTS—Rights Upon Event of Default’’. In particular, any interruption or delay associated with such replacement could have a corresponding adverse affect on amounts collected on the mortgage loans and available for distribution on the certificates.

Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans

Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these laws. However, the transactions contemplated by this prospectus and the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under the bankruptcy laws by the depositor is unlikely. The depositor is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor’s business, including the ability to incur debt other than debt associated with the transactions contemplated by this prospectus, and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under bankruptcy laws. Further, the transfer of the mortgage loans to the related trust

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will be structured so that the trustee has no recourse to the depositor, other than for breaches or representations and warranties about the mortgage loans.

If the depositor were to become the subject of a proceeding under the bankruptcy laws, a court could conclude that the transfer of the mortgage loans from the depositor to the trust should not be characterized as an absolute transfer, and accordingly, that the mortgage loans should be included as part of the depositor’s estate. Under these circumstances, the bankruptcy proceeding could delay or reduce distributions on the certificates. In addition, a bankruptcy proceeding could result in the temporary disruption of distributions on the certificates.

Distributions on Your Certificates and Your Yield May Be Difficult To Predict

The yield on any offered certificate will depend on (a) the price at which such certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

•	the pass through rate for such certificate;

•	the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of the class of certificates to which such certificate belongs;

•	the rate, timing and severity of realized losses and additional trust fund expenses (each as described in this prospectus supplement) and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the certificate balance of, the class of certificates to which such certificate belongs;

•	the timing and severity of any net aggregate prepayment interest shortfalls (each as described in this prospectus supplement) and the extent to which such shortfalls are allocated in reduction of the distributable certificate interest payable on the class of certificates to which such certificate belongs;

•	the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on the class of certificates to which such certificate belongs; and

•	the rate and timing of reimbursement of advances.

It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates.

Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield

As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the

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mortgage loans included in the trust, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

Voluntary prepayments, if permitted, generally require payment of a prepayment premium or yield maintenance charge. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or yield maintenance charge. Also, we cannot assure you that involuntary prepayments will not occur.

As described in the related prospectus supplement, the terms of certain mortgage loans, in connection with a partial release of the related mortgaged property, may permit a voluntary partial defeasance or a partial prepayment at any time with the delivery of the defeasance collateral or the payment of a prepayment premium or yield maintenance charge as applicable.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable prepayment premiums or yield maintenance charges;

•	the master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the adjustable rate mortgage loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby ‘‘locking in’’ that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

No prepayment premium or yield maintenance charge will be generally required for prepayments in connection with a casualty or condemnation. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a material breach of representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. The repurchase price paid by a mortgage loan seller may not include a liquidation fee if purchased within the timeframe set forth in the pooling and servicing agreement. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

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We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that the rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on that date.

A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as ‘‘call risk.’’

A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as ‘‘extension risk.’’

As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of that series) or subject to certain contingencies (e.g., prepayment and default rates with respect to those mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Each controlled amortization class will either be a planned amortization class or a targeted amortization class or such other similar class as is described in the prospectus supplement. In general, a planned amortization class has a ‘‘prepayment collar’’, that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of

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the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb ‘‘excesses’’ or ‘‘shortfalls’’ in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

Certificates Purchased at a Premium or a Discount Will Be Sensitive To the Rate of Principal Payment

A series of certificates may include one or more classes offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. Further information relating to yield on certificates particularly sensitive to principal prepayments will be included in the applicable prospectus supplement, including, in the case of interest only certificates and principal only certificates, a table demonstrating the particular sensitivity of those interest only certificates to the rate of prepayments.
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Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an adjustable rate mortgage loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest only certificate, delay or accelerate the amortization of the notional amount of that certificate.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those

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mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates, (2) excess funds or (3) any other amounts described in the related prospectus supplement. In general, ‘‘excess funds’’ as used above will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination.    If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

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Prepayment Models Are Illustrative Only and Do Not Predict Actual Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (‘‘CPR’’) prepayment model or the Standard Prepayment Assumption (‘‘SPA’’) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Timing of Prepayments on the Mortgage Loans May Result in Interest Shortfalls on the Certificates

When a mortgage loan is prepaid in full, absent a provision in the mortgage loan requiring the borrower to pay interest through the end of the applicable interest accrual period, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a mortgage loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement and/or underlying servicing agreements relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable master servicer will be

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obligated, on or before each distribution date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the distribution date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the master servicer’s or the special servicer’s, as applicable, servicing compensation for the distribution date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of interest bearing certificates as described in the related prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES’’. No comparable interest shortfall coverage will be provided by the master servicer with respect to liquidations of any mortgage loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements described in this prospectus.

Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans

General.    Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs, (2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant’s income is insufficient to cover its rent and operating expenses, the existence of such ‘‘net of expense’’ provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise,

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management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel’s or restaurant’s operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults.    We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

Cross-Collateralization Provisions May Have Limitations on Their Enforceability.    A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor’s claim against the related borrower could assert that:

•	such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

•	such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect, ‘‘guaranteeing’’ the performance of the other borrowers.

Although the borrower making such ‘‘guarantee’’ will be receiving ‘‘guarantees’’ from each of the other borrowers in return, we cannot assure you that such exchanged ‘‘guarantees’’ would be found to constitute fair consideration or be of reasonably equivalent value.

The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Increased Risk of Default Associated With Balloon Payments.    Some of the mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These

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types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by:

•	the value of the related property;

•	the level of available mortgage rates at the time of sale or refinancing;

•	the borrower’s equity in the related property;

•	the financial condition and operating history of the borrower and the related property;

•	tax laws;

•	rent control laws (pertaining to certain residential properties);

•	Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by multifamily or commercial property.

Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon the Default and/or Bankruptcy of the Related Borrower.    Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.

The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk.    Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive

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Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an ‘‘owner’’ or ‘‘operator’’, for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

Certain Special Hazard Losses May Subject Your Certificates to an Increased Risk of Loss.    Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water- related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

Exercise of Rights by Certain Certificateholders May Be Adverse To Other Certificateholders

The pooling and servicing agreement for a series may permit the holder of a class of subordinate certificates or a class of securities backed by a class of certificates to instruct the special servicer with respect to workout arrangements or foreclosure proceedings with respect to delinquent or other specially serviced mortgage loans. This right is intended to permit the holder of a class of certificates that is highly sensitive to losses on the mortgage loans to attempt to mitigate losses by exercising limited power of direction over servicing activities which accelerate or delay realization of losses on the mortgage loans. Such directions may, however, be adverse to the interest of those classes of senior certificates that are more sensitive to prepayments than to losses on the mortgage loans. In particular, accelerating foreclosure will adversely affect the yield to maturity on interest only certificates, while delaying foreclosure will adversely affect the yield to maturity of principal only certificates.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on Your Certificates

The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the mortgage loan seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays

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and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Borrower Defaults May Adversely Affect Your Yield

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such certificate).

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless certain advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘special purpose entities’’. In addition, certain mortgage loans may not have borrower principals. In general, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

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Many of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Bankruptcy Laws’’ in this prospectus.

In addition, with respect to certain mortgage loans, the borrowers may own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers may have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

Borrower and Related Party Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the commencement or continuation of a foreclosure action and delay the sale of the real property owned by that borrower. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then value of the mortgaged property, which action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor in possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the securitization trustee may be subordinated to financing obtained by a debtor in possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

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Certain mortgage loans may have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property that currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Tenancies in Common May Hinder or Delay Recovery

With respect to certain mortgage loans, the borrowers may own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers may have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related mortgage loans may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies; this may occur, for example, because of procedural or substantive issues resulting from the existence of multiple borrowers under the related loan, such as in bankruptcy, in which circumstance, each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated.

In some cases, the related borrower may be a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant in common borrower may assign its interests to one or more tenant in common borrowers. Such change to, or increase in, the number of tenant in common borrowers increases the risks related to this ownership structure.

Mortgaged Properties with Tenants Present Special Risks

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or relet;

•	tenants were unable to meet their lease obligations;

•	leasing or re leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	a significant tenant were to become a debtor in a bankruptcy case; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, offices and industrial and warehouse properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In addition, if a significant portion of tenants have leases which expire near or at maturity of the related mortgage loan, then it may make it more difficult for the related borrower to seek refinancing or make any applicable balloon payment. Certain of the mortgaged properties may be leased in whole or in part by government

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sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Other tenants may have the right to cancel or terminate their leases prior to the expiration of the lease term or upon the occurrence of certain events including, but not limited to, the loss of an anchor tenant at the mortgaged property. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

In addition, certain mortgaged properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any ‘‘dark’’ space may cause the mortgaged property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

Mortgaged Properties with Multiple Tenants May Increase Reletting Costs and Reduce Cash Flow

If a mortgaged property has multiple tenants, reletting expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental expenses.

Tenant Bankruptcy Adversely Affects Property Performance

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office, industrial and warehouse properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three year’s rent). There are several cases in which one or more tenants at a mortgaged property have declared bankruptcy. We cannot assure you that any such tenant will affirm its lease.

Risks Related To Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default.

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Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Risks Associated with Commercial Lending May Be Different than those for Residential Lending

The mortgaged properties consist solely of multifamily rental and commercial properties. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than residential one to four family lending because it usually involves larger loans to a single borrower or a group of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents or other operating revenues. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in operating expenses;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

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•	dependence upon a single tenant and concentration of tenants in a particular business;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

•	demographic factors;

•	changes or continued weakness in specific industry segments;

•	the public perception of safety for customers and clients;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	conversion of a property to an alternative use;

•	new construction in the market; and

•	number and diversity of tenants.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur;

•	lease termination, rent abatement/offset, co tenancy or exclusivity provisions of tenant leases;

•	tenant defaults;

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants; and

•	in the case of government sponsored tenants, the right of the tenant in some instances to cancel a lease due to a lack of appropriations.

Poor Property Management Will Lower the Performance of the Related Mortgaged Property

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

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Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Good management, by controlling costs, providing services to tenants and seeing to property maintenance and upkeep, can, in some cases, improve cash flow, reduce vacancy, leasing and repair costs and preserve property value. Poor management could impair short term cash flow and the long term viability of a property.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Furthermore, we cannot assure you that the mortgaged properties will not have related management which in the event that a related management company is incapable of performing its duties may affect one or more sets of mortgaged properties. We also cannot assure you that the mortgaged properties will not be self managed by the related borrower, in which case such self management or affiliated management may make it more difficult to monitor the property management, replace that borrower as property manager in the event that the borrower’s management is detrimentally affecting the property or ensure that the borrower provides all information necessary to manage the mortgaged property to a replacement property manager in the event that the borrower is replaced as property manager.

Particular Property Types Present Special Risks

Retail Properties.

Several factors may adversely affect the value and successful operation of a retail property, including:

•	changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

•	alternative forms of retailing (such as direct mail, video shopping networks and internet web sites which reduce the need for retail space by retail companies);

•	the quality and philosophy of management;

•	the safety, convenience and attractiveness of the property to tenants and their customers or clients;

•	the public perception of the safety of customers at shopping malls and shopping centers;

•	the need to make major repairs or improvements to satisfy the needs of major tenants; and

•	traffic patterns and access to major thoroughfares.

The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the mortgaged properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

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The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a ‘‘shadow anchor’’ fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

Office Properties.

A large number of factors may adversely affect the value of office properties, including:

•	the number and quality of an office building’s tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees);

•	an adverse change in population, patterns of telecommuting or sharing of office space;

•	local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings;

•	quality of management;

•	changes in population and employment affecting the demand for office space;

•	properties not equipped for modern business becoming functionally obsolete; and

•	declines in the business of tenants, especially single tenanted property.

In addition, there may be significant costs associated with tenant improvements, leasing commissions and concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Medical office properties may be included in office properties. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government sponsored insurers and issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

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Multifamily Properties.

Several factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

•	the location of the property (e.g., a change in the neighborhood over time);

•	the ability and willingness of management to provide adequate maintenance and insurance;

•	the types of services or amenities the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	the presence of competing properties;

•	dependence on governmental programs that provide rental subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties to influence tenant mobility;

•	adverse local or national economic conditions which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

•	state and local regulations which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state ‘‘Unfair and Deceptive Practices Acts’’ and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans are secured by mortgaged properties that are eligible (or become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Under HUD’s Section 8 Tenant-Based Assistance Rental Voucher Program or Section 8 Tenant-Based Assistance Rental Certificate Program (now combined into one voucher program), the rents charged to some of the tenants are subsidized by housing assistance

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payments. Those payments are made pursuant to housing assistance payments contracts between the borrower and a local housing authority which receives Section 8 funds from HUD. The term of each housing assistance payments contract is limited to the term of the related tenant lease, generally one year, renewable at the option of the tenant. Tenants may choose to move out of the mortgaged properties and utilize their vouchers elsewhere, and we cannot assure you that those units will be re-rented. The housing assistance payments contracts impose certain management and maintenance obligations on the borrowers, and housing assistance payments can be suspended, reduced, or terminated if HUD or the local housing authority determines that the borrowers have breached the housing assistance payments contracts. HUD may in the future elect, or be required by Congress, to take actions with the effect of limiting increases in rents subsidized under Section 8, or reducing rent levels currently in effect. The ability of the respective borrowers to pay the housing assistance payments loans, and the value of their mortgaged properties and consequent ability to refinance the mortgage loans which are subject to housing assistance payments contracts, could be adversely affected by some or all of the above mentioned risks. We can give you no assurance that these or any similar programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

Hotel Properties.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington, D.C. and Pennsylvania and the current military operations in Afghanistan and Iraq) caused by changes in access, energy prices, strikes, relocation of highways, construction of additional highways or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

When applicable, the liquor licenses for most of the mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

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Hotels may be operated under franchise, management or operating agreements that may be terminated by the franchisor, manager or operator. It may be difficult to terminate a manager of a hotel after foreclosure of the related mortgage.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of a franchise license agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

Self Storage Properties.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable due to:

•	decreased demand;

•	competition;

•	age of improvements; or

•	other factors affecting the borrower’s ability to meet its obligations on the related mortgage loan;

The liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage property were readily adaptable to other uses.

Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage properties and there is no assurance that all of the units

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included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Industrial and Warehouse Properties.

Among the significant factors determining the value of industrial and warehouse properties are:

•	the quality of tenants;

•	building design and adaptability (e.g., clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility and truck turning radius); and

•	the location of the property (e.g., proximity to supply sources and customers, availability of labor and accessibility to distribution channels).

In addition, industrial and warehouse properties may be adversely affected by reduced demand for industrial and warehouse space occasioned by a decline in a particular industrial site or in a particular industry segment, and a particular industrial and warehouse property may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

Manufactured Housing Communities.

Significant factors determining the value of such properties are generally similar to the factors affecting the value of multifamily properties. In addition, these properties are special purpose properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in manufactured housing communities and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of such properties becomes unprofitable such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of the related property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if such properties were readily adaptable to other uses.

Parking Garage Facilities.

Parking garage facilities present risks not associated with other properties. Properties used for parking garages are more prone to environmental concerns than other property types. Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics which are valuable to a parking garage facility include location, ceiling clearance heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. In addition, because of the unique construction requirements of many parking garage facilities, any vacant parking garage facility may not be easily converted to other uses.

The Operation of the Mortgaged Property upon Foreclosure of the Mortgage Loan May Affect Tax Status

If the trust were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the mortgaged property. Among other things, the independent contractor would not be permitted to perform construction work on the mortgaged property unless such construction generally was at least 10% complete at the time default on the related mortgage loan became imminent. In addition, any net income from such operation and management, other than qualifying ‘‘rents from real property’’ (as defined in Section 856(d) of the Internal Revenue Code of 1986, as amended), or any rental income based on the net profits of a tenant or sub tenant or allocable to a service that is non customary in the area and for the type of building involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. In addition, if the trust were to

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acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may be required in certain jurisdictions, particularly in New York, to pay state or local transfer or excise taxes upon liquidation of such mortgaged properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

One Action Rules May Limit Remedies

Several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of a mortgaged property without affecting the property’s current net operating income. These factors include, among others:

•	the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing;

•	changes in interest rate levels; and

•	reduction in, or loss of, real estate tax abatements, exemptions, tax incremental financing arrangements, or similar benefits.

Leasehold Interests Are Subject To Terms of the Ground Lease

Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Accordingly, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, although the consent of the ground lessor generally will not be required for foreclosure, the terms and conditions of a leasehold mortgage may be subject to the terms and conditions of the ground lease, and the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation may be affected by the provisions of the ground lease.

In Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the United States Court of Appeals for the Seventh Circuit ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. § 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.

Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them; permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale (in some cases only upon the consent of the lessor) and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor

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specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Most of the ground leases securing the mortgaged properties provide that the ground rent increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Collateral Securing Cooperative Loans May Diminish in Value

If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative’s apartment building and the underlying land. The interests of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

Condominium Ownership May Limit Use and Improvements

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that related board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such a mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

Zoning Laws and Use Restrictions May Affect the Operation of a Mortgaged Property or the Ability To Repair or Restore a Mortgaged Property

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or

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special permits were issued, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures’’. This means that the borrower is not required to alter the use or structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises ‘‘as is’’ in the event of a casualty loss. This may adversely affect the cash flow of the property following the casualty. If a casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that which existed before the casualty.

In addition, certain of the mortgaged properties which are non conforming may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures’’. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or, in the case of mortgaged properties that are or constitute a portion of condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium property. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason or if those properties were designated as historic sites. Converting commercial properties and manufactured housing communities to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Zoning or other restrictions also may prevent alternative uses. See ‘‘—Zoning Laws and Use Restrictions May Affect the Operation of a Mortgaged Property or the Ability to Repair or Restore a Mortgaged Property’’ above.

Appraisals Are Limited in Reflecting the Value of a Mortgaged Property

Appraisals were obtained with respect to each of the mortgaged properties in connection with the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties.

Risks Relating To Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning

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laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Americans with Disabilities Act’’ in this prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Additional Compensation to the Servicer Will Affect Your Right To Receive Distributions

To the extent described in this prospectus, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Liquidity for Certificates May Be Limited

The certificates will not be listed on any securities exchange or traded on the NASDAQ Stock Market, and there is currently no secondary market for the certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Accordingly, there may not be an active or liquid secondary market for the certificates. Lack of liquidity could result in a substantial decrease in the market value of the certificates. Many other factors may affect the market value of the certificates including the then prevailing interest rates.

Mortgage Loan Repayments and Prepayments Will Affect Payment

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in the prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is the case because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Grace Periods Under the Mortgage Loans May Impact the Master Servicer’s Obligation To Advance

The mortgage loans have grace periods for monthly payments ranging from zero to ten days; provided, however, certain states by statute may override the terms of some mortgage loans and increase such grace periods. In some cases, such grace periods may run past the determination date. If borrowers pay at the end of such grace periods rather than on the due dates for such monthly payments, the master servicer will be required to make an advance for such monthly payment (and monthly servicing reports will show significant advances as a result) even though the borrower is not technically delinquent under the terms of its mortgage loan. No interest will accrue on these advances made by the master servicer until after the end of the related grace period. For purposes of the foregoing discussions, a grace period is the number of days before a late payment charge is due on a mortgage loan, which may be different from the date an event of default would occur under the mortgage loan.

Risks to the Mortgaged Properties Relating To Terrorist Attacks and Foreign Conflicts

On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The terrorist attacks on the

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World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums or make terrorism coverage unobtainable or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. In addition, the United States is engaged in continuing military operations in Iraq, Afghanistan and elsewhere. It is uncertain what effect these operations will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including the certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. With respect to shopping patterns, such events have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties that are dependent on tourism or that are located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow. The attacks also could result in higher costs for insurance or for security, particularly for larger properties. Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. However, in no case will delinquent assets constitute 50% or more, as measured by dollar volume, of the mortgage loans backing such series of certificates. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

PROSPECTUS SUPPLEMENT

To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain:

•	a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

•	information with respect to any other classes of certificates of the same series;

•	the respective dates on which distributions are to be made;

•	information as to the assets, including the mortgage assets, constituting the related trust fund;

•	the circumstances, if any, under which the related trust fund may be subject to early termination;

•	additional information with respect to the method of distribution of such offered certificates;

•	whether one or more REMIC elections will be made and the designation of the ‘‘regular interests’’ and ‘‘residual interests’’ in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

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•	the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

•	information concerning the trustee of the related trust fund;

•	if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;

•	information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates; and

•	whether such offered certificates will be initially issued in definitive or book-entry form.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the ‘‘GLOSSARY’’ attached to this prospectus.

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DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which will include:

•	various types of multifamily or commercial mortgage loans;

•	pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

•	a combination of such mortgage loans and mortgage backed securities.

We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading ‘‘— Mortgage Loans’’, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General.    The mortgage loans will be evidenced by promissory notes (referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower’s fee estate in a mortgaged property. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection

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with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear:

•	the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

•	the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and

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fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such ‘‘net of expense’’ provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

•	the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date);

•	the income capitalization method (a projection of value based upon the property’s projected net cash flow); and

•	or upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect that and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See ‘‘RISK FACTORS—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—General’’ and ‘‘—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Increased Risk of Default Associated With Balloon Payments’’ in this prospectus.

Payment Provisions of the Mortgage Loans.    All of the mortgage loans will (1) have had original terms to maturity of not more than 40 years and (2) provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may:

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•	provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate;

•	provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance; and

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Default Interest and Limitations on Prepayments’’ in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

•	the type or types of property that provide security for repayment of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

•	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value Ratios;

•	the Mortgage Rates borne by the mortgage loans, or the range of the Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

•	with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan (the index will be one of the following: one-month, three-month, six-month or one-year LIBOR (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), CMT (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), COFI (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), MTA (a one-year average of the monthly average yields of U.S. treasury securities) or the Prime Rate (an interest rate charged by banks for short-term loans to their most creditworthy customers));

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•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums;

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service Coverage Ratios, and the weighted average of such Debt Service Coverage Ratios, and

•	the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following their issuance.

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United States) mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation, provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Each MBS included in a mortgage asset pool: (a) either will (1) have been previously registered under the Securities Act of 1933, as amended, (2) be exempt from such registration requirements or (3) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from us or any of our affiliates) in bona fide secondary market transactions.

Any MBS will have been issued pursuant to a MBS agreement which is a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

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The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus. Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the MBS trustee on the dates specified in the related prospectus supplement. The issuer of the MBS or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the offered certificates under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund;

•	the original and remaining term(s) to stated maturity of the MBS, if applicable;

•	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

•	the payment characteristics of the MBS;

•	the issuer of the MBS, servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

•	a description of the related credit support, if any;

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS;

•	the type of mortgage loans underlying the MBS and, to the extent available and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under ‘‘—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements’’; and

•	the characteristics of any cash flow agreements that relate to the MBS.

Certificate Accounts

Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more of the types of credit support described in this prospectus under ‘‘DESCRIPTION OF CREDIT SUPPORT’’. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set

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forth in the prospectus supplement for a series of certificates. See ‘‘RISK FACTORS—The Limited Credit Support for Your Certificates May Not Be Sufficient to Prevent Loss on Your Certificates’’ and ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement. See ‘‘DESCRIPTION OF CREDIT SUPPORT—Cash Flow Agreements’’ in this prospectus.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the Certificate. See ‘‘RISK FACTORS—Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such

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prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor’s offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor’s yield would not be fully offset by a subsequent increase (or decrease) in the rate of principal payments.

In general, the notional amount of a class of Stripped Interest Certificates will either:

•	be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

•	equal the Certificate Balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments

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on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation:

•	the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

•	the quality of management of the mortgaged properties;

•	the servicing of the mortgage loans; and

•	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent with the prevailing market interest rates, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby ‘‘locking in’’ such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates

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of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

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Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an adjustable rate mortgage loan that:

•	limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

•	provides that its scheduled payment will adjust less frequently than its Mortgage Rate; or

•	provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount of a Stripped Interest Certificate). See ‘‘—Yield and Prepayment Considerations’’ above.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or

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shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from:

•	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

•	Excess Funds; or

•	any other amounts described in the related prospectus supplement.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

Bank of America, National Association, As Sponsor

Bank of America, National Association (‘‘Bank of America’’) will serve as a sponsor of each series of Certificates. One or more entities, which may or may not be affiliated with Bank of America, may also be a sponsor (each, a ‘‘Sponsor’’) for a series of Certificates. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the ‘‘OCC’’) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The Depositor’s securitization program principally is used to fund Bank of America’s commercial real estate business unit’s self-originated portfolio of loans secured by first liens on multifamily and commercial properties. The Depositor’s securitization program may also include mortgage loans originated through correspondent arrangements. While Bank of America currently does not rely on securitization as a material funding source, the Depositor’s securitization program is a material funding source for Bank of America’s portfolio of commercial real estate mortgage loans similar to the mortgage loans.

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The tables below indicate the size and growth of the Sponsor’s commercial mortgage loan origination program. Loans originated by the Sponsor have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though the Sponsor has also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

	YEAR
Property Type	2003	2004	2005	2006	2007
Multifamily	$773,759,737	$846,810,000	$1,923,132,683	$1,893,565,597	$5,727,705,783
Office	2,519,410,500	4,554,682,199	4,707,688,429	6,223,513,504	9,754,616,060
Retail	1,675,580,125	2,693,464,540	3,934,548,928	4,190,404,575	4,759,236,250
Industrial	244,734,000	442,700,000	383,918,812	429,439,600	513,248,639
Manufactured Housing	604,559,638	827,847,923	87,612,439	24,316,420	0
Self Storage	127,118,000	411,710,000	294,366,598	684,795,946	203,753,800
Lodging	346,350,000	2,465,433,338	4,087,452,198	2,974,691,886	7,311,318,619
Total	$6,291,512,000	$12,242,648,000	$15,418,720,087	$16,420,727,528	$28,269,879,151

Bank of America serves as a Sponsor and, if specified in the applicable prospectus supplement, a master, primary and/or special servicer in the Depositor’s securitization program, in addition to owning all of the Depositor’s equity. Banc of America Securities LLC, which may act as an underwriter of Certificates, is an affiliate of Bank of America and assists Bank of America and the Depositor in connection with the selection of mortgage loans for various transactions. See ‘‘METHOD OF DISTRIBUTION’’ in the applicable prospectus supplement.

Bank of America’s headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478.

See ‘‘The Mortgage Loan Program,’’ ‘‘Bank of America, National Association, as Servicer’’ and ‘‘The Pooling and Servicing Agreements’’ for more information about the Sponsor’s solicitation and underwriting criteria used to originate mortgage loans similar to the mortgage loans and its material roles and duties in each securitization.

Other Originators

If any originator or group of affiliated originators, apart from the Sponsor and its affiliates, originated 10% or more of the mortgage loans in a trust fund, the applicable prospectus supplement will disclose the identity of the originator and, if such originator or group of affiliated originators originated 20% or more of the mortgage loans, the applicable prospectus supplement will provide information about the originator’s form of organization and, to the extent material, a description of the originator’s origination program and how long it has been engaged in originating mortgage loans of the same type. Each mortgage loan will have been underwritten either to the standards set forth above in this prospectus or to other underwriting standards set forth in the applicable prospectus supplement.

THE DEPOSITOR

Banc of America Commercial Mortgage Inc., (the ‘‘Depositor’’) is a Delaware corporation and was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of

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Incorporation changing its name to ‘‘Banc of America Commercial Mortgage Inc.’’ on August 24, 2000. The Depositor is a subsidiary of Bank of America, National Association. The Depositor maintains its principal office at 214 North Tryon Street, Charlotte, North Carolina 28255. The Depositor’s telephone number is (704) 386-8509.

Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.

The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

THE MORTGAGE LOAN PROGRAM

Commercial Mortgage Loan Underwriting

General

The Depositor will purchase the mortgage loans from Bank of America, as the Sponsor. The mortgage loans will have been either (i) originated by Bank of America or (ii) purchased by Bank of America from various entities that either originated the mortgage loans or acquired the mortgage loans pursuant to mortgage loan purchase programs operated by those entities. The mortgage loans will have been underwritten materially in accordance with one or more of the following: (i) Bank of America’s general underwriting standards set forth below under ‘‘Bank of America General Underwriting Standards or (ii) the underwriting standards set forth in the applicable prospectus supplement.

The underwriting standards used by mortgage loan originators are intended to evaluate the value and adequacy of the mortgage property as collateral and the mortgagor’s credit standing and repayment ability. The underwriting standards used by originators other than Bank of America, unless such other originators use standards materially similar to Bank of America’s underwriting standards, will be described in the applicable prospectus supplement.

General Underwriting Standards

Origination Channels.    Bank of America originates mortgage loans (i) directly to mortgagor/borrowers; (ii) indirectly to mortgagor/borrowers via the use of mortgage loan brokers; and (iii) through other loan originators.

The Application.    Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant’s credit history and any record of bankruptcy or prior foreclosure. In addition, the mortgagor and any Borrower Principal are required to complete a Certificate of Financial Condition which certifies to certain questions regarding its prior credit history. If the collateral is considered a multifamily dwelling, the mortgagor is also required to submit a Home Mortgage Disclosure Act (HMDA) Data Collection Form which provides certain information in order to allow the federal government to monitor Bank of America’s compliance with equal credit opportunity, fair housing, and home mortgage disclosure laws.

Further, the Application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

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•	Rent Roll

•	Existing Mortgage Verification

•	Credit References

•	Certified Financial Statements for mortgagor and Borrower Principals

•	Tenant/Resident Leases

•	Ground Leases

•	Property operating Statements

•	Real Estate Tax bills

•	Purchase Contract (if applicable)

•	Appraisal

•	Engineering Report

•	Seismic Report (if applicable)

•	Environmental Report

•	Site Plan

•	Certificate of Occupancy

•	Evidence of Zoning Compliance

•	Insurance policies

•	Borrower structure/authority documents

Underwriting Evaluation.

Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established in Bank of America’s CMBS Capital Markets Commercial Conduit Guidelines and Procedures (‘‘Guidelines’’). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and credit rating. The underwriting standards as established in the Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

Bank of America’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Bank of America’s commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America’s loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan package, Bank of America’s loan underwriters commence an extensive review of the borrower’s financial condition and creditworthiness and the real estate which will secure the loan.

Loan Analysis.    Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral

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analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by Bank of America in accordance with its credit policies.

Escrow Requirements.    Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

•	Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

•	Replacement Reserves—Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

•	Immediate Repair/Environmental Remediation—Typically, an immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least 125% of the estimated costs of immediate repairs to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

Tenant Improvement/Lease Commissions.    In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and / or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Zoning and Building Code Compliance.    Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. The Mortgage Asset Seller will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance.    The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency management Agency as having special flood hazards,

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and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the relate mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than 12 months.

Required Third Party Reports

Bank of America underwriters utilize specific information provided by licensed third party professionals in evaluating the collateral. The following reports are ordered by Bank of America:

Appraisal.    An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or updated an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Such appraisal, appraisal update or property valuation is prepared on or about the ‘‘Appraisal Date’’ indicated in the prospectus supplement, and except for certain mortgaged properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. All appraisals are in compliance with FIRREA.

Property Condition Assessments.    Inspections of each of the mortgaged properties (other than in the case of mortgaged properties secured solely by an interest in land) are conducted by independent licensed engineers in connection with or subsequent to the origination of the related mortgage loan. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In general, with limited exception, cash reserves are established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

Environmental Site Assessment (‘‘ESA’’).    ESA’s are information-gathering investigations that identify environmental conditions that may impair, restrict the use of, and/or impose an environmental liability to the mortgaged property. A Phase I ESA consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. A Phase II ESA is a site specific investigation to determine the presence or absence of environmental concerns identified in the Phase I ESA. Bank of America requires a Phase I ESA for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials (‘‘ASTM’’).

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Seismic Reports.    A seismic Report is required for all properties located in Seismic Zones 3 or 4 as determined I accordance with the Uniform Building Code.

Representations and Warranties

As and to the extent described in the related prospectus supplement, the Sponsor will make representations and warranties regarding the mortgage loans that it transfers to the Depositor for a particular series of certificates.

BANK OF AMERICA, NATIONAL ASSOCIATION, AS SERVICER

General

Bank of America has been servicing commercial mortgage loans through its capital markets servicing group in excess of 14 years. The table below sets forth information about Bank of America’s portfolio of commercial mortgage loans as of the dates indicated:

	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of December 31, 2006	As of December 31, 2007
Commercial Mortgage Loans
By Number	8,747	10,349	10,481	9,473	9,476
By Aggregate Unpaid Principal Balance	$26,691,677,800	$54,295,716,000	$72,823,851,167	$83,588,000,000	$125,378,446,000

As of December 31, 2007, Bank of America’s portfolio consisted of 9,476 commercial mortgage loans with an unpaid principal balance of approximately $125,378,446,000, of which 5,646 commercial mortgage loans with an unpaid principal balance of approximately $81,853,873,000 were related to commercial mortgaged-backed securities.

As required by most Pooling and Servicing Agreements, Bank of America may be required to advance funds for delinquent payments, subject to the servicer’s determination of recoverability. A servicer will advance funds as a P&I Advance if a borrower’s payment is late in order to provide a certain amount of liquidity to the related trust fund month over month. Servicers will make Servicing Advances or Property Protection Advances for unpaid items on individual loans such as property taxes, insurance payments and life/safety repairs, all subject to the servicer’s determination as to whether the advance would be ultimately recoverable. Upon a determination of non-recoverability, the servicer’s advances are repaid first from funds available in the Collection Account.

Bank of America is a rated by Fitch and Standard & Poor’s as a primary servicer, master servicer and special servicer. Bank of America’s ratings by each of these agencies is outlined below:

	Fitch	Standard & Poor’s
Primary Servicer	CPS1−	Strong
Master Servicer	CMS2+	Strong
Special Servicer	CSS2−	Average

In addition to servicing loans for securitized commercial mortgages, Bank of America also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by Bank of America and sold to a variety of investors.

Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the commercial mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate

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tax escrow and payments, insurance escrow and payments, tracking replacement reserve escrows, operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility would be transferred to a business recovery facility. The business recovery facility has access to all data and tools necessary to continue servicing all mortgage loans. Bank of America’s business continuity plan is tested and updated annually.

Bank of America’s servicing policies and procedures are updated annually to keep pace with the changes in the industry and have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac. Bank of America may perform any of its obligations under a pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions such as annual property inspections, real estate tax payment and tracking, hazard insurance, lockbox services and document printing. Bank of America may also retain certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Loans are serviced in accordance with the loan agreements, mortgage documents, pooling and servicing agreements, inter-creditor agreements, if applicable, and the applicable servicing standard.

Custody services of original documents evidencing the mortgage loans for a particular series will typically be performed by the related trustee. On occasion, Bank of America as servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Bank of America performs custodial functions as servicer, documents will be maintained in its vault. Bank of America utilizes an electronic tracking system to identify the owner of the related Mortgage File.

Property Damage.    When an underlying property is damaged and such damage is covered by insurance, Bank of America takes certain actions to ensure that the property is restored to its original condition. These actions include depositing the insurance proceeds and funding the restoration of the property as we would a construction loan. Bank of America maintains the staff to collect and review insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. Bank of America may, from time to time, retain a vendor to assist in the collection and review of insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. The vendor provides a feed the Bank of America’s loan servicing system to provide updated information.

Special Servicing

Delinquencies, Losses, Bankruptcies and Recoveries

Bank of America monitors mortgage loans for a variety of situations that present the risk of delinquency or loss to a trust. Those situations include, without limitation, situations where a mortgagor has sold or transferred the related mortgaged property, where there has been damage to the related mortgaged property, where the mortgagor is late in making payments for any number of reasons, and where the mortgagor has declared bankruptcy. The following is a brief description of Bank of America’s policies and procedures to respond to each of these situations.

Collections and Loss Mitigation.    Account status is monitored and efforts are made to prevent a mortgage loan on which a payment is delinquent from going to foreclosure. Based on account payment history, prior contact with the borrower, property status, and various other factors, an appropriate course of action is employed to make direct mail or phone contact with the borrower(s). All of the preceding factors are considered when determining the appropriate timing for the contact efforts.

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Initial phone contact is pursued by Bank of America’s collections department, when a loan payment is not received after the applicable grace period. Each call made by the collection department attempts to: (i) obtain the reason for default; (ii) obtain information related to the mortgagor’s current financial situation; (iii) verify occupancy. Loans serviced by Bank of America have grace periods of five to fifteen days after the Due Date in which a borrower can make a monthly payment without incurring a penalty or late charge. In addition, a mortgage loan is not considered delinquent unless a full monthly payment has not been received by the close of business on the last day of the month of the Due Date. For example, a mortgage loan with a Due Date of May 1 is considered delinquent if a full monthly payment is not received by May 31.

Late charges are generally assessed after the Due Date at the expiration of a grace period, if applicable. There may be situations, based on the customer or account circumstances, where a late fee could be waived, providing the late fee is not required to pay interest on advances to a trust fund in accordance with the related pooling and servicing agreement. Generally, the borrower is sent a reminder notice between the expiration of the grace period and 30 days delinquent.

The borrower is sent a notice of default when the payment has not been made after 30 days. Notice periods are more specifically spelled out in individual loan documents. General default communications may continue with a late fee notice, account billing statements, breach letters, loss mitigation solicitations, occupancy and property status inquiries. If after 30 days the payment has not been received, generally Pooling and Servicing Agreements require the loan to be transferred to special servicing for default processing. In recognition of the fact that mortgage loans that are delinquent are at higher risk for abandonment by the borrower, and may also face issues related to maintenance, Bank of America has developed guidelines for inspecting properties for which a monthly payment is delinquent. Depending on various factors, such as the ability to contact the customer, the delinquency status of the account, and the property occupancy status, Bank of America will hire a vendor to inspect the related property to determine its condition. If the inspection results indicate a need for property safeguarding measures, such as securing or winterizing, Bank of America will ensure the appropriate safeguards are implemented in accordance with industry, legal and investor standards.

Delinquent mortgage loans are reviewed for loss mitigation options, which can include a promise to pay, repayment plan, forbearance, moratorium, modification, special forbearance, deed-in-lieu of foreclosure, assumption, sale of property, demand arrears, or foreclosure. Bank of America will opt for any one or more of these mitigation options depending on various factors, but will pursue more extensive loss mitigation solutions when a suitable arrangement for repayment or promise to pay is not feasible because of the borrower’s financial situation or unwillingness to support the property. Payment activities on delinquent mortgage loans are monitored to ensure the appropriate application of partial payments where specific arrangements have been agreed to allow partial payments and to ensure an appropriate response to situations in which a customer has paid with a check that is returned for insufficient funds. Asset plans are prepared by the 60th day after the loan has been transferred to Bank of America, as special servicer, per Pooling and Servicing Agreement requirements. If a workout or modification can be achieved with the borrower on the asset, the asset may be returned to the related trust fund as a corrected mortgage loan.

Bankruptcy.    When a mortgagor files for bankruptcy, Bank of America’s options for recovery are more limited. Bank of America monitors bankruptcy proceedings and develops appropriate responses based on a variety of factors, including: (i) the chapter of the Bankruptcy Code under which the mortgagor filed; (ii) federal, state and local regulations; (iii) determination-of-claim requirements; (iv) motion requirements; and (v) specific orders issued through the applicable court. Bank of America works in conjunction with its in-house and outside legal counsel to file all proof of claims, review plans, make objections and file motions for relief.

Foreclosure.    Bank of America, as Special Servicer works in conjunction with its in-house and outside legal counsel to foreclose a property when (i) it is apparent that foreclosure is the only resolution for the asset; and/or (ii) it determines in its reasonable judgment that it is in the best interest of the related trust fund. Once the property is foreclosed and REO; Bank of America will

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work with its pre-approved vendors to either (i) sell the property or (ii) recondition, if necessary, and lease the property in preparation for liquidation. Losses may be experienced on a mortgage loan during the real estate owned process if the value of the property at time of liquidation is less than the sum of the unpaid principal balance and all outstanding advances (including, but not limited to, the outstanding unpaid principal balance of the mortgage loan, interest advances, escrow advances, uncollected servicing fees, property maintenance fees, attorney fees, and other necessary fees).

Other Servicers

In the event that Bank of America or another servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 CFR 229.1108), the applicable prospectus supplement will provide the disclosure required by Item 1108(b) and (c) of Regulation AB (17 CFR 229.1108). In the event that such appointment occurs after the issuance of the related series of Certificates, the Depositor will report such appointment on Form 8-K.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

•	provide for the accrual of interest on the Certificate Balance or Notional Amount at a fixed, variable or adjustable rate;

•	constitute Senior Certificates or Subordinate Certificates;

•	constitute Stripped Interest Certificates or Stripped Principal Certificates;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and Equity Participations.

If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

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Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with that transfer or exchange. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System (in Europe), if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, the Distribution Date for a series of certificates will be the 11th day of each month (or, if any such 11th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.

Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced by those certificates unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether issued in fully registered definitive form or in book-entry format) will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the

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Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such Accrual Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under ‘‘YIELD AND MATURITY CONSIDERATIONS—Certain Shortfalls in Collections of Interest’’, exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See ‘‘RISK FACTORS—Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ and ‘‘YIELD AND MATURITY CONSIDERATIONS—Certain Shortfalls in Collections of Interest’’.

Distributions of Principal on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any Accrued Certificate Interest in respect of such Accrual Certificate (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero.

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Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

Distributions on the Certificates Concerning Prepayment Premiums or Concerning Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each Distribution Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’.

Advances in Respect of Delinquencies

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable

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to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source. Unless otherwise specified in the related prospectus supplement, this will be based on the advancing party’s estimation of the value of the mortgaged property in relation to the sum of the unpaid principal balance of the related mortgage loan, accrued interest, the amount of previously unreimbursed Advances and anticipated disposition expenses, and the advancing party’s determination that the advance would not ultimately be recoverable under any applicable insurance policies, from proceeds of liquidation of the mortgage loan or otherwise. If previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

Reports to Certificateholders

On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

•	the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

•	the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

•	the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

•	the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

•	if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

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•	if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

•	information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

•	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

•	if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular Distribution Date);

•	the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

•	if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

•	the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

•	if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

•	the amount of credit support being afforded by any classes of Subordinate Certificates.

In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Each Distribution Date Statement will be filed with the Securities and Exchange Commission within 15 days after each Distribution Date on Form 10-D. In addition, within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended, are from time to time in force. See, however, ‘‘—Book-Entry Registration and Definitive Certificates’’ below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received

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with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Amendment’’. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Events of Default’’, ‘‘—Rights Upon Event of Default’’ and ‘‘—Resignation and Removal of the Trustee’’.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and (2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking corporation’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

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Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC’s records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and Indirect Participants’ records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC’s participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC’s records reflect only the identity of the Direct Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. DTC’s participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the book-entry certificates will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the related Distribution Date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC’s participating organizations to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in ‘‘street name’’, and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

Unless otherwise provided in the related prospectus supplement, the only Certificateholder of book-entry certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC’s participating organization who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the book-entry certificates are credited.

Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (2) the depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Certificates agree to initiate such termination. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability

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through DTC of Certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as ‘‘certificateholders’’ under and within the meaning of the related pooling and servicing agreement.

THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a pooling and servicing agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a pooling and servicing agreement or any affiliate of any party may own certificates issued under the pooling and servicing agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a pooling and servicing agreement, certificates issued under the pooling and servicing agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued under the pooling and servicing agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description of the pooling and servicing agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the pooling and servicing agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under ‘‘THE DEPOSITOR’’.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule

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appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan. Notwithstanding the foregoing, with respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (‘‘MERS’’) or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and instead, the mortgage loan seller shall take all actions as are necessary to cause the trust to be shown as, and the trustee shall take all actions necessary to confirm that it is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system or recording transfers of beneficial ownership of mortgages maintained by MERS.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the

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certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example:

•	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling and Servicing Agreement;

•	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Unless otherwise provided in the related prospectus supplement, each Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial

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issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

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•	mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

•	REO Properties.

If so specified in the related prospectus supplement, a Pooling and Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’.

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Bankruptcy Laws.’’

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

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In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured by that senior lien, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing Agreement. See ‘‘—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’.

Certificate Account

General.    The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each rating

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agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor; provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits.    Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing Agreement:

•	all payments on account of principal, including principal prepayments, on the mortgage loans;

•	all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

•	all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

•	any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

•	any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

•	any amounts paid under any cash flow agreement;

•	all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the depositor, any mortgage asset seller or any other specified person as described under ‘‘—Assignment of Mortgage Loans; Repurchases’’ and ‘‘—Representations and Warranties; Repurchases’’, all proceeds of the purchase of any defaulted mortgage loan as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’, and all proceeds of any mortgage asset purchased as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’;

•	to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

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•	all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under ‘‘—Hazard Insurance Policies’’;

•	any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

•	any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

Withdrawals.    Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

•	to make distributions to the certificateholders on each Distribution Date;

•	to pay the master servicer or the special servicer any servicing fees not previously retained by the master servicer or special servicer, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

•	to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to particular mortgage loans in the trust fund and particular properties acquired in respect of the trust fund. Reimbursement for advances made or expenses incurred that are related to particular mortgage loans or properties will normally only be made out of amounts that represent late payments collected on those mortgage loans, Liquidation Proceeds, Insurance and Condemnation Proceeds collected on those mortgage loans and properties, any form of credit support related to those mortgage loans and net income collected on those properties. However, if in the judgment of the master servicer, the special servicer or such other person, as applicable, the advances and/or expenses will not be recoverable from the above amounts, the reimbursement will be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

•	if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

•	to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’;

•	to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ and ‘‘—Certain Matters Regarding the Trustee’’;

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•	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

•	if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

•	to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

•	to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

•	if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs—Prohibited Transactions Tax and Other Taxes’’;

•	to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

•	to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related prospectus supplement; and

•	to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable ‘‘Servicing Standard’’ as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will:

•	not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

•	will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due; and

•	will not adversely affect the coverage under any applicable instrument of credit support.

Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,:

•	a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

•	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

•	unless inconsistent with the applicable ‘‘servicing standard’’, such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.

Realization Upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with

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such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collateralized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California’s ‘‘one action’’ rule. Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(1)    such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2)    the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Environmental Considerations’’.

A Pooling and Servicing Agreement may grant to the master servicer, the special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. In the absence of any such sale, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it

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would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any ‘‘net income from foreclosure property’’ within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and Servicing Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.

Hazard Insurance Policies

Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced by the special servicer) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain

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such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited in the Certificate Account under an individual policy but were not because of such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Due-on-Sale and Due-on-Encumbrance Provisions’’.

Servicing Compensation and Payment of Expenses

Unless otherwise specified in the related prospectus supplement, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certificates may consist of any or all of the following components:

•	a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

•	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

•	subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

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Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed by the trustee and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.

Evidence as To Compliance

The master servicer and each other servicer will deliver annually to the trustee or master servicer, as applicable, on or before the date specified in the applicable Pooling and Servicing Agreement or in the applicable other servicing agreement (each such other servicing agreement, an ‘‘Underlying Servicing Agreement’’), an officer’s certificate stating that (i) a review of the servicer’s or master servicer’s activities during the preceding calendar year and of performance under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the servicer or master servicer has fulfilled all its obligations under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust will deliver annually to the Depositor and the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm,

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prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

The annual deliveries, to the extent required to be filed with the Depositor’s annual report on Form 10-K, will be due from the applicable person(s) by a time sufficient to enable such filing.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling and Servicing Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and Servicing Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action, and any

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liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor, as the case may be, will be entitled to charge the related Certificate Account for this expense.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

Unless otherwise provided in the prospectus supplement for a series of certificates, Events of Default under the related Pooling and Servicing Agreement will include, without limitation:

•	any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

•	any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

•	any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	certain events involving a determination by a rating agency that the master servicer or the special servicer is no longer approved by such rating agency to serve in such capacity; and

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

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Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will (except where related only to a Rating Agency’s evaluation of the acceptability of such entity to act in a particular capacity) constitute an event of default in each capacity.

Rights Upon Event of Default

If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the trustee will be obligated to act in such capacity. The trustee or a successor master servicer is entitled to be reimbursed for its costs in effecting a servicing transfer from the predecessor master servicer. In the event that the predecessor master servicer fails to reimburse the trustee or successor servicer, the trustee or successor servicer will be entitled to reimbursement from the assets of the related trust.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under ‘‘—Resignation and Removal of the Trustee’’ below.

No certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.

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Amendment

Except as otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and Servicing Agreement, (1) to cure any ambiguity, (2) to correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the certificates, as evidenced by a letter from each applicable rating agency, (4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See ‘‘Certain Federal Income Tax Consequences—REMICs—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations’’ in the accompanying prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.

The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected by an amendment evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing

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Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders’ request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee generally will be responsible under each Pooling and Servicing Agreement for providing general administrative services for the trust fund for any series, including, among other things, (i) establishing and maintaining the Certificate Account; (ii) calculation of the amounts payable to Certificateholders on each Distribution Date; (iii) making distributions to Certificateholders; (iv) preparation, for execution by the Depositor or the related master servicer, of reports, including reports on Form 10-D and Form 10-K as may be required under the Securities Exchange Act of 1934, as amended; (v) maintaining any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit enhancement that may be required with respect to any series; and (vi) making Periodic Advances on the mortgage loans to the limited extent described under ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’, if those amounts are not advanced by the master servicer or another servicer.

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund. The trustee generally shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by it in the ordinary course of its duties as trustee under the Pooling and Servicing Agreement or for any other expenses. If, however, one or more REMIC elections has been made, the expense is unanticipated and did not arise from the trustee’s gross negligence, bad faith or willful misconduct, the trustee shall be entitled to reimbursement from the trust fund for all reasonable expenses, disbursements and advances incurred or made it in accordance with any of the provisions of the Pooling and Servicing Agreement to the extent permitted by Treasury Regulations Section 1.860G 1(b)(3)(ii), which allows reimbursement for ‘‘unanticipated expenses’’.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling and Servicing Agreement;

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provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its reckless disregard of such obligations or duties.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 33 1/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Any costs associated with the appointment of a successor trustee are required to be paid by the predecessor trustee and, if not paid, will be reimbursed to the person incurring such costs from the assets of the related trust. Notwithstanding the foregoing, if the predecessor trustee has been removed by a vote of the holders of the Certificates as provided in the paragraph above, any costs associated with the appointment of a successor trustee will be reimbursed to the party incurring such costs from the assets of the related trust. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit support may be in the form of limited guarantees, financial guaranty insurance policies, surety bonds, letters of credit, mortgage pool insurance policies, reserve funds, cross collateralization, overcollateralization and excess interest or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates. The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered Class of Certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB (17 CFR 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to

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certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of:

•	the nature and amount of coverage under such credit support;

•	any conditions to payment under the credit support not otherwise described in this prospectus;

•	the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

•	the material provisions relating to such credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See ‘‘Risk Factors—The Limited Credit Support for Your Certificates May Not Be Sufficient To Prevent Loss on Your Certificates’’ in this prospectus and ‘‘DESCRIPTION OF THE CERTIFICATES—Credit Support; Allocation of Losses and Certain Expenses’’ in the related prospectus supplement.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees Concerning the Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the Certificates of a series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the mortgage loans included in a trust fund, provide payment of administrative expenses, or establish a minimum reinvestment rate on the

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payments made on the mortgage loans or principal payment rate on the mortgage loans. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the mortgage loans or Certificates specified in the applicable prospectus supplement. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by financial guaranty insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a preferential transfer under the Bankruptcy Code. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

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If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

Cash Collateral Account

If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

Pool Insurance Policy

If specified in the prospectus supplement relating to a series of Certificates, credit enhancement may be provided by a mortgage pool insurance policy for the mortgage loans in the related trust fund. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover any loss by reason of default on a mortgage loan in an amount equal to a percentage specified in the applicable prospectus supplement of the unpaid principal balance of the mortgage loans. The master servicer generally will be required to use its best efforts to maintain the mortgage pool insurance policy and to present claims to the pool insurer. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described below. The mortgage pool insurance policies will generally not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, regardless of the reason for nonpayment.

As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price equal to its unpaid principal balance plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase plus certain Advances, or (b) to pay the amount by which the sum of the unpaid principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim plus certain Advances exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

Certificateholders may experience a shortfall in the amount of interest payable on the related Certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, Certificateholders may also experience losses with respect to the related Certificates in connection with payments made under a mortgage pool insurance policy to the extent that the related master servicer or special servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged

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property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the related servicer from funds otherwise payable to the Certificateholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, a servicer will generally not be required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to one or more Classes of Certificates on liquidation of the mortgage loan after reimbursement of the related servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or insurance proceeds.

A mortgage pool insurance policy and some primary mortgage insurance policies will generally not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the seller or other persons involved in the origination of the mortgage loan, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless as specified in the related prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the related servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related Certificates, to the extent not covered by other credit enhancements.

Special Hazard Insurance Policy

Any insurance policy covering special hazard losses obtained for a trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy will be subject to limitations described in this paragraph and in the related prospectus supplement, if any, and will protect the related Certificateholders from special hazard losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related Pooling and Servicing Agreement and will be subject to reduction as described in the related Pooling and Servicing Agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the mortgaged property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the related master servicer or special servicer, as the case may be.

In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to the mortgaged property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the related master servicer or special servicer, as the case may be, the insurer will pay the lesser of (i) the cost of repair or replacement of the related mortgaged property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the related master servicer or special servicer, as the case may be, with respect to the related mortgaged property.

If the mortgaged property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the mortgaged property. If the unpaid principal balance plus accrued interest and certain Advances is paid by the special hazard insurer, the amount

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of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan secured by the related mortgaged property. The payment described under (ii) above will render presentation of a claim relating to a mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain Advances will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

Mortgagor Bankruptcy Bond

If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the unpaid principal balance of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement.

Cross Collateralization

If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of mortgage loans included in a trust fund may be evidenced by separate Classes of Certificates. In this case, credit support may be provided by a cross collateralization feature which requires that distributions be made to certain Classes from mortgage loan payments that would otherwise be distributed to Subordinate Certificates evidencing a beneficial ownership interest in other loan groups within the same trust fund. As a result, the amount of credit enhancement available to a Class of Certificates against future losses on the mortgage loans in which that Class represents an interest may be reduced as the result of losses on a group of mortgage loans in which that Class has no interest. The applicable prospectus supplement for a series that includes a cross collateralization feature will describe its specific operation.

Overcollateralization

If specified in the related prospectus supplement, subordination provisions of a series may be used to accelerate to a limited extent the amortization of one or more Classes of Certificates relative to the amortization of the related mortgage loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Certificates. This acceleration feature creates, with respect to the mortgage loans or a group of mortgage loans, overcollateralization which results from the excess of the aggregate principal balance of the related mortgage loans, or group of mortgage loans, over the Class Balance of the related Class or Classes of Certificates. This acceleration may continue for the life of the related Certificates, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Excess Interest

If specified in the related prospectus supplement, the mortgage loans in a trust may generate more interest than is necessary to pay the interest earned on the Classes of Certificates each month.

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The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain Classes of Certificates and to reimburse certain Classes of Certificates for losses and certain shortfalls that they experienced previously.

Cash Flow Agreements

If specified in the applicable prospectus supplement, amounts received by the trustee under any Cash Flow Agreement described below under ‘‘CASH FLOW AGREEMENTS’’ may also be used to provide credit enhancement for one or more Classes of Certificates.

Credit Support with Respect To MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.

Cash Flow Agreements

If specified in the prospectus supplement, the trust fund may include cash flow agreements consisting of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more Classes of Certificates (each, a ‘‘Cash Flow Agreement’’). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related series of Certificates will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the Cash Flow Agreement. Copies of the Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Guaranteed Investment Contracts

If specified in the related prospectus supplement, the trustee on behalf of the trust may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between Distribution Dates pending distribution to Certificateholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of the principal. Any payments received from the issuer of the contract by the trust will be distributed to the related Class or Classes of Certificates as specified in the applicable prospectus supplement.

Yield Maintenance Agreements

If specified in the related prospectus supplement, the trustee on behalf of the trust will enter into one or more yield maintenance agreements in order to support the yield of one or more Classes of Certificates. The counterparty to a yield maintenance agreement will receive an upfront payment and the trust will have no ongoing payment obligations. Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or

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one-year LIBOR, CMT, COFI, MTA or the Prime Rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the trustee an amount equal to that excess multiplied by a notional amount or the Class Balance or Balances of one or more Classes of Certificates multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the interest accrual period for the related Class or Classes of Certificates and will be paid to the Class or Classes of Certificates as specified in the related prospectus supplement.

Swap Agreements

If specified in the related prospectus supplement, the trustee on behalf of the trust will enter into a swap agreement to support the yield on one or more Classes of Certificates. Under the swap agreement, the trust will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty and the trust will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the trust is required to make a payment to the counterparty, that payment will be paid on the related Distribution Date prior to distributions to Certificateholders. Generally, any payments received from the counterparty by the trust will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

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CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘Description of the Trust Funds—Mortgage Loans’’. For purposes of the following discussion, ‘‘mortgage loan’’ includes a mortgage loan underlying an MBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as ‘‘mortgages’’. A mortgage creates a lien upon, or grants a title interest in, the real property covered by that mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

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In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute ‘‘cash collateral’’ and therefore cannot be used by the bankruptcy debtor without lender’s consent or a hearing at which the lender’s interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See ‘‘—Bankruptcy Laws’’.

In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year’s lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years’ lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the mortgage loan, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

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A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other

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things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See ‘‘Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults’’.) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a ‘‘due-on-sale’’ clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their ‘‘equity of redemption’’. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those

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assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations.    Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain considerations not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these considerations is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This possibility may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure mortgage loans may not contain all of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee’s liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

In addition to the preceding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee’s right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Cooperative Shares.    The cooperative shares owned by the tenant stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant stockholder to pay rent or other obligations or charges owed by the tenant stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant

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stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant stockholder.

The recognition agreement generally provides that, in the event that the tenant stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant stockholders.

Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the ‘‘UCC’’) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a ‘‘commercially reasonable’’ manner. Whether a foreclosure sale has been conducted in a ‘‘commercially reasonable’’ manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant stockholder is generally responsible for the deficiency.

See ‘‘Risk Factors—Collateral Securing Cooperative Loans May Diminish in Value’’ in this prospectus.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference

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between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender’s ability to enforce the borrower’s assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of ‘‘cash collateral’’ as noted previously in the Section entitled ‘‘—Leases and Rents’’, the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

If a borrower’s ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

Pursuant to the federal doctrine of ‘‘substantive consolidation’’ or to the (predominantly state law) doctrine of ‘‘piercing the corporate veil’’, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

For each mortgagor that is described as a ‘‘special purpose entity’’, ‘‘single purpose entity’’ or ‘‘bankruptcy remote entity’’ in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the

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likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws.    Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a ‘‘superlien’’.

CERCLA.    CERCLA, imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. A secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator’’, however, is a person ‘‘who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest’’. This is the so-called ‘‘secured creditor exemption.’’

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 provides that ‘‘merely having the capacity to influence, or unexercised right to control’’ operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws.    Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

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In addition, the definition of ‘‘hazardous substances’’ under CERCLA specifically excludes petroleum products. Subtitle I of the Resource Conservation and Recovery Act governs underground petroleum storage tanks. Under the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments.    In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale

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clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a ‘‘due-on-sale’’ provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of

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the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a ‘‘future advance’’ clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an ‘‘obligatory’’ or ‘‘optional’’ advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a ‘‘future advance’’ clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a ‘‘credit limit’’ amount stated in the recorded mortgage.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

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Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Americans with Disabilities Act

Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. Unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health

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Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor of California, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code. Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, application of the Relief Act or the California Military and Veterans Code imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeiture for Drug and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, ‘‘did not know or was reasonably without cause to believe that the property was subject to forfeiture.’’ However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (‘‘OCC’’), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Bank of America, National Association or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Bank of America, National Association and other banks, were to find that any obligation of Bank of America, National Association or such other bank under the related pooling and servicing agreement or other agreement or any activity of Bank of America, National Association or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Bank of America, National Association or such other bank among other things to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as

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servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate if for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Bank of America, National Association or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Bank of America, National Association or another bank or (iii) any other obligation of Bank of America, National Association or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Bank of America, National Association or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Bank of America, National Association or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the depositor for each series will be Cadwalader, Wickersham & Taft LLP, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the depositor with the Securities and Exchange Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as ‘‘capital assets’’ within the meaning of Section 1221 of the Code (although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See ‘‘State and Other Tax Consequences’’. Prospective investors are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

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The following discussion addresses securities of two general types: (1) REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code, and (2) Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all ‘‘regular interests’’ and ‘‘residual interests’’ in the REMIC. For purposes of this tax discussion, references to a ‘‘Certificateholder’’ or a ‘‘holder’’ are to the beneficial owner of a certificate.

The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See ‘‘Description of the Trust Funds—Cash Flow Agreements’’.

Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the OID Regulations, and in part upon the REMIC Provisions and the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

Classification of REMICs.    Upon the issuance of each series of REMIC Certificates, counsel to the depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and any other governing documents, the related trust fund (or each applicable portion thereof) will qualify as one or more REMICs and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor have prepared or reviewed the statements in this prospectus under the heading ‘‘Certain Federal Income Tax Consequences—REMICs,’’ and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, each investor is encouraged to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust
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fund’s income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates.    In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular Certificates will be ‘‘qualified mortgages’’ for a REMIC within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

Tiered REMIC Structures.    For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code and ‘‘loans secured by an interest in real property’’ under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General.    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount.    Certain REMIC Regular Certificates may be issued with ‘‘original issue discount’’ within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the ‘‘constant yield’’ method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular

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Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than ‘‘qualified stated interest’’. ‘‘Qualified stated interest’’ is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under ‘‘—Variable Rate REMIC Regular Certificates,’’ at a qualified variable rate.

If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called ‘‘teaser’’ interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue

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discount into income currently based on a constant yield method. See ‘‘—Market Discount’’ below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the ‘‘daily portions’’ of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each ‘‘accrual period’’, that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its ‘‘adjusted issue price’’, in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for

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periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

Variable Rate REMIC Regular Certificates.    REMIC Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more ‘‘qualified floating rates’’, (b) a single fixed rate and one or more qualified floating rates, (c) a single ‘‘objective rate’’, or (d) a single fixed rate and a single objective rate that is a ‘‘qualified inverse floating rate’’. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly ‘‘front-loaded’’ or ‘‘back-loaded’’ within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear ‘‘contingent interest’’ within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under ‘‘—Original Issue Discount’’ with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC Regular Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest

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includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated interest, except to the extent that initial ‘‘teaser’’ rates cause sufficiently ‘‘back-loaded’’ interest to create more than de minimis original issue discount. The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial ‘‘teaser rates’’ followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC Regular Certificates.

Market Discount.    A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See ‘‘—Premium’’ below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—Original Issue Discount’’ above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the

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principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See ‘‘—Market Discount’’ above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

Realized Losses.    Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially

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worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder’s Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.    Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See ‘‘—Prohibited Transactions Tax and Other Taxes’’ below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ‘‘—Taxable Income of the REMIC’’ and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC’s termination. Ordinary income derived from REMIC Residual Certificates will be ‘‘portfolio income’’ for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of ‘‘passive losses’’.

A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from

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the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to ‘‘excess inclusions’’ and ‘‘noneconomic’’ residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders’ after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC.    The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class’s fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’. The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See ‘‘—Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC’s basis in that mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

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A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’, except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) described in that section will not apply.

If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’.

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—Prohibited Transactions Tax and Other Taxes’’ below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See ‘‘—Possible Pass-Through of Miscellaneous Itemized Deductions’’ below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the

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REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders’ initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See ‘‘—Sales of REMIC Certificates’’ below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see ‘‘—Taxation of Owners of REMIC Residual Certificates—General’’ above.

Regulations have been issued addressing the federal income tax treatment of ‘‘inducement fees’’ received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale of disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Excess Inclusions.    Any ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the ‘‘daily accruals’’ (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the ‘‘adjusted issue price’’ of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the ‘‘long-term Federal rate’’ in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The ‘‘long-term Federal rate’’ is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as ‘‘unrelated business taxable income’’ to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, ‘‘—Foreign Investors in REMIC Certificates’’ below.

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In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership that holds any REMIC Residual Certificates and has a partner who is a non-U.S. person (in contravention of the Pooling and Servicing Agreement) will be required to pay withholding tax in respect of any ‘‘excess inclusion’’ income allocable to such foreign partner, even if no cash distributions are made to such partner.

Noneconomic REMIC Residual Certificates.    Under the REMIC Regulations, transfers of ‘‘noneconomic’’ REMIC Residual Certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax’’. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such ‘‘noneconomic’’ REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the ‘‘applicable Federal rate’’ for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require the transferee to provide an affidavit to certify to the matters in the preceding sentence. The transferor must have no actual knowledge or reason to know that those statements are false.

In addition to the three conditions set forth above, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways for the transferor to have a ‘‘safe harbor’’ against ignoring the transfer:

(1)    the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i)  the present value of any consideration given to the transferee to acquire the interest;

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(ii)  the present value of the expected future distributions on the interest; and

(iii)  the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this ‘‘minimum transfer price’’ alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the minimum tax rate specified in Section 55 of the Code. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(2) (i)  the transferee must be a domestic ‘‘C’’ corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)  the transferee must agree in writing that it will transfer the REMIC Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)  the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC Residual Certificate will not be paid by the transferee.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered ‘‘noneconomic’’ residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ for purposes of the above-described rules. See ‘‘—Foreign Investors in REMIC Certificates’’ below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules.    The IRS has issued regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, a REMIC Residual Certificate will not be treated as a security and thus generally may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a ‘‘pass-through entity’’ beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual’s, estate’s or trust’s share of such fees and expenses will be added to the gross income of such holder and (2) such individual’s, estate’s or trust’s share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will

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be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a ‘‘pass-through entity’’ beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder’s gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors are encouraged to consult with their tax advisors prior to making an investment in such certificates.

Sales of REMIC Certificates.    If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under ‘‘—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions’’. Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for tax rates for individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the ‘‘applicable Federal rate’’ (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under ‘‘—Taxation of Owners of REMIC Regular Certificates— Market Discount’’ and ‘‘—Premium’’.

REMIC Certificates will be ‘‘evidences of indebtedness’’ within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar

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property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate ‘‘applicable Federal rate’’ at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a ‘‘taxable mortgage pool’’ (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the ‘‘wash sale’’ rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.    The Code imposes a tax on REMICs equal to 100% of the net income derived from ‘‘prohibited transactions’’. In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property’’, determined by reference to the rules applicable to real estate investment trusts. ‘‘Net income from foreclosure property’’ generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize ‘‘net income from foreclosure property’’ subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person’s obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

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Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.    If a REMIC Residual Certificate is transferred to a ‘‘disqualified organization’’ (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the ‘‘applicable Federal rate’’ for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a ‘‘pass-through entity’’ (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

If an ‘‘electing large partnership’’ holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, a ‘‘disqualified organization’’ means (1) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a ‘‘pass-through entity’’ means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an ‘‘electing large partnership’’ means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

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Termination.    A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

Reporting and Other Administrative Matters.    Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the ‘‘tax matters person’’ with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury Department regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’.

Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.

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Backup Withholding with Respect to REMIC Certificates.    Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the ‘‘backup withholding tax’’ at a rate of 28% (increasing to 30% after 2010) unless the recipient of such payments is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.    A REMIC Regular Certificateholder that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-‘‘qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder’s allocable portion of the interest income received by such controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

Unless otherwise stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement. See ‘‘—Noneconomic REMIC Residual Certificates’’ above

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concerning the disregard of certain transfers having tax avoidance potential, and see ‘‘—Excess Inclusions’’ regarding the withholding obligations of U .S. partnerships having non-U.S. persons as partners.

Grantor Trust Funds

Classification of Grantor Trust Funds.    With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor has prepared or reviewed the statements in this prospectus under the heading ‘‘Certain Federal Income Tax Consequences—Grantor Trust Funds,’’ and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.    In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) ‘‘loans . . . secured by an interest in real property’’ within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) ‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of Section 860G(a)(3) of the Code; and (3) ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.    Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are ‘‘loans . . . secured by an interest in real property’’ within the meaning of Section 7701(a)(19)(C)(v) of the Code and ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be ‘‘obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of Section 860G(a)(3)(A) of the Code.

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Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.    Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder’s miscellaneous itemized deductions exceeds two percent of such holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder’s alternative minimum taxable income. Under tax legislation enacted in 2001, this limitation on deductions under Section 68 will be phased out beginning in 2006 and will be eliminated after 2009. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the ‘‘stripped bond’’ rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with ‘‘original issue discount’’ within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See ‘‘—Market Discount’’ below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser

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of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than ‘‘qualified stated interest’’, if any, as well as such certificate’s share of reasonable servicing fees and other expenses. See ‘‘—If Stripped Bond Rules Do Not Apply’’ for a definition of ‘‘qualified stated interest’’. In general, the amount of such income that accrues in any month would equal the product of such holder’s adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see ‘‘—Sales of Grantor Trust Certificates’’ below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such Certificateholder’s share of any reasonable servicing fees and other expenses.

Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any

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representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in ‘‘—If Stripped Bond Rules Do Not Apply’’ and ‘‘—Market Discount’’ below.

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such Certificateholder’s normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of ‘‘stated redemption price,’’ see ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any ‘‘points’’ paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial ‘‘teaser,’’ or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

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In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate’s daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate’s allocable portion of the aggregate ‘‘adjusted issue prices’’ of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such Certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See ‘‘—Grantor Trust Reporting’’ below.

Market Discount.    If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a ‘‘market discount’’, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by (or, in the case of accrual basis Certificateholders, due to) the trust fund in that month. A Certificateholder may elect to include market discount in income

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currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

Further, under the rules described above in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium.    If a Certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss

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would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates.    The ‘‘stripped coupon’’ rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in ‘‘—If Stripped Bond Rules Apply’’, no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

The OID Regulations do not apply to ‘‘stripped coupons’’, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under ‘‘—Possible Application of Proposed Contingent Payment Rules’’ below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder’s adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See ‘‘—If Stripped Bond Rules Apply’’ above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their tax advisors regarding the use of the Prepayment Assumption.

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It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such mortgage loan.

Possible Application of Contingent Payment Rules.    The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a ‘‘noncontingent bond method.’’ Under the ‘‘noncontingent bond method,’’ the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates.    Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this prospectus generally provides for tax rates of non-corporate taxpayers on ordinary income that are higher than the rates

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on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate ‘‘applicable Federal rate’’ (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.    Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee’s or master servicer’s, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

Final Treasury regulations establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, is required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), is required to file information returns with the IRS and provide tax information statements to Certificateholders in accordance with these regulations after December 31, 2007.

Backup Withholding.    In general, the rules described above in ‘‘—REMICs—Backup Withholding with Respect to REMIC Certificates’’ will also apply to Grantor Trust Certificates.

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Foreign Investors.    In general, the discussion with respect to REMIC Regular Certificates in ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder’s trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘Certain Federal Income Tax Consequences,’’ potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (each, a ‘‘Plan’’), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such

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equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by ‘‘benefit plan investors’’ (i.e., Plans and entities deemed to hold plan assets because of a Plan’s investment in the entity) is not ‘‘significant’’, both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be ‘‘significant’’ on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of certificates is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan ‘‘fiduciary’’ and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

The Plan Asset Regulations provide that where a Plan acquires a ‘‘guaranteed governmental mortgage pool certificate’’, the Plan’s assets include such certificate but do not solely by reason of the Plan’s holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a ‘‘guaranteed governmental mortgage pool certificate’’ Ginnie Mae, Freddie Mac, Farmer Mac and Fannie Mae Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not ‘‘guaranteed governmental mortgage pool certificates’’ within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

The DOL has granted to certain underwriters administrative exemptions (each, an ‘‘Exemption’’) for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan’s assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

Insurance Company General Accounts

Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates

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which do not meet the requirements of any of the Exemptions solely because they (1) are subordinated to other classes of certificates in the trust and/or (2) have not received a rating at the time of the acquisition in one of the four highest rating categories from a nationally recognized statistical rating agency. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

Consultation With Counsel

Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with any planned purchase.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is ‘‘unrelated business taxable income’’ within the meaning of Section 512 of the Code. All ‘‘excess inclusions’’ of a REMIC allocated to a REMIC Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See ‘‘Certain Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions’’.

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of SMMEA. Generally, the only classes of the offered certificates which will qualify as ‘‘mortgage related securities’’ will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA (‘‘Non-SMMEA Certificates’’) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

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Those classes of offered certificates qualifying as ‘‘mortgage related securities’’ will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning ‘‘safety and soundness’’ and retention of credit information), certain ‘‘Type IV securities,’’ defined in 12 C.F.R. § 1.2(m) to include certain ‘‘commercial mortgage-related securities’’ and ‘‘residential mortgage-related securities.’’ As so defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ no representation is made as to whether any of the offered certificates will qualify as ‘‘commercial mortgage-related securities,’’ and thus as ‘‘Type IV securities,’’ for investment by national banks. The National Credit Union Administration (‘‘NCUA’’) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities’’, other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The OTS has issued Thrift Bulletin 13a

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(December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ (the ‘‘1998 Policy Statement’’) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as ‘‘mortgage related securities,’’ no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class or series constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these

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methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor;

2.	By placements by the depositor with institutional investors through dealers; and

3.	By direct placements by the depositor with institutional investors, in which event the Depositor will be an underwriter with respect to the Certificates; and

4.	By inclusion as underlying securities backing another series of mortgage pass-through certificates issued by an entity of which the Depositor or an affiliate of the Depositor may act as the depositor. In the event that the Depositor or an affiliate of the Depositor acts as depositor with respect to the other series of mortgage pass-through certificates, the Depositor or its affiliate will be an underwriter with respect to the underlying securities

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates will be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them will be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect to such liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

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If specified in the prospectus supplement relating to a series of Certificates, the Depositor or any of its affiliates may purchase some or all of one or more Classes of Certificates of the series from the underwriter or underwriters at a price specified or described in the prospectus supplement. This party may then, from time to time, offer and sell, pursuant to this prospectus, some or all of the Certificates it purchased directly, through one or more underwriters to be designated at the time of the offering of the Certificates or through dealers acting as agent and/or principal. Any of these offerings may be restricted in the matter specified in the applicable prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in the purchaser’s offering of Certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and these dealers may receive commissions from the investors purchasing Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions). Any dealer that participates in the distribution of these Certificates will be an ‘‘underwriter’’ within the meaning of the Securities Act, and any commissions and discounts received by a dealer and any profit on the resale of these Certificates by a dealer will be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

Certain legal matters relating to the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters relating to the certificates will be passed upon for the underwriter by the counsel described in the related prospectus supplement under ‘‘Legal Matters’’. Certain federal income tax matters and other matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

AVAILABLE INFORMATION

The depositor has filed with the Securities and Exchange Commission a Registration Statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 100 F Street, N.E.,

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Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See ‘‘Description of the Certificates—Reports to Certificateholders’’ and ‘‘—Book-Entry Registration and Definitive Certificates’’.

The depositor will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The depositor intends to make a written request to the staff of the Securities and Exchange Commission that the staff either (1) issue an order pursuant to Section 12(h) of the Securities Exchange Act of 1934, as amended, exempting the depositor from certain reporting requirements under the Securities Exchange Act of 1934, as amended, with respect to each trust fund or (2) state that the staff will not recommend that the Commission take enforcement action if the depositor fulfills its reporting obligations as described in its written request. If such request is granted, the depositor will file or cause to be filed with the Securities and Exchange Commission as to each trust fund the periodic unaudited reports to holders of the offered certificates referenced in the preceding paragraph; however, because of the nature of the trust funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the depositor (other than Annual Reports on Form 10-K) with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of an offering of offered certificates evidencing interests in that trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or

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more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the depositor should be directed in writing to its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

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GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this prospectus.

‘‘401(c) Regulations’’ means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

‘‘Accrued Certificate Interest’’ means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such Distribution Date.

‘‘Accrual Certificates’’ means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

‘‘ADA’’ means the Americans with Disabilities Act of 1990, as amended.

‘‘Available Distribution Amount’’ means unless otherwise provided in the related prospectus supplement for any series of certificates and any Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

‘‘Bankruptcy Code’’ means the U.S. Bankruptcy Code.

‘‘CERCLA’’ means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

‘‘Certificate Account’’ means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

‘‘Certificate Balance’’ means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

‘‘Certificate Owner’’ means the actual purchaser of a book-entry certificate.

‘‘Closing Date’’ means date of the initial issuance of the certificates of a given series.

‘‘Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘Commercial Property’’ means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

‘‘Committee Report’’ means the Conference Committee Report accompanying the Tax Reform Act of 1986.

‘‘Companion Class’’ means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

‘‘Controlled Amortization Class’’ means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

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‘‘CPR’’ means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

‘‘Cut-off Date’’ means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

‘‘Debt Service Coverage Ratio’’ means at any given time for a mortgage loan the ratio of:

•	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

•	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

‘‘Determination Date’’ means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution Date.

‘‘Direct Participant’’ means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

‘‘Distribution Date’’ means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

‘‘DOL’’ means the United States Department of Labor.

‘‘DTC’’ means The Depository Trust Company.

‘‘Due Date’’ means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

‘‘Due Period’’ means a specified time period (generally corresponding in length to the period between Distribution Dates).

‘‘Equity Participation’’ means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘Excess Funds’’ means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent:

•	interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

•	Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Fannie Mae’’ means the Federal National Mortgage Association.

‘‘Farmer Mac’’ means the Federal Agricultural Mortgage Corporation.

‘‘Freddie Mac’’ means the Federal Home Loan Mortgage Corporation.

‘‘Garn Act’’ means the Garn-St Germain Depository Institutions Act of 1982.

‘‘Ginnie Mae’’ means Governmental National Mortgage Association.

‘‘Grantor Trust Certificates’’ means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

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‘‘Grantor Trust Fractional Interest Certificate’’ means a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

‘‘Grantor Trust Fund’’ means that portion of the trust fund as to which no REMIC election has been made.

‘‘Grantor Trust Strip Certificate’’ means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund.

‘‘Indirect Participant’’ means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

‘‘Insurance and Condemnation Proceeds’’ means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Issue Premium’’ means, in the case of a class of REMIC Regular Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

‘‘Liquidation Proceeds’’ means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

‘‘Loan-to-Value Ratio’’ means for a mortgage loan the ratio (expressed as a percentage) of:

•	the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

•	its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

‘‘Lock-out Period’’ means the period in which prepayments are prohibited under a mortgage loan.

‘‘MBS’’ means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

‘‘MERS’’ means Mortgage Electronic Registration Systems, Inc.

‘‘Mortgage Asset Seller’’ means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

‘‘Mortgage Rate’’ means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower’s election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

‘‘Multifamily Properties’’ means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

‘‘Net Operating Income’’ means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than:

•	noncash items such as depreciation and amortization;

•	capital expenditures; and

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•	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

‘‘NCUA’’ means the National Credit Union Administration.

‘‘Notional Amount’’ means the amount upon which a Stripped Interest Certificate is calculated to accrue interest which is either:

•	based on the principal balances of some or all of the mortgage assets in the related trust fund; or

•	equal to the Certificate Balances of one or more other classes of certificates of the same series.

‘‘OCC’’ means the Office of the Comptroller of the Currency.

‘‘OID Regulations’’ means the Treasury Department regulations issued under Sections 1271-1273 and 1275 of the Code.

‘‘OTS’’ means the Office of Thrift Supervision.

‘‘Parties in Interest’’ means ‘‘parties in interest’’ as defined in ERISA and ‘‘disqualified person’’ as defined in Section 4975 of the Code.

‘‘Percentage Interest’’ means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

‘‘Permitted Investments’’ means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the Certificate Account may be invested.

‘‘Plan’’ means retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

‘‘Plan Asset Regulations’’ means Section 2510.3-101 of the regulations issued by the DOL, concerning what constitutes assets of a Plan.

‘‘Pooling and Servicing Agreement’’ means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

‘‘Prepayment Assumption’’ means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

‘‘Prepayment Interest Shortfall’’ means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

‘‘Prepayment Premium’’ means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

‘‘PTCE 95-60’’ means Prohibited Transaction Class Exemption 95-60.

‘‘Purchase Price’’ means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.

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‘‘Record Date’’ means last business day of the month preceding the month in which the applicable Distribution Date occurs.

‘‘Relief Act’’ means the Servicemembers Relief Act.

‘‘REMIC’’ means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

‘‘REMIC Certificates’’ means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

‘‘REMIC Provisions’’ means Sections 860A through 860G of the Code.

‘‘REMIC Regular Certificates’’ means certificates evidencing or constituting ownership of ‘‘regular interests’’ in the trust fund or a designated portion of the trust under the REMIC Provisions.

‘‘REMIC Regulations’’ means the Treasury Department regulations issued under the REMIC Provisions.

‘‘REMIC Residual Certificateholder’’ means the holder of a REMIC Residual Certificate.

‘‘REMIC Residual Certificates’’ means certificates evidencing or constituting ownership of ‘‘residual interests’’ in the trust or a designated portion of the trust under the REMIC Provisions.

‘‘REO Properties’’ means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

‘‘Senior Certificates’’ means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘SPA’’ means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans.

‘‘Stripped Interest Certificate’’ means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

‘‘Stripped Principal Certificate’’ means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

‘‘Subordinate Certificates’’ means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

‘‘Tiered REMIC’’ means designated portions of the trust fund treated as two or more REMICs.

‘‘Treasury Department’’ means the United States Treasury Department.

‘‘UCC’’ means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

‘‘U.S. Person’’ means:

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

•	an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

•	a trust as to which:

1.    a court in the United States is able to exercise primary supervision over the administration of the trust, and

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2.    one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

‘‘Voting Rights’’ means the voting rights evidenced by each series of certificates.

‘‘Warranting Party’’ means a party that makes certain representations and warranties regarding the mortgage loans.

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NOTES CONCERNING INFORMATION
PRESENTED IN THE ATTACHED
COMPUTER DISKETTE

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is ‘‘2008_LS1.xls’’ The file ‘‘2008_LS1.xls’’ is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEXES A and B of the prospectus supplement.

Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data in ANNEXES A and B, ‘‘click’’ on the worksheet labeled ‘‘ANNEX A’’ or ‘‘ANNEX B’’, as applicable.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.

You should rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Until June 17, 2008, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus, when acting as underwriters and with respect to their unsold allotments or subscriptions.

$1,975,680,000
(Approximate)

Banc of America
Commercial Mortgage Inc.

Depositor

Commercial
Mortgage Loan Trust 2008-LS1

Issuing Entity

Class A-1, Class A-2, Class A-3,
Class A-4A, Class A-4B, Class A-4BF,
Class A-1A, Class A-SM, Class A-M
and Class A-J

Banc of America
Commercial Mortgage Inc.,
Commercial Mortgage
Pass-Through Certificates,
Series 2008-LS1

PROSPECTUS SUPPLEMENT

Banc of America Securities LLC

Lehman Brothers

March 5, 2008